As filed with the Securities and Exchange Commission on September 18, 2020

Registration No. 333-239860

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-4

Registration Statement

UNDER THE SECURITIES ACT OF 1933

Cheniere Corpus Christi Holdings, LLC*

(Exact Name of Registrant as Specified in its Charter)

Delaware	4924	47-1929160
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

700 Milam Street, Suite 1900

Houston, Texas 77002

(713) 375-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Zach Davis

President and Chief Financial Officer
700 Milam Street, Suite 1900

Houston, Texas 77002

(713) 375-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

George J. Vlahakos

Sidley Austin LLP

1000 Louisiana Street, Suite 5900

Houston, TX 77002

(713) 495-4522

Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this registration statement.

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

Each registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

* The following are additional registrants that are guaranteeing the securities registered hereby:

Exact Name of Registrant Guarantor as Specified in its Charter(1)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Corpus Christi Liquefaction, LLC	Delaware	35-2445602
Cheniere Corpus Christi Pipeline, L.P.	Delaware	20-4711857
Corpus Christi Pipeline GP, LLC	Delaware	47-1936771

(1)

The address, including zip code, and telephone number, including area code, of each additional registrant guarantor’s executive offices is 700 Milam Street, Suite 1900, Houston, Texas 77002, (713) 375-5000.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED SEPTEMBER 18, 2020

PROSPECTUS

CHENIERE CORPUS CHRISTI HOLDINGS, LLC

Offer to exchange up to
$1,500,000,000 of 3.700% Senior Secured Notes due 2029
(CUSIP No. 16412X AJ4)
that have been registered under the Securities Act of 1933
for
$1,500,000,000 of 3.700% Senior Secured Notes due 2029
(CUSIP NOS. 16412X AH8 AND U16327 AD7)

that have not been registered under the Securities Act of 1933

THE EXCHANGE OFFER EXPIRES AT 5:00 P.M., NEW YORK
CITY TIME, ON           , 2020, UNLESS WE EXTEND IT

Terms of the Exchange Offer:

•

We are offering to exchange up to $1,500,000,000 aggregate principal amount of registered 3.700% Senior Secured Notes due 2029 (CUSIP No. 16412X AJ4) (the “New Notes”) for any and all of our $1,500,000,000 aggregate principal amount of unregistered 3.700% Senior Secured Notes due 2029 (CUSIP Nos. 16412X AH8 and U16327 AD7) (the “Old Notes” and together with the New Notes, the “notes”) that were issued on November 13, 2019.

•	We will exchange all outstanding Old Notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer for an equal principal amount of New Notes, as applicable.
•

The terms of the New Notes will be substantially identical to those of the outstanding Old Notes, except that the New Notes will be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will not contain restrictions on transfer, registration rights or provisions for additional interest.

•	You may withdraw tenders of Old Notes at any time prior to the expiration of the exchange offer.
•	The exchange of Old Notes for New Notes will not be a taxable event for U.S. federal income tax purposes.
•	We will not receive any cash proceeds from the exchange offer.
•

The Old Notes are, and the New Notes will be, secured by first-priority liens on substantially all right, title and interest in or to substantially all of our assets and the assets of our current and any future guarantors along with certain other items listed under “Description of Senior Notes” (the “Collateral”).

•	The Old Notes are, and the New Notes will be, guaranteed on a senior basis by all of our existing subsidiaries and certain of our future domestic subsidiaries (as described herein).
•	There is no established trading market for the New Notes or the Old Notes.
•	We do not intend to apply for listing of the New Notes on any national securities exchange or for quotation through any quotation system.

Please read “Risk Factors” beginning on page 15 for a discussion of certain risks that you should consider prior to tendering your outstanding Old Notes in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge by way of letter of transmittal that it will deliver a prospectus in connection with any resale of such New Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, such broker‑dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker‑dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the consummation of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. Please read “Plan of Distribution.”

The date of this prospectus is, 2020.

This prospectus incorporates important business and financial information about us that is not included or delivered with this prospectus. We will provide this information to you at no charge upon written or oral request directed to Corporate Secretary, Cheniere Corpus Christi Holdings, LLC, 700 Milam Street, Suite 1900, Houston, Texas 77002 (telephone number (713) 375-5000).

In order to ensure timely delivery of this information, any request should be made by, 2020, five business days prior to the expiration date of the exchange offer.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the U.S. Securities and Exchange Commission, referred to in this prospectus as the SEC. No person has been authorized to give any information or any representation concerning us or the exchange offer (other than as contained in this prospectus or the related letter of transmittal) and we take no responsibility for, nor can we provide any assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any state or jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference into this prospectus is accurate as of any date other than the date on the front cover of this prospectus or the date of such incorporated documents, as the case may be.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, current and other reports with the SEC under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. We will provide you upon request, without charge, a copy of the notes and the indenture governing the notes. You may request copies of these documents by contacting us at:

Cheniere Corpus Christi Holdings, LLC
Attention: Corporate Secretary
700 Milam Street, Suite 1900
Houston, Texas, 77002
(713) 375-5000

We also make all periodic and other information filed or furnished with the SEC available, free of charge, on our website at www.cheniere.com as soon as reasonably practicable after such information is electronically filed with or furnished to the SEC. Except as otherwise set forth herein, information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

PRESENTATION OF INFORMATION

In this prospectus, we rely on and refer to information and statistics regarding our industry. We obtained this market data from independent industry publications or other publicly available information. Although we believe that these sources are reliable, we have not independently verified and do not guarantee the accuracy or completeness of this information.

In this prospectus, unless the context otherwise requires:

•	Bcf means billion cubic feet;
•	Bcf/d means billion cubic feet per day;
•

Bcfe means billion cubic feet of natural gas equivalent using the ratio of six thousand cubic feet of natural gas to one barrel (or 42 U.S. gallons liquid volume) of crude oil, condensate and natural gas liquids;

•	Bcf/yr means billion cubic feet per year;
•	DOE means the U.S. Department of Energy;
•	Dth/d means dekatherms per day, which is equivalent to one million British thermal units, or MMBtu, per day;
•	EPC means engineering, procurement and construction;
•	FERC means the Federal Energy Regulatory Commission;
•	FOB means free on board;
•	FTA means a free trade agreement;
•	FTA countries means countries with which the United States has a free trade agreement providing for national treatment for trade in natural gas;

•	GAAP means generally accepted accounting principles in the United States;
•

Henry Hub means the final settlement price (in USD per MMBtu) for the New York Mercantile Exchange’s Henry Hub natural gas futures contract for the month in which a relevant cargo’s delivery window is scheduled to begin;

•	LIBOR means the London Interbank Offered Rate;
•

LNG means liquefied natural gas, a product of natural gas that, through a refrigeration process, has been cooled to a liquid state, which occupies a volume that is approximately 1/600th of its gaseous state;

•	MMBtu means million British thermal units, an energy unit;
•	MMBtu/d means million British thermal units per day;
•	mtpa means million tonnes per annum;
•	non-FTA countries means countries with which the United States does not have a free trade agreement providing for national treatment for trade in natural gas and with which trade is permitted;
•	SPA means an LNG sale and purchase agreement;
•	Tcf means trillion cubic feet; and
•	Train means an industrial facility comprised of a series of refrigerant compressor loops used to cool natural gas into LNG.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain statements that are, or may be deemed to be, “forward-looking statements.” All statements, other than statements of historical or present facts or conditions, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things:

•

statements that we expect to commence or complete construction of our proposed LNG terminal, liquefaction facilities, pipeline facilities or other projects, or any expansions or portions thereof, by certain dates, or at all;

•

statements regarding future levels of domestic and international natural gas production, supply or consumption or future levels of LNG imports into or exports from North America and other countries worldwide or purchases of natural gas, regardless of the source of such information, or the transportation or other infrastructure or demand for and prices related to natural gas, LNG or other hydrocarbon products;

•	statements regarding any financing transactions or arrangements, or our ability to enter into such transactions;
•

statements relating to the construction of our Trains and pipeline, including statements concerning the engagement of any EPC contractor or other contractor and the anticipated terms and provisions of any agreement with any EPC or other contractor, and anticipated costs related thereto;

•

statements regarding any SPA or other agreement to be entered into or performed substantially in the future, including any revenues anticipated to be received and the anticipated timing thereof, and statements regarding the amounts of total natural gas liquefaction or storage capacities that are, or may become, subject to contracts;

•	statements regarding counterparties to our commercial contracts, construction contracts, and other contracts;
•	statements regarding our planned development and construction of additional Trains and pipelines, including the financing of such Trains and pipelines;
•	statements that our Trains, when completed, will have certain characteristics, including amounts of liquefaction capacities;
•

statements regarding our business strategy, our strengths, our business and operation plans or any other plans, forecasts, projections, or objectives, including anticipated revenues, capital expenditures, maintenance and operating costs and cash flows, any or all of which are subject to change;

•

statements regarding legislative, governmental, regulatory, administrative or other public body actions, approvals, requirements, permits, applications, filings, investigations, proceedings or decisions;

•

statements regarding the outbreak of COVID-19 and its impact on our business and operating results, including any customers not taking delivery of LNG cargoes, the ongoing credit worthiness of our contractual counterparties, any disruptions in our operations or construction of our Trains and the health and safety of Cheniere’s employees, and on our customers, the global economy and the demand for LNG; and

•	any other statements that relate to non-historical or future information.

All of these types of statements, other than statements of historical or present facts or conditions, are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “achieve,” “anticipate,” “believe,” “contemplate,” “continue,” “estimate,” “expect,” “intend,” “plan,” “potential,” “predict,” “project,” “pursue,” “target,” the negative of such terms or other comparable terminology. The forward-looking statements contained in this prospectus are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe that such estimates are reasonable, they are inherently uncertain and involve a number of risks and uncertainties beyond our control. In addition, assumptions may prove to be inaccurate. We caution that the forward-looking statements contained in this prospectus are not guarantees of future performance and that such statements may not be realized or the forward-looking statements or events may not occur. Actual results may differ materially from those anticipated or implied in forward-looking statements as a result of a variety of factors described in this prospectus and in the reports and other information that we file with the SEC, including those discussed in “Risk Factors” and elsewhere in this prospectus. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these risk factors. These forward-looking statements speak only as of the date made, and other than as required by law, we undertake no obligation to update or revise any forward-looking statement or provide reasons why actual results may differ, whether as a result of new information, future events or otherwise.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. It does not contain all of the information that you should consider before making an investment decision. You should carefully read this prospectus and should consider, among other things, the matters set forth under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes thereto appearing elsewhere in this prospectus. Please read “Risk Factors” beginning on page 15 of this prospectus.

Throughout this prospectus, unless we indicate otherwise or the context otherwise requires, the term “CCH” refers to Cheniere Corpus Christi Holdings, LLC, and the terms “we,” “our,” “us” and similar terms refer to CCH and its subsidiaries. Certain terms used and not defined in this section shall have the meanings attributed to such terms in the “Glossary of Certain Finance Document Terms” or the “Glossary of Certain Defined Terms” below.

Overview of the Liquefaction Project

Overview

CCH is a Delaware limited liability company formed in September 2014 by Cheniere Energy, Inc. (“Cheniere”), a Houston-based energy infrastructure company primarily engaged in LNG-related businesses, to develop, construct, operate, maintain and own natural gas liquefaction and export facilities (the “Liquefaction Facilities”) and a 23-mile natural gas supply pipeline that interconnects the Corpus Christi LNG terminal with several interstate and intrastate natural gas pipelines (the “Corpus Christi Pipeline” and together with the Liquefaction Facilities, the “Liquefaction Project”) near Corpus Christi, Texas, through our subsidiaries Corpus Christi Liquefaction, LLC (“CCL”) and Cheniere Corpus Christi Pipeline, L.P. (“CCP”), respectively.

We are currently operating two Trains and one additional Train is undergoing commissioning for a total production capacity of approximately 15 mtpa of LNG. The Liquefaction Project, once fully constructed, will contain three LNG storage tanks with aggregate capacity of approximately 10 Bcfe and two marine berths that can each accommodate vessels with nominal capacity of up to 266,000 cubic meters.

Corpus Christi LNG Terminal

Liquefaction Facilities

We are currently operating two Trains and one marine berth at the Liquefaction Project, commissioning one additional Train and constructing an additional marine berth. We have received authorization from the FERC to site, construct and operate Trains 1 through 3 of the Liquefaction Project. We completed construction of Trains 1 and 2 of the Liquefaction Project and commenced commercial operating activities in February 2019 and August 2019, respectively. The following table summarizes the project completion and construction status of Train 3 of the Liquefaction Project, including the related infrastructure, as of June 30, 2020:

Train 3
Overall project completion percentage	90.5%
Completion percentage of:
Engineering	100.0%
Procurement	100.0%
Subcontract work	83.2%
Construction	77.5%
Expected date of Substantial Completion	1H 2021

The DOE has authorized the export of domestically produced LNG by vessel from the Corpus Christi LNG terminal to FTA countries for a 25-year term and to non-FTA countries for a 20-year term, both of which commenced in June 2019, up to a combined total of the equivalent of 767 Bcf/yr (approximately 15 mtpa) of natural gas. The terms of each of these authorizations begin on the earlier of the date of first export thereunder or the date specified in the particular order, which ranges from seven to 10 years from the date the order was issued.

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An application was filed in September 2019 to authorize additional exports from the Liquefaction Project to FTA countries for a 25-year term and to non-FTA countries for a 20-year term in an amount up to the equivalent of approximately 108 Bcf/yr of natural gas, for a total Liquefaction Project export of 875.16 Bcf/yr. The terms of the authorizations are requested to commence on the date of first commercial export from the Liquefaction Project of the volumes contemplated in the application. DOE’s authorization for FTA countries has been granted. The DOE application for non-FTA countries is currently pending before the DOE.

Pipeline Facilities

In December 2014, the FERC issued a certificate of public convenience and necessity under Section 7(c) of the Natural Gas Act of 1938, as amended (the “NGA”), authorizing CCP to construct and operate the Corpus Christi Pipeline. The Corpus Christi Pipeline is designed to transport 2.25 Bcf/d of natural gas feedstock required by the Liquefaction Project from the existing regional natural gas pipeline grid. The construction of the Corpus Christi Pipeline was completed in the second quarter of 2018.

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Organizational Structure

CCH owns 100% of the equity interests in (i) CCL, which owns the Liquefaction Facilities, (ii) CCP, which owns the Corpus Christi Pipeline, and (iii) Corpus Christi Pipeline GP, LLC (“CCP GP” and together with CCH, CCL and CCP collectively, the “Project Entities”), which holds all of the general partner interest in CCP. CCL, CCP and CCP GP constitute all of the current subsidiaries of CCH. CCH is an indirect wholly-owned subsidiary of Cheniere.

CCH is an indirect wholly-owned subsidiary of Cheniere.

Cheniere Energy, Inc. (“Sponsor”) 100% Cheniere CCH HoldCo II, LLC (“Holdco II”) 100% Cheniere CCH HoldCo I, LLC (“Holdco”) (Pledgor) 100% Cheniere Corpus Christi Holdings, LLC (“Issuer”) 100% Corpus Christi Liquefaction, LLC (“CCL”) (Guarantor) Liquefaction Facilities (100%LP) 100% Corpus Christi Pipeline GP, LLC (“CCP GP”) (Guarantor) (GP) Cheniere Corpus Christi Pipeline, L.P. (“CCP”) (Guarantor) Corpus Christi Pipeline

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Certain Key Contractual Relationships

LNG SPAs

CCL has entered into fixed price long-term SPAs generally with terms of 20 years (plus extension rights) with nine third parties for Trains 1 through 3 of the Liquefaction Project. Under these SPAs, the customers will purchase LNG from CCL on a FOB basis for a price consisting of a fixed fee per MMBtu of LNG (a portion of which is subject to annual adjustment for inflation) plus a variable fee per MMBtu of LNG equal to approximately 115% of Henry Hub. The customers may elect to cancel or suspend deliveries of LNG cargoes, with advance notice as governed by each respective SPA, in which case the customers would still be required to pay the fixed fee with respect to the contracted volumes that are not delivered as a result of such cancellation or suspension. We refer to the fee component that is applicable regardless of a cancellation or suspension of LNG cargo deliveries under the SPAs as the fixed fee component of the price under our SPAs. We refer to the fee component that is applicable only in connection with LNG cargo deliveries as the variable fee component of the price under our SPAs. The variable fee under CCL’s SPAs entered into in connection with the development of the Liquefaction Project was sized at the time of entry into each SPA with the intent to cover the costs of gas purchases and transportation and liquefaction fuel to produce the LNG to be sold under each such SPA. The SPAs and contracted volumes to be made available under the SPAs are not tied to a specific Train; however, the term of each SPA generally commences upon the date of first commercial delivery for the applicable Train, as specified in each SPA. See “Description of Material Project Agreements—LNG Sale and Purchase Agreements.”

In aggregate, the minimum annual fixed fee portion to be paid by the third-party SPA customers is approximately $1.4 billion for Trains 1 and 2 and further increasing to approximately $1.8 billion following the Substantial Completion of Train 3 of the Liquefaction Project.

In addition, Cheniere Marketing International LLP (“CMI UK”), an indirect wholly-owned subsidiary of Cheniere, has agreements with CCL to purchase: (1) approximately 15 TBtu per annum of LNG with an approximate term of 23 years, (2) any LNG produced by CCL in excess of that required for other customers at CMI UK’s option and (3) approximately 44 TBtu of LNG with a term of up to seven years associated with the IPM gas supply agreement between CCL and EOG. See “Certain Relationships and Related Party Transactions—Amended CMI Base SPA.”

Natural Gas Transportation, Storage and Supply

To ensure CCL is able to transport adequate natural gas feedstock to the Corpus Christi LNG terminal, it has entered into transportation precedent agreements to secure firm pipeline transportation capacity with CCP and certain third-party pipeline companies. CCL has entered into a firm storage services agreement with a third party to assist in managing variability in natural gas needs for the Liquefaction Project. CCL has also entered into enabling agreements and long-term natural gas supply contracts with third parties, and will continue to enter into such agreements, in order to secure natural gas feedstock for the Liquefaction Project. As of June 30, 2020, CCL had secured up to approximately 2,935 TBtu of natural gas feedstock through long-term natural gas supply contracts with remaining terms that range up to 10 years, a portion of which is subject to the achievement of certain project milestones and other conditions precedent.

A portion of the natural gas feedstock transactions for CCL are IPM transactions, in which the natural gas producers are paid based on a global gas market price less a fixed liquefaction fee and certain costs incurred by us.

Our Business Strategy

Our primary business strategy for the Liquefaction Project is to develop, construct and operate assets supported by long-term, fixed fee contracts. We plan to implement our strategy by:

•	safely, efficiently and reliably maintaining and operating our assets, including our Trains;
•	procuring natural gas and pipeline transport capacity to our facility;
•	commencing commercial delivery for our long-term SPA customers, of which we have initiated for seven of nine third party long-term customers as of June 30, 2020;
•	completing construction and commencing operations of Train 3 of the Liquefaction Project;

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•	making LNG available to our long-term SPA customers to generate steady and reliable revenues and operating cash flows;
•	further expanding and/or optimizing the Liquefaction Project by leveraging existing infrastructure; and
•	maintaining a prudent and cost-effective capital structure.

Recent Developments

On August 20, 2020, CCH issued $768,740,000 aggregate principal amount of 3.52% Senior Secured Notes due 2039 (the “2039 Senior Notes”) pursuant to an indenture, dated as of August 20, 2020 (the “2039 Senior Notes Indenture”), by and between CCH, as issuer, CCL, CCP and CCP GP, as guarantors, and The Bank of New York Mellon, as trustee (the “Trustee”).

Under the terms of the 2039 Senior Notes Indenture, the 2039 Senior Notes have a final maturity date of December 31, 2039 and accrue interest at a rate equal to 3.52% per annum on the principal amount from August 20, 2020. The 2039 Senior Notes are fully amortizing according to a fixed sculpted amortization schedule with semi-annual payments of principal and interest and have a weighted average life of approximately 14.08 years. Amortization of the 2039 Senior Notes is deferred until June 30, 2027. Interest will be payable on June 30 and December 31 of each year, beginning on December 31, 2020.

The 2039 Senior Notes are senior secured obligations of CCH and rank senior in right of payment to any and all of our future indebtedness that is subordinated in right of payment to the 2039 Senior Notes and equal in right of payment with all of our existing and future indebtedness (including all loans under the Term Loan Facility (as defined herein), all obligations under the Working Capital Facility (as defined herein) and all of CCH’s outstanding senior secured notes) that is senior and secured by the same collateral securing the 2039 Senior Notes. The 2039 Senior Notes are effectively senior to all of CCH’s senior indebtedness that is unsecured to the extent of the value of the assets constituting the collateral securing the 2039 Senior Notes.

At any time or from time to time prior to June 30, 2039, CCH may redeem all or a part of the 2039 Senior Notes, at a redemption price equal to the “make-whole” price set forth in the 2039 Senior Notes Indenture, plus accrued and unpaid interest, if any, to the redemption date. CCH also may at any time on or after June 30, 2039, redeem the 2039 Senior Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the 2039 Senior Notes to be redeemed, plus accrued and unpaid interest, if any, to the redemption date.

The 2039 Senior Notes Indenture contains customary terms and events of default and certain covenants that, among other things, limit CCH’s ability and the ability of CCH’s restricted subsidiaries to incur additional indebtedness or issue preferred stock, make certain investments or pay dividends or distributions on membership interests or subordinated indebtedness or purchase, redeem or retire membership interests, sell or transfer assets, including membership or partnership interests of CCH’s restricted subsidiaries, restrict dividends or other payments by restricted subsidiaries to CCH or any CCH’s restricted subsidiaries, incur liens, enter into transactions with affiliates, dissolve, liquidate, consolidate, merge, sell or lease all or substantially all of the properties or assets of CCH and its restricted subsidiaries taken as a whole or permit any guarantor to dissolve, liquidate, consolidate, merge, sell or lease all or substantially all of its properties and assets.

Principal Executive Offices

Our principal executive office is located at 700 Milam Street, Suite 1900, Houston, Texas, 77002, and our telephone number is (713) 375-5000.

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The Exchange Offer

On November 13, 2019, we completed a private offering of $1,500,000,000 aggregate principal amount of the Old Notes. As part of this private offering, we entered into a registration rights agreement with the initial purchasers of the Old Notes in which we agreed, among other things, to deliver this prospectus to you and to use our reasonable best efforts to consummate the exchange offer no later than 360 days after the November 13, 2019 private offering. The following is a summary of the exchange offer.

Old Notes	3.700% Senior Secured Notes due 2029, which were issued on November 13, 2019.
New Notes

3.700% Senior Secured Notes due 2029. The terms of the New Notes are substantially identical to the terms of the outstanding Old Notes, except that the transfer restrictions, registration rights and provisions for additional interest relating to the Old Notes will not apply to the New Notes.

Exchange Offer

We are offering to exchange up to $1.5 billion aggregate principal amount of our New Notes that have been registered under the Securities Act for an equal amount of our outstanding Old Notes that have not been registered under the Securities Act to satisfy our obligations under the registration rights agreement.

The New Notes will evidence the same debt as the Old Notes for which they are being exchanged and will be issued under, and be entitled to the benefits of, the same indenture that governs the Old Notes. Holders of the Old Notes do not have any appraisal or dissenters’ rights in connection with the exchange offer. Because the New Notes will be registered, the New Notes will not be subject to transfer restrictions, and holders of Old Notes that have tendered and had their Old Notes accepted in the exchange offer will have no registration rights. The New Notes will have a CUSIP number different from that of any Old Notes that remain outstanding after the completion of the exchange offer.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2020, unless we decide to extend the date.
Conditions to the Exchange Offer

The exchange offer is subject to customary conditions, which we may waive. Please read “The Exchange Offer—Conditions to the Exchange Offer” for more information regarding the conditions to the exchange offer.

Procedures for Tendering Old Notes

You must do one of the following on or prior to the expiration of the exchange offer to participate in the exchange offer:

•             tender your Old Notes by sending the certificates for your Old Notes, in proper form for transfer, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other documents required by the letter of transmittal, to The Bank of New York Mellon, as registrar and exchange agent, at the address listed under the caption “The Exchange Offer—Exchange Agent”; or

•             tender your Old Notes by using the book-entry transfer procedures described below and transmitting a properly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent’s message instead of the letter of transmittal, to the exchange agent. In order for a book-entry transfer to constitute a valid tender of your Old Notes in the exchange offer, The Bank of New York Mellon, as registrar and exchange agent, must receive a confirmation of book-entry transfer of your Old Notes into the exchange agent’s account at The Depository Trust Company (“DTC”) prior to the expiration of the exchange offer. For more information regarding the use of book-entry transfer procedures, including a description of the required agent’s message, please read the discussion under the caption “The Exchange Offer—Procedures for Tendering—Book-entry Transfer.”

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Withdrawal; Non-Acceptance

You may withdraw any Old Notes tendered in the exchange offer at any time prior to 5:00 p.m., New York City time, on           , 2020 by following the procedures described in this prospectus and the related letter of transmittal. If we decide for any reason not to accept any Old Notes tendered for exchange, the Old Notes will be returned to the registered holder at our expense promptly after the expiration or termination of the exchange offer. In the case of Old Notes tendered by book-entry transfer in to the exchange agent’s account at DTC, any withdrawn or unaccepted Old Notes will be credited to the tendering holder’s account at DTC. For further information regarding the withdrawal of tendered Old Notes, please read “The Exchange Offer—Withdrawal Rights.”

U.S. Federal Income Tax Consequences

The exchange of New Notes for Old Notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. Please read the discussion under the caption “Material United States Federal Income Tax Consequences” for more information regarding the tax consequences to you of the exchange offer.

Use of Proceeds	The issuance of the New Notes will not provide us with any new proceeds. We are making this exchange offer solely to satisfy our obligations under the registration rights agreement.
Fees and Expenses	We will pay all of our expenses incident to the exchange offer.
Exchange Agent

We have appointed The Bank of New York Mellon as exchange agent for the exchange offer. For the address, telephone number and fax number of the exchange agent, please read “The Exchange Offer— Exchange Agent.”

Resales of New Notes

Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties that are not related to us, we believe that the New Notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act so long as:

•             the New Notes are being acquired in the ordinary course of business;

•             you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate in the distribution of the New Notes issued to you in the exchange offer;

•             you are not our affiliate or an affiliate of any of our subsidiary guarantors; and

•             you are not a broker-dealer tendering Old Notes acquired directly from us for your account.

The SEC has not considered this exchange offer in the context of a no-action letter, and we cannot assure you that the SEC would make similar determinations with respect to this exchange offer. If any of these conditions are not satisfied, or if our belief is not accurate, and you transfer any New Notes issued to you in the exchange offer without delivering a resale prospectus meeting the requirements of the Securities Act or without an exemption from registration of your New Notes from those requirements, you may incur liability under the Securities Act. We will not assume, nor will we indemnify you against, any such liability. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where the Old Notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. Please read “Plan of Distribution.”

Please read “The Exchange Offer—Resales of New Notes” for more information regarding resales of the New Notes.

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Consequences of Not Exchanging Your Old Notes

If you do not exchange your Old Notes in this exchange offer, you will no longer be able to require us to register your Old Notes under the Securities Act, except in the limited circumstances provided under the registration rights agreement. In addition, you will not be able to resell, offer to resell or otherwise transfer your Old Notes unless we have registered the Old Notes under the Securities Act, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

For information regarding the consequences of not tendering your Old Notes and our obligation to file a registration statement, please read “The Exchange Offer— Consequences of Failure to Exchange Old Notes” and “Description of Senior Notes.”

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Terms of the New Notes

The terms of the New Notes will be substantially identical to the terms of the Old Notes, except that the transfer restrictions, registration rights and provisions for additional interest relating to the Old Notes will not apply to the New Notes. As a result, the New Notes will not bear legends restricting their transfer and will not have the benefit of the registration rights and additional interest provisions contained in the Old Notes. The New Notes represent the same debt as the Old Notes for which they are being exchanged. The New Notes are governed by the same indenture as that which governs the Old Notes.

The following summary contains basic information about the New Notes and is not intended to be complete. For a more complete understanding of the New Notes, please refer to the section in this prospectus entitled “Description of Senior Notes.” When we use the term “notes” in this prospectus, unless the context requires otherwise, the term includes the Old Notes and the New Notes.

Issuer	Cheniere Corpus Christi Holdings, LLC.
Notes Offered	$1,500,000,000 aggregate principal amount of 3.700% Senior Secured Notes due 2029.
Maturity Date	The New Notes mature on November 15, 2029.
Interest	Interest on the New Notes will accrue at a rate equal to 3.700% per annum, computed on the basis of a 360-day year comprising twelve 30-day months.
Interest Payment Dates	We will pay interest on the New Notes semi-annually, in cash in arrears, on May 15 and November 15 of each year, commencing on May 15, 2020.
Guarantees

The New Notes will be guaranteed by all of our existing Subsidiaries and certain of our future Domestic Subsidiaries. As of the date of this prospectus, the Guarantors consist of each of CCL, CCP and CCP GP. See “Description of Senior Notes—Guarantees of the Notes.”

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Ranking

The New Notes will constitute direct and unconditional senior secured obligations, and will rank pari passu in right of payment and otherwise with any of our and the Guarantors’ other senior indebtedness from time to time outstanding.

The New Notes will be effectively senior to all of our future junior lien obligations and future unsecured senior indebtedness, to the extent of the value of the Collateral securing the notes.

The New Notes will be effectively junior to any of our or our Subsidiaries’ secured indebtedness that is secured by liens on assets other than the Collateral securing the notes, to the extent of the value of such assets.

The New Notes will be structurally subordinated to any future indebtedness of our non-Guarantor Subsidiaries.

As of June 30, 2020, we had $667 million of available commitments, $392 million aggregate amount of issued letters of credit and $141 million of loans outstanding under the $1.2 billion working capital facility (the “Working Capital Facility”).

As of June 30, 2020, we had approximately $10.2 billion of long-term debt outstanding (before unamortized debt issuance costs). As of June 30, 2020, we had approximately $3.3 billion of outstanding borrowings under our Term Loan Facility, $1.25 billion of outstanding 7.000% Senior Secured Notes due 2024 (the “2024 Senior Notes”), $1.5 billion of outstanding 5.875% Senior Secured Notes due 2025 (the “2025 Senior Notes”), $1.5 billion of outstanding 5.125% Senior Secured Notes due 2027 (the “2027 Senior Notes”) and $1.5 billion of outstanding Old Notes (collectively, the “144A Senior Notes”), $727.0 million of outstanding 4.80% Senior Secured Notes due 2039 (the “4.80% Senior Notes”) and $475.0 million of outstanding 3.925% Senior

Secured Notes due 2039 (the “3.925% Senior Notes” and, together with the 144A Senior Notes and the 4.80% Senior Notes, the “Outstanding Senior Notes”).

Optional Redemption

At any time from time to time prior to May 18, 2029, we may redeem the New Notes, in whole or in part, at a redemption price equal to the Make-Whole Price as defined under the caption “Description of Senior Notes—Optional Redemption,” plus accrued and unpaid interest to the redemption date. We also may, at any time on or after May 18, 2029, redeem the New Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the New Notes to be redeemed, plus accrued and unpaid interest on the New Notes redeemed to the redemption date. See “Description of Senior Notes—Optional Redemption.”

Change of Control

Upon the occurrence of a Change of Control, we must commence, within 30 days, and subsequently consummate an offer to purchase all notes then outstanding at a purchase price in cash equal to 101% of their aggregate principal amount, plus accrued and unpaid interest on the notes repurchased to the date of repurchase. After the Project Completion Date, a Change of Control shall not be deemed to have occurred if we receive rating reaffirmations from two rating agencies (or one rating agency, if only one rating agency currently rates the New Notes) reaffirming the then-current rating of the New Notes as of the date of such change of control. We may not be able to repurchase notes upon a Change of Control in certain circumstances. See “Risk Factors —Risks Relating the Exchange Offer and the Notes—We may not be able to repurchase notes upon a Change of Control or upon the exercise of the holders’ options to require repurchase of notes if certain prepayment triggering events occur, and the occurrence of certain of these events and our repurchase of notes as a result thereof could result in an event of default under the indenture or other agreements governing our indebtedness.”

Additional Offers to Purchase

If we sell assets under certain circumstances and do not use the proceeds for certain specified purposes, if we receive insurance proceeds following a Catastrophic Casualty Event and do not use the proceeds for certain specified purposes, if we receive Performance Liquidated Damages payments under certain circumstances and do not use the proceeds for certain specified purposes, if we fail to maintain our Qualifying LNG SPAs in accordance with the terms of the indenture, or if certain of our Required Export Authorizations are Impaired, we must offer to repurchase the New Notes and may be required to make a repayment of other Senior Debt in amounts specified in the indenture and in our agreements related to our other Senior Debt. In each case, under the indenture, the purchase price of the New Notes will be equal to 100% of the principal amount of the New Notes repurchased, plus accrued and unpaid interest on the New Notes to, but excluding, the applicable repurchase date. See “Description of Senior Notes—Repurchase at the Option of Noteholders—Asset Sales,” “—Events of Loss,” “—Performance Liquidated Damages,” and “—LNG SPA Mandatory Offer.” We may not be able to repurchase the New Notes upon an Asset Sale, Event of Loss, receipt of Performance Liquidated Damages or an Indenture LNG SPA Prepayment Event in certain circumstances. See “Risk Factors—Risks Relating to the Exchange Offer and the New Notes— We may not be able to repurchase notes upon a Change of Control or upon the exercise of the holders’ options to require repurchase of notes if certain prepayment triggering events occur, and the occurrence of certain of these events and our repurchase of notes as a result thereof could result in an event of default under the indenture or other agreements governing our indebtedness.”

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Collateral

The New Notes will be secured by a first priority security interest in substantially all of our and the Guarantors’ assets. The Collateral securing the New Notes includes:

•             substantially all of our assets and the assets of our existing and any future Guarantors (including real and personal property whether owned or leased on the closing date of this exchange offer or thereafter acquired);•

•             a pledge by Holdco of all ownership interests in CCH;

•             all contracts, agreements and documents, including the Material Project Agreements, hedging arrangements and insurance policies, and all of our rights thereunder;

•             certain Accounts;

•             cash flow and other revenues; and

•             all other real and personal property which is subject, from time to time, to the Security Interests or liens granted by the Security Documents.

Pre-Completion Account Flows

Disbursements of Loans will be deposited into the Construction Account subject to certain rules described in our CSAA (as defined herein). See “Description of Security Documents—Common Security and Account Agreement— Pre‑Completion Cash Flows.”

Unless paid directly towards the purpose for which they are incurred, disbursements of Senior Debt in connection with an issuance of Senior Notes under any Indenture will be made into a Senior Note Disbursement Account(s), subject to certain rules described in our CSAA. See “Description of Security Documents—Common Security and Account Agreement— Pre-Completion Cash Flows.”

Prior to the Project Completion Date, the Construction Account will be funded with any funds withdrawn and transferred from the Equity Proceeds Account and proceeds from our Senior Debt, and may from time to time be funded with any Business Interruption Insurance Proceeds and Delay Liquidated Damages payments received by us. Amounts in the Construction Account will be used to pay Project Costs in accordance with the construction budget and schedule and any Operation and Maintenance Expenses.

Prior to the Project Completion Date, any revenues will be deposited into the Equity Proceeds Account and may be transferred to the Construction Account.

Prior to the Project Completion Date, we must fund the Operating Account from the Construction Account, and must use the Operating Account to pay Operation and Maintenance Expenses that are due in a manner consistent with our obligations under our Common Terms Agreement and our Finance Documents, then in effect.

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Post-Completion Account Flows

After the completion of Train 1, Train 2 and Train 3, revenues received by us will be applied in the following manner:

•             first, to fund the Operating Account with amounts sufficient to cover Operation and Maintenance Expenses then due and unpaid, and expected to become due and payable within the next 60 days;

•             second, to pay all fees, costs, charges and other amounts then due and owing to the Secured Parties, pursuant to our CSAA and other Finance Documents;

•             third, on each March 31, June 30, September 30, December 31, and other payment dates, initially, for payments of interest on Senior Debt and scheduled payments pursuant to Permitted Hedging Instruments secured on a pari passu basis with our Senior Debt, then to scheduled payments of principal on Senior Debt and scheduled payments of hedge termination value and gas hedge termination value to be paid by us pursuant to Permitted Hedging Instruments secured on a pari passu basis with our Senior Debt, and then for other payments pursuant to our Senior Debt Obligations, with such payments to be made from the Revenue Account, or from the Senior Debt Service Reserve Account in the case of a deficiency in funds available from the Revenue Account;

•             fourth, from time to time, for payments of all amounts of principal, interest, fees and other amounts due and payable on our indebtedness, other than Senior Debt and debt constituting Operation and Maintenance Expenses and pursuant to unsecured Permitted Hedging Instruments;

•             fifth, on each March 31, June 30, September 30, December 31, and other payment dates that occur six months after the project completion date and on any date on which we make a Restricted Payment, the amount necessary to satisfy any Senior Debt Reserve Shortfall;

•             sixth, on specified payment dates, the amount necessary to make any mandatory prepayments then due and payable pursuant to our Senior Debt Instruments (other than mandatory prepayments in respect of our failure to meet the conditions to restricted payments under our Common Terms Agreement for four consecutive quarters);

•             seventh, from time to time for certain payments permitted in an Indenture pursuant to which any Senior Notes are issued and certain payments to our affiliates to enable them to pay income tax liability with respect to income generated by us;

•             eighth, from time to time to make any voluntary prepayments of loans or any Senior Notes in accordance with the Senior Debt Instruments then in effect; and

•             ninth, to make other payments as and when permitted by our Finance Documents if the conditions for Restricted Payments under each Senior Debt Instrument are satisfied and to make certain mandatory prepayments in respect of our failure to meet the conditions to restricted payments under our Common Terms Agreement for four consecutive quarters.

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Covenants

The indenture governing the New Notes will contain covenants that, among other things and subject to certain exceptions and/or conditions, limit our ability and the ability of our Restricted Subsidiaries to:

•             make Restricted Payments;

•             incur additional Indebtedness or issue preferred stock;

•             assume, incur, permit or suffer to exist any Lien on any asset of CCH or any Restricted Subsidiary;

•             create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to pay dividends, pay indebtedness owed to CCH or any of its Restricted Subsidiaries, make loans or advances to CCH or any of its Restricted Subsidiaries, or sell, lease or transfer any properties or assets to CCH or any of its Restricted Subsidiaries;

•             dissolve, liquidate, consolidate, merge, sell or lease all or substantially all of the assets or properties of CCH and its Restricted Subsidiaries taken as a whole in one or more related transactions or permit any Guarantor to dissolve, liquidate, consolidate, merge, sell or lease all or substantially all of its assets and properties;

•             enter into certain transactions or agreements with or for the benefit of any Affiliate of CCH or any of its Restricted Subsidiaries;

•             amend or modify Material Project Agreements;

•             enter into any lifting and balancing arrangement or Sharing Arrangement with an External Train Entity; and

•             amend or modify any Qualifying LNG SPA.

These covenants are subject to a number of important limitations and exceptions that are described in this prospectus under the caption “Description of Senior Notes—Covenants Applicable to the Notes.”

No Exchange Listing

We do not intend to list the New Notes on any national securities exchange or to arrange for quotation on any automated dealer quotation systems. There can be no assurance that an active trading market will develop for the New Notes. If an active trading market does not develop, the market price and liquidity of the New Notes may be adversely affected.

Risk Factors

You should refer to the section entitled “Risk Factors” beginning on page 15 of this prospectus for a discussion of factors you should carefully consider before deciding to participate in the exchange offer.

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SUMMARY HISTORICAL FINANCIAL DATA

The following table sets forth the summary consolidated financial data for the periods indicated for CCH. We have derived the selected consolidated statement of operations data presented for the years ended December 31, 2019, 2018 and 2017 and the selected consolidated balance sheet data as of December 31, 2019 and 2018 from our audited financial statements included elsewhere in this prospectus, and the selected financial data presented for the six months ended June 30, 2020 and 2019 and as of June 30, 2020 from our unaudited consolidated financial statements included elsewhere in this prospectus. The selected consolidated statement of operations data presented for the years ended December 31, 2016 and 2015 and the selected consolidated balance sheet data as of December 31, 2017, 2016 and 2015 were derived from our audited financial statements, which are not included in this prospectus but were filed with the SEC. You should read the selected financial data set forth below in conjunction with our consolidated financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere in this prospectus.

	Six Months Ended June 30,		Year Ended December 31,
	2020	2019	2019	2018	2017	2016	2015
	(unaudited)		(audited)
Consolidated Statement of Operations Data:
Revenue	$1,187	$406	$1,405	$—	$—	$—	$—
Income (loss) from operations	527	(69)	75	(22)	(19)	(6)	(23)
Other income (expense)	(422)	(191)	(449)	28	(30)	(79)	(204)
Net income (loss)	105	(260)	(374)	6	(49)	(85)	(227)

	June 30,	December 31,
	2020	2019	2018	2017	2016	2015
	(unaudited)	(audited)
Consolidated Balance Sheet Data:
Property, plant and equipment, net	$12,546	$12,507	$11,139	$8,261	$6,077	$3,925
Total assets	13,495	13,112	11,720	8,660	6,636	4,304
Current debt	141	—	168	—	—	—
Long-term debt, net	10,106	10,093	9,246	6,669	5,082	2,713

RISK FACTORS

Before deciding to participate in the exchange offer, you should carefully consider the risks and uncertainties described below together with all other information contained in this prospectus. The following are some of the important factors that could affect our financial performance or could cause actual results to differ materially from estimates or expectations contained in our forward-looking statements. We may encounter risks in addition to those described below.

Certain terms used and not defined in this section shall have the meanings attributed to such terms in the Glossary of Certain Finance Document Terms or the Glossary of Certain Defined Terms.

The risk factors in this prospectus are grouped into the following categories:

•	Risks Relating to Our Financial Matters,
•	Risks Relating to the Completion of Our Liquefaction Facilities and the Development and Operation of Our Business, and
•	Risks Relating to the Exchange Offer and the New Notes.

Risks Relating to Our Financial Matters

Our existing level of cash resources, operating cash flow and significant debt could cause us to have inadequate liquidity and could materially and adversely affect our business, contracts, financial condition, operating results, cash flow, liquidity and prospects.

As of June 30, 2020, we had no cash and cash equivalents, $101 million of current restricted cash and $10.4 billion of total debt outstanding on a consolidated basis (before unamortized debt issuance costs), excluding $392 million of outstanding letters of credit. We incur, and will incur, significant interest expense relating to the assets at the Liquefaction Project. Our ability to refinance our indebtedness will depend on our ability to access the capital markets. A variety of factors beyond our control could impact the availability or cost of capital, including domestic or international economic conditions, increases in key benchmark interest rates and/or credit spreads, the adoption of new or amended banking or capital market laws or regulations and the repricing of market risks and volatility in capital and financial markets. Our financing costs could increase or future borrowings or equity offerings may be unavailable to us or unsuccessful, which could cause us to be unable to pay or refinance our indebtedness or to fund our other liquidity needs.

We have not always been profitable historically, and we have not historically had positive operating cash flow. We may not achieve profitability or generate positive operating cash flow in the future.

We had net losses of $374 million and $49 million for the years ended December 31, 2019 and 2017, respectively. In addition, our net cash flow used in operating activities was $33 million, $60 million and $64 million for the years ended December 31, 2019, 2018 and 2017, respectively. In the future, we may incur operating losses and experience negative operating cash flow. We may not be able to reduce costs, increase revenues or reduce our debt service obligations sufficiently to maintain our cash resources, which could cause us to have inadequate liquidity to continue our business.

We will continue to incur significant capital and operating expenditures while we develop and construct the Liquefaction Project. Any delays beyond the expected development period for Train 3 could cause operating losses and negative operating cash flows. Our future liquidity may also be affected by the timing of receipt of cash flows under SPAs in relation to the incurrence of project and operating expenses. Moreover, many factors (including factors beyond our control) could result in a disparity between liquidity sources and cash needs, including factors such as construction delays and breaches of agreements. Our ability to generate any significant positive operating cash flow and achieve profitability in the future is dependent on our ability to successfully and timely complete the applicable Train.

The outbreak of COVID-19 and volatility in the energy markets may materially and adversely affect our business, financial condition, operating results, cash flow, liquidity and prospects.

The outbreak of COVID-19 and its development into a pandemic in March 2020 have resulted in significant disruption globally. Actions taken by various governmental authorities, individuals and companies around the world to prevent the spread of COVID-19 have restricted travel, business operations, and the overall level of individual movement and in-person interaction across the globe. Additionally, recent disputes over production levels between members of the Organization of Petroleum Exporting Countries and other oil producing countries has resulted in increased volatility in oil and natural gas prices.

The extent, duration and magnitude of the COVID-19 pandemic’s effects will depend on future developments, all of which are highly uncertain and difficult to predict, including the impact of the pandemic on global and regional economies, travel, and economic activity, as well as actions taken by governments, business and individuals in response to the pandemic or any future resurgence. These developments include the impact of the COVID-19 pandemic on unemployment rates, the demand for oil and natural gas, levels of consumer confidence and the post-pandemic pace of recovery.

Many uncertainties remain with respect to the COVID-19 pandemic, and we continue to monitor the rapidly evolving situation. The COVID-19 pandemic alone or coupled with continued volatility in the energy markets may materially and adversely affect our business, financial condition, operating results, cash flow, liquidity and prospects or have the effect of heightening many of the other risks described herein. The extent to which our business, contracts, financial condition, operating results, cash flow, liquidity and prospects are affected by the COVID-19 outbreak or volatility in the energy markets will depend on various factors beyond our control and are highly uncertain, including the duration and scope of the outbreak, decreased demand for LNG and the resulting economic effects of the outbreak of COVID-19.

Our ability to generate cash is substantially dependent upon the performance by customers under long-term contracts that we have entered into, and we could be materially and adversely affected if any significant customer fails to perform its contractual obligations for any reason.

Our future results and liquidity are substantially dependent upon performance by our customers to make payments under long-term contracts. As of June 30, 2020, we had SPAs with nine third-party customers. We are dependent on each customer’s continued willingness and ability to perform its obligations under its SPA. We are exposed to the credit risk of any guarantor of these customers’ obligations under their respective agreements in the event that we must seek recourse under a guaranty. As a result of the disruptions caused by the COVID-19 pandemic and the volatility in the energy markets, we believe we are exposed to heightened credit and performance risk of our customers. Additionally, some customers have indicated to us that COVID-19 has begun to impact their operations and/or may impact their operations in the future. Some of our SPA customers’ primary countries of business have experienced a significant number of COVID-19 cases and/or have been subject to government imposed lockdown or quarantine measures. Although we believe that impacts of the COVID-19 pandemic on LNG regasification facilities, downstream markets and broader energy demand do not constitute valid force majeure claims under our FOB LNG SPAs, if any significant customer fails to perform its obligations under its SPA, our business, contracts, financial condition, operating results, cash flow, liquidity and prospects could be materially and adversely affected, even if we were ultimately successful in seeking damages from that customer or its guarantor for a breach of the agreement.

Outbreaks of infectious diseases, such as the outbreak of COVID-19, at our facilities could adversely affect our operations.

Federal, state and local governments have enacted various measures to try to contain the outbreak of COVID-19, such as travel bans and restrictions, quarantines, shelter-in-place orders and business shutdowns. Our facilities at the Corpus Christi LNG terminal are critical infrastructure and have continued to operate during the outbreak, which means that Cheniere must keep its employees who operate our facilities safe and minimize unnecessary risk of exposure to the virus. In response, Cheniere has taken extra precautionary measures to protect the continued safety and welfare of its employees who continue to work at our facilities and have modified certain business and workforce practices, such as implementing work from home policies where appropriate. The measures taken to prevent an outbreak at our facilities have resulted in increased costs. If a large number of Cheniere’s employees in those critical facilities were to contract COVID-19 at the same time, our operations could be adversely affected.

Each of our customer contracts is subject to termination under certain circumstances.

Each of our SPAs contains various termination rights allowing our customers to terminate their SPAs, including, without limitation: (1) upon the occurrence of certain events of force majeure; (2) if we fail to make available specified scheduled cargo quantities; and (3) delays in the commencement of commercial operations. We may not be able to replace these SPAs on desirable terms, or at all, if they are terminated.

Our use of hedging arrangements may adversely affect our future operating results or liquidity.

To reduce our exposure to fluctuations in the price, volume and timing risk associated with the purchase of natural gas, we use futures, swaps and option contracts traded or cleared on the Intercontinental Exchange and the New York Mercantile Exchange or over-the-counter options and swaps with other natural gas merchants and financial institutions. Hedging arrangements could expose us to risk of financial loss in some circumstances, including when:

•	expected supply is less than the amount hedged;
•	the counterparty to the hedging contract defaults on its contractual obligations; or
•	there is a change in the expected differential between the underlying price in the hedging agreement and actual prices received.

The use of derivatives also may require the posting of cash collateral with counterparties, which can impact working capital when commodity prices change.

The regulatory and other provisions of the Dodd-Frank Act and the rules adopted thereunder and other regulations could adversely affect our ability to hedge risks associated with our business and our operating results and cash flows.

The provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the rules adopted and to be adopted by the Commodity Futures Trading Commission (the “CFTC”), the SEC and other federal regulators establishing federal regulation of the over-the-counter (“OTC”) derivatives market and entities like us that participate in that market may adversely affect our ability to manage certain of our risks on a cost effective basis. Such laws and regulations may also adversely affect our ability to execute our strategies with respect to hedging our exposure to variability in expected future cash flows attributable to the future sale of our LNG inventory and to price risk attributable to future purchases of natural gas to be utilized as fuel to operate our LNG terminal and to secure natural gas feedstock for our liquefaction facilities.

The CFTC has re-proposed position limits rules that would modify and expand the applicability of position limits on the amounts of certain speculative futures contracts, as well as economically equivalent options, futures and swaps for or linked to certain physical commodities, including Henry Hub natural gas, that market participants may hold, subject to limited exemptions for certain bona fide hedging positions and other types of transactions. To the extent the revised CFTC position limits proposal becomes final, our ability to execute our hedging strategies described above could be limited. It is uncertain at this time whether, when and in what form the CFTC’s proposed new position limits rules may become final and effective.

Under the Dodd-Frank Act and the rules adopted thereunder, certain swaps may be required to be cleared through a derivatives clearing organization. While the CFTC has designated certain interest rate swaps and index credit default swaps for mandatory clearing, it has not yet finalized rules designating any physical commodity swaps, for mandatory clearing or mandatory exchange trading. Further, we qualify for the end-user exception from the mandatory clearing and trade execution requirements for our swaps entered into to hedge our commercial risks. If we fail to qualify for that exception as to any swap we enter into and have to clear that swap through a derivatives clearing organization, we could be required to post margin (or post higher margin than if we entered into an uncleared OTC swap) with respect to such swap, our cost of entering into and maintaining such swap could increase and we would not enjoy the same flexibility with the cleared swaps that we enjoy with the uncleared OTC swaps we enter into. Moreover, the application of the mandatory clearing and trade execution requirements to other market participants, such as swap dealers, may change the market cost and general availability in the market of swaps of the type we enter into to hedge our commercial risks and, thus, the cost and availability of the swaps that we use for hedging.

As required by the Dodd-Frank Act, the CFTC and federal banking regulators have adopted rules to require certain market participants to collect and post initial and/or variation margin with respect to uncleared swaps from their counterparties that are financial end users and certain registered swap dealers and major swap participants. Although we believe we will not be required to post margin with respect to any uncleared swaps we enter into in the future, were we required to post margin as to our uncleared swaps in the future, our cost of entering into and maintaining swaps would be increased. Our counterparties that are subject to the regulations imposing the Basel III capital requirements on them may increase the cost to us of entering into swaps with them or, although not required to collect margin from us under the margin rules, contractually require us to post collateral with them in connection with such swaps in order to offset their increased capital costs or to reduce their capital costs to maintain those swaps on their balance sheets.

The Dodd-Frank Act also imposes other regulatory requirements on swaps market participants, including end users of swaps, such as regulations relating to swap documentation, reporting and recordkeeping, and certain business conduct rules applicable to swap dealers and major swap participants. Together with the Basel III capital requirements on certain swaps market participants, the regulatory requirements of the Dodd-Frank Act and the rules thereunder relating to swaps and derivatives market participants could significantly increase the cost of derivative contracts (including through requirements to post margin or collateral), materially alter the terms of derivative contracts, reduce the availability of derivatives to protect against certain risks that we encounter and reduce our ability to monetize or restructure our existing derivative contracts and to execute our hedging strategies. If, as a result of the swaps regulatory regime discussed above, we were to reduce our use of swaps to hedge our risks, such as commodity price risks that we encounter in our operations, our operating results and cash flows may become more volatile and could be otherwise adversely affected.

The Federal Reserve Board also has proposed rules that would limit certain physical commodity activities of financial holding companies. Such rules, if adopted, may adversely affect our ability to execute our strategies by restricting our available counterparties for certain types of transactions, limiting our ability to obtain certain services, and reducing liquidity in physical and financial markets. It is uncertain at this time whether, when and in what form the Federal Reserve’s proposed rules regarding financial holding companies may become final and effective.

We expect that our hedging activities will remain subject to significant and developing regulations and regulatory oversight. However, the full impact of the various U.S. (and non-U.S.) regulatory developments in connection with these activities will not be known with certainty until such derivatives market regulations are fully implemented and related market practices and structures are fully developed.

Risks Relating to the Completion of Our Liquefaction Facilities and the Development and Operation of Our Business

Our ability to complete construction of the Liquefaction Project depends on our ability to obtain sufficient equity funding to cover the remaining capital costs. If we are unable to obtain sufficient equity funding, we may experience delays in completing, or we may not be able to complete, construction of the Liquefaction Project.

In May 2018, we amended and restated the existing equity contribution agreement with Cheniere (the “CEI Equity Contribution Agreement”), pursuant to which Cheniere agreed to provide cash contributions up to approximately $1.1 billion, not including $2.0 billion previously contributed under the original equity contribution agreement. As of June 30, 2020, we have received $703 million in contributions under the CEI Equity Contribution Agreement and Cheniere has posted $313 million of letters of credit on our behalf. Cheniere is only required to make additional contributions under the CEI Equity Contribution Agreement after the commitments under the Term Loan Facility have been reduced to zero and to the extent certain cash flows from operations of the Liquefaction Project are unavailable to fund Liquefaction Project costs.

The insufficiency of equity contributions to meet the equity-funded portion of our finance plan for the remaining costs to construct the Liquefaction Project may cause a delay in development of our Trains and we may not be able to complete Train 3. Even if we are able to obtain alternative equity funding, the funding may be inadequate to cover any increases in costs and may not be sufficient to mitigate the impact of delays in completion of Train 3, which may cause a delay in the receipt of revenues projected therefrom or cause a loss of one or more customers in the event of significant delays. Any significant construction delay, whatever the cause, could have a material adverse effect on our business, contracts, financial condition, operating results, cash flow, liquidity and prospects.

Cost overruns and delays in the completion of Train 3 or any future Trains, as well as difficulties in obtaining sufficient financing to pay for such costs and delays, could have a material adverse effect on our business, contracts, financial condition, operating results, cash flow, liquidity and prospects.

The actual construction costs of Train 3 and any future Trains may be significantly higher than our current estimates as a result of many factors, including change orders under existing or future EPC contracts resulting from the occurrence of certain specified events that may give our EPC contractor the right to cause us to enter into change orders or resulting from changes with which we otherwise agree. We have already experienced increased costs due to change orders. As construction progresses, we may decide or be forced to submit change orders to our contractor that could result in longer construction periods, higher construction costs or both, including change orders to comply with existing or future environmental or other regulations.

The outbreak of COVID-19 and the resulting actions taken by governmental and regulatory authorities to prevent the spread of COVID-19 may cause a slow-down in the construction of one or more Trains. Our EPC contractor has advised us of voluntary proactive measures it is taking to protect employees and to mitigate risks associated with COVID-19, however, it has not indicated that there will be any changes to the project cost or schedule and is still performing its obligations under its EPC contract. While the construction of Train 3 is continuing, if there was a major outbreak of COVID-19 at any construction site or the implementation of restrictions by the government that prevented construction for an extended period, we could experience significant delays in the construction of one or more Trains.

Delays in the construction of one or more Trains beyond the estimated development periods, as well as change orders to our existing EPC contract or any future EPC contract related to additional Trains, could increase the cost of completion beyond the amounts that we estimate, which could require us to obtain additional sources of financing to fund our operations until the Liquefaction Project is fully constructed (which could cause further delays). Our ability to obtain financing that may be needed to provide additional funding to cover increased costs will depend, in part, on factors beyond our control. Accordingly, we may not be able to obtain financing on terms that are acceptable to us, or at all. Even if we are able to obtain financing, we may have to accept terms that are disadvantageous to us or that may have a material adverse effect on our current or future business, contracts, financial condition, operating results, cash flow, liquidity and prospects.

We are dependent on Bechtel and other contractors for the successful completion of the Liquefaction Project.

Timely and cost-effective completion of the Liquefaction Project in compliance with agreed specifications is central to our business strategy and is highly dependent on the performance of Bechtel and our other contractors under their agreements. The ability of Bechtel and our other contractors to perform successfully under their agreements is dependent on a number of factors, including their ability to:

•	design and engineer each Train to operate in accordance with specifications;
•	engage and retain third-party subcontractors and procure equipment and supplies;
•	respond to difficulties such as equipment failure, delivery delays, schedule changes and failure to perform by subcontractors, some of which are beyond their control;
•	attract, develop and retain skilled personnel, including engineers;
•	post required construction bonds and comply with the terms thereof;
•	manage the construction process generally, including coordinating with other contractors and regulatory agencies; and
•	maintain their own financial condition, including adequate working capital.

Although some agreements may provide for liquidated damages if the contractor fails to perform in the manner required with respect to certain of its obligations, the events that trigger a requirement to pay liquidated damages may delay or impair the operation of the Liquefaction Project, and any liquidated damages that we receive may not be sufficient to cover the damages that we suffer as a result of any such delay or impairment. The obligations of Bechtel and our other contractors to pay liquidated damages under their agreements are subject to caps on liability, as set forth therein.

Furthermore, we may have disagreements with our contractors about different elements of the construction process, which could lead to the assertion of rights and remedies under their contracts and increase the cost of the Liquefaction Project or result in a contractor’s unwillingness to perform further work on the Liquefaction Project. If any contractor is unable or unwilling to perform according to the negotiated terms and timetable of its respective agreement for any reason or terminates its agreement, we would be required to engage a substitute contractor. This would likely result in significant project delays and increased costs, which could have a material adverse effect on our business, contracts, financial condition, operating results, cash flow, liquidity and prospects.

We have historically not had any revenues or positive cash flows. Our ability to achieve profitability and generate positive operating cash flow in the future is subject to significant uncertainty.

We will continue to incur significant capital and operating expenditures while we develop and construct the Liquefaction Project. We began to generate cash flow from operations in the first quarter of 2019 when Substantial Completion of Train 1 was achieved.

Any delays beyond the construction of Train 3 or the development period for any future Train we may develop could result in operating losses and negative operating cash flows. Our future liquidity may also be affected by the timing of construction financing availability in relation to the incurrence of construction costs and other outflows and by the timing of receipt of cash flow under SPAs in relation to the incurrence of project and operating expenses. Moreover, many factors (including factors beyond our control) could result in a disparity between liquidity sources and cash needs, including factors such as construction delays and breaches of agreements. Our ability to generate any significant positive operating cash flows and achieve profitability in the future is dependent on our ability to successfully and timely complete the applicable Train.

We are relying on estimates for the future capacity ratings and performance capabilities of the Liquefaction Project, and these estimates may prove to be inaccurate.

We are relying on third parties, principally Bechtel, for the design and engineering services underlying our estimates of the future capacity ratings and performance capabilities of the Liquefaction Project. If any Train, when actually constructed, fails to have the capacity ratings and performance capabilities that we intend, our estimates may not be accurate. Failure of any of our Trains to achieve our intended capacity ratings and performance capabilities could prevent us from achieving the commercial start dates under our SPAs and could have a material adverse effect on our business, contracts, financial condition, operating results, cash flow, liquidity and prospects.

If third-party pipelines and other facilities interconnected to our pipeline and facilities are or become unavailable to transport natural gas, this could have a material adverse effect on our business, contracts, financial condition, operating results, cash flow, liquidity and prospects.

We depend upon third-party pipelines and other facilities that provide gas delivery options to our Liquefaction Project. If the construction of new or modified pipeline connections is not completed on schedule or any pipeline connection were to become unavailable for current or future volumes of natural gas due to repairs, damage to the facility, lack of capacity or any other reason, our ability to meet our SPA obligations and continue shipping natural gas from producing regions or to end markets could be restricted, thereby reducing our revenues which could have a material adverse effect on our business, contracts, financial condition, operating results, cash flow, liquidity and prospects.

Failure to obtain and maintain approvals and permits from governmental and regulatory agencies with respect to the design, construction and operation of our facilities, the development and operation of our pipeline and the export of LNG could impede operations and construction and could have a material adverse effect on us.

The design, construction and operation of interstate natural gas pipelines, LNG terminal, including the Liquefaction Project and other facilities, and the import and export of LNG and the purchase and transportation of natural gas, are highly regulated activities. Approvals of the FERC and DOE under Section 3 and Section 7 of the NGA, as well as several other material governmental and regulatory approvals and permits, including several under the Clean Air Act (the “CAA”) and the Clean Water Act (the “CWA”), are required in order to construct and operate an LNG facility and an interstate natural gas pipeline and export LNG. Although the FERC has issued orders under Section 3 of the NGA authorizing the siting, construction and operation of the three Trains and related facilities of the Liquefaction Project and Section 7 of the NGA authorizing the siting, construction and operation of the Corpus Christi Pipeline, the FERC orders require us to comply with certain ongoing conditions and obtain certain additional approvals in conjunction with ongoing construction and operations of the Liquefaction Project. We will be required to obtain similar approvals and permits with respect to any expansion or modification of our liquefaction and pipeline facilities. We cannot control the outcome of the regulatory review and approval processes. Certain of these governmental permits, approvals and authorizations are or may be subject to rehearing requests, appeals and other challenges.

Authorizations obtained from the FERC, DOE and other federal and state regulatory agencies also contain ongoing conditions, and additional approval and permit requirements may be imposed. We do not know whether or when any such approvals or permits can be obtained, or whether any existing or potential interventions or other actions by third parties will interfere with our ability to obtain and maintain such permits or approvals. If we are unable to obtain and maintain the necessary approvals and permits, including as a result of untimely notices or filings, we may not be able to recover our investment in our projects. Additionally, government disruptions, such as a U.S. government shutdown, may delay or halt our ability to obtain and maintain necessary approvals and permits. There is no assurance that we will obtain and maintain these governmental permits, approvals and authorizations, or that we will be able to obtain them on a timely basis, and failure to obtain and maintain any of these permits, approvals or authorizations could have a material adverse effect on our business, contracts, financial condition, operating results, cash flow, liquidity and prospects.

Delays in the completion of Train 3 could lead to reduced revenues or termination of one or more of the SPAs by our customers.

Any delay in completion of Train 3 could cause a delay in the receipt of revenues projected therefrom or cause a loss of one or more customers in the event of significant delays. In particular, each of our SPAs provides that the customer may terminate that SPA if the relevant Train does not timely commence commercial operations. As a result, any significant construction delay, whatever the cause, could have a material adverse effect on our business, contracts, financial condition, operating results, cash flow, liquidity and prospects.

Our Corpus Christi Pipeline and its FERC gas tariffs are subject to FERC regulation.

The Corpus Christi Pipeline is subject to regulation by the FERC under the NGA and the Natural Gas Policy Act of 1978 (the “NGPA”). The FERC regulates the purchase and transportation of natural gas in interstate commerce, including the construction and operation of pipelines, the rates, terms and conditions of service and abandonment of facilities. Under the NGA, the rates charged by the Corpus Christi Pipeline must be just and reasonable, and we are prohibited from unduly preferring or unreasonably discriminating against any person with respect to pipeline rates or terms and conditions of service. If we fail to comply with all applicable statutes, rules, regulations and orders, the Corpus Christi Pipeline could be subject to substantial penalties and fines.

In addition, as a natural gas market participant, should we fail to comply with all applicable FERC-administered statutes, rules, regulations and orders, we could be subject to substantial penalties and fines. Under the Energy Policy Act of 2005 (the “EPAct”), the FERC has civil penalty authority under the NGA and the NGPA to impose penalties for current violations of up to $1.3 million per day for each violation.

Pipeline safety integrity programs and repairs may impose significant costs and liabilities on us.

The Pipeline and Hazardous Materials Safety Administration (the “PHMSA”) requires pipeline operators to develop integrity management programs to comprehensively evaluate certain areas along their pipelines and to take additional measures to protect pipeline segments located in “high consequence areas” where a leak or rupture could potentially do the most harm. As an operator, we are required to:

•	perform ongoing assessments of pipeline integrity;
•	identify and characterize applicable threats to pipeline segments that could impact a “high consequence area”;
•	improve data collection, integration and analysis;
•	repair and remediate the pipeline as necessary; and
•	implement preventative and mitigating actions.

We are required to maintain pipeline integrity testing programs that are intended to assess pipeline integrity. Any repair, remediation, preventative or mitigating actions may require significant capital and operating expenditures. Should we fail to comply with applicable statutes and the Office of Pipeline Safety’s rules and related regulations and orders, we could be subject to significant penalties and fines.

Our business could be materially and adversely affected if we lose the right to situate the Corpus Christi Pipeline on property owned by third parties.

We do not own the land on which the Corpus Christi Pipeline is situated, and we are subject to the possibility of increased costs to retain necessary land use rights. If we were to lose these rights or be required to relocate the Corpus Christi Pipeline, our business could be materially and adversely affected.

Hurricanes or other disasters could result in an interruption of our operations, a delay in the completion of our Liquefaction Project, damage to our Liquefaction Project and increased insurance costs, all of which could adversely affect us.

Hurricane Harvey in 2017 caused temporary suspension in construction of our Liquefaction Project or caused minor damage to our Liquefaction Project. Future storms and related storm activity and collateral effects, or other disasters such as explosions, fires, floods or accidents, could result in damage to, or interruption of operations at, the Corpus Christi LNG terminal or related infrastructure, as well as delays or cost increases in the construction and the development of the Liquefaction Project or our other facilities and increases in our insurance premiums. The U.S. Global Change Research Program has reported that the U.S.’s energy and transportation systems are expected to be increasingly disrupted by climate change and extreme weather events. An increase in frequency and severity of extreme weather events such as storms, floods, fires and rising sea levels could have an adverse effect on our operations.

We may not be successful in fully implementing our proposed business strategy to provide liquefaction capabilities at the Liquefaction Project.

It will take several years to finish construction of Train 3 at the Liquefaction Project and any additional stages of the Liquefaction Project that we may develop, and even if successfully constructed, the Liquefaction Project already is, and will continue to be, subject to the operating risks described herein. Accordingly, there are many risks associated with the Liquefaction Project, and if we are not successful in implementing our business strategy, we may not be able to generate cash flows, which could have a material adverse effect on our business, contracts, financial condition, operating results, cash flow, liquidity and prospects.

We may not complete construction or operate our proposed LNG facility or all of our Trains or any additional LNG facilities or Trains beyond those currently planned, which could limit our growth prospects.

We may not complete construction of our proposed LNG facility or some of our Trains, whether due to lack of commercial interest or inability to obtain financing or otherwise. Our ability to develop additional liquefaction facilities will also depend on the availability and pricing of LNG and natural gas in North America and other places around the world. Competitors may have longer operating histories, more development experience, greater name recognition, larger staffs and substantially greater financial, technical and marketing resources and access to sources of natural gas and LNG than we do. If we are unable or unwilling to construct and operate additional LNG facilities, our prospects for growth will be limited.

Our cost estimates for Trains are subject to change as a result of cost overruns, change orders under existing or future construction contracts, changes in commodity prices (particularly nickel and steel), escalating labor costs and the potential need for additional funds to be expended to maintain construction schedules. In the event we experience cost overruns, delays or both, the amount of funding needed to complete a Train could exceed our available funds and result in our failure to complete such Train and thereby negatively impact our business and limit our growth prospects.

We may enter into certain arrangements to share the use and operations of our facilities with adjacent projects, which would require us to meet certain conditions under the indentures governing each of our senior notes (the “CCH Indentures”). Despite the protection provided by the CCH Indentures, the nature of such sharing arrangements is not currently known and may limit our operational flexibility, use of land and/or facilities and the ability of the security trustee under the CSAA to take certain enforcement actions against the Collateral.

Cheniere is developing up to seven midscale Trains with an expected total production capacity of approximately 10 mtpa of LNG adjacent to the Liquefaction Project, along with a second natural gas pipeline. If these entities ultimately construct these Trains and facilities or any additional Trains or facilities, they would not be part of the Liquefaction Project but CCL and CCP may nevertheless enter into sharing arrangements with the entities owning those Trains and related facilities that would involve sharing the use and capacity of each other’s land and facilities, including pooling of capacity of Trains, sharing of common facilities, such as storage tanks and berths, and use of capacity of the pipeline facilities, to the extent permitted under the Common Terms Agreement and the CCH Indentures. CCL and CCP also may transfer and/or amend previously-obtained permits and other authorizations or applications such that they may be used by those entities. As future arrangements that would only be fully determined if the circumstances arise, there is uncertainty as to the full scope and impact of these sharing arrangements. The CCH Indentures require us to meet certain conditions in respect of such sharing arrangements. These sharing arrangements would be subject to quiet enjoyment rights for CCL, CCP and the owner of the other Train(s). The nature of these sharing arrangements could limit the ability of the security trustee under the CSAA to take certain enforcement action against the security interest in substantially all of our assets and the assets of our current and any future guarantors in respect of which quiet enjoyment rights have been granted to a third party.

We may not be able to purchase or receive physical delivery of sufficient natural gas to satisfy our delivery obligations under the SPAs, which could have a material adverse effect on us.

Under the SPAs with our customers, we are required to make available to them a specified amount of LNG at specified times. However, we may not be able to purchase or receive physical delivery of sufficient quantities of natural gas to satisfy those obligations, which may provide affected SPA customers with the right to terminate their SPAs. Our failure to purchase or receive physical delivery of sufficient quantities of natural gas could have a material adverse effect on our business, contracts, financial condition, operating results, cash flow, liquidity and prospects.

A major health and safety incident relating to our business could be costly in terms of potential liabilities and reputational damages.

Health and safety performance is critical to the success of all areas of our business. Any failure in health and safety performance may result in personal harm or injury, penalties for non-compliance with relevant regulatory requirements or litigation, and a failure that results in a significant health and safety incident is likely to be costly in terms of potential liabilities. Such a failure could generate public concern and have a corresponding impact on our reputation and our relationships with relevant regulatory agencies and local communities, which in turn could have a material adverse effect on our business, contracts, financial condition, operating results, cash flow, liquidity and prospects.

We are entirely dependent on Cheniere, including employees of Cheniere and its subsidiaries, for key personnel, and a loss of key personnel could have a material adverse effect on our business.

As of June 30, 2020, Cheniere and its subsidiaries had 1,537 full-time employees, including 325 employees who directly supported the Liquefaction Project. We have contracted with subsidiaries of Cheniere to provide the personnel necessary for the construction and operation of the Liquefaction Project. We depend on Cheniere’s subsidiaries hiring and retaining personnel sufficient to provide support for the Liquefaction Project. Cheniere competes with other liquefaction projects in the United States and globally, other energy companies and other employers to attract and retain qualified personnel with the technical skills and experience required to construct and operate liquefaction facilities and pipelines and to provide our customers with the highest quality service. We also compete with any other project Cheniere is developing, including the liquefaction facility operated by Sabine Pass Liquefaction, LLC (“SPL”), for the time and expertise of Cheniere’s personnel. Further, we and Cheniere face competition for these highly skilled employees in the immediate vicinity of the Liquefaction Project and more generally from the Gulf Coast hydrocarbon processing and construction industries.

Our executive officers are officers and employees of Cheniere and its affiliates. We do not maintain key person life insurance policies on any personnel, and we do not have any employment contracts or other agreements with key personnel binding them to provide services for any particular term. The loss of the services of any of these individuals could have a material adverse effect on our business. In addition, our future success will depend in part on our ability to engage, and Cheniere’s ability to attract and retain, additional qualified personnel.

A shortage in the labor pool of skilled workers or other general inflationary pressures or changes in applicable laws and regulations could make it more difficult to attract and retain qualified personnel and could require an increase in the wage and benefits packages that are offered, thereby increasing our operating costs. Any increase in our operating costs could materially and adversely affect our business, contracts, financial condition, operating results, cash flow, liquidity and prospects.

We have numerous contractual and commercial relationships, and conflicts of interest, with Cheniere and its affiliates.

We have agreements to compensate and to reimburse expenses of affiliates of Cheniere. In addition, CMI UK has entered into an SPA with us to purchase, at CMI UK’s option, any LNG produced by us in excess of that required for other customers. These agreements involve conflicts of interest between us, on the one hand, and Cheniere and its other affiliates, on the other hand. In addition, Cheniere is currently developing the the liquefaction facility operated by SPL in Cameron Parish, Louisiana, and is developing additional Trains and related facilities and a second natural gas pipeline at a site adjacent to the Liquefaction Project. Cheniere may enter into commercial arrangements with respect to these projects that might otherwise have been entered into with respect to Train 3 or another expansion of the Liquefaction Project and may require that we transfer and/or amend permits and other authorizations we have received to enable them to be used by such projects.

We have or will have numerous contracts and commercial arrangements with Cheniere and its affiliates, including future SPAs, transportation, interconnection, marketing and gas balancing arrangements with one or more Cheniere-affiliated entities as well as other agreements and arrangements. We anticipate that we will enter into other such agreements in the future, which cannot now be anticipated. In those circumstances where additional contracts with Cheniere and its affiliates will be necessary or desirable, additional conflicts of interest will be involved.

We are dependent on Cheniere and its affiliates to provide services to us. If Cheniere or its affiliates are unable or unwilling to perform according to the negotiated terms and timetable of their respective agreement for any reason or terminate their agreement, we would be required to engage a substitute service provider. This could result in a significant interference with operations and increased costs.

We face competition based upon the international market price for LNG.

Our liquefaction project is subject to the risk of LNG price competition at times when we need to replace any existing SPA, whether due to natural expiration, default or otherwise, or enter into new SPAs. Factors relating to competition may prevent us from entering into a new or replacement SPA on economically comparable terms as existing SPAs, or at all. Such an event could have a material adverse effect on our business, contracts, financial condition, operating results, cash flow, liquidity and prospects. Factors which may negatively affect potential demand for LNG from our liquefaction project are diverse and include, among others:

•	increases in worldwide LNG production capacity and availability of LNG for market supply;
•	increases in demand for LNG but at levels below those required to maintain current price equilibrium with respect to supply;
•	increases in the cost to supply natural gas feedstock to our liquefaction project;
•	decreases in the cost of competing sources of natural gas or alternate fuels such as coal, heavy fuel oil and diesel;
•	decreases in the price of non-U.S. LNG, including decreases in price as a result of contracts indexed to lower oil prices;
•	increases in capacity and utilization of nuclear power and related facilities; and
•	displacement of LNG by pipeline natural gas or alternate fuels in locations where access to these energy sources is not currently available.

Cyclical or other changes in the demand for and price of LNG and natural gas may adversely affect our LNG business and the performance of our customers and could have a material adverse effect on our business, contracts, financial condition, operating results, cash flows, liquidity and prospects.

Our LNG business and the development of domestic LNG facilities and projects generally is based on assumptions about the future availability and price of natural gas and LNG and the prospects for international natural gas and LNG markets. Natural gas and LNG prices have been, and are likely to continue to be, volatile and subject to wide fluctuations in response to one or more of the following factors:

•	competitive liquefaction capacity in North America;
•	insufficient or oversupply of natural gas liquefaction or receiving capacity worldwide;
•	insufficient LNG tanker capacity;
•	weather conditions, including extreme weather events and temperature volatility resulting from climate change;
•	reduced demand and lower prices for natural gas;
•	increased natural gas production deliverable by pipelines, which could suppress demand for LNG;
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decreased oil and natural gas exploration activities, which may decrease the production of natural gas, including as a result of any potential ban on production of natural gas through hydraulic fracturing;

•	cost improvements that allow competitors to offer LNG regasification services or provide natural gas liquefaction capabilities at reduced prices;

•	changes in supplies of, and prices for, alternative energy sources such as coal, oil, nuclear, hydroelectric, wind and solar energy, which may reduce the demand for natural gas;
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changes in regulatory, tax or other governmental policies regarding imported or exported LNG, natural gas or alternative energy sources, which may reduce the demand for imported or exported LNG and/or natural gas;

•	political conditions in natural gas producing regions;
•	sudden decrease in demand for LNG as a result of natural disasters or public health crises, including the occurrence of a pandemic, and other catastrophic events
•	adverse relative demand for LNG compared to other markets, which may decrease LNG imports into or exports from North America; and
•	cyclical trends in general business and economic conditions that cause changes in the demand for natural gas.

Adverse trends or developments affecting any of these factors could result in decreases in the price of LNG and/or natural gas, which could materially and adversely affect the performance of our customers, and could have a material adverse effect on our business, contracts, financial condition, operating results, cash flows, liquidity and prospects.

Failure of exported LNG to be a competitive source of energy for international markets could adversely affect our customers and could materially and adversely affect our business, contracts, financial condition, operating results, cash flow, liquidity and prospects.

Operations of the Liquefaction Project will be dependent upon the ability of our SPA customers to deliver LNG supplies from the United States, which is primarily dependent upon LNG being a competitive source of energy internationally. The success of our business plan is dependent, in part, on the extent to which LNG can, for significant periods and in significant volumes, be supplied from North America and delivered to international markets at a lower cost than the cost of alternative energy sources. Through the use of improved exploration technologies, additional sources of natural gas may be discovered outside the United States, which could increase the available supply of natural gas outside the United States and could result in natural gas in those markets being available at a lower cost than LNG exported to those markets.

Political instability in foreign countries that import or export natural gas, or strained relations between such countries and the United States, may also impede the willingness or ability of LNG purchasers or suppliers and merchants in such countries to import or export LNG from or to the United States. Furthermore, some foreign purchasers or suppliers of LNG may have economic or other reasons to obtain their LNG from, or direct their LNG to, non-U.S. markets or from or to our competitors’ liquefaction or regasification facilities in the United States.

In addition to natural gas, LNG also competes with other sources of energy, including coal, oil, nuclear, hydroelectric, wind and solar energy. LNG from the Liquefaction Project also competes with other sources of LNG, including LNG that is priced to indices other than Henry Hub. Some of these sources of energy may be available at a lower cost than LNG from the Liquefaction Project in certain markets. The cost of LNG supplies from the United States, including the Liquefaction Project, may also be impacted by an increase in natural gas prices in the United States.

As a result of these and other factors, LNG may not be a competitive source of energy in the United States or internationally. The failure of LNG to be a competitive supply alternative to local natural gas, oil and other alternative energy sources in markets accessible to our customers could adversely affect the ability of our customers to deliver LNG from the United States or to the United States on a commercial basis. Any significant impediment to the ability to deliver LNG to or from the United States generally, or to the Corpus Christi LNG terminal or from the Liquefaction Project specifically, could have a material adverse effect on our customers and on our business, contracts, financial condition, operating results, cash flow, liquidity and prospects.

We are subject to significant construction and operating hazards and uninsured risks, one or more of which may create significant liabilities and losses for us.

The construction and operation of our LNG terminal and liquefaction facilities are and will be subject to the inherent risks associated with these types of operations, including explosions, pollution, release of toxic substances, fires, hurricanes and adverse weather conditions and other hazards, each of which could result in significant delays in commencement or interruptions of operations and/or in damage to or destruction of our facilities or damage to persons and property. In addition, our operations and the facilities and vessels of third parties on which our operations are dependent face possible risks associated with acts of aggression or terrorism.

We do not, nor do we intend to, maintain insurance against all of these risks and losses. We may not be able to maintain desired or required insurance in the future at rates that we consider reasonable. The occurrence of a significant event not fully insured or indemnified against could have a material adverse effect on our business, contracts, financial condition, operating results, cash flow, liquidity and prospects.

Operation of the Liquefaction Project involves significant risks.

As of June 30, 2020, Trains 1 and 2 of the Liquefaction Project had reached Substantial Completion and were placed into operation, and Train 3 was undergoing commissioning. As more fully discussed in these Risk Factors, the Liquefaction Project faces operational risks, including the following:

•	the facilities performing below expected levels of efficiency;
•	breakdown or failures of equipment;
•	operational errors by vessel or tug operators;
•	operational errors by us or any contracted facility operator;
•	labor disputes; and
•	weather-related interruptions of operations.

We may not be able to secure firm pipeline transportation capacity on economic terms that is sufficient to meet our feed gas transportation requirements, which could have a material adverse effect on us.

We believe that there is sufficient capacity on the Corpus Christi Pipeline to accommodate all of our natural gas feedstock transportation requirements for Trains 1 through 3. We have also entered into firm transportation agreements with several third-party pipeline companies partially securing firm pipeline transportation capacity for the Liquefaction Project on interstate and intrastate pipelines which will connect to the Corpus Christi Pipeline for the production contemplated for Trains 1 through 3. If and when we need to replace one or more of our existing agreements with these interconnecting pipelines or enter into additional agreements, we may not be able to do so on commercially reasonable terms or at all, which would impair our ability to fulfill our obligations under certain of our SPAs and could have a material adverse effect on our business, contracts, financial condition, operating results, cash flow, liquidity and prospects. Additionally, the capacity on the Corpus Christi Pipeline and the interconnecting pipelines may not be sufficient to accommodate any additional Trains. Development of any additional Trains will require us to secure additional pipeline transportation capacity but we may not be able to do so on commercially reasonable terms or at all.

Various economic and political factors could negatively affect the development, construction and operation of the Liquefaction Project, which could have a material adverse effect on our business, contracts, financial condition, operating results, cash flow, liquidity and prospects.

Commercial development of an LNG facility takes a number of years, requires a substantial capital investment and may be delayed by factors such as:

•	increased construction costs;
•	economic downturns, increases in interest rates or other events that may affect the availability of sufficient financing for LNG projects on commercially reasonable terms;
•	decreases in the price of LNG, which might decrease the expected returns relating to investments in LNG projects;
•	the inability of project owners or operators to obtain governmental approvals to construct or operate LNG facilities;
•	political unrest or local community resistance to the siting of LNG facilities due to safety, environmental or security concerns; and
•	any significant explosion, spill or similar incident involving an LNG facility or LNG vessel.

There may be shortages of LNG vessels worldwide, which could have a material adverse effect on our business, contracts, financial condition, operating results, cash flow, liquidity and prospects.

The construction and delivery of LNG vessels require significant capital and long construction lead times, and the availability of the vessels could be delayed to the detriment of our business and our customers because of:

•	an inadequate number of shipyards constructing LNG vessels and a backlog of orders at these shipyards;
•	political or economic disturbances in the countries where the vessels are being constructed;
•	changes in governmental regulations or maritime self-regulatory organizations;
•	work stoppages or other labor disturbances at the shipyards;
•	bankruptcy or other financial crisis of shipbuilders;
•	quality or engineering problems;
•	weather interference or a catastrophic event, such as a major earthquake, tsunami or fire; and
•	shortages of or delays in the receipt of necessary construction materials.

Terrorist attacks, cyber incidents or military campaigns may adversely impact our business.

A terrorist attack, cyber incident or military incident involving an LNG facility, our infrastructure or an LNG vessel may result in delays in, or cancellation of, construction of new LNG facilities, including one or more of the Trains, which would increase our costs and decrease our cash flows. A terrorist incident or cyber incident may also result in temporary or permanent closure of our existing facilities, which could increase our costs and decrease our cash flows, depending on the duration and timing of the closure. Our operations could also become subject to increased governmental scrutiny that may result in additional security measures at a significant incremental cost to us. In addition, the threat of terrorism and the impact of military campaigns may lead to continued volatility in prices for natural gas that could adversely affect our business and our customers, including their ability to satisfy their obligations to us under our commercial agreements. Instability in the financial markets as a result of terrorism, cyber incidents or war could also materially adversely affect our ability to raise capital. The continuation of these developments may subject our construction and our operations to increased risks, as well as increased costs, and, depending on their ultimate magnitude, could have a material adverse effect on our business, contracts, financial condition, operating results, cash flow, liquidity and prospects.

Existing and future environmental and similar laws and governmental regulations could result in increased compliance costs or additional operating costs or construction costs and restrictions.

Our business is and will be subject to extensive federal, state and local laws, rules and regulations applicable to our construction and operation activities relating to, among other things, air quality, water quality, waste management, natural resources, and health and safety. Many of these laws and regulations, such as the CAA, the Oil Pollution Act, the CWA and the Resource Conservation and Recovery Act (the “RCRA”), and analogous state laws and regulations, restrict or prohibit the types, quantities and concentration of substances that can be released into the environment in connection with the construction and operation of our facilities, and require us to maintain permits and provide governmental authorities with access to our facilities for inspection and reports related to our compliance. In addition, certain laws and regulations authorize regulators having jurisdiction over the construction and operation of our LNG terminal and pipelines, including FERC and PHMSA, to issue compliance orders, which may restrict or limit operations or increase compliance or operating costs. Violation of these laws and regulations could lead to substantial liabilities, compliance orders, fines and penalties or to capital expenditures that could have a material adverse effect on our business, contracts, financial condition, operating results, cash flow, liquidity and prospects. Federal and state laws impose liability, without regard to fault or the lawfulness of the original conduct, for the release of certain types or quantities of hazardous substances into the environment. As the owner and operator of our facilities, we could be liable for the costs of cleaning up hazardous substances released into the environment at or from our facilities and for resulting damage to natural resources.

In 2009, the Environmental Protection Agency (the “EPA”) promulgated and finalized the Mandatory Greenhouse Gas Reporting Rule requiring annual reporting of greenhouse gas (“GHG”) emissions from stationary sources in a variety of industries. In 2010, the EPA expanded the rule to include reporting obligations for LNG terminals. In addition, the EPA has defined GHG emissions thresholds that would subject GHG emissions from new and modified industrial sources to regulation if the source is subject to the Prevention of Significant Deterioration Permit (the “PSD Permit”) requirements due to its emissions of non-GHG criteria pollutants. While the EPA subsequently took a number of additional actions primarily relating to GHG emissions from the electric power generation and the oil and gas exploration and production industries, those rules have largely been stayed or repealed including by amendments adopted by the EPA on February 23, 2018, additional proposed amendments to new source performance standards for the oil and gas industry on September 24, 2019, and the EPA’s June 19, 2019 adoption of the Affordable Clean Energy rule for power generation. However, Congress or a future Administration may reverse these decisions. Other federal and state initiatives may be considered in the future to address GHG emissions through, for example, United States treaty commitments, direct regulation, market-based regulations such as a carbon emissions tax or cap-and-trade programs, or clean energy standards. Such initiatives could affect the demand for or cost of natural gas, which we consume at our terminal, or could increase compliance costs for our operations.

Other future legislation and regulations, such as those relating to the transportation and security of LNG imported to or exported from our terminal or climate policies of destination countries in relation to their obligations under the Paris Agreement or other national climate change-related policies, could cause additional expenditures, restrictions and delays in our business and to our proposed construction activities, the extent of which cannot be predicted and which may require us to limit substantially, delay or cease operations in some circumstances. Revised, reinterpreted or additional laws and regulations that result in increased compliance costs or additional operating or construction costs and restrictions could have a material adverse effect on our business, contracts, financial condition, operating results, cash flow, liquidity and prospects.

Our lack of diversification could have an adverse effect on our business, contracts, financial condition, operating results, cash flow, liquidity and prospects.

Substantially all of our anticipated revenue in 2020 will be dependent upon the Liquefaction Project. Due to our lack of asset and geographic diversification, an adverse development at the Liquefaction Project or in the LNG industry would have a significantly greater impact on our financial condition and operating results than if we maintained more diverse assets and operating areas.

Risks Relating to the Exchange Offer and the New Notes

If you do not properly tender your Old Notes, you will continue to hold unregistered outstanding notes and your ability to transfer outstanding notes will be adversely affected.

We will only issue New Notes in exchange for Old Notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the Old Notes, and you should carefully follow the instructions on how to tender your Old Notes. Neither we nor the exchange agent is required to tell you of any defects or irregularities with respect to your tender of Old Notes. Please read “The Exchange Offer—Procedures for Tendering Old Notes” and “Description of Senior Notes.”

If you do not exchange your Old Notes for New Notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your Old Notes described in the legend on the certificates for your Old Notes. In general, you may only offer or sell the Old Notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. Except in connection with this exchange offer or as required by the registration rights agreement, we do not intend to register resales of the Old Notes under the Securities Act. For further information regarding the consequences of not tendering your Old Notes in the exchange offer, please read “The Exchange Offer—Consequences of Not Exchanging Your Old Notes.”

We will still be able to incur substantially more indebtedness in the future. This could further exacerbate the risks associated with our substantial leverage.

Subject to the covenant described under the heading “Description of Senior Notes—Covenants Applicable to the Notes—Limitation on Indebtedness,” the indenture governing the New Notes does not prohibit us from incurring additional indebtedness, including additional senior or secured indebtedness, and other liabilities, or from pledging assets to secure such indebtedness and liabilities. As of June 30, 2020, we had approximately $10.2 billion of long-term debt outstanding (before unamortized debt issuance costs). As of June 30, 2020, we had $667 million of available commitments, $392 million aggregate amount of issued letters of credit and $141 million of loans outstanding under the Working Capital Facility. Additionally, we may incur additional Senior Debt including Working Capital Debt, Expansion Senior Debt, Replacement Senior Debt (each as defined in the Description of Senior Notes) to replace any of our existing Senior Debt (see “Description of Senior Notes—Incurrence of Senior Debt”). We anticipate incurring additional indebtedness in connection with the construction of any additional Trains we may construct. The incurrence of additional indebtedness and, in particular, the granting of a security interest in the collateral to secure the indebtedness could adversely affect our ability to pay our obligations on the New Notes.

Our substantial indebtedness could adversely affect our ability to operate our business and prevent us from fulfilling our obligations under the New Notes.

Our substantial indebtedness could have important consequences to you, including:

•	making it more difficult for us to satisfy our obligations with respect to the New Notes;
•

limiting our ability to obtain additional financing to fund our capital expenditures, working capital, acquisitions, debt service requirements or liquidity needs for general business or other purposes;

•	limiting our ability to replace the indebtedness under our Term Loan Facility with indebtedness with a longer maturity;
•

limiting our ability to use operating cash flow in other areas of our business because we must dedicate a substantial portion of these funds to service debt, including indebtedness that we may incur in the future;

•	limiting our ability to compete with other companies that are not as highly leveraged;
•	limiting our ability to react to changing market conditions in our industry and in our customers’ industries and to economic downturns;
•	limiting our flexibility in planning for, or reacting to, changes in our business and future business opportunities;
•	making us more vulnerable than a less leveraged company to a downturn in our business or in the economy; and
•	resulting in a material adverse effect on our business, operating results and financial condition if we are unable to service our indebtedness or obtain additional financing, as needed.

Our ability to satisfy our obligations, including the New Notes, will depend upon our future operating performance. Prevailing economic conditions and financial, business, regulatory and other factors, many of which are beyond our control, will affect our ability to make payments on our debt obligations. If we cannot generate sufficient cash from operations to meet our other obligations, we may not be able to obtain sufficient funding to make the payments required by all of our debt, including the New Notes. This may require that we refinance our indebtedness, seek to modify the terms of our indebtedness or sell assets.

To service our indebtedness, we require significant amounts of cash. Our ability to generate cash depends on many factors beyond our control.

Our ability to make payments on and to refinance our indebtedness, including the New Notes, and to fund planned capital expenditures, depends on our ability to generate cash in the future. Our business may not generate sufficient cash flow from operations, currently anticipated costs may increase or future borrowings may not be available to us in an amount sufficient to enable us to pay our indebtedness, including the New Notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the New Notes, on or before maturity. For instance, the indebtedness under our Term Loan Facility will mature on June 30, 2024, unless we replace it with other indebtedness with a longer maturity. Our ability to replace our indebtedness with indebtedness with a longer maturity will depend on completion of our facilities under construction and our current and future operating performance. If we cannot generate sufficient cash flow from operations we may not be able to obtain sufficient funds to make payments on or to refinance our indebtedness, including the New Notes. If any of the counterparties to our SPAs fails to perform its obligations under its respective SPA or if any of our SPAs are terminated, it could adversely affect our ability to make payments on or refinance the New Notes. We may not be able to refinance any of our indebtedness, including the New Notes, on commercially reasonable terms or at all.

We will have to seek additional financing to finance the construction of any additional Trains.

As of June 30, 2020, we had approximately $10.4 billion of total debt outstanding (before unamortized debt issuance costs) and approximately $2.7 billion of member’s equity. In 2019, we started to generate cash flows from Train 1 and Train 2. If our cash flows from operations are less than projected, or if our future operating, capital and debt service requirements are higher than we currently estimate, we may require additional debt or equity financing in amounts that could be substantial.

The type, timing and terms of any future financing will depend on our cash requirements, our cash flows and prevailing conditions in the financial markets. Future financing may not be available to us at any given time or the terms thereof may not be favorable to us. Our current estimates of future operating results (which will depend upon numerous future factors and conditions, many of which are outside of our control) may not be accurate. They are merely estimates of future events and actual events will probably vary from current estimates, possibly materially. If we decide or are required to further expand our facility or to introduce new products or services, our funding needs will increase, possibly to a significant degree.

Because the costs of constructing, maintaining and operating the Liquefaction Project, the costs of conducting our business, and the amounts of our future revenues, will all depend on a variety of factors (including our ability to meet our construction schedules, performance by our contract counterparties and potential regulatory changes), actual costs and revenues may vary from expected amounts, possibly to a material degree, and such variations are likely to affect our future capital requirements. Accordingly, we may be required to raise substantial additional capital in the future and our current estimates may prove to be inaccurate.

The indenture governing the New Notes contains restrictions that limit our flexibility in operating our business.

The indenture governing the New Notes contains several significant covenants that, among other things, restrict our ability to:

•	incur additional indebtedness;
•	provide certain guarantees;
•	create liens on our assets;
•	engage in certain asset sales;
•	engage in mergers or acquisitions and to make equity investments; and
•	engage in certain transactions with our affiliates.

Under some circumstances, these restrictive covenants may not allow us the flexibility that we need to operate our business in an effective and efficient manner and may prevent us from taking advantage of strategic and financial opportunities that would benefit our business. However, certain of these covenants are also subject to significant exceptions which provide flexibility to us but may provide greater risk to holders of the New Notes.

If we fail to comply with the restrictions in the indenture governing the New Notes, the Common Terms Agreement or any other subsequent financing agreements, a default may allow the creditors, if the agreements so provide, to accelerate the related indebtedness as well as any other indebtedness to which a cross-acceleration or cross-default provision applies.

We may not be able to repurchase notes upon a Change of Control or upon the exercise of the holders’ options to require repurchase of notes if certain prepayment triggering events occur, and the occurrence of certain of these events and our repurchase of notes as a result thereof could result in an event of default under the indenture or other agreements governing our indebtedness.

We will be required to make an offer to repurchase notes: (i) upon the occurrence of a Change of Control as described in “Description of Senior Notes—Repurchase at the Option of Noteholders—Change of Control;” provided that after the Project Completion Date, a Change of Control shall not be deemed to have occurred if we receive rating reaffirmations from two rating agencies (or one rating agency, if only one rating agency currently rates the New Notes) reaffirming the then-current rating of the New Notes as of the date of such Change of Control, (ii) if we fail to use, apply or invest certain proceeds from Asset Sales in accordance with the terms of the indenture, as described in “Description of Senior Notes —Repurchase at the Option of Noteholders—Asset Sales,” (iii) if we fail to apply or invest certain proceeds we receive in respect of an Event of Loss in accordance with the terms of the indenture, as described in “Description of Senior Notes—Repurchase at the Option of Noteholders— Events of Loss,” (iv) if we fail to apply certain Performance Liquidated Damages we receive in respect of diminution of the performance of the Project Facilities in accordance with the terms of the indenture, as described in “Description of Senior Notes—Repurchase at the Option of Noteholders—Performance Liquidated Damages” or (v) if an Indenture LNG SPA Mandatory Prepayment Event occurs because we have failed to maintain (or replace) certain Qualifying LNG SPAs or if, with respect to a Required LNG SPA, a Required Export Authorization is Impaired, as described in “Description of Senior Notes—Repurchase at the Option of Noteholders—LNG SPA Mandatory Offer.” If a Change of Control event as described above occurs, you will have the right to require us to repurchase the New Notes at a purchase price in cash equal to 101% of the principal amount of your notes, plus accrued and unpaid interest. If any of the other events described above occurs, you will have the right to require us to repurchase a certain portion of the New Notes at a purchase price in cash equal to 100% of the principal amount of your New Notes, plus accrued and unpaid interest.

Credit agreements or other agreements relating to indebtedness incurred by CCH or any of its Restricted Subsidiaries may contain prohibitions on the occurrence of events that would constitute a Change of Control, an Asset Sale, a termination of Qualifying LNG SPAs or an Impairment of Export Authorizations, or may prohibit repurchases of or other prepayments in respect of the New Notes upon the occurrence of such events or upon an Event of Loss or the receipt of Performance Liquidated Damages. See “—Change of Control,”, “—Asset Sales,” “—Events of Loss,” “— Performance Liquidated Damages” and “—LNG SPA Mandatory Offer” under the caption “Description of Senior Notes—Repurchase at the Option of Noteholders.” For example, the Term Loan Facility contains provisions prohibiting certain asset sales, and provides that, prior to the end of the availability period under that facility, a change of control (as defined in the Term Loan Facility) constitutes an event of default thereunder. In the event a Change of Control, Asset Sale, Event of Loss, the receipt of Performance Liquidated Damages or an Indenture LNG SPA Prepayment Event occurs at a time when the occurrence of such event could result in a default under any of our agreements or when a repurchase of notes as a result thereof or otherwise is prohibited, CCH and/or its Restricted Subsidiaries could seek the consent of their applicable creditors to waive such default or to purchase the New Notes, or could attempt to refinance the indebtedness that contains such prohibition. If CCH and/or its Restricted Subsidiaries do not obtain a consent or repay those borrowings, they could have an event of default under such other indebtedness or will remain prohibited from purchasing notes. In that case, CCH’s failure to purchase tendered notes would constitute an Indenture Event of Default which could, in turn, constitute a default under other indebtedness.

In addition, in the event that a Change of Control, Asset Sale or Indenture LNG SPA Prepayment Event occurs that results in us having to repurchase the New Notes, we may not have sufficient financial resources to satisfy all of our obligations under the New Notes and, if applicable, our other debt instruments. In general, our failure to make any offer to repurchase the New Notes when required under the indenture or to pay the required purchase price in respect of such offer when due, could result in an Indenture Event of Default.

Federal and state statutes allow courts, under specific circumstances, to void the New Notes and require note holders to return payments received from us.

Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, the New Notes could be voided, or claims in respect of the New Notes could be subordinated to all other debts of ours if, among other things, we, at the time the indebtedness evidenced by the New Notes was incurred:

•	received less than reasonably equivalent value or fair consideration for the incurrence of the indebtedness; and
•	were insolvent or rendered insolvent by reason of the incurrence of the indebtedness; or
•	were engaged, or about to engage, in a business or transaction for which our remaining assets constituted unreasonably small capital; or
•	intended to incur, or believed that we would incur, debts beyond our ability to pay such debts as they matured.

In addition, any payment by us could be voided and required to be returned to us, or to a fund for the benefit of our creditors. In any such case, your right to receive payments in respect of the New Notes from us would be effectively subordinated to all of our indebtedness and other liabilities.

Your ability to resell the New Notes may be limited by a number of factors; prices for the New Notes may be volatile.

There currently is no established market for the New Notes. We do not intend to apply for listing of the New Notes on any securities exchange or on any automated dealer quotation system. If a market for the New Notes were to develop, the New Notes could trade at prices that may be higher or lower than reflected by their initial offering price, depending on many factors, including among other things:

•	changes in the overall market for debt securities;
•	changes in our financial performance or prospects;
•	the prospects for companies in our industry generally;
•	the number of holders of the New Notes;
•	the interest of securities dealers in making a market for the New Notes; and
•	prevailing interest rates.

There may not be sufficient collateral to pay all or any amounts due on the New Notes.

We own no significant assets other than those related to the ownership and operation of the Liquefaction Project. If we default under the indenture governing the New Notes, the Security Trustee’s remedies under the Security Documents, including foreclosure on the collateral, may not provide sufficient funds to pay our obligations under the indenture governing the New Notes. Moreover, our direct and indirect owners and their affiliates do not have any liability for the payment or performance of the New Notes.

The New Notes are secured by a first priority lien on the collateral, equal in right of security with the lenders under the Term Loan Facility, the Working Capital Facility and holders of the Senior Notes and any of our other debt permitted to be secured by the collateral. To the extent third parties enjoy prior liens, such third parties may have rights and remedies with respect to the property subject to such liens that, if exercised, could adversely affect the value of the collateral. See “Description of Senior Notes—Security.” Any additional permitted liens or the incurrence of additional secured debt may have the effect of significantly diluting your ability to recover payment in full on the New Notes from the then-existing pool of collateral and will adversely affect your relative position with respect to the collateral. See “Description of Other Indebtedness—Common Terms Agreement—Additional Senior Debt.”

No appraisals of any collateral have been prepared in connection with the offering of the notes. The value of the collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers for the collateral. The value of the assets which will be pledged or charged, as applicable, as collateral could be impaired in the future as a result of changing economic conditions, competition or other future trends. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, no assurance can be given that the proceeds from any sale or liquidation of the collateral will be sufficient to pay our obligations under the New Notes, in full or at all. Accordingly, there may not be sufficient collateral to pay all or any of the amounts due on the New Notes. Any claim for the difference between the amount, if any, realized by you from the sale of any portion of the collateral and the amount of our obligations owed to you under the New Notes will rank equally in right of payment with all of our other unsecured debt and other obligations that are not subordinated, including trade payables.

In addition, releases of collateral from the liens securing the New Notes will be permitted under certain circumstances. The actual provisions relating to such releases are contained in the CSAA (as defined below) and are contained in the indenture governing the New Notes. See “Description of Senior Notes—Security.” If the Security Trustee were to foreclose upon our assets, there are certain of our assets, such as permits and certain contracts, which the Security Trustee may not be able to effectively foreclose upon without the consent of third parties, such as a governmental authority. We cannot assure you that if the Security Trustee forecloses on our assets, the Security Trustee will be able to obtain all of the third-party approvals necessary to obtain or transfer ownership of all assets necessary to operate the Liquefaction Project.

Furthermore, if the Security Trustee forecloses on the collateral, then, in connection therewith, transferring required permits to a purchaser or new operator of the Liquefaction Project may require additional governmental approvals or proceedings, which could result in delays. Accordingly, we cannot assure investors that, if we default on the payments due on the New Notes and the Security Trustee forecloses on and sells the collateral, you will receive sufficient proceeds to pay all amounts that we owe on the New Notes.

Parties who have provided services or supplies in connection with the construction of the Trains and the Corpus Christi Pipeline may have a lien on the real property comprising the Trains and the Corpus Christi Pipeline that is senior to the security interests securing the New Notes.

Texas law provides design professionals, contractors, subcontractors and material suppliers with rights to record a lien on the property improved by their services or supplies in order to secure their right to be paid. If these parties are not paid in full, they may seek foreclosure on their liens. In Texas, the priority of certain construction liens related to a particular construction project relate back to the date of the commencement of construction of improvements or delivery of materials to the land on which the improvements are to be located and on which the materials are to be used. Accordingly, certain parties providing labor, material or services in connection with the design or construction of the Trains and the Corpus Christi Pipeline who otherwise comply with the applicable requirements of Texas law may have a lien on the Trains and the Corpus Christi Pipeline senior in priority to the security interests securing the New Notes until they are paid in full. Additionally, in the event of a liquidation any proceeds from the sale of collateral may be used to pay the holders of any construction liens then in existence before holders of the New Notes.

Real property rights required for the construction, operation and maintenance of the Corpus Christi Pipeline and that are subsequently acquired by us for other purposes will not be mortgaged prior to the issuance of the New Notes.

The real property rights related to the Liquefaction Facilities and the real property rights related to the Corpus Christi Pipeline that we held on the closing date of the Term Loan Facility are subject to deeds of trust, each granting a lien to the trustee under the deed of trust for the benefit of the Security Trustee, as beneficiary for the obligations under the New Notes (hereinafter, collectively, the “mortgage”). We have, and may in the future, also acquire real property rights in furtherance of the Liquefaction Facilities and Corpus Christi Pipeline or for other purposes in the future. Under the CSAA (as defined below), we have to grant a mortgage over such real property rights within 60 days after our acquisition thereof if the property has a purchase price in excess of $10 million or is otherwise material to the operation of the Liquefaction Project. If we are unable to provide these future mortgages or amend our existing mortgage to cover such real property rights, and/or record such mortgages, the New Notes will not benefit from these real property rights as collateral, and we will be in default of our obligations under the CSAA (as defined below) to grant and if requested, record, such mortgage over these real property rights. The Project Entities will execute a mortgage reaffirmation agreement pursuant to which they will reaffirm the Lien granted pursuant to the mortgage on the real property rights described therein to the trustee for the benefit of the Security Trustee, as beneficiary for the ratable benefit of the Secured Parties as security for the Senior Debt Obligations, including the obligations under the New Notes.

If we were to become subject to a bankruptcy proceeding after the issue date of the New Notes, any mortgage recorded more than 30 days after the issue date of the New Notes would face a greater risk of being invalidated than if we had recorded it at the issue date or within such 30 day period, as U.S. federal bankruptcy laws contain a safe harbor for mortgages delivered substantially contemporaneously with the issuance of indebtedness and recorded within 30 days of the grant of the underlying security interest. If a mortgage is recorded more than 30 days after the issue date, outside of this safe harbor, or is not delivered substantially contemporaneously with indebtedness it will be treated under U.S. federal bankruptcy laws as if it were delivered to secure antecedent (or previously existing) debt, and would be subject to avoidance as a preference by the bankruptcy court to the extent that other statutory elements are present and certain statutory defenses are inapplicable. To the extent that the grant of any such mortgage is avoided as a preference, holders of the New Notes would lose the benefit as collateral of the property encumbered by that mortgage.

A title insurance policy has been obtained only on the real property rights that are subject to our existing mortgage over property rights of CCL and will be obtained only on future real property comprising the Liquefaction Facilities. Title insurance will not be obtained for any real property interests underlying the Corpus Christi Pipeline.

A title insurance policy in the amount of $3.7 billion in favor of the Security Trustee for the benefit of our Senior Creditors has been obtained with respect to the real property rights that are subject to our existing mortgage related to the Liquefaction Facilities that consist primarily of the real property rights underlying the Trains to be constructed as part of the Liquefaction Project. Notwithstanding the existence of the title insurance policy, there is no assurance that the holders of the New Notes would be entitled to recover proceeds under such existing policy. Additionally, the title insurance policy we have obtained on the real property underlying the Trains to be constructed as part of the Liquefaction Project covers only a portion of the value of the loans secured by such property. Accordingly, if any title defects were to exist, any payments made from the title policy in respect of such defect may be insufficient to cover any losses to the noteholders caused by such defect. Further, the amount of title insurance and the structure of the mortgage lien and title insurance may be insufficient for all lienholders who have incurred an insured loss to fully recover such loss. Parties who share a lien under the mortgage may be required to share in any recovery under the title insurance policy and such recovery may be in an amount insufficient for a full recovery of any loss to each lienholder. Further, under our Finance Documents, we are required to obtain title insurance only in respect of future real property rights underlying the Liquefaction Facilities and we are not required to obtain title insurance in respect of any real property rights underlying the Corpus Christi Pipeline. As such, title company lien searches may not be obtained in respect of these real property interests for the Corpus Christi Pipeline and we may therefore not discover title defects or prior liens on such real property interests. Accordingly, any mortgages that may secure such real property rights underlying the Corpus Christi Pipeline will not have the benefit of lien searches or title insurance policies insuring title to and the first priority of the liens in favor of the Security Trustee for the benefit of our Senior Creditors, including the holders of the New Notes with respect to such real property owned, leased or otherwise held by us. There can be no assurance that there will not exist a title defect or a mechanics’ judgment, tax or other lien encumbering such real property rights that is senior to the lien (or a portion of the lien) of any such mortgage. The existence of such defect or liens could adversely affect the value of such real property rights securing the New Notes as well as the ability of the Security Trustee to realize or foreclose on such real property rights.

Surveys obtained in connection with the real property rights underlying the Liquefaction Facilities and the Corpus Christi Pipeline, if obtained, may not be accurate or comprehensive, or reveal all restrictions applicable to such real property rights.

We have obtained surveys over the real property rights underlying the Trains to be constructed as part of the Liquefaction Project which are subject to our existing mortgage and title insurance for the Liquefaction Facilities. We also have obtained surveys in connection with the real property rights we have acquired by our right of eminent domain or otherwise to develop the Corpus Christi Pipeline. If any of these surveys are not accurate or comprehensive, they may not have revealed the full scope of gaps, encroachments, adverse possession claims, zoning or other restrictions with respect to such real property rights and, in the case of the surveys with respect to Corpus Christi Pipeline, may delay or hinder our efforts to secure the necessary real property underlying our proposed route. In addition, there can be no assurance that the legal descriptions attached to the existing mortgage or any future mortgages covering any of our real property rights (i) do or will accurately describe and encumber the real property rights intended to be mortgaged as security for the New Notes, (ii) include all real property rights owned, leased or otherwise held by us intended to constitute collateral or (iii) do or will not include real property not owned, leased or otherwise held by us.

Remedies available to the Security Trustee may be limited by lease provisions.

The real property interests supporting the Liquefaction Facilities and the Corpus Christi Pipeline are all located in two counties in Texas. The Security Trustee could elect to forego foreclosure on the individual real properties, due to their location in different counties or otherwise, and foreclose on our equity interests instead. A foreclosure on our equity interests could violate provisions of certain leases, easements, rights of way and other contractual arrangements that contain certain change of control provisions and could result in early termination of such arrangements. A foreclosure of our equity interest, rather than of the liens of the mortgages, will leave in place any junior liens that may have been recorded subsequent to the recording of the mortgages.

Certain real property rights held by us constituting collateral for the New Notes are, and may be, held pursuant to leases, easements, rights of way, and other use arrangements instead of through ownership of such real property through a fee interest. There is a risk that such leases, easements, rights of way, and other use arrangements may terminate and no longer constitute collateral for the New Notes.

The Liquefaction Facilities and the Corpus Christi Pipeline are being constructed and operated on real property we own, or plan to purchase, pursuant to a fee interest and also on real property for which we would hold real property rights pursuant to leases, easements, rights of way, and other use arrangements. If we fail to maintain these rights, such failure could have a material adverse effect on our business, contracts, operating results, financial condition, cash flow, liquidity, prospects and ability to make payments of interest on, premium, if any, and principal of the New Notes.

Indebtedness secured by a lien on a lease, easement, right of way, or other use arrangement is subject to risks not associated with indebtedness secured by a mortgage lien on a fee interest in real property. The most significant of these risks is that such real property rights could be terminated before the debt secured by the mortgage over such rights is paid in full. If a mortgage on the third party’s fee interest in the property is recorded prior to the recordation of a memorandum of our interest, as easement holder, tenant or other right holder (or if the lease, easement, right of way or other use arrangement, by its terms, is subordinate to the fee holder’s mortgage), the holder of such fee mortgage could, in the event of the foreclosure of such fee mortgage, elect to terminate the applicable lease, easement, right of way or other use arrangement, and, thereby, the mortgage lien on such lease, easement, right of way or other use arrangement constituting collateral would terminate and no longer constitute collateral for the New Notes. Additionally, a bankruptcy court could determine that such lease, easement, right of way or other use arrangement is not a real property right under applicable state law, and accordingly allow a bankrupt counterparty to reject such arrangement as an executory contract. Such termination rights may result in our loss of the associated arrangements during the course of the Liquefaction Project and, if our senior creditors take enforcement action against the collateral, may limit the number of potential bidders therefore, and may delay any sale thereof, either of which may have an adverse effect on the sale price of the collateral.

The CSAA contains provisions that may limit the remedies that could be exercised in respect of an event of default, unless and until the required parties have directed the Security Trustee to do so. The holders of the New Notes are also deemed to vote in conformity with the Term Lenders in numerous instances.

On May 22, 2018, we entered into the Amended and Restated Common Security and Account Agreement (as amended on November 28, 2018, and August 30, 2019, the “CSAA”) with representatives of the Term Lenders under our Term Loan Facility, Société Générale, as the Security Trustee and Intercreditor Agent, and Mizuho Bank, Ltd. as the Account Bank, which includes provisions governing the relationship between all the Secured Parties and regulates the claims of the Secured Parties against us and the enforcement by such parties of the liens upon any collateral, including the method of voting and decision making.

The CSAA requires the affirmative vote of Secured Parties representing a certain percentage of our outstanding Senior Debt Obligations to direct specific actions of the Security Trustee, including the exercise of remedies with respect to the collateral following an event of default under the indenture governing the New Notes or the documents governing such other Senior Debt (including the Term Loan Facility and the Working Capital Facility). Because the affirmative vote of these required Secured Parties will be required before the Security Trustee will be able to exercise remedies, if an event of default under the indenture governing the New Notes were to occur, no remedies could be exercised in respect of the collateral unless and until the required Secured Parties have directed the Security Trustee to do so. If the holders of the New Notes do not constitute holders of at least the applicable percentage of the outstanding indebtedness secured by the collateral, the Indenture Trustee and the holders of the New Notes may not be able to direct the Security Trustee to exercise remedies in respect of the collateral upon the occurrence of an event of default under the indenture governing the New Notes without the affirmative vote of other Secured Parties. In certain cases under the CSAA and under the indenture, the holders of the New Notes do not have the right to vote and decisions will be determined by other holders of our Senior Debt. See “Description of Senior Notes—Events of Default and Remedies” and “Description of Senior Notes—Certain Intercreditor Arrangements.”

The indenture also provides that in numerous instances the holders of the New Notes are deemed to vote in conformity with the Term Lenders, without the requirement of a vote or consent by the holders of the New Notes. See “Description of Senior Notes—Certain Intercreditor Arrangements.”

The remedies available to the holders of the notes and the Security Trustee may be limited in bankruptcy.

If we seek the protection of bankruptcy or insolvency laws, or if one or more of our creditors commences an involuntary bankruptcy proceeding against us, the Security Trustee’s rights to foreclose on the collateral and our ability to make payments in respect of the notes are likely to be significantly impaired. Upon the commencement of a case for relief under the Bankruptcy Code, a secured creditor such as the Security Trustee is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval. Moreover, the Bankruptcy Code permits the debtor to continue to remain and use collateral even though the debtor is in default under the applicable debt instrument, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to the circumstances, but it is intended to protect the value of the secured creditor’s interest in the collateral and may include cash payments or the granting of additional security if and at such times as the court in its discretion determines that the value of the secured creditor’s interest in the collateral is declining during the pendency of the bankruptcy case. A bankruptcy court may determine that a secured creditor is “adequately protected” and therefore not entitled to prevent diminution in the value of its collateral if the value of the collateral sufficiently exceeds the debt it secures.

In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary and equitable powers of a bankruptcy court, it is impossible to predict:

•	how long payments under the New Notes could be delayed following commencement of a bankruptcy case;
•	whether or when the Security Trustee could repossess or dispose of the collateral; or
•	whether or to what extent holders of the New Notes would be compensated for any delay in payment or loss of value of the collateral through the requirement of “adequate protection.”

Furthermore, in the event a bankruptcy court determines that the value of the collateral is not sufficient to repay all amounts due on the New Notes, the holders of the notes would hold a secured claim to the extent of the value of the collateral to which the holders of the notes are entitled and would hold unsecured claims with respect to such shortfall. The Bankruptcy Code permits the payment and accrual of post-petition interest, costs and attorney’s fees to a secured creditor during a debtor’s court proceeding to exceed the aggregate outstanding principal amount of the obligations secured by the collateral up to the value of the collateral. In addition, because part of the collateral consists of our contracts, if we or any counterparty to any one of those contracts were the subject of bankruptcy proceedings, then we or such counterparty, as the case may be, or a trustee appointed in the applicable bankruptcy case, could choose to reject the contract. If that occurred, the contract would be treated as terminated and the Security Trustee could not specifically enforce the rejected contract.

Your rights in the collateral may be adversely affected by the failure to perfect security interests in such collateral and other issues generally associated with the realization of security interests in such collateral.

Generally, a security interest in tangible and intangible assets can only be properly perfected, a valid lien created on such assets can only be granted, and the priority of such lien can only be retained, if certain actions are undertaken by the applicable secured party. The liens in all collateral from time to time owned by us may not be perfected or validly created with respect to the New Notes if the Security Trustee has not taken the actions necessary to perfect or validly create any of those liens upon or prior to the issuance of the New Notes. The inability or failure of the Security Trustee to take all actions necessary to create properly perfected security interests or validly created liens on the collateral may result in the loss of the priority of the security interest for your benefit to which you would have been entitled had such perfection or valid creation of such liens been effectuated by the Security Trustee.

In addition, applicable law provides that certain property and rights acquired after the grant of a general security interest can only be perfected and a lien on such property and rights validly created at the time such property and rights are acquired and identified.

We will have limited obligations to perfect your security interest in, or create valid liens with respect to, specified collateral. We cannot assure you that the Security Trustee will monitor, or that we will inform the Security Trustee of, the future acquisition of property and rights that constitute collateral, and that the necessary action will be taken to properly perfect the security interest in, or create a valid lien with respect to, such after-acquired collateral. Our failure to meet our obligations to inform the Security Trustee of the future acquisition of property or rights that constitute collateral may constitute a breach under the Security Documents, which may result in the acceleration of our indebtedness. However, acceleration of such obligations in such situation may not provide an adequate remedy to you if the value of the collateral is impaired by the failure to perfect the security interest in, or create a valid lien with respect to, such after-acquired collateral. The Security Trustee has no obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interest or the creation of a valid lien with respect thereto. Such failure may result in the loss of the security interest in the collateral or the priority of the security interest granted to secure the New Notes as against third parties.

The mortgages for real property rights not yet obtained may never be recorded and/or the recordation of mortgages securing a lien on the real property rights currently owned or to be acquired may be subject to delays such as those resulting from illegible legal descriptions or delays at the county recording office. In addition, applicable law requires that certain real property rights and other rights acquired after the grant of a general security interest, such as real property, equipment subject to a certificate of title and certain proceeds, can only be perfected at the time such property and rights are acquired and identified. Further, no title search will be performed to identify any encumbrances on all the necessary real property needed for the construction, operation and maintenance related to the Corpus Christi Pipeline. There can be no assurance that the Security Trustee will monitor, or that we will inform such trustee of, the future acquisition of property and rights that should constitute collateral, and that the necessary action will be taken to properly perfect the security interest in such after-acquired collateral. The Security Trustee does not have an obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interest. Such failure may result in the loss of the security interest in the collateral or the priority of the security interest in favor of the New Notes against third parties.

The collateral is subject to casualty risks, which may limit your ability to recover as a secured creditor for losses to the collateral, and which may have an adverse impact on our operations and results.

The indenture governing the New Notes and the Security Documents requires us to maintain insurance with responsible and financially sound insurance carriers, in such form and amounts as is necessary to insure the projected maximum loss for the Liquefaction Project. However, there are certain losses, including losses resulting from terrorist acts, which may be either uninsurable or not economical to insure, in whole or in part. As a result, we cannot assure you that the insurance proceeds will compensate us fully for our losses. If there is a total or partial loss of any of the collateral, we cannot assure you that any insurance proceeds received by us will be sufficient to satisfy all of our obligations, including the New Notes.

In the event of a total or partial loss affecting any of the collateral securing the New Notes, certain items of equipment and inventory may not be easily replaced. Accordingly, even though there may be insurance coverage, the extended period needed to obtain replacement units or inventory may cause significant delays, which may have an adverse impact on our operations and results.

The indenture governing the New Notes does not contain the representations and warranties, covenants or events of default contained in the Common Terms Agreement.

On May 22, 2018, we entered into an amended and restated common terms agreement (as amended on November 28, 2018, and August 30, 2019, the “Common Terms Agreement”) with Société Générale, as the Facility Agent for the lenders under the Term Loan Facility and as Intercreditor Agent, The Bank of Nova Scotia, as the Working Capital Facility Agent (the “Working Capital Facility Agent”), and each other Facility Agent party thereto from time to time, in order to set out certain provisions regarding, among other things: (a) common representations and warranties of the Project Entities; (b) common covenants of the Project Entities; and (c) common events of default under the secured debt instruments constituting Loan Facility Agreements, such as the Term Loan Facility. The Indenture Trustee will not become party to the Common Terms Agreement and the Intercreditor Agreement. Consequently, the Indenture Trustee will not have the benefit of the representations and warranties, covenants or any events of default under the Common Terms Agreement, and the covenants and events of default applicable to the New Notes shall be as set forth in the indenture, as described under “Description of Senior Notes.” As a holder of the New Notes, you will not have the benefit of the representations and warranties, covenants or any of the events of default pursuant to the Common Terms Agreement.

Any future pledge of collateral might be avoidable in bankruptcy.

Any future pledge of collateral in favor of the Security Trustee, including pursuant to Security Documents delivered after the date of the indenture governing the New Notes, might be avoidable by the pledgor (as the debtor in possession in a bankruptcy proceeding) or by the trustee in bankruptcy if certain events or circumstances exist or occur, including, among others, if the pledgor is insolvent at the time of the pledge, the pledge permits the holders of the New Notes to receive greater recovery than if the pledge had not been given and a bankruptcy proceeding in respect of the pledgor is commenced within 90 days following the pledge or, in certain circumstances, a longer period.

An existing or future subsidiary’s guarantee of the New Notes may be reduced, avoided or released under certain circumstances and you may not receive any payments from some or all of those Guarantors.

Our existing subsidiaries, CCL, CCP and CCP GP are guaranteeing the New Notes. Our future domestic subsidiaries will be required to guarantee the New Notes under certain circumstances. There is uncertainty whether any such guarantees would be legally enforceable in any bankruptcy proceedings involving those Guarantors.

If a subsidiary grants a security interest in its assets and that grant of security interests is unenforceable, any such security interest in that subsidiary’s assets could be set aside and the property made available to other creditors of the bankrupt subsidiary. Among other things, there is a risk that the guarantee, and any related security interest, could be considered a fraudulent conveyance, that can be set aside in bankruptcy proceedings.

The CSAA governing the New Notes contains a “savings clause,” which limits the liability of a subsidiary guarantor with assets exceeding $10 million at the time of the guarantee to the maximum amount that such guarantor can incur without risk that its note guarantee will be subject to avoidance as a fraudulent transfer. As a result, a Guarantor’s liability under its note guarantee could be reduced in amount or reduced to zero, depending upon the amount of other obligations of such Guarantor. We cannot assure you that this limitation of liability will protect such note guarantees from fraudulent transfer challenges or, if it does, that the remaining amount due and collectible under the note guarantees would be sufficient to pay the New Notes in full when due.

The New Notes will be structurally subordinated in right of payment to the indebtedness and other liabilities of any subsidiaries that do not guarantee the New Notes.

As of the date of this prospectus, we have three subsidiaries, each of which is a Guarantor of the New Notes: CCL, CCP and CCP GP. Upon such time as any subsidiary Guarantor is released and relieved of its obligations under its subsidiary guarantee, such subsidiary will cease to guarantee the New Notes. In the event that a subsidiary is released from its note guarantee pursuant to the terms of the indenture, such subsidiary will no longer be obligated to pay any amounts due under the New Notes or to make any funds available for payments on the New Notes, and the New Notes and note guarantees will be structurally subordinated to all of the liabilities of that subsidiary. In addition, the New Notes and note guarantees will be structurally subordinated to all of the liabilities of any of our future subsidiaries that do not guarantee the New Notes and these liabilities would be required to be paid before the holders of the New Notes have a claim, if any, against those subsidiaries and their assets. If there was a dissolution, bankruptcy, liquidation or reorganization of any non-Guarantor subsidiary, the holders of notes would not receive any amounts with respect to the New Notes from the assets of such non-Guarantor subsidiary until after the payment in full of the claims of creditors of such subsidiary.

Your right to receive payments under the New Notes will be effectively subordinated to indebtedness secured by other assets.

The New Notes will be effectively subordinated to any secured debt we may incur that is secured by assets that are not part of the collateral securing the New Notes to the extent of such other assets securing such debt. In the event of a liquidation, dissolution, reorganization, bankruptcy or similar proceeding involving us, such assets which serve as collateral for such other secured debt that are not part of the collateral securing the New Notes will be available to satisfy the obligations under such secured debt before any payments are made on the New Notes.

The ratings of the New Notes may be lowered or withdrawn.

The ratings address the likelihood of timely payment of the scheduled interest and principal on each scheduled payment date. The ratings do not address the likelihood of payment of any overdue interest, premiums or any other amounts payable in respect of the New Notes or the timeliness of any accelerated principal payments coming due as the result of the occurrence of an event of default. A rating is not a recommendation to buy, sell or hold a note (or beneficial interests therein) and is subject to revision or withdrawal in the future by each rating agency.

Changes in our credit rating could adversely affect the market price or liquidity of the New Notes.

Credit rating agencies continually revise their ratings for the companies that they follow. Credit rating agencies also evaluate our industry as a whole and may change their credit ratings for CCH based on their overall view of our industry. We cannot be sure that credit rating agencies will maintain their initial ratings on the New Notes. A negative change in our ratings could have an adverse effect on the trading price or liquidity of the New Notes.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement we entered into in connection with the private offering of the Old Notes. We will not receive any proceeds from the issuance of the New Notes in the exchange offer. In consideration for issuing the New Notes as contemplated in this prospectus, we will receive, in exchange, outstanding Old Notes in like principal amount. We will cancel all of the Old Notes surrendered in exchange for New Notes in the exchange offer. As a result, the issuance of the New Notes will not result in any increase or decrease in our indebtedness.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis presents management’s view of our business, financial condition and overall performance and should be read in conjunction with our historical financial statements included elsewhere in this prospectus. The following discussion contains, in addition to historical information, forward- looking statements that are subject to significant risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those factors set forth under the captions “Forward-Looking Statements” and “Risk Factors” and elsewhere in this prospectus. Certain terms used and not defined in this section shall have the meanings attributed to such terms in the Glossary of Certain Finance Document Terms or the Glossary of Certain Defined Terms.

Our discussion and analysis include the following subjects:

•	Overview of Business
•	Overview of Significant Events
•	Impact of COVID-19 and Market Environment
•	Liquidity and Capital Resources
•	Contractual Obligations
•	Results of Operations
•	Off-Balance Sheet Arrangements
•	Summary of Critical Accounting Estimates
•	Recent Accounting Standards

Overview of Business

CCH is a Delaware limited liability company formed in September 2014 by Cheniere, a Houston-based energy company primarily engaged in LNG-related businesses, to develop, construct, operate, maintain and own the Liquefaction Facilities and the Corpus Christi Pipeline, through wholly-owned subsidiaries CCL and CCP, respectively.

We are currently operating two Trains and one additional Train is undergoing commissioning for a total production capacity of approximately 15 mtpa of LNG. The Liquefaction Project, once fully constructed, will contain three LNG storage tanks with aggregate capacity of approximately 10 Bcfe and two marine berths that can each accommodate vessels with nominal capacity of up to 266,000 cubic meters.

Impact of COVID-19 and Market Environment

The business environment in which we operate has been impacted by the recent downturn in the energy market as well as the outbreak of COVID-19 and its progression into a pandemic in March 2020. As a result of these developments, our growth estimates for LNG in 2020 have moderated from previous expectations. Annual LNG demand grew by approximately 13% in 2019 to approximately 360 mtpa. In a report published in the month of April 2020, IHS Markit projected LNG demand in 2020 to reach 363 mtpa, down from a pre-COVID-19 estimate of approximately 377 mtpa. This implies a year-over-year rate of growth of below 1% in 2020 compared to an implied pre-COVID-19 year-over-year growth estimate of approximately 5%. While worldwide demand increased by approximately 5% during the six months ended June 30, 2020 compared to the comparable period of 2019, we expect to potentially see year-over-year declines in some future months as reduced economic activity affects LNG demand and high storage inventory levels reduce the need for imports. The robust LNG supply additions over the past several years, along with warmer winters and now strict virus containment measures, have exerted downward pressure on global gas prices. As an example, the Dutch Title Transfer Facility (“TTF”), a virtual trading point for natural gas in the Netherlands, averaged $1.76 during the three months ended June 30, 2020, 60% lower than the comparable period of 2019, while the Japan Korean Marker (“JKM”), an LNG benchmark price assessment for spot physical cargoes delivered ex-ship into certain key markets in Asia, averaged $2.68 during the three months ended June 30, 2020, 50% lower than the comparable period of 2019. As a result of the weaker LNG market environment, as well as customer-specific variables, we have recently experienced an increase in the number of LNG cargoes for which our customers have notified us they will not take delivery. As such, during the three and six months ended June 30, 2020, we recognized $299 million and $336 million, respectively, in revenues associated with LNG cargoes for which customers have notified us that they would not take delivery, of which $200 million would have otherwise been recognized subsequent to June 30, 2020, if the cargoes were lifted pursuant to the delivery schedules with the customers.

In addition, in response to the COVID-19 pandemic, Cheniere has modified certain business and workforce practices to protect the safety and welfare of its employees who continue to work at its facilities and offices worldwide, as well as implemented certain mitigation efforts to ensure business continuity. In March 2020, Cheniere began consulting with a medical advisor, and implemented social distancing through revised shift schedules, work from home policies and designated remote work locations where appropriate, restricted non-essential business travel and began requiring self-screening for employees and contractors. In April 2020, Cheniere began providing temporary housing for its workforce for our facilities, implemented temperature testing, incorporated medical and social workers to support employees, enforced prior self-isolation and screening for temporary housing and implemented marine operations with zero contact during loading activities. These measures have resulted in increased costs. While response measures continue to evolve and in certain cases moderate, we expect Cheniere to incur incremental operating costs associated with business continuity and protection of its workforce until the risks associated with the pandemic diminish. As of June 30, 2020, we have incurred approximately $26 million of such costs.

Liquidity and Capital Resources

The following table provides a summary of our liquidity position at June 30, 2020 and December 31, 2019 (in millions):

	June 30, 2020	December 31, 2019
Cash and cash equivalents	$—	$—
Restricted cash designated for the Liquefaction Project	101	80
Available commitments under the following credit facilities:
Term Loan Facility	—	—
Working Capital Facility	667	729

For additional information regarding our debt agreements, see “Description of Other Indebtedness—Term Loan Facility,” “Description of Other Indebtedness—Working Capital Facility,” Note 9—Debt of our notes to the consolidated financial statements of CCH for the six months ended June 30, 2020 and Note 10—Debt of our notes to the consolidated financial statements of CCH for the year ended December 31, 2019 that have been included elsewhere in this prospectus.

Corpus Christi LNG Terminal

Liquefaction Facilities

We are currently operating two Trains and one marine berth at the Liquefaction Project, commissioning one additional Train and constructing an additional marine berth. We have received authorization from the FERC to site, construct and operate Trains 1 through 3 of the Liquefaction Project. We completed construction of Trains 1 and 2 of the Liquefaction Project and commenced commercial operating activities in February 2019 and August 2019, respectively. The following table summarizes the project completion and construction status of Train 3 of the Liquefaction Project, including the related infrastructure, as of June 30, 2020:

Train 3
Overall project completion percentage	90.5%
Completion percentage of:
Engineering	100.0%
Procurement	100.0%
Subcontract work	83.2%
Construction	77.5%
Expected date of Substantial Completion	1H 2021

The DOE has authorized the export of domestically produced LNG by vessel from the Corpus Christi LNG terminal to FTA countries for a 25-year term and to non-FTA countries for a 20-year term, both of which commenced in June 2019, up to a combined total of the equivalent of 767 Bcf/yr (approximately 15 mtpa) of natural gas. The terms of each of these authorizations begin on the earlier of the date of first export thereunder or the date specified in the particular order, which ranges from seven to 10 years from the date the order was issued.

An application was filed in September 2019 to authorize additional exports from the Liquefaction Project to FTA countries for a 25-year term and to non-FTA countries for a 20-year term in an amount up to the equivalent of approximately 108 Bcf/yr of natural gas, for a total Liquefaction Project export of 875.16 Bcf/yr. The terms of the authorizations are requested to commence on the date of first commercial export from the Liquefaction Project of the volumes contemplated in the application. DOE’s authorization for FTA countries has been granted. The DOE application for non-FTA countries is currently pending before the DOE.

Customers

CCL has entered into fixed price long-term SPAs generally with terms of 20 years (plus extension rights) with nine third parties for Trains 1 through 3 of the Liquefaction Project. Under these SPAs, the customers will purchase LNG from CCL on a FOB basis for a price consisting of a fixed fee per MMBtu of LNG (a portion of which is subject to annual adjustment for inflation) plus a variable fee per MMBtu of LNG equal to approximately 115% of Henry Hub. The customers may elect to cancel or suspend deliveries of LNG cargoes, with advance notice as governed by each respective SPA, in which case the customers would still be required to pay the fixed fee with respect to the contracted volumes that are not delivered as a result of such cancellation or suspension. We refer to the fee component that is applicable regardless of a cancellation or suspension of LNG cargo deliveries under the SPAs as the fixed fee component of the price under our SPAs. We refer to the fee component that is applicable only in connection with LNG cargo deliveries as the variable fee component of the price under our SPAs. The variable fee under CCL’s SPAs entered into in connection with the development of the Liquefaction Project was sized at the time of entry into each SPA with the intent to cover the costs of gas purchases and transportation and liquefaction fuel to produce the LNG to be sold under each such SPA. The SPAs and contracted volumes to be made available under the SPAs are not tied to a specific Train; however, the term of each SPA generally commences upon the Date of First Commercial Delivery for the applicable Train, as specified in each SPA.

In aggregate, the minimum annual fixed fee portion to be paid by the third-party SPA customers is approximately $1.4 billion for Trains 1 and 2 and further increasing to approximately $1.8 billion following the Substantial Completion of Train 3 of the Liquefaction Project.

In addition, CMI UK, an indirect wholly-owned subsidiary of Cheniere, has agreements with CCL to purchase: (1) approximately 15 TBtu per annum of LNG with an approximate term of 23 years, (2) any LNG produced by CCL in excess of that required for other customers at CMI UK’s option and (3) approximately 44 TBtu of LNG with a term of up to seven years associated with the IPM gas supply agreement between CCL and EOG.

Natural Gas Transportation, Storage and Supply

To ensure CCL is able to transport adequate natural gas feedstock to the Corpus Christi LNG terminal, it has entered into transportation precedent agreements to secure firm pipeline transportation capacity with CCP and certain third-party pipeline companies. See “Description of Material Project Agreements—Transportation Agreements.” CCL has entered into a firm storage services agreement with a third party to assist in managing variability in natural gas needs for the Liquefaction Project. CCL has also entered into enabling agreements and long-term natural gas supply contracts with third parties, and will continue to enter into such agreements, in order to secure natural gas feedstock for the Liquefaction Project. As of June 30, 2020, CCL had secured up to approximately 2,935 TBtu of natural gas feedstock through long-term natural gas supply contracts with remaining terms that range up to 10 years, a portion of which is subject to the achievement of certain project milestones and other conditions precedent

A portion of the natural gas feedstock transactions for CCL are IPM transactions, in which the natural gas producers are paid based on a global gas market price less a fixed liquefaction fee and certain costs incurred by us.

Construction

CCL entered into separate lump sum turnkey contracts with Bechtel for the engineering, procurement and construction of Trains 1 through 3 of the Liquefaction Project under which Bechtel charges a lump sum for all work performed and generally bears project cost, schedule and performance risks unless certain specified events occur, in which case Bechtel may cause CCL to enter into a change order, or CCL agrees with Bechtel to a change order.

The total contract price of the EPC contract for Train 3, which is currently undergoing commissioning, is approximately $2.4 billion, reflecting amounts incurred under change orders through June 30, 2020. As of June 30, 2020, we have incurred $2.2 billion under this contract.

Our cost estimates are subject to change due to such items as cost overruns, change orders, escalation of labor costs and additional funds that may be expended to maintain our construction schedule. See “Risk Factors—Risks Relating to the Completion of Our Liquefaction Facilities and the Development and Operation of Our Business—Cost overruns and delays in the completion of Train 3 or any future Trains, as well as difficulties in obtaining sufficient financing to pay for such costs and delays, could have a material adverse effect on our business, contracts, financial condition, operating results, cash flow, liquidity and prospects.”

Pipeline Facilities

In December 2014, the FERC issued a certificate of public convenience and necessity under Section 7(c) of the NGA, authorizing CCP to construct and operate the Corpus Christi Pipeline. The Corpus Christi Pipeline is designed to transport 2.25 Bcf/d of natural gas feedstock required by the Liquefaction Project from the existing regional natural gas pipeline grid. The construction of the Corpus Christi Pipeline was completed in the second quarter of 2018.

Capital Resources

We expect to finance the construction costs of the Liquefaction Project from one or more of the following: operating cash flows from CCL and CCP, project debt and equity contributions from Cheniere. The following table provides a summary of our capital resources from borrowings and available commitments for the Liquefaction Project, excluding any equity contributions, at June 30, 2020 and December 31, 2019 (in millions):

	June 30, 2020	December 31, 2019
Senior notes (1)	$6,952	$6,952
Credit facilities outstanding balance (2)	3,424	3,283
Letters of credit issued (2)	392	471
Available commitments under credit facilities (2)	667	729
Total capital resources from borrowings and available commitments (3)	$11,435	$11,435

(1)	Includes the 144A Senior Notes, the 4.80% Senior Notes and 3.925% Senior Notes.
(2)	Includes the Term Loan Facility and the Working Capital Facility.
(3)	Does not include additional borrowings or contributions by our indirect parents which may be used for the Liquefaction Project.

For additional information regarding our debt agreements, see “Description of Other Indebtedness—Term Loan Facility,” “Description of Other Indebtedness—Working Capital Facility,” Note 9—Debt of our notes to the consolidated financial statements of CCH for the six months ended June 30, 2020 and Note 10—Debt of our notes to the consolidated financial statements of CCH for the year ended December 31, 2019 that have been included elsewhere in this prospectus.

Senior Notes

On May 18, 2016, we issued $1.25 billion aggregate principal amount of our 2024 Senior Notes, on December 9, 2016, we issued $1.5 billion aggregate principal amount of our 2025 Senior Notes, on May 15, 2017, we issued $1.5 billion aggregate principal amount of our 2027 Senior Notes and on November 13, 2019, we issued $1.5 billion aggregate principal amount of Old Notes. On September 27, 2019, we issued $727.0 million aggregate principal amount of our 4.80% Senior Notes, and, on October 17, 2019, we issued $475.0 million aggregate principal amount of our 3.925% Senior Notes. The net proceeds of the Outstanding Senior Notes were used to prepay a portion of the principal amounts then outstanding under the Term Loan Facility. Interest on the Outstanding Senior Notes is payable semi-annually in arrears.

Each of the 4.80% Senior Notes and the 3.925% Senior Notes are fully amortizing according to a fixed sculpted amortization schedule with semi-annual payments of principal and interest and have a weighted average life of 15 years. Amortization of each of the 4.80% Senior Notes and the 3.925% Senior Notes is deferred until June 30, 2027.

At any time prior to six months before the respective dates of maturity for the Outstanding Senior Notes, we may redeem all or part of such series of Outstanding Senior Notes at a redemption price equal to the “makewhole” price set forth in the applicable indenture governing the Outstanding Senior Notes, plus accrued and unpaid interest, if any, to the date of redemption. At any time within six months of the respective dates of maturity of the Outstanding Senior Notes, we may redeem all or part of the applicable series of Outstanding Senior Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of such Outstanding Senior Notes to be redeemed, plus accrued and unpaid interest, if any, to the date of redemption.

The indenture governing the 144A Senior Notes includes restrictive covenants. We may incur additional indebtedness in the future, including by issuing additional 144A Senior Notes, and such indebtedness could be at higher interest rates and have different maturity dates and more restrictive covenants than our current outstanding indebtedness, including the 144A Senior Notes, the 4.80% Senior Notes, the 3.925% Senior Notes and the Term Loan Facility.

The 144A Senior Notes were issued under the indenture (and, in the case of the 2025 Senior Notes, the 2027 Senior Notes and the Old Notes, a supplemental indenture thereto). A description of certain terms of such indenture can be found under the caption “Description of Senior Notes.”

The 4.80% Senior Notes and the 3.925% Senior Notes were issued under separate indentures.

The Outstanding Senior Notes are jointly and severally guaranteed by the Guarantors. The indentures governing the Outstanding Senior Notes also provide that the Outstanding Senior Notes will be guaranteed by any future domestic subsidiaries, other than immaterial subsidiaries. The indentures governing the Outstanding Senior Notes contain terms and events of default and certain covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to: incur additional indebtedness or issue preferred stock; make certain investments or pay dividends or distributions on membership interests or subordinated indebtedness or purchase, redeem or retire membership interests; sell or transfer assets, including membership or partnership interests of our restricted subsidiaries; restrict dividends or other payments by restricted subsidiaries to us or any of our restricted subsidiaries; incur liens; enter into transactions with affiliates; dissolve, liquidate, consolidate, merge, sell or lease all or substantially all of the properties or assets of us and our restricted subsidiaries taken as a whole; or permit any Guarantor to dissolve, liquidate, consolidate, merge, sell or lease all or substantially all of its properties and assets.  The covenants included in the indentures governing the Outstanding Senior Notes are subject to a number of important limitations and exceptions.

The Guarantors’ guarantees are full and unconditional, subject to certain release provisions including (1) the sale, exchange, disposition or transfer (by merger, consolidation or otherwise) of all or substantially all of the capital stock or the assets of the Guarantors, (2) the designation of the Guarantor as an “unrestricted subsidiary” in accordance with the indentures governing the Outstanding Senior Notes, (3) upon the legal defeasance or covenant defeasance or discharge of obligations under the Indentures and (4) the release and discharge of the Guarantors pursuant to the CSAA.  In the event of a default in payment of the principal or interest by us, whether at maturity of the Senior Notes or by declaration of acceleration, call for redemption or otherwise, legal proceedings may be instituted against the Guarantors to enforce the guarantee.

The rights of holders of the Outstanding Senior Notes against the Guarantors may be limited under the U.S. Bankruptcy Code or federal or state fraudulent transfer or conveyance law.  Each guarantee contains a provision intended to limit the Guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent conveyance or transfer under U.S. federal or state law.  However, there can be no assurance as to what standard a court will apply in making a determination of the maximum liability of the Guarantors.  Moreover, this provision may not be effective to protect the guarantee from being voided under fraudulent conveyance laws.  There is a possibility that the entire guarantee may be set aside, in which case the entire liability may be extinguished.

The Outstanding Senior Notes and the related guarantees are our and the Guarantors’ respective senior secured obligations, ranking senior in right of payment to any and all of our and the Guarantors’ future indebtedness that is subordinated to the Outstanding Senior Notes and equal in right of payment with our and the Guarantors’ other existing and future indebtedness that is senior and secured by the same collateral securing the Outstanding Senior Notes.  The Outstanding Senior Notes are secured by a first-priority security interest in substantially all of our assets and the assets of the Guarantors and by a pledge of all of our equity interests and the equity interests in the Guarantors under the terms of the CSAA and the Holdco Pledge Agreement, respectively.  There is no trading market for our equity interests or the equity interests in the Guarantors that are pledged as collateral.  The equity interests in the Guarantors may be foreclosed upon in connection with a security enforcement action brought in accordance with the terms of the CSAA.

The security interests in our assets and the assets of the Guarantors are subject to release provisions including (1) upon satisfaction and discharge of the Indentures, (2) upon the legal defeasance or covenant defeasance with respect to the applicable Outstanding Senior Notes or (3) upon payment in full in cash of the applicable Outstanding Senior Notes and all other related obligations that are outstanding, due and payable at the time the Outstanding Senior Notes are paid full in cash, in each case, in accordance with the CSAA governing the parties to the Outstanding Senior Notes.

In accordance with the amendments adopted by the SEC, because the assets, liabilities and results of operations of us and the Guarantors as a group are not materially different than the corresponding amounts presented in our consolidated financial statements, we are not required to present summary financial information regarding us and the Guarantors.

Term Loan Facility

In May 2018, we amended and restated the Term Loan Facility to increase total commitments under the Term Loan Facility from $4.6 billion to $6.1 billion. Our obligations under the Term Loan Facility are secured by a first priority lien on substantially all of our assets and the assets of our subsidiaries and by a pledge by Cheniere CCH HoldCo I (“Holdco”) of its limited liability company interests in us. As of both June 30, 2020 and December 31, 2019, we had no available commitments and $3.3 billion of loans outstanding under the Term Loan Facility.

The Term Loan Facility matures on June 30, 2024, with principal payments due quarterly commencing on the earlier of (1) the first quarterly payment date occurring more than three calendar months following the Project Completion Date of the Liquefaction Project and (2) a set date determined by reference to the date under which a certain LNG buyer linked to the last Train of the Liquefaction Project to become operational is entitled to terminate its SPA for failure to achieve the Date of First Commercial Delivery for that SPA. Scheduled repayments will be based upon a 19-year tailored amortization, commencing the first full quarter after the completion of Trains 1 through 3 and designed to achieve a minimum projected fixed debt service coverage ratio of 1.50:1.

Under the Term Loan Facility, we are required to hedge not less than 65% of the variable interest rate exposure of our senior secured debt. We are restricted from making certain distributions under agreements governing our indebtedness generally until, among other requirements, the completion of the construction of Trains 1 through 3 of the Liquefaction Project, funding of a debt service reserve account equal to six months of debt service and achieving a historical debt service coverage ratio and fixed projected debt service coverage ratio of at least 1.25:1.00.

For additional information regarding the Term Loan Facility, see “Description of Other Indebtedness—Term Loan Facility.”

Working Capital Facility

In June 2018, we amended and restated the Working Capital Facility to increase total commitments under the Working Capital Facility from $350 million to $1.2 billion. The Working Capital Facility is intended to be used for loans (“Working Capital Loans”) and the issuance of letters of credit for certain working capital requirements related to developing and operating the Liquefaction Project and for related business purposes. Loans under the Working Capital Facility are guaranteed by the Guarantors. We may, from time to time, request increases in the commitments under the Working Capital Facility of up to the maximum allowed for working capital under the Common Terms Agreement that was entered into concurrently with the Term Loan Facility. As of June 30, 2020 and December 31, 2019, we had $667 million and $729 million of available commitments, $392 million and $471 million aggregate amount of issued letters of credit and $141 million and zero of loans outstanding under the Working Capital Facility, respectively.

The Working Capital Facility matures on June 29, 2023, and we may prepay the Working Capital Loans and loans made in connection with a draw upon any letter of credit (“LC Loans”) at any time without premium or penalty upon three business days’ notice and may re-borrow at any time. LC Loans have a term of up to one year. We are required to reduce the aggregate outstanding principal amount of all Working Capital Loans to zero for a period of five consecutive business days at least once each year.

The Working Capital Facility contains conditions precedent for extensions of credit, as well as customary affirmative and negative covenants. Our obligations under the Working Capital Facility are secured by substantially all of our and our Guarantors’ assets as well as all of our membership interests and the membership interest in each of the Guarantors on a pari passu basis with the Senior Notes and the Term Loan Facility.

For additional information regarding our Working Capital Facility, see “Description of Other Indebtedness—Working Capital Facility.”

Equity Contributions

In May 2018, we amended and restated the CEI Equity Contribution Agreement, pursuant to which Cheniere agreed to provide cash contributions up to approximately $1.1 billion, not including $2.0 billion previously contributed under the original equity contribution agreement. As of June 30, 2020, we have received $703 million in contributions under the CEI Equity Contribution Agreement and Cheniere has posted $313 million of letters of credit on our behalf under its revolving credit facility. Cheniere is only required to make additional contributions under the CEI Equity Contribution Agreement after the commitments under the Term Loan Facility have been reduced to zero and to the extent cash flows from operations of the Liquefaction Project are unavailable for Liquefaction Project costs.

Early Works Equity Contribution Agreement

In conjunction with the amendment and restatement of the CEI Equity Contribution Agreement, we terminated the early works equity contribution agreement with Cheniere entered into in December 2017. Prior to termination in May 2018, we had received $250 million in contributions from Cheniere under the early works equity contribution agreement.

Restrictive Debt Covenants

As of June 30, 2020, we were in compliance with all covenants related to our debt agreements.

LIBOR

The use of LIBOR is expected to be phased out by the end of 2021. It is currently unclear whether LIBOR will be utilized beyond that date or whether it will be replaced by a particular rate. We intend to continue to work with our lenders to pursue any amendments to our debt agreements that are currently subject to LIBOR and will continue to monitor, assess and plan for the phase out of LIBOR.

Sources and Uses of Cash

The following table summarizes the sources and uses of our cash, cash equivalents and restricted cash for the six months ended June 30, 2020 and 2019 and the years ended December 31, 2019, 2018 and 2017 (in millions). The table presents capital expenditures on a cash basis; therefore, these amounts differ from the amounts of capital expenditures, including accruals, which are referred to elsewhere in this prospectus. Additional discussion of these items follows the table.

	Six Months Ended June 30,		Year Ended December 31,
	2020	2019	2019	2018	2017
Operating cash flows	$87	$(53)	$(33)	$(61)	$(64)
Investing cash flows	(352)	(842)	(1,519)	(2,960)	(1,962)
Financing cash flows	286	885	1,343	3,083	1,982
Net increase (decrease) in cash, cash equivalents and restricted cash	21	(10)	(209)	62	(44)
Cash, cash equivalents and restricted cash—beginning of period	80	289	289	227	271
Cash, cash equivalents and restricted cash—end of period	$101	$279	$80	$289	$227

Operating Cash Flows

Operating cash flows during the six months ended June 30, 2020 and 2019 were net inflows of $87 million and net outflows of $53 million, respectively. The increase in operating cash net inflows was primarily due to increased cash receipts from the sale of LNG cargoes, as a result of the commencement of operations of Trains 1 and 2 of the Liquefaction Project in February 2019 and August 2019, respectively, and from increased revenues related to LNG cargoes for which customers have notified us that they will not take delivery.

Operating cash net outflows during the years ended December 31, 2019, 2018 and 2017 were $33 million, $61 million and $64 million, respectively. The decrease in operating cash net outflows in 2019 compared to 2018 was primarily due to increased cash receipts from the sale of LNG cargoes, as a result of the commencement of operations of Trains 1 and 2 of the Liquefaction Project in March 2019 and August 2019, respectively, partially offset by increased operating costs and expenses. The decrease in operating cash flows in 2018 compared to 2017 was primarily due to decreased cash used for settlement of derivative instruments, partially offset by increased cash used for working capital requirements.

Investing Cash Flows

Investing cash net outflows during the six months ended June 30, 2020 and 2019 were $352 million and $842 million, respectively, and were primarily used to fund the construction costs for the Liquefaction Project. These costs are capitalized as construction-in-process until achievement of Substantial Completion.

Investing cash net outflows during the years ended December 31, 2019, 2018 and 2017 were $1,519 million, $2,960 million and $1,962 million, respectively, and were primarily used to fund the construction costs for the Liquefaction Project. These costs are capitalized as construction-in-process until achievement of Substantial Completion.

Financing Cash Flows

Financing cash net inflows during the six months ended June 30, 2020 were $286 million, primarily as a result of:

•	$141 million of borrowings under the Working Capital Facility; and
•	$145 million of equity contributions from Cheniere.

Financing cash net inflows during the six months ended June 30, 2019 were $885 million, primarily as a result of:

•	$982 million of borrowings under the Term Loan Facility
•	$390 million of borrowings and $558 million of repayments under the Working Capital Facility; and
•	$72 million of equity contributions from Cheniere.

Financing cash net inflows during the year ended December 31, 2019 were $1,343 million, primarily as a result of:

•

issuance of an aggregate principal of $1.5 billion of the Old Notes, $727 million of the 4.80% Senior Notes and $475 million of the 3.925% Senior Notes, which were used to prepay a portion of the outstanding balance of the Term Loan Facility;

•	$16 million of debt issuance costs primarily related to up-front fees paid upon the closing of these transactions;
•	$11 million of debt extinguishment cost related to the issuance of the Old Notes;
•	$982 million of borrowings and $2,855 million of repayments under the Term Loan Facility;
•	$521 million of borrowings and $689 million of repayments under the Working Capital Facility; and
•	$711 million of equity contributions from Cheniere.

Financing cash net inflows during the year ended December 31, 2018 were $3,083 million, primarily as a result of:

•	$2.9 billion of borrowings and $281 million of repayments under the Term Loan Facility;
•	$188 million of borrowings and $20 million of repayments under the Working Capital Facility;
•	$46 million of debt issuance costs related to up-front fees paid upon the closing of these transactions;
•	$9 million of debt extinguishment costs related to the repayment of the Term Loan Facility; and
•	$324 million of equity contributions from Cheniere.

Financing cash net inflows during the year ended December 31, 2017 were $1,982 million, primarily as a result of:

•	$1.5 billion of borrowings under the Term Loan Facility;
•	issuance of an aggregate principal amount of $1.5 billion of the 2027 Senior Notes, which was used to prepay $1.4 billion of outstanding borrowings under the Term Loan Facility;
•	$24 million of borrowings and $24 million of repayments made under the Working Capital Facility;
•	$24 million of debt issuance costs related to up-front fees paid upon the closing of these transactions; and
•	$402 million of equity contributions from Cheniere.

Contractual Obligations

We are committed to make cash payments in the future pursuant to certain of our contracts. The following table summarizes certain contractual obligations in place as of December 31, 2019 (in millions):

	Payments Due by Period (1)
	Total	2020	2021-2022	2023-2024	Thereafter
Debt (2)	$10,234	$—	$253	$4,279	$5,702
Interest payments (2)	3,271	478	942	836	1,015
Operating lease obligations (3)	7	1	3	3	—
Purchase obligations: (4)
Construction obligations (5)	400	264	136	—	—
Natural gas supply, transportation and storage service agreements (6)	6,162	1,255	1,759	1,076	2,072
Other purchase obligations (7)	485	23	47	47	368
Total	$20,559	$2,021	$3,140	$6,241	$9,157

(1)	Agreements in force as of December 31, 2019 that have terms dependent on project milestone dates are based on the estimated dates as of December 31, 2019.

(2)

Based on the total debt balance, scheduled maturities and fixed or estimated forward interest rates in effect at December 31, 2019. Interest payment obligations exclude adjustments for interest rate swap agreements. A discussion of these obligations can be found at Note 10—Debt of our notes to the audited consolidated financial statements of CCH for the year ended December 31, 2019 that have been included elsewhere in this prospectus.

(3)	Operating lease obligations primarily relate to land sites for the Liquefaction Project.
(4)

Purchase obligations consist of agreements to purchase goods or services that are enforceable and legally binding that specify fixed or minimum quantities to be purchased. We include only contracts for which conditions precedent have been met. As project milestones and other conditions precedent are achieved, our obligations are expected to increase accordingly. We include contracts for which we have an early termination option if the option is not expected to be exercised.

(5)

Construction obligations consist of the estimated remaining cost pursuant to our EPC contracts as of December 31, 2019 for Trains with respect to which we have made a final investment decision to commence construction. A discussion of these obligations can be found at Note 13—Commitments and Contingencies of our notes to the audited consolidated financial statements of CCH for the year ended December 31, 2019 that have been included elsewhere in this prospectus.

(6)	Pricing of natural gas supply agreements are based on estimated forward prices and basis spreads as of December 31, 2019.
(7)

Relates primarily to services agreements for the operation of the Liquefaction Project, including services agreements with affiliates of $333.7 million. A discussion of these obligations can be found at Note 12—Related Party Transactions our notes to the audited consolidated financial statements of CCH for the year ended December 31, 2019 that have been included elsewhere in this prospectus.

In addition, as of June 30, 2020, we had $392 million aggregate amount of issued letters of credit under the Working Capital Facility. We also had tax agreements with certain local taxing jurisdictions for an aggregate amount of $212 million to be paid through 2033, based on estimated tax obligations as of December 31, 2019.

Results of Operations

We enter into derivative instruments to manage our exposure to changing interest rates and commodity-related marketing and price risk. Derivative instruments are reported at fair value on our consolidated financial statements that have been included elsewhere in this prospectus. In some cases, the underlying transactions economically hedged receive accrual accounting treatment, whereby revenues and expenses are recognized only upon delivery, receipt or realization of the underlying transaction. Because the recognition of derivative instruments at fair value has the effect of recognizing gains or losses relating to future period exposure, use of derivative instruments may increase the volatility of our results of operations based on changes in market pricing, counterparty credit risk and other relevant factors.

Three and Six Months Ended June 30, 2020 vs. Three and Six Months Ended June 30, 2019

Our consolidated net income was $156 million in the three months ended June 30, 2020, compared to net loss of $189 million in the three months ended June 30, 2019. This $345 million increase in net income in 2020 was primarily the result of accelerated revenues recognized from LNG cargoes for which customers have notified us that they will not take delivery and increased income from operations due to an additional Train in operation.

Our consolidated net income was $105 million in the six months ended June 30, 2020, compared to net loss of $260 million in the six months ended June 30, 2019. This $365 million increase in net income in 2020 was primarily the result of increased income from operations due to an additional Train in operation and accelerated revenues recognized from LNG cargoes for which the customers have notified us that they will not take delivery, which were partially offset by increased interest rate derivative loss, net and interest expense, net of capitalized interest.

Revenues

	Three Months Ended June 30,			Six Months Ended June 30,
(in millions, except volumes)	2020	2019	Change	2020	2019	Change
LNG revenues	$610	$118	$492	$953	$131	$822
LNG revenues—affiliates	44	182	(138)	234	275	(41)
Total revenues	$654	$300	$354	$1,187	$406	$781
LNG volumes recognized as revenues (in TBtu)	71	56	15	199	77	122

We began recognizing LNG revenues from the Liquefaction Project following the Substantial Completion and the commencement of operating activities of Trains 1 and 2 in February 2019 and August 2019, respectively. The additional Train in operation between the periods resulted in additional revenue from the increased volume of LNG sold. LNG revenues during the three and six months ended June 30, 2020 also included $299 million and $336 million, respectively, in revenues associated with LNG cargoes for which customers have notified us that they will not take delivery, of which $200 million would have otherwise been recognized subsequent to June 30, 2020, if the cargoes were lifted pursuant to the delivery schedules with the customers. LNG revenues during the three months ended June 30, 2020 excluded $37 million that would have otherwise been recognized during the quarter if the cargoes were lifted pursuant to the delivery schedules with the customers. As we have recognized accelerated revenues associated with LNG cargoes for which customers have notified us that they will not take delivery, we may expect decreased revenues in future periods for which the deliveries would have occurred. We expect our LNG revenues to increase in the future upon Train 3 of the Liquefaction Project becoming operational.

Also included in LNG revenues are gains and losses from derivative instruments, which include the realized value associated with a portion of derivative instruments that settle through physical delivery and the sale of unutilized natural gas procured for the liquefaction process. We recognized revenues of $44 million and $51 million during the three months ended June 30, 2020 and 2019, respectively, and $51 million and $64 million during the six months ended June 30, 2020 and 2019, respectively, related to derivative instruments and other revenues from these transactions.

Prior to Substantial Completion of a Train, amounts received from the sale of commissioning cargoes from that Train are offset against LNG terminal construction-in-process, because these amounts are earned or loaded during the testing phase for the construction of that Train. During the three months ended June 30, 2019, we realized offsets to LNG terminal costs of $8 million corresponding to 3 TBtu of LNG that were related to the sale of commissioning cargoes. During the six months ended June 30, 2019, we realized offsets to LNG terminal costs of $82 million corresponding to 18 TBtu of LNG that were related to the sale of commissioning cargoes. We did not realize any offsets to LNG terminal costs during the three and six months ended June 30, 2020.

Operating costs and expenses

	Three Months Ended June 30,			Six Months Ended June 30,
(in millions)	2020	2019	Change	2020	2019	Change
Cost of sales	$140	$180	$(40)	$189	$239	$(50)
Cost of sales—affiliate	2	—	2	8	—	8
Cost of sales—related party	25	26	(1)	48	36	12
Operating and maintenance expense	95	61	34	184	93	91
Operating and maintenance expense—affiliate	25	16	9	45	21	24
Operating and maintenance expense—related party	2	—	2	2	—	2
Development expense	—	1	(1)	—	1	(1)
General and administrative expense	2	1	1	4	3	1
General and administrative expense—affiliate	5	2	3	10	3	7
Depreciation and amortization expense	86	57	29	170	79	91
Total operating costs and expenses	$382	$344	$38	$660	$475	$185

Our total operating costs and expenses increased between the three and six months ended June 30, 2020 and 2019, primarily as a result of higher depreciation and amortization expense as a result of an additional Train in operation between the periods and costs incurred in response to the COVID-19 pandemic, as further described earlier in Impact of COVID-19 and Market Environment, partially offset by decreased costs of sales.

Cost of sales (including affiliate and related party) decreased between the three months ended June 30, 2020 and 2019, primarily due to decreased pricing of natural gas feedstock, which was partially offset by increased volume related to our LNG sales and a decrease in the fair value of commodity derivatives to secure natural gas feedstock for the Liquefaction Project due to an unfavorable shift in long-term forward prices relative to our hedge position between the periods. Cost of sales (including affiliate and related party) decreased between the six months ended June 30, 2020 and 2019, primarily related to an increase in fair value of commodity derivatives to secure natural gas feedstock for the Liquefaction Project due to relative shifts in long-term forward prices relative to our hedged position and decreased pricing of natural gas feedstock, partially offset by the increase in the volume of natural gas feedstock related to our LNG sales due to an additional Train in operation between the periods. Cost of sales includes costs incurred directly for the production and delivery of LNG from the Liquefaction Project, to the extent those costs are not utilized for the commissioning process.

Operating and maintenance expense primarily includes costs associated with operating and maintaining the Liquefaction Project. Additionally, operating and maintenance expense (including affiliate) includes costs incurred in response to the COVID-19 pandemic, as further described earlier in Impact of COVID-19 and Market Environment, which was the primary reason for the increase between the three months ended June 30, 2020 and 2019 and also contributed to the increase between the six months ended June 30, 2020 and 2019. Operating and maintenance expense (including affiliate) also increased between the three and six months ended June 30, 2020 and 2019 due to increased third-party service and maintenance contract costs, increased natural gas transportation and storage capacity demand charges and increased payroll and benefit costs of operations personnel, generally as a result of an additional Train in operation between the periods. Operating and maintenance (including affiliates) also includes insurance and regulatory costs and other operating costs.

Depreciation and amortization expense increased during the three and six months ended June 30, 2020 from the comparable period in 2019 as a result of commencing operations of Trains 1 and 2 of the Liquefaction Project in February 2019 and August 2019, respectively.

Other expense (income)

	Three Months Ended June 30,				Six Months Ended June 30,
(in millions)	2020	2019	Change	2020	2019	Change
Interest expense, net of capitalized interest	$90	$73	$17	$189	$85	$104
Interest rate derivative loss, net	25	74	(49)	233	109	124
Other expense (income), net	1	(2)	3	—	(3)	3
Total other expense	$116	$145	$(29)	$422	$191	$231

Interest expense, net of capitalized interest, increased between the three and six months ended June 30, 2020 and 2019, primarily as a result of a decrease in the portion of total interest costs that is eligible for capitalization due to the commencement of operations at the Liquefaction Project, partially offset by lower interest costs as a result of refinancing a portion of the outstanding balance under the Term Loan Facility and lower interest rates. We incurred $119 million and $138 million of total interest cost, of which we capitalized $29 million and $65 million, which was primarily related to interest costs incurred to construct the remaining assets of the Liquefaction Project during the three months ended June 30, 2020 and 2019, respectively. We incurred $248 million and $271 million of total interest cost, of which we capitalized $59 million and $186 million, which was primarily related to interest costs incurred to construct the remaining assets of the Liquefaction Project during the six months ended June 30, 2020 and 2019, respectively

Interest rate derivative loss, net decreased during the three months ended June 30, 2020 compared to the three months ended June 30, 2019, primarily due to a favorable shift in the long-term forward LIBOR curve between the periods. Interest rate derivative loss, net increased during the six months ended June 30, 2020 compared to the six months ended June 30, 2019, primarily due to an unfavorable shift in the long-term forward LIBOR curve between the periods.

Year Ended December 31, 2019 vs. Year Ended December 31, 2018 and Year Ended December 31, 2018 vs. Year Ended December 31, 2017

Our consolidated net loss was $374 million in the year ended December 31, 2019, compared to net income of $6 million in the year ended December 31, 2018. This $380 million decrease in net income in 2019 was primarily the result of increased interest expense, net of capitalized interest and derivative loss, net, which was partially offset by increased income from operations.

Our consolidated net income was $6 million in the year ended December 31, 2018, compared to a net loss of $49 million in the year ended December 31, 2017. This $55 million increase in net income in 2018 was primarily a result of increased derivative gain, net associated with interest rate derivative activity and decreased loss on modification or extinguishment of debt.

Revenues

	Year Ended December 31,
(in millions, except volumes)	2019	2018	Change	2017	Change
LNG revenues	$679	$—	$679	$—	$—
LNG revenues—affiliates	726	—	726	—	—
Total revenues	$1,405	$—	$1,405	$—	$—
LNG volumes recognized as revenues (in TBtu)	286	—	286	—	—

During the year ended December 31, 2019, we began recognizing LNG revenues from the Liquefaction Project following the Substantial Completion and the commencement of operating activities of Train 1 and Train 2 of the Liquefaction Project in February 2019 and August 2019, respectively. We expect our LNG revenues to increase in the future upon Train 3 of the Liquefaction Project becoming operational, in addition to full year operation of the Trains that were completed during 2019. Also included in LNG revenues are gains and losses from derivative instruments, which include the realized value associated with a portion of derivative instruments that settle through physical delivery and the sale of natural gas procured for the liquefaction process.

Prior to Substantial Completion of a Train, amounts received from the sale of commissioning cargoes from that Train are offset against LNG terminal construction-in-process, because these amounts are earned or loaded during the testing phase for the construction of that Train. During the years ended December 31, 2019 and 2018, we realized offsets to LNG terminal costs of $156 million and $49 million corresponding to 38 TBtu and 7 TBtu of LNG, respectively, that related to the sale of commissioning cargoes. We did not realize any offsets to LNG terminal costs during the year ended December 31, 2017.

Operating Costs and Expenses

	Year Ended December 31,
(in millions)	2019	2018	Change	2017	Change
Cost of sales	$691	$—	$691	$—	$—
Costs of sales—affiliate	3	—	3	—	—
Costs of sales—related party	86	—	86	—	—
Operating and maintenance expense (recovery)	242	—	242	3	(3)
Operating and maintenance expense— affiliate	59	4	55	2	2
Development expense	1	1	—	1	—
Development expense—affiliate	—	—	—	—	—
General and administrative expense	6	5	1	5	—
General and administrative expense — affiliate	11	2	9	1	1
Depreciation and amortization expense	231	10	221	1	9
Impairment expense and loss on disposal of assets	—	—	—	6	(6)
Total operating costs and expenses	$1,330	$22	$1,308	$19	$3

Our total operating costs and expenses increased during the year ended December 31, 2019 from the years ended December 31, 2018 and 2017, primarily as a result of the commencement of operations of Trains 1 and 2 of the Liquefaction Project in February 2019 and August 2019, respectively.

Cost of sales (including affiliate and related party) increased during the year ended December 31, 2019 from the years ended December 31, 2018 and 2017, primarily related to the increase in the volume of natural gas feedstock related to our LNG sales due to the commencement of operations at the Liquefaction Project. Cost of sales includes costs incurred directly for the production and delivery of LNG from the Liquefaction Project, to the extent those costs are not utilized for the commissioning process. Cost of sales also includes gains and losses from derivatives associated with economic hedges to secure natural gas feedstock for the Liquefaction Project.

Operating and maintenance expense primarily includes costs associated with operating and maintaining the Liquefaction Project. The increase in operating and maintenance expense (including affiliate) during the year ended December 31, 2019 from the years ended December 31, 2018 and 2017 was primarily related to increased natural gas transportation and storage capacity demand charges, increased third-party service and maintenance contract costs and increased payroll and benefit costs of operations personnel, generally as a result of the commencement of operations at the Liquefaction Project. Operating and maintenance (including affiliates) also includes insurance and regulatory costs and other operating costs.

Depreciation and amortization expense increased during the year ended December 31, 2019 from the comparable period in 2018 as a result of commencing operations of Trains 1 and 2 of the Liquefaction Project in February 2019 and August 2019, respectively. Depreciation and amortization expense increased during the year ended December 31, 2018 from the comparable period in 2017 primarily due to the completion of construction of the Corpus Christi Pipeline in the second quarter of 2018, as the related assets began depreciating upon reaching Substantial Completion.

Other expenses (income)

	Year Ended December 31,
(in millions)	2019	2018	Change	2017	Change
Interest expense, net of capitalized interest	$278	$—	$278	$—	$—
Loss on modification or extinguishment of debt	41	15	26	32	(17)
Derivative loss (gain), net	134	(43)	177	(3)	(40)
Other expense (income)	(4)	—	(4)	—	(1)
Total other expense (income)	$449	$(28)	$477	$29	$(58)

Interest expense, net of capitalized interest, increased during the year ended December 31, 2019 compared to the years ended December 31, 2018 and 2017, primarily as a result of a decrease in the portion of total interest costs that could be capitalized due to the commencement of operations at the Liquefaction Project. For the year ended December 31, 2019, we incurred $539 million of total interest cost, of which we capitalized $261 million which was primarily related to interest costs incurred for the construction of the Liquefaction Project. During the years ended December 31, 2018 and 2017, we incurred $451 million and $361 million, which were entirely capitalized.

Loss on modification or extinguishment of debt increased during the year ended December 31, 2019 compared to the year ended December 31, 2018 and decreased between the year ended December 31, 2018 and the year ended December 31, 2017. The loss on modification or extinguishment of debt recognized in each of the years was related to the incurrence of third party fees and write off of unamortized discount and debt issuance costs recognized upon refinancing our credit facilities with senior notes, paydown of our credit facilities as part of Cheniere’s capital allocation framework or upon amendment and restatement of our credit facilities.

Derivative loss, net increased during the year ended December 31, 2019 compared to the year ended December 31, 2018, primarily due to an unfavorable shift in the long-term forward LIBOR curve between the periods. Derivative gain, net increased during the year ended December 31, 2018 compared to the year ended December 31, 2017, primarily due to a favorable shift in the long-term forward LIBOR curve between the periods.

Other income increased during the year ended December 31, 2019 as compared to the year ended December 31, 2018, primarily due to an increase in interest income earned on our cash and cash equivalents.

Off-Balance Sheet Arrangements

As of June 30, 2020, we had no transactions that met the definition of off-balance sheet arrangements that may have a current or future material effect on our consolidated financial position or operating results.

Summary of Critical Accounting Policies

This discussion and analysis of our financial condition and the results of operation is based upon our audited annual consolidated financial statements and our unaudited interim consolidated financial statements included elsewhere in this prospectus.  The preparation of consolidated financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the amounts reported in the consolidated financial statements and the accompanying notes.  Management evaluates its estimates and related assumptions regularly, including those related to the valuation of derivative instruments.  Changes in facts and circumstances or additional information may result in revised estimates, and actual results may differ from these estimates.  Management considers the following to be its most critical accounting estimates that involve significant judgment.

Fair Value of Derivative Instruments

All derivative instruments, other than those that satisfy specific exceptions, are recorded at fair value. We record changes in the fair value of our derivative positions based on the value for which the derivative instrument could be exchanged between willing parties.  If market quotes are not available to estimate fair value, management’s best estimate of fair value is based on the quoted market price of derivatives with similar characteristics or determined through industry-standard valuation approaches. Such evaluations may involve significant judgment and the results are based on expected future events or conditions, particularly for those valuations using inputs unobservable in the market.

Our derivative instruments consist of interest rate swaps, financial commodity derivative contracts transacted in an over-the-counter market physical commodity contracts. We value our interest rate swaps using observable inputs including interest rate curves, risk adjusted discount rates, credit spreads and other relevant data. Valuation of our financial commodity derivative contracts is determined using observable commodity price curves and other relevant data.

Valuation of our physical commodity contracts is predominantly driven by observable and unobservable market commodity prices and, as applicable to our natural gas supply contracts, our assessment of the associated events deriving fair value, including evaluating whether the respective market is available as pipeline infrastructure is developed. The fair value of our physical commodity contracts incorporates risk premiums related to the satisfaction of conditions precedent, such as completion and placement into service of relevant pipeline infrastructure to accommodate marketable physical gas flow. A portion of our physical commodity contracts require us to make critical accounting estimates that involve significant judgment, as the fair value is developed through the use of internal models which incorporate significant unobservable inputs. In instances where observable data is unavailable, consideration is given to the assumptions that market participants would use in valuing the asset or liability. This includes assumptions about market risks, such as future prices of energy units for unobservable periods, liquidity, volatility and contract duration.

Gains and losses on derivative instruments are recognized in earnings. The ultimate fair value of our derivative instruments is uncertain, and we believe that it is reasonably possible that a change in the estimated fair value could occur in the near future as interest rates and commodity prices change.

Recent Accounting Standards

For descriptions of recently issued accounting standards, see Note 1—Nature of Operations and Basis of Presentation of our notes to the unaudited consolidated financial statements of CCH for the six months ended June 30, 2020 that have been included elsewhere in this prospectus and Note 2—Summary of Significant Accounting Policies of our notes to the audited consolidated financial statements of CCH for the year ended December 31, 2019 that have been included elsewhere in this prospectus.

Quantitative and Qualitative Disclosures About Market Risk

Marketing and Trading Commodity Price Risk

We have entered into commodity derivatives consisting of natural gas supply contracts for the commissioning and operation of the Liquefaction Project (“Liquefaction Supply Derivatives”). In order to test the sensitivity of the fair value of the Liquefaction Supply Derivatives to changes in underlying commodity prices, management modeled a 10% change in the commodity price for natural gas for each delivery location as follows (in millions):

	June 30, 2020		December 31, 2019		December 31, 2018
	Fair Value	Change in Fair Value	Fair Value	Change in Fair Value	Fair Value	Change in Fair Value
Liquefaction Supply Derivatives	$184	$40	$48	$63	$—	$1

Interest Rate Risk

We are exposed to interest rate risk primarily when we incur debt related to project financing. Interest rate risk is managed in part by replacing outstanding floating-rate debt with fixed-rate debt with varying maturities. We have entered into interest rate swaps to hedge the exposure to volatility in a portion of the floating-rate interest payments under the Term Loan Facility (“CCH Interest Rate Derivatives”) and to hedge against changes in interest rates that could impact our anticipated future issuance of debt (“CCH Interest Rate Forward Start Derivatives” and, collectively with the CCH Interest Rate Derivatives, the “Interest Rate Derivatives”). In order to test the sensitivity of the fair value of the Interest Rate Derivatives to changes in interest rates, management modeled a 10% change in the forward one-month LIBOR curve across the remaining terms of the Interest Rate Derivatives as follows (in millions):

	June 30, 2020		December 31, 2019		December 31, 2018
	Fair Value	Change in Fair Value	Fair Value	Change in Fair Value	Fair Value	Change in Fair Value
CCH Interest Rate Derivatives	$(191)	$2	$(81)	$19	$18	$37
CCH Interest Rate Forward Start Derivatives	(102)	7	(8)	15	—	—

See Note 6—Derivative Instruments of our notes to the unaudited consolidated financial statements of CCH for the six months ended June 30, 2020 that have been included elsewhere in this prospectus and Note 7—Derivative Instruments of our notes to the audited consolidated financial statements of CCH for the year ended December 31, 2019 that have been included elsewhere in this prospectus.

BUSINESS

Certain terms used and not defined in this section shall have the meanings attributed to such terms in the Glossary of Certain Finance Document Terms or the Glossary of Certain Defined Terms.

General

CCH is a Delaware limited liability company formed in September 2014 by Cheniere, a Houston-based energy infrastructure company primarily engaged in LNG-related businesses, to develop, construct, operate, maintain and own the Liquefaction Facilities and the Corpus Christi Pipeline through wholly-owned subsidiaries CCL and CCP, respectively.

We are currently operating two Trains and one additional Train is undergoing commissioning for a total production capacity of approximately 15 mtpa of LNG. The Liquefaction Project, once fully constructed, will contain three LNG storage tanks with aggregate capacity of approximately 10 Bcfe and two marine berths that can each accommodate vessels with nominal capacity of up to 266,000 cubic meters.

Our Business Strategy

Our primary business strategy for the Liquefaction Project is to develop, construct and operate assets supported by long-term, fixed fee contracts. We plan to implement our strategy by:

•	safely, efficiently and reliably maintaining and operating our assets, including our Trains;
•	procuring natural gas and pipeline transport capacity to our facility;
•	commencing commercial delivery for our long-term SPA customers, of which we have initiated for seven
•	of nine third party long-term SPA customers as of June 30, 2020;
•	completing construction and commencing operation of Train 3 of the Liquefaction Project;
•	making LNG available to our long-term SPA customers to generate steady and reliable revenues and operating cash flows;
•	further expanding and/or optimizing the Liquefaction Project by leveraging existing infrastructure; and
•	maintaining a prudent and cost-effective capital structure.

Our Liquefaction Project

We are currently operating two Trains and one marine berth at the Liquefaction Project, commissioning one additional Train and constructing an additional marine berth. We have received authorization from the FERC to site, construct and operate Trains 1 through 3 of the Liquefaction Project. We completed construction of Trains 1 and 2 of the Liquefaction Project and commenced commercial operating activities in February 2019 and August 2019, respectively. The following table summarizes the project completion and construction status of Train 3 of the Liquefaction Project, including the related infrastructure, as of June 30, 2020:

Train 3
Overall project completion percentage	90.5%
Completion percentage of:
Engineering	100.0%
Procurement	100.0%
Subcontract work	83.2%
Construction	77.5%
Expected date of Substantial Completion	1H 2021

The DOE has authorized the export of domestically produced LNG by vessel from the Corpus Christi LNG terminal to FTA countries for a 25-year term and to non-FTA countries for a 20-year term, both of which commenced in June 2019, up to a combined total of the equivalent of 767 Bcf/yr (approximately 15 mtpa) of natural gas. The terms of each of these authorizations begin on the earlier of the date of first export thereunder or the date specified in the particular order, which ranges from seven to 10 years from the date the order was issued.

An application was filed in September 2019 to authorize additional exports from the Liquefaction Project to FTA countries for a 25-year term and to non-FTA countries for a 20-year term in an amount up to the equivalent of approximately 108 Bcf/yr of natural gas, for a total Liquefaction Project export of 875.16 Bcf/yr. The terms of the authorizations are requested to commence on the date of first commercial export from the Liquefaction Project of the volumes contemplated in the application. DOE’s authorization for FTA countries has been granted. The DOE application for non-FTA countries is currently pending before the DOE.

Customers

CCL has entered into fixed price long-term SPAs generally with terms of 20 years (plus extension rights) with nine third parties for Trains 1 through 3 of the Liquefaction Project. Under these SPAs, the customers will purchase LNG from CCL on a FOB basis for a price consisting of a fixed fee per MMBtu of LNG (a portion of which is subject to annual adjustment for inflation) plus a variable fee per MMBtu of LNG equal to approximately 115% of Henry Hub. The customers may elect to cancel or suspend deliveries of LNG cargoes, with advance notice as governed by each respective SPA, in which case the customers would still be required to pay the fixed fee with respect to the contracted volumes that are not delivered as a result of such cancellation or suspension. We refer to the fee component that is applicable regardless of a cancellation or suspension of LNG cargo deliveries under the SPAs as the fixed fee component of the price under our SPAs. We refer to the fee component that is applicable only in connection with LNG cargo deliveries as the variable fee component of the price under our SPAs. The variable fee under CCL’s SPAs entered into in connection with the development of the Liquefaction Project was sized at the time of entry into each SPA with the intent to cover the costs of gas purchases and transportation and liquefaction fuel to produce the LNG to be sold under each such SPA. The SPAs and contracted volumes to be made available under the SPAs are not tied to a specific Train; however, the term of each SPA generally commences upon the Date of First Commercial Delivery for the applicable Train, as specified in each SPA.

In aggregate, the minimum annual fixed fee portion to be paid by the third-party SPA customers is approximately $1.4 billion for Trains 1 and 2 and further increasing to approximately $1.8 billion following the Substantial Completion of Train 3 of the Liquefaction Project.

The annual contracted cash flows from fixed fees of each buyer of LNG under CCL’s third-party SPAs that constitute more than 10% of CCL’s aggregate fixed fees under all its SPAs for Trains 1 through 3 of the Liquefaction Project are:

•	approximately $410 million from Endesa;
•	approximately $280 million from PT Pertamina (Persero) (“Pertamina”); and
•	approximately $270 million from Naturgy LNG GOM, Limited (“Naturgy”).

In addition, CMI UK has agreements with CCL to purchase: (1) approximately 15 TBtu per annum of LNG with an approximate term of 23 years, (2) any LNG produced by CCL in excess of that required for other customers at CMI UK’s option and (3) approximately 44 TBtu of LNG with a term of up to seven years associated with an integrated production marketing (“IPM”) gas supply agreement, as described below.

The average annual contracted cash flow from fixed fees for all of our other SPAs with third-parties is approximately $790 million.

The following table shows customers with revenues of 10% or greater of total revenues from external customers:

	Percentage of Total Revenues from External Customers
	Year Ended December 31,
	2019	2018	2017
Endesa	57%	—%	—%
Pertamina	23%	—%	—%

Natural Gas Transportation, Storage and Supply

To ensure CCL is able to transport adequate natural gas feedstock to the Corpus Christi LNG terminal, it has entered into transportation precedent agreements to secure firm pipeline transportation capacity with CCP and certain third-party pipeline companies. See “Description of Material Project Agreements—Transportation Agreements.” CCL has entered into a firm storage services agreement with a third party to assist in managing variability in natural gas needs for the Liquefaction Project. CCL has also entered into enabling agreements and long-term natural gas supply contracts with third parties, and will continue to enter into such agreements, in order to secure natural gas feedstock for the Liquefaction Project. As of June 30, 2020, CCL had secured up to approximately 2,935 TBtu of natural gas feedstock through long-term natural gas supply contracts with remaining terms that range up to 10 years, a portion of which is subject to the achievement of certain project milestones and other conditions precedent.

A portion of the natural gas feedstock transactions for CCL are IPM transactions, in which the natural gas producers are paid based on a global gas market price less a fixed liquefaction fee and certain costs incurred by us.

Construction

CCL entered into separate lump sum turnkey contracts with Bechtel for the engineering, procurement and construction of Trains 1 through 3 of the Liquefaction Project under which Bechtel charges a lump sum for all work performed and generally bears project cost, schedule and performance risks unless certain specified events occur, in which case Bechtel may cause CCL to enter into a change order, or CCL agrees with Bechtel to a change order.

The total contract price of the EPC contract for Train 3, which is currently undergoing commissioning, is approximately $2.4 billion, reflecting amounts incurred under change orders through June 30, 2020. As of June 30, 2020, we have incurred $2.2 billion under this contract.

Our cost estimates are subject to change due to such items as cost overruns, change orders, escalation of labor costs and additional funds that may be expended to maintain our construction schedule. See “Risk Factors—Risks Relating to the Completion of Our Liquefaction Facilities and the Development and Operation of Our Business —Cost overruns and delays in the completion of Train 3 or any future Trains, as well as difficulties in obtaining sufficient financing to pay for such costs and delays, could have a material adverse effect on our business, contracts, financial condition, operating results, cash flow, liquidity and prospects.”

Pipeline Facilities

In December 2014, the FERC issued a certificate of public convenience and necessity under Section 7(c) of the NGA, authorizing CCP to construct and operate the Corpus Christi Pipeline. The Corpus Christi Pipeline is designed to transport 2.25 Bcf/d of natural gas feedstock required by the Liquefaction Project from the existing regional natural gas pipeline grid. The construction of the Corpus Christi Pipeline was completed in the second quarter of 2018.

Market Factors and Competition

If and when CCL needs to replace any existing SPA or enter into new SPAs, CCL will compete on the basis of price per contracted volume of LNG with other natural gas liquefaction projects throughout the world. Cheniere is currently constructing and operating natural gas liquefaction facilities in Cameron Parish, Louisiana through its subsidiary SPL, which has entered into fixed price SPAs with third parties for the sale of LNG from Trains 1 through 6 of these natural gas liquefaction facilities, and may continue to enter into commercial agreements with respect to this natural gas liquefaction facility that might otherwise have been entered into with respect to Train 3. Revenues associated with any incremental volumes of the Liquefaction Project, including those made available to CMI UK, will also be subject to market-based price competition. Many of the companies with which we compete are major energy corporations with longer operating histories, more development experience, greater name recognition, greater financial, technical and marketing resources and greater access to markets than us. Our affiliates have proximity to our customers, with offices located in Houston, London, Singapore, Beijing and Tokyo.

Our ability to enter into additional long-term SPAs to underpin the development of additional Trains, sale of LNG by CMI UK, or development of new projects is subject to market factors. These factors include changes in worldwide supply and demand for natural gas, LNG and substitute products, the relative prices for natural gas, crude oil and substitute products in North America and international markets, the rate of fuel switching for power generation from coal, nuclear or oil to natural gas and economic growth in developing countries. In addition, our ability to obtain additional funding to execute our business strategy is subject to the investment community’s appetite for investment in LNG and natural gas infrastructure and our ability to access capital markets.

Our LNG terminal business has limited exposure to the decline in oil prices as we have contracted a significant portion of our LNG production capacity under long-term sale and purchase agreements. These agreements contain fixed fees that are required to be paid even if the customers elect to cancel or suspend delivery of LNG cargoes.

Governmental Regulation

The Liquefaction Project is subject to extensive regulation under federal, state and local statutes, rules, regulations and laws. These laws require that we engage in consultations with appropriate federal and state agencies and that we obtain and maintain applicable permits and other authorizations. These regulatory requirements increase the cost of construction and operation, and failure to comply with such laws could result in substantial penalties and/or loss of necessary authorizations.

Federal Energy Regulatory Commission

The design, construction, operation, maintenance and expansion of the Liquefaction Project, the import or export of LNG and the purchase and transportation of natural gas in interstate commerce through the Corpus Christi Pipeline are highly regulated activities subject to the jurisdiction of the FERC pursuant to the NGA. Under the NGA, the FERC’s jurisdiction generally extends to the transportation of natural gas in interstate commerce, to the sale for resale of natural gas in interstate commerce, to natural gas companies engaged in such transportation or sale, and to the construction, operation, maintenance and expansion of LNG terminals and interstate natural gas pipelines.

The FERC’s authority to regulate interstate natural gas pipelines and the services that they provide generally includes regulation of:

•	rates and charges, and terms and conditions for natural gas transportation, storage and related services;
•	the certification and construction of new facilities and modification of existing facilities;
•	the extension and abandonment of services and facilities;
•	the administration of accounting and financial reporting regulations, including the maintenance of accounts and records;
•	the acquisition and disposition of facilities;
•	the initiation and discontinuation of services; and
•	various other matters.

Under the NGA, our pipeline is not permitted to unduly discriminate or grant undue preference as to rates or the terms and conditions of service to any shipper, including its own marketing affiliate. Those rates, terms and conditions must be public, and on file with FERC. In contrast to pipeline regulation, the FERC does not require LNG terminal owners to provide open-access services at cost-based or regulated rates. Although the provisions that codified FERC’s policy in this area expired on January 1, 2015, we see no indication that the FERC intends to change its policy in this area.

We are permitted to make sales of natural gas for resale in interstate commerce pursuant to a blanket marketing certificate automatically granted by the FERC to our marketing affiliates. Our sales of natural gas will be affected by the availability, terms and cost of pipeline transportation. As noted above, the price and terms of access to pipeline transportation are subject to extensive federal and state regulation.

In order to site, construct and operate the Corpus Christi LNG terminal, we received and are required to maintain authorizations from the FERC under Section 3 of the NGA as well as other material governmental and regulatory approvals and permits. The EPAct amended Section 3 of the NGA to establish or clarify the FERC’s exclusive authority to approve or deny an application for the siting, construction, expansion or operation of LNG terminals, unless specifically provided otherwise in the EPAct, amendments to the NGA. For example, nothing in the EPAct amendments to the NGA were intended to affect otherwise applicable law related to any other federal agency’s authorities or responsibilities related to LNG terminals or those of a state acting under federal law.

In December 2014, the FERC issued an order granting CCL authorization under Section 3 of the NGA to site, construct and operate Trains 1 through 3 of the Liquefaction Project and issued a certificate of public convenience and necessity under Section 7(c) of the NGA authorizing construction and operation of the Corpus Christi Pipeline (the “December 2014 Order”). A party to the proceeding requested a rehearing of the December 2014 Order, and in May 2015, the FERC denied rehearing (the “Order Denying Rehearing”). The party petitioned the relevant Court of Appeals to review the December 2014 Order and the Order Denying Rehearing; that petition was denied on November 4, 2016. In June of 2018, CCL and CCP filed an application with the FERC for authorization under section 3 of the NGA to site, construct and operate additional facilities for the liquefaction and export of domestically-produced natural gas (“Corpus Christi Stage 3”) at the existing Liquefaction Project, which is being developed by a wholly owned subsidiary of Cheniere that is not owned or controlled by us. In November 2019, the FERC authorized CCP to construct and operate the pipeline for Corpus Christi Stage 3. The order is not subject to appellate court review.

On September 27, 2019, CCL filed a request with the FERC pursuant to section 3 of the NGA, requesting authorization to increase the total LNG production capacity of each terminal from currently authorized levels to an amount which reflects more accurately the capacity of each facility based on enhancements during the engineering, design and construction process, as well as operational experience to date. The requested authorizations do not involve construction of new facilities. Corresponding applications for authorization to export the incremental volumes were also submitted to the DOE.

The FERC’s Standards of Conduct apply to interstate pipelines that conduct transmission transactions with an affiliate that engages in natural gas marketing functions. The general principles of the FERC Standards of Conduct are: (1) independent functioning, which requires transmission function employees to function independently of marketing function employees; (2) no-conduit rule, which prohibits passing transmission function information to marketing function employees; and (3) transparency, which imposes posting requirements to detect undue preference due to the improper disclosure of non-public transmission function information. We have established the required policies, procedures and training to comply with the FERC’s Standards of Conduct.

All of our FERC construction, operation, reporting, accounting and other regulated activities are subject to audit by the FERC, which may conduct routine or special inspections and issue data requests designed to ensure compliance with FERC rules, regulations, policies and procedures. The FERC’s jurisdiction under the NGA allows it to impose civil and criminal penalties for any violations of the NGA and any rules, regulations or orders of the FERC up to $1.3 million per day per violation, including any conduct that violates the NGA’s prohibition against market manipulation.

Several other material governmental and regulatory approvals and permits will be required throughout the life of the Liquefaction Project. In addition, our FERC orders require us to comply with certain ongoing conditions, reporting obligations and maintain other regulatory agency approvals throughout the life of the Liquefaction Project. For example, throughout the life of the Liquefaction Project, we are subject to regular reporting requirements to the FERC, DOE, the U.S. Department of Transportation’s (“DOT”) PHMSA and applicable federal and state regulatory agencies regarding the operation and maintenance of our facilities. To date, we have been able to obtain and maintain required approvals as needed, and the need for these approvals and reporting obligations have not materially affected our construction or operations.

DOE Export Licenses

The DOE has authorized the export of domestically produced LNG by vessel from the Corpus Christi LNG terminal as discussed above under the caption”—Our Liquefaction Project.” Although it is not expected to occur, the loss of an export authorization could be a force majeure event under our SPAs. See “Description of Material Project Agreements—LNG Sale and Purchase Agreements.”

Under Section 3 of the NGA applications for exports of natural gas to FTA countries, which allow for national treatment for trade in natural gas, are “deemed to be consistent with the public interest” and shall be granted by the DOE without “modification or delay.” FTA countries currently recognized by the DOE for exports of LNG include Australia, Bahrain, Canada, Chile, Colombia, Dominican Republic, El Salvador, Guatemala, Honduras, Jordan, Mexico, Morocco, Nicaragua, Oman, Panama, Peru, Republic of Korea and Singapore. Applications for export of LNG to non-FTA countries are considered by the DOE in a notice and comment proceeding whereby the public and other interveners are provided the opportunity to comment and may assert that such authorization would not be consistent with the public interest.

Pipeline and Hazardous Materials Safety Administration

The Liquefaction Project is subject to regulation by PHMSA. PHMSA is authorized by the applicable pipeline safety laws to establish minimum safety standards for certain pipelines and LNG facilities. The regulatory standards PHMSA has established are applicable to the design, installation, testing, construction, operation, maintenance and management of natural gas and hazardous liquid pipeline facilities and LNG facilities that affect interstate or foreign commerce. PHMSA has also established training, worker qualification and reporting requirements.

In October 2019, PHMSA published final rules revising its regulations governing the safety of certain gas transmission pipelines (effective July 1, 2020) and established new enforcement procedures for the issuance of temporary emergency orders (effective December 2, 2019).

PHMSA performs inspections of pipeline and LNG facilities and has authority to undertake enforcement actions, including issuance of civil penalties up to approximately $218,000 per day per violation, with a maximum administrative civil penalty of approximately $2 million for any related series of violations.

Other Governmental Permits, Approvals and Authorizations

Construction and operation of the Liquefaction Project requires additional permits, orders, approvals and consultations to be issued by various federal and state agencies, including the DOT, U.S. Army Corps of Engineers (“USACE”), U.S. Department of Commerce, National Marine Fisheries Services, U.S. Department of the Interior, U.S. Fish and Wildlife Service, the EPA, U.S. Department of Homeland Security, the Texas Commission on Environmental Quality (“TCEQ”) and the Railroad Commission of Texas.

The USACE issues its permits under the authority of the CWA (Section 404) and the Rivers and Harbors Act (Section 10) (the “Section 10/404 Permit”). The EPA administers the Clean Air Act, and has delegated authority to the TCEQ to issue the Title V Operating Permit (the “Title V Permit”) and the PSD Permit. These two permits are issued by the TCEQ.

Commodity Futures Trading Commission

The Dodd-Frank Act amended the Commodity Exchange Act to provide for federal regulation of the over-the-counter derivatives market and entities, such as us, that participate in that market. The regulatory regime created by the Dodd-Frank Act is designed primarily to (1) regulate certain participants in the swaps markets, including entities falling within the categories of “Swap Dealer” and “Major Swap Participant,” (2) require clearing and exchange trading of standardized swaps of certain classes as designated by the CFTC, (3) increase swap market transparency through robust reporting and recordkeeping requirements, (4) reduce financial risks in the derivatives market by imposing margin or collateral requirements on both cleared and, in certain cases, uncleared swaps, (5) provide the CFTC with expanded authority to establish position limits on certain physical commodity futures and options contracts and their economically equivalent swaps as it finds necessary and appropriate and (6) otherwise enhance the rulemaking and enforcement authority of the CFTC and the SEC regarding the derivatives markets. Most of the regulations are already in effect, while other rules and regulations, including the proposed margin rules, position limits and commodity clearing requirements, remain to be finalized or effectuated. Therefore, the impact of those rules and regulations on our business continues to be uncertain.

A provision of the Dodd-Frank Act requires the CFTC, in order to diminish or prevent excessive speculation in commodity markets, to adopt rules, as it finds necessary and appropriate, imposing new position limits on certain physical commodity futures contracts and options thereon, as well as economically equivalent swaps traded on registered swap trading platforms and on over-the-counter swaps that perform a significant price discovery function with respect to certain markets. In that regard, the CFTC has re-proposed position limits rules that would modify and expand the applicability of limits on speculative positions in certain physical commodity futures contracts and economically equivalent futures, options and swaps for or linked to certain physical commodities, including Henry Hub natural gas, that market participants may hold, subject to limited exemptions for certain bona fide hedging and other types of transactions. It is uncertain at this time whether, when and in what form the CFTC’s proposed new position limits rules may become final and effective.

Pursuant to rules adopted by the CFTC, certain interest rate swaps and index credit default swaps must be cleared through a derivatives clearing organization and executed on an exchange or swap execution facility. The CFTC has not yet proposed to designate swaps in any other asset classes, including swaps relating to physical commodities, for mandatory clearing and trade execution, but could do so in the future. Although we expect to qualify for the end-user exception from the mandatory clearing and exchange-trading requirements applicable to any swaps that we enter into to hedge our commercial risks, the mandatory clearing and exchange-trading requirements may apply to other market participants, including our counterparties (who may be registered as Swap Dealers), with respect to other swaps, and the application of such rules may change the market cost and general availability in the market of swaps of the type we enter into to hedge our commercial risks and, thus, the cost and availability of the swaps that we use for hedging.

As required by provisions of the Dodd-Frank Act, the CFTC and federal banking regulators have adopted rules to require Swap Dealers and Major Swap Participants, including those that are regulated financial institutions, to collect initial and/or variation margin with respect to uncleared swaps from their counterparties that are financial end users, registered swap dealers or major swap participants. These rules do not require collection of margin from non-financial-entity end users who qualify for the end user exception from the mandatory clearing requirement or from non-financial end users or certain other counterparties in certain instances. We expect to qualify as such a non-financial-entity end user with respect to the swaps that we enter into to hedge our commercial risks.

Any new rules or changes to existing rules promulgated under the Dodd-Frank Act could (1) impair the availability of derivatives, (2) materially increase the cost of, or decrease the liquidity of, the derivatives we use to hedge, (3) significantly alter the terms and conditions of derivatives and (4) potentially increase our exposure to less creditworthy counterparties. Further, any resulting reduction in the use of derivatives could make cash flow more volatile and less predictable, which in turn could adversely affect our ability to plan for and fund capital expenditures.

Pursuant to the Dodd-Frank Act, the CFTC has adopted additional anti-manipulation and anti-disruptive trading practices regulations that prohibit, among other things, manipulative, deceptive or fraudulent schemes or material misrepresentation in the futures, options, swaps and cash markets. In addition, separate from the Dodd-Frank Act, our use of futures and options on commodities is subject to the Commodity Exchange Act and CFTC regulations, as well as the rules of futures exchanges on which any of these instruments are executed. Should we violate any of these laws and regulations, we could be subject to a CFTC or an exchange enforcement action and material penalties, possibly resulting in changes in the rates we can charge.

Environmental Regulation

The Liquefaction Project is subject to various federal, state and local laws and regulations relating to the protection of the environment and natural resources. These environmental laws and regulations require significant expenditures for compliance, can affect the cost and output of operations and may impose substantial penalties for non-compliance and substantial liabilities for pollution. Many of these laws and regulations, such as those noted below, restrict or prohibit impacts to the environment or the types, quantities and concentration of substances that can be released into the environment and can lead to substantial administrative, civil and criminal fines and penalties for non-compliance.

Clean Air Act

The Liquefaction Project is subject to the federal CAA and comparable state and local laws. We may be required to incur certain capital expenditures over the next several years for air pollution control equipment in connection with maintaining or obtaining permits and approvals addressing air emission-related issues. We do not believe, however, that our operations, or the construction and operations of our liquefaction facilities, will be materially and adversely affected by any such requirements.

In 2009, the EPA promulgated and finalized the Mandatory Greenhouse Gas Reporting Rule requiring annual reporting of GHG emissions from stationary sources in a variety of industries. In 2010, the EPA expanded the rule to include reporting obligations for LNG terminals. In addition, the EPA has defined GHG emissions thresholds that would subject GHG emissions from new and modified industrial sources to regulation if the source is subject to PSD Permit requirements due to its emissions of non-GHG criteria pollutants. While the EPA subsequently took a number of additional actions primarily relating to GHG emissions from the electric power generation and the oil and gas exploration and production industries, those rules have largely been stayed or repealed including by amendments adopted by the EPA on February 23, 2018, additional proposed amendments to new source performance standards for the oil and gas industry on September 24, 2019, and the EPA’s June 19, 2019 adoption of the Affordable Clean Energy rule for power generation.

From time to time, Congress has considered proposed legislation directed at reducing GHG emissions. In addition, many states have already taken regulatory action to monitor and/or reduce emissions of GHGs, primarily through the development of GHG emission inventories or regional GHG cap and trade programs. It is not possible at this time to predict how future regulations or legislation may address GHG emissions and impact our business. However, future regulations and laws could result in increased compliance costs or additional operating restrictions and could have a material adverse effect on our business, contracts, financial condition, operating results, cash flow, liquidity and prospects.

Coastal Zone Management Act

The siting and construction of the Corpus Christi LNG terminal within the coastal zone is subject to the requirements of the Coastal Zone Management Act (the “CZMA”). The CZMA is administered by the states (in Texas, by the General Land Office). This program is implemented to ensure that impacts to coastal areas are consistent with the intent of the CZMA to manage the coastal areas.

Clean Water Act

The Liquefaction Project is subject to the federal CWA and analogous state and local laws. The CWA imposes strict controls on the discharge of pollutants into the navigable waters of the United States, including discharges of wastewater and storm water runoff and fill/discharges into waters of the United States. Permits must be obtained prior to discharging pollutants into state and federal waters. The CWA is administered by the EPA, the USACE and by the states (in Texas, by the TCEQ).

Resource Conservation and Recovery Act

The federal RCRA and comparable state statutes govern the generation, handling and disposal of solid and hazardous wastes and require corrective action for releases into the environment. When such wastes are generated in connection with the operations of our facilities, we are subject to regulatory requirements affecting the handling, transportation, treatment, storage and disposal of such wastes.

Protection of Species, Habitats and Wetlands

Various federal and state statutes, such as the Endangered Species Act (the “ESA”), the Migratory Bird Treaty Act (“MBTA”), the CWA and the Oil Pollution Act, prohibit certain activities that may adversely affect endangered or threatened animal, fish and plant species and/or their designated habitats, wetlands, or other natural resources. If our Corpus Christi LNG terminal or the Corpus Christi Pipeline adversely affects a protected species or its habitat, we may be required to develop and follow a plan to avoid those impacts. In that case, siting, construction or operation may be delayed or restricted and cause us to incur increased costs.

In August 2019, the U.S. Fish and Wildlife Service (the “FWS”) announced a series of changes to the rules implementing the ESA, including revisions to the regulations governing interagency cooperation, listing species and delisting critical habitat, and prohibitions related to threatened wildlife and plants. The revisions are intended to streamline these processes and create more flexibility for the FWS when making ESA-related decisions.

In addition, in December 2017, the Department of Interior’s (“DOI’s”) Solicitor’s Office issued an official opinion that the MBTA’s broad prohibition on “taking” migratory birds applies only to affirmative actions and does prohibit incidental harm. In April 2018 the FWS issued guidance consistent with the DOI’s opinion and on January 30, 2020, the FWS issued a proposed rule defining the scope of the MBTA to cover only actions directed at migratory birds, their nests or their eggs.

We do not believe that our operations, or the construction and operations of our Liquefaction Project, will be materially and adversely affected by these recent regulatory actions.

Insurance

We maintain a comprehensive insurance program to insure against potential losses to the Liquefaction Project from physical loss or damage, including named windstorms and terrorism, as well as third-party liabilities, during construction and subsequent operation. We may not be able to maintain adequate insurance in the future at rates that are considered reasonable. See “Risk Factors—Risks Relating to the Completion of Our Liquefaction Facilities and the Development and Operation of Our Business—We are subject to significant construction and operating hazards and uninsured risks, one or more of which may create significant liabilities and losses for us.”

Employees

We have no employees. We have contracts with Cheniere and its subsidiaries for operations, maintenance and management services. As of June 30, 2020, Cheniere and its subsidiaries had 1,537 full-time employees, including 325 employees who directly supported the Liquefaction Project.

Legal Proceedings

We may in the future be involved as a party to various legal proceedings, which are incidental to the ordinary course of business. We regularly analyze current information and, as necessary, provide accruals for probable liabilities on the eventual disposition of these matters.

MANAGEMENT

Certain terms used and not defined in this section shall have the meanings attributed to such terms in the Glossary of Certain Finance Document Terms or the Glossary of Certain Defined Terms.

Managers and Officers of Cheniere Corpus Christi Holdings, LLC

CCH is a Delaware limited liability company managed by “managers” (as defined in our amended and restated limited liability company agreement, dated March 30, 2015), and has officers appointed by the managers from time to time. CCH is the sole member of each of CCL and CCP GP and, in that capacity, is the member manager of each of those entities.

The following sets forth information, as of September 17, 2020, regarding these managers and certain key officers.

Name	Age	Position
Aaron Stephenson	65	Manager
Zach Davis	36	Manager, President and Chief Financial Officer
Michelle A. Dreyer	49	Independent Manager

Officers of Corpus Christi Liquefaction, LLC

CCL is a Delaware limited liability company managed by its sole member, CCH, and has officers appointed by from time to time by CCH.

The following sets forth information, as of September 17, 2020, regarding certain key officers of CCL.

Name	Age	Position
Jack A. Fusco	58	Chief Executive Officer
Zach Davis	36	President and Chief Financial Officer

Officers of Cheniere Corpus Christi Pipeline, L.P.

CCP is a Delaware limited partnership managed by its general partner, Corpus Christi Pipeline GP, LLC, and has officers appointed from time to time by the general partner.

The following sets forth information, as of September 17, 2020, regarding certain key officers of CCP.

Name	Age	Position
Aaron Stephenson	65	President
Zach Davis	36	Chief Financial Officer

Officers of Corpus Christi Pipeline GP, LLC

CCP GP is a Delaware limited liability company managed by its sole member, CCH, and has officers appointed from time to time by CCH.

The following sets forth information, as of September 17, 2020, regarding a key officer of CCP GP.

Name	Age	Position
Zach Davis	36	President and Chief Financial Officer

The biographies of the officers of each of CCH and the Guarantors are as follows:

Jack A. Fusco

Jack A. Fusco serves as Chief Executive Officer of CCL. Mr. Fusco is a director and the President and Chief Executive Officer of Cheniere. Mr. Fusco has served as President and Chief Executive Officer since May 2016 and as a director of Cheniere since June 2016. In addition, Mr. Fusco serves as Chairman, President and Chief Executive Officer of Cheniere Energy Partners GP, LLC, a wholly-owned subsidiary of Cheniere and the general partner of Cheniere Energy Partners, L.P. (”Cheniere Partners”) a publicly-traded limited partnership that is operating the Sabine Pass LNG terminal. Mr. Fusco served as Chairman, President and Chief Executive Officer of Cheniere Holdings from June 2016 to September 2018. Mr. Fusco is also a Manager, President and Chief Executive Officer of the general partner of Sabine Pass LNG, L.P. and Chief Executive Officer of Sabine Pass Liquefaction, LLC. Mr. Fusco received recognition as Best CEO in the electric industry by Institutional Investor in 2012 as ranked by all industry analysts and for Best Investor Relations by a CEO or Chairman among all mid-cap companies by IR Magazine in 2013. Institutional Investor also recognized Mr. Fusco as the 2020 All-American Executive Team Best CEO in the natural gas industry.

Mr. Fusco served as Chief Executive Officer of Calpine Corporation (“Calpine”) from August 2008 to May 2014 and as Executive Chairman of Calpine from May 2014 through May 11, 2016. Mr. Fusco served as a member of the board of directors of Calpine from August 2008 until March 2018, when the sale of Calpine to an affiliate of Energy Capital Partners and a consortium of other investors was completed. Mr. Fusco was recruited by Calpine’s key shareholders in 2008, just as that company was emerging from bankruptcy. Calpine grew to become America’s largest generator of electricity from natural gas, safely and reliably meeting the needs of an economy that demands cleaner, more fuel-efficient and dependable sources of electricity. As Chief Executive Officer of Calpine, Mr. Fusco managed a team of approximately 2,300 employees and led one of the largest purchasers of natural gas in America, a successful developer of new gas-fired power generation facilities and a company that prudently managed the inherent commodity trading and balance sheet risks associated with being a merchant power producer.

Mr. Fusco’s career of over 30 years in the energy industry began with his employment at Pacific Gas & Electric Company upon graduation from California State University, Sacramento with a Bachelor of Science in Mechanical Engineering in 1984. He joined Goldman Sachs 13 years later as a Vice President with responsibility for commodity trading and marketing of wholesale electricity, a role that led to the creation of Orion Power Holdings, an independent power producer that Mr. Fusco helped found with backing from Goldman Sachs, where he served as President and Chief Executive Officer from 1998-2002. In 2004, he was asked to serve as Chairman and Chief Executive Officer of Texas Genco LLC by a group of private institutional investors, and successfully managed the transition of that business from a subsidiary of a regulated utility to a strong and profitable independent company, generating a more than 5-fold return for shareholders upon its merger with NRG in 2006.

Aaron Stephenson

Mr. Stephenson joined Cheniere in April 2013 as Director, Production, Sabine Pass Operations, leading the effort to prepare for liquefaction operations. In May 2016, he moved into the position of Vice President and General Manager for Sabine Pass facility and was appointed as Senior Vice President, Operations of the Company, effective as of November 1, 2019. Mr. Stephenson has over 40 years of experience in the energy industry, focusing for the past 17 years on LNG. He has worked in various locations around the world, including Yemen, London, and Peru. Before joining Cheniere, he served as Plant Manager at Peru LNG. His professional experience includes filling the roles of LNG Plant Manager, E&P Manager, Commissioning Manager, Plant Engineering Manager, and Project Engineer. Prior company affiliations include Cities Service Oil Co., Oxy USA, and Hunt Oil Co. Mr. Stephenson has a B.S. in Mechanical Engineering from Lamar University.

Zach Davis

Zach Davis serves as the Manager, President and Chief Financial Officer of CCH, President and Chief Financial Officer of CCL and CCP GP, and Chief Financial Officer of CCP. Mr. Davis has served as Senior Vice President and Chief Financial Officer of Cheniere since August 2020 and as a director and Senior Vice President and Chief Financial Officer of Cheniere Energy Partners GP, LLC, a wholly-owned subsidiary of Cheniere and the general partner of Cheniere Energy Partners, L.P. Mr. Davis joined Cheniere in November 2013. He previously served as Senior Vice President, Finance from February 2020 to August 2020 and as Vice President, Finance and Planning from October 2016 to February 2020. Mr. Davis has over 13 years of energy finance experience, focusing on strategic advisory assignments and financings for companies, projects and assets in the LNG, power, renewable energy, midstream and infrastructure sectors. Prior to joining Cheniere, Mr. Davis held energy investment banking and project finance roles at Credit Suisse, Marathon Capital and HSH Nordbank. Mr. Davis received a B.S. in Economics from Duke University.

Michelle A. Dreyer

Michelle A. Dreyer is our “independent manager” (as defined in our amended and restated limited liability company agreement, dated March 30, 2015), whose role is limited to approve, unanimously with our managers, any action that would constitute a bankruptcy. At any time that the Security Trustee or its designee acquires at least 50.1% of our membership interests having voting rights, the independent manager will be removed and no successor will be designated.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

We have not paid any compensation to our executive officers since inception and have no plans to do so in the future. All of our executive officers are also employees of Cheniere. In addition to providing services to us, with the exception of Ms. Dreyer, each of our officers and directors devotes a significant portion of his or her time to work for Cheniere and its affiliates.

Cheniere compensates our officers for the performance of their duties as employees of Cheniere, which includes managing our business. Cheniere does not allocate this compensation between services for us and services for Cheniere and its affiliates. Our officers may participate in employee benefit plans and arrangements sponsored by Cheniere and its affiliates, including plans that may be established by Cheniere and its affiliates in the future. Our board of managers does not review any of the compensation decisions made by Cheniere with regard to compensation of our executive officers.

Manager Compensation

We have paid no compensation to our managers since inception and have no plans to do so in the future. The company that employs Ms. Dreyer is compensated $2,500 per year for her services as an independent manager.

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Aaron Stephenson	$—	$—	$—	$—	$—	$—	$—
Zach Davis	—	—	—	—	—	—	—
Michelle A. Dreyer	2,500	—	—	—	—	—	2,500

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The limited liability company interest represented by units in our limited liability company is wholly owned by Holdco. The following table sets forth the beneficial ownership of our limited liability company interests owned of record and beneficially as of September 17, 2020 by:

•	each person who beneficially owns more than 5% of our limited liability company interests;
•	each of our managers;
•	each of our executive officers; and
•	all of our managers and executive officers as a group.

The amounts and percentage of units beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest.

Name of Beneficial Owner	Limited Liability Company Interests Beneficially Owned	Percentage of Limited Liability Company Interests Beneficially Owned
Holdco	100%	100%
Aaron Stephenson	—	—
Zach Davis	—	—
Michelle A. Dreyer	—	—
All executive officers and managers as a group (3 persons)	—	—

DESCRIPTION OF OTHER INDEBTEDNESS

The following is a summary of our material outstanding indebtedness. It does not include all of the provisions of our material indebtedness, does not purport to be complete and is qualified in its entirety by reference to the provisions of the instruments and agreements described. Certain terms used and not defined in this section shall have the meanings attributed to such terms in the Glossary of Certain Finance Document Terms or the Glossary of Certain Defined Terms.

Term Loan Facility

On May 22, 2018, we entered into the Term Loan Facility, which is being used to fund a portion of the costs associated with the development, construction, operation and maintenance of the Corpus Christi Terminal Facility and the Corpus Christi Pipeline. CCH is the borrower under the Term Loan Facility and each of CCL, CCP and CCP GP is a guarantor under the Term Loan Facility pursuant to the guarantee described in “Description of Security Documents—Common Security and Account Agreement—Guarantees.” Under the Term Loan Facility, CCH, CCL, CCP and CCP GP are referred to as the “Loan Parties.” As of June 30, 2020, the total commitment under the Term Loan Facility is and has been available to us as follows:

•	Tranche 1: $2,801,737,202.53, which has been fully drawn
•	Tranche 2: $3,335,674,522.94, which has been fully drawn

Borrowings under the Term Loan Facility may be refinanced, in whole or in part, at any time without premium or penalty; however, breakage costs may be incurred. As of June 30, 2020, we had no available commitments and approximately $3.3 billion of outstanding borrowings under the Term Loan Facility. We used the net proceeds from the offering of the Old Notes, together with cash on hand or other immediately available funds, to prepay a portion of the principal amounts currently outstanding under our Term Loan Facility.

The principal of the loans made under the Term Loan Facility must be repaid in quarterly installments, commencing on the earlier of (1) the first Quarterly Payment Date occurring more than three calendar months following the Project Completion Date and (2) the Date Certain, determined by reference to the date upon which PetroChina International Company Limited (“PetroChina”), an LNG customer linked to Train 3, is entitled to terminate the SPA (the “PetroChina FOB SPA”) with PetroChina for failure to achieve the Date of First Commercial Delivery for that agreement. The Term Loan Facility was sized based upon a 19-year tailored amortization, assumed to commence the first full quarter after the Project Completion Date and designed to achieve a minimum projected fixed debt service coverage ratio of 1.50:1.

We may make borrowings based on LIBOR plus 1.75% or the base rate plus 0.75%.

The obligations of CCH under the Term Loan Facility are secured by a first priority lien on substantially all of the assets of CCH and its subsidiaries and by a pledge by Holdco of its limited liability company interests in CCH.

Under the terms of the Common Terms Agreement, CCH is required to hedge not less than 65% of the variable interest rate exposure of its senior secured debt. Subject to certain limited exceptions, CCH is restricted from making distributions under agreements governing its indebtedness generally until, among other requirements, the completion of the construction of Train 1, Train 2 and Train 3 of the Liquefaction Project, funding of a Debt Service Reserve Account equal to six months of debt service and achieving a Historical DSCR and Fixed Projected DSCR of at least 1.25:1.

Upon our incurrence of any Replacement Senior Debt (including the sale of the Old Notes), a portion of the Term Loan Facility amounts outstanding and/or commitments in an amount equal to the amount of such Replacement Senior Debt less certain provisions, costs, prepayment premiums, fees and expenses allowed pursuant to the Common Terms Agreement will be prepaid and/or cancelled, as the case may be.

The Common Terms Agreement events of default constitute events of default under the Term Loan Facility. In the case of an event of default (and after all applicable cure periods), the Term Loan Facility administrative agent may, or upon the direction of the required lenders under the Term Loan Facility shall, accelerate all or any portion of the outstanding Loans and other obligations due and payable under the Term Loan Facility or terminate all outstanding Facility Debt Commitments thereunder. Such acceleration/ termination is automatic following an event of default relating to bankruptcy/insolvency of an Obligor or of Holdco.

Working Capital Facility

On June 29, 2018, CCH closed a $1.2 billion Amended and Restated Working Capital Facility Agreement, among CCH, as borrower, CCL, CCP and CCP GP, as guarantors, The Bank of Nova Scotia, as Working Capital Facility Agent, the issuing banks party thereto from time to time, the lenders party thereto from time to time and, solely for certain limited purposes thereunder, Société Générale, as Security Trustee (as such agreement may be amended from time to time, the “Working Capital Facility Agreement”).

The Working Capital Facility is intended to be used for Working Capital Loans to, and the issuance of Letters of Credit on behalf of, CCH for the uses permitted in the Working Capital Facility Agreement.

The Working Capital Facility will be used for (a) payment of gas purchase, transportation and storage expenses (including to meet credit support requirements under gas purchase, transportation or storage agreements); (b) funding of debt service reserves; (c) other working capital and other general corporate purposes; and (d) the payment of transaction fees and expenses. Up to $250 million of the Working Capital Facility may be used for our general corporate purposes. The entire amount of the Working Capital Facility will be available for the issuance of Letters of Credit.

The Working Capital Facility Agreement allows CCH to request incremental commitments of up to the maximum allowed under the Common Terms Agreement for Working Capital Debt, subject to customary conditions precedent.

Conditions Precedent to Extensions of Credit

Advances and issuances of letters of credit under the Working Capital Facility are subject to customary conditions precedent, including bring-down of certain representations and warranties, perfection of security interests, payment of applicable fees and expenses, and certifications as to construction progress of the Liquefaction Project.

Interest and Fees

Loans under the Working Capital Facility, including Working Capital Loans and any LC Loans (collectively, the “Revolving Loans”) will bear interest at a variable rate per annum equal to LIBOR or the base rate (the highest of (a) the federal funds rate plus 0.50%, (b) the prime rate and (c) one-month LIBOR plus 0.50%), plus the applicable margin. The applicable margin for LIBOR Revolving Loans ranges from 1.25% to 1.75%, and the applicable margin for base rate Revolving Loans ranges from 0.25% to 0.75%, in each case, based on CCH’s debt ratings then in effect. Interest on Working Capital Loans and LC Loans is due and payable on the date such Loans become due. Interest on LIBOR Revolving Loans is also due and payable at the end of each applicable interest period, and interest on base rate Revolving Loans is also due and payable at the end of each calendar quarter.

CCH will pay (a) a commitment fee on the average daily amount of the excess of the total commitment amount over the principal amount outstanding in an amount equal to an annual rate of 40% of the applicable margin for LIBOR Revolving Loans; (b) a Letter of Credit fee equal to an annual rate equal to the applicable margin for LIBOR Revolving Loans on the undrawn portion of all Letters of Credit issued under the Working Capital Facility; and (c) a Letter of Credit fronting fee to each Issuing Bank in an amount equal to an annual rate of 0.20% of the undrawn portion of all fronted Letters of Credit issued by such Issuing Bank. Each of these fees is payable quarterly in arrears. In the event that draws are made upon any Letters of Credit issued under the Working Capital Facility and CCH does not elect for such draw to be deemed an LC Loan (an “LC Draw”), CCH is required to pay the full amount of the LC Draw on or prior to 12:00 p.m., New York City time, on the business day immediately succeeding its timely receipt of notice of the LC Draw. Any such LC Draw shall bear interest at an annual rate equal to the base rate plus 2.00%.

In connection with the Working Capital Facility, CCH paid upfront fees to the agents and lenders under the Working Capital Facility Agreement together with additional transaction fees in the aggregate amount of approximately $13.8 million. Annual administrative fees must also be paid to the Working Capital Facility Agent under the Working Capital Facility Agreement.

Repayments

The Working Capital Facility matures on June 29, 2023. LC Loans have a term of up to one year. CCH is required to reduce the aggregate outstanding principal amount of all Working Capital Loans to zero for a period of five consecutive business days at least once each year. See “—Common Terms Agreement—Additional Senior Debt—Working Capital Debt” below. CCH may prepay the Revolving Loans at any time without premium or penalty (other than customary breakage costs, if any) upon three business days’ notice.

Covenants and Events of Default

While term loans governed by the Common Terms Agreement remain outstanding, the Working Capital Facility generally incorporates the representations, warranties, covenants, reporting requirements, mandatory prepayment provisions and events of default of the Common Terms Agreement. Upon the discharge of all term loans governed by the Common Terms Agreement, certain of the representations, warranties, covenants and events of default from the Common Terms Agreement will no longer apply and will be replaced with the representations, warranties and covenants contained in the Working Capital Facility Agreement, which address matters customary in working capital facility financings and are generally less restrictive than those in the Common Terms Agreement.

Collateral

The Senior Debt Obligations, including the Revolving Loans, Loans under the Term Loan Facility, obligations under the interest rate protection agreement entered into in connection with the Term Loan Facility, the 144A Senior Notes, the 4.80% Senior Notes and the 3.925% Senior Notes, are secured on a pari passu basis by a first priority lien (subject to customary permitted encumbrances) in the Collateral pursuant to the terms of the CSAA, the Holdco Pledge Agreement and other Security Documents described under the caption “Description of Security Documents” in this prospectus.

Senior Notes

On May 18, 2016, we issued $1.25 billion aggregate principal amount of our 2024 Senior Notes, on December 9, 2016, we issued $1.5 billion aggregate principal amount of our 2025 Senior Notes, on May 15, 2017, we issued $1.5 billion aggregate principal amount of our 2027 Senior Notes and on November 13, 2019, we issued $1.5 billion aggregate principal amount of Old Notes. On September 27, 2019, we issued $727.0 million aggregate principal amount of our 4.80% Senior Notes, and, on October 17, 2019, we issued $475.0 million aggregate principal amount of our 3.925% Senior Notes. The net proceeds of the Outstanding Senior Notes were used to prepay a portion of the principal amounts then outstanding under the Term Loan Facility. Interest on the Outstanding Senior Notes is payable semi-annually in arrears. The Outstanding Senior Notes are jointly and severally guaranteed by our subsidiaries, CCL, CCP and CCP GP. Our obligations under the Outstanding Senior Notes are secured by a first priority lien on substantially all of our assets and the assets of our subsidiaries and by a pledge by Holdco of its limited liability company interests in us.

At any time prior to six months before the respective maturity date for each series of the Outstanding Senior Notes, we may redeem all or part of such series of Outstanding Senior Notes at a redemption price equal to the “make-whole” price set forth in the indentures governing the Outstanding Senior Notes, plus accrued and unpaid interest, if any, to the date of redemption. We may also at any time within six months of the maturity date of each series of Outstanding Senior Notes, redeem all or part of such series of Outstanding Senior Notes at a redemption price equal to 100% of the principal amount of such Outstanding Senior Notes, plus accrued and unpaid interest, if any.

Under the indentures governing the Outstanding Senior Notes, we may not make any distributions until, among other requirements, Substantial Completion of Train 1 and Train 2 has occurred, deposits are made into the Senior Debt Service Reserve Account as required and the Indenture Historical DSCR and the Indenture Projected Fixed DSCR, each for the Calculation Period, are both at least 1.25:1.

The New Notes are subject to the indenture relating to the 144A Senior Notes through a supplemental indenture entered into among CCH, the Guarantors and the Trustee. The 4.80% Senior Notes and the 3.925% Senior Notes were issued under separate indentures.

Common Terms Agreement

On May 22, 2018, we amended and restated the Common Terms Agreement in order to set out certain provisions regarding, among other things: (a) common representations and warranties; (b) common covenants; and (c) common events of default under the Senior Debt Instruments comprising Loan Facility Agreements. Future lenders under Loan Facility Agreements also may accede to the Common Terms Agreement.

The Outstanding Senior Notes and the New Notes do not have the benefit of any of the representations, warranties, covenants or events of default in the Common Terms Agreement, and the noteholders and the Indenture Trustee will not become party to the Common Terms Agreement. The lenders under the Working Capital Facility have acceded to the Common Terms Agreement.

Conditions Precedent to Each Advance

Prior to each advance under the Term Loan Facility, we must satisfy certain customary conditions precedent (unless waived by the required lenders) including (a) the receipt by the Term Loan Facility Agent of a notice of borrowing, including a certificate from one of our authorized officers, to which the Independent Engineer concurs with respect to certain sections, (i) certifying that the Independent Engineer has received a detailed breakdown of the Project Costs to be funded pursuant to such advance, copies of each invoice related to Project Costs incurred since the most recent advance to the extent greater than $250,000 and representing at least 90% of the applicable Project Costs incurred since the most recent advance, and evidence that the full amount of the proceeds of the last preceding advance has either been paid by the Obligors or Bechtel or retained in the Construction Account, (ii) certifying that construction reports then due have been provided to the Intercreditor Agent, that CCH reasonably believes that the Project Completion Date shall occur on or prior to the Date Certain, that repeated representations are true and correct in all material respects as of the applicable date made, and that either Bechtel is not entitled to a change order for any EPC Change in Law or if Bechtel is entitled to such change order, that CCH has satisfied the condition that the construction of the Project Facilities is proceeding substantially in accordance with the construction schedule, and (iii) including a list of all change orders for more than $10 million or a statement that such change orders have previously been submitted to the Intercreditor Agent, (b) the Security Trustee must receive a title policy endorsement indicating that there has been no change to the state of the title to the insured estates or interests covered by the title policy, and (c) the Intercreditor Agent must receive interim lien waivers from Bechtel and a certificate from our chief financial officer certifying that Cheniere either has in place sufficient funding or has identified sufficient liquidity from financing sources to meet its obligations under the CEI Equity Contribution Agreement based on the construction budget and schedule for the six months following the date of the certification or we have provided a plan describing how we intend to meet our capital obligations under the construction budget and schedule for such six-month period. In addition to the customary conditions for a construction loan advance, no Impairment of Required Export Authorizations with respect to our Required LNG SPAs can have occurred and be continuing that could reasonably be expected to result in a Material Adverse Effect and our Senior Debt/Equity Ratio must not be greater than 75:25.

Additional Senior Debt

The Common Terms Agreement provides that we may incur additional Senior Debt consisting only of Working Capital Debt, Replacement Senior Debt, PDE Senior Debt and/or Expansion Senior Debt as described below. Any such debt will share pari passu in the Collateral and in right of payment with the New Notes and other Senior Debt.

Working Capital Debt

We may incur senior secured or unsecured Indebtedness (which, if secured, will constitute Senior Debt) for working capital purposes not exceeding an amount outstanding at any one time equal to the sum of: (i) $250 million; plus (ii) the aggregate amount of working capital that we reasonably expect will need to be available to the Development (including pursuant to letters of credit) in order to purchase, transport or store Gas and/or meet credit support requirements under Gas purchase, transport or storage agreements in order to supply the LNG amounts contemplated under all LNG SPAs then in effect; plus (iii) an amount equivalent to the then applicable Reserve Amount required to be deposited into the Senior Debt Service Reserve Account pursuant to the CSAA, or, if there is no requirement to fund a debt service reserve account with respect to the then outstanding Senior Debt Obligations, an amount equal to the Reserve Amount that would have been then applicable had such requirement existed (“Working Capital Debt”).

We may incur Working Capital Debt if we satisfy certain conditions including (a) the Senior Debt Instrument governing the Working Capital Debt must require us to reduce the principal amount of any revolving loans under such Working Capital Debt to $0 for a period of at least five consecutive business days at least once per calendar year (other than letters of credit outstanding or Loans outstanding as a result of a draw under a letter of credit) and (b) the Intercreditor Agent must receive a certificate from one of our authorized officers (i) identifying each Senior Creditor Group Representative for, and each holder of, Working Capital Debt and (ii) attaching a copy of each proposed Senior Debt Instrument relating to such Working Capital Debt. In addition, any provider of secured Working Capital Debt (or a Senior Creditor Group Representative on its behalf) must accede to the CSAA, the Intercreditor Agreement and the Common Terms Agreement and shall share pari passu in the Collateral.

The Working Capital Facility was incurred as Working Capital Debt under the terms of the Common Terms Agreement, and the lenders under the Working Capital Facility acceded to the Common Terms Agreement, the Intercreditor Agreement and the CSAA.

Replacement Senior Debt

We may incur additional Senior Debt in order to prepay or repay Senior Debt or to replace all or part of the Facility Debt Commitments (“Replacement Senior Debt”). We may incur Replacement Senior Debt only if we satisfy certain conditions including, but not limited to, the delivery of a certificate from one of our authorized officers certifying that (a) the Replacement Senior Debt, taken as a whole, has a weighted average loan life no less than the then-remaining weighted average loan life of the Senior Debt or the Facility Debt Commitments being prepaid or replaced, taken as a whole, and has a Final Maturity Date no earlier than the Senior Debt being prepaid or replaced, (b) the aggregate principal amount of the Replacement Senior Debt does not exceed the aggregate amount of Senior Debt or the Facility Debt Commitments being prepaid or replaced, together with any premiums, costs, fees or expenses, (c) the incurrence of the Replacement Senior Debt shall not result in a Fixed Projected DSCR of less than 1.40:1, (d) the Replacement Senior Debt does not benefit from any security or guarantee from the Obligors, the Sponsor or its Affiliates, that is in addition to any security or guarantee provided in respect of any then-outstanding Senior Debt (including any Senior Debt Commitments thereunder), unless such security or guaranty is provided for the equal and ratable benefit of each Senior Creditor, (e) the Replacement Senior Debt does not benefit from terms or covenants materially more restrictive on the Obligors than the terms or covenants in the Common Terms Agreement unless such terms or covenants are provided for the benefit of all of the Facility Lenders, (f) if the Replacement Senior Debt is incurred on or after the date by which we are required to fund the Senior Debt Service Reserve Account, then a portion of the proceeds of the Replacement Senior Debt shall be used to fund any increase in the then-applicable Reserve Amount, and (g) the Intercreditor Agent has received a notice describing the then-anticipated principal terms of the proposed Replacement Senior Debt and substantially agreed forms of the finance documents relating to such proposed Replacement Senior Debt. In addition, within 30 days after the first advance of any Replacement Senior Debt, we must use such proceeds or other cash flow available for such purpose to pay any breakage costs and/or other amount required to be paid pursuant to the prepayment fees and breakage costs provision of the Common Terms Agreement and the applicable facility agreement with respect to the commitments being replaced. Any provider of Replacement Senior Debt (or a Senior Creditor Group Representative on its behalf) must accede to the CSAA, and, if a Facility Lender, the Intercreditor Agreement and the Common Terms Agreement and shall share pari passu in the Collateral.

The Outstanding Senior Notes were incurred as Replacement Senior Debt pursuant to the terms of the Common Terms Agreement described above, and the Indenture Trustee acceded to the CSAA on behalf of the Senior Noteholders thereunder. The Old Notes were incurred as Replacement Senior Debt.

PDE Senior Debt

We may incur additional Senior Debt to finance Permitted Development Expenditures (“PDE Senior Debt”). We may incur PDE Senior Debt only if we satisfy certain conditions including, but not limited to, the delivery of a certificate from one of our authorized officers certifying that (a) the Intercreditor Agent has received prior notice describing the principal terms and condition of the proposed PDE Senior Debt, (b) the PDE Senior Debt has a weighted average loan life of no less than that of the Initial Senior Debt, (c) if applicable, delivery of such additional agreements and supplements to the Security Documents as are necessary in order to subject the property or the engineering, procurement and construction contract related to the Project Facilities being financed with the proceeds of the PDE Senior Debt to the Security Interests, (d) we will have demonstrated that the amount of all Senior Debt (excluding Working Capital Debt) outstanding, after giving effect to the incurrence of PDE Senior Debt, is capable of being amortized to a zero balance by the end of the Qualifying Term of the last to terminate of the Qualifying LNG SPAs then in effect and produces a Fixed Projected DSCR of less than 1.50:1, (e) the PDE Senior Debt does not benefit from terms or covenants materially more restrictive on the Obligors than the terms or covenants in the Common Terms Agreement unless provided for all of the Facility Lenders, and (f) the PDE Senior Debt does not benefit from any security or guarantee from the Obligors, the Sponsor or its Affiliates, that is in addition to any security or guarantee provided in respect of any then-outstanding Senior Debt (including any Senior Debt Commitments thereunder), unless such security or guaranty is provided for the equal and ratable benefit of each Senior Creditor. In addition, the aggregate amount of PDE Senior Debt that may be used to fund Permitted Development Expenditures other than those required by applicable law, regulations or any consent from a Governmental Authority, Industry Standards or Prudent Industry Practice applicable to the Development may not exceed $300 million. Any provider of PDE Senior Debt (or a Senior Creditor Group Representative on its behalf) must accede to the CSAA, and, if a Facility Lender, the Intercreditor Agreement  and the Common Terms Agreement and shall share pari passu in the Collateral.

Expansion Senior Debt

We may incur additional Senior Debt to finance an Expansion (“Expansion Senior Debt”) with the prior written consent of the Intercreditor Agent (acting on behalf of the Requisite Intercreditor Parties, which, for such purpose, requires the consent of a majority of the Facility Lenders rather than the consent of all Facility Lenders, notwithstanding anything in the Intercreditor Agreement to the contrary), if certain conditions are satisfied, including (a) the design, development, construction and operation of such Expansion has been consented to by the Intercreditor Agent (acting on the instruction of the Requisite Intercreditor Parties), (b) no Event of Default or Unmatured Event of Default has occurred and is continuing; (c) in the event that any Train, LNG SPA or EPC contract related to the Train or Trains being financing with the proceeds of such Expansion Senior Debt are not part of the Collateral, the applicable Loan Party will deliver such additional agreements and supplements to the Security Documents as are necessary or advisable in order to subject such assets to the Security Interests at the time such Expansion Senior Debt is incurred; (d) any Required LNG SPAs are then in effect and there is no material payment default or breach thereunder (or, for any new Required LNG SPA related to LNG to be produced from the Expansion, remain subject only to customary conditions that could be satisfied upon taking an investment decision with respect to the Expansion); (e) we demonstrate by delivery of an updated Base Case Forecast that the amount of all Senior Debt (excluding Working Capital Debt and excluding all Indebtedness under Permitted Senior Debt Hedging Instruments) outstanding after giving effect to the incurrence of Expansion Senior Debt is capable of being amortized to a zero balance by the termination date of the last to terminate of the Qualifying LNG SPAs then in effect and incremental Qualifying LNG SPAs entered into in respect of sales of LNG associated with the Expansion and produces a Fixed Projected DSCR of at least 1.50:1; (f) the final maturity date of the Expansion Senior Debt is no earlier than the latest “guaranteed substantial completion date” set forth in the EPC contract for that part of the Development associated with the applicable Train or Trains forming part of such Expansion; and (g) the Expansion Senior Debt does not benefit from any security or guarantee from the Obligors or the Sponsor or its Affiliates that is in addition to any security or guarantee provided in respect of the then-outstanding Senior Debt (including any Senior Debt Commitments thereunder) unless such security or guarantee is provided for the equal and ratable benefit of each Senior Creditor.

Repayment and Prepayment

Voluntary Prepayment

We generally have the right to prepay the Loans either in whole or in part, at any time with at least three Business Days’ prior written notice to the Intercreditor Agent (a) following Substantial Completion under an Applicable EPC Contract and the Date of First Commercial Delivery under each then Required LNG SPA or (b) if, prior to such date, we certify (with Independent Engineer concurrence) that such prepayment will not have a material adverse effect on our ability to fund expenditures necessary to achieve the Project Completion Date by the Date Certain, in accordance with the construction budget and schedule.

Voluntary Cancellation

We generally have the right to cancel any Facility Debt Commitments with respect to the term loans with at least three Business Days’ prior written notice to the Intercreditor Agent. However, we may not make a voluntary cancellation with respect to the term loans prior to Substantial Completion under an Applicable EPC Contract and the Date of First Commercial Delivery under each then Required LNG SPA unless we certify to the Intercreditor Agent (and the Independent Engineer reasonably concurs with such certification in writing) that such voluntary cancellation shall not have a material adverse effect on our ability to fund the remaining expenditures required for the Development in accordance with the construction budget and schedule up to and in order to achieve the Project Completion Date by the Date Certain.

Mandatory Prepayment

We are required to make the following mandatory prepayments of Loans on a pro rata basis with other Loans:

(a)	any prepayments of the Loans required to be made with respect to certain Insurance Proceeds and Condemnation Proceeds in accordance with the CSAA;
(b)

upon receipt of any Performance Liquidated Damages in excess of $10 million, except to the extent such amounts are applied to restoration, repairs or improvements of the Project Facilities or to repay or reimburse providers of Equity Funding, which Equity Funding was used for restoration, repairs or improvements of the Project Facilities;

(c)

the amount of all proceeds received from any Escrowed Amounts (as defined in the Applicable EPC Contract) after the Project Completion Date, unless we are permitted to make a Restricted Payment under the Common Terms Agreement on the next succeeding Quarterly Payment Date;

(d)

in the event of a Change of Control occurring after the end of the Term Loan Availability Period, to the extent required in connection with a mandatory prepayment offer that we are obligated to make in connection therewith;

(e)	upon occurrence of an event triggering an LNG SPA Mandatory Prepayment;
(f)

to the extent of any Net Cash Proceeds received from sales of assets (other than asset sales permitted under the Common Terms Agreement) that are (i) in excess of $50 million individually or $200 million in the aggregate over the term of the Common Terms Agreement and (ii) not used to purchase replacement assets within 180 days following receipt thereof (or 270 days if a commitment to purchase replacement assets is entered into within 180 days following the receipt of such proceeds); and

(g)	subject to certain exceptions, due to a failure to meet the conditions to make a Restricted Payment pursuant to the Common Terms Agreement for four consecutive quarters.

LNG SPA Covenants

LNG SPA Maintenance

We must maintain in effect Qualifying LNG SPAs providing for commitments to purchase LNG in quantities at least equal to the Base Committed Quantity for a Qualifying Term. However, if one or more of such Qualifying LNG SPAs is terminated, CCL must enter into a replacement Qualifying LNG SPA within 90 days following termination to the extent necessary to meet the Base Committed Quantity. CCL shall have an additional 90 days to enter into a replacement Qualifying LNG SPA if CCL is diligently pursuing a replacement in accordance with the terms of the Common Terms Agreement, if the termination of the Qualifying LNG SPA being replaced could not reasonably be expected to result in a Material Adverse Effect during the additional cure period and if the Intercreditor Agent has received a certificate from one of our authorized officers, confirming that these conditions have been met prior to the expiration of the initial 90-day period.

A “Qualifying LNG SPA” under the Common Terms Agreement includes each of the Initial LNG SPAs and the Second Phase LNG SPAs (and if CCL becomes the direct seller counterparty under the delivery ex-ship SPA (the “PetroChina DES LNG SPA”) with PetroChina such LNG SPA shall also constitute a Qualifying LNG SPA) and any other LNG SPA that satisfies the following conditions, subject to certain provisos in the Common Terms Agreement: (a) the LNG SPA is entered into for a Qualifying Term with an Investment Grade LNG Buyer (or guaranteed by an Investment Grade entity) or any other entity approved by the Intercreditor Agent, (b) the LNG SPA requires delivery of LNG on a “free on board” basis, (c) the Intercreditor Agent must (i) receive notice of the proposed terms of such LNG SPA and such terms must be consistent, in all material respects, with (and not materially less favorable in the aggregate to the interests of CCL than) those set forth in the Qualifying LNG SPAs then in effect, and CCL must so certify to the Intercreditor Agent or (ii) confirm that the Requisite Intercreditor Parties, after consultation with the Market Consultant, are reasonably satisfied with the terms of such LNG SPA, including its conformity to Market Terms, and (d) CCL has delivered to the Intercreditor Agent a notice of whether the Non-FTA Authorization, the FTA Authorization or both are Required Export Authorizations in respect of such Qualifying LNG SPA, in accordance with the definition of Required Export Authorization, together with reasonable background information to support such designation, and the Intercreditor Agent (acting on the instructions of the Requisite Intercreditor Parties), acting reasonably, has not objected to such designation within 30 days following delivery of such notice.

The Qualifying LNG SPAs required to be maintained in accordance with the Common Terms Agreement are referred to as the “Required LNG SPAs.”

LNG SPA Mandatory Prepayment

CCH must make a mandatory prepayment (an “LNG SPA Mandatory Prepayment”) if (a) CCL breaches the LNG SPA maintenance covenant in the Common Terms Agreement or (b) with respect to a Required LNG SPA, a Required Export Authorization becomes Impaired and CCL does not provide a reasonable remediation plan within 30 days following such Impairment, diligently pursue such remediation, and cause such remediation to be effective within 90 days following the occurrence of the Impairment. CCL shall have an additional 90 days to effect the remediation if it is diligently pursuing such remediation, the Impairment of the Required Export Authorization could not reasonably be expected to result in a Material Adverse Effect during the additional cure period and the Intercreditor Agent has received a certificate from one of CCH’s authorized officers, confirming that these conditions have been met prior to the expiration of the initial 90-day period.

In the event that CCH is required to make an LNG SPA Mandatory Prepayment, the amount of Senior Debt (which shall not include Working Capital Debt unless only Working Capital Debt remains outstanding) that shall be repaid and undrawn Facility Debt Commitments cancelled is the amount CCH is required to repay in order to maintain a Fixed Projected DSCR no lower than 1.50:1. The LNG SPA Mandatory Prepayment must be applied first to repay the Senior Debt outstanding, and secondly to cancel the Facility Debt Commitments.

Amendment of LNG SPAs

CCL may only agree to an amendment or modification of the price or quantity of any Qualifying LNG SPA if such amendment or modification would not result in a breach of the LNG SPA maintenance covenant in the Common Terms Agreement and if after giving effect to such amendment the Fixed Projected DSCR would be at least the lower of 1.50:1 and the Fixed Projected DSCR before such change. In addition, CCL may not agree to (a) any amendment or modification of any Qualifying LNG SPA that could reasonably be expected to have a Material Adverse Effect, would not be on Market Terms, or would otherwise be inconsistent with the terms of the Finance Documents or (b) any material waiver, amendment or modification of the governing law, choice of forum, responsibility for shipping, term (other than an increase), or guarantee or credit support provisions (other than an increase), or any of the material elements of the structure or components of the pricing formula or any material term specifying the level of take or pay obligations, if the Intercreditor Agent objects to such change in writing within 60 days from the Intercreditor Agent’s receipt of notice of the proposed change.

Sale of Supplemental Quantities

The LNG SPAs entered into by CCL in respect of Supplemental Quantities of LNG may be of any duration and on any terms and to buyers of any credit quality so long as (a) each customer is instructed to pay the purchase price to the Equity Proceeds Account (prior to the Project Completion Date) or the Revenue Account (after the Project Completion Date), (b) performance under such LNG SPAs could not reasonably be expected to have a material adverse effect on CCL’s ability to meet its obligations under Required LNG SPAs, (c) each agreement is on Market Terms and (d) entry into such LNG SPAs and the terms of such LNG SPAs will not result in a breach of any Required LNG SPA then in effect or the Impairment of any then-Required Export Authorization.

Certain Other Covenants

Set forth below are summaries of certain affirmative and negative covenants contained in the Common Terms Agreement.

Project Construction; Maintenance of Properties

We must construct and complete, operate and maintain the Project Facilities, and cause the Project Facilities to be constructed, operated and maintained, as applicable, under the standards specified in the Common Terms Agreement.

Separateness

We must comply at all times with certain separateness provisions including, but not limited to, CCH having at all times one independent manager, preparing and maintaining our own separate books and financial records and statements, observing applicable entity procedures and formalities to maintain separate existence and maintaining adequate capitalization. The separateness limitations do not apply to the Obligors as among one another.

Material Project Agreements

With respect to Material Project Agreements other than Real Property Documents, we must (i) maintain in effect each of the Material Project Agreements except to the extent permitted to expire, terminate or be replaced under the Finance Documents or unless such Material Project Agreement expires or is replaced in accordance with its terms; (ii) comply with all material contractual covenants and obligations, and enforce against other parties our material rights and their material covenants and obligations, under the Material Project Agreements then in effect; (iii) not agree to any amendment of a Material Project Agreement that could reasonably be expected to have a Material Adverse Effect, or that would materially breach or be materially inconsistent with the Finance Documents; (iv) not assign or transfer our interest under a Material Project Agreement (or consent to a counterparty assignment or transfer) without consent of the Intercreditor Agent (except for assignments and transfers contemplated in connection with the CSAA and other Security Documents); (v) not initiate or settle arbitration in excess of $15 million; (vi) provide copies to the Intercreditor Agent of any material amendment or waiver relating to a Material Project Agreement; (vii) not enter into any Subsequent Material Project Agreements without the prior written consent of the Intercreditor Agent (unless permitted under the terms of the Common Terms Agreement); (viii) not consent to a request for an amendment, modification, waiver to, assignment of or transfer of any interest under the PetroChina DES SPA that is requested by CMI UK without the prior written consent of the Intercreditor Agent (unless permitted under the terms of the Common Terms Agreement); and (ix) not amend, waive or modify any of CMI UK’s rights or obligations under the CMI Security Agreement in a way that is material and adverse to the interests of the Obligors or consent to an assignment or transfer of any of CMI UK’s material rights or obligations under the CMI Security Agreement.

With respect to Material Project Agreements that are Real Property Documents, we must (i) not initiate or settle arbitration in excess of $75 million; (ii) provide copies to the Intercreditor Agent of any material amendment or waiver relating to such Real Property Document; (iii) maintain, preserve and protect all real property interests evidenced by the Real Property Documents that are Material Project Agreements except (A) to the extent permitted to expire, terminate or be replaced under the Finance Documents or unless such Real Property Document is replaced with substantially equivalent real property interests to the extent necessary for the Development at such time or (B) where failure to do so could not reasonably be expected to have a Material Adverse Effect; and (iv) not enter into any document evidencing a real property interest without the prior written consent of the Intercreditor Agent, except for documents permitted under the terms of the Common Terms Agreement.

Insurance

We must keep the Development’s property insured in accordance with the requirements of the Common Terms Agreement, including insurance with financially sound insurers with all risk property and general liability coverage (including deductibles and exclusions) and in such form and amounts as are customary for project facilities of similar type and scale to the Development (including, prior to Substantial Completion, delayed startup coverage and, after Substantial Completion, business interruption). We must cause, with limited exceptions, each insurance policy to name the Secured Parties as additional insureds. In addition, we must comply with applicable flood insurance regulations specified in the Common Terms Agreement.

Hedging Arrangements

We cannot enter into Hedging Instruments other than Hedging Instruments that are in the ordinary course of business and that (i) are, in each case, with a Hedging Bank, Gas Hedge Provider, a Power Hedge Provider or any other party that is a counterparty to a Hedging Instrument, (ii) if secured, are Interest Rate Hedging Instruments, Gas Hedging Instruments or Power Hedging Instruments, and (iii) are entered into for non-speculative purposes and on arm’s-length terms (such Hedging Instruments, “Permitted Hedging Instruments”). We must enter into and maintain in full force and effect one or more Permitted Hedging Instruments with respect to (i) no less than 45% of the projected aggregate outstanding balance of Senior Debt no later than 45 days following the closing date of the Term Loan Facility and (ii) 65% of the projected outstanding balance of Senior Debt no later than 90 days following such closing date.

Historical DSCR

We cannot permit the Historical DSCR as of the end of any fiscal quarter from and following the first repayment date to be less than 1.15:1; provided that, in the event that the Historical DSCR is less than 1.15:1 but greater than 1.00:1, any of our direct or indirect owners may provide cash to us, not later than 10 Business Days following the last day of such fiscal quarter, in the form of equity contributions or Subordinated Debt in order to increase the Historical DSCR to 1.15:1; provided that such right shall not be exercised for more than two consecutive fiscal quarters nor, with respect to each relevant Senior Debt Instrument, more than four times over the term of such Senior Debt Instrument.

Senior Debt Service Reserve Amount

Within six months following the Project Completion Date, we must have deposited in the Senior Debt Service Reserve Account an amount necessary to pay the forecasted Senior Debt Obligations in respect of Senior Debt through and including the next two payment dates, as calculated pursuant to the definition of “Reserve Amount” in the Common Terms Agreement.

Merger and Liquidation, Sale of All Assets

We must not liquidate or enter into any merger or sell or otherwise transfer all or substantially all of our assets, except that CCP GP may merge or transfer its assets to another Obligor.

Nature of Business

We must not:

(1)	change the limited nature of our business in any material respect; or
(2)	engage in retail sales of natural gas so as to become subject to regulation as a gas utility under the Texas Utilities Code.

Settlement of Liquidated Damages

We cannot agree to the amount of any performance- or delay-related liquidated damages due to Bechtel in excess of $15 million without the prior written approval of the Intercreditor Agent, acting reasonably and in consultation with the Independent Engineer.

Limitation on Indebtedness

We cannot incur any Indebtedness, except for the following permitted indebtedness (“Permitted Indebtedness”):

(a)	Senior Debt, including any reborrowing of any Working Capital Debt in accordance with its terms;
(b)	Indebtedness expressly contemplated by a Finance Document or a Material Project Agreement;
(c)	Subordinated Debt;
(d)	Intercompany indebtedness between or among the Obligors, all of which shall be Subordinated Debt;
(e)	Indebtedness incurred under Permitted Hedging Instruments which are not Senior Debt;
(f)	Indebtedness in respect of any bankers’ acceptances, letters of credit, warehouse receipts or similar facilities incurred in the ordinary course of business;
(g)

purchase money Indebtedness and capital leases or guarantees of the same, in a principal amount not exceeding $50 million in the aggregate to finance the purchase or lease of assets for the Development other than those financed with the proceeds of Senior Debt; provided that, if such obligations are secured, they are secured only by Liens upon the assets being financed or the proceeds of such assets;

(h)	any other unsecured Indebtedness incurred after the Project Completion Date in an aggregate amount outstanding at any one time not to exceed $500 million for general corporate purposes;
(i)

Indebtedness arising from honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, or cash management services in the ordinary course of business;

(j)	Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts;
(k)	contingent liabilities incurred in the ordinary course of business;
(l)	Indebtedness consisting of certain bonds and similar obligations incurred in the ordinary course of business;
(m)	trade or other similar Indebtedness incurred in the ordinary course of business, which is (i) not more than 90 days past due, or (ii) being contested in good faith and by appropriate proceedings;

(n)	Indebtedness consisting of the financing of insurance premiums in customary amounts in the ordinary course of business; and
(o)	other Indebtedness incurred with the consent of the Intercreditor Agent acting on the instructions of the Requisite Intercreditor Parties.

Limitation on Liens

We cannot assume, incur, permit or suffer to exist any Lien on any of our assets, whether now owned or hereafter acquired, except for certain permitted liens (“CTA Permitted Liens”).

Use of Proceeds

Unless otherwise specified in an individual Loan Facility Agreement, we must use the proceeds of Initial Senior Debt solely to pay the Project Costs, including the payment or reservation of Permitted Completion Costs and funding the Senior Debt Service Reserve Account, to make Authorized Investments and to repay Equity Funding at the Project Completion Date to the extent permitted in the Common Terms Agreement.

EPC Contracts

CCL cannot, except with respect to change orders scheduled in the Common Terms Agreement and subject to certain provisos set forth in the Common Terms Agreement, take certain actions under an Applicable EPC Contract, including but not limited to the following:

(a)	initiate or consent to (without the consent of the Intercreditor Agent in consultation with the Independent Engineer) any change order that:
(i)

increases the contract price of an Applicable EPC Contract. However, CCL may, without the consent of the Intercreditor Agent, enter into change orders or make payments of any claim under an Applicable EPC Contract if (A) the amount of such change orders or payments is less than $25 million individually or less than $300 million in the aggregate and (B) the Intercreditor Agent receives a certificate stating that after giving effect to such change order or payment, all Date of First Commercial Delivery deadlines shall be met and such change order or payment will not result in Project Costs exceeding the funds then available or reasonably expected to be available to pay such Project Costs. If the aggregate of all change orders or payments exceeds $300 million, CCL may enter into such change orders or make such payments if the amount of any such change order or payment is less than $2 million, and if the Intercreditor Agent receives a certificate from CCL (to which the Independent Engineer reasonably concurs as to certain matters set forth in the Common Terms Agreement). In addition, if an EPC Force Majeure or an EPC Change in Law or, in the case of EPC Contract (T3), Adverse Weather Conditions, prompt Bechtel to request a change order to which it is entitled by the terms of the Applicable EPC Contract, CCL may authorize such change without the consent of the Intercreditor Agent if the amount of such change is within the remaining contingency set forth in the construction budget and schedule, or if the amount exceeds such contingency, CCL has an additional source of funds for such excess amount in addition to any Equity Funding. CCL may also enter into change orders that exceed $25 million individually or $300 million in the aggregate, subject to certain conditions, including, but not limited to, either (A) receipt and deposit into the Construction Account of any Equity Funding that is additional to Equity Funding otherwise committed to pay for Project Costs in the then applicable construction budget and schedule and otherwise that is sufficient to pay the maximum amount that may become due and payable pursuant to such change order or (B) the amount and subject matter is a utilization of an unallocated contingency in the construction budget and schedule, and, in the case of either (A) or (B), receipt by the Intercreditor Agent of a certificate from CCL (to which the Independent Engineer reasonably concurs as to certain matters set forth in the Common Terms Agreement) and the Intercreditor Agent has not objected to such change order within 15 days of receipt of the proposed change order;

(ii)

extends the “guaranteed substantial completion date” for any Train of the Development or could reasonably be expected to have a material adverse effect on the likelihood of achieving Substantial Completion by such date; provided that change orders in connection with Adverse Weather Conditions that (A) extend the “guaranteed substantial completion date” for Train 3 or (B) could reasonably be expected to have a material adverse effect on the likelihood of achieving Substantial Completion for Train 3, will, in each case, be permitted;

(iii)

except as a result of a permitted buydown of the performance guarantees pursuant to Section 11.4 of an Applicable EPC Contract or a change order to which Bechtel is entitled for an EPC Change in Law (and provided that the Independent Engineer concurs to CCL’s consent to such change order), modifies the performance guarantees or any other performance guarantee of Bechtel or the criteria or procedures for the conduct or measuring the results of Performance Tests;

(iv)

adjusts the payment schedules (other than as a result of a permitted change order) or the amount of or timing for payment of the schedule bonus under an Applicable EPC Contract or otherwise provides for any additional bonus to be paid to Bechtel;

(v)

causes any material component or material design feature or aspect of the Project Facilities to deviate in any fundamental manner from the description thereof set forth in an Applicable EPC Contract (other than as a result of a permitted change order);

(vi)

except as a result of a change order to which Bechtel is entitled for an EPC Change in Law or event of EPC Force Majeure or, in the case of EPC Contract (T3), Adverse Weather Conditions (and provided that the Independent Engineer concurs to CCL’s consent to such change order), diminishes or otherwise materially alters Bechtel’s liquidated damages obligations under the Applicable EPC Contract;

(vii)

except as a result of a change order to which Bechtel is entitled for an EPC Change in Law or event of EPC Force Majeure or, in the case of EPC Contract (T3), Adverse Weather Conditions (and provided that the Independent Engineer concurs to CCL’s consent to such change order), waives or alters the provisions under an Applicable EPC Contract relating to default, termination or suspension or the waiver by CCL of any event that with the giving of notice or the lapse of time or both would entitle CCH to terminate the Applicable EPC Contract;

(viii)

except as a result of a change order to which Bechtel is entitled for an EPC Change in Law, adversely modifies or impairs the enforceability of any warranty for material items under an Applicable EPC Contract;

(ix)

except as a result of a change order to which Bechtel is entitled for an EPC Change in Law (and provided that the Independent Engineer concurs to CCL’s consent to such change order), impairs the ability of the Project Facilities to satisfy the Performance Tests or the Lenders’ Reliability Test;

(x)	results in the revocation or adverse modification of any material Permit; or
(xi)	causes the Project Facilities not to comply in all material respects with applicable law or regulations or an Obligor’s contractual obligations;
(b)	collect on the letter of credit posted by Bechtel as required under an Applicable EPC Contract unless there are no future payments owed to Bechtel against which we may offset the amounts due to CCL;
(c)	approve any plans under Articles 11.1B or 11.1C of an Applicable EPC Contract without the concurrence of the Independent Engineer; or
(d)	except following notice to the Independent Engineer of its proposed action (to which the Independent Engineer reasonably concurred):
(i)

initiate or consent to any (A) change order that directly or indirectly specifies the capital spare parts to be delivered to the Site by Bechtel pursuant to an Applicable EPC Contract taking into account any other capital spare parts that we intend to acquire directly, or (B) material change to a two-year inventory of such capital spare parts; or

(ii)	consent to any initial integration plan proposed by Bechtel under an Applicable EPC Contract.

Gas Transportation and Purchase Contracts

We must comply in all material respects with the gas sourcing plan as set forth in the Common Terms Agreement.

Restricted Payments

We are permitted to make Restricted Payments, provided that each of the following conditions has been satisfied:

(a)	no Loan Facility Event of Default or Unmatured Loan Facility Event of Default has occurred and is Continuing or could occur as a result of such Restricted Payment;

(b)

(i)

the Historical DSCR for the last measurement period (calculated for this purpose by excluding any amount contributed during such measurement period under the cure right described in “Description of Other Indebtedness—Common Terms Agreement—Certain Other Covenants—Historical DSCR”) and

(ii)	the Fixed Projected DSCR for the 12-month period beginning on the Quarterly Payment Date on or immediately prior to the proposed date of the Restricted Payment are, in each case, at least 1.25:1;
(c)

the Senior Debt Service Reserve Account is funded (with cash or with Acceptable Debt Service Reserve LCs) with the then-applicable Reserve Amount, including the applicable debt service reserve requirements (if any) under any Senior Debt Instrument governing Additional Senior Debt;

(d)	the Project Completion Date has occurred;
(e)

no event triggering an LNG SPA Mandatory Prepayment has occurred and is Continuing in respect of which the prepayment and cancellation required by the occurrence of such event in accordance with the Common Terms Agreement has not been made in full;

(f)	the Intercreditor Agent must, two business days prior to the proposed date of the Restricted Payment, receive a certificate as to satisfaction of items (a)-(e) above;
(g)	each Senior Creditor Group Representative must have received a certificate as to clause (b) above setting forth the calculation of Historical DSCR and Fixed Projected DSCR in clause (b) above; and
(h)	as long as any Loans under the Term Loan Facility remain outstanding, the Restricted Payment must be made within 25 business days following the most recent Quarterly Payment Date.

In addition, we are permitted to make Restricted Payments prior to the Project Completion Date no more than once each month, provided that each of the following conditions has been satisfied:

(x)	if each of the conditions described above other than those in clauses (b), (d), (g) and (h) above have been satisfied; provided that each of the following additional conditions have been satisfied:
(i)	Substantial Completion has occurred under the EPC Contract (T1/T2) with respect to Train 1 and Train 2;
(ii)	the Fixed Projected DSCR for the 12-month period beginning on the First Repayment Date is at least 1.25:1;
(iii)

we have delivered to the Intercreditor Agent a certification from the Independent Engineer confirming that the Obligors have sufficient cash on deposit in the Construction Account (after taking into account the proposed Restricted Payment) to fund all remaining Project Costs required to achieve the Project Completion Date by the Date Certain; and

(iv)

we include in the certificate delivered to the Intercreditor Agent pursuant to clause (f) above, a confirmation that each of these additional conditions have been satisfied and setting forth the calculation of the Fixed Projected DSCR in clause (x)(ii) above; and

(y)

solely from Non-Base Case Cash Flows (“Non-Base Case Restricted Payments”) if each of the conditions described above other than those in clauses (b), (d), (g) and (h) above have been satisfied; provided that each of the following additional conditions have been satisfied:

(i)	Substantial Completion has occurred under the EPC Contract (T1/T2) with respect to Train 1 and Train 2;
(ii)

the aggregate amount of all Non-Base Case Restricted Payments does not exceed the amount of Non-Base Case Cash Flows received prior to the date of such Non-Base Case Restricted Payment less any such Non-Base Case Cash Flows that are attributable to Other Approved LNG SPAs included in the certification made pursuant to sub-clause (y)(iv) below;

(iii)	the Fixed Projected DSCR for the 12-month period beginning on the First Repayment Date is at least 1.25:1; and
(iv)

we include in the certificate delivered to the Intercreditor Agent pursuant to clause (f) above, a confirmation that each of these additional conditions have been satisfied and setting forth the calculation of the Fixed Projected DSCR and confirming that we have Facility Debt Commitments, Equity Funding commitments (including under the CEI Equity Contribution Agreement), funds in the Construction Account and projected contracted Cash Flow from the fixed component under each of the Qualifying LNG SPAs and Other Approved LNG SPAs under the updated Base Case Forecast sufficient to achieve the Project Completion Date by the Date Certain.

Permitted Development Expenditures

The Obligors may not make any Development Expenditure that is not a Permitted Development Expenditure. Assets or property built or acquired with Development Expenditures will constitute Collateral, except as otherwise provided in the Security Documents.

Permitted Development Expenditures may be made prior to the Project Completion Date (a) to the extent permitted under the provisions described under the caption “Description of Other Indebtedness—Common Terms Agreement—Certain Other Covenants—EPC Contracts” and (b) in relation to an Expansion to the extent permitted under the provisions described under the caption “Description of Other Indebtedness—Common Terms Agreement—Certain Other Covenants—Expansions.”

Expansions

The Obligors may not enter into a construction contract or contracts with respect to the development of Trains, and related loading, transportation and storage facilities, in addition to the Development then in operation or under construction, that contain obligations and liabilities which, in the aggregate, are in excess of $50 million, without the prior consent of the Intercreditor Agent (acting at the instructions of the Requisite Intercreditor Parties), provided that without such consent, the Obligors may:

(i)	conduct front-end engineering, development and design work using Equity Funding not otherwise committed to other expenditures for the Development;
(ii)	prepare and submit applications for Permits related to any Expansion; and
(iii)

undertake pre-construction activities and early works activities associated with an Expansion; provided that such activities must be funded from (A) Equity Funding not otherwise committed to other expenditures for the Development, (B) Insurance Proceeds and Condemnation Proceeds to the extent permitted by the CSAA, (C) Cash Flow permitted to be used for Operation and Maintenance Expenses or (D) PDE Senior Debt, Expansion Senior Debt or other Indebtedness permitted to be incurred under the Common Terms Agreement, and which use for the contemplated development could not reasonably be expected to have a Material Adverse Effect.

Upon receipt of consent from the Intercreditor Agent, the Obligors may undertake an Expansion using Equity Funding without further consent of any Senior Creditor and may incur Expansion Senior Debt upon receipt of consent of the Facility Lenders contemplated in the provisions described under the caption “Description of Other Indebtedness—Common Terms Agreement—Additional Senior Debt—Expansion Senior Debt.”

Project Completion Date

The occurrence of the Project Completion Date is subject to the satisfaction (or waiver by the required lenders under the Loan Facility Agreements) of certain conditions precedent, including but not limited to receipt by the Intercreditor Agent of: (a) a notice from CCH that project completion has occurred as a result of our meeting the conditions for its occurrence, (b) a certificate from one of our authorized officers certifying that the repeated representations of the Obligors are true and correct in all material respects as of the date made, no Loan Facility Event of Default has occurred and is Continuing and that the Collateral is subject to the perfected first priority Lien and Security Interest established pursuant to the Security Documents, (c) a physical completion certificate, to which the Independent Engineer concurs, certifying as to the occurrence of Ready for Start Up and Substantial Completion with respect to Train 1, Train 2 and Train 3, (d) certification regarding the occurrence of (i) the Date of First Commercial Delivery under each of the Required LNG SPAs then in effect and (ii) no then-existing material default under any of these SPAs, (e) a survey of the Corpus Christi Terminal Facility and a final endorsement of the title policy indicating that there has been no change to the state of the title to the insured estates or interests covered by the title policy, (f) a certificate confirmed to be reasonable by the insurance advisor confirming that all insurance premium payments due and payable as of the Project Completion Date have been paid and that the insurance then in place complies with the requirements of the Common Terms Agreement, (g) evidence that all material permits necessary for the Liquefaction Project have been obtained and are in full force and effect, and (h) evidence that we have received authorization from the FERC to place the Project Facilities in service and lien waivers from Bechtel. In addition, all Delay Liquidated Damages and Performance Liquidated Damages due and payable as of the Project Completion Date under the Applicable EPC Contracts must have been deposited in the appropriate Account(s) and applied pursuant to the requirements of the CSAA.

Events of Default

Each of the following is a “Loan Facility Event of Default” under the Common Terms Agreement:

(1)

default in the payment when due of principal amounts due under the Finance Documents; provided that, if failure to pay occurs due to a purely administrative error, we have three Business Days to cure such failure;

(2)	default in the payment of interest or any Senior Debt Obligations due under the Finance Document which default continues unremedied for three Business Days after those amounts become due;
(3)

any representation or warranty made by any Obligor in the Common Terms Agreement (other than certain representations that are covered by other Events of Default) or in any certificate, financial statement, or other document furnished by any Obligor pursuant to the Common Terms Agreement, or any representation or warranty made by Holdco in the Holdco Pledge Agreement, is false when made and if such falsity is capable of being corrected or cured, is not corrected or cured within 60 days after the earlier of (A) the applicable Obligor becoming aware of such falsity and (B) notice from the Intercreditor Agent to CCH, and such falsity or the adverse effects therefrom could reasonably be expected to have a Material Adverse Effect;

(4)	an Obligor fails to maintain its existence or breaches the merger and liquidation covenant;
(5)	breach of the Historical DSCR or breach of the covenant not to amend organizational documents, in each case, that is not cured within 10 Business Days;
(6)

(A) any Obligor (x) materially breaches certain covenants regarding use of proceeds; changes to its legal name/structure; Material Project Agreements; limitations on Indebtedness; limitation on guarantees; limitation on Liens; or limitation on Investments and Loans; or (y) breaches certain covenants regarding taxes; compliance with applicable laws, including anti-terrorism laws, money laundering laws or laws of the Office of Foreign Assets Control of the U.S. Department of Treasury; Material Project Agreements; or sale of project property; or (B) Holdco materially breaches any covenant contained in the Holdco Pledge Agreement, and, in each case, such default continues uncured for a 30-day period after the earlier of (i) we receive written notice of such default from the Intercreditor Agent and (ii) the applicable Obligor or Holdco, as applicable, becomes aware of such default;

(7)

any Obligor (x) breaches certain covenants regarding project construction, maintenance of properties, books and records, nature of business, gas purchase and transportation contracts, and transactions with affiliates, or (y) materially breaches any other covenant under the Common Terms Agreement (other than covenants addressed in certain other events of default), and such default continues uncured for a 60-day period after the earlier of (i) the applicable Obligor becoming aware of such breach; and (ii) notice from the Intercreditor Agent to CCH, such cure period to be extended up to 90 days so long as the breach is subject to cure, such Obligor is diligently pursuing a cure and such additional cure period could not reasonably be expected to result in a Material Adverse Effect;

(8)	a Bankruptcy with respect to an Obligor or Holdco has occurred, or prior to the Project Completion Date, a Bankruptcy with respect to Bechtel or Bechtel’s guarantor under the Applicable EPC Contract;
(9)

prior to the Project Completion Date, any one or more of a judgment in excess of $200 million in the aggregate or a final judgment in excess of $120 million in the aggregate against an Obligor or Holdco (or against any other Person where an Obligor or Holdco is liable to satisfy such judgment), in each case net of insurance proceeds which are reasonably expected to be paid; or following the Project Completion Date, one or more final judgments in excess of $120 million in the aggregate (net of insurance proceeds which are reasonably expected to be paid), in each case, remains unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 60 days after the date of entry of such judgment;

(10)

any Finance Document (other than (x) a Direct Agreement in respect of any LNG SPA that is not a Required LNG SPA then in full force and effect (except for the PetroChina Direct Agreements) or (y) any Direct Agreement in the case where the occurrence of a Loan Facility Event of Default has been triggered by an event affecting the underlying Material Project Agreement or a Senior Debt prepayment remedy or other Loan Facility Event of Default is applicable under the Finance Documents) or any material provision of any Finance Document, (i) is expressly repudiated in writing by any party thereto (other than the Security Trustee, the Account Bank, the Intercreditor Agent or any Facility Lender), (ii) shall have been terminated (other than pursuant to the terms thereof following discharge in full of all obligations thereof or otherwise by agreement in writing of the parties thereto and not as a result of a Loan Facility Event of Default under the Common Terms Agreement) or (iii) is declared unenforceable in a final judgment of a court of competent jurisdiction against any party (other than the Security Trustee, the Account Bank, the Intercreditor Agent or any Facility Lender) and such unenforceability is not cured (subject to any applicable Reservations) within five Business Days following the date of entry of such judgment;

(11)

any Material Project Agreement (other than an LNG SPA) or any material provision thereof: (i) is expressly repudiated in writing by any party, or (ii) is declared unenforceable in a final judgment of a court of competent jurisdiction against any party and such unenforceability is not cured (subject to any applicable Reservations) within 60 Business Days following the date of entry of such judgment if in either case, a Material Adverse Effect could reasonably be expected to result;

(12)

default with respect to Indebtedness (other than Indebtedness secured by the Security Documents and Subordinated Debt) of any Obligor that exceeds a principal amount of $100 million and continued beyond any applicable grace period and the effect of which has been to cause the entire amount of such Indebtedness to become due and such Indebtedness remains unpaid or the acceleration of its stated maturity unrescinded;

(13)	in respect of any Senior Notes outstanding, acceleration of such Senior Notes following an Indenture Event of Default;
(14)	failure to achieve the Project Completion Date by the Date Certain;
(15)

from and after the Initial Advance, any Permit required under the Common Terms Agreement related to CCH or the Development is Impaired and such Impairment could reasonably be expected to have a Material Adverse Effect unless (i) CCH provides a reasonable remediation plan within 30 Business Days following our Knowledge of the occurrence of such Impairment, (ii) CCH diligently pursues the implementation of such remediation plan and (iii) such Impairment is cured within 90 days of the occurrence thereof (or such longer period, if any, presented by any administrative, legal, regulatory or statutory time period applicable thereto but only as may be reasonably necessary to cure such Impairment or required by a Governmental Authority; provided that CCH shall have no more than 180 days in the aggregate to cure such Impairment);

(16)

prior to the end of the Term Loan Availability Period (including the final day thereof), Cheniere and its Affiliates (a) until one year after the Project Completion Date, fail to own, directly or indirectly in the aggregate, more than 50% of the ownership interests in CCH or control, directly or indirectly, voting rights of more than 50% of the votes of all classes in CCH or (b) more than one year after the Project Completion Date, fail to own, directly or indirectly in the aggregate, more than 25% of the ownership interests in CCH or control, directly or indirectly, voting rights of more than 25% of the votes of all classes in CCH;

(17)	Cheniere fails to pay or cause to be paid Equity Funding as required under the CEI Equity Contribution Agreement for any reason, and such failure is not cured within 10 Business Days; and
(18)

additional events of default in respect of (i) an Abandonment; (ii) destruction of the Project Facilities; (iii) an Event of Taking; (iv) invalid Security Interests; (v) environmental representations and warranties and covenants; (vi) certain ERISA events; and (vii) material default under an Applicable EPC Contract.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

On November 13, 2019, we sold $1.5 billion aggregate principal amount of the Old Notes in a private placement. The Old Notes were sold to the initial purchasers who in turn resold the Old Notes to a limited number of qualified institutional buyers pursuant to Rule 144A of the Securities Act and certain non-U.S. persons within the meaning of Regulation S under the Securities Act.

In connection with the sale of the Old Notes, we entered into a registration rights agreement with the initial purchasers of the Old Notes, pursuant to which we agreed to file and to use our reasonable best efforts to cause to be declared effective by the SEC a registration statement with respect to the exchange of the Old Notes for the New Notes. We are making the exchange offer to fulfill our contractual obligations under that agreement. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

Pursuant to the exchange offer, we will issue the New Notes in exchange for the Old Notes. The terms of the New Notes are identical in all material respects to those of the Old Notes, except that the New Notes (1) have been registered under the Securities Act and therefore will not be subject to certain transfer restrictions applicable to the Old Notes and (2) will not have registration rights or provide for any liquidated damages related to the obligation to register. Please read “Description of Senior Notes” for more information on the terms of the New Notes.

We are not making the exchange offer to, and will not accept tenders for exchange from, holders of Old Notes in any jurisdiction in which an exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction. Unless the context requires otherwise, the term “holder” with respect to the exchange offer means any person in whose name the Old Notes are registered on our books or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Old Notes are held of record by DTC, who desires to deliver such Old Notes by book-entry transfer at DTC.

We make no recommendation to the holders of Old Notes as to whether to tender or refrain from tendering all or any portion of their Old Notes pursuant to the exchange offer. In addition, no one has been authorized to make any such recommendation. Holders of Old Notes must make their own decision whether to tender pursuant to the exchange offer and, if so, the aggregate amount of Old Notes to tender after reading this prospectus and the letter of transmittal and consulting with their advisors, if any, based on their own financial position and requirements.

In order to participate in the exchange offer, you must represent to us, among other things, that:

•	you are acquiring the New Notes in the exchange offer in the ordinary course of your business;
•	you do not have, and to your knowledge, no one receiving New Notes from you has, any arrangement or understanding with any person to participate in the distribution of the New Notes;
•	you are not one of our or our subsidiary guarantors’ “affiliates,” as defined in Rule 405 of the Securities Act;
•	you are not engaged in, and do not intend to engage in, a distribution of the New Notes; and
•

if you are a broker-dealer that will receive New Notes for your own account in exchange for Old Notes acquired as a result of market-making or other trading activities, you may be a statutory underwriter and will deliver a prospectus in connection with any resale of the New Notes.

Please read “Plan of Distribution.”

Terms of Exchange

Upon the terms and conditions described in this prospectus and in the accompanying letter of transmittal, which together constitute the exchange offer, we will accept for exchange Old Notes that are properly tendered at or before the expiration time and not properly withdrawn as permitted below. As of the date of this prospectus, $1.5 billion aggregate principal amount of the Old Notes are outstanding. This prospectus, together with the letter of transmittal, is first being sent on or about the date on the cover page of the prospectus to all holders of Old Notes known to us. Old Notes tendered in the exchange offer must be in denominations of principal amount of $2,000 and any integral multiple of $1,000 in excess of $2,000.

Our acceptance of the tender of Old Notes by a tendering holder will form a binding agreement between the tendering holder and us upon the terms and subject to the conditions provided in this prospectus and in the accompanying letter of transmittal.

The form and terms of the New Notes being issued in the exchange offer are the same as the form and terms of the Old Notes except that the New Notes being issued in the exchange offer:

•	will have been registered under the Securities Act;
•	will not bear the restrictive legends restricting their transfer under the Securities Act;
•	will not contain the registration rights contained in the Old Notes; and
•	will not contain the liquidated damages provisions relating to the Old Notes.

Expiration, Extension and Amendment

The expiration time of the exchange offer is 5:00 p.m., New York City time, on, 2020. However, we may, in our sole discretion, extend the period of time for which the exchange offer is open and set a later expiration date for the offer. The term “expiration time” as used herein means the latest time and date at which the exchange offer expires, after any extension by us (if applicable). If we decide to extend the exchange offer period, we will then delay acceptance of any Old Notes by giving oral or written notice of an extension to the holders of Old Notes as described below. During any extension period, all Old Notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any Old Notes not accepted for exchange will be returned promptly to the tendering holder after the expiration or termination of the exchange offer.

Our obligation to accept Old Notes for exchange in the exchange offer is subject to the conditions described below under “—Conditions to the Exchange Offer.” We may decide to waive any of the conditions in our discretion. Furthermore, we reserve the right to amend or terminate the exchange offer, and not to accept for exchange any Old Notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified below under the same heading. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the Old Notes as promptly as practicable. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement. The prospectus supplement will be distributed to the registered holders of the Old Notes. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we may extend the exchange offer. In the event of a material change in the exchange offer, including the waiver by us of a material condition, we will extend the exchange offer period, if necessary, so that at least five business days remain in the exchange offer period following notice of the material change. We will notify you of any extension by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the first business day after the previously scheduled expiration time.

Procedures for Tendering

Valid Tender

A tendering holder must, prior to the expiration time, transmit to The Bank of New York Mellon, the exchange agent, at the address listed below under the caption “—Exchange Agent”:

•	a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal; or
•	if Old Notes are tendered in accordance with the book-entry procedures listed below, an agent’s message transmitted through DTC’s Automated Tender Offer Program, referred to as ATOP.

We are not providing for guaranteed delivery procedures, and therefore you must allow sufficient time for the necessary tender procedures to be completed during normal business hours of DTC on or prior to the expiration time. If you hold your Old Notes through a broker, dealer, commercial bank, trust company or other nominee, you should consider that such entity may require you to take action with respect to the exchange offer a number of days before the expiration time in order for such entity to tender Notes on your behalf on or prior to the expiration time. Tenders not completed on or prior to 5:00 p.m., New York City time, on, 2020 will be disregarded and of no effect.

In addition, you must:

•	deliver certificates, if any, for the Old Notes to the exchange agent at or before the expiration time; or
•

deliver a timely confirmation of the book-entry transfer of the Old Notes into the exchange agent’s account at DTC, the book-entry transfer facility, along with the letter of transmittal or an agent’s message.

The term “agent’s message” means a message, transmitted by DTC to, and received by, the exchange agent and forming a part of a book-entry confirmation, that states that DTC has received an express acknowledgment that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such holder.

If the letter of transmittal is signed by a person other than the registered holder of Old Notes, the letter of transmittal must be accompanied by a written instrument of transfer or exchange in satisfactory form duly executed by the registered holder with the signature guaranteed by an eligible institution. The Old Notes must be endorsed or accompanied by appropriate powers of attorney. In either case, the Old Notes must be signed exactly as the name of any registered holder appears on the Old Notes.

If the letter of transmittal or any Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted.

By tendering, each holder will represent to us that, among other things, the person is not our affiliate or an affiliate of any of our subsidiary guarantors, the New Notes are being acquired in the ordinary course of business of the person receiving the New Notes, whether or not that person is the holder, and neither the holder nor the other person has any arrangement or understanding with any person to participate in the distribution of the New Notes. Each broker-dealer must represent that it is not engaged in, and does not intend to engage in, a distribution of the New Notes, and each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. Please read “Plan of Distribution.”

The method of delivery of Old Notes, letters of transmittal and all other required documents is at your election and risk, and the delivery will be deemed made only upon actual receipt or confirmation by the exchange agent. If the delivery is by mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. Holders tendering through DTC’s ATOP system should allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC on such dates.

No Old Notes, agent’s messages, letters of transmittal or other required documents should be sent to us. Delivery of all Old Notes, agent’s messages, letters of transmittal and other documents must be made to the exchange agent. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

If you are a beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and wish to tender, you should promptly instruct the registered holder to tender on your behalf. Any registered holder that is a participant in DTC’s ATOP system may make book-entry delivery of the Old Notes by causing DTC to transfer the Old Notes into the exchange agent’s account. The tender by a holder of Old Notes, including pursuant to the delivery of an agent’s message through DTC’s ATOP system, will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.

All questions as to the validity, form, eligibility, time of receipt and withdrawal of the tendered Old Notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all Old Notes not validly tendered or any Old Notes which, if accepted, would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular Old Notes. Our interpretation of the terms and conditions of this exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as we shall determine. Although we intend to notify you of defects or irregularities with respect to tenders of Old Notes, none of us, the exchange agent, or any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Old Notes, nor shall any of them incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Old Notes received by the exchange agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the exchange agent, unless otherwise provided in the letter of transmittal, promptly following the expiration date of the exchange offer.

Although we have no present plan to acquire any Old Notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any Old Notes that are not tendered in the exchange offer, we reserve the right, in our sole discretion, to purchase or make offers for any Old Notes after the expiration date of the exchange offer, from time to time, through open market or privately negotiated transactions, one or more additional exchange or tender offers, or otherwise, as permitted by law, the indenture and our other debt agreements. Following consummation of this exchange offer, the terms of any such purchases or offers could differ materially from the terms of this exchange offer.

Signature Guarantees

Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed, unless the Old Notes surrendered for exchange are tendered:

•	by a registered holder of the Old Notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal, or
•	for the account of an “eligible institution.”

If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by an “eligible institution.” An “eligible institution” is an “eligible guarantor institution” meeting the requirements of the registrar for the New Notes within the meaning of Rule 17Ad-15 under the Exchange Act.

Book-entry Transfer

The exchange agent will make a request to establish an account for the Old Notes at DTC for purposes of the exchange offer. Any financial institution that is a participant in DTC’s system may make book-entry delivery of Old Notes by causing DTC to transfer those Old Notes into the exchange agent’s account at DTC in accordance with DTC’s procedure for transfer. The participant should transmit its acceptance to DTC at or prior to the expiration time. DTC will verify this acceptance, execute a book-entry transfer of the tendered Old Notes into the exchange agent’s account at DTC and then send to the exchange agent confirmation of this book-entry transfer. The confirmation of this book-entry transfer will include an agent’s message confirming that DTC has received an express acknowledgment from this participant that this participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against this participant.

Delivery of New Notes issued in the exchange offer may be effected through book-entry transfer at DTC. However, the letter of transmittal or facsimile of it or an agent’s message, with any required signature guarantees and any other required documents, must be transmitted to and received by the exchange agent at the address listed under “—Exchange Agent” at or prior to the expiration time.

Delivery of documents to DTC in accordance with DTC’s procedures does not constitute delivery to the exchange agent.

Determination of Validity

We will determine in our sole discretion all questions as to the validity, form and eligibility of Old Notes tendered for exchange. This discretion extends to the determination of all questions concerning the timing of receipts and acceptance of tenders. These determinations will be final and binding. We reserve the right to reject any particular Old Note not properly tendered or of which our acceptance might, in our judgment or our counsel’s judgment, be unlawful. We also reserve the right to waive any defects or irregularities or conditions of the exchange offer as to any particular Old Note either before or after the expiration time, including the right to waive the ineligibility of any tendering holder. Our interpretation of the terms and conditions of the exchange offer as to any particular Old Note either before or after the applicable expiration time, including the letter of transmittal and the instructions to the letter of transmittal, shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within a reasonable period of time.

Neither we, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity in any tender of Old Notes. Moreover, neither we, the exchange agent nor any other person will incur any liability for failing to give notifications of any defect or irregularity.

Acceptance of Old Notes for Exchange; Issuance of New Notes

Upon the terms and subject to the conditions of the exchange offer, we will accept, promptly after the expiration time, all Old Notes properly tendered. We will issue the New Notes promptly after the expiration time. For purposes of an exchange offer, we will be deemed to have accepted properly tendered Old Notes for exchange when, as and if we have given oral or written notice to the exchange agent, with prompt written confirmation of any oral notice.

For each Old Note accepted for exchange, the holder will receive a New Note registered under the Securities Act having a principal amount equal to that of the surrendered Old Note. Under the registration rights agreement, we may be required to make additional payments of interest to the holders of the Old Notes under circumstances relating to the timing of the exchange offer.

In all cases, issuance of New Notes for Old Notes will be made only after timely receipt by the exchange agent of:

•	a certificate for the Old Notes, or a timely book-entry confirmation of the Old Notes, into the exchange agent’s account at the book-entry transfer facility;
•	a properly completed and duly executed letter of transmittal or an agent’s message; and
•	all other required documents.

Unaccepted or non-exchanged Old Notes will be returned promptly without expense to the tendering holder of the Old Notes. In the case of Old Notes tendered by book-entry transfer in accordance with the book-entry procedures described above, the non-exchanged Old Notes will be credited to an account maintained with DTC promptly after the expiration or termination of the exchange offer.

Interest Payments on the New Notes

The New Notes will bear interest from the most recent date to which interest has been paid on the Old Notes for which they were exchanged, or if interest has not been paid in respect of the Old Notes, then from the date the Old Notes were first issued. Accordingly, registered holders of New Notes on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the date the Old Notes were issued or, if interest has already been paid on the Old Notes, the most recent interest payment date on the Old Notes. Old Notes accepted for exchange will cease to accrue interest from and after the date of completion of the exchange offer, and upon the consummation of the exchange offer, no amount will be paid in respect of previously accrued interest on the Old Notes that are exchanged for New Notes.

Withdrawal Rights

Tender of Old Notes may be properly withdrawn at any time before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

For a withdrawal to be effective with respect to Old Notes, the exchange agent must receive a written notice of withdrawal before the expiration time delivered by hand, overnight by courier or by mail, at the address indicated under “—Exchange Agent” or, in the case of eligible institutions, at the facsimile number, or a properly transmitted “Request Message” through DTC’s ATOP system. Any notice of withdrawal must:

•	specify the name of the person, referred to as the depositor, having tendered the Old Notes to be withdrawn;
•	identify the Old Notes to be withdrawn, including certificate numbers and principal amount of the Old Notes;
•	contain a statement that the holder is withdrawing its election to have the Old Notes exchanged;
•

other than a notice transmitted through DTC’s ATOP system, be signed by the holder in the same manner as the original signature on the letter of transmittal by which the Old Notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the trustee with respect to the Old Notes register the transfer of the Old Notes in the name of the person withdrawing the tender; and

•	specify the name in which the Old Notes are registered, if different from that of the depositor.

If certificates for Old Notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of these certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and signed notice of withdrawal with signatures guaranteed by an eligible institution, unless this holder is an eligible institution. If Old Notes have been tendered in accordance with the procedure for book-entry transfer described below, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn Old Notes.

Any Old Notes properly withdrawn will be deemed not to have been validly tendered for exchange. New Notes will not be issued in exchange unless the Old Notes so withdrawn are validly re-tendered.

Properly withdrawn Old Notes may be re-tendered by following the procedures described under “— Procedures for Tendering” above at any time at or before the expiration time.

We will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal.

Conditions to the Exchange Offer

Notwithstanding any other provisions of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange, or to exchange, any Old Notes for any New Notes, and, as described below, may terminate the exchange offer, whether or not any Old Notes have been accepted for exchange, or may waive any conditions to or amend the exchange offer, if any of the following conditions has occurred or exists:

•

there shall occur a change in the current interpretation by the staff of the SEC which permits the New Notes issued pursuant to the exchange offer in exchange for Old Notes to be offered for resale, resold and otherwise transferred by the holders (other than broker-dealers and any holder which is an affiliate) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders’ business and such holders have no arrangement or understanding with any person to participate in the distribution of the New Notes;

•

any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body seeking to enjoin, make illegal or delay completion of the exchange offer or otherwise relating to the exchange offer;

•	any law, statute, rule or regulation shall have been adopted or enacted which would reasonably be expected to impair our ability to proceed with such exchange offer;
•	a banking moratorium shall have been declared by United States federal or New York State authorities;
•

trading on the New York Stock Exchange or generally in the United States over-the-counter market shall have been suspended, or a limitation on prices for securities imposed, by order of the SEC or any other governmental authority;

•

an attack on the United States, an outbreak or escalation of hostilities or acts of terrorism involving the United States, or any declaration by the United States of a national emergency or war shall have occurred;

•

a stop order shall have been issued by the SEC or any state securities authority suspending the effectiveness of the registration statement of which this prospectus is a part or proceedings shall have been initiated or, to our knowledge, threatened for that purpose or any governmental approval has not been obtained, which approval is deemed necessary for the consummation of the exchange offer; or

•

any change, or any development involving a prospective change, in our business or financial affairs or any of our subsidiaries has occurred which is or may be adverse to us or we shall have become aware of facts that have or may have an adverse impact on the value of the Old Notes or the New Notes, which makes it inadvisable to proceed with the exchange offer, with the acceptance of Old Notes for exchange or with the exchange of Old Notes for New Notes.

If we reasonably determine that any of the foregoing events or conditions has occurred or exists, we may, subject to applicable law, terminate the exchange offer, whether or not any Old Notes have been accepted for exchange, or may waive any such condition or otherwise amend the terms of the exchange offer in any respect. Please read “—Expiration, Extension and Amendment” above.

If any of the above events occur, we may:

•	terminate the exchange offer and promptly return all tendered Old Notes to tendering holders;
•	complete and/or extend the exchange offer and, subject to your withdrawal rights, retain all tendered Old Notes until the extended exchange offer expires;
•	amend the terms of the exchange offer; or
•	waive any unsatisfied condition and, subject to any requirement to extend the period of time during which the exchange offer is open, complete the exchange offer.

We may assert these conditions with respect to the exchange offer regardless of the circumstances giving rise to them. All conditions to the exchange offer, other than those dependent upon receipt of necessary government approvals, must be satisfied or waived by us before the expiration of the exchange offer. We may waive any condition in whole or in part at any time in our reasonable discretion. Our failure to exercise our rights under any of the above circumstances does not represent a waiver of these rights. Each right is an ongoing right that may be asserted at any time. Any determination by us concerning the conditions described above will be final and binding upon all parties.

If a waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement. The prospectus supplement will be distributed to the registered holders of the Old Notes. Depending upon the significance of the waiver and the manner of disclosure to the registered holders, we may extend the exchange offer for a period of five business days, if the exchange offer would otherwise expire during the five business day period.

Resales of New Notes

Based on interpretations by the staff of the SEC, as described in no-action letters issued to third parties that are not related to us, we believe that New Notes issued in the exchange offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by holders of the New Notes without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

•	the New Notes are acquired in the ordinary course of the holders’ business;
•	the holders have no arrangement or understanding with any person to participate in the distribution of the New Notes;
•	the holders are not “affiliates” of ours or of any of our subsidiary guarantors within the meaning of Rule 405 under the Securities Act; and
•	the holders are not broker-dealers who purchased Old Notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act.

However, the SEC has not considered the exchange offer described in this prospectus in the context of a no-action letter. The staff of the SEC may not make a similar determination with respect to the exchange offer as in the other circumstances. Each holder who wishes to exchange Old Notes for New Notes will be required to represent that it meets the requirements above.

Any holder who is an affiliate of ours or any of our subsidiary guarantors or who intends to participate in the exchange offer for the purpose of distributing New Notes or any broker-dealer who purchased Old Notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act:

•	cannot rely on the applicable interpretations of the staff of the SEC mentioned above;
•	will not be permitted or entitled to tender the Old Notes in the exchange offer; and
•	must be identified as an underwriter in the prospectus and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge by way of letter of transmittal that it will deliver a prospectus in connection with any resale of such New Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, such broker‑dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933, as amended. Please read “Plan of Distribution.” A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with the resales of New Notes received in exchange for Old Notes that the broker-dealer acquired as a result of market-making or other trading activities. Any holder that is a broker-dealer participating in the exchange offer must notify the exchange agent at the telephone number set forth in the enclosed letter of transmittal and must comply with the procedures for broker-dealers participating in the exchange offer. We have not entered into any arrangement or understanding with any person to distribute the New Notes to be received in the exchange offer.

In addition, to comply with state securities laws, the New Notes may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification, with which there has been compliance, is available. The offer and sale of the New Notes to “qualified institutional buyers,” as defined under Rule 144A of the Securities Act, is generally exempt from registration or qualification under the state securities laws. We currently do not intend to register or qualify the sale of New Notes in any state where an exemption from registration or qualification is required and not available.

Exchange Agent

The Bank of New York Mellon has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal and any other required documents should be directed to the exchange agent at the address or facsimile number set forth below. Questions and requests for assistance, and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

The Bank of New York Mellon
By Mail:		By Hand or Overnight Delivery:
The Bank of New York Mellon		The Bank of New York Mellon
P.O. Box 396		111 Sanders Creek
East Syracuse, New York 13057		East Syracuse, New York 13057
Attn: Corporate Trust Operations		Attn: Corporate Trust Operations

TELEPHONE: 1‑800‑254-2826
FACSIMILE: 1-732-667-9408

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

Fees and Expenses

The expenses of soliciting tenders pursuant to this exchange offer will be paid by us. We have agreed to pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out‑of‑pocket expenses in connection with the exchange offer. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus and related documents to the beneficial owners of Old Notes, and in handling or tendering for their customers. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes on the exchange. If, however, New Notes are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Notes tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Notes in connection with the exchange offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of Old Notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if a transfer tax is imposed for any reason other than the exchange of Old Notes under the exchange offer.

Consequences of Failure to Exchange Old Notes

Holders who desire to tender their Old Notes in exchange for New Notes registered under the Securities Act should allow sufficient time to ensure timely delivery. Neither the exchange agent nor us is under any duty to give notification of defects or irregularities with respect to the tenders of Old Notes for exchange.

Old Notes that are not tendered or are tendered but not accepted will, following the completion of the exchange offer, continue to be subject to the provisions in the indenture regarding the transfer and exchange of the Old Notes and the existing restrictions on transfer set forth in the legend on the Old Notes set forth in the indenture for the Old Notes. Except in limited circumstances with respect to specific types of holders of Old Notes, we will have no further obligation to provide for the registration under the Securities Act of such Old Notes. In general, Old Notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

We do not currently anticipate that we will take any action to register the Old Notes under the Securities Act or under any state securities laws. Upon completion of the exchange offer, holders of the Old Notes will not be entitled to any further registration rights under the registration rights agreement, except under limited circumstances.

Holders of the New Notes issued in the exchange offer, any Old Notes which remain outstanding after completion of the exchange offer and the previously issued notes will vote together as a single class for purposes of determining whether holders of the requisite percentage of the class have taken certain actions or exercised certain rights under the indenture.

Accounting Treatment

We will record the New Notes at the same carrying value as the Old Notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The costs associated with the exchange offer will be expensed as incurred.

Other

Participation in the exchange offer is voluntary, and you should consider carefully whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

DESCRIPTION OF SENIOR NOTES

Terms used but not defined in this section have the meanings attributed to such terms in “Glossary of Certain Finance Document Terms.”

CCH issued the Old Notes pursuant to an indenture, dated May 18, 2016, among CCH, the Guarantors, and The Bank of New York Mellon, as trustee (the “Indenture Trustee”), as amended by the Third Supplemental Indenture, dated November 13, 2019 and the Fourth Supplemental Indenture, dated November 13, 2019 (as so modified, the “indenture”). The Old Notes were issued in an aggregate principal amount of $1,500,000,000 and form a single series of notes under the indenture.

The terms of the notes include those stated in the CSAA and other Security Documents to the extent applicable to the notes, the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”). The CSAA and other Security Documents referred to under the caption “Description of Security Documents” contain the terms of the security arrangements that secure the notes.

The following description is a summary of the material provisions of the indenture. Please see the captions “Description of Security Documents” and “Description of Other Indebtedness” for a description of the Security Documents applicable to the notes. These summaries do not restate those agreements in their entirety. We urge you to read the indenture and the Security Documents because they, and not this description, define your rights as holders of the notes. Copies of the indenture and the Security Documents are available as set forth below under the caption “—Additional Information.”

Any references in this Description of Senior Notes and in the Glossary of Certain Finance Document Terms to “the indenture,” is a reference to the indenture relating to the notes offered hereby. References in this Description of Senior Notes and in the Glossary of Certain Finance Document Terms to “an Indenture,” “any Indenture,” or “the Indenture” and to “Senior Notes,” “any Senior Notes” and “the Senior Notes,” are references to the defined terms “Indenture” and “Senior Notes” in the CSAA. The CSAA provides that Senior Debt of the Obligors will be created or issued under Facility Agreements and Indentures (as well as certain other agreements), which Senior Debt will be secured by a security interest in assets of CCH and the Guarantors. For purposes of the CSAA, the indenture will be an “Indenture,” and the notes will be “Senior Notes.”

The registered holder of a note is treated as the owner of it for all purposes. Only registered holders have rights under the indenture.

Brief Description of the Notes and Note Guarantees

The Notes

The notes:

•	are general obligations of CCH;
•	are secured on a first-priority basis, subject only to Permitted Liens, by security interests in all Collateral owned or at any time acquired by CCH and the Guarantors;
•	are pari passu in right of payment with all existing and future Senior Debt of CCH, including borrowings under the Term Loan Facility, the Working Capital Facility and the outstanding Senior Notes;
•	are senior in right of payment to any future Subordinated Debt of CCH; and
•	are unconditionally guaranteed by the Guarantors.

No Personal Liability of Directors, Managers, Officers, Employees and Stockholders

Payment of principal, premium, if any, and interest in respect of the notes are obligations of CCH and the Guarantors, as applicable. No director, manager, officer, employee, incorporator, member, partner, Affiliate (other than CCH and the Guarantors) or stockholder of any of CCH, any Guarantor or Sponsor, as such, will have any liability for any obligations of CCH or the Guarantors under the notes, the indenture, the Note Guarantees, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

The Guarantees of the Notes

The notes will initially be guaranteed by all of our existing Domestic Subsidiaries (each of CCL, CCP and CCP GP). Each Note Guarantee:

•	is a general obligation of the applicable Guarantor;
•	is pari passu in right of payment with all existing and future Senior Debt of that Guarantor; and
•	is senior in right of payment to any Subordinated Debt off that Guarantor.

Each of the Guarantors also has granted security on a first-priority basis, subject only to Permitted Liens, in all Collateral owned or at any time acquired by that Guarantor to secure the Senior Debt Obligations.

In the future, the notes may be guaranteed by future Domestic Subsidiaries (other than Immaterial Subsidiaries), as described below under the caption “—Guarantees of the Notes.” Under the circumstances described below under the caption “—Covenants Applicable to the Notes— Designation of Restricted and Unrestricted Subsidiaries,” we will be permitted to designate certain of our Subsidiaries as “Unrestricted Subsidiaries.” Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture.

Principal, Maturity and Interest

The indenture does not limit the aggregate principal amount of the debt securities that may be issued thereunder and provides that debt securities may be issued from time to time in one or more series pursuant to one or more supplemental indentures thereto. Any issuance of additional notes or other debt securities is subject to all of the covenants in the indenture, including the covenant described below under the caption “—Covenants Applicable to the Notes—Limitation on Indebtedness.”

The notes will mature on November 15, 2029. CCH issued the notes in an aggregate principal amount of $1,500,000,000. The notes accrue interest at 3.700% per annum, computed on the basis of a 360-day year comprising twelve 30-day months, from November 13, 2019 until maturity. Interest accrues from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. Interest is payable, semiannually in arrears, in cash, on May 15 and November 15 of each year, beginning on May 15, 2020. Interest is payable to the holder of record of the notes in respect of the principal amount outstanding as of the close of business on the immediately preceding April 30 or October 31, as the case may be. Interest on overdue principal and interest will accrue at a rate that is 50 basis points higher than the then applicable interest rate on the notes, but in no event will the rate of interest be higher than the maximum rate permitted by applicable law. CCH will pay the holder of the notes the entire unpaid principal amount and any accrued and unpaid interest on the maturity date.

Methods of Receiving Payments on the Notes

All payments on the notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless CCH elects to make interest payments by check mailed to the noteholders at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes

The Indenture Trustee will initially act as paying agent and registrar. CCH may change the paying agent or registrar without prior notice to the holders of the notes, and CCH or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A noteholder may transfer or exchange notes in accordance with the provisions of the indenture. The registrar and the Indenture Trustee may require a noteholder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Noteholders will be required to pay all taxes due on transfer. CCH will not be required to transfer or exchange any note selected for redemption. Also, CCH will not be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Security

Each of CCH and the Guarantors has created a security interest in favor of the Security Trustee for the benefit of the Secured Parties, including the noteholders upon the Indenture Trustee’s accession to the CSAA pursuant to the Security Documents.

On May 22, 2018, CCH entered into the CSAA with Société Générale, as the Security Trustee, Mizuho Bank, Ltd., as Account Bank, and each of CCL, CCP and CCP GP as guarantors. The notes will have the benefit of a first priority security interest in the Collateral ranking pari passu with the other Senior Creditors as provided in the CSAA upon the Indenture Trustee’s accession to the CSAA on its own behalf and on behalf of the noteholders. See “Description of Security Documents—Common Security and Account Agreement.”

The Indenture Trustee will not become party to the Common Terms Agreement. Consequently, the Indenture Trustee and the holders of the notes will not have the benefit of the representations and warranties, covenants or any events of default under the Common Terms Agreement, and the covenants and events of default applicable to the notes shall be as set forth in the indenture, as described under this “Description of Senior Notes.”

To the extent applicable, CCH will cause TIA §313(b), relating to reports, and TIA §314(d), relating to the release of property or securities or relating to the substitution therefor of any property or securities to be subjected to the Lien of the Security Documents, to be complied with. Any certificate or opinion required by TIA §314(d) may be made by an officer of or counsel for CCH except in cases where TIA §314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or approved by the Indenture Trustee in the exercise of reasonable care. Notwithstanding anything to the contrary in this paragraph, CCH will not be required to comply with all or any portion of TIA §314(d) (1) with respect to certain ordinary course of business releases of the Collateral as described in the indenture and the CSAA and (2) if it determines, in good faith based on advice of counsel, that under the terms of TIA §314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of TIA §314(d) is inapplicable to one or a series of released Collateral.

To the extent applicable, CCH will furnish to the Indenture Trustee, prior to each proposed release of the Collateral pursuant to the Security Documents (other than as provided in the preceding paragraph):

(a)	all documents required by TIA §314(d); and
(b)	an opinion of counsel to the effect that such accompanying documents constitute all documents required by TIA §314(d).

The Security Interests granted by CCH and the Guarantors will be released and discharged in certain circumstances subject to the terms of the CSAA, including on the date on which all relevant Senior Debt Obligations have been unconditionally paid and discharged in full, as described under the caption “Description of Security Documents—Common Security and Account Agreement—Security Interests.”

Additionally, the Indenture Trustee will agree to release or assign the Security Interests held or made for the benefit of noteholders on the date all outstanding amounts under the notes have been redeemed, subject to reinstatement in the event any such payments are required to be returned.

Guarantees of the Notes

The notes are guaranteed by each of CCL, CCP and CCP GP and will be guaranteed by our future Domestic Subsidiaries, other than Immaterial Subsidiaries (each a “Guarantor”). These note guarantees (each a “Note Guarantee”) are and will be joint and several obligations of the Guarantors. The obligations of each Guarantor under its Note Guarantee is and will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors—Risks Relating to the Exchange Offer and the New Notes—Federal and state statutes allow courts, under specific circumstances, to void the notes and require noteholders to return payments received from us.”

Release and Discharge of Guarantees and Guarantor Security Interests

The Note Guarantee of a Guarantor and the Security Interests granted by a Guarantor (and the Security Interests granted by CCH in respect of its ownership interests in a Guarantor) for the benefit of the noteholders will be automatically and unconditionally released upon:

(a)

(i)

any sale, exchange, disposition or transfer (by merger, consolidation or otherwise) made in compliance with the applicable provisions of the indenture (including the Asset Sale provisions of the indenture) to a Person that is not (either before or after giving effect to such transaction) CCH or a Restricted Subsidiary of CCH of:

(A)	all or substantially all of the Capital Stock of such Guarantor (and such Guarantor ceases to be a subsidiary of CCH as a result of such sale, exchange, disposition or transfer); or
(B)	all or substantially all of the assets of such Guarantor;
(ii)	designation of any Guarantor as an Unrestricted Subsidiary in accordance with the terms of the indenture;
(iii)

exercise of legal or covenant defeasance, if any, pursuant to the indenture or upon payment in full in cash of the applicable notes and discharge of all other related Senior Debt Obligations that are outstanding, due and payable at the time the notes are paid in full in cash and discharged;

(iv)

subject to the provisions described under the caption “—Covenants Applicable to the Notes— Merger and Liquidation, Sale of All Assets,” the merger or consolidation of any Guarantor with and into CCH, another Guarantor or a Person that will become a Guarantor substantially upon the consummation of such merger or consolidation, or upon the liquidation of such Guarantor following the transfer of all of its assets to CCH or another Guarantor;

(v)

the Note Guarantees or Security Interests granted by CCH or any Guarantors being released and discharged pursuant to the CSAA, as described under the caption “Description of Security Documents—Common Security and Account Agreement— Security Interests”; or

(vi)	if otherwise permitted or required under the terms of the indenture; and
(b)

CCH delivering to the Indenture Trustee an officer’s certificate stating that all conditions precedent provided in the indenture and the CSAA for the release of such Guarantor from its Note Guarantee or such Security Interests have been complied with.

If the requirements of clauses (a) and (b) above have been met, then upon request by CCH, the Indenture Trustee will (if required) execute an instrument evidencing the release of the Note Guarantee of such Guarantor and/or Security Interests.

Additionally, the Indenture Trustee will agree to release or assign the Note Guarantees held or made for the benefit of noteholders on the date all outstanding amounts under the notes have been redeemed, subject to reinstatement in the event any such payments are required to be returned.

Additional Note Guarantees

If CCH or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary, then such Domestic Subsidiary will (a) execute a supplemental indenture pursuant to which it shall affirm its status as Guarantor and its grant of security under the CSAA, (b) accede to the CSAA and become a “Guarantor” and “Securing Party” thereunder and (c) if applicable, execute the Common Terms Agreement and any Facility Agreement as a guarantor and “Loan Party” thereunder, and in each case within 15 Business Days of the date on which such Domestic Subsidiary is acquired or created; provided that any such Restricted Subsidiary that is an Immaterial Subsidiary is not required to become a Guarantor until it ceases to be an Immaterial Subsidiary. CCH shall deliver an opinion of counsel to the Indenture Trustee as of the date of such accession to the CSAA and execution of the supplemental indenture.

Optional Redemption

The notes may be redeemed in whole or in part, at the option of CCH at any time, without the consent of the holders of the notes, as follows:

(a)

At any time or from time to time prior to May 18, 2029 (180 days prior to the maturity date of the notes) (the “ Call Date”), CCH may, at its option, redeem all or a part of the notes, at a redemption price equal to the Make-Whole Price plus accrued and unpaid interest, if any, up to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date without duplication).

“Make-Whole Price” with respect to any notes to be redeemed, means an amount equal to the greater of:

(i)	100% of the principal amount of such notes, without any premium, penalty or charge; and
(ii)

an amount equal to the sum of the present values of the remaining scheduled payments of principal and interest from the redemption date to the Call Date (assuming the principal amount is scheduled to be paid on the Call Date and not including any portion of such payments of interest accrued and paid on the redemption date) discounted back to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 30 basis points.

(b)

At any time on or after the Call Date, CCH may, at its option, redeem all or a part of the notes at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest up to but excluding the redemption date, without any premium, penalty or charge (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date without duplication).

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days (but not more than five Business Days) prior to the relevant redemption date (or, if such Statistical Release is not so published or available, any publicly available source of similar market data selected by CCH in good faith)) most nearly equal to the period from the redemption date to the Call Date on which the principal of the notes being redeemed will be paid in full; provided, however, that if the period from the redemption date to such Call Date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to such Call Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

The notice of redemption with respect to the foregoing redemption need not set forth the Make-Whole Price but only the manner of calculation thereof. CCH will notify the Indenture Trustee of the Make-Whole Price with respect to any redemption promptly after the calculation, and the Indenture Trustee shall not be responsible for such calculation.

Selection and Notice

If less than all of the notes are to be redeemed at any time, the Indenture Trustee will select notes and portions thereof for redemption by lot, on a pro rata basis or by any other method as the Indenture Trustee shall deem fair and appropriate. If the notes of any individual series are to be repurchased in part, all the notes within such series will be redeemed on a pro rata basis as determined by the Indenture Trustee unless otherwise required by law or Applicable Procedures. In the case of notes in the form of global notes, the depositary in respect thereof shall select beneficial interest to be redeemed in such notes in accordance with its applicable procedures, which, we understand to be by lot. The Indenture Trustee shall not be responsible for or have any liability in respect of the method used by such depositary to select beneficial interests in notes for redemption or in the procedures of such depositary used for such selection.

No notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to the holder of each note to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the noteholder upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest will cease to accrue on notes or portions of notes called for redemption.

Open Market Purchases; No Mandatory Redemption or Sinking Fund

CCH and its Restricted Subsidiaries may at any time and from time to time purchase notes in the open market or otherwise. CCH is not required to make mandatory redemption or sinking fund payments with respect to the notes. However, under certain circumstances, CCH may be required to offer to purchase the notes as described under the captions “— Repurchase at the Option of Noteholders—Change of Control,” “—Repurchase at the Option of Noteholders—Asset Sales,” “—Repurchase at the Option of Noteholders—Events of Loss,” “—Repurchase at the Option of Noteholders—Performance Liquidated Damages” and “—Repurchase at the Option of Noteholders—LNG SPA Mandatory Offer.”

Repurchase at the Option of Noteholders

Change of Control

If a Change of Control Triggering Event occurs and the exceptions set forth in the following paragraph do not apply, CCH will be required to offer to repurchase all of the notes (a “Change of Control Offer”) on the terms set forth in the indenture. In the Change of Control Offer, CCH will offer payment (a “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of the notes repurchased, plus accrued and unpaid interest to the date of repurchase (“Change of Control Payment Date,” which date will be no earlier than the date of such Change of Control). No later than 30 days following any Change of Control, CCH will mail a notice to each noteholder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in such notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice.

CCH will not be required to make a Change of Control Offer if:

(a)	a third party makes the Change of Control Offer described in the foregoing paragraph and purchases all notes properly tendered and not withdrawn; or
(b)

a notice of optional redemption has been given pursuant to the indenture as described under the caption “Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.

CCH will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, or compliance with the Change of Control provisions of the indenture would constitute a violation of any such laws or regulations, CCH will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such compliance.

On the Change of Control Payment Date, CCH will, to the extent lawful:

(a)	accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;
(b)	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and
(c)

deliver or cause to be delivered to the Indenture Trustee the notes properly accepted together with an officer’s certificate stating the aggregate principal amount of notes or portions of notes being purchased by CCH.

If the Change of Control Payment Date is on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such note was registered at the close of business on such record date.

The paying agent will promptly mail or otherwise deliver to each holder of notes properly tendered the Change of Control Payment for such notes, and the Indenture Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

CCH will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

If holders of not less than 90% in aggregate principal amount of the outstanding notes validly tender and do not withdraw such notes in a Change of Control Offer and CCH, or any third party making a Change of Control Offer in lieu of CCH as described above, purchases all of the notes validly tendered and not withdrawn by such holders, CCH will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all notes that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest to the date of redemption.

The provisions described above that require CCH to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that CCH repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

Credit agreements or other agreements relating to Indebtedness incurred by CCH or any of its Restricted Subsidiaries may contain prohibitions of the occurrence of events that would constitute a Change of Control, an Asset Sale, a termination of Qualifying LNG SPAs or an Impairment of Export Authorizations, or may prohibit repurchases of or other prepayments in respect of the notes upon the occurrence of such events or upon an Event of Loss or the receipt of Performance Liquidated Damages. See also, “—Asset Sales,” “—Events of Loss,” “— Performance Liquidated Damages” and “—LNG SPA Mandatory Offer” under this caption. For example, the Term Loan Facility contains provisions prohibiting certain asset sales, and provides that, prior to the end of the availability period under that facility, a change of control (as defined in the Term Loan Facility) constitutes an event of default thereunder. In the event a Change of Control, Asset Sale, Event of Loss, the receipt of Performance Liquidated Damages or an Indenture LNG SPA Prepayment Event occurs at a time when the occurrence of such event could result in a default under any of our agreements or when a repurchase of notes as a result thereof or otherwise is prohibited, CCH and/or its Restricted Subsidiaries could seek the consent of their applicable lenders to waive such default or to purchase the notes, or could attempt to refinance the indebtedness that contains such prohibition. If CCH and/or its Restricted Subsidiaries do not obtain a consent or repay those borrowings, they could have an event of default under such other Indebtedness or will remain prohibited from purchasing notes. In that case, CCH’s failure to purchase tendered notes would constitute an Indenture Event of Default which could, in turn, constitute a default under other Indebtedness. See “Risk Factors—Risks Relating to the Exchange Offer and the New Notes—We may not be able to repurchase notes upon a Change of Control or upon the exercise of the holders’ options to require repurchase of notes if certain prepayment triggering events occur, and the occurrence of certain of these events and our repurchase of notes as a result thereof could result in an event of default under the indenture or other agreements governing our indebtedness.”

Asset Sales

CCH will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless each of the following conditions are satisfied and CCH shall have delivered to the Indenture Trustee a certificate of an Authorized Officer of CCH certifying that such conditions have been satisfied:

(a)

CCH (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(b)

at least 90% of the consideration therefor received by CCH or such Restricted Subsidiary is in the form of cash, Authorized Investments or Replacement Assets or a combination thereof. For purposes of this provision, each of the following will be deemed to be cash:

(i)

any liabilities, as shown on the most recent consolidated balance sheet (or as would be shown on CCH’s consolidated balance sheet as of the date of such Asset Sale) of CCH or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a written novation agreement that releases CCH or such Restricted Subsidiary from further liability therefor; and

(ii)

any securities, notes or other obligations received by CCH or such Restricted Subsidiary from such transferee that are converted by CCH or such Restricted Subsidiary into cash or Authorized Investments within 90 days after such Asset Sale, to the extent of the cash or Authorized Investments received in that conversion.

Within 360 days after the receipt of any Net Cash Proceeds from an Asset Sale, CCH (or the applicable Restricted Subsidiary, as the case may be) may apply an amount equal to such Net Cash Proceeds:

(a)	to repay any Senior Debt in accordance with the applicable Senior Debt Instrument; or
(b)

to make any capital expenditure or to purchase Replacement Assets (or enter into a binding agreement to make such capital expenditure or to purchase such Replacement Assets); provided that (i) such capital expenditure or purchase is consummated within the later of (x) 360 days after the receipt of the Net Cash Proceeds from the related Asset Sale and (y) 180 days after the date of such binding agreement and (ii) if such capital expenditure or purchase is not consummated within the period set forth in sub-clause (i), the amount not so applied will be deemed to be Excess Proceeds (as defined below).

Pending the final application of any Net Cash Proceeds, CCH or the applicable Restricted Subsidiary may reduce Working Capital Debt or other revolving credit borrowings or otherwise invest the Net Cash Proceeds in any manner that is not prohibited by the indenture.

An amount equal to any Net Cash Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraphs will constitute “Excess Proceeds.”

If on any date the aggregate amount of Excess Proceeds exceeds $200 million, then within ten Business Days after such date, CCH will make an offer (an “Asset Sale Offer”) to all holders of notes and holders of all other Senior Debt (or will prepay such Senior Debt) then outstanding containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem or requirements to prepay with the proceeds of sales of assets, to purchase or redeem or repay, as applicable, the maximum principal amount of notes and such other Senior Debt that may be purchased, redeemed or repaid out of the Excess Proceeds, which purchase, redemption or repayment will be subject to the pro rata payment provisions in the CSAA. The offer price or prepayment amount in any Asset Sale Offer will be equal to 100% of the principal amount of the notes plus accrued and unpaid interest to, but excluding, the date of purchase, and will be payable in cash. If any Excess Proceeds remain unapplied after consummation of an Asset Sale Offer, CCH and its Restricted Subsidiaries may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture.

If the aggregate principal amount of notes and other Senior Debt tendered into such Asset Sale Offer or required to be prepaid as part of the Asset Sale Offer exceeds the amount of Excess Proceeds, the notes and such other Senior Debt shall be purchased or prepaid on a pro rata basis as determined pursuant to the CSAA and the Indenture Trustee will select the notes or portions thereof to be purchased by lot, on a pro rata basis or by any other method as the Indenture Trustee shall deem fair and appropriate. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

Notwithstanding the foregoing, the sale, conveyance or other disposition of all or substantially all of the assets of CCH and its Restricted Subsidiaries, taken as a whole, will be governed by the provisions of the indenture described under the caption “—Covenants Applicable to the Notes—Merger and Liquidation, Sale of All Assets” and not by the provisions of the Asset Sale covenant described above.

If any payment date in connection with an Asset Sale Offer is on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such note was registered at the close of business on such record date.

CCH will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of the indenture, or compliance with the Asset Sale provisions of the indenture would constitute a violation of any such laws or regulations, CCH will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such compliance.

Pending their application, all Net Cash Proceeds while held by CCH in an Account will be invested in Authorized Investments in which the Security Trustee has a perfected security interest for the benefit of the Secured Parties, subject only to Permitted Liens. CCH will grant to the Security Trustee, on behalf of the Secured Parties, a security interest, subject only to Permitted Liens, on any property or assets purchased, rebuilt, repaired, replaced or constructed with such Excess Proceeds on the terms set forth in the indenture and the Security Documents.

If the Indenture Trustee, on behalf of the holders of the notes, receives any Net Cash Proceeds applied to the prepayment of Senior Debt and the indenture does not require CCH to make an Asset Sale Offer pursuant to the Asset Sale provisions above, CCH shall instruct the Indenture Trustee to deposit such proceeds in the Construction Account or the Revenue Account, as applicable, and the Indenture Trustee shall be required pursuant to the indenture to make such deposit.

Credit agreements or other agreements relating to Indebtedness incurred by CCH or any of its Restricted Subsidiaries may contain prohibitions of the occurrence of events that would constitute a Change of Control, an Asset Sale, a termination of Qualifying LNG SPAs or an Impairment of Export Authorizations, or may prohibit repurchases of or other prepayments in respect of the notes upon the occurrence of such events or upon an Event of Loss or the receipt of Performance Liquidated Damages. See also, “—Change of Control,” “—Events of Loss,” “— Performance Liquidated Damages” and “—LNG SPA Mandatory Offer” under this caption. For example, the Term Loan Facility contains provisions prohibiting certain asset sales, and provides that, prior to the end of the availability period under that facility, a change of control (as defined in the Term Loan Facility) constitutes an event of default thereunder. In the event a Change of Control, Asset Sale, Event of Loss, the receipt of Performance Liquidated Damages or an Indenture LNG SPA Prepayment Event occurs at a time when the occurrence of such event could result in a default under any of our agreements or when a repurchase of notes as a result thereof or otherwise is prohibited, CCH and/or its Restricted Subsidiaries could seek the consent of their applicable lenders to waive such default or to purchase the notes, or could attempt to refinance the indebtedness that contains such prohibition. If CCH and/or its Restricted Subsidiaries do not obtain a consent or repay those borrowings, they could have an event of default under such other Indebtedness or will remain prohibited from purchasing notes. In that case, CCH’s failure to purchase tendered notes would constitute an Indenture Event of Default which could, in turn, constitute a default under other Indebtedness. See “Risk Factors—Risks Relating to the Exchange Offer and the New Notes—We may not be able to repurchase notes upon a Change of Control or upon the exercise of the holders’ options to require repurchase of notes if certain prepayment triggering events occur, and the occurrence of certain of these events and our repurchase of notes as a result thereof could result in an event of default under the indenture or other agreements governing our indebtedness.”

Events of Loss

If an Event of Loss (other than a Catastrophic Casualty Event) has occurred, Insurance Proceeds and Condemnation Proceeds, as applicable, received by CCH or any Restricted Subsidiary as a result thereof will be applied to rebuilding, repairing, replacing or constructing improvements to the Project Facilities, with no obligation to make any purchase of notes.

If an Event of Loss is a Catastrophic Casualty Event, then within 120 days following the Catastrophic Casualty Event, CCH will deliver to the Indenture Trustee (a) a written confirmation from a reputable contractor or engineer that the Project Facilities can be rebuilt, repaired, replaced or constructed and operating within 540 days following the time such proceeds are received and (b) a certificate from an Authorized Officer certifying that the applicable entity has available from Insurance Proceeds or Condemnation Proceeds, as applicable, cash on hand, projected Cash Flow taking into account the impact of such event, binding equity commitments with respect to funds, anticipated insurance proceeds and/or available borrowings under Indebtedness permitted under the indenture to complete the rebuilding, repair, replacement or construction described in sub-clause (a) above and to pay debt service on its Indebtedness during the repair and restoration period.

If a Catastrophic Casualty Event has occurred, but (i) the confirmation in clauses (a) and (b) of the paragraph immediately above is not provided within the required 120 days or (ii) if provided, any Insurance Proceeds or Condemnation Proceeds received in connection therewith are not reinvested (or committed for investment by CCH or any Restricted Subsidiary) within the required 540 days, such proceeds will be deemed “Excess Loss Proceeds.”

If on any date the aggregate amount of Excess Loss Proceeds exceeds $500 million, then within 15 Business Days after such date, CCH will make an offer (an “Excess Loss Proceeds Offer”) to all holders of notes and holders of all other Senior Debt (or will prepay such Senior Debt) then outstanding containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem or requirements to prepay with the proceeds of an event of loss, to purchase or redeem or repay, as applicable, the maximum principal amount of notes and such other Senior Debt that may be purchased, redeemed or repaid out of the Excess Loss Proceeds, which purchase, redemption or repayment will be subject to the pro rata payment provisions in the CSAA. The offer price or prepayment amount in any Excess Loss Proceeds Offer will be equal to 100% of the principal amount of the notes plus accrued but unpaid interest to, but excluding, the date of purchase, and will be payable in cash. If any Excess Loss Proceeds remain unapplied after consummation of an Excess Loss Proceeds Offer, CCH and its Restricted Subsidiaries may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture.

If the aggregate principal amount of notes and other Senior Debt tendered into such Excess Loss Proceeds Offer or required to be prepaid as part of the Excess Loss Proceeds Offer exceeds the amount of Excess Loss Proceeds, the notes and such other Senior Debt shall be purchased or prepaid on a pro rata basis as determined pursuant to the CSAA, and the Indenture Trustee will select the notes or portions thereof to be purchased by lot, on a pro rata basis or by any other method as the Indenture Trustee shall deem fair and appropriate. Upon completion of each Excess Loss Proceeds Offer, the amount of Excess Loss Proceeds will be reset at zero.

If any payment date in connection with an Excess Loss Proceeds Offer is on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such note was registered at the close of business on such record date.

CCH will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of notes pursuant to an Excess Loss Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the Excess Loss Proceeds provisions of the indenture, or compliance with the Excess Loss Proceeds provisions of the indenture would constitute a violation of any such laws or regulations, CCH will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Excess Loss Proceeds provisions of the indenture by virtue of such compliance.

Pending their application, all Insurance Proceeds and Condemnation Proceeds while held by CCH in an Account will be invested in Authorized Investments in which the Security Trustee has a perfected security interest for the benefit of the Secured Parties, subject only to Permitted Liens. CCH will grant to the Security Trustee, on behalf of the Secured Parties, a security interest, subject only to Permitted Liens, on any property or assets rebuilt, repaired, replaced or constructed with such Excess Loss Proceeds on the terms set forth in the indenture and the Security Documents.

If the Indenture Trustee, on behalf of the holders of the notes, receives any Insurance Proceeds or Condemnation Proceeds applied to the prepayment of Senior Debt and the indenture does not require CCH to make an Excess Loss Proceeds Offer pursuant to the Event of Loss provisions above, CCH shall instruct the Indenture Trustee to deposit such proceeds in the Construction Account or the Revenue Account, as applicable, and the Indenture Trustee shall be required pursuant to the indenture to make such deposit.

Credit agreements or other agreements relating to Indebtedness incurred by CCH or any of its Restricted Subsidiaries may contain prohibitions of the occurrence of events that would constitute a Change of Control, an Asset Sale, a termination of Qualifying LNG SPAs or an Impairment of Export Authorizations, or may prohibit repurchases of or other prepayments in respect of the notes upon the occurrence of such events or upon an Event of Loss or the receipt of Performance Liquidated Damages. See also, “—Change of Control,” “—Asset Sales,” “— Performance Liquidated Damages” and “—LNG SPA Mandatory Offer” under this caption. For example, the Term Loan Facility contains provisions prohibiting certain asset sales, and provides that, prior to the end of the availability period under that facility, a change of control (as defined in the Term Loan Facility) constitutes an event of default thereunder. In the event a Change of Control, Asset Sale, Event of Loss, the receipt of Performance Liquidated Damages or an Indenture LNG SPA Prepayment Event occurs at a time when the occurrence of such event could result in a default under any of our agreements or when a repurchase of notes as a result thereof or otherwise is prohibited, CCH and/or its Restricted Subsidiaries could seek the consent of their applicable lenders to waive such default or to purchase the notes, or could attempt to refinance the indebtedness that contains such prohibition. If CCH and/or its Restricted Subsidiaries do not obtain a consent or repay those borrowings, they could have an event of default under such other Indebtedness or will remain prohibited from purchasing notes. In that case, CCH’s failure to purchase tendered notes would constitute an Indenture Event of Default which could, in turn, constitute a default under other Indebtedness. See “Risk Factors—Risks Relating to the Exchange Offer and the New Notes—We may not be able to repurchase notes upon a Change of Control or upon the exercise of the holders’ options to require repurchase of notes if certain prepayment triggering events occur, and the occurrence of certain of these events and our repurchase of notes as a result thereof could result in an event of default under the indenture or other agreements governing our indebtedness.”

Performance Liquidated Damages

If no Loans or Senior Debt Commitments in connection therewith are outstanding and CCH or a Restricted Subsidiary has received Performance Liquidated Damages, measured following the Substantial Completion of the last Train to be completed within the Project Facilities contemplated under the EPC Contract (T1/T2), it shall use such Performance Liquidated Damages, within 180 days following receipt thereof (or 270 days if a commitment to complete, repair, refurbish or improve the Project Facilities is entered within 180 days following the receipt of such proceeds) to:

(a)

complete, repair, refurbish or improve the Project Facilities in respect of which the Performance Liquidated Damages were paid or other Project Facilities under construction related to the Corpus Christi Terminal Facility or the Corpus Christi Pipeline; or

(b)

repay or reimburse providers of Equity Funding to the extent such Equity Funding was used to complete, repair, refurbish or improve the Project Facilities in respect of which the Performance Liquidated Damages were paid or other Project Facilities under construction related to the Corpus Christi Terminal Facility or the Corpus Christi Pipeline.

Any Performance Liquidated Damages that are not applied in the manner and within the time periods set forth in the foregoing paragraph will be deemed “PLD Excess Proceeds.”

If on any date the aggregate amount of PLD Excess Proceeds exceeds $10 million, then within ten Business Days after such date, CCH shall make an offer (a “PLD Excess Proceeds Offer”) to all noteholders and holders of all other Senior Debt (or will repay such Senior Debt) then outstanding containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem or requirements to repay with the proceeds of PLD Excess Proceeds, to purchase or redeem or repay, as applicable, the maximum principal amount of notes and such other Senior Debt that may be purchased, redeemed or repaid out of the PLD Excess Proceeds, which purchase, redemption or repayment will be subject to the pro rata payment provisions in the CSAA. The offer price in any PLD Excess Proceeds Offer will be equal to 100% of the principal amount of the notes, plus accrued but unpaid interest to, but excluding the date of purchase, and will be payable in cash. If any PLD Excess Proceeds remain after consummation of a PLD Excess Proceeds Offer, CCH may use those PLD Excess Proceeds for any purpose not otherwise prohibited by the indenture.

If the aggregate principal amount of notes and other Senior Debt tendered into such PLD Excess Proceeds Offer or required to be prepaid as part of the PLD Excess Proceeds Offer exceeds the amount of PLD Excess Proceeds, the notes and such other Senior Debt shall be purchased on a pro rata basis as determined pursuant to the CSAA, and the Indenture Trustee will select the notes or portions thereof to be purchased by lot, on a pro rata basis or by any other method as the Indenture Trustee shall deem fair and appropriate. Upon completion of each PLD Excess Proceeds Offer, the amount of PLD Excess Proceeds for the purposes of this paragraph will be reset at zero.

If any payment date in connection with a PLD Excess Proceeds Offer is on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such note was registered at the close of business on such record date.

CCH will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of notes pursuant to a PLD Excess Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the PLD Excess Proceeds Offer provisions of the indenture, or compliance with the PLD Excess Proceeds Offer provisions of the indenture would constitute a violation of any such laws or regulations, CCH will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the PLD Excess Proceeds Offer provisions of the indenture by virtue of such compliance.

Pending their application, all Performance Liquidated Damages while held by CCH in an Account will be invested in Authorized Investments in which the Security Trustee has a perfected security interest for the benefit of the Secured Parties, subject only to Permitted Liens. CCH will grant to the Security Trustee, on behalf of the Secured Parties, a security interest, subject only to Permitted Liens, on any property or assets rebuilt, repaired, replaced or constructed with such PLD Excess Proceeds on the terms set forth in the indenture and the Security Documents.

If the Indenture Trustee, on behalf of the holders of the notes, receives any Performance Liquidated Damages applied to the prepayment of Senior Debt and the indenture does not require CCH to make a PLD Excess Proceeds Offer pursuant to the provisions above, CCH shall instruct the Indenture Trustee to deposit such proceeds in the Construction Account or the Revenue Account, as applicable, and the Indenture Trustee shall be required pursuant to the indenture to make such deposit.

Credit agreements or other agreements relating to Indebtedness incurred by CCH or any of its Restricted Subsidiaries may contain prohibitions of the occurrence of events that would constitute a Change of Control, an Asset Sale, a termination of Qualifying LNG SPAs or an Impairment of Export Authorizations, or may prohibit repurchases of or other prepayments in respect of the notes upon the occurrence of such events or upon an Event of Loss or the receipt of Performance Liquidated Damages. See also, “Change of Control,” “—Asset Sales,” “— Events of Loss” and “—LNG SPA Mandatory Offer” under this caption. For example, the Term Loan Facility contains provisions prohibiting certain asset sales, and provides that, prior to the end of the availability period under that facility, a change of control (as defined in the Term Loan Facility) constitutes an event of default thereunder. In the event a Change of Control, Asset Sale, Event of Loss, the receipt of Performance Liquidated Damages or an Indenture LNG SPA Prepayment Event occurs at a time when the occurrence of such event could result in a default under any of our agreements or when a repurchase of notes as a result thereof or otherwise is prohibited, CCH and/or its Restricted Subsidiaries could seek the consent of their applicable lenders to waive such default or to purchase the notes, or could attempt to refinance the indebtedness that contains such prohibition. If CCH and/or its Restricted Subsidiaries do not obtain a consent or repay those borrowings, they could have an event of default under such other Indebtedness or will remain prohibited from purchasing notes. In that case, CCH’s failure to purchase tendered notes would constitute an Indenture Event of Default which could, in turn, constitute a default under other Indebtedness. See “Risk Factors—Risks Relating to the Exchange Offer and the New Notes—We may not be able to repurchase notes upon a Change of Control or upon the exercise of the holders’ options to require repurchase of notes if certain prepayment triggering events occur, and the occurrence of certain of these events and our repurchase of notes as a result thereof could result in an event of default under the indenture or other agreements governing our indebtedness.”

LNG SPA Mandatory Offer

CCH shall make a LNG SPA Mandatory Prepayment as required by the Common Terms Agreement and, for purposes of implementing the pro rata payment of Senior Debt Obligations provisions of the CSAA, if either of the events set forth below occurs (each, an “Indenture LNG SPA Prepayment Event”), CCH will make an offer (an “LNG SPA Mandatory Offer”) to all holders of notes and holders of all other Senior Debt (or will prepay such Senior Debt) then outstanding containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem or requirements to prepay upon the occurrence of similar LNG SPA prepayment events, to purchase or redeem or repay, as applicable, the principal amount of notes and such other Senior Debt that may be purchased, redeemed or repaid as set forth below:

(a)	CCL breaches the LNG SPA maintenance covenant described under the caption “Covenants Applicable to the Notes—LNG SPA Maintenance”; or
(b)

with respect to a Required LNG SPA, an Indenture Required Export Authorization becomes Impaired and CCL does not (i) provide a remediation plan to the Indenture Trustee (setting forth in reasonable detail proposed steps to reinstate the Indenture Required Export Authorization or to modify its LNG SPA arrangements such that such Export Authorization is no longer an Indenture Required Export Authorization with respect to any or all of such Required LNG SPAs (each such item, an “Export Authorization Remediation”)) within 30 days following such Impairment, and (ii) cause such Export Authorization Remediation to become effective within 90 days following the occurrence of such Impairment, which period is automatically extended by an additional 90 days to effect the Export Authorization Remediation if CCL certifies to the Indenture Trustee prior to the termination of the initial 90 day period that (A) CCL is diligently pursuing its plan for the Export Authorization Remediation and (B) the Impairment of the Indenture Required Export Authorization could not reasonably be expected to result in a Material Adverse Effect during such subsequent cure period; provided that if no Loans or Senior Debt Commitments in connection therewith remain outstanding, the maximum period within which CCL shall effect such Export Authorization Remediation under sub-clause (b)(ii) is 360 days.

To the extent any Loans or Senior Debt Commitments in connection therewith are outstanding and the Intercreditor Agent has approved any extension of the time period in which a remediation plan must be submitted or in which an Export Authorization Remediation must take effect, then CCH shall have the benefit of such extended period under the indenture to submit such remediation plan or for such Export Authorization Remediation to take effect.

For so long as at least $1 billion of Loans or Senior Debt Commitments in connection therewith are outstanding, CCH shall make an LNG SPA Mandatory Prepayment in accordance with the provisions of the Common Terms Agreement (including an LNG SPA Mandatory Offer in an amount as determined in accordance with the applicable pro rata payment of Senior Debt Obligations provisions of the CSAA) in an amount as determined in accordance with the LNG SPA Mandatory Prepayment provisions of the Common Terms Agreement (such amount, the “LNG SPA Mandatory Prepayment Amount (CTA Calculation)”).

For so long as Loans or Senior Debt Commitments in connection therewith are outstanding but are less than $1 billion, CCH shall make a LNG SPA Mandatory Prepayment in accordance with the provisions of the Common Terms Agreement (including an LNG SPA Mandatory Offer in an amount as determined in accordance with the applicable pro rata payment of Senior Debt Obligations provisions of the CSAA) in an amount (such amount, the “LNG SPA Mandatory Prepayment Amount (CTA/Indenture Calculation)”) equal to the greater of:

(a)	the amount of the LNG SPA Mandatory Prepayment as required by the Common Terms Agreement; and
(b)	the difference between:
(i)	the aggregate principal amount of Senior Debt then outstanding plus the aggregate principal amount of undrawn Facility Debt Commitments, less
(ii)

the maximum amount of Senior Debt that can be incurred such that it is capable of being amortized to a zero balance through the termination date of the last to terminate of the Qualifying LNG SPAs then in effect (including any Replacement Indenture Qualifying LNG SPAs entered into to replace any LNG SPAs whose termination triggered the Indenture LNG SPA Prepayment Event) and produces an Indenture Projected Fixed DSCR of at least 1.40:1.00 through the terms of such Qualifying LNG SPAs, with such calculation using all such Qualifying LNG SPAs in respect of which there is in effect their Indenture Required Export Authorizations which are not Impaired, and using an interest rate equal to the weighted average interest rate of all Senior Debt (other than Working Capital Debt) then outstanding.

For so long as there are no Loans or Senior Debt Commitments in connection therewith outstanding, CCH shall make an LNG SPA Mandatory Offer to all holders of notes and holders of all other Senior Debt (or will prepay such Senior Debt) then outstanding containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem or requirements to prepay as a result of LNG SPA prepayment events, to purchase or redeem or repay, as applicable, the maximum principal amount of notes and such other Senior Debt that may be purchased, redeemed or repaid in an aggregate amount (such amount, the “LNG SPA Mandatory Offer Amount”) equal to:

(a)	the aggregate principal amount of notes and other Senior Debt then outstanding, less
(b)

the maximum amount of Senior Debt that can be incurred such that it is capable of being amortized to a zero balance through the termination date of the last to terminate of the Qualifying LNG SPAs then in effect (including any new Qualifying LNG SPAs entered into to replace an LNG SPA whose termination triggered the Indenture LNG SPA Prepayment Event) and produces an Indenture Projected Fixed DSCR of at least 1.40:1.00 through the terms of such Qualifying LNG SPAs, with such calculation using all such Qualifying LNG SPAs in respect of which there is in effect their Indenture Required Export Authorizations which are not Impaired, and using an interest rate equal to the weighted average interest rate of all Senior Debt (other than Working Capital Debt) then outstanding.

The offer price in any LNG SPA Mandatory Offer will be equal to 100% of the principal amount of the notes, plus accrued but unpaid interest to but excluding the date of purchase and will be payable in cash.

In the event that the principal amount of notes tendered pursuant to the LNG SPA Mandatory Offer, together with accrued but unpaid interest thereon to, but excluding, the date of purchase, is:

(a)

in the case of an LNG SPA Mandatory Offer made pursuant to the third paragraph under this caption “—LNG SPA Mandatory Offer” less than the pro rata portion of the LNG SPA Mandatory Prepayment Amount (CTA Calculation) that is required to be applied toward the LNG SPA Mandatory Offer pursuant to the pro rata payment of Senior Debt Obligation provisions of the CSAA, the amount of the difference shall be applied as if it was a Senior Debt Obligation (other than notes) to be prepaid in accordance with the LNG SPA Mandatory Prepayment provisions of the Common Terms Agreement;

(b)

in the case of an LNG SPA Mandatory Offer made pursuant to the fourth paragraph under this caption “—LNG SPA Mandatory Offer” less than the pro rata portion of the LNG SPA Mandatory Prepayment Amount (CTA/Indenture Calculation) that is required to be applied toward the LNG SPA Mandatory Offer pursuant to the pro rata payment of Senior Debt Obligation provisions of the CSAA, the amount of the difference shall be applied as if it was a Senior Debt Obligation (other than notes) to be prepaid in accordance with the LNG SPA Mandatory Prepayment provisions of the Common Terms Agreement; and

(c)

in the case of an LNG SPA Mandatory Offer made pursuant to the fifth paragraph under this caption “—LNG SPA Mandatory Offer” as described above, less than the LNG SPA Mandatory Offer Amount, CCH shall not have any further obligations under the indenture with respect to such LNG SPA Mandatory Offer.

If the aggregate principal amount of notes and other Senior Debt tendered into such LNG SPA Mandatory Offer exceeds the amount of such offer, the notes and such other Senior Debt shall be purchased on a pro rata basis and the Indenture Trustee will select the notes or portions thereof to be purchased by lot, on a pro rata basis or by any other method as the Indenture Trustee shall deem fair and appropriate.

If any payment date in connection with an LNG SPA Mandatory Offer is on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such note was registered at the close of business on such record date.

CCH will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of notes pursuant to an LNG SPA Mandatory Offer. To the extent that the provisions of any securities laws or regulations conflict with the LNG SPA Mandatory Offer provisions of the indenture, or compliance with the LNG SPA Mandatory Offer provisions of the indenture would constitute a violation of any such laws or regulations, CCH will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the LNG SPA Mandatory Offer provisions of the indenture by virtue of such compliance.

Credit agreements or other agreements relating to Indebtedness incurred by CCH or any of its Restricted Subsidiaries may contain prohibitions of the occurrence of events that would constitute a Change of Control, an Asset Sale, a termination of Qualifying LNG SPAs or an Impairment of Export Authorizations, or may prohibit repurchases of or other prepayments in respect of the notes upon the occurrence of such events or upon an Event of Loss or the receipt of Performance Liquidated Damages. See also, “Change of Control,” “—Asset Sales” “— Events of Loss” and “—Performance Liquidated Damages” under this caption. For example, the Term Loan Facility contains provisions prohibiting certain asset sales, and provides that, prior to the end of the availability period under that facility, a change of control (as defined in the Term Loan Facility) constitutes an event of default thereunder. In the event a Change of Control, Asset Sale, Event of Loss, the receipt of Performance Liquidated Damages or an Indenture LNG SPA Prepayment Event occurs at a time when the occurrence of such event could result in a default under any of our agreements or when a repurchase of notes as a result thereof or otherwise is prohibited, CCH and/or its Restricted Subsidiaries could seek the consent of their applicable lenders to waive such default or to purchase the notes, or could attempt to refinance the indebtedness that contains such prohibition. If CCH and/or its Restricted Subsidiaries do not obtain a consent or repay those borrowings, they could have an event of default under such other Indebtedness or will remain prohibited from purchasing notes. In that case, CCH’s failure to purchase tendered notes would constitute an Indenture Event of Default which could, in turn, constitute a default under other Indebtedness. See “Risk Factors—Risks Relating to the Exchange Offer and the New Notes—We may not be able to repurchase notes upon a Change of Control or upon the exercise of the holders’ options to require repurchase of notes if certain prepayment triggering events occur, and the occurrence of certain of these events and our repurchase of notes as a result thereof could result in an event of default under the indenture or other agreements governing our indebtedness.”

Incurrence of Senior Debt

Existing Senior Debt

As of June 30, 2020, CCH has incurred or received commitments of Senior Debt in an amount of approximately $10.2 billion under the 144A Senior Notes, the 4.80% Senior Notes, the 3.925% Senior Notes and the Term Loan Facility. The New Notes will rank pari passu in right of payment with the existing Senior Debt.

Basis for Incurrence of Additional Senior Debt

CCH may from time to time issue additional notes, guarantee notes and/or borrow or guarantee Additional Senior Debt, which issuance, guarantee and/or borrowing may rank pari passu in right of payment and in respect of the Collateral with the notes pursuant to this covenant under this caption, “Incurrence of Senior Debt,” and/or the covenant described under the caption “Covenants Applicable to the Notes—Limitation on Indebtedness” to the extent such covenants permit the incurrence of new Senior Debt.

Each provider of such Senior Debt must accede to, and agree to be bound by, the CSAA, including, without limitation, agreeing that all other present and future Senior Debt ranks pari passu with such Senior Debt and agreeing to intercreditor arrangements and related provisions set forth therein. See “Description of Security Documents—Common Security and Account Agreement” for a description of the CSAA.

Nothing described under this caption “Incurrence of Senior Debt” will prevent CCH from incurring Senior Debt or any other indebtedness at any time for the purpose of redeeming or defeasing all the notes or satisfying and discharging the indenture.

Working Capital Debt

For so long as no Indenture Event of Default or Unmatured Indenture Event of Default has occurred and is Continuing or would occur after giving effect to the incurrence of the Working Capital Debt, CCH may incur Working Capital Debt in an amount that, at any point in time, does not in the aggregate exceed the sum of (a) $250 million plus (b) the aggregate amount of working capital that CCH reasonably expects will need to be available to the Development (including pursuant to letters of credit) in order to purchase, transport or store Gas and/or meet credit support requirements under Gas purchase, transport or storage agreements in order to supply the LNG amounts contemplated under all LNG SPAs then in effect, plus (c) an amount equivalent to the then‑applicable Reserve Amount required to be deposited in the Senior Debt Service Reserve Account pursuant to Section 4.5(i) (Senior Debt Service Reserve Account) of the CSAA or, if there is no requirement to fund the debt service reserve account with respect to the then-outstanding Senior Debt Obligations, an amount equal to the Reserve Amount that would have been then applicable had such requirement existed.

In connection with the incurrence of any Working Capital Debt:

(a)

the provider of Working Capital Debt (or a Senior Creditor Group Representative on its behalf) that is secured shall accede as a Senior Creditor to the CSAA and the Common Terms Agreement and the Intercreditor Agreement, if such agreements are still outstanding, and shall share pari passu in the Collateral; and

(b)

in respect of Working Capital Debt that is secured, the Intercreditor Agent shall have received a certificate from an Authorized Officer at least five days prior to the incurrence of such Working Capital Debt that (i) identifies each Senior Creditor Group Representative for, and each holder of, any such Working Capital Debt, and (ii) attaches a copy of each proposed Senior Debt Instrument relating to any such Working Capital Debt.

Replacement Senior Debt

At any time and from time to time, CCH may incur replacement senior debt (“Replacement Senior Debt”), so long as:

(a)

in the case of any Replacement Senior Debt to be incurred following the first Date of First Commercial Delivery that occurs under any Initial LNG SPA which has designated the second Train to become commercially operable as a designated Train, the Senior Debt (excluding Working Capital Debt and excluding all Indebtedness under Permitted Senior Debt Hedging Instruments) outstanding after giving effect to the incurrence of the Replacement Senior Debt is capable of being amortized to a zero balance by the termination date of the last to terminate of the Qualifying LNG SPAs then in effect and produces an Indenture Projected Fixed DSCR of at least 1.40:1.00 for the period commencing on the first Indenture Payment Date to occur after the last “guaranteed substantial completion date” (as defined in the applicable engineering, procurement and construction contract) with respect to any Trains then in construction (or if the Date of First Commercial Delivery has occurred with respect to all Trains, the first Indenture Payment Date to occur after the date of incurrence of such Replacement Senior Debt) through the terms of such Qualifying LNG SPAs (with such ratio being calculated using such Qualifying LNG SPAs and using an interest rate equal to the weighted average interest rate of Senior Debt (excluding Working Capital Debt) outstanding after giving effect to the incurrence of the Replacement Senior Debt and the prepayment or repayment of the existing Senior Debt or cancellation of the applicable Senior Debt Commitments); and

(b)

the Replacement Senior Debt is incurred for the permitted refinancing or prepayment in whole or in part of existing Senior Debt including by way of renewal, replacement, redemption or discharge thereof (and provisions, costs, prepayment premiums, fees or expenses associated with the Replacement Senior Debt or the prepaid Senior Debt, as applicable (including without duplication (i) any Hedging Termination Amount with respect to any Permitted Hedging Instrument subject to the refinancing with the proposed Replacement Senior Debt; (ii) any amounts required to be deposited in a debt service reserve or similar reserve (or any interest during construction) account in connection with the issuance of such Replacement Senior Debt; and (iii) any incremental carrying costs of such Replacement Senior Debt (including any increased interest during construction) associated with any such cancellation, prepayment or redemption, or incurred in connection with the proposed Replacement Senior Debt)), or the permitted replacement of existing unutilized commitments of a Senior Creditor Group (or, within a Senior Creditor Group, of any Facility Lender).

Any provider of Replacement Senior Debt (or a Senior Creditor Group Representative on its behalf) will accede as a Senior Creditor to the CSAA and will share pari passu in the Collateral.

Expansion Senior Debt

CCH may incur Senior Debt to finance a Permitted Development Expenditure or Expansion (“Expansion Senior Debt”), as the case may be, so long as each of the following conditions are satisfied and CCH shall have delivered to the Indenture Trustee a certificate of an Authorized Officer of CCH certifying that such conditions have been satisfied:

(a)

if the Expansion Senior Debt is incurred to fund Permitted Development Expenditures, (i) the design, development, construction and operation of such Permitted Development Expenditure is permitted as described under the caption “Permitted Development Expenditures—Permitted Development Expenditures” and (ii) the aggregate amount of Expansion Senior Debt used or to be used for Permitted Development Expenditures falling into categories (b) and (c) of the definition thereof is less than $300 million;

(b)	if the Expansion Senior Debt is incurred to fund an Expansion, the design, development, construction and operation of such Expansion is permitted under the caption “Expansions—Expansions;”
(c)	no Indenture Event of Default or Unmatured Indenture Event of Default has occurred and is Continuing;
(d)

in the event any Train, LNG SPA or engineering, construction and procurement contract related to the Train or Trains being financed with the proceeds of such Expansion Senior Debt (such Train, LNG SPA and engineering, construction and procurement contract, the “Applicable Expansion Debt Assets”) are not part of the Collateral, prior to the incurrence of such Expansion Senior Debt, the applicable Obligor will deliver such additional agreements and supplements to the Security Documents as are necessary or advisable in order to subject such Applicable Expansion Debt Assets to the Security Interests at the time such Expansion Senior Debt is incurred;

(e)

any Required LNG SPAs are then in effect and there is no material payment default or breach thereunder (or, for any new Required LNG SPA related to LNG to be produced from the Expansion, remain subject only to customary conditions that could be satisfied upon taking an investment decision with respect to the Expansion);

(f)

if the Expansion Senior Debt is incurred to fund an Expansion, the amount of all Senior Debt (excluding Working Capital Debt and excluding all Indebtedness under Permitted Senior Debt Hedging Instruments) outstanding after giving effect to the incurrence of Expansion Senior Debt is capable of being amortized to a zero balance by the termination date of the last to terminate of the Qualifying LNG SPAs then in effect and incremental Qualifying LNG SPAs entered into in respect of sales of LNG associated with the Expansion, and produces an Indenture Projected Fixed DSCR of at least 1.40:1.00 for the period commencing on the first Indenture Payment Date to occur after the last “guaranteed substantial completion date” (as defined in the applicable engineering, procurement and construction contract) with respect to any Trains then in construction or with respect to which the Expansion Senior Debt is being incurred, through the terms of such Qualifying LNG SPAs (with such ratio calculated using such Qualifying LNG SPAs and using an interest rate equal to the weighted average interest rate of Senior Debt (excluding Working Capital Debt) outstanding after giving effect to the incurrence of the Expansion Senior Debt);

(g)	if the Expansion Senior Debt is incurred to fund an Expansion:
(i)

for so long as at least $1 billion of Loans or Senior Debt Commitments in connection therewith are outstanding, CCH has obtained the consent of the Facility Lenders pursuant to Section 6.5 (Expansion Senior Debt) of the Common Terms Agreement if such consent is required under the Common Terms Agreement or a Facility Agreement prior to the incurrence of Expansion Senior Debt; or

(ii)	CCH has obtained and delivered to the Indenture Trustee a Rating Reaffirmation in respect of the notes on the basis of the incurrence of such Expansion Senior Debt;
(h)

the final maturity date of the Expansion Senior Debt is no earlier than the latest “guaranteed substantial completion date” set forth in the applicable engineering, procurement and construction contract for that part of the Development associated with the applicable Train or Trains forming part of such Expansion; and

(i)

the Expansion Senior Debt does not benefit from any security or guarantee from the Obligors or the Sponsor or its Affiliates that is in addition to any security or guarantee from such Persons provided in respect of the Initial Senior Debt unless such security or guarantee is provided for the equal and ratable benefit of each Senior Creditor.

Any provider of Expansion Senior Debt (or a Senior Creditor Group Representative on its behalf) will accede as a Senior Creditor to the CSAA and, if a Facility Lender, the Intercreditor Agreement and the Common Terms Agreement, and will share pari passu in the Collateral.

Permitted Development Expenditures

CCH and any of its Restricted Subsidiaries may make Development Expenditures that qualify as Permitted Development Expenditures. In addition, for the avoidance of doubt, a Development Expenditure may also be made in connection with an Expansion or as a result of permitted modifications of an engineering, procurement and construction contract.

Expansions

Expansions

CCH and any of its Restricted Subsidiaries, subject to satisfaction of the conditions set forth under the caption “—Conditions to Expansion” below, will have the right to modify existing facilities, and to construct the following additional facilities, including acquiring land for the location of such additional facilities:

(a)	one or more Trains (including, for the avoidance of doubt, Train 3) and related storage, transportation, loading, unloading and other facilities and equipment;
(b)

other facilities for producing, storing, loading or unloading LNG or other products required for or associated with the production of LNG, including modifications of the then-existing facilities to provide regasification or bi-directional production services;

(c)	expansion of existing pipelines or construction of new pipelines, and related infrastructure; (d) other modifications of then-existing Project Facilities; and
(d)	the construction of Project Facilities or other infrastructure pursuant to a Sharing Arrangement permitted under the caption “Covenants Applicable to the Notes—Sharing of Project Facilities.”

(such expansions and/or modifications (and which in each case are not Permitted Development Expenditures) are referred to as “Expansions” and each an “Expansion”); provided that, notwithstanding the conditions set forth under the caption “—Conditions to Expansion” below, CCH and any of its Restricted Subsidiaries may at any time (i) conduct front-end engineering, development and design work using Equity Funding; (ii) prepare and submit applications for Permits related to any such Expansion; (iii) undertake early works and/or pre-construction activities; and (iv) enter into a construction contract or construction contracts with respect to the development of Trains, and related loading, transportation and storage facilities, that contain obligations and liabilities not exceeding $50 million.

Conditions to Expansion

CCH and any of its Restricted Subsidiaries may exercise their foregoing rights in relation to an Expansion if the following conditions are satisfied and CCH shall have delivered to the Indenture Trustee a certificate of an Authorized Officer of CCH certifying that such conditions have been satisfied:

(a)

CCH has provided to the Indenture Trustee a funding plan covering the full amount of costs in respect thereof in order to achieve Substantial Completion of each Train, as applicable, forming part of such Expansion, a budget and construction schedule of the Expansion, with an appropriate contingency and identifying the source of funds to cover such costs (being permitted Expansion Senior Debt, additional funding (including contributions in the form of Subordinated Debt or Equity Funding) from the Sponsor under an equity commitment agreement (“Expansion Equity Funding Commitment”) and/or Development-generated funds that are projected by CCH to be freely available for Restricted Payments as set forth in sub-clause (f)(iii) below);

(b)

CCH shall have delivered to the Indenture Trustee a certificate of an Authorized Officer of CCH certifying that no Material Adverse Effect will occur, or would reasonably be expected to occur, as a result of the implementation of such proposed Expansion (including, without limitation, the construction, ownership or operation thereof), as the case may be;

(c)	the Independent Engineer shall have certified to the Indenture Trustee that it has reviewed and concurs with CCH’s cost estimate under clause (a) above and CCH’s certification in clause (b) above;

(d)	CCH shall have delivered to the Indenture Trustee a certificate of an Authorized Officer of CCH certifying that:
(i)

all material Permits from a Governmental Authority required in respect of the implementation of such proposed Expansion (excluding any FERC order or Export Authorizations which are addressed in sub-clauses (ii) and (iii) below) have been obtained or CCH shall have delivered to the Indenture Trustee a certificate of an Authorized Officer of CCH certifying that it reasonably expects such material consents can be obtained by the Obligors when necessary without material expense or delay to construction of the Expansion;

(ii)

a FERC order with respect to the Expansion: (1) has been obtained, (2) is in full force and effect, and (3) is free from conditions and requirements (y) the compliance with which could reasonably be expected to have a Material Adverse Effect or (z) that the applicable Obligor does not expect to be able to satisfy on or prior to the commencement of the relevant stage of Development except to the extent that failure to satisfy such condition or requirement would not reasonably be expected to have a Material Adverse Effect;

(iii)

each Export Authorization in respect of the quantum of sales contemplated in connection with the Expansion: (1) has been obtained, (2) is in full force and effect and (3) is free from conditions and requirements (y) the compliance with which could reasonably be expected to have a Material Adverse Effect, or (z) that the applicable Obligor does not expect to be able to satisfy on or prior to the commencement of the relevant stage of Development except to the extent that failure to satisfy such condition or requirement would not reasonably be expected to have a Material Adverse Effect;

(iv)

CCH has used reasonable commercial efforts to obtain insurance with respect to the proposed Expansion consistent with the requirements described under the caption “—Covenants Applicable to the Notes—Insurance” taking into account the type and value of the Expansion; and

(v)	the engineering, procurement and construction contract associated with the proposed Expansion is in effect and no material payment default exists thereunder;
(e)	no Indenture Event of Default or Unmatured Indenture Event of Default has occurred and is Continuing;
(f)	if the funding plan delivered under clause (a) above for any Expansion contemplates that:
(i)

Expansion Senior Debt is a source of funding, then (1) such Senior Debt is permitted under the caption “Incurrence of Senior Debt—Expansion Senior Debt,” and (2) the cost of such Expansion that is not covered by Expansion Senior Debt is covered by Expansion Equity Funding Commitments as described in sub-clause (ii) below and/or Development-generated funds meeting the requirements under sub-clause (iii) below;

(ii)

Expansion Equity Funding Commitments are a source of funding, then the commitment of the Sponsor to provide such Expansion Equity Funding Commitments is set forth in an irrevocable equity commitment agreement in substantially the form of the CEI Equity Contribution Agreement and CCH’s rights under such funding commitments have been assigned to the Security Trustee for the benefit of the Senior Creditors, and the Obligors have obtained a direct agreement with the Security Trustee in respect of each such funding commitment from the entity providing such funding commitment; and

(iii)

Development-generated funds are a source of funding, then such funds are projected by CCH to be freely available for Restricted Payments (taking into account the DSCR condition to the making of Restricted Payments, but no others), such projection to be detailed, based on reasonable assumptions and certified by an Authorized Officer to the Indenture Trustee. This certification will not require any further determination by the Indenture Trustee.

Covenants Applicable to the Notes

Set forth below are certain affirmative and negative covenants of CCH contained in the indenture.

Restricted Payments

Restricted Payments by CCH or any Restricted Subsidiary may be made up to once monthly; provided that each of the following conditions has been satisfied:

(a)	no Indenture Event of Default or Unmatured Indenture Event of Default has occurred and is Continuing or would occur as a result of such Restricted Payment;
(b)	the Indenture Historical DSCR and the Indenture Projected Fixed DSCR, each for the Calculation Period, are both at least 1.25:1;
(c)

the Senior Debt Service Reserve Account is funded (with cash or Acceptable Debt Service Reserve LCs) with the then-applicable Indenture Reserve Amount and the applicable debt service reserve requirements under any Senior Debt Instrument governing Expansion Senior Debt or Replacement Senior Debt, as applicable;

(d)	Substantial Completion of Train 2 under EPC Contract (T1/T2) has occurred, as certified to the Indenture Trustee by the Independent Engineer;
(e)

no LNG SPA Mandatory Prepayment or Indenture LNG SPA Prepayment Event, as the case may be, has occurred and is continuing in respect of which the LNG SPA Mandatory Offer required by the occurrence of such event in accordance with the provisions described under the caption “Repurchase at the Option of Noteholders—LNG SPA Mandatory Offer” has not been made and all tendered notes purchased; and

(f)

the Indenture Trustee has received a certificate of an Authorized Officer of CCH confirming that each of the conditions set forth in clauses (a) through (e) above has been satisfied and setting forth the calculation of Indenture Historical DSCR and Indenture Projected Fixed DSCR in clause (b) above.

Limitation on Indebtedness

CCH will not and will not permit any of its Restricted Subsidiaries to incur Indebtedness, and will not permit any Restricted Subsidiary to issue preferred stock; provided that CCH and/or any of its Restricted Subsidiaries may incur Indebtedness and Restricted Subsidiaries of CCH may issue preferred stock if one of the following conditions have been satisfied:

(a)

CCH shall have delivered to the Indenture Trustee a certificate of an Authorized Officer of CCH certifying that the amount of all Senior Debt (excluding Working Capital Debt and excluding all Indebtedness under Permitted Senior Debt Hedging Instruments) outstanding, after giving effect to the incurrence of such Indebtedness, is capable of being amortized to a zero balance by the termination date of the last to terminate of the Qualifying LNG SPAs then in effect and produces an Indenture Projected Fixed DSCR of at least 1.40:1.00 through the terms of such Qualifying LNG SPAs (with such ratio calculated using such Qualifying LNG SPAs, and using an interest rate equal to the weighted average interest rate of Senior Debt (excluding Working Capital Debt) outstanding after giving effect to the incurrence of such Indebtedness and the application of the proceeds therefrom); or

(b)	CCH has obtained and delivered to the Indenture Trustee a Rating Reaffirmation in respect of the notes after giving effect to the incurrence of such Indebtedness; or
(c)

If falling within any of the categories in paragraphs (1) through (7) below (for the avoidance of doubt, including any Additional Senior Debt, incurred in accordance with the provisions described under the caption “Incurrence of Senior Debt”):

(1)	Senior Debt, including the Initial Senior Debt and any Additional Senior Debt, incurred in accordance with the provisions described under the caption “Incurrence of Senior Debt”;
(2)	Indebtedness expressly contemplated by a Finance Document to which the Indenture Trustee is a party;
(3)	Indebtedness incurred in the ordinary course of business pursuant to a Material Project Agreement;
(4)	Subordinated Debt;

(5)	intercompany Indebtedness between or among CCH and any of its Restricted Subsidiaries; provided, however, that:
(i)

if CCH or any Guarantor is the obligor on such Indebtedness and the payee is not CCH or a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Senior Debt Obligations then due with respect to the notes, in the case of CCH, or the Note Guarantee, in the case of a Guarantor; and

(ii)

(A)	any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than CCH or a Restricted Subsidiary of CCH; and
(B)

any sale or other transfer of any such Indebtedness to a Person that is not either CCH or a Restricted Subsidiary of CCH, will be deemed, in each case, to constitute an incurrence of such Indebtedness by CCH or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (c)(5);

(6)	Indebtedness incurred under Permitted Hedging Instruments not covered under clause (c)(1);
(7)	Indebtedness in respect of any bankers’ acceptances, letters of credit, warehouse receipts or similar facilities, in each case, incurred in the ordinary course of business;
(8)

purchase money Indebtedness and capital leases or guarantees of the same, in a principal amount not exceeding $100 million in the aggregate outstanding at any one time to finance the purchase or lease of assets for the Development other than those financed with the proceeds of Senior Debt; provided that, if such obligations are secured, they are secured only by Liens upon the assets being financed;

(9)	other unsecured Indebtedness in an aggregate amount not to exceed $100 million for general corporate purposes, including all Permitted Refinancing Indebtedness thereof;
(10)

other unsecured Indebtedness in an aggregate amount not to exceed $400 million to finance Permitted Development Expenditures, an Expansion or any other Development Expenditures, including all Permitted Refinancing Indebtedness thereof;

(11)

to the extent constituting Indebtedness, indebtedness arising from honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course or other cash management services in the ordinary course of business;

(12)	Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts;
(13)

contingent liabilities incurred in the ordinary course of business, including the acquisition or sale of goods, services, supplies or merchandise in the normal course of business, the endorsement of negotiable instruments received in the normal course of business and indemnities provided under any of the Finance Documents or Material Project Agreements;

(14)

to the extent constituting Indebtedness, obligations in respect of performance bonds, bid bonds, appeal bonds, surety bonds, indemnification obligations, obligations to pay insurance premiums, take-or-pay obligations contained in supply agreements and similar obligations incurred in the ordinary course of business;

(15)

trade debt, trade accounts, purchase money obligations or other similar Indebtedness incurred in the ordinary course of business, which (i) is not more than 90 days past due or (ii) is being contested in good faith and by appropriate proceedings;

(16)

Indebtedness in an amount not to exceed $250 million to finance restoration of the Development following damage, loss or destruction of all or a material portion of the Project Facilities or an Event of Taking, including any refinancing thereof; and

(17)

Indebtedness consisting of the financing of insurance premiums in customary amounts consistent with the operations and business of CCH and its Restricted Subsidiaries in the ordinary course of business.

For purposes of determining compliance with the covenant described under this “Limitation on Indebtedness” caption, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness permitted pursuant to the paragraphs (c)(1) through (17) of this covenant, CCH will be permitted to classify or divide such item of Indebtedness on the date of its incurrence, or later reclassify or redivide all or a portion of such item of Indebtedness, in any manner that complies with this covenant. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, or the reclassification of preferred stock as Indebtedness due to a change in accounting principles will not be deemed to be an incurrence of Indebtedness for purposes of this covenant; provided, in each such case, that the amount of any such accrual, accretion or payment of Indebtedness constituting Senior Debt is included in Senior Debt Obligations of CCH as accrued. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that CCH or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The amount of any Indebtedness outstanding as of any date will be:

(a)	the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;
(b)	in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the least of:
(i)	the Fair Market Value of such asset at the date of determination;
(ii)	the amount of the Indebtedness of the other Person; and
(iii)	the principal amount of the Indebtedness, in the case of any other Indebtedness.

Limitation on Liens

Subject to Section 3 (Security Interests) of the CSAA, CCH will not and will not permit any of its Restricted Subsidiaries to assume, incur, permit or suffer to exist any Lien on any of their assets, whether now owned or hereafter acquired, except for Permitted Liens.

Dividend and Other Payment Restrictions Affecting Subsidiaries

CCH will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(a)

(i)

pay dividends or make any other distributions on its Capital Stock to CCH or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits; or

(ii)	pay any indebtedness owed to CCH or any of its Restricted Subsidiaries;
(b)	make loans or advances to CCH or any of its Restricted Subsidiaries; or
(c)	sell, lease or transfer any of its properties or assets to CCH or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(a)

agreements or instruments governing existing Indebtedness as in effect on the Notes Issue Date and any amendments, restatements, modifications, increases, renewals, supplements, refundings, replacements or refinancings of those agreements or instruments; provided that the amendments, restatements, modifications, increases, renewals, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements or instruments on the Notes Issue Date;

(b)	the Finance Documents or the EIG Note Purchase Agreement;
(c)	applicable law, rule, regulation or order;
(d)	customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;
(e)

purchase money obligations for property acquired in the ordinary course of business and capital lease obligations that impose restrictions on the property purchased or leased of the nature described in clause (c) in the preceding paragraph;

(f)	any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;
(g)

Indebtedness permitted pursuant to the indenture, as described under the caption “—Limitation on Indebtedness,” including Replacement Senior Debt; provided that in the case of Replacement Senior Debt the restrictions contained in the agreements governing such Replacement Senior Debt are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(h)	Liens permitted to be incurred pursuant to the indenture, as described under the caption “—Limitation on Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;
(i)

provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements, security agreements, mortgages, purchase money agreements and other similar agreements or instruments entered into with the approval of the Board of Directors of CCH, Holdco or the applicable Restricted Subsidiary, which limitation is applicable only to the assets that are the subject of such agreements;

(j)	Permitted Hedging Instruments; or
(k)	restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Merger and Liquidation, Sale of All Assets

CCH will not dissolve or liquidate nor consolidate with or merge with or into another Person (regardless of whether CCH is the surviving entity), convert into another form of entity or continue in another jurisdiction, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of CCH and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(a)

either (i) CCH is the surviving entity or (ii) the Person formed by or surviving such consolidation, merger, conversion or continuation (if other than CCH) or to which such sale, assignment, transfer, lease, conveyance or disposition is made is a corporation, limited liability company or partnership organized or existing under the laws of the United States, any state of the United States or the District of Columbia and assumes CCH’s obligations under the notes, the indenture, the Security Documents and the registration rights agreement pursuant to a supplemental indenture, appropriate modifications (if necessary) to the Security Documents and the registration rights agreement;

(b)	no Indenture Event of Default or Unmatured Indenture Event of Default would exist immediately after giving effect to such transaction or series of related transactions;
(c)	either:
(i)

CCH or the Person formed by or surviving any consolidation or merger or sale, assignment, transfer, lease, conveyance or disposition (if other than CCH) has obtained and delivered to the Indenture Trustee (A) letters from any two Acceptable Rating Agencies (or if only one Acceptable Rating Agency is then rating the notes, CCH shall have received a letter from that Acceptable Rating Agency) to the effect that the Acceptable Rating Agency has considered the contemplated transaction or series of related transactions, and that, if the transaction or series of related transactions are consummated, such Acceptable Rating Agency would reaffirm the Investment Grade rating of the notes as of the date of such transaction or series of related transactions and (B) letters from all other Acceptable Rating Agencies then rating the notes, if any, to the effect that the Acceptable Rating Agency has considered the contemplated transaction or series of related transactions, and that, if the contemplated transaction or series of related transactions are consummated, such Acceptable Rating Agency would reaffirm its then current rating of the notes as of the date of such transaction or series of related transactions; or

(ii)

(A) the amount of all Senior Debt (excluding Working Capital Debt and excluding all Indebtedness under Permitted Senior Debt Hedging Instruments) of CCH or the Person formed by or surviving any consolidation or merger, or sale, assignment, transfer, lease, conveyance or disposition (if other than CCH) outstanding after giving effect thereto, is capable of being amortized to a zero balance by the termination date of the last to terminate of the Qualifying LNG SPAs then in effect and produces an Indenture Projected Fixed DSCR that is not less than the lower of (i) 1.40:1.00 and (ii) the Indenture Projected Fixed DSCR derived from amortizing the amount of all Senior Debt (excluding Working

Capital Debt and excluding all Indebtedness under Permitted Senior Debt Hedging Instruments) of CCH outstanding prior to giving effect thereto to a zero balance by the termination date of the last to terminate of such Qualifying LNG SPAs, in each case through the terms of such Qualifying LNG SPAs, with such calculations using such Qualifying LNG SPAs and using an interest rate equal to (x) in the case of an amortization calculation after giving effect to such consolidation or merger, or sale, assignment, transfer, lease, conveyance or disposition, the weighted average interest rate of all such Senior Debt (excluding Working Capital Debt) outstanding after giving effect thereto and (y) in the case of an amortization calculation prior to giving effect to such consolidation or merger, or sale, assignment, transfer, lease, conveyance or disposition, the weighted average interest rate of all such Senior Debt (excluding Working Capital Debt) outstanding prior to giving effect thereto, (B) after giving effect to such transaction or series of related transactions, CCH or the Person formed by or surviving any consolidation or merger or sale, assignment, transfer, lease, conveyance or disposition (if other than CCH) and its Restricted Subsidiaries are not engaged in any business or activities other than the Permitted Businesses, except to such extent as would not be material to such Person and its Restricted Subsidiaries, taken as a whole and (C) after giving effect to such transaction or series of related transactions, the obligations under the notes are not assumed or guaranteed by the Sponsor; and

(d)

CCH shall have delivered to the Indenture Trustee a certificate from an Authorized Officer and an opinion of counsel, each stating that such consolidation or merger, conversion or continuation, or sale, assignment, transfer, lease, conveyance or disposition and such supplemental indenture, Security Documents and registration rights agreement, if any, comply with the indenture and that all conditions precedent provided for in the indenture relating to such transaction have been complied with.

Upon any consolidation or merger, conversion or continuation, or sale, assignment, transfer, lease, conveyance or disposition or any transfer of all or substantially all of the assets of CCH in accordance with the first paragraph of this provision, the successor Person formed by such consolidation, conversion or continuation, or into which CCH merged or to which such sale, assignment, transfer, lease, conveyance or disposition is made will succeed to, and be substituted for, and may exercise every right and power of, CCH under the indenture and the notes with the same effect as if such successor Person had been named as CCH in the indenture and the notes, and thereafter the predecessor Person will have no continuing obligations under the indenture, the notes, the Security Documents and the registration rights agreement (and such change shall not in any way constitute or be deemed to constitute a novation, discharge, rescission, extinguishment or substitution of the existing indebtedness and any indebtedness so effected shall continue to be the same obligation and not a new obligation).

In addition, CCH will not permit any Guarantor to dissolve or liquidate nor consolidate with or merge with or into another Person (whether or not such Guarantor is the surviving entity), convert into another form of entity, continue in another jurisdiction, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties and assets, in one or more related transactions, to any Person (other than to or with or into CCH or another Guarantor) unless:

(a)

(i)

the Person formed by or surviving such consolidation, merger, conversion or continuation (if other than the Guarantor) or to which such sale, assignment, transfer, lease, conveyance or disposition is made (the “Successor Guarantor”) is a Person (other than an individual) organized and existing under the same laws as the Guarantor was organized immediately prior to such transaction, or under the laws of the United States, any state of the United States or the District of Columbia;

(ii)

the Successor Guarantor, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the indenture, the Security Documents, the registration rights agreement and its Note Guarantee pursuant to a supplemental indenture, appropriate modifications (if necessary) to the Security Documents and Note Guarantee;

(iii)	no Indenture Event of Default or Unmatured Indenture Event of Default would exist immediately after giving effect to such transaction or series of related transactions; and
(iv)

CCH will have delivered to the Indenture Trustee a certificate from an Authorized Officer and an opinion of counsel, each stating that such consolidation or merger, conversion or continuation, or sale, assignment, transfer, lease, conveyance or disposition and such supplemental indenture, Security Documents, registration rights agreement and Note Guarantee, if any, comply with the indenture and the Security Documents and that all conditions precedent provided for in the indenture and the Security Documents relating to such transaction have been complied with; or

(b)	the transaction does not violate the covenant described under the caption “Repurchase at the Option of Noteholders—Asset Sales.”

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a Person.

Transactions with Affiliates

CCH will not and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or agreement with or for the benefit of any of their Affiliates involving aggregate payments or consideration in excess of $25 million except for:

(a)	transactions or agreements required by applicable law or regulation;
(b)	transactions or agreements required or contemplated by the CSAA;
(c)

transactions or agreements contemplated by any Material Project Agreement and entered into in the ordinary course of business (but not the entering into of a Material Project Agreement or an agreement that, pursuant to the terms of the indenture, becomes a Material Project Agreement);

(d)	the Amended CMI Base SPA, the Gas and Power Supply Services Agreement and the Tax Sharing Agreements;
(e)

transactions or agreements undertaken on fair and commercially reasonable terms that are not less favorable in the aggregate to CCH or such Restricted Subsidiary than would be obtained in a comparable agreement with independent parties acting at arm’s length (or, if there is no comparable arm’s-length transaction, then on terms reasonably determined by the Board of Directors of CCH to be fair and reasonable);

(f)	transactions or agreements between or among CCH and/or its Restricted Subsidiaries;
(g)	Subordinated Debt between or among CCH and/or its Restricted Subsidiaries and any of their Affiliates;
(h)

any Sharing Arrangement with an Affiliate of CCH; provided, that the terms of such agreement provide for the recovery by CCH or its Restricted Subsidiary, as the case may be, of at least the incremental Operation and Maintenance Expenses associated with operations pursuant to such agreement and CCH or such Restricted Subsidiary has entered into the required Security Documents in respect of its rights under such agreements;

(i)

any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by CCH or a Restricted Subsidiary, as the case may be, in the ordinary course of business and payments pursuant thereto;

(j)

transactions with a Person (other than an Unrestricted Subsidiary of CCH) that is an Affiliate of CCH solely because CCH owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(k)	any issuance of Equity Interests (other than Disqualified Stock) of CCH to Affiliates of CCH;
(l)	Permitted Investments, including those permitted under the caption “—Restricted Payments”;
(m)	Permitted Payments;
(n)

any contracts, agreements or understandings existing as of the Notes Issue Date or disclosed in this prospectus, and any amendments to or replacements of such contracts, agreements or understandings permitted under the Finance Documents to which the Indenture Trustee is a party;

(o)	any assignment, novation or transfer of the Amended CMI Base SPA to an Affiliate of CCH or any of its Restricted Subsidiaries; and
(p)	any arrangements entered into in accordance with the provisions described under the captions “—Customary Lifting and Balancing Arrangements” and “—Sharing of Project Facilities.”

Prior to entering into any agreement with an Affiliate pursuant to clause (e) above, and involving aggregate consideration in excess of $50 million, CCH shall deliver to the Indenture Trustee a certificate of an Authorized Officer of CCH as to the satisfaction of the applicable condition set forth in such clause (e).

Nature of Business

CCH will not and will not permit any of its Restricted Subsidiaries to engage in any business or activities other than the Permitted Businesses, except to such extent as would not be material to CCH and its Restricted Subsidiaries, taken as a whole.

Material Project Agreements

CCH will and will cause each of its Restricted Subsidiaries, as applicable, to (i) maintain in effect all Material Project Agreements to which it is a party and (ii) comply in all material respects with their payment and other material obligations under the Material Project Agreements, except in each case:

(a)	to the extent a Material Project Agreement is permitted to expire, be terminated or replaced under the indenture or expires or is replaced in accordance with its terms;
(b)	to the extent provided under the captions “—LNG SPA Maintenance” and “Repurchase at the Option of Noteholders—LNG SPA Mandatory Offer” in relation to LNG SPAs; or
(c)	to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

CCH will not and will not permit its Restricted Subsidiaries to agree to any material amendment of any Material Project Agreement to which it is or becomes a party (except as permitted under the caption “—Amendment of LNG SPAs”) unless (a) a copy of such amendment has been delivered to the Indenture Trustee at least five days in advance of the effective date thereof along with a certificate of an Authorized Officer of CCH certifying that the proposed amendment or termination would not reasonably be expected to have a Material Adverse Effect; or (b) CCH or the applicable Restricted Subsidiary has obtained the consent of the Intercreditor Agent, if at least $1 billion of Loans or Senior Debt Commitments in connection therewith are outstanding, and if not, a majority of the holders of the notes to such amendment.

Customary Lifting and Balancing Arrangements

CCH and/or any of its Restricted Subsidiaries may enter into one or more lifting and balancing arrangements with an External Train Entity containing provisions for borrowing, loaning or supply of Gas and/or LNG provided that:

(a)

such lifting and balancing arrangements are entered into on fair and commercially reasonable terms that are not less favorable in the aggregate to CCH and/or the applicable Restricted Subsidiary than would be obtained in a comparable agreement with independent parties acting at arm’s length;

(b)

CCH shall have delivered to the Indenture Trustee a certificate of an Authorized Officer of CCH certifying that (i) after giving effect to such lifting and balancing arrangements (and any amendment thereto), CCH reasonably expects to be able to meet its performance and operational obligations under all then effective Material Project Agreements (to which the Independent Engineer has reasonably concurred); (ii) no Material Adverse Effect would reasonably be expected to occur as a result of the implementation of the proposed lifting and balancing arrangement and (iii) all conditions provided under this caption “Customary Lifting and Balancing Arrangements” have been satisfied; and

(c)	CCH takes any action that may then be required to grant and perfect security over its rights, title and interest therein to the Senior Creditors as required by the CSAA.

Any such agreements shall be automatically deemed to be Material Project Agreements when the conditions above are satisfied.

Sharing of Project Facilities

CCH and/or any of its Restricted Subsidiaries may enter into one or more agreements for the (x) sharing, quiet enjoyment and use by any External Train Entity of any Project Facilities (including the Corpus Christi Pipeline), and of any capacity, and/or processing or storage rights of any of the foregoing and/or (y) for the sharing, quiet enjoyment, and use by CCH and/or any of its Restricted Subsidiaries of facilities of an External Train Entity, and of any capacity and/or processing or storage rights of any of the foregoing (each a “Sharing Arrangement”), in each case (whether on a capacity borrowing, lending or swap basis, a committed tolling or pooling basis or otherwise), subject only to the following conditions:

(a)

(i)	the Sharing Arrangement does not involve any sale, lease or creation of a Lien over the assets of the Development, other than:
(A)

any sale, lease or Lien over Real Estate which (1) is owned by CCH or a Restricted Subsidiary of CCH but is not reasonably necessary for siting, constructing or operating the Project Facilities (as then under construction and/or operation), (2) would not otherwise materially adversely impact the construction and/or operation of the Project Facilities (as then under construction and/or operation) or their performance as contemplated under their applicable engineering, construction or procurement contract or (3) could not reasonably be expected to have a Material Adverse Effect (with reasonable concurrence of the Independent Engineer in the case of reliance on clauses (1) or (2)); and

(B)

any Permitted Liens or any customary easements, related subordination and non-attornment provisions or similar Liens employed for the grant of quiet enjoyment rights of use over facilities whose use is shared by one or more entities and which could not reasonably be expected to have a Material Adverse Effect.

(ii)	Cheniere LNG O&M Services, LLC remains the operator of any Project Facilities subject to such Sharing Arrangement;
(iii)

such Sharing Arrangement provides that, as a condition precedent to the commencement of any use, sharing or pooling of capacity in a facility that is owned by an External Train Entity, that such facility has reached Substantial Completion in accordance with the applicable engineering, construction and procurement contract;

(iv)

CCH shall have delivered to the Indenture Trustee a certificate of an Authorized Officer of CCH certifying (to which the Independent Engineer has reasonably concurred) that after giving effect to such proposed Sharing Arrangement, CCL and CCP will hold capacity and use rights across the Project Facilities (as supplemented by any facilities developed and used by the External Train Entity) sufficient for CCH to meet its obligations under all then-effective Material Project Agreements;

(v)

CCH shall take all actions required to grant a perfected security interest over CCH’s rights, title and interest in the agreements evidencing such Sharing Arrangements to the Senior Creditors as required by the CSAA (or any other Security Document executed pursuant thereto);

(vi)

no Indenture Event of Default or Unmatured Indenture Event of Default has occurred and is Continuing or would occur as a result of the implementation of the Sharing Arrangement, and CCH so certifies; and

(vii)

CCH shall have delivered to the Indenture Trustee a certificate of an Authorized Officer of CCH certifying that (A) all requirements described under this caption “Sharing of Project Facilities” have been complied with, (B) no Material Adverse Effect could reasonably be expected to arise as a result of implementing the proposed Sharing Arrangements and (C) all material Permits from a Governmental Authority required in respect of the implementation of such proposed Sharing Arrangement have been obtained or CCH shall have delivered to the Indenture Trustee a certificate of an Authorized Officer of CCH certifying that it reasonably expects such material consents can be obtained by the Obligors when necessary without material expense or delay to implementation of the Sharing Arrangement; and

(b)

the amount of all Senior Debt (excluding Working Capital Debt and excluding all Indebtedness under Permitted Senior Debt Hedging Instruments) of CCH outstanding after giving effect to such Sharing Arrangements is capable of being amortized to a zero balance by the termination date of the last to terminate of the Qualifying LNG SPAs then in effect and produces an Indenture Projected Fixed DSCR that is not less than the Indenture Projected Fixed DSCR derived from amortizing the amount of all Senior Debt (excluding Working Capital Debt and excluding all Indebtedness under Permitted Senior Debt Hedging Instruments) of CCH outstanding prior to giving effect to such Sharing Arrangements to a zero balance by the termination date of the last to terminate of such Qualifying LNG SPAs, in each case through the terms of such Qualifying LNG SPAs, with such calculations using such Qualifying LNG SPAs and using an interest rate equal to (i) in the case of an amortization calculation after giving effect to such Sharing Arrangements, the weighted average interest rate of all such Senior Debt (excluding Working Capital Debt) outstanding after giving effect thereto and (ii) in the case of an amortization calculation prior to giving effect to such Sharing Arrangements, the weighted average interest rate of all such Senior Debt (excluding Working Capital Debt) outstanding prior to giving effect thereto.

Any such agreements shall be automatically deemed to be Material Project Agreements when the conditions above are satisfied.

LNG SPA Maintenance

CCH will make a mandatory offer to repurchase notes in accordance with the provisions set forth under the caption “Repurchase at the Option of Noteholders—LNG SPA Mandatory Offer” if CCL fails to maintain LNG SPAs constituting a combination of the Initial LNG SPAs and/or other Qualifying LNG SPAs providing for commitments to purchase LNG in quantities at least equal to the Base Committed Quantity unless, upon termination of the Initial LNG SPA or any other Qualifying LNG SPA, CCL enters into Qualifying LNG SPA(s) (each, a “Replacement Indenture Qualifying LNG SPA”) within 90 days following such termination to the extent necessary to meet the Base Committed Quantity, which period will be automatically extended by an additional 90 days if CCH certifies to the Indenture Trustee prior to the termination of the initial 90 day period that:

(a)

CCL intends to replace such terminated LNG SPA with one or more LNG SPAs that would each be a Qualifying LNG SPA that enables CCL to meet the Base Committed Quantity requirement set forth above and is diligently pursuing such replacement; and

(b)

the termination of such Qualifying LNG SPA would not reasonably be expected to result in a Material Adverse Effect during such subsequent cure period; provided that (i) if any Loans or Senior Debt Commitments in connection therewith are outstanding and the Intercreditor Agent has approved an extension of any of the above cure periods, then CCH shall have the benefit of such extended cure period under the indenture to replace such terminated LNG SPA and (ii) if no Loans or Senior Debt Commitments in connection therewith are outstanding, the maximum period within which to replace such terminated LNG SPA shall be 360 days.

A “Qualifying LNG SPA” comprises each of the Initial LNG SPAs and any other LNG SPA that meets each of the following conditions:

(a)	With respect to any new LNG SPA or a Replacement Indenture Qualifying LNG SPA:
(i)	for so long as at least $1 billion of Loans or Senior Debt Commitments in connection therewith are outstanding, such LNG SPA is approved by the Intercreditor Agent; or
(ii)

such LNG SPA is entered into for a Qualifying Term and is entered into (A) with an Investment Grade LNG Buyer or (B) for so long as at least $1 billion of Loans or Senior Debt Commitments in connection therewith are outstanding, any entity approved pursuant to the terms of the Loans; or

(iii)	in the case of:
(A)	any new LNG SPA, CCH has obtained and delivered to the Indenture Trustee a Rating Reaffirmation which takes into account the proposed LNG SPA and LNG Buyer; or
(B)

one or more Replacement Indenture Qualifying LNG SPAs that replace one or more terminated LNG SPAs which, in the aggregate, would require the delivery of an annual contracted quantity of no more than 208,571,428 MMBtu in order to replace such terminated LNG SPAs in full, CCH has obtained and delivered to the Indenture Trustee a Rating Reaffirmation which (y) takes into account the Replacement Indenture Qualifying LNG SPAs and the LNG Buyers and (z) reaffirms CCH’s rating in effect immediately prior to the occurrence of the termination event giving rise to the termination of the LNG SPAs being replaced (but prior to the running of any applicable notice period or cure period thereunder); and

(b)

no Material Adverse Effect occurs, or could reasonably be expected to occur, as a result of entering into such LNG SPA or, in the case of a Replacement Indenture Qualifying LNG SPA, the termination of the LNG SPA being replaced and the entering into of the Replacement Indenture Qualifying LNG SPA, taken as a whole.

CCL will notify the Indenture Trustee upon entry into any new Qualifying LNG SPA promptly (and in any event, within 30 days of entry into such agreement), which notice will provide (a) a description thereof to the Indenture Trustee consistent with the description of the Initial LNG SPAs in this prospectus and (b) a statement of whether the Non-FTA Authorization, FTA Authorization, both of the foregoing or any other Export Authorization(s) are Indenture Required Export Authorizations in respect of such Qualifying LNG SPA, in accordance with the definition of Indenture Required Export Authorization, together with reasonable background information to support such designation and (c) a certification to the effect set forth in clause (b) above. Any LNG SPA that becomes a Qualifying LNG SPA will automatically be deemed to be a Material Project Agreement.

Amendment of LNG SPAs

Except to the extent such amendment or modification is required by applicable law or regulation of any Governmental Authority, CCL will not agree to any amendment or modification to the terms or provisions of any Qualifying LNG SPA if such amendment or modification would or could reasonably be expected to have a Material Adverse Effect.

Sale of Supplemental Quantities

LNG SPAs may be entered into by CCL in respect of Supplemental Quantities of LNG and such LNG SPAs may be of any duration, on any terms and to buyers of any credit quality; provided that (a) performance under such LNG SPAs would not reasonably be expected to have a Material Adverse Effect; and (b) entry into and the terms of such LNG SPA will not result in a breach of any Required LNG SPA then in effect. Supplemental Quantities may also be sold at any time pursuant to the Amended CMI Base SPA. The Amended CMI Base SPA shall be deemed to meet the foregoing requirements.

Reporting Requirements

If CCH becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, then CCH will file with the Indenture Trustee, within 15 days after CCH files them with the SEC, copies of its annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that CCH is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

CCH will, so long as any notes are outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, furnish to the Indenture Trustee and to the holder of such notes or a beneficial owner of an interest therein, upon their request, the information required to be delivered under Rule 144A(d)(4) under the Securities Act (or any successor provision thereto), if at the time of such request CCH is not a reporting company under Section 13 or Section 15(d) of the Exchange Act or exempt from reporting pursuant to Rule 12g3-2(b) thereunder.

So long as any notes are outstanding CCH will, furnish or cause to be furnished to the Indenture Trustee (a) within 60 days following the end of the first three fiscal quarters of each fiscal year, consolidated unaudited statements of income and cash flows of CCH for such period and for the period from the beginning of the respective fiscal year to the end of such period and the related balance sheet as at the end of such period, setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year and (b) within 120 days after the end of each fiscal year, its consolidated annual financial statements, audited by the Independent Accountants, in each case prepared in accordance with GAAP, subject, in the case of a quarterly financial statement, to the absence of notes and normal year-end audit adjustments. CCH will deliver to the Indenture Trustee, accompanying its annual financial statements as described in this paragraph, a statement regarding compliance with the indenture and an officer’s certificate confirming that, to his or her knowledge, no Indenture Event of Default or Unmatured Indenture Event of Default has occurred and is Continuing which has not been waived, or, if the same has occurred, a description of any measures taken or proposed to be taken by CCH to address the same. Upon becoming aware of any Unmatured Indenture Event of Default or Indenture Event of Default, CCH is required to deliver to the Indenture Trustee an officer’s certificate specifying such Unmatured Indenture Event of Default or Indenture Event of Default and what action CCH is taking or proposes to take with respect thereto.

Notwithstanding the foregoing, any reports or other information required to be filed, delivered or furnished pursuant to this covenant shall be deemed filed, delivered or furnished if filed electronically with the SEC through the SEC’s Electronic Data Gathering, Analysis and Retrieval System (or any successor system).

Separateness

CCH and its Subsidiaries, as a consolidated group, must comply at all times with certain separateness provisions set forth in the indenture, including, but not limited to, CCH having at all times one independent manager, preparing and maintaining its own separate books and financial records and statements, observing all limited liability company procedures and maintaining adequate capitalization. The separateness limitations do not apply to CCH and its Subsidiaries as among one another.

Maintenance of Existence

Subject to the provisions described under the caption “—Merger and Liquidation, Sale of All Assets,” CCH and each Guarantor shall do all things necessary to maintain: (a) its corporate, limited liability company or partnership, as applicable, existence in its jurisdiction of organization; provided that the foregoing shall not prohibit conversion into another form of entity or continuation in another jurisdiction and (b) the power and authority (corporate and otherwise) necessary under the applicable law to own its properties and to carry on the business of the Development. Each of CCH and the Guarantors shall not dissolve, liquidate, and shall not take any action to amend or modify its corporate constituent or governing documents where such amendment would be adverse in any material respect to the noteholders.

Compliance with Law

Each of CCH and its Restricted Subsidiaries will comply in all respects with all applicable laws, rules, regulations and orders (excluding tax laws, in respect of which the provisions described under the caption “— Taxes” are applicable), except where such failure to comply would not reasonably be expected to have a Material Adverse Effect.

Export Authorizations

CCL will use commercially reasonable efforts to maintain in full force and effect both the FTA Authorization and the Non-FTA Authorization, and shall comply therewith, except where failure to do so would not reasonably be expected to have a Material Adverse Effect.

FERC Order

CCL and CCP will maintain in full force and effect and comply in all material respects with the FERC Order, except where failure to do so would not reasonably be expected to have a Material Adverse Effect. CCH and its Restricted Subsidiaries may amend or modify the FERC Order and any conditions thereof only to the extent that such amendment or modification would not reasonably be expected to have a Material Adverse Effect.

Taxes

Each of CCH and its Restricted Subsidiaries (or, for the purposes of the provisions described in this paragraph, if it is a disregarded entity for U.S. federal income tax purposes, its owner for U.S. federal income tax purposes) will pay or cause to be paid all material Taxes (if any) imposed on it or its property by any Governmental Authority, when due, giving effect to any applicable extensions, unless these are being contested in good faith and by appropriate proceedings and an appropriate reserve has been established in respect thereof in accordance with GAAP.

Insurance

Each of CCH and its Restricted Subsidiaries will obtain and maintain insurance with financially sound insurers, in such form and amounts as necessary to insure the probable maximum loss for the Development, except where not available on commercially reasonable terms. CCH shall cause each insurance policy to name the Secured Parties and/or the Security Trustee on behalf of the Secured Parties as named insureds, and in the case of any property insurance, loss payees to the extent provided under, in accordance with and pursuant to terms of, the CSAA.

For so long as the Loans or Senior Debt Commitments in connection therewith are outstanding, the maintenance of insurance required to be procured and maintained pursuant to the insurance covenant of the Common Terms Agreement described under the caption “Description of Other Indebtedness—Common Terms Agreement—Certain Other Covenants—Insurance” shall be deemed to meet the insurance covenant in the indenture as described in the immediately preceding paragraph.

Credit Rating Agencies

CCH will use its commercially reasonable efforts to cause the notes to be rated by at least two Recognized Credit Rating Agencies. If any Recognized Credit Rating Agency ceases to be a “nationally recognized statistical rating organization” registered with the SEC or ceases to be in the business of rating securities of the type and nature of the notes, CCH may replace the rating received from it with a rating from any other Acceptable Rating Agency.

Project Construction; Maintenance of Properties

CCH will and will cause each of its Restricted Subsidiaries to use their respective commercially reasonable efforts to perform, or cause to be performed, all work and services required or appropriate in connection with the design, engineering, construction, testing and commencement of operations of the Development. On or prior to the Project Completion Date, CCH shall have delivered to the Indenture Trustee a certificate of an Authorized Officer of CCH certifying (which certificate shall be confirmed to be reasonable by the Independent Engineer) (a) that Ready for Start Up and Substantial Completion with respect to Train 1 and Train 2 have occurred pursuant to the EPC Contract (T1/T2), (b) CCH’s calculation of the Permitted Completion Amount and (c) that “substantial completion” of the Corpus Christi Pipeline has occurred (in accordance with the applicable construction contract).

Maintenance of Liens

CCH shall, and shall cause each of its Restricted Subsidiaries to, grant a security interest to the Security Trustee in its right, title and interest in, to and under its property to the extent and in accordance with, and subject to the exclusions set forth in, the Security Documents and CCH shall, and shall cause each of its Restricted Subsidiaries to, take, or cause to be taken, all action reasonably required by the Security Trustee to maintain and preserve the Security Interests created by the Security Documents to which it is a party and the priority of such Security Interests as set forth in such Security Documents.

CCH shall, and shall cause each of its Restricted Subsidiaries to, from time to time execute or cause to be executed any and all further instruments (including financing statements, continuation statements and similar statements with respect to any Security Document) reasonably requested by the Security Trustee for such purposes.

CCH shall, and shall cause each of its Restricted Subsidiaries to, preserve and maintain good, legal and valid title to, or rights in, the Collateral free and clear of Liens other than Permitted Liens to the extent and in accordance with, and subject to the exclusions set forth in, the Security Documents. CCH shall, and shall cause each of its Restricted Subsidiaries to, promptly discharge at the Obligor’s cost and expense, any Lien (other than Permitted Liens) on the Collateral to the extent and in accordance with, and subject to the exclusions set forth in, the Security Documents.

Use of Proceeds

CCH will use the proceeds of the notes solely for purposes permitted in the applicable Finance Documents.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of CCH may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would otherwise comply with the provisions described under this caption. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by CCH and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available under one or more clauses of the definition of Permitted Investments, as determined by CCH. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Any designation of a Subsidiary of CCH as an Unrestricted Subsidiary will be evidenced to the Indenture Trustee by filing with the Indenture Trustee a certified copy of a resolution of the Board of Directors of CCH giving effect to such designation and a certificate of an Authorized Officer of CCH certifying that such designation complied with the preceding conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of CCH as of such date and, if such Indebtedness is not permitted to be incurred as of such date by the covenants described under the caption “—Limitation on Indebtedness,” CCH will be in default of the covenants described under that caption. The Board of Directors of CCH may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of CCH. Any such designation will be deemed to be an incurrence of

Indebtedness by a Restricted Subsidiary of CCH of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (a) such Indebtedness is permitted by the covenants described under the caption “—Limitation on Indebtedness” calculated on a pro forma basis; and (b) no Indenture Event of Default or Unmatured Indenture Event of Default would be in existence following such designation.

Access

CCH will and will cause each of its Restricted Subsidiaries to grant the Indenture Trustee or its designee from time to time, including during the pendency of an Unmatured Indenture Event of Default or an Indenture Event of Default, upon 15 days’ advance notice but no more than twice per calendar year (unless an Unmatured Indenture Event of Default or an Indenture Event of Default has occurred and is Continuing, in which case such access shall be granted upon reasonable prior written notice) reasonable access to all of its books and records and the physical facilities of the Development. All such inspections must be conducted during normal business hours, subject to the confidentiality arrangements pursuant to the confidentiality provisions of the CSAA, in a manner that does not disrupt the operation of the Development. So long as an Unmatured Indenture Event of Default or an Indenture Event of Default has occurred and is Continuing, the reasonable fees and documented expenses of such persons will be for the account of CCH.

Payment of Notes

CCH will pay or cause to be paid the principal of, premium, if any, and interest on the notes on the dates and in the manner provided in the notes. Principal, premium, if any, and interest will be considered paid on the date due if the paying agent, if other than CCH or a Subsidiary thereof, holds as of 12:00 p.m. Eastern Time on the due date money deposited by CCH in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

CCH will (a) pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 0.5% per annum in excess of the then applicable interest rate on the notes to the extent lawful and (b) pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Payments for Consents

CCH will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes, in its capacity as a holder of notes, for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all noteholders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Maintenance of Office or Agency

CCH will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Indenture Trustee or an Affiliate of the Indenture Trustee, registrar or co-registrar) where notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon CCH in respect of the notes and the indenture may be served. CCH will give written notice to the Indenture Trustee of the location, and any change in the location, of such office or agency. If at any time CCH fails to maintain any such required office or agency or fails to furnish the Indenture Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Indenture Trustee.

CCH may also from time to time designate one or more other offices or agencies where the notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve CCH of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. CCH will give written notice to the Indenture Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Events of Default and Remedies

Indenture Events of Default

The following events, and no others, are events of default under the indenture (each, an “Indenture Event of Default”):

(a)	Indenture Payment Default:
(i)	CCH fails to pay principal amounts due on the notes; provided that if failure to pay occurs due to a purely administrative error, CCH shall have three Business Days to cure such failure; or
(ii)	CCH fails to pay interest or other amounts due on the notes within three Business Days of the same becoming due.
(b)	Breach of Certain Covenants: except as specifically provided for in another Indenture Event of Default under this caption “—Indenture Events of Default”:
(i)	breach by CCH or any Restricted Subsidiary of any covenant described under the caption “Covenants Applicable to the Notes— Merger and Liquidation, Sale of All Assets”;
(ii)	failure by CCH to consummate a purchase of notes when required pursuant to the provisions described under the caption “Repurchase at the Option of Noteholders”;
(iii)

breach by CCH or any Restricted Subsidiary of any covenant described under the captions “Covenants Applicable to the Notes— Material Project Agreements”; “—Compliance with Law”; “—Taxes”; “—Limitation on Indebtedness”; “—Limitation on Liens”; and “Repurchase at the Option of Noteholders —Asset Sales” (to the extent not covered by the immediately preceding clause (ii)); and in each case that is not corrected or cured within 30 days following the earlier of (A) the applicable Obligor becoming aware of such failure; and (B) notice from the Indenture Trustee or holders of 33 1/3% of the principal amount of notes outstanding;

(iv)

(A)

breach by CCH or any Restricted Subsidiary of any covenant described under the captions “Covenants Applicable to the Notes—Project Construction; Maintenance of Properties”; “—Export Authorizations”; “—Nature of Business”; and “—Transactions with Affiliates”; or

(B)

material breach by CCH or any Restricted Subsidiary of any of the other covenants in the indenture or the notes; in the case of each of sub-clauses (A) and (B) of this clause (iv), that is not corrected or cured within 90 days after the earlier of (1) CCH becoming aware of such breach and (2) notice from the Indenture Trustee or holders of 33 1/3% of the principal amount of notes outstanding;

(v)

any Permit required as described under the caption “Covenants Applicable to the Notes—FERC Order” is Impaired and such Impairment could reasonably be expected to have a Material Adverse Effect unless such Impairment is cured no later than 90 days (or to the extent no Loans or Senior Debt Commitments in connection therewith are then outstanding, 360 days) following the occurrence thereof (or such longer period, if any, presented by any administrative, legal, regulatory or statutory time period applicable thereto; provided that if any Loans or Senior Debt Commitments in connection therewith are then outstanding, CCH shall have no more than up to 180 days in the aggregate to cure such Impairment); or

(vi)

material breach by Holdco of any covenant contained in the Holdco Pledge Agreement that is not corrected or cured within 30 days after the earlier of (A) Holdco becoming aware of such failure; and (B) notice from the Indenture Trustee or holders of 33 1/3% of the principal amount of notes outstanding.

(c)	Bankruptcy:
(i)	a Bankruptcy with respect to an Obligor or Holdco has occurred; or

(ii)

a Bankruptcy shall occur with respect to (x) prior to the Project Completion Date, Bechtel and Bechtel’s guarantor under the EPC Contract (T1/T2) or (y) at any time between issuance of full notice to proceed and Substantial Completion with respect to construction of Train 3, Bechtel and Bechtel’s guarantor under the EPC Contract (T3) (or any other applicable EPC contractor or its guarantor under a lump-sum turnkey engineering, procurement and construction contract in respect of Train 3), unless:

(A)	CCH notifies the Security Trustee that it intends to enter into a replacement engineering, construction and procurement contract providing for a new contractor or guarantor, as applicable;
(B)	CCH diligently pursues such contract;
(C)

such contract is entered within 360 days of the Bankruptcy of Bechtel and Bechtel’s guarantor under the EPC Contract (T1/T2) or Bechtel and Bechtel’s guarantor under the EPC Contract (T3) (or any other applicable EPC contractor or its guarantor under a lump-sum turnkey engineering, procurement and construction contract in respect of Train 3), as applicable; and

(D)

(1)

such contract is on terms and conditions, taken as a whole, not materially likely to cause CCH to fail to meet the Project Completion Date by the Date Certain (as such term is defined in the Common Terms Agreement) or, in the case of Train 3, the equivalent thereof in respect of Train 3;

(2)	the new contractor or guarantor is an internationally recognized contractor; and
(3)

CCH has delivered to the Indenture Trustee a certificate of the Independent Engineer certifying that such counterparty is capable of completing the applicable portion of the Project Facilities; provided that this sub-clause (D) will not apply if the replacement engineering, construction and procurement contract is reasonably acceptable to: (x) if the aggregate Loans then outstanding is greater than 25% of the total Senior Debt then outstanding, the Intercreditor Agent (acting on the instructions of the Requisite Secured Parties); or (y) if the aggregate secured bank debt then outstanding is less than 25% of the total Senior Debt then outstanding, holders of notes of greater than 50% in aggregate principal amount of the then outstanding notes.

(d)	Abandonment: Abandonment of the Development has occurred and is continuing.
(e)	Event of Taking: An Event of Taking that would reasonably be expected to have a Material Adverse Effect has occurred.
(f)	Security Interests Invalid: Any of the Security Interests over a material portion of the Collateral cease to be validly perfected in favor of the Security Trustee on behalf of the Secured Parties.
(g)	Unsatisfied Judgments:
(i)

Prior to the Project Completion Date, one or more of a judgment for the payment of money in excess of $250 million in the aggregate (net of insurance proceeds which are reasonably expected to be paid) or a final judgment for the payment of money in excess of $150 million; or

(ii)

following the Project Completion Date, one or more final judgments for the payment of money in excess of $150 million in the aggregate (net of insurance proceeds which are reasonably expected to be paid); in each case, against an Obligor or Holdco or against any other Person where an Obligor or Holdco is liable to satisfy such judgment, which judgment is by one or more Governmental Authorities, courts, arbitral tribunals or other bodies having jurisdiction over any such entity, and such judgment or judgments remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 90 days after the date of entry of such judgment; provided that such 90-day period will be stayed if an appeal in respect of such judgment or judgments has been filed and not dismissed.

(h)

Unenforceability of indenture and Security Documents: The indenture, the CSAA (including the guarantees in the CSAA provided by the Guarantors) or any other Security Document (other than (i) a Direct Agreement in respect of any LNG SPA that is not a Required LNG SPA then in full force and effect or (ii) any Direct Agreement in the case where the occurrence of this Indenture Event of Default has been triggered by an event affecting the underlying Material Project Agreement and a mandatory offer to purchase under the caption “Repurchase at the Option of Noteholders” or other Indenture Event of Default is applicable) is:

(i)	declared unenforceable in a final judgment of a court of competent jurisdiction against any party (other than the Indenture Trustee or holders of notes or any Senior Creditors);
(ii)	expressly repudiated in writing by any party thereto (other than the Indenture Trustee or holders of notes or any Senior Creditors); or
(iii)

shall have been terminated (other than pursuant to the terms thereof following discharge in full of all obligations thereof or otherwise by agreement in writing of the parties thereto not as a result of an Indenture Event of Default hereunder).

(i)	Senior Debt Cross Payment Default/Cross-Acceleration Default:
(i)	Failure by CCH to pay when due any principal payments due on any Senior Debt (other than the notes) in a principal amount over $100 million in the aggregate;
(ii)

failure by CCH to pay interest or other amounts on any Senior Debt (other than the notes) in a principal amount over $100 million within three Business Days of such interest or other amounts becoming due; or

(iii)	commencement of a Security Enforcement Action in accordance with the CSAA.
(j)

Cross-Acceleration Default (other Indebtedness): A default with respect to any Indebtedness (other than any amount due in respect of Senior Debt Obligations and Subordinated Debt) of CCH in a principal amount over $100 million in the aggregate, which default has continued beyond any applicable grace period, to the extent that it causes the entire amount of such Indebtedness to become due and such Indebtedness remains unpaid or the acceleration of its stated maturity unrescinded; and

(k)	CEI Equity Contribution Agreement Cross-Default: Failure by Sponsor to make requested contributions to CCH pursuant to the CEI Equity Contribution Agreement:
(i)

for so long as at least $1 billion of Loans or Senior Debt Commitments in connection therewith remain outstanding, if such failure causes the entire amount of Indebtedness under the Term Loan Facility Agreement to become due and such Indebtedness remains unpaid or the acceleration of its stated maturity unrescinded; or

(ii)	for so long as less than $1 billion of Loans or Senior Debt Commitments in connection therewith remain outstanding, if such failure is not cured within 10 Business Days.

Declaration of Indenture Declared Event of Default

The Indenture Trustee will, if so directed by the holders of at least 33 1/3% of the principal amount of notes outstanding, or holders of at least 33 1/3% of the principal amount of notes outstanding may, declare, by notice in writing to CCH (which notice, if given by the holders, shall also be delivered by the holders to the Indenture Trustee), the occurrence of an Indenture Event of Default (an “Indenture Declared Event of Default”) on and at any time after the occurrence of an Indenture Event of Default, unless holders of notes holding a greater percentage of the principal amount of notes direct the Indenture Trustee otherwise. An Indenture Event of Default also will be deemed to have occurred and been declared without such declaration or other notice upon the occurrence of an Indenture Event of Default described in clause (c)(i) above under the caption “—Indenture Events of Default.” The Indenture Trustee will deliver a copy of any notice declaring the occurrence of an Indenture Event of Default (whether initially delivered by the Indenture Trustee or holders of notes) to the Security Trustee pursuant to the CSAA.

Acceleration

In the case of an Indenture Event of Default described in clause (c)(i) under the caption “—Indenture Events of Default,” all Senior Debt Obligations under the notes will accelerate automatically and will immediately become due and payable without presentment, demand, vote or other notice or action of any kind. Upon the occurrence and Continuation of any other Indenture Declared Event of Default, the Indenture Trustee or holders of at least 33 1/3% of the principal amount of notes outstanding may declare all the notes to be due and payable immediately, by notice in writing to CCH, (which notice, if given by the holders, shall also be delivered by the holders to the Indenture Trustee) specifying the Indenture Event of Default. Upon any such declaration of acceleration, the notes shall become due and payable immediately. Such notice may be included within a notice from the Indenture Trustee or the applicable holders of the notes declaring the occurrence of such Indenture Event of Default. The Indenture Trustee will deliver a copy of any notice of acceleration of the Senior Debt Obligations under the notes (whether initially delivered by the Indenture Trustee or holders of notes) to the Security Trustee pursuant to the CSAA.

Waivers of Defaults and Acceleration

Holders of not less than a majority in aggregate principal amount of the then outstanding notes by notice to the Indenture Trustee may on behalf of the holders of all of the notes waive a Continuing Unmatured Indenture Event of Default, Continuing Indenture Event of Default or Indenture Declared Event of Default, except a Continuing Unmatured Indenture Event of Default, Continuing Indenture Event of Default or Indenture Declared Event of Default in the payment of the principal of, premium or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the holders of a majority in aggregate principal amount of the then outstanding notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Any notice delivered in respect of any such waiver or rescission shall be referred to as an “Cessation Notice.”

Upon any such waiver, such Unmatured Indenture Event of Default, Indenture Event of Default or Indenture Declared Event of Default shall cease to exist, and any Unmatured Indenture Event of Default, Indenture Event of Default or Indenture Declared Event of Default arising therefrom shall be deemed to have been cured for every purpose of the indenture.

The Indenture Trustee will deliver a copy of any Cessation Notice to the Security Trustee pursuant to the CSAA.

Noteholder Remedies

If an Indenture Declared Event of Default occurs and is Continuing, the Indenture Trustee may pursue any available remedy to collect the payment of principal, premium and interest on the notes or to enforce the performance of any provision of the Notes or the indenture.

The holders of a majority in principal amount of the outstanding notes voting as a single class will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee, subject to certain exceptions.

A holder of a note may pursue any remedy with respect to the indenture or the notes only if:

(a)	such holder has previously given the Indenture Trustee written notice that an Indenture Event of Default is Continuing;
(b)	holders of notes of at least 33 1/3% of the principal amount of notes outstanding make a written request to the Indenture Trustee to pursue the remedy;
(c)	such holder or holders have offered to the Indenture Trustee indemnity or security satisfactory to the Indenture Trustee against any loss, liability or expense;
(d)	the Indenture Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and
(e)	holders of a majority in aggregate principal amount of the then outstanding notes have not given the Indenture Trustee a direction inconsistent with such request within such 60-day period.

Such limitations shall apply except to the extent of any non-waivable rights held by a holder of notes with respect to pursuit of remedies under applicable law.

In certain circumstances more fully set forth in the indenture, holders of at least a majority of the principal amount of notes outstanding may, if holders of a greater percentage of principal amount of the outstanding notes have not objected, replace the Indenture Trustee under the indenture.

In all cases of the pursuit of a remedy or an enforcement of the performance of any provision of the indenture by the Indenture Trustee or by holders of notes if permitted under the indenture, the Indenture Trustee and each holder of notes will consent and agree under the indenture that, subject to any non-waivable rights held by a holder of notes with respect to pursuit of remedies under applicable law, any pursuit of a remedy or enforcement pursued under or pursuant to the indenture, the notes or the note guarantees shall be subject to the terms and conditions of the CSAA. See “Description of Security Documents—Common Security and Account Agreement—Enforcement of Security Interests.” The Indenture Trustee and holders of notes agree that if holders of notes meet the criteria in the indenture to pursue a remedy or enforcement of the performance of any provision of the indenture directly, they shall be deemed to be doing so on behalf of the Indenture Trustee (in its capacity as Senior Creditor Group Representative of the holders of notes under the indenture) for purposes of the CSAA and, in pursuit of such remedy or enforcement of the performance of any provision of the indenture, shall be subject to the terms and conditions of the CSAA.

Certain Intercreditor Arrangements

Intercreditor Voting in Common Security and Account Agreement

The Indenture Trustee became a party to the CSAA and the notes and the indenture are subject to the terms thereof, including Section 7.2(a) (Modifications to this Agreement), Section 7.2(b) (Modifications to Other Finance Documents), Section 7.2(c) (Release of Collateral, Security Interests or Guarantees). In all cases, Sponsor and its Affiliates will be subject to Section 7.4 (Sponsor Voting) of the CSAA. For a general overview of voting and decision-making under the CSAA, please refer to the caption “Description of Security Documents— Common Security and Account Agreement—Voting and Decision-Making.”

Notwithstanding any provision of the indenture or Section 7.2 (Modification Approval Levels) of the CSAA, the Indenture Trustee will be required, without requirement of any vote or consent by the holders of the notes with respect to any modifications, consents or waivers under any Finance Document requiring the vote of the Indenture Trustee as a Senior Creditor Group Representative (a “Covered Modification”), including, for the avoidance of doubt, those set forth in Section 7.2(a) (Modifications to this Agreement), Section 7.2(b) (Modifications to Other Finance Documents), and Section 7.2(c) (Release of Collateral, Security Interests or Guarantees) of the CSAA, to vote as follows:

(a)

for any Covered Modification at a time when no Loans or Senior Debt Commitments in connection therewith remain outstanding, the Indenture Trustee shall vote in favor of such Covered Modification so long as such Covered Modification causes the provisions of the Finance Documents that are being amended to be equally or more restrictive on CCH than the covenants in the indenture;

(b)

for any Covered Modification at a time when the Loans or Senior Debt Commitments in connection therewith then outstanding are less than 25% of the aggregate amount of Senior Debt then outstanding, the Indenture Trustee shall vote in conformity with the Term Lenders to the extent that any such Covered Modification causes the provisions of the Finance Documents that are being amended to be equally or more restrictive on CCH than the covenants in the indenture;

(c)

for any Covered Modification at a time when the Loans or Senior Debt Commitments in connection therewith then outstanding are 25% or greater of the aggregate amount of Senior Debt then outstanding, the Indenture Trustee shall vote in conformity with the Intercreditor Agent;

provided, however, that the Indenture Trustee shall vote as follows for certain modifications to the Finance Documents described below (“Fundamental Modifications”):

(i)

if any Loans or Senior Debt Commitments in connection therewith remain outstanding, the Indenture Trustee shall vote in conformity with the Term Lenders with respect to Fundamental Modifications set forth in Sections 7.2(b)(ii)(A), 7.2(b)(ii)(B), 7.2(b)(ii)(C), and 7.2(b)(ii)(D) (Modifications to Other Finance Documents) of the CSAA, or any other material modification to any Security Document, if the Fundamental Modification is not materially adverse to the holders of the notes, in each case as set forth in a certificate of an Authorized Officer of CCH, upon which the Indenture Trustee may conclusively rely and will be fully protected in so relying, unless in any such case, such Fundamental Modification applies only to the indenture;

(ii)

if any Loans or Senior Debt Commitments in connection therewith remain outstanding, the Indenture Trustee shall vote in conformity with the Term Lenders with respect to Fundamental Modifications set forth in Sections 7.2(a)(ii)(A), 7.2(a)(ii)(B), 7.2(a)(ii)(C) (Modifications to this Agreement) of the CSAA, if the Fundamental Modification contemplated thereby (i) does not result in the notes receiving payments that are less than pari passu with the Loans (other than due to timing differences in when payments are due on the notes in accordance with their terms), and (ii) does not result in a material adverse change, when considered together with all other Fundamental Modifications to any particular item specified in this clause, to (x) the priority of the waterfall of payments under Section 4.7(a)(i)- (v) (Cash Waterfall) of the CSAA of any payment of principal, interest or other amounts payable (whether by prepayment or otherwise) under the notes or (y) the then-required funding under then effective Finance Documents of the Senior Debt Service Reserve Account, in each case as set forth in a certificate of an Authorized Officer of CCH, upon which the Indenture Trustee may conclusively rely and will be fully protected in so relying;

(iii)

for any Fundamental Modifications set forth in Sections 7.2(a)(ii)(D), 7.2(a)(ii)(E), 7.1(a)(ii)(F) (Modifications to this Agreement), 7.2(b)(ii)(E) (Modifications to Other Finance Documents) or 7.2(c) (Release of Collateral, Security Interests or Guarantees) of the CSAA, the Indenture Trustee shall vote at the direction of the aggregate principal amount of the notes as described under the caption “Amendment, Supplement and Waiver.”

(iv)

for any Fundamental Modifications made at a time when no Loans or Senior Debt Commitments in connection therewith remain outstanding, the Indenture Trustee shall vote at the direction of the aggregate principal amount of the notes as set forth under the caption “Amendment, Supplement and Waiver.”

Payments of Collateral or Enforcement Proceeds

All payments by the Security Trustee of Collateral proceeds or other proceeds of enforcement will be made among Senior Creditors (including to the Indenture Trustee on behalf of the noteholders) pro rata to the respective amounts of their outstanding Senior Debt Obligations at the time of payment as set forth in Section 6.7 (Enforcement Proceeds Account) of the CSAA.

Legal Defeasance and Covenant Defeasance

CCH may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an officer’s certificate, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(a)	the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium on, such notes when such payments are due from the trust referred to below;
(b)

CCH’s obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(c)	the rights, powers, trusts, duties and immunities of the Indenture Trustee, and CCH’s and the Guarantors’ obligations in connection therewith; and
(d)	the Legal Defeasance and Covenant Defeasance provisions of the indenture.

In addition, CCH may, at its option and at any time, elect to have the obligations of CCH and the Guarantors released with respect to certain covenants (including its obligation to make Change of Control Offers and Asset Sale Offers) that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute an Unmatured Indenture Event of Default or Indenture Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “—Events of Default and Remedies” will no longer constitute an Indenture Event of Default with respect to the notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(a)

CCH must irrevocably deposit with the Indenture Trustee, in trust, for the benefit of the holders of the notes, cash in US Dollars, non-callable government securities, or a combination of cash in US Dollars and non-callable Government securities, in amounts as will be sufficient, without reinvestment, in the opinion of, or as certified by, a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium on, the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and CCH must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

(b)

in the case of Legal Defeasance, CCH has delivered to the Indenture Trustee an opinion of counsel from counsel who is reasonably acceptable to the Indenture Trustee confirming that (i) CCH has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the Notes Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)

in the case of Covenant Defeasance, CCH has delivered to the Indenture Trustee an opinion of counsel from counsel who is reasonably acceptable to the Indenture Trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)

no Unmatured Indenture Event of Default or Indenture Event of Default has occurred and is Continuing on the date of such deposit (other than an Unmatured Indenture Event of Default or Indenture Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which CCH or any Guarantor is a party or by which CCH or any Guarantor is bound;

(e)

such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which CCH or any of its Subsidiaries is a party or by which CCH or any of its Subsidiaries is bound;

(f)

CCH must deliver to the Indenture Trustee an officer’s certificate stating that the deposit was not made by CCH with the intent of preferring the holders of notes over the other creditors of CCH with the intent of defeating, hindering, delaying or defrauding creditors of CCH or others;

(g)	CCH must deliver to the Indenture Trustee an officer’s certificate stating that all conditions precedent set forth in clauses (a) through (f) of this paragraph have been complied with; and
(h)

CCH must deliver to the Indenture Trustee an opinion of counsel (which opinion of counsel may be subject to customary assumptions, qualifications and exclusions), stating that all conditions precedent set forth in clauses (b), (c) and (e) of this paragraph have been complied with; provided that the opinion of counsel with respect to clause (e) of this paragraph may be to the knowledge of such counsel.

Amendment, Supplement and Waiver

The indenture and the notes may be modified, waived or amended (and the Indenture Trustee may be authorized to agree to a consent, direction, waiver or amendment under the CSAA, except in respect of those matters requiring consent as set forth in clause (a) below) with the consent of a majority of the noteholders (excluding notes held by or on behalf of any Affiliates of CCH). For the avoidance of doubt, any modifications permitted pursuant to the provisions described under this caption shall be subject to the terms of the Section 7.2(b) (Modifications to Other Finance Documents) of the CSAA.

(a)	The following matters require the consent of each holder of each series of notes affected thereby:
(i)	reduce a noteholder voting threshold for consent in the indenture to an amendment, supplement or waiver;
(ii)	reduce the principal of or change the fixed maturity of any note;
(iii)	alter or waive any provisions or redemption payment with respect to the redemption of the notes (other than notice provisions);
(iv)	reduce the rate of or change the time for payment of interest on any note;
(v)

waive an Unmatured Indenture Event of Default or Indenture Event of Default in respect of the payment of principal of or premium, if any, or interest on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

(vi)	changes to the currency of the notes;
(vii)

make any change in the provisions of the indenture relating to waivers of past Unmatured Indenture Events of Default or the rights of holders of notes to receive payments of principal of or premium, if any, or interest on the notes; and

(viii)	making any change in the preceding list of amendment and waiver provisions.

(b)

Modifications, waivers and amendments of the indenture and any notes issued thereunder may be made without the consent of any holder of notes or any Rating Reaffirmation for certain specified purposes, as set forth in the indenture, including to:

(i)	cure any ambiguity, omission, mistake, defect or inconsistency;
(ii)	add covenants or defaults to the indenture;
(iii)	modify the restrictive legends set forth on the face of the form of any series of notes or modify the forms of certification;
(iv)

make any change that would provide any additional rights or benefits to noteholders, increase the interest rate applicable to the notes or that does not adversely affect the legal rights under the indenture of any holder of notes;

(v)

conform the text of the indenture, the Note Guarantees or the notes to any provision under this “Description of Senior Notes” to the extent that such provision was intended to be a verbatim or substantially verbatim recitation of a provision of any of the foregoing;

(vi)	add additional assets as Collateral;
(vii)	provide for uncertificated notes in addition to or in place of certificated notes;
(viii)	provide for assumption of an Obligor’s obligations by a successor pursuant to the indenture;
(ix)	release a Guarantor from its Note Guarantee and terminate such Note Guarantee in accordance with the indenture;
(x)	comply with the requirements of the SEC in order to effect or maintain the qualification of the indenture under the TIA;
(xi)	add any Note Guarantee;
(xii)	provide for the issuance of additional notes in accordance with the limitations set forth in the indenture as of the Notes Issue Date; or
(xiii)	evidence the succession of a new Indenture Trustee for any series of notes.

Any such amendment or supplement provided above under this caption “Amendment, Supplement and Waiver” that imposes any obligation upon the Indenture Trustee or adversely affects the rights of the Indenture Trustee in its individual capacity will become effective only with the consent of the Indenture Trustee.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all notes, when:

(a)	either:
(i)

all notes theretofore authenticated and delivered (except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by CCH and thereafter repaid to CCH or discharged from such trust) have been delivered to the Indenture Trustee for cancellation; or

(ii)

all such notes not theretofore delivered to the Indenture Trustee for cancellation (A) have become due and payable or (B) will become due and payable within one year or are to be called for redemption within one year under irrevocable arrangements for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of CCH, and CCH or any Guarantor has irrevocably deposited or caused to be deposited with the Indenture Trustee cash, U.S. government obligations or a combination thereof in an amount sufficient, without reinvestment, in the opinion of, or as certified by, a nationally recognized investment bank, or appraisal firm or firm of independent public accountants, to pay and discharge the entire indebtedness on the notes, not theretofore delivered to the Indenture Trustee for cancellation, for principal of, premium, if any, and interest to the stated maturity or redemption date;

(b)

no Unmatured Indenture Event of Default or Indenture Event of Default has occurred and is Continuing on the date of such deposit (other than an Unmatured Indenture Event of Default or Indenture Event of Default resulting from the borrowing of funds to be applied to such deposit);

(c)	CCH has paid or caused to be paid all other sums then due and payable under the indenture by CCH;
(d)

CCH has delivered irrevocable instructions to the Indenture Trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be; and

(e)

CCH has delivered to the Indenture Trustee an officer’s certificate and opinion of counsel to the effect that all conditions precedent under the indenture relating to the discharge of the notes have been complied with.

Governing Law

The indenture, the notes and the Note Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Indenture Trustee

If the Indenture Trustee becomes a creditor of CCH or any Guarantor, the indenture limits the right of the Indenture Trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Indenture Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the indenture) it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Indenture Trustee (if the indenture has been qualified under the TIA) or resign.

The Indenture Trustee will be appointed by CCH as registrar and a paying agent with regard to the notes. The holders of a majority in aggregate principal amount of the then outstanding notes under the indenture will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Indenture Trustee, subject to certain exceptions. The indenture provides that in case an Indenture Event of Default occurs and is Continuing, the Indenture Trustee shall exercise such of the rights and powers vested in it by the indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the Indenture Trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any noteholder, unless such noteholder has offered to the Indenture Trustee security and indemnity satisfactory to the Indenture Trustee against any loss, liability or expense. Any rights of the Indenture Trustee to seek to exercise remedies in respect of the security will be governed by the CSAA.

Book-Entry, Delivery and Form

The New Notes, like the Old Notes, will be represented by one or more permanent global notes in registered, global form without interest coupons (the “Global Notes”).

The Global Notes will be deposited upon issuance with the Indenture Trustee as custodian for The Depository Trust Company (“DTC”) in New York, New York, and registered in the name of DTC or its nominee, Cede & Co., in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to DTC, to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for New Notes in registered, certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Certificated Notes.

In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of the Euroclear System (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”)), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. CCH takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that it is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised CCH that, pursuant to procedures established by it:

(1)

upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by holders of the applicable series of outstanding Old Notes who exchange their outstanding Old Notes in this exchange offer with portions of the principal amount of the Global Notes; and

(2)

ownership of these interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some jurisdictions may require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, CCH and the Indenture Trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, neither CCH, the Indenture Trustee nor any agent of CCH or the Indenture Trustee has or will have any responsibility or liability for:

(1)

any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised CCH that its current practice, at the due date of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the Beneficial Owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Indenture Trustee or CCH. Neither CCH nor the Indenture Trustee will be liable for any delay by DTC or any of its Participants in identifying the Beneficial Owners of the notes, and CCH and the Indenture Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised CCH that it will take any action permitted to be taken by a noteholder only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither CCH nor the Indenture Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for definitive notes in registered certificated form (“Certificated Notes”) if:

(1)

DTC (a) notifies CCH that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act, and in each case CCH fails to appoint a successor depositary;

(2)

CCH, at its option, notifies the Indenture Trustee in writing that it elects to cause the issuance of Certificated Notes (DTC has advised CCH that, in such event, under its current practices, DTC would notify its Participants of CCH’s request, but will only withdraw beneficial interests from a Global Note at the request of each DTC Participant); or

(3)	there will have occurred and be continuing an Event of Default with respect to the notes.

In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Indenture Trustee a written certificate (in the form provided in the indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes.

Same Day Settlement and Payment

CCH will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note holder. CCH will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such noteholder’s registered address. The notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. CCH expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised CCH that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

DESCRIPTION OF SECURITY DOCUMENTS

The following is a summary of key security documents to which the Indenture Trustee, on its own behalf and on behalf of the noteholders, will be party. All our other providers of Senior Debt also are party to and benefit from these security documents. This section does not include all of the provisions of our key security documents, does not purport to be complete and is qualified in its entirety by reference to the provisions of the instruments and agreements described. Certain terms used and not defined in this section shall have the meanings attributed to such terms in the Glossary of Certain Finance Document Terms or the Glossary of Certain Defined Terms.

Common Security and Account Agreement

On May 22, 2018, we entered into the CSAA, which provides for, among other things: (a) the grant of a Lien on Collateral by the Project Entities to the Security Trustee for the ratable benefit of the Secured Parties as security for payment of the Senior Debt Obligations; (b) the establishment of certain accounts by CCH in respect of the Development; (c) a cash flow waterfall applicable to payments from these accounts; (d) the appointment of the Security Trustee and Account Bank by the Senior Creditors; and (e) inter-creditor arrangements between all of our Senior Creditors with respect to certain decision-making. The Indenture Trustee entered into an accession agreement pursuant to which the New Notes shall be designated as Senior Debt. In addition, the Project Entities executed a reaffirmation agreement pursuant to which they reaffirmed the Lien granted pursuant to the CSAA.

Security Interests

The Senior Debt Obligations, including such obligations under the New Notes and the indenture, are secured by a first lien security interest (subject to Permitted Liens) for the benefit of the Secured Parties (including holders of the New Notes) on personal property of such Obligor, including, without limitation, the following, except for certain excluded assets (collectively, “Collateral”):

(i)	substantially all assets of the Project Entities, including real and personal property whether owned on the issue date of the New Notes or thereafter acquired, but excluding Excluded Assets;
(ii)	all contracts, agreements and documents, including the Material Project Agreements, the Permitted Hedging Instruments and insurance policies, and all of our rights thereunder;
(iii)	all Accounts (but not Individual Senior Noteholder Secured Accounts);
(iv)	payments of cash or other property; and
(v)	all other real and personal property which is subject, from time to time, to the Security Interests or liens granted by the Finance Documents.

In addition, as discussed below under “—Holdco Pledge Agreement,” Holdco has pledged all of its ownership interests in CCH for the benefit of the Secured Parties pursuant to the Holdco Pledge Agreement.

The CSAA provides that (except as otherwise permitted under the CSAA) the release of all or a material portion of the Collateral, Security Interests or the guarantees by the CSAA Guarantors requires a direction to the Security Trustee to that effect from each Senior Creditor Group Representative representing the Senior Creditors that benefit from such relevant Collateral, Security Interest or guarantee.

The guarantees by the Guarantors are automatically released on the Discharge Date in respect of all Senior Debt Obligations and the Security Trustee is irrevocably authorized by each Secured Party to take any action requested by CCH having the effect of releasing any such guarantee to the extent necessary to permit consummation of any transaction not prohibited by any Finance Document or that has been consented to in accordance with the CSAA. In addition, if all of the limited liability company interests, limited partnership interests or general partnership interest, as applicable, of a Guarantor are sold or otherwise disposed of (including by a merger or consolidation in accordance with the CSAA), then the guarantee of such Guarantor or its successor in interest to the CSAA, if any, will be automatically discharged and released.

The Security Interests granted to the Security Trustee are also released (and may be automatically released if permitted under applicable law) upon the occurrence of certain events including, subject to certain conditions set forth in the CSAA:

(i)	termination of the CSAA;
(ii)

in respect of Project Property constituting Collateral that is sold, leased or otherwise disposed of as permitted under and pursuant to the terms of each then-effective Senior Debt Instrument and other Finance Documents, provided that the proceeds of such sale, lease or disposition, as applicable, are applied in accordance with the Finance Documents;

(iii)	upon any Project Property becoming Excluded Assets;
(iv)

at any time a Disbursement Account is closed as permitted by the CSAA, provided that no cash, Financial Assets (as defined in the UCC) or other property or investments remain on deposit or credited to such Disbursement Account at such time;

(v)

in respect of all cash, Financial Assets or other property credited to or held in any Senior Note Disbursement Account, investments made with or arising out of such funds and all proceeds of the foregoing, if any conditions to the disbursement of such cash, Financial Assets or other property to CCH have not been either satisfied or waived and such cash, Financial Assets or other property are required, by the terms of the relevant Senior Debt Instrument, to be returned to the relevant Senior Noteholders, upon such return;

(vi)	in respect of proceeds of third-party liability insurance permitted to be paid to third parties or proceeds of builder’s risk insurance or marine cargo permitted to be paid directly to Bechtel; and
(vii)	where directed by Requisite Secured Parties pursuant to the CSAA.

Project Accounts

CCH must maintain the accounts listed below (the “Accounts”) in U.S. dollars with the Account Bank. All of the Accounts are currently maintained in New York. The Accounts (except for Individual Senior Noteholder Secured Accounts) are pledged to the Security Trustee for the benefit of the Secured Parties, including the holders of the New Notes. The following is a list of the Accounts through which the proceeds of the notes and the revenues of the Development will flow:

•	Loan Facility Disbursement Account(s);
•	Senior Note Disbursement Account(s);
•	Equity Proceeds Account;
•	Construction Account;
•	Revenue Account;
•	Operating Account;
•	Senior Debt Service Reserve Account;
•	Expansion Account(s) (if any);
•	Insurance/Condemnation Proceeds Account;
•	Mandatory Prepayment Senior Notes Account;
•	Additional Proceeds Prepayment Account; and
•	Permitted Finance Costs Reserve Account.

CCH may also maintain certain Excluded Accounts, including EPC Escrow Accounts, which are not subject to the terms and conditions described above and do not constitute “Accounts” for purposes of the CSAA.

Account with Third Party Account Bank

CCH may from time to time establish and maintain a segregated, secured account, which will be an “Account” for purposes of the CSAA for purposes of investing funds in such Account in Authorized Investments (the “Third Party Investment Account”), with any financial institution that is reasonably acceptable to the Account Bank (the “Third Party Account Bank”); provided that, prior to the deposit or transfer of any funds into such Third Party Investment Account, (i) the Third Party Account Bank shall enter into an account control agreement pursuant to which the Security Trustee shall have sole control of the Third Party Investment Account, (ii) the Account Bank shall be designated as an authorized representative of CCH permitted to execute transactions and make withdrawals and transfers of funds in respect of such Third Party Investment Account and (iii) the Third Party Investment Account may be interest bearing.

Pre-Completion Cash Flows

Loan Facility Disbursement Account(s)

Disbursements of Loans are deposited into one or more Loan Facility Disbursement Accounts, provided that:

(a)

The Initial Senior Debt must be disbursed directly into the Construction Account, except for (A) disbursements for the purpose of (x) paying interest and commitment fees during the Availability Period (which shall be disbursed by the Term Loan Facility Agent to the Term Lenders in accordance with the Term Loan Facility), (y) paying financing costs (including closing costs, upfront fees, original issue discount and other fees and expenses, commissions and discounts payable) to Facility Lenders, purchasers or underwriters of Senior Notes in each case in connection with the incurrence of Senior Debt and (z) mobilization payments under the EPC Contract (T3) and (B) disbursements used to fund the Senior Debt Service Reserve Account;

(b)

any Senior Debt may be disbursed directly into the Construction Account (and used to pay Project Costs) or used directly to pay Permitted Development Expenditures or for other purposes as are permitted in the Senior Debt Instrument for such Senior Debt (including by transferring amounts of Senior Debt to another Account, such as the Operating Account, prior to application of the Senior Debt to the purpose for which it is permitted to be applied if such Account is generally used by the Securing Parties to pay such amounts);

(c)

Senior Debt drawn for the purpose of ensuring CCH has a 75:25 Senior Debt/Equity Ratio at the Project Completion Date as required by the Common Terms Agreement may be applied directly for such purpose;

(d)

Working Capital Debt may be applied directly for the purposes for which it was incurred (including by transferring amounts of Senior Debt to another Account, such as the Operating Account, prior to application of the Senior Debt to the purpose for which it is permitted to be applied if such Account is generally used by the Securing Parties to pay such amounts); and

(e)

any disbursements of Replacement Senior Debt may be applied, in each case as permitted by each Senior Debt Instrument then in effect, directly to repay the Senior Debt that such Replacement Senior Debt is replacing and for other purposes for which such Replacement Senior Debt is permitted to be used under the Finance Documents.

CCH may close the Loan Facility Disbursement Accounts following the expiry of the Availability Period of any Senior Debt Commitments that are to be disbursed therein, provided that any cash or other property or investments credited to or on deposit therein have been transferred to the Construction Accounts (prior to the Project Completion Date) or to the Senior Debt Service Reserve Account and/or the Revenue Account (after the Project Completion Date).

Senior Note Disbursement Account(s)

CCH will establish one or more Senior Note Disbursement Accounts. Disbursements of Senior Debt in connection with an issuance of Senior Notes under an Indenture will be made into such Senior Note Disbursement Account(s), subject to the same rules applicable to disbursements of Loans into the Loan Facility Disbursement Accounts, except that: (i) CCH may hold the proceeds of Replacement Senior Debt incurred pursuant to an issuance of Senior Notes under an Indenture in a Senior Note Disbursement Account in escrow for up to 30 days for the purpose of effecting the Senior Debt refinancing, during which CCH has a limited right to deposit cash or Authorized Investments into the Senior Note Disbursement Account to pay certain fees, expenses and interest related to the Senior Notes issuance and escrow arrangement; and (ii) any such Senior Note Disbursement Account will be subject to a Lien solely for the benefit of the Senior Noteholders that purchase such Senior Notes (subject to additional restrictions that apply during any escrow period). The escrowed proceeds shall be used only to effect a disbursement of Replacement Senior Debt and repay existing Senior Debt or to repay the relevant Senior Noteholders at the end of escrow period.

Mandatory Prepayment Senior Notes Account(s)

CCH may establish a segregated account or accounts, if required to do so by an Indenture, to be secured solely for the benefit of Senior Noteholders and into which the Senior Noteholders’ pro rata share of a mandatory prepayment may be deposited instead of being paid to the relevant Senior Noteholders. These deposits must be retained in the applicable Mandatory Prepayment Senior Notes Account during the pendency of the relevant mandatory redemption offers or as otherwise required for prepayment with respect to the applicable Senior Notes under the terms of any applicable Indenture. Only the Senior Noteholders of the applicable Senior Debt Obligation secured by a Mandatory Prepayment Senior Notes Account may direct the Security Trustee to act upon such Mandatory Prepayment Senior Notes Account.

Equity Proceeds Account

Prior to the Project Completion Date, Equity Funding, all other Cash Flow and all other income, revenues and proceeds received by or on behalf of the Obligors and not required to be deposited into another Account must be deposited in the Equity Proceeds Account, except that Equity Funding, Business Interruption Insurance Proceeds and Delay Liquidated Damages may be deposited directly into the Construction Account. Amounts in the Equity Proceeds Account may also be transferred to the Construction Account or may be used to make Restricted Payments (including Non-Base Case Restricted Payments) if the conditions for Restricted Payments under the Common Terms Agreement and any comparable provision in any Senior Debt Instrument then in effect are satisfied. See “—Description of Other Indebtedness—Common Terms Agreement—Certain Other Covenants—Restricted Payments.”

Construction Account

The Construction Account has been funded with the drawn proceeds of the Initial Senior Debt. CCH may deposit Equity Funding and Senior Debt proceeds directly into the Construction Account, or transfer such funds from the Equity Proceeds Account or a Disbursement Account, as applicable. CCH may deposit Business Interruption Insurance Proceeds and Delay Liquidated Damages directly into the Construction Account.

Prior to the Project Completion Date, CCH will use funds in the Construction Account for Project Costs, including Operation and Maintenance Expenses constituting Project Costs. CCH may pay Operation and Maintenance Expenses either directly or by transferring such funds to the Operating Account.

Operating Account

Prior to the Project Completion Date, CCH must fund the Operating Account from the Construction Account.

Cash Waterfall at Completion

Equity Proceeds Account

On the Project Completion Date, CCH will transfer funds held on deposit in the Equity Proceeds Account to the Construction Account.

Construction Account

On the Project Completion Date, after leaving sufficient funds in the Construction Account to cover the Permitted Completion Amount, CCH will transfer funds remaining in the Construction Account to the Senior Debt Service Reserve Account, and CCH will transfer any funds remaining after the Senior Debt Service Reserve Account is fully funded up to the then-applicable Reserve Amount to the Revenue Account.

Post-Completion Cash Waterfall

Revenue Account

Following the Project Completion Date, all income, revenues and proceeds received by or on behalf of the Obligors and not required to be deposited into another Account must be paid into the Revenue Account.

Unless a Declared Event of Default has occurred and is Continuing, CCH may request or instruct the Account Bank, at the following times, to withdraw funds from the Revenue Account and, where contemplated below, the Senior Debt Service Reserve Account, and shall procure that such funds be applied in the following order of priority and solely for the following purposes:

(a)

first, from time to time, to transfer to the Operating Account for the payment of Operation and Maintenance Expenses: (A) the sum of (1) all Operation and Maintenance Expenses then due and unpaid, if any, and (2) Operation and Maintenance Expenses reasonably estimated at the time of such transfer by CCH to become due and payable in accordance with CCH’s regular payment procedures within the next 60 days less (B) any funds in respect of such Operation and Maintenance Expenses that are on deposit in the Operating Account (including its sub-accounts) and available for the payment of Operation and Maintenance Expenses;

(b)	second, from time to time, for Secured Party Fees then due and payable to the Secured Parties pursuant to any Finance Document;
(c)

third, on a payment date, for payments of Senior Debt Obligations then due and payable (other than Senior Debt Obligations expressly payable at a higher or lower level of this cash waterfall on a pro rata basis to all Senior Creditors entitled thereto (to the extent not funded from funds available in a Disbursement Account or by “book entry” under a Loan Facility Agreement));

(d)	fourth, from time to time, for Permitted Finance Costs then due and payable;
(e)

fifth, on any payment date following the date that is six months after the Project Completion Date and on any date on which a Restricted Payment is made, to satisfy any Senior Debt Reserve Shortfall by making a transfer to the Senior Debt Service Reserve Account;

(f)

sixth, on a payment date, for any mandatory prepayments under any Senior Debt Instrument not payable out of a specific Account that are then due and payable, other than mandatory prepayments in respect of CCH’s failure to meet the conditions to Restricted Payments under our Common Terms Agreement for four consecutive quarters as described in clause (g) under the caption “Description of Other Indebtedness—Common Terms Agreement—Repayment and Prepayment—Mandatory Prepayment;”

(g)	seventh, from time to time for any Permitted Payment;
(h)

eighth, from time to time, to make voluntary prepayments of Loans or voluntary redemptions of any Senior Notes, including Permitted Hedging Liabilities associated with such prepayments in each case in accordance with the Senior Debt Instruments then in effect; and

(i)

ninth, to make other payments as and when permitted by the Finance Documents (including deposited into the Equity Proceeds Account or the Expansion Equity Proceeds Account or for Restricted Payments) if the conditions for Restricted Payments under each Senior Debt Instrument are satisfied and to make certain mandatory prepayments in respect of CCH’s failure to meet the conditions to Restricted Payments under our Common Terms Agreement for four consecutive quarters.

However, for so long as any Loans under the Term Loan Facility are outstanding:

(a)	CCH may pay Permitted Finance Costs pursuant to the fourth level of the cash waterfall above only on a CTA Payment Date;
(b)	CCH shall make Permitted Payments pursuant to the seventh level of the cash waterfall only on a CTA Payment Date; and
(c)

CCH shall make any voluntary prepayment of Loans or voluntary redemption of any Senior Notes, and payment of related Senior Debt Obligations, pursuant to the eighth level of the cash waterfall only on a CTA Payment Date (except for voluntary prepayments or redemptions made with proceeds of Replacement Senior Debt, which are not subject to this timing requirement).

Construction Account

Following the Project Completion Date, CCH may use the funds in the Construction Account for Permitted Completion Costs. Equity Funding permitted to be used for Permitted Development Expenditures will be deposited into the Construction Account or any Expansion Construction Account for application towards Permitted Development Expenditures or used directly to pay for Permitted Development Expenditures.

The Construction Account may (but need not) be closed at the determination of CCH after all Permitted Completion Costs have been paid and all funds therein have been transferred first to the Senior Debt Service Reserve Account until fully funded up to the Reserve Amount and second to the Revenue Account. If the Construction Account is closed, CCH may afterwards re-establish an account that is designated as the Construction Account for expenditures if required.

Operating Account

After the Project Completion Date, in accordance with the post-completion cash waterfall, CCH will transfer funds from the Revenue Account into the Operating Account. We must use the Operating Account to pay Operation and Maintenance Expenses of the Project Entities that are due in a manner consistent with the obligations of the Project Entities under the Finance Documents then in effect. In addition, Senior Debt proceeds that are permitted to be used to pay Operation and Maintenance Expenses under the terms of the applicable Senior Debt Instrument may be funded directly, or from a Disbursement Account, into the Operating Account.

Senior Debt Service Reserve Account

Within six months following the Project Completion Date, CCH must cause the Senior Debt Service Reserve Account to be funded up to the then-applicable Reserve Amount, from: (i) funds in the Construction Account; (ii) Facility Debt Commitments drawn for the purpose of maintaining a Senior Debt/Equity Ratio of 75:25 as of the Project Completion Date; (iii) other cash flows in accordance with the applicable cash waterfall; and/or (iv) Equity Funding.

On any payment date following the date that is six months after the Project Completion Date, to the extent that the balance of the Senior Debt Service Reserve Account (including Acceptable Debt Service Reserve LCs related to the account) is less than the then-applicable Reserve Amount, the Project Entities must transfer from the Revenue Account to the Senior Debt Service Reserve Account an amount equal to such Senior Debt Reserve Shortfall in accordance with the fifth level of priority in the post-completion cash waterfall. If the balance of the Revenue Account is insufficient to make the full amount of such Senior Debt Reserve Shortfall payment, it will not in itself constitute an Event of Default. However, CCH must give the Security Trustee and the Intercreditor Agent prompt notice if less than 100% of the then-applicable Reserve Amount has been deposited in the Senior Debt Service Reserve Account on or prior to the applicable date.

The Senior Debt Service Reserve Account will be used to pay Senior Debt Obligations that are due if funds in the Revenue Account are insufficient to meet such Senior Debt Obligations.

Funds in the Senior Debt Service Reserve Account in excess of the Reserve Amount may be transferred to the Revenue Account. Funds in the Senior Debt Service Reserve Account may be replaced by an Acceptable Debt Service Reserve LC.

Equity Proceeds Account

Following the Project Completion Date, CCH may deposit Equity Funding not otherwise committed to other expenditures for the Development into the Equity Proceeds Account for transfer into the Construction Account, an Expansion Equity Proceeds Account or Expansion Construction Account for application towards Permitted Development Expenditures or otherwise in connection with the Development.

EPC Escrow Account

After the Project Completion Date, CCH must transfer any amount remaining on deposit in any escrow account relating to the Applicable EPC Contracts to the Additional Proceeds Prepayment Account to make mandatory prepayments if required pursuant to the Common Terms Agreement, or otherwise to the Revenue Account.

Accounts that may be Established Upon Certain Events

Insurance/Condemnation Proceeds Account

Insurance Proceeds, Condemnation Proceeds and Performance Liquidated Damages received by any Obligor must be deposited in the Insurance/Condemnation Proceeds Account. In addition, Net Cash Proceeds (other than proceeds from asset sales permitted under the Senior Debt Instruments) must be deposited into the Insurance/Condemnation Proceeds Account, and may be transferred to the Additional Proceeds Prepayment Account if required under the CSAA.

Insurance Proceeds and Condemnation Proceeds received by any Obligor shall be applied as follows:

(a)	sums paid to settle any third-party liability shall be paid to the Person who incurred the liability (or to the insured party if such party previously paid the claim);
(b)	Business Interruption Insurance Proceeds will be deposited in the Revenue Account and applied in accordance with the post-completion cash waterfall;
(c)

all other Insurance Proceeds and Condemnation Proceeds shall be deposited in the Insurance/ Condemnation Proceeds Account; provided that for the period prior to the Project Completion Date, the first $10 million in Insurance Proceeds under the builder’s risk insurance policy or marine cargo policy shall be paid directly to Bechtel;

(d)

all Insurance Proceeds and Condemnation Proceeds deposited in the Insurance/Condemnation Proceeds Account shall be transferred to the Revenue Account and applied in accordance with the post-completion cash waterfall, provided that if the aggregate amount of the Insurance Proceeds or Condemnation Proceeds for a single loss or a related series of losses:

(i)

is less than $75 million, such proceeds shall be transferred from the Insurance/Condemnation Proceeds Account, directly for use to repair or replace the relevant Project Property (or to reimburse amounts paid by Sponsor or a parent of CCH for the purpose of such repair or replacement) unless CCH certifies the failure to repair or replace such Project Property will not reduce the annual production capacity or the Project Facilities’ performance so that CCH would be unable to meet its obligations under the then-outstanding Senior Debt (in which case such proceeds are transferred to the Revenue Account);

(ii)	exceeds $75 million but is less than $500 million, the proceeds shall be applied in accordance with clause (e) below; and
(iii)	exceeds $500 million, then proceeds shall be applied in accordance with clause (f) below; provided that:
(A)

the provisions of clause (g) below (and not clause (f) below) shall apply in the event of a Catastrophic Casualty Event resulting in a mandatory prepayment offer of the Senior Notes, to the extent an Indenture providing for such a prepayment is then outstanding; and

(B)

if no Loans are outstanding at the time, then clause (e) below (and not clause (f) below) shall apply in respect of Insurance Proceeds or Condemnation Proceeds that exceed in the aggregate $500 million in the case where the event giving rise to such proceeds is not a Catastrophic Casualty Event resulting in a mandatory prepayment offer of the Senior Notes;

(e)	proceeds required to be applied in accordance with this clause (e) shall be:
(i)

transferred from the Insurance/Condemnation Proceeds Account directly to repair or replace the relevant Project Facilities (or to reimburse amounts paid by Sponsor or a parent of CCH for the purpose of such repair or replacement) upon receipt by the Security Trustee of (A) certification by CCH including: (1) that such transferred proceeds shall be used to repair or replace the relevant Project Facilities, (2) that such repair or replacement is expected to maintain the annual production capacity and performance of the Corpus Christi Terminal Facility in all material respects, (3) the affected Obligor has sufficient funds available to repair or replace the relevant Project Facilities to carry out all its obligations under this sub-clause (A) and to pay all Operation and Maintenance Expenses, Senior Debt Obligations and any other expenditure that is due or reasonably likely to be due during the period of repair and replacement, (4) such repair or replacement shall be completed within 180 days, or 270 days under certain circumstances, and (5) any Permits necessary for the repair or replacement have been obtained and are in full force and effect or are expected to be obtained in the ordinary course, and (B) certification by the Independent Engineer concurring with the certification by CCH referenced in the foregoing sub-clause (2); and

(ii)

in the event of failure by CCH or the Independent Engineer to make any of the foregoing certifications or concurrences within 90 days after the deposit in the Insurance/Condemnation Proceeds Account of the relevant Insurance Proceeds or Condemnation Proceeds, or to the extent such proceeds exceed $75 million after completion of a restoration taken in compliance with subclause (i) above, applied (A) in accordance with the provisions set forth in the Common Terms Agreement, (B) to pay the portion of such amount equal to the pro rata share of the Senior Debt held by Senior Noteholders as specified in the applicable Indenture and (C) with respect to paying all remaining proceeds, to the Revenue Account. For the avoidance of doubt, the Senior Noteholders (if any) shall have no right to waive or alter the foregoing prepayment obligation other than in respect sub-clause (B) above;

(f)

(i)

For so long as the Loans are outstanding, on or before 90 days following the receipt of the Insurance/Condemnation Proceeds required to be applied in accordance with this clause (f), CCH shall deliver to the Security Trustee and Intercreditor Agent the certification described in sub-clause (e)(i)(A) above and a plan for the application of such proceeds and other funds available to the affected Obligor for the repair or replacement of the relevant Project Facilities. CCH shall include in such plan a detailed schedule, estimated costs, list of material contracts required, detailed account of sources of funds, scheduled completion date, and a schedule showing the source of funds for each Senior Debt Obligation payable through such scheduled completion date.

(ii)

As soon as reasonably practicable, but in any event within 60 days following receipt of such plan, if the Security Trustee (based on instruction from the Intercreditor Agent) notifies CCH that the Requisite Intercreditor Parties conclude in their reasonable judgment (taking into account the advice, if any, of the Independent Engineer) that, in light of the nature of the loss, the reasonableness of the plan and the amount of Senior Debt Obligations then outstanding:

(A)	it is reasonably unlikely that, after implementation of CCH’s plan and any ramp up or similar period, CCH shall be able to meet its Senior Debt Obligations; or
(B)

it is reasonably likely that, after implementation of CCH’s plan and any ramp up or similar period, a Material Adverse Effect shall occur, then CCH shall apply such proceeds on a pro rata basis (I) in accordance with the Common Terms Agreement to prepay the Senior Debt held by the Facility Lenders pro rata based on the respective outstanding principal amounts thereof on the respective payment dates for payments of principal for such Senior Debt immediately succeeding such 60-day period, (II) to pay the portion of such amount equal to the pro rata share of the Senior Debt held by Senior Noteholders as specified in the applicable Indenture and (III) with respect to all remaining proceeds, to the Revenue Account. For the avoidance of doubt, the Senior Noteholders (if any) shall have no right to waive or alter the foregoing prepayment obligation other than in respect of amounts due to such Senior Noteholders under sub-clause (II) above.

(g)

Notwithstanding the foregoing provisions, in the event of a Catastrophic Casualty Event resulting in a mandatory prepayment offer of the Senior Notes in accordance with the terms of the applicable Indenture, CCH shall make a pro rata mandatory prepayment of the Loans in an amount equal to the amount proportionate to the principal amount of Senior Notes outstanding that is being prepaid.

(h)

None of the foregoing shall preclude CCH from using equity to commence repairs or to replace property subject to such loss prior to receipt of Insurance Proceeds or Condemnation Proceeds. In such circumstances, nothing shall prevent the Obligors from applying the Insurance Proceeds or Condemnation Proceeds received and that are not required for the repair and replacement of property to reimburse documented amounts contributed to or paid on behalf of the affected Obligor by the Sponsor or a parent company of CCH for purposes of commencing any such repair or replacement to the extent that such Insurance Proceeds or Condemnation Proceeds could have been applied toward the repair and replacement directly, provided, however that reimbursement shall not be permitted to the extent that Insurance Proceeds and Condemnation Proceeds were insufficient for repair or replacement and such equity was certified as necessary to undertake such repair or replacement.

(i)

No later than 45 days following the end of each calendar quarter following the commencement of any repair or replacement carried out in connection with a loss for which Insurance Proceeds or Condemnation Proceeds exceed $75 million, CCH shall deliver to the Security Trustee, the Intercreditor Agent and the Independent Engineer a summary of the construction activities required in connection with any repair or replacement of the affected Project Facilities carried out during such calendar quarter, including descriptions of physical progress and incremental and cumulative expenditures, a description of and plan to remedy any material variations of the foregoing from the plan, current estimates of expenditures for the next quarter and completion date, and any material developments relating to the relevant repair or replacement.

(j)

Any insurance proceeds that are not required to be used for the repair and replacement of the affected Project Property (or to reimburse therefor) or that are not required for the mandatory prepayment of any Senior Debt Obligations (including by transfer of the amount of the Pro Rata Payment to prepay Senior Debt held by Senior Creditors other than the Facility Lenders that would otherwise have been made as a prepayment to such Senior Creditors to a Mandatory Prepayment Senior Notes Account) shall be transferred to the Revenue Account and applied in accordance with the post-completion cash waterfall.

Additional Proceeds Prepayment Account

Performance Liquidated Damages that are not used to (i) complete, repair, refurbish or improve the Project Facilities in respect of which the Performance Liquidated Damages were paid or other Project Facilities under construction related to the Corpus Christi Terminal Facility or the Corpus Christi Pipeline; or (ii) repay or reimburse providers of Equity Funding to the extent such Equity Funding was used to complete, repair, refurbish or improve the Project Facilities in respect of which the Performance Liquidated Damages were paid or other Project Facilities under construction related to the Corpus Christi Terminal Facility or the Corpus Christi Pipeline; must be transferred from the Insurance/Condemnation Proceeds Account to the Additional Proceeds Prepayment Account to make a mandatory prepayment pursuant to any Senior Debt Instrument.

Net Cash Proceeds (other than proceeds placed in the Revenue Account from asset sales permitted under the Senior Debt Instruments) must be transferred from the Insurance/Condemnation Proceeds Account to the Additional Proceeds Prepayment Account when such proceeds are required to be used to make mandatory prepayments pursuant to the Common Terms Agreement.

Amounts from any escrow account established under the Applicable EPC Contracts must be transferred to the Additional Proceeds Prepayment Account when required to be used to make a mandatory prepayment in accordance with the applicable provisions of the Common Terms Agreement. Any amount remaining on deposit in the Additional Proceeds Prepayment Account in excess of a required mandatory prepayment may be transferred to the Revenue Account.

Expansion Accounts

The Project Entities may establish Expansion Disbursement Accounts, Expansion Equity Proceeds Accounts and Expansion Construction Accounts as follows:

(a)

We may deposit Equity Funding (which would be in addition to any Equity Funding contemplated in the Base Case Forecast for any Train then under construction) into an Expansion Equity Proceeds Account or an Expansion Construction Account to fund (directly or through a transfer from the Expansion Equity Proceeds Account to the Expansion Construction Account): (A) front-end engineering, development and design work, early works or pre-construction activities; (B) preparation and submission for Permits related to any such expansion; or (C) Permitted Development Expenditures.

(b)

When permitted under the Senior Debt Instruments, CCH may deposit Equity Funding that is in addition to the Equity Funding contemplated in the Base Case Forecast in connection with the development of the first three Trains into an Expansion Equity Proceeds Account or an Expansion Construction Account (directly or through a transfer from the Expansion Equity Proceeds Account to the Expansion Construction Account) to fund an Expansion.

(c)

Upon the incurrence of any Expansion Senior Debt, CCH may deposit such Expansion Senior Debt into an Expansion Disbursement Account for transfer into an Expansion Construction Account to fund an Expansion.

(d)

After completion of an Expansion, CCH shall transfer funds from the Expansion Construction Account to the Revenue Account in a manner similar to such transfer in relation to the construction of the initial Project Facilities.

(e)

Deposits and withdrawals of funds from the Expansion Disbursement Accounts, Expansion Equity Proceeds Accounts and Expansion Construction Accounts with respect to the Expansion shall be made consistent with the terms set forth in the CSAA for deposits and withdrawals of funds for Disbursement Accounts, Equity Proceeds Accounts and Construction Accounts, respectively, with appropriate changes to reflect the terms of the Expansion.

Voting and Decision-Making

All action by the Senior Creditors (acting through their respective Senior Creditor Group Representatives) shall be taken on a “block voting” basis whereby each Senior Creditor Group Representative shall, with respect to the matters on which it has the right to vote, act as a unanimous block in respect of all of the outstanding principal amount of the Senior Debt held by the Senior Creditors it represents (and, except with respect to the exercise of remedies or where acceleration or deemed acceleration has occurred with respect to such Senior Debt, the aggregate principal amount of Senior Debt Commitments).

Subject to the terms of any Indenture, all Senior Noteholders shall act as one Senior Creditor Group and shall be represented by the Indenture Trustee acting as the Senior Creditor Group Representative; provided that Senior Noteholders who have the benefit of a Security Interest in an Individual Senior Noteholder Secured Account shall not be entitled to vote in relation to any Decision to the extent of any amounts standing to the credit of that Individual Senior Noteholder Secured Account (other than in respect of any Decision or Security Enforcement Action relating to such Individual Senior Noteholder Secured Account).

Voting and Decision-Making by Hedging Banks

Any Senior Creditor Group Representative representing a Hedging Bank (in its capacity as Senior Creditor Group Representative of such Hedging Bank) shall not be entitled to vote on or consent to decisions on any matter under the CSAA or any other Finance Document or to instruct the Security Trustee except (i) with respect to Modifications of its respective Permitted Senior Debt Hedging Instruments; (ii) with respect to Modifications of certain enumerated provisions of the CSAA and the Intercreditor Agreement that deal specifically with Hedging Banks; and (iii) with respect to a Modification to any Finance Document (other than its Permitted Senior Debt Hedging Instrument) in a manner that would impact the rights of such Hedging Bank in a manner materially and adversely different from the impact on any other Secured Party.

In addition, following the date on which any Senior Debt Obligations are accelerated in accordance with the Finance Documents, no Modification shall be made to any Finance Document in a manner that would impact the rights of a Hedging Bank in a manner materially and adversely different from the impact on any other Secured Party without the written consent of such Hedging Bank.

Where permitted to vote, to consent or to instruct, the rights of any Senior Creditor Group Representative representing Hedging Banks shall be determined by reference to the net positive Hedging Termination Amount due and unpaid from the relevant Obligor to such Hedging Banks at such time as calculated pursuant to the Permitted Hedging Instruments.

Voting and Decision-Making by Cheniere and its Affiliates

Cheniere and its Affiliates shall have no right to consent (or not consent), otherwise act or direct or require the Intercreditor Agent or any Senior Creditor Group Representative to take (or refrain from taking) any action, and all Senior Debt held by Cheniere and its Affiliates shall be deemed to be not outstanding for all purposes of calculating whether a required voting threshold has been met, except that no Modification of any Senior Debt Instrument shall, without the consent of Cheniere or the applicable Affiliate (to the extent they hold any Senior Debt under such Senior Debt Instrument), (i) deprive Cheniere or the applicable Affiliate of its pro rata share of any payment to which all Senior Creditors of the applicable Senior Debt are entitled, (ii) affect Cheniere or the applicable Affiliate (solely in their capacity as holders of such Senior Debt) in a manner that is disproportionate to the effect on any Senior Creditor of the applicable Senior Debt or (iii) change the provision of the CSAA that governs voting by Cheniere.

Modification Approval Levels

Decisions of the Intercreditor Agent or of a Majority in Interest of the Senior Creditors

Except as provided under “Modification Approval Levels—Unanimous Decisions,” modifications to the CSAA may be made by the Security Trustee with the prior consent of: (i) as long as the Common Terms Agreement is in effect, the Intercreditor Agent based on approval received pursuant to the terms of the Intercreditor Agreement; and (ii) otherwise, Senior Creditor Group Representatives representing a Majority in Interest of the Senior Creditors.

The Intercreditor Agreement provides that, in order to make decisions (other than certain administrative decisions) pursuant to the Intercreditor Agreement, the Intercreditor Agent must receive the prior authorization of a requisite threshold of the Facility Agents and, for certain decisions, Hedging Banks (such threshold varying depending on the nature of the decision).

Unanimous Decisions

The following Modifications to the CSAA may not be made without the consent of each Senior Creditor Group Representative (subject to the discussion of Hedging Banks in “—Voting and Decision-Making” above) that is then party to the CSAA, including the Indenture Trustee on behalf of the noteholders:

(a)	modifying the ranking of Senior Debt Obligations;
(b)	modifying any pro rata payment or repayment requirements (not including waiver of the right to receive a pro rata payment or repayment);
(c)	modifying the order of payments in the cash waterfalls provided for in the CSAA, including the order of payments in respect of any Enforcement Proceeds Account established by the Security Trustee;
(d)

modifying this list of lender actions in any way adverse to any Senior Creditor Group or modifying any other term of the CSAA that expressly requires the consent or agreement of all Senior Creditor Group Representatives;

(e)	modifying the definition of “Majority in Interest of the Senior Creditors”, “Initiating Percentage” or “Security Enforcement Action Representative” as used in the CSAA; and
(f)	modifying any other thresholds for voting among Senior Creditor Groups in the CSAA in any way adverse to any Senior Creditor Group.

In addition, the Security Trustee and each Senior Creditor Group Representative may not (and no member of the Senior Creditor Group represented by such Senior Creditor Group Representative may) agree to any Modification of any Finance Document to which such Person is a party, that has any of the following effects, without the prior consent of all Senior Creditor Group Representatives:

(a)	any shortening of the stated maturity of the Senior Debt outstanding under any Senior Debt Instrument or Permitted Senior Debt Hedging Instrument;
(b)	any increase in the stated rate of interest payable on the Senior Debt Obligations outstanding under any Senior Debt Instrument or Permitted Senior Debt Hedging Instrument;
(c)	any shortening of the time for payment of interest due on any Senior Debt;
(d)	modifying the currency of any Senior Debt; and
(e)

modifying the list of lender actions set out in this paragraph in any way adverse to any Senior Creditor Group; provided that acceptance of any prepayment required or permitted by any Senior Debt Instrument or Permitted Senior Debt Hedging Instrument shall not be considered a Modification for purposes of (a) and (c) above; and provided, further, that the agreement of any Indenture Trustee with respect to items (a)‑(c) above shall not be required where such change will not result in an Indenture Projected Fixed DSCR calculated pursuant to the indenture on a pro forma basis taking into account such change of less than 1.55: 1.00 or, if lower, an Indenture Projected Fixed DSCR of less than the Indenture Projected Fixed DSCR calculated pursuant to the indenture on a pro forma basis made for such purpose within 30 days prior to such change.

Except as provided in the CSAA, the Security Trustee shall not release or surrender all or any material portion of the Collateral, Security Interests or the guarantees by the CSAA Guarantors, or agree to the termination of any Security Document or Direct Agreement or the modification of any Security Document or Direct Agreement that has the effect of releasing or surrendering all or any material portion of the Collateral, Security Interests or the guarantees by the CSAA Guarantors or modifying the priority of the Security Interests except upon receipt of a direction to that effect from each Senior Creditor Group Representative representing those Senior Creditors that benefit from such relevant Collateral, Security Interest or guarantee.

Approval by Certain Senior Creditor Groups

Subject to the terms of the Intercreditor Agreement with respect to Loans and Permitted Senior Debt Hedging Instruments, each Senior Creditor Group may agree to a Modification under or to its own Senior Debt Instruments in accordance with the terms of such Senior Debt Instruments (unless such Modification requires the consent of each Senior Creditor Group Representative, as provided above).

Enforcement of Security Interests

Initiation of Security Enforcement Action

Any Senior Creditor Group Representative, or the Intercreditor Agent on behalf of any Senior Creditor Group Representative (subject to the provisions described under the caption “—Voting and Decision-Making— Voting and Decision-Making by Hedging Banks” above) who represents a Senior Creditor Group that previously has declared an Event of Default under its Senior Debt Instrument that is Continuing, may deliver to the Security Trustee a written request to initiate a Security Enforcement Action (a “Security Enforcement Action Initiation Request”).

Except as provided in the following paragraph, the Security Trustee will be authorized to initiate the requested Security Enforcement Action only if and when it has received Security Enforcement Action Initiation Requests from Senior Creditor Group Representative(s) representing at such time an Initiating Percentage of the Senior Debt Obligations.

However, if any one or more of the Security Enforcement Action Initiation Requests received by the Security Trustee pursuant to and in compliance with the CSAA states that the Declared Event(s) of Default under the relevant Senior Debt Instrument(s) have included a Bankruptcy Default or its equivalent under any other Senior Debt Instrument, then such Security Enforcement Action Initiation Request(s) will be sufficient (regardless of whether or not the Senior Creditor Group Representatives giving such directions represent an Initiating Percentage of the Senior Debt Obligations) to require the Security Trustee to take the directed Security Enforcement Action.

Other than pursuant to Security Enforcement Action properly taken in accordance with the CSAA or to the extent required to be permitted under non-waivable Government Rules, no Secured Party shall have the right to commence any proceeding, judicial or otherwise, to enforce any judgment obtained by it in respect of the Senior Debt Obligations or otherwise under the Finance Documents against any of the Obligors or Holdco or their Affiliates or their assets or properties or to enforce any provision of the CSAA, any other Finance Document or the Security Interests created under or pursuant to any such document, it being understood and intended that no Secured Party shall have any rights in any manner whatsoever to affect, disturb or prejudice the Security Interests created under the Security Documents or the rights of any of the other Secured Parties, or to obtain or seek to obtain priority or preference over any other Secured Party or to enforce any rights under the CSAA or any other Finance Document except in the manner provided in the CSAA.

The Security Trustee is authorized to draw on any letter of credit provided by CMI UK to CCL under the CMI Security Agreement in order to pay the amounts due and payable by CMI UK to CCL under the DES-Linked SPA in respect of which such letter of credit was delivered to CCL (i) at any time following delivery of a Notice of Security Enforcement Action by the Security Trustee; (ii) if the letter of credit fails to qualify as an “Acceptable Letter of Credit” under the CMI Security Agreement and CCL has not drawn on such letter of credit, within three business days of such letter of credit failure to so qualify; and (iii) if CMI UK fails to make a payment by the due date of such payment to CCL under the terms of the DES-Linked SPA and CCL has not drawn on any letter of credit on deposit in the Deposit Account, within three business days of such failure to pay.

Conduct of Security Enforcement Action

Promptly after receipt of Security Enforcement Action Initiation Requests sufficient to take the directed Security Enforcement Action, the Security Trustee shall take the directed Security Enforcement Action. In addition to stating the Security Enforcement Action permitted in the circumstances under the relevant Security Documents and/or the Direct Agreements that the Security Trustee is thereby instructed to take, such Security Enforcement Action Initiation Requests may include instructions:

(a)

requiring the Security Trustee to enforce the CSAA and any other Finance Documents, either by judicial proceedings for the enforcement of the payment of Senior Debt Obligations and the enforcement of the Security Interests created under the Security Documents, the sale of the Collateral or any part thereof or otherwise or by the exercise of the power of entry and/or sale conferred pursuant to the Security Documents and the Direct Agreements; and

(b)

directing the time, method and place of conducting any proceeding for any remedy available to the Security Trustee or exercising any trust or power conferred upon the Security Trustee hereunder or under any Security Document or Direct Agreement; provided that (A) such direction shall not be in conflict with applicable law nor the CSAA and (B) the Security Trustee may take any other action reasonably incidental to carrying out any instruction to take any Security Enforcement Action.

Following the receipt by the Security Trustee of Security Enforcement Action Initiation Requests sufficient to take Security Enforcement Action in accordance with the CSAA until such time as the Security Trustee receives a Cessation Notice with respect to the relevant Declared Event(s) of Default that resulted in such Security Enforcement Action, any group of Senior Noteholders who benefits from a Security Interest in an Individual Senior Noteholder Secured Account that secures solely the Senior Debt Obligations under the Senior Debt Instrument to which such Senior Noteholders are a party may, subject to the terms of the applicable Senior Notes, at any time and at their sole discretion, direct the Security Trustee to take any action to enforce such Security Interests of such Senior Noteholders in the funds and investments in such Individual Senior Noteholder Secured Account.

Without limiting the generality of the foregoing, a Security Enforcement Action by the Security Trustee may include the right, subject to applicable law, to take any other action as the holder of a security interest may be entitled to take under the laws in effect in any jurisdiction where any rights or remedies hereunder may be asserted, including:

(a)

requiring any Project Entity and/or Holdco to assemble all or part of the Collateral as directed by the Security Trustee and make it available to the Security Trustee at a place to be designated by the Security Trustee that is reasonably convenient to the Security Trustee and applicable Collateral Party;

(b)

without notice, except as otherwise required by law, sell, assign, lease, license (on an exclusive or non-exclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Security Trustee’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Security Trustee may deem commercially reasonable; and

(c)	exercising any other right or remedy of a secured creditor under applicable law, including, without limitation, the UCC, and all other rights under any Security Document or Direct Agreement.

Order of Application

Upon the authorization to commence a Security Enforcement Action, the Security Trustee shall establish and thereafter maintain in its name a segregated bank account in the United States (the “Enforcement Proceeds Account”) for the purpose of depositing therein the proceeds of any Security Enforcement Action (net of costs and expenses of such action) and all proceeds otherwise received for satisfaction of the Senior Debt Obligations. All monies held in the Enforcement Proceeds Account shall be trust funds held by the Security Trustee for the benefit of the Secured Parties for the purpose of making payments in the following order of priority:

(a)

first, to payment of that portion of the Secured Party Fees then due and payable to the Security Trustee, the Account Bank or the Intercreditor Agent, in their respective capacities as such or any of their respective agents and to reimbursement of any such fees paid by way of indemnity by any Senior Creditor;

(b)

second, to the payment of that portion of the Secured Party Fees then due and payable to the Senior Creditor Group Representatives and to reimbursement of any such fees paid by way of indemnity by any Senior Creditor, in each case ratably in proportion to the respective Secured Party Fees due and payable to each Senior Creditor Group Representative;

(c)

third, to the Pro Rata Payment among the holders thereof, of that portion of the Senior Debt Obligations constituting unpaid interest (including default interest and any net amounts under any Permitted Hedging Instrument in respect of interest rates);

(d)	fourth, to the Pro Rata Payment among the holders thereof, of that portion of the Senior Debt Obligations constituting unpaid principal and Hedging Termination Amounts;
(e)	fifth, to cash collateralize any outstanding letters of credit comprising Senior Debt Obligations;
(f)	sixth, to the Pro Rata Payment among the holders thereof, of other Senior Debt Obligations; and
(g)

seventh, after the payment in full of the amounts in sub-clauses (a) through (f) above, the payment of the remainder, if any, to the Project Entities or the Project Entities’ successors (or to Holdco or its applicable Affiliate, as the case may be), or as a court of competent jurisdiction in the State of New York may otherwise direct.

Guarantees

Each Guarantor has, jointly and severally, unconditionally and irrevocably, guaranteed to the Security Trustee, for the ratable benefit of each Secured Party, the Senior Debt Obligations under the Facility Agreements and other Finance Documents (including amounts that would become due but for operation of the automatic stay of the Bankruptcy Code or any equivalent provision in any applicable jurisdiction). The guarantees remain in full force and effect until all Senior Debt Obligations and the obligations of each Guarantor under the guarantee have been satisfied by payment in full and the Guarantors may not revoke their guarantees in respect of obligations under future transactions that constitute Senior Debt Obligations. The guarantees are automatically released as described under the caption “—Security Interests” above.

Subject to the terms of the CSAA, each Guarantor is entitled to seek and receive contribution from and against any other Guarantor which has not paid its proportionate share of any payment made under the CSAA.

Upon the failure of CCH to pay any of the Senior Debt Obligations when and as the same shall become due, each Guarantor will upon demand pay, or cause to be paid, in cash, to the Security Trustee for the ratable benefit of Secured Parties, an amount equal to the sum of the unpaid principal amount of all Senior Debt then due, accrued and unpaid interest on Senior Debt Obligations and all other Senior Debt Obligations then owed to the Secured Parties.

In any action or proceeding involving any state corporate, limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor would otherwise be determined to be void, voidable, invalid or unenforceable or subordinated to the claims of any other creditors, the amount of such Guarantor’s liability shall be automatically limited and reduced to the highest amount (after giving effect to any right of contribution) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

If at any time, CCH is required under any Senior Debt Instrument to cause any Subsidiary acquired or created by CCH to become a guarantor of any Senior Debt, CCH shall cause such Subsidiary to accede to the CSAA as a guarantor and guarantee all the Senior Debt.

Holdco Pledge Agreement

In addition to the Security Interests granted by us, the Senior Debt Obligations are further secured by Security Interests granted by Holdco in the Amended and Restated Pledge Agreement between Holdco and the Security Trustee, dated May 22, 2018 (the “Holdco Pledge Agreement”), which consist of (i) Holdco’s limited liability company interests in CCH, including all of Holdco’s capital or ownership interest and all the interests and proceeds deriving from those equity interests; (ii) all Subordinated Debt CCH owes to Holdco; and (iii) all claims of Holdco for damages arising out of, or for any breach or default relating to, the Collateral, other than any claims against the Security Trustee and the other Secured Parties. In addition, Holdco will execute a reaffirmation agreement pursuant to which it will reaffirm the Lien granted pursuant to the Holdco Pledge Agreement.

DESCRIPTION OF MATERIAL PROJECT AGREEMENTS

The following are summaries of material terms of certain agreements related to the construction and operation of our liquefaction facilities. These summaries should not be considered to be a full statement of the terms and provisions of such agreements. Accordingly, the following summaries are qualified in their entirety by reference to each agreement. Copies of the agreements described below are available for inspection as described below under “Available Information.” Unless otherwise stated, any reference in this prospectus to any agreement means such agreement and all schedules, exhibits and attachments thereto as amended, supplemented or otherwise modified and in effect as of the date hereof. Certain terms used and not defined in this section shall have the meanings attributed to such terms in the Glossary of Certain Finance Document Terms or the Glossary of Certain Defined Terms.

EPC Contract (T1/T2)

CCL entered into the EPC Contract (T1/T2) with Bechtel on December 6, 2013. Substantial Completion of Train 1 was achieved on February 28, 2019, and Substantial Completion of Train 2 was achieved on August 28, 2019.

Parent Guarantee

Bechtel Global Energy, Inc. guarantees Bechtel’s obligations under the EPC Contract (T1/T2).

Scope of Work

The work to be performed by Bechtel includes procurement, engineering, construction, design, fabrication, erection, installation, manufacture, inspection, repair, testing, training, pre-commissioning, commissioning and placing into service of Train 1 and Train 2 and related facilities, each with a nominal production capacity, which is prior to adjusting for planned maintenance, production reliability and potential overdesign, of approximately 4.5 mtpa of LNG.

Contract Price

The total contract price of the EPC Contract (T1/T2), which does not include the Corpus Christi Pipeline, is approximately $7.8 billion, reflecting amounts incurred under change orders through January 20, 2020.

CCL Change Orders

Change orders agreed upon by the parties can authorize an addition to, omission from deletion from, suspension of, or other modification or adjustment to the EPC Contract (T1/T2). If the Parties cannot reach an agreement on the effects of a change within the timeframes specified in the EPC Contract (T1/T2), CCL can issue a unilateral change order (up to certain thresholds and limited to additions or modifications to, or deductions from the work) for Bechtel to commence and execute the change at rates agreed upon in the EPC Contract (T1/T2), or if not specified there, at rates not to exceed market rates.

Bechtel Change Orders

The EPC Contract (T1/T2) entitles Bechtel to request a change order to the extent it is adversely affected by any of the following: (i) a change in law, (ii) certain acts or omissions by CCL or certain affiliates, (iii) force majeure, (iv) acceleration of work by CCL, (v) CCL’s request for an increase in coverage under the letter of credit to cover increases in contract prices as a result of change orders, (vi) delay in delivery of insurance proceeds in the case of insured loss, (vii) suspension in work ordered by CCL, (viii) subsurface soil conditions materially different from those described in the geotechnical studies, (ix) discovery of hazardous materials for which CCL is responsible, (x) CCL’s issuance of a full NTP after July 1, 2014, (xi) delay in performance of marine and dredging work, (xii) landowner agreements provided to Bechtel after the contract date and (xiii) other specified reasons in the EPC Contract (T1/T2).

Down Payment Security

On or before the issuance of the full NTP, Bechtel was required to deliver to CCL a letter of credit in the amount of 8% of the contract price. The amount of the letter of credit decreased to an aggregate amount of (i) 6% of the contract price within 30 days after written notice of Substantial Completion of Train 1 and (ii) 4% of the contract price within 30 days after written notice of Substantial Completion of Train 2 and will decrease to (iii) 2% of the contract price within 30 days after notice of the expiration of the defect correction period for Train 1 and (iv) 0% of the contract price within 30 days after notice of the expiration of the defect correction period for Train 2.

Warranty

In the EPC Contract (T1/T2), Bechtel warrants that (i) the equipment will be new (unless otherwise specified in the EPC Contract (T1/T2)) and of good quality, (ii) the work (including the equipment) will meet the requirements of the EPC Contract (T1/T2), including good engineering and construction practices and applicable laws, codes and standards, and (iii) the work (including the equipment) will be free from encumbrances to title.

Until 18 months after Substantial Completion of each of Train 1 and Train 2, Bechtel will be liable to promptly correct any work that is found defective with respect to such Train.

Schedule Bonus

CCL paid Bechtel a Schedule Bonus in a total amount of $104.5 million in connection with Substantial Completion of Train 1 and Train 2.

Termination by CCL for Bechtel Default

If Bechtel (i) fails to timely commence the work in accordance with the EPC Contract (T1/T2), (ii) abandons the work, (iii) repudiates or fails to materially comply with its material obligations, (iv) makes an unpermitted assignment, (v) fails to maintain required insurance, (vi) materially disregards applicable law or applicable standards and codes, or (vii) an insolvency event occurs with respect to Bechtel or its guarantor, then CCL has the right to require that Bechtel cure such default. If Bechtel fails to cure such default (within 30 days after receipt of such notice or 90 days if such default cannot be cured within 30 days), or if Bechtel or its guarantor experiences an insolvency event (and the guarantor is not replaced within 30 days), CCL, without prejudice to its other rights, may terminate the EPC Contract (T1/T2).

Termination by CCL for Convenience

CCL also has the right to terminate the EPC Contract (T1/T2) for its convenience, in which case Bechtel would be paid: (i) the portion of the contract price for the work performed, (ii) actual costs reasonably incurred by Bechtel on account of such termination and demobilization, and (iii) an amount for periods after full NTP determined by reference to the following table:

Date of Termination	Amount (U.S. $)
1 to 365 days after full NTP	One percent (1%) of the unpaid portion of contract price, up to a maximum of $30 million
366 to 730 days after full NTP	Two percent (2%) of the unpaid portion of contract price, up to a maximum of $30 million
731 to 1,095 days after full NTP	Three percent (3%) of the unpaid portion of contract price, up to a maximum of $30 million
1,096 to 1,460 days after full NTP	Four percent (4%) of the unpaid portion of contract price, up to a maximum of $30 million
1,461 days after full NTP and thereafter	Five percent (5%) of the unpaid portion of contract price, up to a maximum of $30 million

Termination by Bechtel for CCL’s Default

If CCL (i) fails to pay any undisputed amount, (ii) fails to materially comply with any of its material obligations, or (iii) experiences an insolvency event, then Bechtel has the right to provide written notice demanding that such default be cured. If CCL fails to cure such default within the time period specified in the EPC Contract (T1/T2) or CCL experiences an insolvency event, Bechtel may terminate the EPC Contract (T1/T2).

Termination in the Event of an Extended Force Majeure

If, after issuance of full NTP, any one force majeure event or the effect thereof causes suspension of a substantial portion of the work for more than 100 consecutive days or any one or more force majeure events or the effect thereof causes suspension of a substantial portion of the work for a period exceeding 180 days in the aggregate during any continuous 24-month period, then either party may terminate the EPC Contract (T1/T2) by providing 14 days written notice of termination to the other party.

Limitation on Bechtel’s Liability

Bechtel’s liability under the EPC Contract (T1/T2), whether in contract, warranty, tort (including negligence), strict liability, products liability, professional liability, indemnity, contribution or any other cause of action, is limited to an aggregate cap of $700 million; provided, however, that immediately after the later of Substantial Completion of Train 1 and payment of any delay liquidated damages due and owing for Train 1, such aggregate cap shall be reduced to an amount equal to: (i) $700 million, minus (ii) an amount equal to the greater of $280 million and Bechtel’s aggregate liability to CCL for acts or omissions occurring prior to Substantial Completion of Train 1, plus (iii) the aggregate amount of outstanding claims, unless such outstanding claims are less than $50 million, in which case this figure shall be zero for purposes of calculating the aggregate cap, plus (iv) certain performance liquidated damages exposure; provided, further, however that under no circumstances shall the aggregate cap exceed $700 million.

Notwithstanding the foregoing, this limitation does not apply to certain specified indemnification obligations, to Bechtel’s title warranty, to Bechtel’s obligation to complete all work required to ensure that each Train is ready for performance testing, or to any obligation of Bechtel to pay to CCL the proceeds paid under any insurance policy that Bechtel or any subcontractor is required to obtain pursuant to the EPC Contract (T1/T2).

Assignment

The parties may not assign the EPC Contract (T1/T2) without prior written consent of the other party; however, CCL has the right to assign the EPC Contract (T1/T2) to its affiliates with notice to Bechtel and may collaterally assign it to any lender without Bechtel’s consent.

EPC Contract (T3)

CCL entered into the EPC Contract (T3) with Bechtel on December 6, 2013. The parties subsequently amended and restated the EPC Contract (T3) on December 12, 2017.

Parent Guarantee

Bechtel Global Energy, Inc. guarantees Bechtel’s obligations under the EPC Contract (T3).

Scope of Work

The work to be performed by Bechtel includes procurement, engineering, construction design, fabrication, erection, installation, manufacture, inspection, repair, testing, training, pre-commissioning, commissioning and placing into service of Train 3 and related facilities, with a nominal production capacity, which is prior to adjusting for planned maintenance, production reliability and potential overdesign, of approximately 4.5 mtpa of LNG. Any performance of work on Train 3 generally may not cause a suspension of operation of Train 1 and Train 2.

Contract Price

The total contract price of the EPC Contract (T3) is approximately $2.4 billion, reflecting amounts incurred under change orders through June 30, 2020. Our cost estimates are subject to changes as described in “Risk Factors—Risks Relating to the Completion of Our Liquefaction Facilities and the Development and Operation of Our Business—Cost overruns and delays in the completion of Train 3 or any future Trains, as well as difficulties in obtaining sufficient financing to pay for such costs and delays, could have a material adverse effect on our business, contracts, financial condition, operating results, cash flow, liquidity and prospects.”

CCL’s Change Orders

Change orders agreed upon by the parties can authorize an addition to, omission from deletion from, suspension of, or other modification or adjustment to the Agreement. If the Parties cannot reach an agreement on the effects of a change within the timeframes specified in the EPC Contract (T3), CCL can issue a unilateral change order (up to certain thresholds and limited to additions or modifications to, or deductions from the work) for Bechtel to commence and execute the change at rates agreed upon in the EPC Contract (T3), or if not specified there, at rates not to exceed market rates.

Bechtel Change Orders

The EPC Contract (T3) entitles Bechtel to request a change order to the extent it is adversely affected by any of the following: (i) a change in law, (ii) certain acts or omissions by CCL or certain affiliates, (iii) force  majeure, (iv) acceleration of work by CCL, (v) CCL’s request for an increase in coverage under the letter of credit to cover increases in contract prices as a result of change orders, (vi) delay in delivery of insurance proceeds in the case of insured loss, (vii) suspension in work ordered by CCL, (viii) subsurface soil conditions materially different from those described in the geotechnical studies, (ix) discovery of hazardous materials for which CCL is responsible, (x) landowner agreements provided to Bechtel after the contract date, and (xi) other specified reasons in the EPC Contract (T3).

Down Payment Security

On or before the issuance of the full NTP, Bechtel was required to deliver to CCL a letter of credit in the amount of 10% of the contract price. The amount of the letter of credit will decrease to an aggregate amount of (i) 4% of the contract price after Substantial Completion of Train 3 such that it can receive natural gas and produce and transfer LNG and (ii) 0% of the contract price after the expiration of the defect correction period for Train 3; provided that all delay liquidated damages due and owing have been paid by Bechtel and Train 3 has achieved the performance guarantee or Bechtel has paid the applicable performance liquidated damages.

Warranty

In the EPC Contract (T3), Bechtel warrants that (i) the equipment will be new (unless otherwise specified in the EPC Contract (T3)) and of good quality, (ii) the work and the equipment will meet the requirements of the EPC Contract (T3), including good engineering and construction practices and applicable laws, codes and standards, and (iii) the work and the equipment will be free from encumbrances to title. Until 18 months after Substantial Completion of Train 3, Bechtel will be liable to promptly correct any work that is found defective with respect to Train 3.

Minimum Acceptance Criteria Not Achieved

If Train 3 fails to achieve the minimum acceptance criteria set forth in the EPC Contract (T3) by the applicable guaranteed substantial completion date, then (i) Substantial Completion of such Train will not occur and (ii) Bechtel will pay delay liquidated damages. In addition, Bechtel is required to attempt for 10 months thereafter to correct the work to enable Train 3 to achieve the minimum acceptance criteria and otherwise achieve Substantial Completion. If Train 3 has not achieved the minimum acceptance criteria and Substantial Completion at the end of this 10-month period, then CCL has the option, in its sole discretion, of either (i) granting Bechtel an additional 10-month correction period or (ii) declaring a Bechtel default, in which case CCL shall be entitled to immediately terminate Bechtel’s performance (without any cure period); provided that CCL shall not be entitled to any performance liquidated damages for such a termination. If Train 3 achieves minimum acceptance criteria and Substantial Completion within the 10-month correction period (or during the second 10-month period should CCL elect that option), Bechtel will still be liable for delay liquidated damages up to the date of Substantial Completion and all performance liquidated damages.

Performance Liquidated Damages

If Train 3 has not achieved the performance guarantee within a specified period after the guaranteed substantial completion date, then Bechtel is required to pay the applicable performance liquidated damages in accordance with the EPC Contract (T3) based on the results of the last performance test conducted by Bechtel. Bechtel’s maximum liability to CCL for performance liquidated damages is capped at $75 million.

Delay Liquidated Damages

If Substantial Completion of Train 3 occurs after the applicable guaranteed substantial completion date, Bechtel will pay CCL the applicable daily rate of delay liquidated damages as defined in the EPC Contract (T3) until Substantial Completion of Train 3 occurs. Bechtel’s maximum liability to CCL for delay liquidated damages is capped at $100 million.

Schedule Bonus

If Substantial Completion of Train 3 occurs within a certain period after issuance of full NTP, as specified in the EPC Contract (T3), CCL will pay Bechtel a LNG Production Bonus (as defined in the EPC Contract (T3)) in the amount specified in the EPC Contract (T3), and if First Cargo (as defined in the EPC Contract (T3)) occurs on or before a certain date prior to Substantial Completion, as specified in the EPC Contract (T3), CCL will pay Bechtel a First Cargo Bonus (as defined in the EPC Contract (T3)) in the amounts specified in the EPC Contract (T3).

Suspension

CCL has the right to suspend the work for such time as CCL may require upon giving 30 days’ notice to Bechtel. Except where such suspension is due to Bechtel’s or its subcontractors’ fault, Bechtel shall be entitled to a change order to recover the reasonable costs of such suspension and a time extension as specified in the EPC Contract (T3). After issuance of full NTP, if suspension of all of the work continues for an individual period exceeding 90 consecutive days, or if one or more suspension periods continue for more than 120 days in the aggregate, and provided such suspension is not due to the fault of Bechtel or its subcontractors or force majeure, then Bechtel shall have the right to terminate the EPC Contract (T3) upon 14 days’ notice to CCL.

Bechtel may also suspend the work under the EPC Contract (T3) if CCL fails to pay any undisputed amount owing to Bechtel and such failure continues for more than 15 days after the payment due date or if CCL fails to fund the escrow account for disputed and unpaid amounts in excess of $10 million as required by the EPC Contract (T3) and such failure continues for more than 15 days after the time by which CCL is required to escrow such amounts.

Termination by CCL for Bechtel Default

If Bechtel (i) fails to timely commence the work, (ii) abandons the work, (iii) repudiates or fails to materially comply with its material obligations, (iv) makes an unpermitted assignment, (v) fails to maintain required insurance, (vi) materially disregards applicable law or applicable standards and codes, or (vii) an insolvency event occurs with respect to Bechtel or its guarantor, then CCL has the right to require that Bechtel cure such default. If Bechtel fails to cure such default (within 30 days after receipt of such notice or 90 days if such default cannot be cured within 30 days), or if Bechtel or its guarantor experiences an insolvency event (and, in the event of insolvency of guarantor, a replacement guarantee or otherwise sufficient security is not provided within 30 days), CCL, without prejudice to its other rights, may terminate the EPC Contract (T3).

Termination by CCL for Convenience

CCL also has the right to terminate the EPC Contract (T3) for its convenience. If full NTP is not issued, CCL will not be liable for any termination amounts. If full NTP is issued, Bechtel would be paid (i) the portion of the contract price for the work performed, (ii) actual costs reasonably incurred by Bechtel on account of such termination and demobilization, and (iii) an amount determined by reference to the following table:

Date of Termination	Amount (U.S. $)
(a) prior to issuance of full NTP and (b) prior to August 1, 2018	$1 million
(a) prior to issuance of full NTP and (b) after to August 1, 2018 and on or before February 1, 2020	$2.5 million
1 to 365 days after full NTP	One percent (1%) of the unpaid portion of contract price, up to a maximum of $30 million
366 to 730 days after full NTP	Two percent (2%) of the unpaid portion of contract price, up to a maximum of $30 million
731 to 1,095 days after full NTP	Three percent (3%) of the unpaid portion of contract price, up to a maximum of $30 million
1,096 to 1,460 days after full NTP	Four percent (4%) of the unpaid portion of contract price, up to a maximum of $30 million
1,461 days after full NTP and thereafter	Five percent (5%) of the unpaid portion of contract price, up to a maximum of $30 million

Termination by Bechtel for CCL’s Default

If CCL (i) fails to pay any undisputed amount, (ii) fails to materially comply with any of its material obligations, or (iii) experiences an insolvency event, then Bechtel has the right to provide written notice demanding that such default be cured. If CCL fails to cure such default or experiences an insolvency event, Bechtel may terminate the EPC Contract (T3).

Termination in the Event of an Extended Force Majeure

If, after issuance of full NTP, any one force majeure event or the effect thereof causes suspension of a substantial portion of the work for more than 100 consecutive days or any one or more force majeure events or the effect thereof causes suspension of a substantial portion of the work for a period exceeding 180 days in the aggregate during any continuous 24-month period, then either party may terminate the EPC Contract (T3) by providing 14 days’ notice of termination to the other party.

Limitation on Bechtel’s Liability

Bechtel’s liability under the EPC Contract (T3), whether in contract, warranty, tort (including negligence), strict liability, products liability, professional liability, indemnity, contribution or any other cause of action, is limited to an aggregate cap of $300 million; provided, however, that immediately after the later of Substantial Completion of Train 3 and payment of any delay liquidated damages due and owing for Train 3, such aggregate cap shall be reduced to an amount equal to: (i) $300 million, minus (ii) an amount equal to the greater of $120 million and Bechtel’s aggregate liability to CCL for acts or omissions occurring prior to Substantial Completion of Train 3, plus (iii) the aggregate amount of outstanding claims, unless such outstanding claims are less than $16 million, in which case this figure shall be zero for purposes of calculating the aggregate cap, plus (iv) certain performance liquidated damages exposure; provided, further, however that under no circumstances shall the aggregate cap exceed $300 million.

Notwithstanding the foregoing, this limitation does not (i) apply to certain specified indemnification obligations and to Bechtel’s title warranty, or (ii) include the proceeds paid under any insurance policy required from Bechtel or subcontractors under the EPC Contract (T3). The limitation of liability does not (in any way) limit Bechtel’s obligation to complete all Work required for Train 3 to achieve ready for performance testing.

Assignment

The parties may not assign the EPC Contract (T3) without prior written consent of the other party; however, CCL has the right to assign the EPC Contract (T3) to its affiliates with notice to Bechtel and may collaterally assign it to any lender without Bechtel’s consent.

CCP Construction Contracts Pipeline Construction Agreement

CCP entered into a Construction Agreement for the Corpus Christi Pipeline Project (the “Pipeline Construction Agreement”) with Associated Pipe Line Contractors, Inc. (“Associated Pipe Line”) on November 10, 2016. Mechanical completion under the Pipeline Construction Agreement was achieved in August 2017, final completion was achieved in November 2017, and the pipeline was placed into service in June 2018.

Scope of Work

The work performed by Associated Pipe Line included all activities necessary to complete the installation of a 48-inch mainline natural gas pipeline, as well as a 36-inch low pressure header pipeline and a 36-inch high pressure header pipeline with ancillary facilities. The pipeline project operates as a twenty-two (22) mile forty- eight inch (48”) natural gas pipeline, plus 1.5 miles of dual 36” header pipelines into Sinton Compressor station, 2 mainline valves, and 3000 feet of horizontal directional drill from terminal custody transfer meter to the Liquefaction Facilities tie-in. The work included all procurement, construction, pre-commissioning, commissioning and testing of the facility, all equipment, construction equipment, labor, workmanship, inspection, manufacture, fabrication, installation, delivery, transportation, storage and all other items or tasks that are set forth in the Pipeline Construction Agreement or otherwise were required to achieve mechanical completion and final completion of the project.

Contract Price

The total contract price of the Pipeline Construction Agreement, which does not include Texas sales and use taxes on equipment, was approximately $84.1 million.

Assignment

The parties may not assign the Pipeline Construction Agreement without prior written consent of the other party; however, CCP has the right to assign the Pipeline Construction Agreement to its affiliates, co-venturers or to any person jointly controlled by CCP and any co-venturers. Furthermore, CCP may also assign, pledge and/or grant a security interest in the Pipeline Construction Agreement to any lender without Associated Pipe Line’s consent.

Metering Station Construction Agreement

CCP entered into a Construction Agreement for the Corpus Christi Pipeline Project (the “Metering Station Agreement”) with Ref-Chem, L.P. (“Ref-Chem”) on November 3, 2016. Mechanical completion and final completion under the Metering Station Agreement were achieved in April 2018, and the metering stations were placed into service in July 2018.

Scope of Work

The work performed by Ref-Chem covered the construction of the Corpus Christi Pipeline project metering stations. The project metering stations operate as a total of three (3) meter stations, consisting of two (2) inlet stations close to the Sinton Compressor Station, and one (1) custody delivery meter at the Liquefaction Facilities, meeting all requirements and specifications of the Metering Station Agreement, including applicable codes and standards, applicable law, and warranties. The work included all procurement, construction, pre-commissioning, commissioning and testing of the facility, all equipment, construction equipment, labor, workmanship, inspection, manufacture, fabrication, installation, delivery, transportation, storage and all other items or tasks that are set forth in the Metering Station Agreement or otherwise were required to achieve mechanical completion of the project and final completion.

Contract Price

The total contract price of the Metering Station Agreement, which does not include Texas sales and use taxes on equipment, was approximately $15.6 million.

Assignment

The parties may not assign the Metering Station Agreement without prior written consent of the other party; however, CCP has the right to assign the Metering Station Agreement to its affiliates, co-venturers or to any person jointly controlled by CCP and any co-venturers. Furthermore, CCP may also assign, pledge and/or grant a security interest in the Metering Station Agreement to any lender without Ref-Chem’s consent.

Compressor Station Construction Agreement

CCP entered into a Construction Agreement for the Corpus Christi Pipeline Project (the “Compressor Station Agreement”) with Sunland Construction, Inc. (“Sunland”) on November 4, 2016. Mechanical completion under the Compressor Station Agreement was achieved in January 2018, final completion was achieved in June 2018, and the Sinton Compressor Station was placed into service in July 2018.

Scope of Work

The work performed by Sunland covered the installation of the Sinton Compressor Station. The Sinton Compressor Station operates as a natural gas compressor station at the Sinton site associated with a 48” natural gas pipeline, meeting all requirements and specifications of the Compressor Station Agreement, including applicable codes and standards, applicable law, and warranties. The work included all procurement, construction, pre-commissioning, commissioning and testing of the facility, all equipment, construction equipment, labor, workmanship, inspection, manufacture, fabrication, installation, delivery, transportation, storage and all other items or tasks that are set forth in the Compressor Station Agreement or otherwise were required to achieve mechanical completion of the project and final completion.

Contract Price

The total contract price of the Compressor Station Agreement, which does not include Texas sales and use taxes on equipment, was approximately $33.4 million.

Assignment

The parties may not assign the Compressor Station Agreement without prior written consent of the other party; however, CCP has the right to assign the Compressor Station Agreement to its affiliates, co-venturers or to any person jointly controlled by CCP and any co-venturers. Furthermore, CCP may also assign, pledge and/or grant a security interest in the Compressor Station Agreement to any lender without Sunland’s consent.

LNG Sale and Purchase Agreements—Trains 1 and 2

Date of First Commercial Delivery under SPAs—Trains 1 and 2

The minimum fixed fee portion to be paid by the third-party SPA customers is approximately $550 million per year for Train 1 and increasing to approximately $1.4 billion per year for Train 2, in each case upon the Date of First Commercial Delivery for the respective Train.

The Date of First Commercial Delivery for Train 1 and Train 2 under the SPAs whose terms commence on that date occurred on June 1, 2019 and May 1, 2020, respectively.

Endesa SPAs

On April 1, 2014, CCL entered into an SPA (the “Endesa SPA No. 1”) with Endesa Generación, S.A., which was subsequently assigned to Endesa S.A (“Endesa”) pursuant to an assignment and amendment agreement, dated April 7, 2014, and amended on July 23, 2015. On April 7, 2014, CCL entered into a separate SPA (the “Endesa SPA No. 2”) with Endesa, as amended on July 23, 2015 (together with Endesa SPA No.1, the “Endesa SPAs”).

Sale and Purchase, Payment and Certain Other Obligations

Under each of the Endesa SPAs, in summary and subject to the more detailed provisions and conditions set forth therein:

•

CCL will sell and make available for delivery, and Endesa will take and pay for, cargoes of LNG with expected annual contracted cash flow from fixed fees of approximately $270 million from Endesa Spa No. 1 and approximately $140 million from Endesa SPA No. 2.

•	Endesa will pay CCL a fixed fee per MMBtu of LNG (a portion of which is subject to annual adjustment for inflation) plus a variable fee per MMBtu of LNG based on Henry Hub.
•

We refer to the fixed fee component of the price under our SPAs as the fee component that is applicable regardless of a cancellation or suspension of LNG cargo deliveries under the SPAs. Endesa has the right to cancel or suspend delivery of any cargoes of LNG scheduled for delivery upon timely advance notice, in which case Endesa will continue to be obligated to pay the fixed-fee charge per MMBtu (as adjusted for inflation) but will forfeit its right to receive these cargoes and will not be obligated to pay the variable component of the full contract sales price for these cargoes.

•

We refer to the variable fee price component of the price under our SPAs as the fee component that is applicable only in connection with LNG cargo deliveries. The variable fee price component under the Endesa SPAs was sized at the time of entry into the Endesa SPAs with the intent to cover the costs of gas purchase and transportation related to, and operating, maintenance and maintenance operating costs to produce, the LNG to be sold under the Endesa SPAs.

•

In the event that Endesa does not take all or part of a scheduled delivery, Endesa will pay CCL cover damages equal to (i) the contract price (which includes the fixed fee and variable fee) multiplied by the shortfall, minus (ii) proceeds of any mitigation sale, minus (iii) cost savings resulting from any mitigation sale, plus (iv) any additional costs resulting from any mitigation sale.

•

To the extent CCL does not make available all or part of a scheduled delivery, CCL will pay Endesa an amount equal to, for each MMBtu of shortfall: (i) the price incurred by Endesa for the purchase of a replacement quantity of LNG or Gas, or, in the event a replacement quantity cannot be purchased, the market price of LNG at such time at the cargo’s originally scheduled destination, minus (ii) the contract sales price under the applicable Endesa SPA, plus (iii) costs (including transportation costs) incurred  by Endesa due to such shortfall, plus (iv) costs incurred by Endesa associated with idling an LNG tanker scheduled to load the shortfall quantity, minus (v) cost savings realized by Endesa due to the shortfall.

The conditions precedent to the effectiveness of each of the Endesa SPAs were satisfied on May 8, 2015, and these SPAs are currently effective.

Term

The LNG delivery, payment and related provisions of each of the Endesa SPAs commenced on June 1, 2019, and have a 20-year term. On or before June 1, 2036, Endesa will have the right to extend the 20-year term of each Endesa SPA for an additional period of up to 10 years subject to the satisfaction of certain conditions.

Transport Responsibilities

Title to, and all risks in respect of, the LNG sold by CCL pursuant to the Endesa SPAs shall pass from CCL to Endesa as the LNG passes through the flange coupling of the LNG intake manifold of the relevant LNG tanker at the Liquefaction Facilities. Endesa shall provide or cause to be provided all necessary transportation from this point for all quantities of LNG provided by CCL.

Guaranty

Endesa is required at all times to maintain an acceptable credit rating or provide or cause to be provided a guaranty.

Force Majeure

Under each of the Endesa SPAs, force majeure is defined (subject to certain exceptions) as any act, event or circumstance that is not reasonably within the control of, does not result from the fault or negligence of, and would not have been avoided or overcome by the exercise of reasonable diligence (consistent with the standards of a reasonable and prudent operator) by the party claiming force majeure or an affiliate of the party claiming force majeure, and that prevents or delays in whole or in part such party’s performance of one or more of its obligations under the applicable Endesa SPA including the withdrawal, denial, or expiration of, or failure to obtain, any governmental approvals or export authorizations.

For CCL, force majeure specifically includes, but is not limited to:

•

loss of, accidental damage to, or inaccessibility to or inoperability of (i) the Liquefaction Facilities or any directly connecting pipeline, including the Corpus Christi Pipeline or (ii) the liquefaction and loading facilities at the alternate source (but only for cargoes supplied from such alternate source); and

•

any event that would constitute an event of force majeure under any agreement between CCL and operators of any directly connecting pipeline for gas transportation services; provided, however, that an event of force majeure affecting a party to such agreement shall constitute force majeure under the applicable Endesa SPA only to the extent that it meets the definition of force majeure in such Endesa SPA.

In respect of Endesa, force majeure specifically includes, but is not limited to:

•	loss of, accidental damage to, or inoperability of any Endesa LNG tanker; or
•	events affecting the ability of Endesa LNG tankers to receive and transport LNG,

but, in each case, only with respect to cargoes that are scheduled to be transported on such Endesa LNG tankers.

The party affected by an event of force majeure shall use commercially reasonable efforts to overcome or mitigate the effects of such event of force majeure. The parties must continue to perform their obligations under the applicable Endesa SPA, to the extent not prevented or delayed by such event of force majeure.

During the continuation of a force majeure event, Endesa and CCL’s other foundation customers receive priority in receiving a proportionate share of LNG from the remaining available LNG production capacity, if any, at the Liquefaction Facilities based on annual adjusted contract quantities of foundation customers without regard to which Trains are affected by the underlying event.

Liquidated Damages

In addition to the cover damages and suspension fees described above, the parties have agreed that liquidated damages shall be payable by CCL to Endesa as the sole and exclusive remedy with respect to:

•	an Endesa LNG tanker exceeding the allotted berth time for reasons not due to Endesa or otherwise excused; and
•

an Endesa LNG tanker being delayed beyond 24 hours after notice of readiness is effective in berthing at the Liquefaction Facilities and/or commencement of LNG transfer due to an event occurring at the Liquefaction Facilities that is not otherwise excused.

Liabilities and Indemnification

Each party is liable to the other for reasonably foreseeable losses due to breach of any obligation under each of the Endesa SPAs. However, neither party is liable to the other party for indirect, incidental, consequential or exemplary losses, loss of income or profits, failure of performance or delay in performance due to force majeure, or losses due to claims against the other party by a third party, except as expressly provided in the Endesa SPAs and in all cases subject to certain express remedies in the Endesa SPAs.

Each party is required to indemnify the other from any losses arising out of the indemnifying party’s breach of any or all of the obligations set forth in provisions governing compliance with trade laws, compliance with applicable anti-bribery, anti-corruption and similar laws, recordkeeping and audit, or any breach of the indemnifying party’s representation and warranty that its business practices as of the effective date of the applicable Endesa SPA are in compliance with applicable anti-bribery, anti-corruption and similar laws.

Termination

A party has the right to terminate an Endesa SPA if:

(a)

the other party declares force majeure (as defined and provided in the Endesa SPAs) one or more times and the interruptions from such force majeure aggregate 24 months during any 36-month period and result in the other party being prevented from making available or taking, as applicable, 50% or more of the annualized contract quantity of LNG during that period;

(b)	the other party fails to make available, or take delivery of, as applicable, 50% of the cargoes scheduled during any 12-month period;
(c)	a bankruptcy event (as defined in the Endesa SPAs) occurs with respect to the other party;
(d)	the other party fails to pay, or cause to be paid when due, any amounts in the aggregate that are in excess of $30 million for a period of 10 days or more following the due date; or
(e)	the other party breaches its representation and warranty regarding business practices or causes the terminating party to violate any laws applicable to the terminating party.

CCL has the right to terminate the Endesa SPAs if: (i) (A) Endesa fails to maintain an acceptable credit rating or to provide a guaranty from an acceptable guarantor within 10 business days of such requirement arising or (B) an existing guarantor fails to maintain an acceptable credit rating or otherwise ceases to be an acceptable guarantor and Endesa fails to provide a replacement guaranty within 10 business days; (ii) following a merger, sale or assignment, the surviving party, purchaser or assignee fails to maintain the acceptable credit rating or to provide a guaranty within 20 business days of the requirement arising; (iii) Endesa fails to comply with the requirements of the Endesa SPAs with respect to assignments and novations of the Endesa SPAs; (iv) Endesa or its guarantor fails to execute certain direct agreements required by the Endesa SPAs within 60 days following CCL’s request; (v) Endesa violates applicable trade laws; or (vi) Endesa violates provisions of the Endesa SPAs restricting use of the LNG. An acceptable guarantor is an affiliate of buyer that has an acceptable credit rating or a financial institution.

Taxes and Assignment

Under each of the Endesa SPAs, CCL and Endesa are responsible for certain taxes, and each party may assign an Endesa SPA in its entirety to its affiliates, subject to certain restrictions. Other assignments are permitted only to CCL’s lenders or with consent (not to be unreasonably withheld) as provided in the Endesa SPAs.

Naturgy SPA

On June 2, 2014, CCL entered into an SPA (the “Naturgy SPA”) with Naturgy pursuant to a binding assignment and assumption agreement notice dated September 5, 2016, and was amended on February 27, 2018.

Sale and Purchase, Payment and Certain Other Obligations

Under the Naturgy SPA, in summary and subject to the more detailed provisions and conditions set forth therein:

•	CCL will sell and make available for delivery, and Naturgy will take and pay for, cargoes of LNG with expected annual contracted cash flow from fixed fees of approximately $270 million.
•	Naturgy will pay CCL a fixed fee per MMBtu of LNG (a portion of which is subject to annual adjustment for inflation) plus a variable fee per MMBtu of LNG based on Henry Hub.
•

Naturgy has the right to cancel or suspend delivery of any cargoes of LNG scheduled for delivery upon timely advance notice, in which case Naturgy will continue to be obligated to pay the fixed-fee charge per MMBtu (as adjusted for inflation) but will forfeit its right to receive these cargoes and will not be obligated to pay the variable component of the full contract sales price for these cargoes.

•

In the event that Naturgy does not take all or part of a scheduled delivery, Naturgy will pay CCL cover damages equal to (i) the contract price (which includes the fixed fee and variable fee) multiplied by the shortfall, minus (ii) proceeds of any mitigation sale, minus (iii) cost savings resulting from any mitigation sale, plus (iv) any additional costs resulting from any mitigation sale.

•

To the extent CCL does not make available all or part of a scheduled delivery, CCL will pay Naturgy an amount equal to, for each MMBtu of shortfall: (i) the price incurred by Naturgy for the purchase of  a replacement quantity of LNG or Gas, or, in the event a replacement quantity cannot be purchased, the market price of LNG at such time at the cargo’s originally scheduled destination, minus (ii) the contract sales price under the Naturgy SPA, plus (iii) costs (including transportation costs) incurred by Naturgy due to such shortfall, plus (iv) costs incurred by Naturgy associated with idling an LNG tanker scheduled to load the shortfall quantity, minus (v) cost savings realized by Naturgy due to the shortfall.

The conditions precedent to the effectiveness of the Naturgy SPA were satisfied on May 8, 2015 and this SPA is currently effective.

Term

The LNG delivery, payment and related provisions of the Naturgy SPA commenced on May 1, 2020, and have a 20-year term. On or before May 1, 2037, Naturgy will have the right to extend the 20-year term for an additional period of up to 10 years subject to the satisfaction of certain conditions.

Transport Responsibilities

Title to, and all risks in respect of, the LNG sold by CCL pursuant to the Naturgy SPA shall pass from CCL to Naturgy as the LNG passes through the flange coupling of the LNG intake manifold of the relevant LNG tanker at the Liquefaction Facilities. Naturgy shall provide or cause to be provided all necessary transportation from this point for all quantities of LNG provided by CCL.

Guaranty

Naturgy is required at all times to maintain an acceptable credit rating or provide or cause to be provided a guaranty or, if no qualifying guarantor exists, an alternative credit support acceptable to CCL’s lenders. Naturgy Energy Group, S.A. (formerly known as Gas Natural SDG S.A.) has irrevocably guaranteed Naturgy’s payment obligations under the Naturgy SPA.

Force Majeure

Force majeure is defined (subject to certain exceptions) as any act, event or circumstance that is not reasonably within the control of, does not result from the fault or negligence of, and would not have been avoided or overcome by the exercise of reasonable diligence (consistent with the standards of a reasonable and prudent operator) by the party claiming force majeure or an affiliate of the party claiming force majeure, and that  prevents or delays in whole or in part such party’s performance of one or more of its obligations under the Naturgy SPA including the withdrawal, denial, or expiration of, or failure to obtain, any governmental approvals or export authorizations.

For CCL, force majeure specifically includes, but is not limited to:

•

loss of, accidental damage to, or inaccessibility to or inoperability of (i) the Liquefaction Facilities or any directly connecting pipeline, including the Corpus Christi Pipeline or (ii) the liquefaction and loading facilities at the alternate source (but only for cargoes supplied from such alternate source); and

•

any event that would constitute an event of force majeure under any agreement between CCL and operators of any directly connecting pipeline for gas transportation services; provided, however, that an event of force majeure affecting a party to such agreement shall constitute force majeure under the Naturgy SPA only to the extent that it meets the definition of force majeure in the Naturgy SPA.

In respect of Naturgy, force majeure specifically includes, but is not limited to:

•	loss of, accidental damage to, or inoperability of any Naturgy LNG tanker; or
•	events affecting the ability of Naturgy LNG tankers to receive and transport LNG,

but, in each case, only with respect to cargoes that are scheduled to be transported on such Naturgy LNG tankers.

The party affected by an event of force majeure shall use all commercially reasonable efforts to overcome or mitigate the effects of such event of force majeure. The parties must continue to perform their obligations under the Naturgy SPA to the extent not prevented or delayed by such event of force majeure.

During the continuation of a force majeure event, Naturgy and CCL’s other foundation customers receive priority in receiving a proportionate share of LNG from the remaining available LNG production capacity, if any, at the Liquefaction Facilities based on annual adjusted contract quantities of foundation customers without regard to which Trains are affected by the underlying event.

Liquidated Damages

In addition to the cover damages and suspension fees described above, the parties have agreed that liquidated damages shall be payable by CCL to Naturgy as the sole and exclusive remedy with respect to:

•	a Naturgy LNG tanker exceeding the allotted berth time, for reasons not due to Naturgy or otherwise excused; and
•

a Naturgy LNG tanker being delayed beyond 24 hours after notice of readiness is effective in berthing at the Liquefaction Facilities and/or commencement of LNG transfer due to an event occurring at the Liquefaction Facilities that is not otherwise excused.

Liabilities and Indemnification

Each party is liable to the other for reasonably foreseeable losses due to breach of any obligation under the Naturgy SPA. However, neither party is liable to the other party for indirect, incidental, consequential or exemplary losses, loss of income or profits, failure of performance or delay in performance due to force majeure, or losses due to claims against the other party by a third party, except as expressly provided in the Naturgy SPA, and in all cases subject to certain express remedies in the Naturgy SPA.

Each party is required to indemnify the other from any losses arising out of the indemnifying party’s breach of any or all of the obligations set forth in provisions governing compliance with trade laws, compliance with applicable anti-bribery, anti-corruption and similar laws, recordkeeping and audit, or any breach of the indemnifying party’s representation and warranty that its business practices as of the effective date of the Naturgy SPA are in compliance with applicable anti-bribery, anti-corruption and similar laws.

Termination

A party has the right to terminate the Naturgy SPA if:

(a)

the other party declares force majeure (as defined and provided in the Naturgy SPA) one or more times and the interruptions from such force majeure aggregate 24 months during any 36-month period and result in the other party being prevented from making available or taking, as applicable, 50% or more of the annualized annual contract quantity of LNG during that period;

(b)	the other party fails to make available, or take delivery of, as applicable, 50% of the cargoes scheduled during any 12-month period;
(c)	a bankruptcy event (as defined in the Naturgy SPA) occurs with respect to the other party;
(d)	the other party fails to pay, or cause to be paid when due, any amounts in the aggregate that are in excess of $30 million for a period of 10 days or more following the due date; or
(e)	the other party breaches its representation and warranty regarding business practices or causes the terminating party to violate any laws applicable to the terminating party.

CCL has the right to terminate the Naturgy SPA if: (i) (A) Naturgy fails to maintain an acceptable credit rating or to provide a guaranty from an acceptable guarantor within 10 business days of such requirement arising or (B) an existing guarantor fails to maintain an acceptable credit rating or otherwise ceases to be an acceptable guarantor and Naturgy fails to provide a replacement guaranty or an alternative credit support within 10 business days; (ii) following a merger, sale or assignment, the surviving party, purchaser or assignee fails to maintain the acceptable credit rating or to provide a guaranty within 20 business days of the requirement arising; (iii) Naturgy fails to comply with the requirements of the Naturgy SPA with respect to assignments and novations of the Naturgy SPA; (iv) Naturgy or its guarantor fails to execute certain direct agreements required by the Naturgy SPA within 60 days following CCL’s request; (v) Naturgy violates applicable trade laws; or (vi) Naturgy violates provisions of the Naturgy SPA restricting use of the LNG. An acceptable guarantor is an affiliate of buyer that has an acceptable credit rating.

In addition, Naturgy has the right to terminate the Naturgy SPA if the Date of First Commercial Delivery for Train 2 does not occur in the specified timeframe.

Taxes and Assignment

Under the Naturgy SPA, CCL and Naturgy are responsible for certain taxes, and each party may assign the Naturgy SPA in its entirety to its affiliates, subject to certain restrictions. Other assignments are permitted to CCL’s lenders or with consent (not to be unreasonably withheld) as provided in the Naturgy SPA.

Pertamina SPA

On March 20, 2015, CCL entered into an SPA (the “Pertamina SPA”) with Pertamina, as amended on February 4, 2016, and June 27, 2019.

Sale and Purchase, Payment and Certain Other Obligations

Under the Pertamina SPA, in summary and subject to the more detailed provisions and conditions set forth therein:

•

CCL will sell and make available for delivery, and Pertamina will take and pay for, cargoes of LNG with aggregate expected annual contracted cash flow from fixed fees of approximately $280 million. CCL commenced delivery of half of the volumes on June 1, 2019, upon occurrence of the Date of First Commercial Delivery for Train 1, and will commence delivery of the remaining half of the volumes upon occurrence of the Date of First Commercial Delivery for Train 2.

•	Pertamina will pay CCL a fixed fee per MMBtu of LNG (a portion of which is subject to annual adjustment for inflation) plus a variable fee per MMBtu of LNG based on Henry Hub.
•

Pertamina has the right to cancel or suspend delivery of all cargoes of LNG scheduled for delivery in a given month upon timely advance notice, in which case Pertamina will continue to be obligated to pay the fixed-fee charge per MMBtu (as adjusted for inflation) but will forfeit its right to receive these cargoes and will not be obligated to pay the variable component of the full contract sales price for these cargoes.

•

In the event that Pertamina does not take all or part of a scheduled delivery, Pertamina will pay CCL cover damages equal to (i) the contract price (which includes the fixed fee and variable fee) multiplied by the shortfall, minus (ii) proceeds of any mitigation sale, minus (iii) cost savings resulting from any mitigation sale, plus (iv) any additional costs resulting from any mitigation sale.

•

To the extent CCL does not make available all or part of a scheduled delivery, CCL will pay Pertamina an amount equal to, for each MMBtu of shortfall: (i) the price incurred by Pertamina for the purchase of a replacement quantity of LNG or Gas, or, in the event a replacement quantity cannot be purchased, the market price of LNG at such time at the cargo’s originally scheduled destination, minus (ii) the contract sales price under the Pertamina SPA, plus (iii) costs (including transportation costs) incurred by Pertamina due to such shortfall, plus (iv) costs incurred by Pertamina associated with idling an LNG tanker scheduled to load the shortfall quantity, minus (v) cost savings realized by Pertamina due to the shortfall.

The conditions precedent to the effectiveness of the Pertamina SPA were satisfied on May 8, 2015 and this SPA is currently effective.

Term

The LNG delivery, payment and related provisions of the Pertamina SPA commenced on June 1, 2019, and have a 20-year term from May 1, 2020. On or before June 1, 2036, Pertamina will have the right to extend the 20-year term for an additional period of up to 10 years subject to the satisfaction of certain conditions.

Transport Responsibilities

Title to, and all risks in respect of, the LNG sold by CCL pursuant to the Pertamina SPA shall pass from CCL to Pertamina as the LNG passes through the flange coupling of the LNG intake manifold of the relevant LNG tanker at the Liquefaction Facilities. Pertamina shall provide or cause to be provided all necessary transportation from this point for all quantities of LNG provided by CCL.

Guaranty

Pertamina is required at all times to maintain an acceptable credit rating or provide or cause to be provided a guaranty, or, if no qualifying guarantor exists, an alternative credit support acceptable to CCL’s lenders.

Force Majeure

Force majeure is defined (subject to certain exceptions) as any act, event or circumstance that is not reasonably within the control of, does not result from the fault or negligence of, and would not have been avoided or overcome by the exercise of reasonable diligence (consistent with the standards of a reasonable and prudent operator) by the party claiming force majeure or an affiliate of the party claiming force majeure, and that  prevents or delays in whole or in part such party’s performance of one or more of its obligations under the Pertamina SPA, including the withdrawal, denial, or expiration of, or failure to obtain, any governmental approvals or export authorizations.

For CCL, force majeure specifically includes, but is not limited to:

•

loss of, accidental damage to, or inaccessibility to or inoperability of (x) the Liquefaction Facilities or any directly connecting pipeline, including the Corpus Christi Pipeline or (y) the liquefaction and loading facilities at the alternate source (but only for cargoes supplied from such alternate source); and

•

any event that would constitute an event of force majeure under any agreement CCL has entered into that is necessary for CCL to carry out its obligations under the Pertamina SPA, or any agreement between CCL and operators of any directly connecting pipeline for gas transportation services; provided, however, that an event of force majeure affecting a party to such agreement shall constitute force majeure under the Pertamina SPA only to the extent that it meets the definition of force majeure in the Pertamina SPA.

In respect of Pertamina, force majeure specifically includes, but is not limited to, events affecting the ability of Pertamina LNG tankers to receive and transport LNG, but only with respect to cargoes that are scheduled to be transported on such Pertamina LNG tankers.

The party affected by an event of force majeure shall use all commercially reasonable efforts to overcome or mitigate the effects of such event of force majeure. The parties must continue to perform their obligations under the Pertamina SPA to the extent not prevented or delayed by such event of force majeure.

During the continuation of a force majeure event, Pertamina and CCL’s other foundation customers receive priority in receiving a proportionate share of LNG from the remaining available LNG production capacity, if any, at the Liquefaction Facilities based on annual adjusted contract quantities of foundation customers without regard to which Trains are affected by the underlying event.

Liquidated Damages

In addition to the cover damages and suspension fees described above, the parties have agreed that liquidated damages shall be payable by CCL to Pertamina as the sole and exclusive remedy with respect to:

•	a Pertamina LNG tanker exceeding the allotted berth time for reasons not due to Pertamina or otherwise excused; and
•

a Pertamina LNG tanker being delayed beyond 24 hours after notice of readiness is effective in berthing at the Liquefaction Facilities and/or commencement of LNG transfer due to an event occurring at the Liquefaction Facilities that is not otherwise excused.

Liabilities and Indemnification

Each party is liable to the other for reasonably foreseeable losses due to breach of any obligation under the Pertamina SPA. However, neither party is liable to the other party for indirect, incidental, consequential or exemplary losses, loss of income or profits, failure of performance or delay in performance due to force majeure, or losses due to claims against the other party by a third party, except as expressly provided in the Pertamina SPA, and in all cases subject to certain express remedies in the Pertamina SPA.

Each party is required to indemnify the other from any losses arising out of the indemnifying party’s breach of any or all of the obligations set forth in provisions governing compliance with trade laws, compliance with applicable anti-bribery, anti-corruption and similar laws, recordkeeping and audit, or any breach of the indemnifying party’s representation and warranty that its business practices as of the effective date of the Pertamina SPA are in compliance with applicable anti-bribery, anti-corruption and similar laws.

Termination

A party has the right to terminate the Pertamina SPA if:

(a)

the other party declares force majeure (as defined and provided in the Pertamina SPA) one or more times and the interruptions from such force majeure aggregate 24 months during any 36-month period and result in the other party being prevented from making available or taking, as applicable, 50% or more of the annualized annual contract quantity of LNG during that period;

(b)	the other party fails to make available, or take delivery of, as applicable, 50% of the cargoes scheduled during any 12-month period;
(c)	a bankruptcy event (as defined in the Pertamina SPA) occurs with respect to the other party;
(d)	the other party fails to pay, or cause to be paid when due, any amounts in the aggregate that are in excess of $30 million for a period of 10 days or more following the due date; or
(e)	the other party breaches its representation and warranty regarding business practices or causes the terminating party to violate any laws applicable to the terminating party.

CCL has the right to terminate the Pertamina SPA if: (i) (A) Pertamina fails to maintain an acceptable credit rating or to provide a guaranty from an acceptable guarantor within 10 business days of such requirement arising or (B) an existing guarantor fails to maintain an acceptable credit rating or otherwise ceases to be an acceptable guarantor and Pertamina fails to provide a replacement guaranty or an alternative credit support within 10 business days; (ii) following a merger, sale or assignment, the surviving party, purchaser or assignee fails to maintain the acceptable credit rating or to provide a guaranty within 10 business days of the requirement arising; (iii) Pertamina fails to comply with the requirements of the Pertamina SPA with respect to assignments and novations of the Pertamina SPA; (iv) Pertamina or its guarantor fails to execute certain direct agreements required by the Pertamina SPA within 60 days following CCL’s request; (v) Pertamina violates applicable trade laws; or (vi) Pertamina violates provisions of the Pertamina SPA restricting use of the LNG. An acceptable guarantor is an affiliate of buyer that has an acceptable credit rating.

Taxes and Assignment

Under the Pertamina SPA, CCL and Pertamina are responsible for certain taxes, and each party may assign the Pertamina SPA in its entirety to its affiliates, subject to certain restrictions. Other assignments are permitted to CCL’s lenders or with consent (not to be unreasonably withheld) as provided in the Pertamina SPA.

Iberdrola SPA

On May 30, 2014, CCL entered into an SPA (the “Iberdrola SPA”) with Iberdrola, S.A (“Iberbrola”).

Sale and Purchase, Payment and Certain Other Obligations

Under the Iberdrola SPA, in summary and subject to the more detailed provisions and conditions set forth therein:

•	Iberdrola will pay CCL a fixed fee per MMBtu of LNG (a portion of which is subject to annual adjustment for inflation) plus a variable fee per MMBtu of LNG based on Henry Hub.
•

CCL began to provide half of the volumes under the Iberdrola SPA upon occurrence of the Date of First Commercial Delivery for Train 1 as bridging volumes, and has committed to provide the remaining half of the volumes under the Iberdrola SPA upon occurrence of the Date of First Commercial Delivery for Train 2.

•

Iberdrola has the right to cancel or suspend delivery of any cargoes of LNG scheduled for delivery upon timely advance notice, in which case Iberdrola will continue to be obligated to pay the fixed-fee charge per MMBtu (as adjusted for inflation) but will forfeit its right to receive these cargoes and will not be obligated to pay the variable component of the full contract sales price for these cargoes.

•

In the event that Iberdrola does not take all or part of a scheduled delivery, Iberdrola will pay CCL cover damages equal to (i) the contract price (which includes the fixed fee and variable fee) multiplied by the shortfall, minus (ii) proceeds of any mitigation sale, minus (iii) cost savings resulting from any mitigation sale, plus (iv) any additional costs resulting from any mitigation sale.

•

To the extent CCL does not make available all or part of a scheduled delivery, CCL will pay Iberdrola an amount equal to, for each MMBtu of shortfall: (i) the price incurred by Iberdrola for the purchase of a replacement quantity of LNG or Gas, or, in the event a replacement quantity cannot be purchased, the market price of LNG at such time at the cargo’s originally scheduled destination, minus (ii) the contract sales price under the Iberdrola SPA, plus (iii) costs (including transportation costs) incurred by Iberdrola due to such shortfall, plus (iv) costs incurred by Iberdrola associated with idling an LNG tanker scheduled to load the shortfall quantity, minus (v) cost savings realized by Iberdrola due to the shortfall.

The conditions precedent to the effectiveness of the Iberdrola SPA were satisfied on May 8, 2015, and this SPA is currently effective.

Term

The LNG delivery, payment and related provisions of the Iberdrola SPA commenced on June 1, 2019, and have a 20-year term from May 1, 2020. On or before May 1, 2037, Iberdrola will have the right to extend the 20-year term for an additional period of up to 10 years subject to the satisfaction of certain conditions.

Transport Responsibilities

Title to, and all risks in respect of, the LNG sold by CCL pursuant to the Iberdrola SPA shall pass from CCL to Iberdrola as the LNG passes through the flange coupling of the LNG intake manifold of the relevant LNG tanker at the Liquefaction Facilities. Iberdrola shall provide or cause to be provided all necessary transportation from this point for all quantities of LNG provided by CCL.

Guaranty

Iberdrola is required at all times to maintain an acceptable credit rating or provide or cause to be provided a guaranty.

Force Majeure

Force majeure is defined (subject to certain exceptions) as any act, event or circumstance that is not reasonably within the control of, does not result from the fault or negligence of, and would not have been avoided or overcome by the exercise of reasonable diligence (consistent with the standards of a reasonable and prudent operator) by the party claiming force majeure or an affiliate of the party claiming force majeure, and that  prevents or delays in whole or in part such party’s performance of one or more of its obligations under the Iberdrola SPA, including the withdrawal, denial, or expiration of, or failure to obtain, any governmental approvals or export authorizations.

For CCL, force majeure specifically includes, but is not limited to:

•

loss of, accidental damage to, or inaccessibility to or inoperability of (i) the Liquefaction Facilities or any directly connecting pipeline, including the Corpus Christi Pipeline, or (ii) the liquefaction and loading facilities at the alternate source (but only for cargoes supplied from such alternate source); and

•

any event that would constitute an event of force majeure under any agreement between CCL and operators of any directly connecting pipeline for gas transportation services; provided, however, that an event of force majeure affecting a party to such agreement shall constitute force majeure under the Iberdrola SPA only to the extent that it meets the definition of force majeure in the Iberdrola SPA.

In respect of Iberdrola, force majeure specifically includes, but is not limited to, events affecting the ability of Iberdrola LNG tankers to receive and transport LNG, but only with respect to cargoes that are scheduled to be transported on such Iberdrola LNG tankers.

The party affected by an event of force majeure shall use all commercially reasonable efforts to overcome or mitigate the effects of such event of force majeure. The parties must continue to perform their obligations under the Iberdrola SPA to the extent not prevented or delayed by such event of force majeure.

During the continuation of a force majeure event, Iberdrola and CCL’s other foundation customers receive priority in receiving a proportionate share of LNG from the remaining available LNG production capacity, if any, at the Liquefaction Facilities based on annual adjusted contract quantities of foundation customers without regard to which Trains are affected by the underlying event.

Liquidated Damages

In addition to the cover damages and suspension fees described above, the parties have agreed that liquidated damages shall be payable by CCL to Iberdrola as the sole and exclusive remedy with respect to:

•	an Iberdrola LNG tanker exceeding the allotted berth time for reasons not due to Iberdrola or otherwise excused; and
•

an Iberdrola LNG tanker being delayed beyond 24 hours after notice of readiness is effective in berthing at the Liquefaction Facilities and/or commencement of LNG transfer due to an event occurring at the Liquefaction Facilities that is not otherwise excused.

Liabilities and Indemnification

Each party is liable to the other for reasonably foreseeable losses due to breach of any obligation under the Iberdrola SPA. However, neither party is liable to the other for indirect, incidental, consequential or exemplary losses, loss of income or profits, failure of performance or delay in performance due to force majeure, or losses due to claims against the other party by a third party, except as expressly provided in the Iberdrola SPA, and in all cases subject to certain express remedies in the Iberdrola SPA.

Each party is required to indemnify the other from any losses arising out of the indemnifying party’s breach of any or all of the obligations set forth in provisions governing compliance with trade laws, compliance with applicable anti-bribery, anti-corruption and similar laws, recordkeeping and audit, or any breach of the indemnifying party’s representation and warranty that its business practices as of the effective date of the Iberdrola SPA are in compliance with applicable anti-bribery, anti-corruption and similar laws.

Termination

A party has the right to terminate the Iberdrola SPA if:

(a)

the other party declares force majeure (as defined and provided in the Iberdrola SPA) one or more times and the interruptions from such force majeure aggregate 24 months during any 36-month period and result in the other party being prevented from making available or taking, as applicable, 50% or more of the annualized annual contract quantity of LNG during that period;

(b)	the other party fails to make available, or take delivery of, as applicable, 50% of the cargoes scheduled during any 12-month period;
(c)	a bankruptcy event (as defined in the Iberdrola SPA) occurs with respect to the other party;
(d)	the other party fails to pay, or cause to be paid when due, any amounts in the aggregate that are in excess of $30 million for a period of 10 days or more following the due date; or
(e)	the other party breaches its representation and warranty regarding business practices or causes the terminating party to violate any laws applicable to the terminating party.

CCL has the right to terminate the Iberdrola SPA if: (i) (A) Iberdrola fails to maintain an acceptable credit rating or to provide a guaranty from an acceptable guarantor within 10 business days of such requirement arising or (B) an existing guarantor fails to maintain an acceptable credit rating or otherwise ceases to be an acceptable guarantor and Iberdrola fails to provide a replacement guaranty within 10 business days; (ii) following a merger, sale or assignment, the surviving party, purchaser or assignee fails to maintain the acceptable credit rating or to provide a guaranty within 20 business days of the requirement arising; (iii) Iberdrola fails to comply with the requirements of the Iberdrola SPA with respect to assignments and novations of the Iberdrola SPA; (iv) Iberdrola fails to execute certain direct agreements required by the Iberdrola SPA within 60 days following CCL’s request; (v) Iberdrola violates applicable trade laws; or (vi) Iberdrola violates provisions of the Iberdrola SPA restricting use of the LNG. An acceptable guarantor is an affiliate of buyer that has an acceptable credit rating or a financial institution.

In addition, Iberdrola has the right to terminate the Iberdrola SPA if the Date of First Commercial Delivery for Train 2 does not occur in the specified timeframe.

Taxes and Assignment

Under the Iberdrola SPA, CCL and Iberdrola are responsible for certain taxes, and each party may assign the Iberdrola SPA in its entirety to its affiliates, subject to certain restrictions. Other assignments are permitted only to CCL’s lenders or with consent (not to be unreasonably withheld) as provided in the Iberdrola SPA.

Woodside SPA

On June 30, 2014, CCL entered into an SPA (the “Woodside SPA”) with Woodside Energy Trading Singapore Pte Ltd (“Woodside”), as amended on July 24, 2015.

Sale and Purchase, Payment and Certain Other Obligations

Under the Woodside SPA, in summary and subject to the more detailed provisions and conditions set forth therein:

•	Woodside will pay CCL a fixed fee per MMBtu of LNG (a portion of which is subject to annual adjustment for inflation) plus a variable fee per MMBtu of LNG based on Henry Hub.
•

Woodside has the right to cancel or suspend delivery of any cargoes of LNG scheduled for delivery upon timely advance notice, in which case Woodside will continue to be obligated to pay the fixed-fee charge per MMBtu (as adjusted for inflation) but will forfeit its right to receive these cargoes and will not be obligated to pay the variable component of the full contract sales price for these cargoes.

•

In the event that Woodside does not take all or part of a scheduled delivery, Woodside will pay CCL cover damages equal to (i) the contract price (which includes the fixed fee and variable fee) multiplied by the shortfall, minus (ii) proceeds of any mitigation sale, minus (iii) cost savings resulting from any mitigation sale, plus (iv) any additional costs resulting from any mitigation sale.

•

To the extent CCL does not make available all or part of a scheduled delivery, CCL will pay Woodside an amount equal to, for each MMBtu of shortfall: (i) the price incurred by Woodside for the purchase of a replacement quantity of LNG or Gas, or, in the event a replacement quantity cannot be purchased, the market price of LNG at such time at the cargo’s originally scheduled destination, minus (ii) the contract sales price under the Woodside SPA, plus (iii) costs (including transportation costs) incurred by Woodside due to such shortfall, plus (iv) costs incurred by Woodside associated with idling an LNG tanker scheduled to load the shortfall quantity, minus (v) cost savings realized by Woodside due to the shortfall. If, as a result of CCL’s failure to make available a scheduled delivery, a partial cargo is made available to Woodside but deemed unsafe for loading and/or transporting and rejected by the master of the relevant Woodside LNG tanker, then such quantity will be included in the shortfall calculation.

The conditions precedent to the effectiveness of the Woodside SPA were satisfied on May 8, 2015, and this SPA is currently effective.

Term

The LNG delivery, payment and related provisions of the Woodside SPA commenced on May 1, 2020, and have a 20-year term. On or before May 1, 2037, Woodside will have the right to extend the 20-year term for an additional period of up to 10 years subject to the satisfaction of certain conditions.

Transport Responsibilities

Title to, and all risks in respect of, the LNG sold by CCL pursuant to the Woodside SPA shall pass from CCL to Woodside as the LNG passes through the flange coupling of the LNG intake manifold of the relevant LNG tanker at the Liquefaction Facilities. Woodside shall provide or cause to be provided all necessary transportation from this point for all quantities of LNG provided by CCL.

Guaranty

Woodside is required at all times to maintain an acceptable credit rating or provide or cause to be provided a guaranty or an alternative credit support acceptable to CCL’s lenders. Woodside Petroleum, Ltd. has irrevocably guaranteed Woodside’s payment obligations under the Woodside SPA.

Force Majeure

Force majeure is defined (subject to certain exceptions) as any act, event or circumstance that is not reasonably within the control of, does not result from the fault or negligence of, and would not have been avoided or overcome by the exercise of reasonable diligence (consistent with the standards of a reasonable and prudent operator) by the party claiming force majeure or an affiliate of the party claiming force majeure, and that  prevents or delays in whole or in part such party’s performance of one or more of its obligations under the Woodside SPA including the withdrawal, denial, or expiration of, or failure to obtain, any governmental approvals or export authorizations.

For CCL, force majeure specifically includes, but is not limited to:

•

loss of, accidental damage to, or inaccessibility to or inoperability of (i) the Liquefaction Facilities or any directly connecting pipeline, including the Corpus Christi Pipeline, or (ii) the liquefaction and loading facilities at the alternate source (but only for cargoes supplied from such alternate source); and

•

any event that would constitute an event of force majeure under any agreement between CCL and operators of any directly connecting pipeline for gas transportation services; provided, however, that an event of force majeure affecting a party to such agreement shall constitute force majeure under the Woodside SPA only to the extent that it meets the definition of force majeure in the Woodside SPA.

In respect of Woodside, force majeure specifically includes, but is not limited to, events affecting the ability of Woodside LNG tankers to receive and transport LNG, but only with respect to cargoes that are scheduled to be transported on such Woodside LNG tankers.

The party affected by an event of force majeure shall use commercially reasonable efforts to overcome or mitigate the effects of such event of force majeure. The parties must continue to perform their obligations under the Woodside SPA to the extent not prevented or delayed by such event of force majeure.

During the continuation of a force majeure event, Woodside and CCL’s other foundation customers receive priority in receiving a proportionate share of LNG from the remaining available LNG production capacity, if any, at the Liquefaction Facilities based on annual adjusted contract quantities of foundation customers without regard to which Trains are affected by the underlying event.

Liquidated Damages

In addition to the cover damages and suspension fees described above, the parties have agreed that liquidated damages shall be payable by CCL to Woodside as the sole and exclusive remedy with respect to:

•	a Woodside LNG tanker exceeding the allotted berth time, for reasons not due to Woodside or otherwise excused; and
•

a Woodside LNG tanker being delayed beyond 24 hours after notice of readiness is effective in berthing at the Liquefaction Facilities and/or commencement of LNG transfer due to an event occurring at the Liquefaction Facilities that is not otherwise excused.

Liabilities and Indemnification

Each party is liable to the other for reasonably foreseeable losses due to breach of any obligation under the Woodside SPA. However, neither party is liable to the other party for indirect, incidental, consequential or exemplary losses, loss of income or profits, failure of performance or delay in performance due to force majeure, or losses due to claims against the other party by a third party, except as expressly provided in the Woodside SPA, and in all cases subject to certain express remedies in the Woodside SPA.

Each party is required to indemnify the other from any losses arising out of the indemnifying party’s breach of any or all of the obligations set forth in provisions governing compliance with trade laws, compliance with applicable anti-bribery, anti-corruption and similar laws, recordkeeping and audit, or any breach of the indemnifying party’s representation and warranty that its business practices as of the effective date of the Woodside SPA are in compliance with applicable anti-bribery, anti-corruption and similar laws.

Termination

A party has the right to terminate the Woodside SPA if:

(a)

the other party declares force majeure (as defined and provided in the Woodside SPA) one or more times and the interruptions from such force majeure aggregate 24 months during any 36-month period and result in the other party being prevented from making available or taking, as applicable, 50% or more of the annualized annual contract quantity of LNG during that period;

(b)	the other party fails to make available, or take delivery of, as applicable, 50% of the cargoes scheduled during any 12-month period;
(c)	a bankruptcy event (as defined in the Woodside SPA) occurs with respect to the other party;
(d)	the other party fails to pay, or cause to be paid when due, any amounts in the aggregate that are in excess of $30 million for a period of 10 days or more following the due date; or
(e)	the other party breaches its representation and warranty regarding business practices or causes the terminating party to violate any laws applicable to the terminating party.

CCL has the right to terminate the Woodside SPA if: (i) (A) Woodside fails to maintain an acceptable credit rating or to provide a guaranty from an acceptable guarantor within 10 business days of such requirement arising or (B) an existing guarantor fails to maintain an acceptable credit rating or otherwise ceases to be an acceptable guarantor and Woodside fails to provide a replacement guaranty or an alternative credit support within 10 business days; (ii) following a merger, sale or assignment, the surviving party, purchaser or assignee fails to maintain the acceptable credit rating or to provide a guaranty within 20 business days of the requirement arising; (iii) Woodside fails to comply with the requirements of the Woodside SPA with respect to assignments and novations of the Woodside SPA; (iv) Woodside or its guarantor fails to execute certain direct agreements required by the Woodside SPA within 60 days following CCL’s request; (v) Woodside violates applicable trade laws; or (vi) Woodside violates provisions of the Woodside SPA restricting use of the LNG. An acceptable guarantor is an affiliate of buyer that has an acceptable credit rating.

In addition, Woodside has the right to terminate the Woodside SPA if the Date of First Commercial Delivery for Train 2 does not occur in the specified timeframe.

Taxes and Assignment

Under the Woodside SPA, CCL and Woodside are responsible for certain taxes, and each party may assign the Woodside SPA in its entirety to its affiliates, subject to certain restrictions. Other assignments are permitted only to CCL’s lenders or with consent (not to be unreasonably withheld) as provided in the Woodside SPA.

EDF SPA

On July 17, 2014, CCL entered into an SPA (the “EDF SPA”) with Électricité de France, S.A (“EDF”), as amended on February 24, 2015 and July 15, 2015.

Sale and Purchase, Payment and Certain Other Obligations

Under the EDF SPA, in summary and subject to the more detailed provisions and conditions set forth therein:

•	EDF will pay CCL a fixed fee per MMBtu of LNG (a portion of which is subject to annual adjustment for inflation) plus a variable fee per MMBtu of LNG based on Henry Hub.
•

EDF has the right to cancel or suspend delivery of any cargoes of LNG scheduled for delivery upon timely advance notice, in which case EDF will continue to be obligated to pay the fixed-fee charge per MMBtu (as adjusted for inflation) but will forfeit its right to receive these cargoes and will not be obligated to pay the variable component of the full contract sales price for these cargoes.

•

In the event that EDF does not take all or part of a scheduled delivery, EDF will pay CCL cover damages equal to (i) the contract price (which includes the fixed fee and variable fee) multiplied by the shortfall, minus (ii) proceeds of any mitigation sale, minus (iii) cost savings resulting from any mitigation sale, plus (iv) any additional costs resulting from any mitigation sale.

•

To the extent CCL does not make available all or part of a scheduled delivery, CCL will pay EDF an amount equal to, for each MMBtu of shortfall: (i) the price incurred by EDF for the purchase of a replacement quantity of LNG or Gas, or, in the event a replacement quantity cannot be purchased, the market price of LNG at such time at the cargo’s originally scheduled destination, minus (ii) the contract sales price under the EDF SPA, plus (iii) costs (including transportation costs) incurred by EDF due to such shortfall, plus (iv) costs incurred by EDF associated with idling an LNG tanker scheduled to load the shortfall quantity, minus (v) cost savings realized by EDF due to the shortfall. If, as a result of CCL’s failure to make available a scheduled delivery, a partial cargo is made available to EDF but deemed unsafe for loading and/or transporting and rejected by the master of the relevant EDF LNG tanker, then such quantity will be included in the shortfall calculation.

The conditions precedent to the effectiveness of the EDF SPA were satisfied on May 8, 2015, and this SPA is currently effective.

Term

The LNG delivery, payment and related provisions of the EDF SPA commenced on May 1, 2020, and have a 20-year term. On or before May 1, 2037, EDF will have the right to extend the 20-year term for an additional period of up to 10 years subject to the satisfaction of certain conditions.

Transport Responsibilities

Title to, and all risks in respect of, the LNG sold by CCL pursuant to the EDF SPA shall pass from CCL to EDF as the LNG passes through the flange coupling of the LNG intake manifold of the relevant LNG tanker at the Liquefaction Facilities. EDF shall provide or cause to be provided all necessary transportation from this point for all quantities of LNG provided by CCL.

Guaranty

EDF is required at all times to maintain an acceptable credit rating or provide or cause to be provided a guaranty or, if no qualifying guarantor exists, an alternative credit support acceptable to CCL’s lenders.

Force Majeure

Force majeure is defined (subject to certain exceptions) as any act, event or circumstance that is not reasonably within the control of, does not result from the fault or negligence of, and would not have been avoided or overcome by the exercise of reasonable diligence (consistent with the standards of a reasonable and prudent operator) by the party claiming force majeure or an affiliate of the party claiming force majeure, and that  prevents or delays in whole or in part such party’s performance of one or more of its obligations under the EDF SPA, including the withdrawal, denial, or expiration of, or failure to obtain, any governmental approvals or export authorizations.

For CCL, force majeure specifically includes, but is not limited to:

•

loss of, accidental damage to, or inaccessibility to or inoperability of (i) the Liquefaction Facilities or any directly connecting pipeline, including the Corpus Christi Pipeline, or (ii) the liquefaction and loading facilities at the alternate source (but only for cargoes supplied from such alternate source); and

•

any event that would constitute an event of force majeure under an agreement between CCL and operators of any directly connecting pipeline for gas transportation services; provided, however, that an event of force majeure affecting a party to such agreement shall constitute force majeure under the EDF SPA only to the extent that it meets the definition of force majeure in the EDF SPA.

In respect of EDF, force majeure specifically includes, but is not limited to, events affecting the ability of EDF LNG tankers to receive and transport LNG, but only with respect to cargoes that are scheduled to be transported on such EDF LNG tankers.

The party affected by an event of force majeure shall use commercially reasonable efforts to overcome or mitigate the effects of such event of force majeure. The parties must continue to perform their obligations under the EDF SPA to the extent not prevented or delayed by such event of force majeure.

During the continuation of a force majeure event, EDF and CCL’s other foundation customers receive priority in receiving a proportionate share of LNG from the remaining available LNG production capacity, if any, at the Liquefaction Facilities based on annual adjusted contract quantities of foundation customers without regard to which Trains are affected by the underlying event.

Liquidated Damages

In addition to the cover damages and suspension fees described above, the parties have agreed that liquidated damages shall be payable by CCL to EDF as the sole and exclusive remedy with respect to:

•	an EDF LNG tanker exceeding the allotted berth time for reasons not due to EDF or otherwise excused; and
•

an EDF LNG tanker being delayed beyond 24 hours after notice of readiness is effective in berthing at the Liquefaction Facilities and/or commencement of LNG transfer due to an event occurring at the Liquefaction Facilities that is not otherwise excused.

Liabilities and Indemnification

Each party is liable to the other for reasonably foreseeable losses due to breach of any obligation under the EDF SPA. However, neither party is liable to the other party for indirect, incidental, consequential or exemplary losses, loss of income or profits, failure of performance or delay in performance due to force majeure, or losses due to claims against the other party by a third party, except as expressly provided in the EDF SPA, and in all cases subject to certain express remedies in the EDF SPA.

Each party is required to indemnify the other from any losses arising out of the indemnifying party’s breach of any or all of the obligations set forth in provisions governing compliance with trade laws, compliance with applicable anti-bribery, anti-corruption and similar laws, recordkeeping and audit, or any breach of the indemnifying party’s representation and warranty that its business practices as of the effective date of the EDF SPA are in compliance with applicable anti-bribery, anti-corruption and similar laws.

Termination

A party has the right to terminate the EDF SPA if:

(a)

the other party declares force majeure (as defined and provided in the EDF SPA) one or more times and the interruptions from such force majeure aggregate 24 months during any 36-month period and result in the other party being prevented from making available or taking, as applicable, 50% or more of the annualized annual contract quantity of LNG during that period;

(b)	the other party fails to make available, or take delivery of, as applicable, 50% of the cargoes scheduled during any 12-month period;
(c)	a bankruptcy event (as defined in the EDF SPA) occurs with respect to the other party;
(d)	the other party fails to pay, or cause to be paid when due, any amounts in the aggregate that are in excess of $30 million for a period of 10 days or more following the due date; or
(e)	the other party breaches its representation and warranty regarding business practices or causes the terminating party to violate any laws applicable to that party.

CCL has the right to terminate the EDF SPA if: (i) (A) EDF fails to maintain an acceptable credit rating or to provide a guaranty from an acceptable guarantor within 10 business days of such requirement arising or (B) an existing guarantor fails to maintain an acceptable credit rating or otherwise ceases to be an acceptable guarantor and EDF fails to provide a replacement guaranty or an alternative credit support within 10 business days; (ii) following a merger, sale or assignment, the surviving party, purchaser or assignee fails to maintain the acceptable credit rating or to provide a guaranty within 20 business days of the requirement arising; (iii) EDF fails to comply with the requirements of the EDF SPA with respect to assignments and novations of the EDF SPA; (iv) EDF or its guarantor fails to execute certain direct agreements required by the EDF SPA within 60 days following CCL’s request; (v) EDF violates applicable trade laws; or (vi) EDF violates provisions of the EDF SPA restricting use of the LNG. An acceptable guarantor is an affiliate of buyer that has an acceptable credit rating.

In addition, EDF has the right to terminate the EDF SPA if the Date of First Commercial Delivery for Train 2 does not occur in the specified timeframe.

Taxes and Assignment

Under the EDF SPA, CCL and EDF are responsible for certain taxes, and each party may assign the EDF SPA in its entirety to its affiliates, subject to certain restrictions. Other assignments are permitted only to CCL’s lenders or with consent (not to be unreasonably withheld) as provided in the EDF SPA.

LNG Sale and Purchase Agreements—Train 3

EDP SPA

CCL entered into an SPA (the “EDP SPA”) with EDP Energias de Portugal S.A. (“EDP”) on December 18, 2014, as amended on November 18, 2015 and January 8, 2018.

Sale and Purchase, Payment and Certain Other Obligations

Under the EDP SPA, in summary and subject to the more detailed provisions and conditions set forth therein:

•

EDP will pay CCL a fixed fee per MMBtu of LNG (a portion of which is subject to annual adjustment for inflation during certain time periods and which varies or is calculated differently in certain circumstances) plus a variable fee per MMBtu of LNG based on Henry Hub.

•

EDP has the right to cancel or suspend delivery of any cargoes of LNG scheduled for delivery upon timely advance notice, in which case EDP will continue to be obligated to pay the fixed-fee charge per MMBtu (as adjusted for inflation) but will forfeit its right to receive these cargoes and will not be obligated to pay the variable component of the full contract sales price for these cargoes.

•

The variable fee price component under the EDP SPA was sized at the time of entry into the EDP SPA with the intent to cover the costs of gas purchase and transportation related to, and operating, maintenance and maintenance operating costs to produce, the LNG to be sold under the EDP SPA.

•

In the event that EDP does not take all or part of a scheduled delivery, EDP will pay CCL cover damages equal to (i) the contract price (which includes the fixed fee and variable fee) multiplied by the shortfall, minus (ii) proceeds of any mitigation sale, minus (iii) cost savings resulting from any mitigation sale, plus (iv) any additional costs resulting from any mitigation sale.

•

To the extent CCL does not make available all or part of a scheduled delivery, CCL will pay EDP an amount equal to, for each MMBtu of shortfall: (i) the price incurred by EDP for the purchase of a replacement quantity of LNG or Gas, or, in the event a replacement quantity cannot be purchased, the market price of LNG at such time at the cargo’s originally scheduled destination, minus (ii) the contract sales price under the EDP SPA, plus (iii) costs (including transportation costs) incurred by EDP due to such shortfall, plus (iv) costs incurred by EDP associated with idling an LNG tanker scheduled to load the shortfall quantity, minus (v) cost savings realized by EDP due the shortfall. If, as a result of CCL’s failure to make available a scheduled delivery, a partial cargo is made available to EDP but deemed unsafe for loading and/or transporting and rejected by the master of the relevant EDP LNG tanker, then such quantity will be included in the shortfall calculation.

Term

The LNG delivery, payment and related provisions of the EDP SPA commenced on January 1, 2020, and have a 20-year term. On or before January 1, 2037, EDP will have the right to extend the 20-year term for an additional period of up to 10 years subject to the satisfaction of certain conditions.

Transport Responsibilities

Title to, and all risks in respect of, the LNG sold by CCL pursuant to the EDP SPA shall pass from CCL to EDP as the LNG passes through the flange coupling of the LNG intake manifold of the relevant LNG tanker at the Liquefaction Facilities. EDP shall provide or cause to be provided all necessary transportation from this point for all quantities of LNG provided by CCL.

Guaranty

EDP is required at all times to maintain an acceptable credit rating or provide or cause to be provided a guaranty, or, if no qualifying guarantor exists, an alternative credit support acceptable to CCL’s lenders.

Force Majeure

Force majeure is defined (subject to certain exceptions) as any act, event or circumstance that is not reasonably within the control of, does not result from the fault or negligence of, and would not have been avoided or overcome by the exercise of reasonable diligence (consistent with the standards of a reasonable and prudent operator) by the party claiming force majeure or an affiliate of the party claiming force majeure, and that  prevents or delays in whole or in part such party’s performance of one or more of its obligations under the EDP SPA, including the withdrawal, denial, or expiration of, or failure to obtain, any governmental approvals or export authorizations.

For CCL, force majeure specifically includes, but is not limited to:

•

loss of, accidental damage to, or inaccessibility to or inoperability of (i) the Liquefaction Facilities or any directly connecting pipeline, including the Corpus Christi Pipeline, or (ii) the liquefaction and loading facilities at the alternate source (but only for cargoes supplied from such alternate source); and

•

any event that would constitute an event of force majeure under any agreement between CCL and operators of any directly connecting pipeline for gas transportation services; provided, however, that an event of force majeure affecting a party to such agreement shall constitute force majeure under the EDP SPA only to the extent that it meets the definition of force majeure in the EDP SPA.

In respect of EDP, force majeure specifically includes, but is not limited to, events affecting the ability of EDP LNG tankers to receive and transport LNG, but only with respect to cargoes that are scheduled to be transported on such EDP LNG tankers.

The party affected by an event of force majeure shall use commercially reasonable efforts to overcome or mitigate the effects of such event of force majeure. The parties must continue to perform their obligations under the EDP SPA to the extent not prevented or delayed by such event of force majeure.

During the continuation of a force majeure event, EDP and CCL’s other foundation customers receive priority in receiving a proportionate share of LNG from the remaining available LNG production capacity, if any, at the Liquefaction Facilities based on annual adjusted contract quantities of foundation customers without regard to which Trains are affected by the underlying event.

Liquidated Damages

In addition to the cover damages and suspension fees described above, the parties have agreed that liquidated damages shall be payable by CCL to EDP as the sole and exclusive remedy with respect to:

•	an EDP LNG tanker exceeding the allotted berth time for reasons not due to EDP or otherwise excused; and
•

an EDP tanker being delayed beyond 24 hours after notice of readiness is effective in berthing at the Liquefaction Facilities and/or commencement of LNG transfer due to an event occurring at the Liquefaction Facilities that is not otherwise excused.

Liabilities and Indemnification

Each party is liable to the other for reasonably foreseeable losses due to breach of any obligation under the EDP SPA. However, neither party is liable to the other party for indirect, incidental, consequential or exemplary losses, loss of income or profits, failure of performance or delay in performance due to force majeure, or losses due to claims against the other party by a third party, except as expressly provided in the EDP SPA, and in all cases subject to certain express remedies in the EDP SPA.

Each party is required to indemnify the other from any losses arising out of the indemnifying party’s breach of any or all of the obligations set forth in provisions governing compliance with trade laws, compliance with applicable anti-bribery, anti-corruption and similar laws, recordkeeping and audit, or any breach of the indemnifying party’s representation and warranty that its business practices as of the effective date of the EDP SPA are in compliance with applicable anti-bribery, anti-corruption and similar laws.

Termination

A party has the right to terminate the EDP SPA if:

(a)

the other party declares force majeure (as defined and provided in the EDP SPA) one or more times and the interruptions from such force majeure aggregate 24 months during any 36-month period and result in the other party being prevented from making available or taking, as applicable, 50% or more of the annualized annual contract quantity of LNG during that period;

(b)	the other party fails to make available, or take delivery of, as applicable, 50% of the cargoes scheduled during any 12-month period;
(c)	a bankruptcy event (as defined in the EDP SPA) occurs with respect to the other party;
(d)	the other party fails to pay, or cause to be paid when due, any amounts in the aggregate that are in excess of $30 million for a period of 10 days or more following the due date; or
(e)	the other party breaches its representation and warranty regarding business practices or causes the terminating party to violate any laws applicable to the terminating party.

CCL has the right to terminate the EDP SPA if: (i) (A) EDP fails to maintain an acceptable credit rating or to provide a guaranty from an acceptable guarantor within 10 business days of such requirement arising or (B) an existing guarantor fails to maintain an acceptable credit rating or otherwise ceases to be an acceptable guarantor and EDP fails to provide a replacement guaranty or an alternative credit support within 10 business days; (ii) following a merger, sale or assignment, the surviving party, purchaser or assignee fails to maintain the acceptable credit rating or provide a guaranty within 20 business days of the requirement arising; (iii) EDP fails to comply with the requirements of the EDP SPA with respect to assignments and novations of the EDP SPA; (iv) EDP or its guarantor fails to execute certain direct agreements required by the EDP SPA within 60 days following CCL’s request; (v) EDP violates applicable trade laws; or (vi) EDP violates provisions of the EDP SPA restricting use of the LNG. An acceptable guarantor is an affiliate of buyer that has an acceptable credit rating.

Taxes and Assignment

Under the EDP SPA, CCL and EDP are responsible for certain taxes, and each party may assign the EDP SPA in its entirety to its affiliates, subject to certain restrictions. Other assignments are permitted only to CCL’s lenders or with consent (not to be unreasonably withheld) as provided in the EDP SPA.

PetroChina SPA

CCL entered into an SPA with PetroChina on February 8, 2018.

Sale and Purchase, Payment and Certain Other Obligations

Under the PetroChina SPA, in summary and subject to the more detailed provisions and conditions set forth therein:

•

PetroChina will pay CCL a contract sales price equal to a fixed fee per MMBtu of LNG (a portion of which is subject to annual adjustment for inflation) plus a variable fee per MMBtu of LNG based on Henry Hub.

•

PetroChina has the right to cancel delivery of any cargoes of LNG scheduled for delivery upon timely advance notice, in which case PetroChina will continue to be obligated to pay the fixed-fee charge per MMBtu (as adjusted for inflation) but will forfeit its right to receive these cargoes and will not be obligated to pay the variable component of the full contract sales price for these cargoes.

•

The variable fee price component under the PetroChina SPA was sized at the time of entry into the PetroChina SPA with the intent to cover the costs of gas purchase and transportation related to, and operating, maintenance and maintenance operating costs to produce, the LNG to be sold under the PetroChina SPA.

•	In the event that PetroChina does not take all or part of a scheduled delivery, PetroChina will pay CCL:
•

if the sum of such shortfall quantity and all previously accrued shortfall quantities in the same contract year does not exceed a certain volume of LNG, or the sum of such shortfall quantity and all previously accrued shortfall quantities in the preceding four years does not exceed a certain volume of LNG, an amount equal to such shortfall quantity multiplied by the contract sales price, subject to PetroChina’s right to later purchase such quantity pursuant to the terms of the PetroChina SPA; or

•

under all other circumstances, cover damages equal to (i) the contract sales price (which includes the fixed fee and variable fee) multiplied by the shortfall, minus (ii) proceeds of any mitigation sale, minus (iii) cost savings resulting from any mitigation sale, plus (iv) any additional costs resulting from any mitigation sale.

•	To the extent CCL does not make available all or part of a scheduled delivery, CCL will pay PetroChina an amount equal to, for each MMBtu of shortfall, a percentage of the contract sales price.
•

If CCL fails to pay PetroChina any amounts due under any invoice issued by PetroChina to CCL for a sum exceeding $20 million, PetroChina may by notice to CCL reduce amounts owed by PetroChina to CCL in by such unpaid amount.

•

The Date of First Commercial Delivery, which is referred to as the “start date” in the PetroChina SPA, is set as October 1, 2023. If Substantial Completion under the EPC Contract (T3) of Train 3 of the Liquefaction Project has not occurred by the date that is 180 days after the start date, CCL shall give notice to that effect to PetroChina and, PetroChina may elect to terminate the PetroChina SPA.

Term

The LNG delivery, payment and related provisions of the PetroChina SPA will commence on October 1, 2023, and end on September 30, 2043. On or before September 30, 2040, PetroChina will have the right to extend the term of the PetroChina SPA for an additional period of up to 10 years subject to the satisfaction of certain conditions.

The conditions precedent to the effectiveness of the PetroChina SPA were satisfied on May 22, 2018.

Transport Responsibilities

Title to, and all risks in respect of, the LNG sold by CCL pursuant to the PetroChina SPA shall pass from CCL to PetroChina as the LNG passes through the flange coupling of the LNG intake manifold of the relevant LNG tanker at the Liquefaction Facilities (or at the alternative source nominated by CCL). PetroChina shall provide or cause to be provided all necessary transportation from this point for all quantities of LNG provided by CCL.

Guaranty

On May 8, 2018, PetroChina delivered to CCL a guaranty from PCL (the “PCL Guaranty”) and is required to at all times thereafter to maintain or cause to be maintained the PCL Guaranty.

Force Majeure

Under the PetroChina SPA, force majeure is defined (subject to certain exceptions) as any act, event or circumstance that is not reasonably within the control of, does not result from the fault or negligence of, and would not have been avoided or overcome by the exercise of reasonable diligence (consistent with the standards of a reasonable and prudent operator) by the party claiming force majeure or an affiliate of the party claiming force majeure, and that prevents or delays in whole or in part such party’s performance of one or more of its obligations under the PetroChina SPA including the unavailability of, or any event affecting, the Panama Canal and the withdrawal, denial, or expiration of, or failure to obtain, any governmental approvals or export authorizations.

For CCL, force majeure specifically includes, but is not limited to:

•

loss of, accidental damage to, or inaccessibility to or inoperability of (i) the Liquefaction Facilities or any directly connecting pipeline, including the Corpus Christi Pipeline or (ii) the liquefaction and loading facilities at the alternate source (but only for cargoes supplied from such alternate source); and

•

any event that would constitute an event of force majeure under any agreement between CCL and operators of any directly connecting pipeline for gas transportation services; provided, however, that an event of force majeure affecting a party to such agreement shall constitute force majeure under the PetroChina SPA only to the extent that it meets the definition of force majeure in the PetroChina SPA.

In respect of PetroChina, force majeure specifically includes, but is not limited to:

•	loss of, accidental damage to, or inoperability of any PetroChina LNG tanker;
•

events affecting the ability of PetroChina LNG tankers (i) to reach the Liquefaction Facilities or any alternate source not arising from loss of, accidental damage to or inoperability of such LNG tanker or (ii) to receive and transport LNG; or

•	the unavailability of various support services required for PetroChina LNG tankers to load and depart from the Liquefaction Facilities or facilities at an alternate supply source;

but, in each case, only with respect to cargoes that are scheduled to be transported on such PetroChina LNG tankers that are affected.

The party affected by an event of force majeure shall use commercially reasonable endeavors to overcome or mitigate the effects of such event of force majeure. The parties must continue to perform their obligations under the PetroChina SPA, to the extent not prevented or delayed by such event of force majeure.

During the continuation of a force majeure event, PetroChina and CCL’s other foundation customers receive priority in receiving a proportionate share of LNG from the remaining available LNG production capacity, if any, at the Liquefaction Facilities based on annual adjusted contract quantities of foundation customers without regard to which Trains are affected by the underlying event.

Liquidated Damages

In addition to the cover damages and cancellation fees described above, the parties have agreed that liquidated damages shall be payable by CCL to PetroChina as the sole and exclusive remedy with respect to:

•	a PetroChina LNG tanker exceeding the allotted berth time for reasons not due to PetroChina or otherwise excused; and
•

a PetroChina LNG tanker being delayed beyond 24 hours after notice of readiness is effective in berthing at the Liquefaction Facilities or the facilities at the alternate source nominated by CCL and/or commencement of LNG transfer due to an event occurring at the Liquefaction Facilities or such alternate facilities that is not otherwise excused.

Liabilities and Indemnification

Each party is liable to the other for reasonably foreseeable losses due to breach of any obligation under the PetroChina SPA. However, neither party is liable to the other party for indirect, incidental, consequential or exemplary losses, loss of profits, revenue, opportunity or business, increased costs or expenses or wasted expenditure, failure of performance or delay in performance due to force majeure, or losses due to claims against the other party by a third party, except as expressly provided in the PetroChina SPA and in all cases subject to certain express remedies in the PetroChina SPA.

Each party is required to indemnify the other from any losses arising out of the indemnifying party’s breach of any or all of the obligations set forth in provisions governing compliance with trade laws, compliance with applicable anti-bribery, anti-corruption and similar laws, recordkeeping and audit, or any breach of the indemnifying party’s representation and warranty that its business practices as of the effective date of the PetroChina SPA are in compliance with applicable anti-bribery, anti-corruption and similar laws.

Termination

A party has the right to terminate the PetroChina SPA if:

(a)

the other party declares force majeure (as defined and provided in the PetroChina SPA) one or more times and the interruptions from such force majeure aggregate 24 months during any 36-month period result in the other party being prevented from making available or taking, as applicable, 50% or more of the annualized contract quantity of LNG during that period;

(b)	the other party fails to make available, or take delivery of, as applicable (and such failure is not excused under the PetroChina SPA), 50% of the cargoes scheduled during any 12-month period;
(c)	an insolvency event (as defined in the PetroChina SPA) occurs with respect to the other party;

(d)	the other party fails to pay, or cause to be paid when due, any amounts in the aggregate that are in excess of $30 million for a period of 10 days or more following the due date; or
(e)	the other party breaches its representation and warranty regarding business practices or causes the terminating party to violate any laws applicable to the terminating party.

CCL has the right to terminate the PetroChina SPA if: (i) an insolvency event (as defined in the PetroChina SPA) occurs with respect to PCL; (ii) following a merger, consolidation or sale, the surviving party or purchaser of PetroChina or PCL fails to maintain the acceptable credit rating or to provide an alternate credit support acceptable to CCL; (iii) PetroChina fails to maintain in full force and effect the PCL Guaranty as required under the PetroChina SPA; (iv) PetroChina fails to comply with the requirements of the PetroChina SPA with respect to assignments and novations of the PetroChina SPA; (v) PetroChina or PCL fails to execute certain direct agreements required by the PetroChina SPA within 60 days following CCL’s request; (vi) PetroChina violates applicable trade laws; or (vii) PetroChina violates provisions of the PetroChina SPA restricting use of the LNG.

In addition, PetroChina has the right to terminate the PetroChina SPA if: (i) the date of Substantial Completion of Train 3 does not occur in the timeframe specified therein; or (ii) following a merger, consolidation or sale, the requirement that the surviving party or purchaser of CCL must either own the Liquefaction Facilities or maintain a credit rating acceptable to PetroChina is not satisfied.

Taxes and Assignment

Under the PetroChina SPA, CCL and PetroChina are responsible for certain taxes, and CCL may assign the PetroChina SPA in its entirety to CCH or a wholly owned subsidiary of CCH, subject to certain restrictions.

Other assignments are permitted only to CCL’s lenders or with consent (not to be unreasonably withheld) as provided in the PetroChina SPA.

Trafigura SPA

CCL entered into an SPA (the “Trafigura SPA”) with Trafigura Pte Ltd (“Trafigura”) on May 16, 2018.

Sale and Purchase, Payment and Certain Other Obligations

Under the Trafigura SPA, in summary and subject to the more detailed provisions and conditions set forth therein:

•

Trafigura will pay CCL a contract sales price equal to a fixed fee per MMBtu of LNG (a portion of which is subject to annual adjustment for inflation starting on January 1, 2022) plus a variable fee per MMBtu of LNG based on Henry Hub plus a variable liquefaction fee that will never be less than zero.

•

Trafigura has the right to cancel delivery of any cargoes of LNG scheduled for delivery upon timely advance notice, in which case Trafigura will continue to be obligated to pay the fixed-fee charge per MMBtu (as adjusted for inflation starting on January 1, 2022) but will forfeit its right to receive these cargoes and will not be obligated to pay the variable components of the full contract sales price for these cargoes.

•

The variable fee price component under the Trafigura SPA was sized at the time of entry into the Trafigura SPA with the intent to cover the costs of gas purchase and transportation related to, and operating, maintenance and maintenance operating costs to produce, the LNG to be sold under the Trafigura SPA.

•

In the event that Trafigura does not take all or part of a scheduled delivery, Trafigura will pay CCL cover damages equal to (i) the contract sales price (which includes the fixed fee and variable fees) multiplied by the shortfall, minus (ii) proceeds of any mitigation sale, minus (iii) cost savings resulting from any mitigation sale, plus (iv) any additional costs resulting from any mitigation sale. Cover damages will not exceed the contract sales price multiplied by the shortfall quantity.

•

To the extent CCL does not make available all or part of a scheduled delivery, CCL will pay Trafigura an amount equal to, for each MMBtu of shortfall: (i) the price incurred by Trafigura for the purchase of a replacement quantity of LNG or Gas, or, in the event a replacement quantity cannot be purchased, the market price of LNG at such time for delivery FOB in the U.S. Gulf Coast, minus (ii) the contract sales price under the Trafigura SPA, plus (iii) costs (including transportation costs and costs associated with idling an LNG tanker scheduled to load the shortfall quantity) incurred by Trafigura due to such shortfall, minus (iv) cost savings realized by Trafigura due to the shortfall. Such payment from CCL to Trafigura will not exceed the contract sales price multiplied by the shortfall quantity. If, as a result of CCL’s failure to make available a scheduled delivery, a partial cargo is made available to Trafigura but deemed unsafe for loading and/or transporting and rejected by the master of the relevant Trafigura LNG tanker, then such quantity will be included in the shortfall calculation.

•

The Date of First Commercial Delivery, which is referred to as the “start date” in the Trafigura SPA, is the date on which CCL notifies Trafigura that the Liquefaction Facilities has accepted Substantial Completion of Train 3 and related facilities.

Term

The LNG delivery, payment and related provisions of the Trafigura SPA will commence upon Substantial Completion of Train 3 and end on December 31, 2033.

Transport Responsibilities

Title to, and all risks in respect of, the LNG sold by CCL pursuant to the Trafigura SPA shall pass from CCL to Trafigura as the LNG passes through the flange coupling of the LNG intake manifold of the relevant LNG tanker at the Liquefaction Facilities or the Sabine Pass facility, as the case may be. Trafigura shall provide or cause to be provided all necessary transportation from this point for all quantities of LNG provided by CCL.

Guaranty

On May 16, 2018, Trafigura delivered to CCL the guaranty from Trafigura Group Pte Ltd and is required to maintain thereafter a guaranty from an acceptable guarantor and, with respect to any cargo to be delivered under the Trafigura SPA, to provide acceptable letter of credit if requested by CCL.

Force Majeure

Under the Trafigura SPA, force majeure is defined (subject to certain exceptions) as any act, event or circumstance that is not reasonably within the control of, does not result from the fault or negligence of, and would not have been avoided or overcome by the exercise of reasonable diligence (consistent with the standards of a reasonable and prudent operator) by the party claiming force majeure or an affiliate of the party claiming force majeure, and that prevents or delays in whole or in part such party’s performance of one or more of its obligations under the Trafigura SPA including the withdrawal, denial, or expiration of, or failure to obtain, any governmental approvals or export authorizations.

For CCL, force majeure specifically includes, but is not limited to:

•

loss of, accidental damage to, or inaccessibility to or inoperability of (i) the Liquefaction Facilities (or the Sabine Pass facility under certain conditions) or any directly connecting pipeline thereto, or (ii) any other alternative LNG production facility or any directly connecting pipeline thereto, but only with respect to cargoes that are scheduled to be loaded at such production facility and which could not have been reasonably expected to be affected by such force majeure event at the time CCL decided to load cargoes at such production facility; and

•

any event that would constitute an event of force majeure under any agreement between CCL, Sabine Pass Liquefaction, LLC, or the operator of the Liquefaction Facilities or the Sabine Pass facility, and operators of any directly connecting pipeline for gas transportation services; provided, however, that an event of force majeure affecting a party to such agreement shall constitute force majeure under the Trafigura SPA only to the extent that it meets the definition of force majeure in the Trafigura SPA.

In respect of Trafigura, force majeure specifically includes, but is not limited to, events affecting the ability of Trafigura LNG tankers to receive and transport LNG, but only with respect to cargoes that are scheduled to be transported on such Trafigura LNG tankers.

The party affected by an event of force majeure shall use commercially reasonable endeavors to overcome or mitigate the effects of such event of force majeure. The parties must continue to perform their obligations under the Trafigura SPA, to the extent not prevented or delayed by such event of force majeure.

During the continuation of a force majeure event, CCL’s foundation customers receive priority over Trafigura in receiving a proportionate share of LNG from the remaining available LNG production capacity, if any, at the Liquefaction Facilities or the Sabine Pass facility, as applicable, based on annual adjusted contract quantities of foundation customers without regard to which Trains are affected by the underlying event. After foundation customers, Trafigura and CCL’s other customers who are committed to purchasing no less than 20,000,000 MMBtus of LNG annually for 10 years or longer will be given priority over CCL’s other customers for receiving LNG from the remaining available LNG production capacity.

Liquidated Damages

In addition to the cover damages and cancellation fees described above, the parties have agreed that liquidated damages shall be payable by CCL to Trafigura as the sole and exclusive remedy with respect to:

•	a Trafigura LNG tanker exceeding the allotted berth time for reasons not due to Trafigura or otherwise excused; and
•

a Trafigura LNG tanker being delayed beyond 24 hours after notice of readiness is effective in berthing at the Liquefaction Facilities or the Sabine Pass facility and/or commencement of LNG transfer due to an event occurring at the Liquefaction Facilities or the Sabine Pass facility that is not otherwise excused.

Liabilities and Indemnification

Each party is liable to the other for reasonably foreseeable losses due to breach of any obligation under the Trafigura SPA. However, neither party is liable to the other party for indirect, incidental, consequential or exemplary losses, loss of income or profits, failure of performance or delay in performance due to force majeure, or losses due to claims against the other party by a third party, except as expressly provided in the Trafigura SPA and in all cases subject to certain express remedies in the Trafigura SPA.

Each party is required to indemnify the other from any losses arising out of the indemnifying party’s breach of any or all of the obligations set forth in provisions governing compliance with trade laws, compliance with applicable anti-bribery, anti-corruption and similar laws, recordkeeping and audit, or any breach of the indemnifying party’s representation and warranty that its business practices as of the effective date of the Trafigura SPA are in compliance with applicable anti-bribery, anti-corruption and similar laws.

Termination

A party has the right to terminate the Trafigura SPA if:

(a)

the other party declares force majeure (as defined and provided in the Trafigura SPA) one or more times and the interruptions from such force majeure during any 36-month period result in the other party being prevented from making available or taking, as applicable, a quantity equal to or greater than the annualized contract quantity of LNG;

(b)	the other party fails to make available, or take delivery of, as applicable (and such failure is not excused under the Trafigura SPA), 50% of the cargoes scheduled during any 12-month period;
(c)	a bankruptcy event (as defined in the Trafigura SPA) occurs with respect to the other party or the other party’s guarantor;
(d)	the other party fails to pay, or cause to be paid when due, any amounts in the aggregate that are in excess of $30 million for a period of 10 days or more following the due date;
(e)	the other party breaches its representation and warranty regarding business practices or causes the terminating party to violate any laws applicable to the terminating party; or

(f)

the other party, if required to provide a guaranty, fails to provide or maintain a guaranty from an acceptable guarantor or the other party fails to comply with the requirements of the Trafigura SPA with respect to assignments and novations of the Trafigura SPA.

CCL has the right to terminate the Trafigura SPA if: (i) following the merger, sale or assignment, the surviving party, purchaser or assignee of Trafigura’s guarantor fails to maintain the acceptable credit rating or to provide a guaranty within 20 business days of the requirement arising; (ii) Trafigura fails to provide an acceptable letter of credit for cargo to be sold or delivered if requested by CCL; (iii) Trafigura or its guarantor fails to execute certain direct agreements required by the Trafigura SPA within 60 days following CCL’s request; (iv) Trafigura violates applicable trade laws; or (v) Trafigura violates provisions of the Trafigura SPA restricting use of the LNG.

In addition, Trafigura has the right to terminate the Trafigura SPA if: (i) CCL’s unpaid total liability to Trafigura under the Trafigura SPA (excluding liability caused by the gross negligence or willful misconduct of CCL or its affiliate) has reached or exceeded an amount equal to $233 million multiplied by the annual contract quantity and divided by 53,200,000 MMBtus; and (ii) CCL or a CCL affiliate has caused the export authorizations of the Liquefaction Facilities and the Sabine Pass facility to be withdrawn or revoked, subject to CCL’s right to cure as provided under the Trafigura SPA.

Taxes and Assignment

Under the Trafigura SPA, CCL and Trafigura are responsible for certain taxes, and each party may assign the Trafigura SPA in its entirety to its affiliates, subject to certain restrictions. Other assignments are permitted only to (i) CCL’s lenders, and Sabine Pass Liquefaction, LLC and its lenders or (ii) with consent (not to be unreasonably withheld) as provided in the Trafigura SPA.

DES-Linked SPA

CCL entered into an LNG SPA (the “DES-Linked SPA”) with CMI UK, an affiliate of CCL, on May 22, 2018.

Sale and Purchase, Payment and Certain Other Obligations

Under the DES-Linked SPA, in summary and subject to the more detailed provisions and conditions set forth therein:

•

CMI UK will pay CCL a contract sales price equal to a fixed fee per MMBtu of LNG (a portion of which is subject to annual adjustment for inflation) plus a variable fee per MMBtu of LNG based on Henry Hub.

•

CMI UK has the right to cancel delivery of any cargoes of LNG scheduled for delivery upon timely advance notice, in which case CMI UK will continue to be obligated to pay the fixed-fee charge per MMBtu (as adjusted for inflation) but will forfeit its right to receive these cargoes and will not be obligated to pay the variable component of the full contract sales price for these cargoes.

•

The variable fee price component under the DES-Linked SPA was sized at the time of entry into the DES-Linked SPA with the intent to cover the costs of gas purchase and transportation related to, and operating, maintenance and maintenance operating costs to produce, the LNG to be sold under the DES-Linked SPA.

•

In the event that CMI UK does not take all or part of a scheduled delivery, CMI UK will pay CCL cover damages equal to (i) the contract sales price (which includes the fixed fee and variable fee) multiplied by the shortfall, minus (ii) proceeds of any mitigation sale, minus (iii) cost savings resulting from any mitigation sale, plus (iv) any additional costs resulting from any mitigation sale.

•

To the extent CCL does not make available all or part of a scheduled delivery, CCL will pay CMI UK an amount equal to, for each MMBtu of shortfall, a percentage of the contract sales price (which includes the fixed fee and variable fee).

•

The Date of First Commercial Delivery, which is referred to as the “start date” in the DES-Linked SPA, will be a date notified by CMI UK to CCL; provided that, unless otherwise agreed by the parties, the start date nominated by CMI UK shall be no earlier than the date of Substantial Completion of Train 3 of the Liquefaction Facilities and no later than 30 days after Substantial Completion of Train 3 of the Liquefaction Facilities.

Term

The LNG delivery, payment and related provisions of the DES-Linked SPA will commence upon the start date nominated by CMI UK (which shall be no earlier than Substantial Completion of Train 3 and no later than 30 days thereafter), and end on September 30, 2043.

The conditions precedent to the effectiveness of the DES-Linked SPA were satisfied on May 22, 2018.

Transport Responsibilities

Title to, and all risks in respect of, the LNG sold by CCL pursuant to the DES-Linked SPA shall pass from CCL to CMI UK as the LNG passes through the flange coupling of the LNG intake manifold of the relevant LNG tanker at the Liquefaction Facilities. CMI UK shall provide or cause to be provided all necessary transportation from this point for all quantities of LNG provided by CCL.

Credit Support

CMI UK is required to provide and maintain at all times a security agreement (the “CMI Security Agreement”) granting CCL a first priority security interest in certain CMI UK assets referred to as the CMI Collateral (as defined below).

The CMI Security Agreement was entered into by CMI UK, CCL and Mizuho Bank, Ltd., on May 22, 2018, and amended on December 27, 2018. Pursuant to the CMI Security Agreement, CMI UK’s obligations to CCL under the DES-Linked SPA will be secured by a first priority security interest (subject to certain permitted liens) for the benefit of CCL on CMI UK’s estate, right, title and interest in, to and under the following (the “CMI Collateral”):

•	the PetroChina DES SPA, dated February 8, 2018, between PetroChina and CMI UK;
•	the guaranty, dated May 8, 2018, provided by PCL to CMI UK in respect of PetroChina’s obligations to CMI UK under the PetroChina DES SPA (the “PetroChina Guarantee”);
•	any payments made by, or for the account of, PetroChina or PCL to, or for the account of, PCL under the PetroChina DES SPA or the PetroChina Guarantee (the “PetroChina Payments”);
•

all loss proceeds and insurance policies required to be maintained by CMI UK pursuant to the CMI Security Agreement except to the extent a lien has been granted over such proceeds by CMI UK under any of its trade finance facilities;

•	a deposit account held at Mizuho Bank, Ltd. (“CMI Secured Account”); and
•	proceeds and other rights related to the foregoing.

Pursuant to the CMI Security Agreement, CMI UK has also entered into a contract assignment and assumption agreement under the laws of England and Wales pursuant to which it has assigned all of its right, title and interest in, to and under the PetroChina DES SPA, the PetroChina Guarantee and the PetroChina Payments to CCL.

The security interests granted to CCL by CMI UK under the CMI Security Agreement are released (and may be automatically released if permitted by applicable law) upon the occurrence of certain events, including,  subject to certain conditions in the CMI Security Agreement:

•	termination of the CMI Security Agreement;
•	upon any transfer, assignment or other disposition of the CMI Collateral not prohibited by the CMI Security Agreement to a person other than CCL;
•

in respect of cash, financial assets and other property credited to or held in the CMI Secured Account, withdrawals made from the CMI Secured Account if the conditions therefore have been met in accordance with the CMI Security Agreement; and

•

in respect of the PetroChina Payments (i) related to a cargo lifted from CCL but to be delivered or intended to be delivered to a person other than PetroChina, upon satisfaction of certain conditions related to diversion of such cargos, including the prepayment in cash or by an acceptable letter of credit of the amounts payable by CMI UK to CCL in respect of such cargo or (ii) prior to the start date, as such term is defined in the DES-Linked SPA.

Pursuant to the CMI Security Agreement, CMI UK covenants to the following:

•	CMI UK is required to obtain and maintain at all times certain minimum insurance policies in accordance with the terms under the CMI Security Agreement.
•

Without the consent of CCL (not to be unreasonably withheld), subject to certain conditions, CMI UK is not permitted to: (i) assign or transfer any interest under the PetroChina DES SPA or PetroChina Guarantee; (ii) amend, modify or waive the PetroChina DES SPA or PetroChina Guarantee; and

•	consent to an assignment or transfer of any interest of the counterparty under the PetroChina DES SPA or the PetroChina Guarantee.
•

CMI UK is required to notify CCL promptly of any event which could reasonably be expected to have a material effect on CMI Collateral or the security interests and is required to provide information with respect to the PetroChina DES SPA and PetroChina Guarantee, including: (i) on an annual basis, a summary of the annual delivery program under the PetroChina DES SPA and the corresponding annual delivery program under the DES-Linked SPA for the relevant year as well as prompt notice of changes to such annual delivery program if any; and (ii) prompt notice of a determination that a certain cargo is not intended to be delivered to PetroChina along with a request for a presumptive invoice to be issued by CCL to CMI UK with respect to the proposed quantity of LNG in such a cargo.

•

CMI UK is required to manage its portfolio of transportation charter parties in accordance with sound industry practice that would be reasonably expected to permit CMI UK to meet its obligations under the DES-Linked SPA and the PetroChina DES SPA.

•

Subject to certain exceptions, CMI UK is required to deliver any LNG cargos lifted from CCL under the DES-Linked SPA to PetroChina under the PetroChina DES SPA unless all of the following conditions are satisfied: (i) (A) CMI UK has paid into the CMI Secured Account (or provided an acceptable letter of credit) the full amount of due to CCL related to a CCL lifted cargo that is to be diverted or (B) CMI UK and a pre-qualified seller as specified under the CMI Security Agreement have executed an SPA pursuant to which an alternative LNG cargo will be delivered to PetroChina from such pre-qualified seller; (ii) CMI UK has not failed to make for delivery more than one cargo to PetroChina during the preceding 12 months; (iii) no event of default or potential event of default (as defined under the CMI Security Agreement) has occurred and is continuing thereunder; (iv) if LNG cargo from a pre-qualified seller is to be delivered to PetroChina, the LNG specifications of such cargo and the delivery schedule thereof would enable CMI UK to meet its obligations under the PetroChina DES SPA; and (v) CMI UK delivers to CCL a certification that each of the forgoing conditions is satisfied.

All PetroChina Payments, except as permitted under the CMI Security Agreement, will be required to be deposited into the CMI Secured Account. CMI UK will be permitted to request Mizuho Bank, Ltd., to withdraw funds from the CMI Secured Account in the following order of priority and solely for the following purposes:

•

First, to pay to CCL all amounts then due and payable under the DES-Linked SPA, including contract sales price payments, payments of damages, fees and other expenses and any insurance claim payments due to CCL, each within the timeframe as specified under the CMI Security Agreement; and

•

Second, unless an event of default or potential event of default (as defined under the CMI Security Agreement) exists or is continuing, any remaining funds will be paid to CMI UK, but no more than once between each payment to CCL and the next deposit of PetroChina Payments or other funds into the CMI Secured Account.

Any of the following events constitute an event of default under the CMI Security Agreement:

(a)	any matured or unmatured CCL termination right exists under the DES-Linked SPA;
(b)	any matured or unmatured PetroChina termination right exists under the PetroChina DES SPA;
(c)	CCL fails to receive any amounts due and payable to it under the DES-Linked SPA for 3 business days;
(d)	CMI UK fails to satisfy one or more conditions under which it is allowed to divert cargo delivery to PetroChina;
(e)

CMI UK materially breaches any other covenant in the CMI Security Agreement and fails to cure within 30 days after it becomes aware of such breach (which may be extended for another 30 days if CMI UK is diligently pursuing a remedy for such breach);

(f)

any representation made by CMI UK to CCL is false when made and, if such falsity can be corrected or cured, CMI UK fails to correct or cure within 30 days after becoming aware of such falsity, which could reasonably be expected to have a material adverse effect (as defined under the CMI Security Agreement);

(g)

a material provision in the CMI Security Agreement is repudiated by CMI UK, terminated (other than by reason of full discharge of CMI UK’s obligations pursuant to the terms of the CMI Security Agreement) or declared unenforceable by a court of competent jurisdiction, or any of the security interests over a material portion of the CMI Collateral cease to be validly perfected in favor of CCL, and in each case such defect is not cured within 5 business days; or

(h)

CCL reasonably determines that CMI UK is unable to perform its obligations under the DES-Linked SPA and the PetroChina DES SPA, including based on CMI UK’s transportation arrangements or reasons of safety and security.

Upon and during the continuation of an event of default under the CMI Security Agreement, CCL shall have the right to exercise remedies in respect of the CMI Collateral, including to cause all revenues pledged to be paid to it directly and to exercise rights under certain direct agreements that CCL and CMI UK have entered into with PetroChina.

Force Majeure

Under the DES-Linked SPA, force majeure is defined (subject to certain exceptions) as any act, event or circumstance that is not reasonably within the control of, does not result from the fault or negligence of, and would not have been avoided or overcome by the exercise of reasonable diligence (consistent with the standards of a reasonable and prudent operator) by the party claiming force majeure or an affiliate of the party claiming force majeure, and that prevents or delays in whole or in part such party’s performance of one or more of its obligations under the DES-Linked SPA, including the unavailability of, or any event affecting, the Panama Canal and the withdrawal, denial, or expiration of, or failure to obtain, any governmental approvals or export authorizations.

For CCL, force majeure specifically includes, but is not limited to:

•

loss of, accidental damage to, or inaccessibility to or inoperability of (i) the Liquefaction Facilities or any directly connecting pipeline, including the Corpus Christi Pipeline or (ii) the liquefaction and loading facilities at the alternate source (but only for cargoes supplied from such alternate source); and

•

any event that would constitute an event of force majeure under any agreement between CCL and operators of any directly connecting pipeline for gas transportation services; provided, however, that an event of force majeure affecting a party to such agreement shall constitute force majeure under the DES-Linked SPA only to the extent that it meets the definition of force majeure in the DES-Linked LNG.

In respect of CMI UK, force majeure specifically includes, but is not limited to:

•	loss of, accidental damage to, or inaccessibility or inoperability of a discharge terminal; or
•	events affecting the ability of CMI UK LNG tankers to receive and transport LNG,

but only with respect to cargoes that are scheduled to be delivered to such discharge terminal or be transported on such CMI UK LNG tanker, as the case may be, which was not affected by and could not have been reasonably expected to be affected by such force majeure at the time the discharge terminal or the tanker was nominated by CMI UK.

The party affected by an event of force majeure shall use commercially reasonable endeavors to overcome or mitigate the effects of such event of force majeure. The parties must continue to perform their obligations under the DES-Linked SPA, to the extent not prevented or delayed by such event of force majeure.

During the continuation of a force majeure event, CCL’s foundation customers may receive priority over CMI UK in receiving LNG from the remaining available LNG production capacity, if any, at the Liquefaction Facilities without regard to which Trains are affected by the underlying event.

Liquidated Damages

In addition to the cover damages and cancellation fees described above, the parties have agreed that liquidated damages shall be payable by CCL to CMI UK as the sole and exclusive remedy with respect to:

•	a CMI UK LNG tanker exceeding the allotted berth time for reasons not due to CMI UK or otherwise excused; and
•

a CMI UK LNG tanker being delayed beyond 24 hours after notice of readiness is effective in berthing at the Liquefaction Facilities and/or commencement of LNG transfer due to an event occurring at the Liquefaction Facilities that is not otherwise excused.

Liabilities and Indemnification

Each party is liable to the other for reasonably foreseeable losses due to breach of any obligation under the DES-Linked SPA. However, neither party is liable to the other party for indirect, incidental, consequential or exemplary losses, loss of profits, revenue, opportunity or business, increased costs or expenses or wasted expenditure, failure of performance or delay in performance due to force majeure, or losses due to claims against the other party by a third party, except as expressly provided in the DES-Linked SPA and in all cases subject to certain express remedies in the DES-Linked SPA.

Each party is required to indemnify the other from any losses arising out of the indemnifying party’s breach of any or all of the obligations set forth in provisions governing compliance with trade laws, compliance with applicable anti-bribery, anti-corruption and similar laws, recordkeeping and audit, or any breach of the indemnifying party’s representation and warranty that its business practices as of the effective date of the DES-Linked SPA are in compliance with applicable anti-bribery, anti-corruption and similar laws.

Termination

A party has the right to terminate the DES-Linked SPA if:

(a)

the other party declares force majeure (as defined and provided in the DES-Linked SPA) one or more times and the interruptions from such force majeure aggregate 24 months during any 36-month period and result in the other party being prevented from making available or taking, as applicable, 50% or more of the annualized contract quantity of LNG during that period;

(b)	the other party fails to make available, or take delivery of, as applicable, 50% of the cargoes scheduled during any 24-month period;
(c)	an insolvency event (as defined in the DES-Linked SPA) occurs with respect to the other party;
(d)	the other party fails to pay, or cause to be paid when due, any amounts in the aggregate that are in excess of $30 million for a period of 10 days or more following the due date; or
(e)	the other party breaches its representation and warranty regarding business practices or causes the terminating party to violate any laws applicable to the terminating party.

CCL has the right to terminate the DES-Linked SPA if: (i) CMI UK fails to execute certain direct agreements required by the DES-Linked SPA within 60 days following CCL’s request; (ii) CMI UK violates applicable trade laws; (iii) CMI UK violates provisions of the DES-Linked SPA restricting use of the LNG; the PetroChina DES SPA has been terminated pursuant to the terms therein; or (v) the security interest granted to CCL pursuant to the terms of CMI Security Agreement is impaired or such security agreement ceases to be in full force and effect or so declares by CMI UK.

In addition, CMI UK has the right to terminate the DES-Linked SPA if CMI UK terminates its PetroChina DES SPA in its capacity as seller pursuant to the terms therein.

Taxes and Assignment

Under the DES-Linked SPA, CCL and CMI UK are responsible for certain taxes, and CCL may assign the DES-Linked SPA in its entirety to CCL’s lenders or, subject to certain restrictions and with consent (not to be unreasonably withheld), to others as provided in the DES-Linked SPA.

Management Services Agreement between Cheniere Energy Shared Services, Inc. and CCL

On May 13, 2015, CCL entered into a Management Services Agreement (the “CCL Management Services Agreement”) with Cheniere Energy Shared Services, Inc. (referred to as the “Manager”).

Scope of Services

Pursuant to the CCL Management Services Agreement, CCL engages Manager to manage all of CCL’s business and operations other than services to be provided by the Operator under the CCL O&M Agreement. The services to be provided by Manager include, among other services, exercising the day-to-day management of CCL’s affairs and business, managing CCL’s regulatory matters, maintaining bank and brokerage accounts and financial books and records of CCL’s business and operations, and providing contract administration services for all contracts associated with the Liquefaction Project.

Payment and Fees

After Substantial Completion of each Train, CCL will pay Manager (i) a monthly fee equal to 3.0% of the capital expenditures incurred in the previous month and (ii) a fixed monthly fee of $375,000 for services, in each case with respect to such Train.

Term and Termination

The term of the CCL Management Services Agreement began on May 13, 2015, and will continue until 21 years after the Substantial Completion date of the last Train to attain Substantial Completion. Thereafter, the term will continue for successive 12-month periods unless terminated by either party.

Assignment

The Manager may not assign or otherwise transfer all or any of its rights under the agreement, and any assignment by the Manager will be null and void and have no force or effect.

Limitations on Liability

The aggregate amount of damages payable by the Manager under the CCL Management Services Agreement shall be limited (except in cases of fraud or intentional breach) to an amount equal to the fees payable to the Manager for the operating year pursuant to the Agreement, plus withholding of fees remaining to be paid for the operating year. The aggregate amount of damages payable by CCL is limited (except in cases of fraud or intentional breach) to fees payable plus reimbursable management expenses for the operating year. Neither the Manager nor CCL shall be liable for consequential damages.

Management Services Agreement between Cheniere Energy Shared Services, Inc. and CCP

On May 13, 2015, CCP entered into a Management Services Agreement (the “CCP Management Services Agreement”) with the Manager.

Scope of Services

Pursuant to the CCP Management Services Agreement, CCP engages Manager to manage all of CCP’s business and operations other than services to be provided by the Operator under the CCP O&M Agreement. The services to be provided by Manager include, among other services, exercising the day-to-day management of CCP’s affairs and business, managing CCP’s regulatory matters, maintaining bank and brokerage accounts and financial books and records of CCP’s business and operations, and providing contract administration services for all contracts associated with the Liquefaction Project.

Payment and Fees

CCP will pay all of the management expenses of the Manager within 30 days after receiving an invoice for such expenses, such invoice to be submitted by Manager to CCP within 30 days of the end of month in which such expenses were incurred.

Term and Termination

The term of the CCP Management Services Agreement began on May 13, 2015, and will continue until 21 years after the Substantial Completion date of the last Train to achieve Substantial Completion. Thereafter, the term will continue for successive 12-month periods unless terminated by either party.

Assignment

The Manager may not assign or otherwise transfer all or any of its rights under the agreement, and any assignment by the Manager will be null and void and have no force or effect.

Limitations on Liability

The aggregate amount of damages payable by the Manager under the Agreement shall be limited (except in cases of fraud or intentional breach) to an amount equal to the fees payable to the Manager for the operating year pursuant to the Agreement, plus withholding of fees remaining to be paid for the operating year. The aggregate amount of damages payable by CCP is limited (except in cases of fraud or intentional breach) to fees payable plus reimbursable management expenses for the operating year. Neither the Manager nor CCP shall be liable for consequential damages.

CEI Equity Contribution Agreement

On May 22, 2018, CCH entered into the Amended and Restated CEI Equity Contribution Agreement with Cheniere, pursuant to which Cheniere agreed to provide equity contributions to CCH by way of an Equity Funding contribution of approximately $1.1 billion (as adjusted as permitted in the CEI Equity Contribution Agreement, the “Equity Funding Amount”). Cheniere may reduce the Equity Funding Amount dollar-for-dollar by the amount of Non-Base Case Cash Flows applied by the Loan Parties to meet Project Costs prior to the Project Completion Date, subject to the satisfaction of certain conditions.

Conditions Precedent

Cheniere will only be required to make contributions in respect of the Equity Funding Amount after the commitments under the Term Loan Facility have been reduced to zero and to the extent certain cash flows from operations of the Liquefaction Project are unavailable to fund Project Costs.

Other than the Equity Funding Amount, Cheniere is not obligated to contribute additional equity amounts.

Acceleration

At any time prior to the Project Completion Date, (i) upon the occurrence of a Declared Event of Default and the acceleration of any Senior Debt pursuant to the Finance Documents, Cheniere must, upon demand of the Security Trustee, pay or cause to be paid, within 10 business days, all remaining cash equity funding required such that CCH has received the full Equity Funding Amount and (ii) upon bankruptcy of Cheniere, Cheniere must pay or cause to be paid, within 10 business days, all remaining cash equity funding required such that CCH has received the full Equity Funding Amount.

Export Authorization Letter

On May 13, 2015, CMI and CCL entered into an export authorization letter agreement (as such agreement may be amended from time to time, the “Export Authorization Letter”), in respect of the Liquefaction Project’s FTA Authorization and Non-FTA Authorization. The Export Authorization Letter provides that, notwithstanding that both CMI and CCL hold the Liquefaction Project’s FTA Authorization and Non-FTA Authorization, CCL shall be the only exporter of LNG under such Export Authorizations, and shall carry out business activities, including the sale and export of LNG, based on CCL’s status as an authorization holder of such Export Authorizations, the rights granted to CCL under such Export Authorizations, and based on the covenants made by CMI to CCL with  respect to such Export Authorizations. CMI shall not undertake business activities, including the sale or export of LNG, based on its status as an authorization holder under such Export Authorizations.

Each of CMI and CCL agreed to the following covenants:

(a)	to cooperate to obtain the Non-FTA Authorization;
(b)

to comply in all material respects with the terms of the Liquefaction Project’s FTA Authorization and Non-FTA Authorization, including using all reasonable efforts to meet requirements imposed on a holder of such Export Authorizations by the terms of such Export Authorizations or by the DOE from time to time;

(c)

to take actions reasonably requested by the other party that may be necessary to enable such other party to comply in all material respects with any obligations it may have in respect of the Liquefaction Project’s FTA Authorization and Non-FTA Authorization;

(d)

that, to the extent reasonably requested by CCL, CMI shall use commercially reasonable efforts to assist CCL to have CMI removed as a named holder of the Liquefaction Project’s FTA Authorization and Non-FTA Authorization; and

(e)

to the extent that either of the Liquefaction Project’s FTA Authorization and Non-FTA Authorization are rescinded, suspended or revoked (in whole or in part), CCL shall take the lead in challenging or otherwise responding to such rescission, suspension or revocation, and, at CCL’s reasonable request, CMI shall use all commercially reasonable efforts to cooperate with CCL in steps being implemented by CCL that are reasonably designed to seek a reinstatement of such export authorization, including filing comments and responses to any proposed rescission, suspension or revocation, filing appropriate applications for rehearing and initiating judicial appeals of any final governmental authority action.

Operation and Maintenance Agreement between Cheniere LNG O&M Services, LLC and CCL

On May 13, 2015, CCL entered into an Operation and Maintenance Agreement (the “CCL O&M Agreement”) with Cheniere LNG O&M Services, LLC (referred to as the “Operator”). Pursuant to the CCL O&M Agreement, CCL appoints the Operator to operate and maintain the Liquefaction Facilities and to perform the services specified therein.

Services Provided

Before the Liquefaction Facilities is operational, the services to be provided include, among other services, obtaining governmental approvals on behalf of CCL, preparing an operating plan for certain periods, overseeing the performance of Bechtel under the EPC contracts, obtaining insurance, administering CCL’s LNG sales and purchase agreements, preparing staffing plans and preparing status reports. After the Liquefaction Facilities is operational, the Operator will be responsible for the operation and maintenance of the Liquefaction Facilities and will ensure that all necessary services required to operate and maintain the Liquefaction Facilities are properly performed.

Costs and Expenses

CCL will pay or reimburse the Operator for all operating expenses of the Operator, including labor costs, cost of tools, equipment and materials, transportation, travel and relocation of the Operator’s employees, and taxes incurred with respect to the operation and maintenance of the Liquefaction Facilities. For services performed by the Operator during the Liquefaction Facilities’ operating period, CCL will pay the Operator, in addition to the reimbursement of operating expenses, a fixed monthly fee of $125,000 for services with respect to each Train that has attained substantial completion.

Term and Termination

The term of the CCL O&M Agreement shall commence on the date of the CCL O&M Agreement and continue until 21 years after the Liquefaction Facilities’ last Train reaches substantial completion. Thereafter, the CCL O&M Agreement continues for successive 12-month periods unless terminated by either party.

Limitations on Liability

The aggregate amount of damages (other than with respect to CCL’s indemnity obligations) payable by CCL is limited (except in cases of intentional breach) to an amount equal to the fees payable to the Operator in such year plus reimbursable operating expenses for that year. The aggregate amount of damages (other than with respect to the Operator’s loss or damage to the facility, which is limited to the deductible under the relevant insurance policy of the Operator, and the Operator’s indemnity obligations) payable by the Operator is limited (except in cases of gross negligence, willful misconduct or intentional breach) to an amount equal to the fees payable to the Operator.

Assignment

The Operator shall not assign the CCL O&M Agreement without CCL’s written consent (not to be unreasonably withheld in case of assignment to an affiliate), provided that no consent is required for assignment or grant of a security interest to any person for purposes of any financing arrangement. The Operator shall not assign the CCL O&M Agreement without having obtained any necessary government approval required for such assignment.

Operation and Maintenance Agreement between Cheniere LNG O&M Services, LLC and CCP

On May 13, 2015, CCP entered into an Operation and Maintenance Agreement (the “CCP O&M Agreement” and together with the CCL O&M Agreement, the “O&M Agreements”) with the Operator. Pursuant to the CCP O&M Agreement, CCP appoints the Operator to operate and maintain the Corpus Christi Pipeline and to perform the services specified therein.

Services Provided

Before the Corpus Christi Pipeline is operational, the services to be provided include, among other services, obtaining governmental approvals on behalf of CCP, preparing an operating plan for certain periods, overseeing the performance of Bechtel under the EPC contracts, preparing staffing plans and preparing status reports. After the Corpus Christi Pipeline is operational, the Operator will be responsible for the operation and maintenance of the Corpus Christi Pipeline and will ensure that all necessary services required to operate and maintain the Corpus Christi Pipeline are properly performed.

Costs and Expenses

CCP will pay or reimburse the Operator for all operating expenses of the Operator, including labor costs, cost of tools, equipment and materials, transportation, travel and relocation of the Operator’s employees, and taxes incurred with respect to the operation and maintenance of the Corpus Christi Pipeline.

Term and Termination

The term of the CCP O&M Agreement shall commence on the date of the CCP O&M Agreement and continue until 21 years after the Corpus Christi Pipeline’s last date of Substantial Completion. Thereafter, the CCP O&M Agreement continues for successive 12-month periods unless terminated by either party.

Limitations on Liability

The aggregate amount of damages (other than with respect to CCP’s indemnity obligations) payable by CCP is limited (except in cases of intentional breach) to an amount equal to the fees payable to the Operator in such year plus reimbursable operating expenses for that year. The aggregate amount of damages (other than with respect to the Operator’s loss or damage to the facility, which is limited to the deductible under the relevant insurance policy of the Operator, and the Operator’s indemnity obligations) payable by the Operator is limited (except in cases of gross negligence, willful misconduct or intentional breach) to an amount equal to the fees payable to the Operator.

Assignment

The Operator shall not assign the CCP O&M Agreement without CCP’s written consent (not to be unreasonably withheld in case of assignment to an affiliate), provided that no consent is required for assignment or grant of a security interest to any person for purposes of any financing arrangement. The Operator shall not assign the CCP O&M Agreement without having obtained any necessary government approval required for such assignment.

Gas and Power Supply Services Agreement

On May 13, 2015, CCL entered into a Gas and Power Supply Services Agreement (the “Gas and Power Supply Services Agreement”) with Cheniere Energy Shared Services, Inc. (the “Supplier”). Pursuant to the Gas and Power Supply Services Agreement, CCL contracted with the Supplier to manage its gas and power procurement requirements.

Services Provided

The contract provides for the management of all of CCL’s natural gas and power supply requirements, except those which are being provided under the CCL O&M Agreement and the CCL Management Services Agreement.

Costs and Expenses

Upon Substantial Completion of each of Train 1, Train 2 and Train 3, CCL will pay the Supplier a fixed monthly fee of $125,000 with respect to each Train. CCL will also pay to the Supplier certain undisputed expenses that the Supplier incurred in the course of its performance of the services under the contract.

Term and Termination

The term of the Gas and Power Supply Agreement began on May 13, 2015, and continues until 21 years after the Train reaches Substantial Completion. Thereafter, it continues for successive 12-month periods unless terminated by either party.

Events of Default

The Gas and Power Supply Agreement contains certain events of default with respect to both the Supplier and CCL that would, subject to arbitration provisions contained in the contract, allow Supplier or CCL, respectively, to terminate the contract or to pursue other remedies.

Indemnification

The Supplier has agreed to indemnify CCL for losses resulting from the Supplier’s breach, negligence or willful misconduct.

Limitation on Liability

The aggregate amount of damages payable by CCL under the Gas and Power Supply Services Agreement is limited (except in cases of fraud or intentional breach) to an amount equal to the fees payable to the Supplier plus reimbursable Supplier expenses. Supplier damages are limited (except in cases of fraud or intentional breach) to fees payable to the Supplier for the operating year plus a withholding of any such fees remaining to be paid for such year.

Assignment

The Supplier may not assign or otherwise transfer all or any of its rights under the Gas and Power Supply Services Agreement, and any assignment by the Supplier will be null and void and have no force or effect.

Real Property Documents

In addition to our ownership of the main project site in San Patricio County and Nueces County, Texas, we also hold easements, restrictive covenants, leases and other real property rights related to the construction and operation of the Liquefaction Project. These interests relate to, among other things, transportation, drainage, disposal, utility access for the project site, emergency egress and exclusion zone restrictions required by regulatory authorities. Certain of these real property agreements have been entered into with affiliates of Cheniere. Our current material real property agreements constitute Material Project Agreements under the Common Terms Agreement and the indenture. Certain of the real property documents are described below under “Certain Relationships and Related Party Transactions.”

Transportation Agreements

CCL has entered into a number of transportation agreements to secure firm gas transport capacity for the Liquefaction Facilities. These agreements include the following, with the Corpus Christi Pipeline being the only pipeline that will connect directly with the Liquefaction Facilities:

•

CCP—CCL: CCL entered into a firm interstate transport agreement with CCP with a term of 20 years for a total daily transportation volume of up to 2,295,000 Dth, with various primary receipt points on the Transco, TGP, Enterprise Products Partners L.P., Kinder Morgan Tejas and NGPL pipelines. The firm transportation service has a monthly negotiated reservation rate of $2.8172 per Dth.

•

TGP—CCL: CCL entered into a firm interstate transport agreement with TGP with a term of 20 years for a total daily transportation volume of up to 300,000 Dth, with a primary delivery point at the interconnect between the Corpus Christi Pipeline and TGP’s Rate Zone 0. The firm transportation service has a monthly negotiated reservation rate of $9.125 per Dth.

•

Kinder Morgan and Kinder Morgan Tejas—CCL: CCL entered into a firm intrastate transport agreement with Kinder Morgan and Kinder Morgan Tejas with a term of 20 years for a total daily transportation volume of up to 250,000 Dth, with primary delivery points at the Corpus Christi Pipeline, NET Holdings Management, LLC’s header system near Aqua Dulce, Texas, the TGP pipeline, the NGPL Texok pipeline and the Tres Palacios pipeline. The firm transportation service has a monthly negotiated reservation rate of 250,000 multiplied by $0.15 multiplied by the number of days in the month.

•

NGPL—CCL: CCL entered into a firm interstate transport agreement with NGPL with a term of 20 years for up to a total daily transportation volume of 385,000 Dth/d, with a primary delivery point at the interconnect of CCP and NGPL’s Zone 4 at Sinton, Texas. The firm transportation service has a monthly negotiated reservation rate of $10.5394 per Dth. CCL has also entered into a firm interstate transport agreement with NGPL with a term of 20 years for up to a total daily transportation volume of 300,000 Dth/d, with a primary delivery point at the interconnect of CCP and NGPL’s Zone 4 at Sinton, Texas. The firm transportation service for this agreement has a monthly negotiated reservation rate of $13.6875 per Dth.

•

Transco—CCL: CCL entered into a firm interstate transport agreement with Transco with a term of twenty years for a total daily transportation volume of up to 400,000 Dth/d, with a primary delivery point at the interconnect between the Corpus Christi Pipeline and Transco’s Zone 1. The firm transportation service has a negotiated daily reservation rate of $.22 per Dth.

La Quinta Ship Channel Franchise

CCL has acquired a right of access to the La Quinta Ship Channel from the Port of Corpus Christi Authority (the “Authority”). This agreement provides CCL with the right to construct and maintain wharves and undertake dredging in the La Quinta Ship Channel necessary for seaward access to the Liquefaction Project.

Costs

CCL will owe fees to the Authority based on the quantity of LNG and project materials shipped through the channel. CCL will pay 50% of the Authority’s current wharfage tariff on these items.

Term and Termination

The term of the franchise runs from March 17, 2015, until February 28, 2045.

Review of Plans

The Authority shall have the right to review and reasonably grant approval of any plans for work, including dredging or filling, for which an Army Corps of Engineers permit would be required.

Default and Rights upon Default

In the event of any default by either party, the defaulting party shall have 60 days to cure after being notified in writing of the default, whereupon the other party may demand specific performance, termination, or any other remedy available.

Indemnity and Limitation of Damages

CCL shall indemnify the Authority from any liability arising out of any negligence on CCL’s part or by CCL’s agents or employees in connection with the exercise of rights under the franchise. Neither party shall be liable for any special, indirect, punitive, incidental, exemplary, or consequential damages, including loss of profits or impairment of LNG transportation.

Assignment

The franchise is assignable to any other person or entity holding title to or right of use and occupancy of CCL’s land, but it is not divisible among separate parcels. CCL has the right to convey the franchise by mortgage or other security instrument, and any interest or lien holder shall have a right to cure any default under the franchise.

GE Contractual Services Agreement

On October 21, 2015, CCL entered into a Contractual Service Agreement (the “GE CSA”) with GE Oil & Gas, Inc. (“GE”), which was amended on December 26, 2018. Under the contract, GE will provide maintenance services for certain of the Liquefaction Facilities’ equipment.

Scope of Work

The work to be performed by GE shall include mobilization services, planned and unplanned maintenance, monitoring, resident engineer services, and other work relevant to the maintenance of certain facilities and equipment of the Liquefaction Facilities.

Contract Price and Costs & Expenses

Compensation under the contract is for the various services rendered by GE, and shall be paid according to a price schedule which may be adjusted based on certain factors specified in the GE CSA. Although most payments shall be monthly, some payments for certain tasks or other extraordinary work shall be when invoiced.

Term and Termination

The GE CSA runs from October 21, 2015, to the earlier of either the date upon which all covered equipment has reached its performance end date (either 150,000 hours of operation or completion of a third major overhaul) or 25 years from the effective date (October 21, 2040). Either party may terminate the agreement if the other party becomes insolvent, for uncured material breach within 30 days of written notice or for convenience with 30 days written notice. CCL may also terminate the agreement if the amounts owed by GE to CCL reach or exceed the overall limitation of liability or if GE fails to pay performance liquidated damages as required in the agreement or any other amount due to CCL pursuant to the agreement within a specified timeframe. In the event of a termination, the defaulting or terminating party shall pay the termination amount of $18 million if terminating before the first major overhaul, $12 million if before the second major overhaul, and $6 million if after the second major overhaul, and shall pay a true-up amount settling the difference between any payments from CCL to GE and the price of parts and services actually provided.

Renegotiation

If CCL believes that the prices under the GE CSA are no longer competitive with market prices or prices offered by another company, then CCL may, within a specified time period, notify GE, who may either agree to the renegotiation or defer to a third-party evaluator, who will determine whether the agreement is still competitive or should be renegotiated. If no renegotiation is achieved within 120 days of the third-party evaluator’s determination that the prices are not competitive, CCL may terminate the GE CSA with no liability beyond compensation for services rendered and no payment of a termination amount.

Suspension

CCL may suspend GE’s performance at any time with or without cause by giving written notice. If CCL suspends without cause, GE shall be entitled to compensation, and the suspension may not exceed 120 days. If CCL fails to make payments of undisputed amounts within a specified period, GE may suspend performance of work by providing notice to CCL.

Warranty

GE warrants the work and parts provided under the agreement for one year after performance or installation; in the case of any defect, GE shall repair or replace the work or parts at its sole expense.

Limitation on Liability

CCL’s liability is limited exclusively to its indemnification and termination obligations; GE’s liability on all claims in any calendar year is limited to $37.5 million.

Assignment

CCL has the right to unilaterally assign the contract to any affiliate or to a lender for purposes of a security interest; otherwise, neither party may assign the contract without the other’s written consent.

Gas Supply Agreements

From time to time, in order to meet our gas supply needs, we enter into gas supply agreements. See “Business—Natural Gas Transportation, Storage and Supply.”

Some of our gas supply agreements may from time to time qualify as Material Project Agreements, which is currently the case for the Targa Gas Supply Agreement. The delivery period under the Targa Gas Supply Agreement will begin on the first day of the month following the satisfaction of all conditions precedent (but not before April 1, 2020) and remain in effect during the term of another Targa transportation agreement related to an interconnecting pipeline, provided that the term will not exceed 10 years. Under the contract, Targa will deliver 100,000 MMBtu per day during the delivery period at a price based on the monthly settlement price, per MMBtu, of the New York Mercantile Exchange’s natural gas futures contract.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain terms used and not defined in this section shall have the meanings attributed to such terms in the Glossary of Certain Finance Document Terms or the Glossary of Certain Defined Terms.

We have entered into numerous contracts and commercial arrangements with Cheniere and its affiliates for the Liquefaction Project, including SPAs, transportation, interconnection, marketing and gas balancing arrangements and real property arrangements. We anticipate that we will continue to enter into such agreements and arrangements with Cheniere and its affiliates in the future for the Liquefaction Project and related facilities, including with respect to any subsequent stages, which cannot now be anticipated.

Amended CMI Base SPA

On November 28, 2014, CCL entered into the Amended CMI Base SPA with CMI UK, an indirect wholly owned subsidiary of Cheniere, as amended on June 26, 2015, December 27, 2016, November 9, 2018, and November 14, 2018.

Sale and Purchase, Payment and Certain Other Obligations

Under the Amended CMI Base SPA, in summary and subject to the more detailed provisions and conditions set forth therein:

•

CCL shall offer to CMI UK, and CMI UK may purchase, at its option, all cargoes of LNG produced (i) during the commissioning periods for each of the first, second and third Trains that are commercially operable, up to an aggregate of 150,000,000 MMBtu for all such commissioning periods and (ii) all cargoes of LNG produced after the last day of the commissioning period of the first Train that is commercially operable and prior to the Date of First Commercial Delivery of LNG from the first Train that is commercially operable, provided that CCL reasonably determines in each case that such production is feasible.

•

In addition, CCL will sell and make available for delivery, and CMI UK will take and pay for, cargoes of LNG within an annual contract quantity. The annual contract quantity shall be the maximum quantity that CCL in good faith determines that CCL, acting as a reasonable and prudent operator, would be operationally prudent to commit to produce from the Liquefaction Facilities in excess of the quantities committed to customers under third-party SPAs. CCL may consider any necessary restrictions in making such determination, including (i) limitations on the quantities of LNG that CCL or CMI UK is authorized to export or the aggregate number of LNG tankers that may use the Liquefaction Facilities, (ii) other delivery obligations and (iii) the potential liability if CCL is unable to make available to CMI UK the increased quantities of LNG. CCL is obligated to use reasonable efforts to maximize the annual contract quantity for each contract year. The annual contract quantity does not include commissioning cargoes offered by CCL to CMI UK.

•

If CCL enters into a contingent SPA with a third party and if certain other conditions (discussed below) are satisfied, then the Amended CMI Base SPA’s ACQ for the then-current contract year and, if already scheduled, the subsequent contract year will be reduced by a quantity equal to the quantity CCL is obligated to deliver under such contingent SPA during such contract years. The Amended CMI Base SPA provides that this reduction is triggered upon the occurrence of the following conditions being satisfied: (i) CCL has entered into a contingent SPA with a third party, and such third party has entered into an SPA to purchase LNG from CMI UK (a “Downstream SPA”) and the Downstream SPA has terminated; (ii) the contingent SPA with CCL is conditioned upon conditions precedent including, (A) termination of the Downstream SPA for certain reasons including a CMI UK bankruptcy, failure to pay or failure to make available certain cargoes and (B) termination of the Amended CMI Base SPA or reduction in the ACQ for the then-current contract year and, if already scheduled, the subsequent contract year under the Amended CMI Base SPA; (iii) the quantities to be sold during all contract years under the contingent SPA do not exceed the quantities to be sold during all contract years under the Downstream SPA, subject to certain conditions and adjustments; (iv) all conditions precedent under the contingent SPA have been satisfied or waived, other than a condition precedent requiring reduction in ACQ quantities under the Amended CMI Base SPA; and (v) certain other conditions are met. If such conditions are met, then the ACQ for the then-current contract year and, if already scheduled, the subsequent contract year under the Amended CMI Base SPA will be reduced by the contract quantity CCL becomes obligated to make available to the customer under such contingent SPA during such contract years.

•	CMI UK will pay CCL a fixed fee of $3.00 per MMBtu plus a variable fee equal to 115% of the Henry Hub price for the LNG made available to CMI UK under the SPA.
•	CMI UK may, without charge, elect to suspend delivery of any cargoes of LNG (other than commissioning cargoes) scheduled for delivery upon timely advance notice.
•

In the event that CMI UK does not take all or part of a scheduled delivery, CMI UK will pay CCL cover damages equal to (i) the contract price (which includes the fixed fee and variable fee) multiplied by the shortfall, minus (ii) proceeds of any mitigation sale, minus (iii) cost savings resulting from any mitigation sale, plus (iv) any additional costs resulting from any mitigation sale.

•

To the extent CCL does not make available all or part of a scheduled delivery, CCL will pay CMI UK an amount equal to, for each MMBtu of shortfall: (a) the price incurred by CMI UK for the purchase of a replacement quantity of LNG or Gas, or, in the event a replacement quantity cannot be purchased, the market price of LNG at such time at the cargo’s originally scheduled destination, minus (b) the contract sales price under the Amended CMI Base SPA, plus (c) costs (including transportation costs) incurred by CMI UK due to such shortfall, plus (d) costs incurred by CMI UK associated with idling an LNG tanker scheduled to load the shortfall quantity, minus (e) cost savings realized by CMI UK due to the shortfall. If, as a result of CCL’s failure to make available a scheduled delivery, a partial cargo is made available to CMI UK but deemed unsafe for loading and/or transporting and rejected by the master of the relevant CMI UK LNG tanker, then such quantity will be included in the shortfall calculation.

•

If CCL expands, modifies or plans to expand or modify the Liquefaction Facilities to provide new products (besides LNG) or new services (besides liquefaction services) to customers, then prior to CCL offering such products or services to any other person, CCL shall offer such products or services to CMI UK.

•

Prior to making a positive final investment decision for any Train, CCL shall not enter into or amend any third-party LNG SPA that has such Train as its designated Train if (i) doing so would bring total SPA commitments for that Train to greater than 182,500,000 MMBtu for any contract year or (ii) such third-party LNG SPA requires or allows the sale of LNG thereunder prior to the date of first commercial delivery of the designated Train under such third-party LNG SPA. However, the following agreements are exempt from the foregoing restriction: (i) the Iberdrola SPA, (ii) the Pertamina SPA, (iii) the EDF SPA, and (iv) any other third-party LNG SPA consented to by CMI UK in writing.

•

After making a positive final investment decision for any Train, CCL may enter into or amend a third party LNG SPA with such Train as its designated Train only to the extent that the additional annual contract quantities to be sold by CCL pursuant to such agreement or amendment directly or indirectly replace in whole or in part the annual contract quantity of any third-party LNG SPA with the same designated Train.

•

CCL may not offer or commit to sell LNG from the Liquefaction Facilities to any third party except (a) pursuant to an LNG SPA that specifies a designated Train in compliance with the foregoing pre- and post-final investment decisions contracting restrictions, (b) as permitted pursuant to the Amended CMI Base SPA, or (c) to the extent such LNG becomes available because another buyer of CCL fails to take LNG and CCL has a contractual obligation to mitigate losses.

The conditions precedent to the effectiveness of the Amended CMI Base SPA were satisfied on May 8, 2015, and this SPA is currently effective.

Term

The LNG delivery, payment and related provisions of the Amended CMI Base SPA have a 20-year term, which commenced on June 1, 2019. On or before June 1, 2036, CMI UK will have the right to extend the 20-year term for an additional period of up to 10 years, provided that (i) one or more customers agrees to purchase LNG or liquefaction services from the Liquefaction Facilities (excluding under the Amended CMI Base SPA) for delivery in each contract year of the extension period elected by CMI UK; and (ii) CCL or an affiliate of CCL is able, by the exercise of reasonable efforts, to maintain or cause to be maintained in effect all approvals, including LNG export authorizations, necessary for the continued operation of the Liquefaction Facilities during the extension period elected by CMI UK.

Transport Responsibilities

Title to, and all risks in respect of, the LNG sold by CCL pursuant to the Amended CMI Base SPA shall pass from CCL to CMI UK as the LNG passes through the flange coupling of the LNG intake manifold of the relevant LNG tanker at the Liquefaction Facilities. CMI UK shall provide or cause to be provided all necessary transportation from this point for all quantities of LNG provided by CCL.

Force Majeure

Force majeure is defined (subject to certain exceptions) as any act, event or circumstance that is not reasonably within the control of, does not result from the fault or negligence of, and would not have been avoided or overcome by the exercise of reasonable diligence (consistent with the standards of a reasonable and prudent operator) by the party claiming force majeure or an affiliate of the party claiming force majeure, and that prevents or delays in whole or in part such party’s performance of one or more of its obligations under the Amended CMI Base SPA, including the withdrawal, denial, or expiration of, or failure to obtain, any governmental approvals or export authorizations.

For CCL, force majeure specifically includes, but is not limited to:

•

loss of, accidental damage to, or inaccessibility to or inoperability of (x) the Liquefaction Facilities or any directly connecting pipeline, including the Corpus Christi Pipeline or (y) the liquefaction and loading facilities at the alternate source (but only for cargoes supplied from such alternate source); and

•

any event that would constitute an event of force majeure under any agreement between CCL and operators of any directly connecting pipeline for gas transportation services; provided, however, that an event of force majeure affecting a party to such agreement shall constitute force majeure under the Amended CMI Base SPA only to the extent that it meets the definition of force majeure in the Amended CMI Base SPA.

In respect of CMI UK, force majeure specifically includes, but is not limited to, events affecting the ability of CMI UK LNG tankers to receive and transport LNG, but only with respect to cargoes that are scheduled to be transported on such CMI UK LNG tankers.

The party affected by an event of force majeure shall use commercially reasonable efforts to overcome or mitigate the effects of such event of force majeure. The parties must continue to perform their obligations under the Amended CMI Base SPA to the extent not prevented or delayed by such event of force majeure.

During the continuation of a force majeure event, CCL’s foundation customers receive priority over CMI UK in receiving a proportionate share of LNG from the remaining available LNG production capacity, if any, at the Liquefaction Facilities or the Sabine Pass facility, as applicable, based on annual adjusted contract quantities of foundation customers without regard to which Trains are affected by the underlying event. After foundation customers, CCL’s customers who are committed to purchasing no less than 20,000,000 MMBtus of LNG annually for 10 years or longer will be given priority over CCL’s other customers for receiving LNG from the remaining available LNG production capacity.

Liquidated Damages

In addition to the cover damages and suspension fees described above, the parties have agreed that liquidated damages shall be payable by CCL to CMI UK as the sole and exclusive remedy with respect to:

•	a CMI UK LNG tanker exceeding the allotted berth time for reasons not due to CMI UK or otherwise excused; and
•

a CMI UK LNG tanker being delayed beyond 24 hours after notice of readiness is effective in berthing at the Liquefaction Facilities and/or commencement of LNG transfer due to an event occurring at the Liquefaction Facilities that is not otherwise excused.

Limitations on CCL’s Liability

CCL’s maximum aggregate liability (other than in respect of (a) any liability for gross negligence or willful misconduct, (b) any liability related to indemnification obligations or (c) amounts already paid to CMI UK under the Amended CMI Base SPA) as of any given date shall not exceed an amount equal to $600 million.

Liabilities and Indemnification

Each party is liable to the other for reasonably foreseeable losses due to breach of any obligation under the Amended CMI Base SPA. However, neither party is liable to the other for indirect, incidental, consequential or exemplary losses, loss of income or profits, failure of performance or delay in performance due to force majeure, or losses due to claims against the other party by a third party, except as expressly provided in the Amended CMI Base SPA, and in all cases subject to certain express remedies in the Amended CMI Base SPA.

Each party is required to indemnify the other from any losses arising out of the indemnifying party’s breach of any or all of the obligations set forth in provisions governing compliance with trade laws, compliance with applicable anti-bribery, anti-corruption and similar laws, recordkeeping and audit, or any breach of the indemnifying party’s representation and warranty that its business practices as of the effective date of the Amended CMI Base SPA are in compliance with applicable anti-bribery, anti-corruption and similar laws.

Termination

A party has the right to terminate the Amended CMI Base SPA if:

(a)

the other party declares force majeure (as defined and provided in the Amended CMI Base SPA) one or more times and the interruptions from such force majeure aggregate 24 months during any 36-month period and result in the other party being prevented from making available or taking, as applicable, 50% or more of the annualized annual contract quantity of LNG during that period;

(b)	the other party fails to make available, or take delivery of, as applicable, 50% of the cargoes scheduled during any 12-month period;
(c)	a bankruptcy event (as defined in the Amended CMI Base SPA) occurs with respect to the other party;
(d)	the other party fails to pay, or cause to be paid when due, any amounts in the aggregate that are in excess of $30 million for a period of 10 days or more following the due date; or
(e)	the other party breaches its representation and warranty regarding business practices or causes the terminating party to violate any laws applicable to the terminating party.

CCL has the right to terminate the Amended CMI Base SPA if: (i) CMI UK fails to execute certain direct agreements required by the Amended CMI Base SPA within 60 days following CCL’s request; (ii) CMI UK violates applicable trade laws; or (iii) CMI UK violates provisions of the Amended CMI Base SPA restricting use of the LNG.

Taxes and Assignment

Under the Amended CMI Base SPA, CCL and CMI UK are responsible for certain taxes, and each party may assign the Amended CMI Base SPA in its entirety to its affiliates, subject to certain restrictions. Other assignments are permitted only to CCL’s lenders or with consent (not to be unreasonably withheld) as provided in the Amended CMI Base SPA.

Dredge Material Disposal Agreement between CCL and Cheniere Land Holdings, LLC

CCL has entered into a dredge material disposal agreement, dated May 18, 2005, as amended on January 25, 2017, and on July 9, 2018, with Cheniere Land Holdings, LLC (“CLH”) that terminates in 2042, which grants CCL permission to use certain land owned by CLH for the deposit of dredge material from the construction and maintenance of the Liquefaction Facilities. Under the terms of this agreement, CCL will pay CLH $0.50 per cubic yard of dredge material deposits up to 5.0 million cubic yards and $4.62 per cubic yard of dredge material deposits for any quantity above 5.0 million cubic yards.

Tax Sharing Agreements

CCL has entered into a Tax Sharing Agreement with Cheniere. Under this agreement, Cheniere has agreed to prepare and file all state and local tax returns which CCL and Cheniere are required to file on a combined basis and to timely pay the combined state and local tax liability. If Cheniere, in its sole discretion, demands payment, CCL will pay to Cheniere an amount equal to the state and local tax that CCL would be required to pay if CCL’s state and local tax liability were calculated on a separate company basis. As of June 30, 2020, there have been no state and local taxes paid by Cheniere for which Cheniere could have demanded payment from CCL under this agreement. Therefore, Cheniere has not demanded any such payments from CCL. The agreement is effective for tax returns due on or after May 2015.

CCP has entered into a Tax Sharing Agreement with Cheniere. Under this agreement, Cheniere has agreed to prepare and file all state and local tax returns which CCP and Cheniere are required to file on a combined basis and to timely pay the combined state and local tax liability. If Cheniere, in its sole discretion, demands payment, CCP will pay to Cheniere an amount equal to the state and local tax that CCP would be required to pay if CCP’s state and local tax liability were calculated on a separate company basis. As of June 30, 2020, there have been no state and local taxes paid by Cheniere for which Cheniere could have demanded payment from CCP under this agreement. Therefore, Cheniere has not demanded any such payments from CCP. The agreement is effective for tax returns due on or after May 2015.

Tug Hosting Agreement between CCL and Corpus Christi Tug Services, LLC

On February 1, 2017, CCL entered into a tug hosting agreement with Corpus Christi Tug Services, LLC (“Tug Services”) to provide certain marine structures, support services and access necessary at the Liquefaction Facilities for Tug Services to provide its customers with tug boat and marine services. Tug Services is required to reimburse CCL for any third party costs incurred by CCL in connection with providing the goods and services.

Lease Agreements between CLH and CCL

CCL has agreements with CLH to lease the land owned by CLH for the Liquefaction Facilities. The total annual lease payment is $1 million, and the terms of the agreements range from three to seven years.

Easement Agreements

CCL has agreements with CLH, which grant CCL easement rights on land owned by CLH for the construction and operation of the Liquefaction Facilities. The total annual payment for the easement rights is $0.1 million, excluding one-time payments paid in the prior period. The terms of the agreements range from three to five years.

Special Warranty Deed

In May 2018, we entered into a special warranty deed agreement with CLH whereby land owned by CLH was transferred to CCL.

Firm Transportation Agreement between CCL and Midship Pipeline Company, LLC

CCL entered into a firm interstate transport agreement with Midship with a term of ten years for a total daily transportation volume of up to 75,000 Dth/d, with a primary delivery point at the NGPL interconnect near Bennington, Oklahoma. The firm transportation service has a negotiated daily reservation rate of $0.35 per Dth.

Indemnity and Insurance Agreement between CLH and CCL

On January 25, 2017, CCL entered into an agreement with CLH pursuant to which CCL has agreed to comply with certain insurance obligations and to indemnify CLH for any claims, losses or liabilities arising out of CCL’s operation of the Liquefaction Facilities or use of CLH land as well as failure to perform under, or breach of, the Exclusion Zone Agreement and Declaration of Restrictive Covenants, the Dredge Material Disposal Agreement and a Utility Easement Agreement, each dated as of May 18, 2005.

Exclusion Zone Agreement and Declaration of Restrictive Covenants

Reynolds Metal Company (“RMC”) and Corpus Christi LNG, L.P. (“CCLNG”) entered into an agreement on May 18, 2005, as amended on January 25, 2017, that restricts RMC’s right to build certain improvements in the exclusion zone area. CLH is the successor in interest to RMC and assignee of the agreement, and CCL is successor in interest to CCLNG and assignee of the agreement.

Hydrostatic Test Water Disposal Agreement between CLH and CCL

On June 5, 2017, CCL entered into an agreement with CLH pursuant to which CLH grants CCL the right to dispose of hydrotest water from storage tanks into the Raw Water Lake located on CLH land.

Base Contracts for Sale and Purchase of Natural Gas

For purposes of inventory management, on January 2, 2018, CCL entered into an agreement with CCP, which allows CCL to sell natural gas to, and purchase natural gas from, CCP. On February 14, 2018, CCL entered into an agreement with SPL, which allows CCL to sell natural gas to, and purchase natural gas from, SPL.

Operational Balancing Agreement between CCL and CCP

CCL and CCP entered into an agreement on February 15, 2018, as amended on November 1, 2018, that provides for the resolution of any operational imbalances of natural gas at certain delivery points on the Corpus Christi Pipeline (i) during the first 17 days of the month, on an in-kind basis and (ii) for any remaining operational imbalances, at a rate equivalent to the average of the midpoint prices for East Texas-Houston Ship Channel pricing published in Platts’ “Gas Daily Price Guide—Final Daily Price Survey” for each day of the month following termination.

Natural Gas Transportation Agreement

Cheniere Corpus Christi Liquefaction Stage III, LLC, a wholly owned subsidiary of Cheniere, has a transportation precedent agreement with CCP to secure firm pipeline transportation capacity for the transportation of natural gas feedstock to the expansion of the Corpus Christi LNG terminal it is constructing adjacent to the Liquefaction Project. The agreement will have a primary term of 20 years from the service commencement date with right to extend the term for two successive five-year terms.

Cargo Backfill Arrangement

On August 26, 2020, CCL entered into an arrangement with subsidiaries of Cheniere to provide the ability in limited circumstances to potentially fulfill commitments to LNG buyers in the event operational conditions impact the ability to produce or make available LNG cargoes scheduled to be delivered to customers at either the Liquefaction Facility or the Sabine Pass liquefaction facility (the “Affected Facility”) and the other liquefaction facility has cargoes available.  The purchase price paid on behalf of the Affected Facility for LNG in these events would be (i) 115% of the applicable feedgas purchase price or (ii) a free-on-board U.S. Gulf Coast LNG market price, whichever is greater.

Export Authorization Letter

See “Description of Material Project Agreements—Export Authorization Letter.”

Management Services Agreement between Cheniere Energy Shared Services, Inc. and CCL

See “Description of Material Project Agreements—Management Services Agreement between Cheniere Energy Shared Services, Inc. and CCL.”

Management Services Agreement between Cheniere Energy Shared Services, Inc. and CCP

See “Description of Material Project Agreements—Management Services Agreement between Cheniere Energy Shared Services, Inc. and CCP.”

CEI Equity Contribution Agreement

See “Description of Material Project Agreements—CEI Equity Contribution Agreement.”

Operation and Maintenance Agreement between Cheniere LNG O&M Services, LLC and CCL

See “Description of Material Project Agreements—Operation and Maintenance Agreement between Cheniere LNG O&M Services, LLC and CCL.”

Operation and Maintenance Agreement between Cheniere LNG O&M Services, LLC and CCP

See “Description of Material Project Agreements—Operation and Maintenance Agreement between Cheniere LNG O&M Services, LLC and CCP.”

Gas and Power Supply Services Agreement between CCL and Cheniere Energy Shared Services, Inc.

See “Description of Material Project Agreements—Gas and Power Supply Services Agreement.”

CMI Security Agreement

See “Description of Material Project Agreements—LNG Sale and Purchase Agreements—Train 3—DES-Linked SPA—Credit Support.”

ERISA CONSIDERATIONS

Certain terms used and not defined in this section shall have the meanings attributed to such terms in the Glossary of Certain Finance Document Terms or the Glossary of Certain Defined Terms.

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to ERISA (each, an “ERISA Plan”), should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the New Notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction or conflict of interest under ERISA or Section 4975 of the Code.

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans, as well as individual retirement accounts, Keogh plans, and other plans that are subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise taxes or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan. It is not intended that CCH, the Guarantor, the Calculation Agent, the Registrar and Paying Agent or a Manager or any of their respective affiliates (“Transaction Parties”) will act in a fiduciary capacity with respect to any Plan in connection with its investment in a note.

The acquisition and holding of the New Notes (including an interest in a New Note) by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which the Transaction Parties are or become a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the New Notes (or interest therein) are acquired and held pursuant to an applicable exemption. The U.S. Department of Labor has issued various prohibited transaction class exemptions, or “PTCEs,” that potentially may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from an investment in the New Notes. These exemptions include PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of the New Notes, provided that neither the issuer of the New Notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and, provided, further, that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions or any other exemption will be satisfied, or that any exemption would apply to all prohibited transactions that might occur, in connection with an ERISA Plan’s investment in notes.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“ERISA Similar Laws”).

Any purchaser or holder of the New Notes or any interest therein will be deemed to have represented by its purchase and holding of the New Notes or any interest therein that (A) it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the New Notes on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase and holding of the New Notes will not constitute a non-exempt prohibited transaction under ERISA or the Code or a similar violation under any applicable ERISA Similar Laws, and (B) if the purchaser or transferee is a Plan, none of the Transaction Parties has acted or will act in a fiduciary capacity with respect to the investor’s investment in a New Note.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering investing in the New Notes on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under ERISA Similar Laws, as applicable. Purchasers of the New Notes or an interest in a New Note have exclusive responsibility for ensuring that their purchase and holding of the New Notes do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any New Notes (including any interest in a New Note) to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by any of the Transaction Parties that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate or advisable for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion of the material U.S. federal income tax consequences relevant to the exchange of New Notes for Old Notes pursuant to the exchange offer does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended, Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which may be subject to change at any time by legislative, judicial or administrative action. These changes may be applied retroactively in a manner that could adversely affect a holder of New Notes. We cannot assure you that the Internal Revenue Service will not challenge one or more of the tax consequences described in this discussion, and we have not obtained, nor do we intend to obtain, a ruling from the Internal Revenue Service or an opinion of counsel with respect to the U.S. federal tax consequences described herein. Some holders, such as banks, financial institutions, U.S. expatriates, insurance companies, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, partnerships or other pass-through entities, persons whose functional currency is not the U.S. dollar, tax-exempt organizations, real estate investment trusts, persons subject to the alternative minimum tax and persons holding the notes as part of a “wash sale,” “straddle,” “hedge,” “conversion transaction” or other integrated transaction for tax purposes may be subject to special rules not discussed below. Moreover, this discussion does not consider the effect of any applicable foreign, state, local or other tax laws or estate or gift tax consequences.

We believe that the exchange of New Notes for Old Notes pursuant to the exchange offer will not be a taxable exchange for U.S. federal income tax purposes. Accordingly, (1) a holder will not recognize any taxable gain or loss as a result of the exchange of such holder’s notes; (2) the holding period of the New Notes received will include the holding period of the Old Notes exchanged therefor; and (3) the adjusted tax basis of the New Notes received will be the same as the adjusted tax basis of the Old Notes exchanged therefor immediately before such exchange.

We recommend that each holder consult its own tax advisor as to the particular tax consequences of exchanging such holder’s Old Notes for New Notes, including the applicability and effect of any foreign, state, local or other tax laws or estate or gift tax consequences.

PLAN OF DISTRIBUTION

Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the consummation of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until        , 2020, all dealers effecting transactions in the New Notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and be delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the consummation of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the New Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Old Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

Following completion of the exchange offer, we may, in our sole discretion, commence one or more additional exchange offers to holders of Old Notes who did not exchange their Old Notes for New Notes in the exchange offer on terms which may differ from those contained in this prospectus and the enclosed letter of transmittal. This prospectus, as it may be amended or supplemented from time to time, may be used by us in connection with any additional exchange offers. These additional exchange offers may take place from time to time until all outstanding Old Notes have been exchanged for New Notes, subject to the terms and conditions in the prospectus and letter of transmittal distributed by us in connection with these additional exchange offers.

LEGAL MATTERS

The validity of the New Notes offered hereby and certain other matters relating to this exchange offer will be passed upon for us by Sidley Austin LLP, Houston, Texas.

EXPERTS

The consolidated financial statements of Cheniere Corpus Christi Holdings, LLC as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2019 consolidated financial statements refers to a change in the method of accounting for income taxes.

GLOSSARY OF CERTAIN FINANCE DOCUMENT TERMS

Solely for purposes of the Finance Documents, any references to any document or agreement shall be deemed to include references to such document or agreement as amended (however fundamentally), supplemented or replaced from time to time in accordance with its terms and (where applicable) subject to compliance with the requirements set forth in the Common Term Agreement and therein.

“Abandonment” means any of the following shall have occurred:

(a)

the abandonment, suspension or cessation of all or substantially all of the activities related to the Development or the abandonment, suspension or cessation of operations the Project Facilities, in each case, for a period in excess of 60 consecutive days (other than as a result of force majeure so long as CCH is diligently attempting to restart the Development or the Project Facilities); provided that, if this is not accompanied by a formal, public announcement by CCH of its intentions as set forth in clause

(c)

below, such abandonment, suspension or cessation shall not have occurred unless, within 45 days following notice to CCH from the Security Trustee (who may be instructed by any Senior Creditor Group to deliver such notice) requesting CCH to deliver a certificate to the effect that it will resume construction or operation as soon as is commercially reasonable, CCH has not delivered such certificate or resumed such activities or, if such certificate is delivered, CCH has nevertheless not resumed such activities within 90 days following receipt of the notice from the Security Trustee;

(d)	a formal, public announcement by CCH of a decision to abandon, cease or indefinitely defer or suspend the Development for any reason; or
(e)	CCH shall make any filing with FERC giving notice of the intent or requesting authority to abandon the Development for any reason.

“Acceptable Bank” means a bank whose long-term unsecured and unguaranteed debt is rated at least A- (or the equivalent rating) from S&P or Fitch or at least A-3 (or the equivalent rating) from Moody’s, and, in any case, with a combined capital surplus of at least $1 billion.

“Acceptable Debt Service Reserve LC” means an irrevocable, standby letter of credit issued by an Acceptable Bank for the benefit of the Security Trustee that includes the following material terms:

(a)	an expiration date no earlier than 364 days following its issuance date; and
(b)	allows the Security Trustee to make a drawdown of up to the stated amount in each of the circumstances described in Section 4.9(d) (Acceptable Debt Service Reserve LC) of the CSAA.

“Acceptable Rating Agency” means S&P, Fitch, Moody’s, or any other “nationally recognized statistical rating organization” registered with the SEC, including any successor to S&P, Fitch or Moody’s.

“Account Bank” means, initially, Mizuho Bank, Ltd. acting in its capacity as such (with any replacement to the initial Account Bank having a then-current credit rating at appointment by S&P at least equivalent to A+ or by Moody’s at least equivalent to A1 and being subject to receipt of consent in accordance with Section 9.9(b) (Resignation, Removal and Replacement of Account Bank) of the CSAA).

“Accounts” has the meaning given under the caption “Description of Security Documents—Common Security and Account Agreement—Project Accounts.”

“Additional Proceeds Prepayment Account” means the additional proceeds prepayment account described under the caption “Description of Security Documents—Common Security and Account Agreement—Project Accounts.”

“Additional Senior Debt” means such additional senior secured debt as CCH may be permitted to incur under all Senior Debt Instruments then in effect and subject to the terms and conditions in such Senior Debt Instruments to the incurrence of such debt.

“Adverse Weather Conditions” has the meaning given in the EPC Contract (T3).

“Affiliate” of any specified Person means any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person and “Affiliated” shall be construed accordingly.

“Applicable EPC Contract” means each of the EPC Contract (T1/T2) and/or EPC Contract (T3), as applicable.

“Applicable Expansion Debt Assets” has the meaning given under the caption “Description of Senior Notes—Incurrence of Senior Debt—Expansion Senior Debt.”

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Sale” means:

(a)

the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of CCH and its Restricted Subsidiaries taken as a whole will be governed by the provisions described under the captions “Description of Senior Notes—Covenants Applicable to the Notes—Merger and Liquidation, Sale of All Assets” and not by the provisions described under the caption “Description of Senior Notes—Repurchase at the Option of Noteholders—Asset Sales”; and

(b)	the issuance of Equity Interests in any of CCH’s Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(i)	any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $50 million;
(ii)	a transfer of assets between or among CCH and/or its Restricted Subsidiaries;
(iii)	dispositions in compliance with any applicable court or governmental order;
(iv)	an issuance of Equity Interests by a Restricted Subsidiary to CCH or to any other Restricted Subsidiary;
(v)

the sale, lease or other disposition of (A) products, services, inventory or accounts receivable in the ordinary course of business or (B) obsolete, superfluous or replaced assets, or assets that are not, or cease to be, necessary for the construction and operation of the Development;

(vi)	the sale, transfer or other disposition of cash or Authorized Investments;
(vii)	the settlement, release, waiver or surrender of contract, tort or other claims in the ordinary course of business or a grant of a Lien not prohibited by the indenture;
(viii)	a Restricted Payment made in accordance with the indenture, a Permitted Investment or a Permitted Payment;
(ix)	the sale or other disposition of LNG (or other commercial products);
(x)	the sale of Gas in the ordinary course of business;
(xi)	the sale or other disposition of Permitted Investments;
(xii)	the sale of liquefaction and other services in the ordinary course of business;
(xiii)	the sale of any LNG related to additional liquefaction trains developed by CCH;
(xiv)	the transfer or novation of Permitted Hedging Instruments in accordance with the Finance Documents;
(xv)

conveyance of gas interconnection or metering facilities to gas transmission companies and conveyance of electricity substations to electricity providers pursuant to its electricity purchase arrangements for operating the Project Facilities;

(xvi)

any transaction or series of transactions permitted as described under the captions “Description of Senior Notes—Covenants Applicable to the Notes—Customary Lifting and Balancing Arrangements” or “Description of Senior Notes—Covenants Applicable to the Notes—Sharing of Project Facilities”;

(xvii)	any single transaction or series of related transactions pursuant to the terms of an agreement existing on the Notes Issue Date; and

(xviii)

sale, lease, conveyance or other disposition of any assets or rights pursuant to Sharing Arrangements permitted as described under the caption “Description of Senior Notes—Covenants Applicable to the Notes—Sharing of Project Facilities.”

“Asset Sale Offer” has the meaning given under the caption “Description of Senior Notes—Repurchase at the Option of Noteholders—Asset Sales.”

“Authorized Investments” means any U.S. Dollar denominated investments that are:

(a)

direct obligations of, or obligations the principal and interest on that are unconditionally guaranteed by, the United States of America (or any instrumentality thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b)

investments in marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof in each case maturing within one year from the date of acquisition thereof and having, at such date of acquisition, a credit rating of “A” or higher from S&P or from Moody’s (or if at such time neither is issuing ratings, then a comparable rating of such other nationally recognized rating agency as shall be approved by the Security Trustee in its reasonable judgment);

(c)

commercial paper or tax exempt obligations having one of the two highest ratings obtainable from Moody’s or S&P (or if at such time neither is issuing ratings, then a comparable rating of such other nationally recognized rating agency as shall be approved by the Security Trustee in its reasonable judgment) and, in each case, maturing within one year of acquisition thereof;

(d)

investments in certificates of deposit, banker’s acceptances and time deposits maturing or putable within one year from the date of acquisition thereof issued or guaranteed or placed with, and money market deposit accounts issued or offered by, any domestic office of (i) a commercial bank organized under the laws of the United States of America or any state thereof or (ii) a licensed branch of a foreign bank organized under the laws of any member country of the Organization for Economic Co-Operation and Development, in either case, that has a combined capital and undivided surplus and undivided profits of at least $500 million;

(e)

fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) of this definition and entered into with a financial institution satisfying the criteria described in clause (d) of this definition; or

(f)

money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 (or any successor rule) under the Investment Company Act of 1940; (ii) are rated either AAA by S&P and Aaa by Moody’s or at least 95% of the assets of which constitute Authorized Investments described in clauses (a) through (e) of this definition and/or U.S. Dollars; and (iii) have portfolio assets of at least $500 million.

“Authorized Officer” means:

(a)

with respect to any Person that is a corporation, the chairman, president, senior vice president, vice president, chief financial officer, chief operating officer, treasurer, assistant treasurer, attorney-in-fact, secretary or assistant secretary of such Person;

(b)

with respect to any Person that is a partnership, the chairman, president, senior vice president, vice president, chief financial officer, chief operating officer, treasurer, assistant treasurer, attorney-in-fact, secretary or assistant secretary of such Person or a general partner of such Person; and

(c)

with respect to any Person that is a limited liability company, the chairman, president, senior vice president, chief financial officer, chief operating officer, vice president, treasurer, assistant treasurer, attorney-in-fact, secretary or assistant secretary, the manager, the managing member or a duly appointed officer of such Person.

“Availability Period” means, with respect to the Term Loan Facility Agreement, the Term Loan Availability Period, and with respect to any other Loans, the period commencing on the date of first disbursement of such Loans and ending on the date of the termination or cancellation of all remaining Facility Debt Commitments pursuant to the terms of the corresponding Facility Agreement.

“Bankruptcy” means with respect to any Person, the occurrence of any of the following events, conditions or circumstances:

(a)

such Person shall file a voluntary petition in bankruptcy, or shall file any petition or answer or consent seeking any reorganization, arrangement, adjustment, composition, insolvency, liquidation, receivership, dissolution or similar relief for itself under the Bankruptcy Code or any present or future applicable federal, state or other statute or law relating to bankruptcy, insolvency, reorganization or other relief for debtors generally, or shall apply for or consent to the appointment of any trustee, receiver, conservator or liquidator of such Person or of all or any substantial part of its properties;

(b)

a case or other proceeding shall be commenced against such Person in a court of competent jurisdiction without the consent or acquiescence of such Person seeking any reorganization, arrangement, adjustment, composition, insolvency, liquidation, receivership, dissolution or similar relief with respect to such Person or its debts under the Bankruptcy Code or any present or future applicable federal, state or other statute or law relating to bankruptcy, insolvency, reorganization or other relief for debtors generally, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of 60 consecutive days;

(c)

a court of competent jurisdiction shall enter an order, judgment or decree approving a petition with respect to such Person seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Bankruptcy Code, or any other present or future applicable federal, state or other statute or law relating to bankruptcy, insolvency, reorganization or other relief for debtors, and such Person shall consent to the entry of such order, judgment or decree or such order, judgment or decree shall remain undischarged, unvacated or unstayed for 90 days (whether or not consecutive) from the date of entry thereof, or any trustee, receiver, conservator or liquidator of such Person or of all or any substantial part of its property shall be appointed without the consent of such Person and such appointment shall remain undischarged, unvacated and unstayed for an aggregate of 90 days (whether or not consecutive);

(d)	such Person shall admit in writing its inability to pay its debts as they mature or shall generally not be paying its debts as they become due;
(e)	such Person shall make a general assignment for the benefit of creditors or take any other similar action for the protection or benefit of creditors; or
(f)	such Person shall take any corporate or partnership action for the purpose of effecting any of the foregoing.

“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 and codified as 11 U.S.C. Section 11 et seq.

“Bankruptcy Default” means a Loan Facility Event of Default triggered by the following events: (a) a Bankruptcy with respect to an Obligor or Holdco has occurred; or (b) prior to the Project Completion Date, a Bankruptcy with respect to Bechtel or the “Guarantor” as defined in the EPC Contract (T1/T2) has occurred.

“Bankruptcy Law” means the Bankruptcy Code and any other state or federal insolvency, reorganization, moratorium or similar law for the relief of debtors.

“Base Case Forecast” means the base case forecast attached as Schedule R (Base Case Forecast) to the Common Terms Agreement, as may be updated from time to time in accordance with the Common Terms Agreement.

“Base Committed Quantity” means not less than 554,067,500 MMBtu per annum, being the quantity of LNG contracted to be sold at plateau production pursuant to the Initial LNG SPAs and the Second Phase LNG SPAs; provided, in each case, that (a) following the full payment of the required amount upon any LNG SPA Mandatory Prepayment, the Base Committed Quantity will be reduced to the quantity of LNG contracted to be sold at plateau production pursuant to the Qualifying LNG SPAs used to calculate the amount of Senior Debt that CCH is not required to repay upon an LNG SPA Prepayment Event (as defined under Section 3.4(a)(iv) (Mandatory Prepayments—LNG SPA Payment Events) of the Common Terms Agreement) and (b) to the extent that (i) any other LNG SPA becomes a Qualifying LNG SPA or an existing Qualifying SPA is amended to increase the quantity of LNG contracted to be sold thereunder and (ii) incremental Senior Debt is incurred taking into account cash flows from such additional Qualifying LNG SPA and/or increased contractual commitments under such existing Qualifying LNG SPA, the Base Committed Quantity will be increased, as of the date of such incremental Senior Debt incurrence, to reflect the incremental quantity of LNG contracted to be sold at plateau production pursuant to all the Qualifying LNG SPAs then in effect (including such additional Qualifying LNG SPA and the increased commitments under such existing Qualifying LNG SPA, as applicable); provided that, for purposes of the indenture, references to “Base Committed Quantity” shall be deemed to be references to “Indenture Base Committed Quantity.”

“Basis Swap” means a commodity derivative contract that is cash-settled based on the difference between: (a) the price of natural gas at one particular pricing point and (b) the price of natural gas at a different delivery location or pricing point.

“Bechtel ” means Bechtel Oil, Gas and Chemicals, Inc.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(a)	with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
(b)	with respect to a partnership, the board of directors, members or managers of the general partner of the partnership;
(c)	with respect to a limited liability company, the managing member or members or managers or any controlling committee of managing members or managers thereof; and
(d)	with respect to any other Person, the board, managers or committee of such Person serving a similar function.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are generally authorized to be open for business: (a) in relation to any determination of the LIBOR required under the Finance Documents, London; and (b) in all other cases, The City of New York.

“Business Interruption Insurance Proceeds” means all proceeds of any insurance policies required pursuant to the schedule of minimum insurance or otherwise obtained with respect to the Obligors or the Project Facilities insuring the Obligors against business interruption or delayed start-up.

“Calculation Date” means the last day of the month immediately preceding the date on which a Restricted Payment is made.

“Calculation Period” shall mean, on any Calculation Date, for purposes of calculating Indenture Historical DSCR or Indenture Projected Fixed DSCR in connection with a Restricted Payment:

(a)

in the case of Indenture Historical DSCR, the period commencing 12 months prior to, and ending on, the applicable Calculation Date; provided that, prior to the first anniversary of Substantial Completion of Train 2 under the EPC Contract (T1/T2), the Calculation Period shall mean the period beginning on the first day of the first full month following Substantial Completion of Train 2 under EPC Contract (T1/T2), and ending on the Calculation Date; and

(b)

in the case of Indenture Projected Fixed DSCR, the period commencing on the first day after the applicable Calculation Date through the following 12 month period (with such ratio being calculated on a pro forma basis giving effect to such Restricted Payment).

“Call Date” has the meaning given under the caption “Description of Senior Notes—Optional Redemption.”

“Capital Stock” means:

(a)	in the case of a corporation, corporate stock or shares in the capital of such corporation;
(b)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(c)	in the case of a partnership or limited liability company, partnership interests (whether general or limited or membership interests (however designated)); and
(d)

any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person; provided that any instrument evidencing Indebtedness convertible or exchangeable into Capital Stock, whether or not such instrument includes any right of participation with Capital Stock, shall not be deemed to be Capital Stock unless and until such instrument is so converted or exchanged.

“Cash Flow” means, with respect to any period, all funds received or, as applicable in the relevant context, projected to be received by the Obligors during such period, including:

(a)	fees and other amounts received by CCL under the LNG SPAs;
(b)

earnings on funds held in the Secured Accounts (excluding interest and investment earnings that accrue on the amounts on deposit in any of the Senior Debt Service Reserve Account or any account established to prefund interest on any Senior Debt, if any, in any case, that are not transferred to the Revenue Account pursuant to the CSAA);

(c)

any amounts deposited in the Insurance/Condemnation Proceeds Account to the extent applied to the payment of Operation and Maintenance Expenses or Project Costs in accordance with Article 5 (Insurance and Condemnation Proceeds and Performance Liquidated Damages) of the CSAA;

(d)	all cash paid to the Obligors during such period as Business Interruption Insurance Proceeds;
(e)

proceeds from the transfer, sale or disposition of assets or rights of the Obligors in the ordinary course of business in accordance with Section 12.17 (Sale of Project Property) of the Common Terms Agreement (other than as set forth in sub-clause (iii) below) to the extent such proceeds have been or will be used to pay Operation and Maintenance Expenses;

(f)	amounts paid under any Material Project Agreement;
(g)	amounts received under Permitted Hedging Instruments other than in respect of interest rates;
(h)

solely with respect to calculation of the Historical DSCR , (I) all cash paid to CCH during the applicable period from any direct or indirect owner of CCH by way of Equity Funding (in each case as otherwise permitted pursuant to the terms of the Finance Documents), and (II) in the case of the first Restricted Payment made pursuant to Section 11 (Restricted Payments) of the Common Terms Agreement, any cash then on deposit in the Secured Accounts (without double counting any other amounts of Cash Flow taken into account in the calculation of the Historical DSCR); and

(i)

with respect to the calculation of Fixed Projected DSCR for any purpose other than such calculation under Section 11 (Restricted Payments) of the Common Terms Agreement, and for any period, any cash projected to be on deposit in the Secured Accounts at the commencement of such period as a result of a restriction on the making of Restricted Payments applicable prior to such period (without double counting any other amounts of Cash Flow taken into account in the calculation of the Fixed Projected DSCR), but excluding, in each case:

(i)	all amounts required to be deposited in the Insurance/Condemnation Proceeds Account used to reimburse Equity Funding;
(ii)	proceeds of third-party liability insurance;
(iii)	proceeds of the sale of assets permitted by Section 12.17(c) or (l) (Sale of Project Property) of the Common Terms Agreement unless and until applied to procure a replacement for such assets;
(iv)

proceeds of Senior Debt and other Indebtedness (and corresponding amounts received by the Obligors pursuant to any guarantees) permitted by Section 12.14 (Limitation on Indebtedness) of the Common Terms Agreement other than amounts received under Permitted Hedging Instruments included under clause (g) above;

(v)	except as provided in clause (h) above, Equity Funding received from Cheniere or any direct or indirect holders of equity interests of CCH; and
(vi)	any cash deposited into the Additional Proceeds Prepayment Account; provided that, for purposes of the indenture, the definition of Cash Flow shall also:

(1)	include (instead of sub-clause (h) above):
(x)

solely with respect to calculation of Indenture Historical DSCR, (I) all cash paid to CCH and/ or its Restricted Subsidiaries during the applicable period from any direct or indirect owner of CCH and/or its Restricted Subsidiaries by way of equity contribution or Subordinated Debt (as permitted pursuant to the terms of the Senior Debt Instruments then in effect) and (II) in the case of the first Restricted Payment made after the expiry or termination of any period during which the making of Restricted Payments has been restricted, any cash then on deposit in the Secured Accounts (without double counting any other amounts of Cash Flow taken into account in the calculation of the Indenture Historical DSCR); and

(y)

with respect to calculation of Indenture Projected Fixed DSCR for any purpose other than such calculation under clause (b) of the covenant under the caption “Description of Senior Notes—Covenants Applicable to the Notes—Restricted Payments,” any cash projected to be on deposit in the Secured Accounts at the commencement of such period as a result of a restriction on making of Restricted Payments applicable prior to such period; and

(2)	exclude (instead of sub-clauses (iii) and (iv) above):
(x)

proceeds from the sale, lease or other disposition of obsolete, superfluous or replaced assets, or assets that are not, or cease to be, necessary for the construction and operation of the Development, as described in sub-clause (B) of clause (v) under the definition of “Asset Sale” hereunder and dispositions of Project Property if an Obligor replaces such Project Property within 180 days following such disposition or has obtained a commitment to replace such Project Property within 180 days following such disposition and replaces such Project Property within 270 days following such disposition; and

(y)

proceeds of Senior Debt and other Indebtedness (and corresponding amounts received by the Obligors pursuant to any guarantees) permitted by the indenture as described under the caption “Description of Senior Notes—Covenants Applicable to the Notes—Limitation on Indebtedness” other than amounts received under Permitted Hedging Instruments included under clause (g) above.

“Cash Flow Available for Debt Service” means, for any period, the amount that is equal to (a) Cash Flow minus (b) Operation and Maintenance Expenses, in each case for such period; provided that Operation and Maintenance Expenses included in the calculation of Historical DSCR and Fixed Projected DSCR will exclude (i) that portion of Operation and Maintenance Expenses arising prior to the Project Completion Date that are Project Costs, (ii) that portion of Operation and Maintenance Expenses that are Required Capital Expenditures and (iii) Operation and Maintenance Expenses arising from and after the Project Completion Date relating to expenditure on items that were, as of the Project Completion Date, outstanding or punch list items under the Applicable EPC Contracts that are paid out of Senior Debt or Equity Funding; provided that, for purposes of the indenture, references to “Cash Flow Available for Debt Service” shall be deemed to be references to “Indenture Cash Flow Available for Debt Service.”

“Catastrophic Casualty Event” means any Event of Loss where Insurance Proceeds or Condemnation Proceeds are received in an aggregate amount for a single loss or related series of losses exceeding $500 million.

“CCH” has the meaning given under the caption “Prospectus Summary.” CCH is also referred to as the “Borrower” or the “Company” under certain Finance Documents.

“CCL” has the meaning given under the caption “Prospectus Summary—Overview of the Liquefaction Project—Overview.”

“CCP ” has the meaning given under the caption “Prospectus Summary—Overview of the Liquefaction Project—Overview.”

“CCP Construction Contracts” means a Subsequent Material Project Agreement that is a construction contract with respect to the pipeline, metering or compression of the Corpus Christi Pipeline. As of the date hereof, the CCP Construction Contracts are:

(a)	the Construction Agreement for the Corpus Christi Pipeline Project, dated as of November 10, 2016, between Cheniere Corpus Christi Pipeline, L.P. and Associated Pipe Line Contractors, Inc.;
(b)	the Construction Agreement for the Corpus Christi Pipeline Project, dated as of November 3, 2016, between Cheniere Corpus Christi Pipeline, L.P. and Ref-Chem, L.P.; and
(c)	the Construction Agreement for the Corpus Christi Pipeline Project, dated as of November 4, 2016, between Cheniere Corpus Christi Pipeline, L.P. and Sunland Construction, Inc.

“CCP GP” has the meaning given under the caption “Prospectus Summary—Organizational Structure.”

“CCP Pipeline Precedent Agreement” means the transportation precedent agreement, dated as of July 21, 2014, as amended on May 13, 2015, between CCP and CCL pursuant to which firm transportation capacity is secured through the Corpus Christi Pipeline.

“CEI Equity Contribution Agreement” has the meaning given under the caption “Risk Factors— Risks Relating to the Completion of Our Liquefaction Facilities and the Development and Operation of Our Business—Our ability to complete construction of the Liquefaction Project depends on our ability to obtain sufficient equity funding to cover the remaining capital costs. If we are unable to obtain sufficient equity funding, we may experience delays in completing, or we may not be able to complete, construction of the Liquefaction Project.”

“Certificated Notes” has the meaning given under the caption “Description of Senior Notes—Exchange of Global Notes for Certificated Notes.”

“Cessation Notice” means the notice provided by the Intercreditor Agent to the Security Trustee, CCH and each Facility Lender upon learning of the cessation of a Loan Facility Event of Default; provided that, for purposes of the indenture, “Cessation Notice” has the meaning given under the caption “Description of Senior Notes—Events of Default and Remedies—Waivers of Defaults and Acceleration.”

“Change of Control” means Cheniere and its Affiliates (a) until one year after the Project Completion Date, shall fail to own, directly or indirectly in the aggregate, more than 50% of the ownership interests in us or  control, directly or indirectly, voting rights of more than 50% of the votes of all classes in us or (b) more than one year after the Project Completion Date, shall fail to own, directly or indirectly in the aggregate, more than 25% of the ownership interests in us or control, directly or indirectly, voting rights of more than 25% of the votes of all classes in us; provided that, for purposes of the indenture, references to “Change of Control” shall be deemed to be references to “Indenture Change of Control.”

“Change of Control Offer” has the meaning given under the caption “Description of Senior Notes— Repurchase at the Option of Noteholders—Change of Control.”

“Change of Control Payment” has the meaning given under the caption “Description of Senior Notes— Repurchase at the Option of Noteholders—Change of Control.”

“Change of Control Payment Date” has the meaning given under the caption “Description of Senior Notes—Repurchase at the Option of Noteholders—Change of Control.”

“Change of Control Triggering Event” means the occurrence of a Indenture Change of Control; provided that, on and following the Project Completion Date, a Change of Control shall not be deemed to have occurred if CCH shall have received letters from any two Acceptable Rating Agencies (or if only one Acceptable Rating Agency is then rating the New Notes, CCH shall have received a letter from that Acceptable Rating Agency) to the effect that the Acceptable Rating Agency has considered the contemplated Change of Control and that, if such event occurs, such Acceptable Rating Agency would reaffirm the then current rating of the New Notes as of the date of such event.

“Cheniere” has the same meaning as is given to “Sponsor” below.

“Clearstream” has the meaning given under the caption “Description of Senior Notes—Book-Entry, Delivery and Form.”

“CMI” means Cheniere Marketing, LLC, a limited liability company organized under the laws of the State of Delaware.

“CMI Security Agreement” has the meaning given under the caption “Description of Material Project Agreements—LNG Sale and Purchase Agreements—Train 3—DES-Linked SPA—Credit Support.”

“CMI UK” has the meaning given under the caption “Prospectus Summary—Certain Key Contractual Relationships—LNG SPAs.”

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means any property right or interest subject to a Security Interest.

“Collateral Parties” means the Obligors and Holdco, and “Collateral Party” shall have a corresponding meaning.

“Common Terms Agreement” has the meaning given under the caption “Risk Factors—Risks Relating to this Offering and the Notes—The indenture governing the New Notes does not contain the representations and warranties, covenants or events of default contained in the Common Terms Agreement.” For the avoidance of doubt, (i) any reference to an individual Senior Debt Instrument which is a Facility Agreement shall be deemed to include reference to the Common Terms Agreement and (ii) references to an Indenture, or to any individual Senior Debt Instrument that is an Indenture, shall be deemed not to include reference to the Common Terms Agreement.

“Condemnation Proceeds” means any amounts and proceeds of any kind (including instruments) payable in respect of any Event of Taking.

“ConocoPhillips” means ConocoPhillips Company, a corporation incorporated in the State of Delaware.

“Construction Account” means the construction account described under the caption “Description of Security Documents—Common Security and Account Agreement—Project Accounts.”

“Continuing” (including, with its corresponding meaning, the terms “Continuance” and “Continuation”) means:

(a)

with respect to any Loan Facility Declared Default, Indenture Declared Event of Default or other comparable event of default under any other Senior Debt Instrument, that such default has occurred without the need for declaration, or been declared by required Senior Creditor action, in each case in conformity with the requirements of the Common Terms Agreement or such other Senior Debt Instrument, as the case may be, and no Cessation Notice shall have been given with respect thereto;

(b)

with respect to any Unmatured Loan Facility Event of Default, Unmatured Indenture Event of Default or other unmatured default under any other Senior Debt Instrument, that such unmatured default has occurred and has not been waived or cured; and

(c)

with respect to any Loan Facility Event of Default, Indenture Event of Default or other event of default under any other Senior Debt Instrument, that such event of default has occurred and has not been declared, waived or cured;

provided that, for purposes of the indenture, “Continuing” means:

(a)

with respect to an Indenture Declared Event of Default, that such default has occurred without the need for declaration, or been declared by the Indenture Trustee in conformity with the requirements of the indenture, and no Cessation Notice shall have been given with respect thereto;

(b)	with respect to any Unmatured Indenture Event of Default, that such unmatured default has occurred and has not been waived or cured; and
(c)	with respect to any Indenture Event of Default, that such event of default has occurred and has not been declared, waived or cured.

“Control” of a Person means the power to direct the management and policies of that Person, directly or indirectly, whether through the ownership of voting securities, by operation of law, by contract (including pursuant to a partnership or similar agreement) or otherwise; and the terms “Controlling” and “Controlled” have corresponding meanings to the foregoing.

“Corpus Christi Pipeline” means the 23-mile long Gas pipeline and related compressor stations, meter stations and required interconnects, originating at the Corpus Christi Terminal Facility and terminating north of the City of Sinton, Texas, and related facilities, as such facilities may be improved, replaced, modified, changed or expanded in accordance with the Finance Documents. See also the description of the “Pipeline Facilities” under the caption “Prospectus Summary.”

“Corpus Christi Terminal Facility” means the facilities in San Patricio County and Nueces County in the vicinity of Portland, Texas, on the La Quinta Channel in the Corpus Christi Bay, comprising a liquefaction facility comprised of three Trains, each with a nominal production capacity of approximately 4.5 mtpa, three LNG storage tanks, each with a working capacity of 160,000 cubic meters, and two marine berths, with related onsite and offsite utilities and supporting infrastructure and as such facilities may be improved, replaced, modified, changed or expanded in accordance with the Finance Documents. See also the description of the “Liquefaction Facilities” under the caption “Prospectus Summary.”

“Covered Modification” has the meaning given under the caption “Description of Senior Notes—Certain Intercreditor Arrangements—Intercreditor Voting in Common Security and Account Agreement.”

“CSAA” has the meaning given under the caption “Risk Factors—Risks Relating to this Offering and the Notes—The CSAA contains provisions that may limit the remedies that could be exercised in respect of an event of default, unless and until the required parties have directed the Security Trustee to do so. The holders of the New Notes are also deemed to vote in conformity with the Term Lenders in numerous instances.”

“CTA Payment Date” means (i) each Quarterly Payment Date, (ii) the date for payment of Senior Debt Obligations (including payment dates for the payment of interest) under or pursuant to any Facility Agreement, including the Common Terms Agreement, and (iii) the scheduled Final Maturity Date under each Facility Agreement.

“CTA Permitted Liens” has the meaning given under the caption “Description of Other Indebtedness—Common Terms Agreement—Certain Other Covenants—Limitation on Liens.”

“Date Certain” means the DFCD Deadline applicable under the PetroChina FOB SPA.

“Date of First Commercial Delivery” or “DFCD” has the meaning given in the applicable LNG SPA, and includes the dates described as the “Corpus Christi T3 Completion Date” in the Trafigura SPA and the “Designated Train SC Date” under the PetroChina FOB SPA and the DES-Linked SPA.

“Decision” means any notice, consent, decision, approval, instruction, judgment, direction, objection or Modification.

“Declared Event of Default” means an Event of Default that has been declared or is otherwise deemed to have been declared by a Senior Creditor Group Representative under its Senior Debt Instrument (acting on behalf of the Senior Creditors under, and in accordance with, such Senior Debt Instrument) or otherwise is deemed to have been declared in accordance with the terms of the relevant Senior Debt Instrument. A “Declared Event of Default” includes an Indenture Declared Event of Default.

“Delay Liquidated Damages” means any liquidated damages resulting from a delay with respect to the Project Facilities that are required to be paid by Bechtel or any other counterparty to a Material Project Agreement for or on account of any delay.

“Depositary” means a common depositary for Euroclear and Clearstream.

“DES-Linked SPA” has the meaning given under the caption “Description of Material Project Agreements—LNG Sale and Purchase Agreements—Train 3—DES-Linked SPA.” The DES-Linked SPA is also referred to as the “DES-Linked LNG SPA” under certain Finance Documents.

“Development” means the financing, development, acquisition, ownership, occupation, construction, equipping, testing, repair, operation, maintenance and use of the Project Facilities and the purchase, storage and sale of Gas and the storage and sale of LNG, the export of LNG from the Project Facilities (and, if CCH so elects, the import of LNG to the extent any Obligor has all necessary Permits therefor), the transportation of Gas to the Project Facilities by third parties, and the sale of other services or other products or by-products of the Project Facilities and all activities incidental thereto, in each case in accordance with the Transaction Documents. “Develop” and “Developed” shall have corresponding meanings.

“Development Expenditures” means, for any period, the aggregate amount of all expenditures of the Obligors payable during such period that, in accordance with GAAP, are or should be included in “purchase of property, plant and equipment” or similar items reflected in the consolidated statement of cash flows of the Obligors.

“DFCD Deadline” means the date that is 60 days prior to the date on which a termination event would occur under the applicable LNG SPA for any failure to achieve the DFCD by such date, in each case as extended by any waivers, modifications or amendments to its respective LNG SPA in accordance with Section 8.3 (Amendment of LNG SPAs) of the Common Terms Agreement, but without giving effect to cure rights under any agreement between the Security Trustee and such LNG Buyer. “DFCD Deadlines” shall have a corresponding meaning.

“Direct Agreements” means:

(a)	the Direct Agreement (Pertamina SPA), dated as of May 13, 2015, among Pertamina, CCL and Société Générale;
(b)	the Direct Agreement (Endesa SPA No. 1), dated as of May 13, 2015, among Endesa, CCL and Société Générale;
(c)	the Direct Agreement (Endesa SPA No. 2), dated as of May 13, 2015, among Endesa, CCL and Société Générale;
(d)	the Direct Agreement (Iberdrola SPA), dated as of May 13, 2015, among Iberdrola, CCL and Société Générale;
(e)	the Direct Agreement (Naturgy SPA), dated as of May 13, 2015, among Gas Natural Fenosa, CCL and Société Générale;
(f)	the Direct Agreement (Naturgy Guaranty), dated as of May 13, 2015, among Gas Natural SDG S.A., CCL and Société Générale;
(g)	the Direct Agreement (Woodside SPA), dated as of May 13, 2015, among Woodside, CCL and Société Générale;
(h)	the Direct Agreement (Woodside Guaranty), dated as of May 13, 2015, among Woodside, CCL and Société Générale;
(i)	the Direct Agreement (EDF SPA), dated as of May 13, 2015, among EDF, CCL and Société Générale;
(j)	the Acknowledgment and Consent Agreement with Lender, dated as of May 13, 2015, among Bechtel Global Energy, Inc., CCH, the Guarantors, Mizuho Bank, Ltd. and Société Générale;
(k)	the Acknowledgment and Consent Agreement with Lender, dated as of May 13, 2015, among Bechtel, CCH, the Guarantors, Mizuho Bank, Ltd. and Société Générale;
(l)	the Direct Agreement (CEI Equity Contribution Agreement), dated as of May 13, 2015, among the Sponsor, CCH and Société Générale;
(m)	the Direct Agreement, dated as of May 13, 2015, among CCL, ConocoPhillips and Société Générale;
(n)	the Direct Agreement (CCP Precedent Agreement), dated as of May 13, 2015, among CCP, CCL and Société Générale;
(o)	the Direct Agreement (CCL Management Services Agreement), dated as of May 13, 2015, among Cheniere Energy Shared Services, Inc., CCL and Société Générale;
(p)	the Direct Agreement (CCP Management Services Agreement), dated as of May 13, 2015, among Cheniere Energy Shared Services, Inc., CCP and Société Générale;
(q)	the Direct Agreement (CCL O&M Agreement), dated as of May 13, 2015, among Cheniere LNG O&M Services, LLC, CCL and Société Générale;
(r)	the Direct Agreement (CCP O&M Agreement), dated as of May 13, 2015, among Cheniere LNG O&M Services, LLC, CCP and Société Générale;
(s)	the Direct Agreement (Gas and Power Supply Services Agreement), dated as of May 13, 2015, among Cheniere Energy Shared Services, Inc., CCL and Société Générale;
(t)	the Direct Agreement (Export Authorization Letter), dated as of May 13, 2015, among CCL, Cheniere Marketing, LLC and Société Générale;
(u)	the Direct Agreement (TGP Precedent Agreement), dated as of May 13, 2015, among CCL, TGP and Société Générale;
(v)	the Direct Agreement, dated as of May 13, 2015, among CCL, Transcontinental Gas Pipe Line Company, LLC and Société Générale;
(w)	the Direct Agreement (NGPL Precedent Agreement), dated as of June 29, 2015, between Natural Gas Pipeline Company of America LLC, CCL and Société Générale;

(x)	the Direct Agreement (NGPL Precedent Agreement), dated as of March 21, 2018, between Natural Gas Pipeline Company of America LLC, CCL and Société Générale;
(y)	the Direct Agreement, dated as of October 21, 2015, between GE Oil & Gas, Inc., CCL, and Société Générale;
(z)	the Direct Agreement, dated as of December 16, 2015, between Transcontinental Gas Pipe Line Company, LLC, CCL and Société Générale;
(aa)

the Direct Agreement in respect of the Construction Agreement, dated as of November 30, 2016, between Associated Pipe Line Contractors, Inc. and Société Générale, as Security Trustee, and acknowledged and agreed by CCP;

(bb)	the Direct Agreement in respect of the Construction Agreement, dated as of November 29, 2016, between Ref-Chem, L.P. and Société Générale, as Security Trustee, and acknowledged and agreed by CCP;
(cc)

the Direct Agreement in respect of the Construction Agreement, dated as of November 15, 2016, between Sunland Construction, Inc. and Société Générale, as Security Trustee, and acknowledged and agreed by CCP; and

(dd)	the agreements described in Section 3.4 (Direct Agreements) of the CSAA. “Direct Agreement” shall have a corresponding meaning.

“Disbursement Account” means the disbursement account(s) described under the caption “Description of Security Documents—Common Security and Account Agreement—Pre-Completion Cash Flows.”

“Discharge Date” means (a) with respect to the Senior Debt Obligations under a Senior Debt Instrument,  the date on which such Senior Debt Obligations thereunder shall have been unconditionally paid or discharged in full in US Dollars (other than Senior Debt Obligations thereunder that by their terms survive and with respect to which no claim has been made by the applicable Senior Creditor), the Senior Debt Commitments thereunder shall have been terminated, expired or been reduced to zero and all letters of credit thereunder (if any) shall have been terminated or collateralized in accordance with the provisions of such Senior Debt Instrument; (b) with respect to the Senior Debt Obligations under a Permitted Senior Debt Hedging Instrument, the date on which such Senior Debt Obligations thereunder shall have been unconditionally paid or discharged in full in US Dollars (other than Senior Debt Obligations thereunder that by their terms survive and with respect to which no claim has been made by the applicable Senior Creditor) and such Permitted Senior Debt Hedging Instrument shall have terminated or expired; and (c) with respect to all Senior Debt Obligations, collectively, the date on which each of the above shall have occurred with respect to each then-existing Senior Debt Instrument and Permitted Senior Debt Hedging Instrument and any other Senior Debt Obligations owing to the Intercreditor Agent, Facility Agents, Security Trustee or other Secured Parties shall have been unconditionally paid or discharged in full in US Dollars (other than Senior Debt Obligations that by their terms survive and with respect to which no claim has been made by the applicable Secured Party).

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the New Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require CCH to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that CCH may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the requirements described under the caption “Description of Senior Notes—Covenants Applicable to the Notes—Restricted Payments.” The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that the Obligors may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Domestic Subsidiary” means any Restricted Subsidiary of CCH that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of CCH.

“DSCR” means either Historical DSCR or Fixed Projected DSCR.

“DTC” has the meaning given under the caption “Description of Senior Notes—Book Entry, Delivery and Form.”

“Early Works Equity Contribution Agreement” means the Equity Contribution Agreement, dated as of December 12, 2017, between CCH and the Sponsor.

“EDF” has the meaning given under the caption “Description of Material Project Agreements— LNG Sale and Purchase Agreements—Trains 1 and 2—EDF SPA.”

“EDF SPA” has the meaning given under the caption “Description of Material Project Agreements— LNG Sale and Purchase Agreements—Trains 1 and 2—EDF SPA.” The EDF SPA is also referred to as the “EDF LNG SPA” under certain Finance Documents.

“EDP” has the meaning given under the caption “Description of Material Project Agreements— LNG Sale and Purchase Agreements—Train 3—EDP SPA.”

“EDP SPA” has the meaning given under the caption “Description of Material Project Agreements— LNG Sale and Purchase Agreements—Train 3—EDP SPA.” The EDP-Linked SPA is also referred to as the “EDP LNG SPA” under certain Finance Documents.

“EIG Note Purchase Agreement” means the amended and restated note purchase agreement, dated as of March 1, 2015, as amended by the First Amendment, dated as of March 16, 2015, the Second Amendment, dated as of May 8, 2015, and the Third Amendment, dated as of May 22, 2018, by and among Cheniere CCH Holdco II, LLC, as issuer, Sponsor, as parent (and solely for the purposes of agreeing to Article 9 thereof), EIG Management Company, LLC, as administrative agent, The Bank of New York Mellon, as collateral agent, and certain other parties thereto.

“Endesa” has the meaning given under the caption “Description of Material Project Agreements— LNG Sale and Purchase Agreements—Trains 1 and 2—Endesa SPAs.”

“Endesa SPA No. 1” has the meaning given under the caption “Description of Material Project Agreements— LNG Sale and Purchase Agreements—Trains 1 and 2—Endesa SPAs.”

“Endesa SPA No. 2” has the meaning given under the caption “Description of Material Project Agreements— LNG Sale and Purchase Agreements—Trains 1 and 2—Endesa SPAs.”

“Enforcement Proceeds Account” means the enforcement proceeds account described under the caption “Description of Security Documents—Common Security and Account Agreement—Enforcement of Security Interests—Order of Application.”

“EPC Change in Law” means “Change in Law” as defined in the Applicable EPC Contracts.

“EPC Contract” means either the EPC Contract (T1/T2) or the EPC Contract (T3), and, collectively, the “EPC Contracts.”

“EPC Contract (T1/T2)” means the fixed price separated turnkey engineering, procurement and construction contract, dated as of December 6, 2013, between CCL and Bechtel, pursuant to which the Initial Corpus Christi Terminal Facility will be constructed, as modified from time to time based on permitted changes.

“EPC Contract (T3)” means the fixed price separated turnkey engineering, procurement and construction contract, dated as of December 12, 2017, between CCL and Bechtel, pursuant to which the Second Phase Facilities will be constructed, as modified from time to time based on permitted changes.

“EPC Escrow Account” means the EPC escrow account described under the caption “Description of Security Documents—Common Security and Account Agreement—Post-Completion Cash Waterfall—EPC Escrow Account.”

“EPC Force Majeure” means “Force Majeure” as defined in the Applicable EPC Contracts.

“Equity Funding” means contributions made to CCH in the form of (a) (i) Subordinated Debt, (ii) equity funding from a direct or indirect shareholder, (iii) payment of costs in respect of the Development prior to May 13, 2015, (iv) Cash Flow applied or committed to be applied towards Project Costs prior to the Project Completion Date, (v) Cash Flow applied or committed to be applied to Development Expenditure that is not committed under the Base Case Forecast or otherwise committed to fund development of Project Costs, and (vi) following the Project Completion Date, Cash Flows applied towards other capital expenditures in respect of the Project Facilities; provided that such Cash Flows following the Project Completion Date would qualify to be distributed as Restricted Payments based on meeting the conditions set forth in Section 11.1

(Conditions to Restricted Payments) of the Common Terms Agreement or are otherwise eligible to be used for Required Capital Expenditures, (b) in-kind contributions of real property in the amount of $51 million that have been contributed prior to May 22, 2018, (c) additional in-kind contributions of real property up to $28 million (which is based on the price paid to acquire such real property in arms’-length transactions with third parties) and $3 million related to transaction fees and expenses and labor costs allocated to the Obligors with respect to activities related to the Second Phase Development and (d) contributions of early works and pre-construction activities with respect to Train 3 of $280 million contributed to CCL pursuant to the Early Works Equity Contribution Agreement and an assignment to CCL of the Technical Services Agreement as of May 22, 2018.

“Equity Interests” means, with respect to any Person, any of the shares of Capital Stock of such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of Capital Stock of such Person, all of the securities convertible into or exchangeable for shares of Capital Stock of such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares, and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or non-voting, and whether or not such shares, warrants, options or rights are outstanding on any date of determination, in each such case including all voting rights and economic rights related thereto.

“Equity Proceeds Account” means the equity proceeds account described under the caption “Description of Security Documents—Common Security and Account Agreement—Project Accounts.”

“Euroclear” has the meaning given under the caption “Description of Senior Notes—Book-Entry, Delivery and Form.”

“Event of Default” means a Loan Facility Event of Default, an Indenture Event of Default or any comparable Obligor event of default under any other Senior Debt Instrument entered into after the date of the CSAA.

“Event of Loss” means any event that causes Project Property, or any portion thereof, to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever, and shall include an Event of Taking.

“Event of Taking” means any taking, seizure, confiscation, requisition, exercise of rights of eminent domain, public improvement, inverse condemnation, condemnation or similar action of or proceeding by any Governmental Authority relating to all or any part of the Project Facilities, any equity interests in the Obligors or any other part of the Security Interests.

“Excess Loss Proceeds” has the meaning given under the caption “Description of Senior Notes— Repurchase at the Option of Noteholders—Events of Loss.”

“Excess Loss Proceeds Offer” has the meaning given under the caption “Description of Senior Notes— Repurchase at the Option of Noteholders—Events of Loss.”

“Excess Proceeds” has the meaning given under the caption “Description of Senior Notes—Repurchase at the Option of Noteholders—Asset Sales.”

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Accounts” means any escrow account established under the EPC Contracts and all segregated deposit accounts constituting (and the balance of which consists solely of funds set aside in connection with) cash collateral accounts for deposits permitted under the definition of “Permitted Liens,” payroll and other employee wage and benefit accounts, if any, tax accounts, escrow accounts and margin accounts for Permitted Hedging Instruments in the ordinary course of business.

“Excluded Assets” means:

(a)

any assets or property rights of the Obligors of any nature to the extent that any applicable law or regulation prohibits the creation of a security interest thereon (other than to the extent that any such law would be rendered ineffective pursuant to any other applicable law); provided, however, that the Collateral shall include (and the Security Interests shall attach and the definition of Excluded Assets shall not then include) immediately at such time as the contractual or legal provisions referred to above shall no longer be applicable and to the extent severable, and the Security Interests shall attach immediately to any portion of such assets or property rights not subject to the provisions in this sub-clause (a); provided, further, that the exclusions referred to in this sub-clause (a) shall not include any proceeds of such assets or property rights;

(b)

any Permit, lease, license, easement, contract or agreement (other than any Material Project Agreement) to which an Obligor is a party or any of its rights or interests thereunder or any property or assets of an Obligor, in each case if and only to the extent that: (i) the grant of a Security Interest hereunder shall constitute or result in a breach of a term or provision of, the termination or forfeiture of (or ability of the other party to void or revoke) or a default, under the terms of, such Permit, lease, license, easement, contract or agreement; or (ii) a grant of security interests therein would require governmental consent, approval, license or authorization that has not been obtained; provided, however, that (A) the Collateral shall include (and such Security Interest shall attach and the definition of Excluded Assets shall not then include) immediately at such time as the contractual or legal terms or provisions or governmental consent, approval, license or authorization referred to above shall no longer be applicable and to the extent severable, and shall attach immediately to any portion of such Permit, lease, license, easement, contract, agreement, property or asset not subject to the provisions specified in this subclause (ii); and (B) such exclusion shall not apply (x) to the extent the prohibition is ineffective under applicable anti-assignment provisions of the UCC or other applicable law (including pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC) or (y) to proceeds and receivables of the assets referred to in this sub-clause (ii);

(c)

any “intent-to-use” application for registration of a trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. §1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law;

(d)

all segregated deposit accounts constituting (and the balance of which consists solely of funds set aside in connection with) cash collateral accounts for deposits permitted under the definition of “Permitted Liens,” payroll and other employee wage and benefit accounts, if any, tax accounts, escrow accounts and margin accounts for Permitted Hedging Instruments in the ordinary course of business (excluding any escrow account established under the EPC Contracts and the funds or other property held in or maintained in any such account, which shall be subject to Section 3.2(b)(iii)) (collectively, “Excluded Unsecured Accounts”) and the funds or other property held in or maintained in any such account;

(e)

without duplication of sub-clause (d) above, property owned by an Obligor that is subject to a Permitted Lien pursuant to subclauses (b), (c), (but excluding any escrow account established under the EPC Contracts), (f) (other than to the extent covered by sub-clause (f) below) or (k) of the definition thereof; provided, however, that no property owned by an Obligor shall be an Excluded Asset solely by reason of being subject to a Permitted Lien unless such Permitted Lien prohibits the granting pursuant to the CSAA of the respective security interest in such property;

(f)

property owned by an Obligor that is subject to a purchase money Lien or capital lease permitted under each of the Senior Debt Instruments (including, to the extent applicable, Section 12.14(g) (Limitation on Indebtedness) of the Common Terms Agreement and any comparable provision in any other Senior Debt Instrument then in effect) if the agreement pursuant to which such Lien is granted (or the document providing for such capital lease) prohibits, or requires the consent of any Person other than such Obligor which has not been obtained as a condition to, the creation of any other Lien on such property;

(g)

the Obligor’s right, title and interest, as tenant, subtenant or assignee under any real property sub-lease or lease, including in respect of any fixtures related to such real property, for offices so long as such offices are not located on the Site;

(h)	insurances covering workers’ compensation and employers’ liability and any proceeds thereof; and
(i)

those assets as to which the Security Trustee and CCH reasonably agree from time to time in writing that either (i) the cost of obtaining a security interest in or perfection thereof, (ii) the adverse tax consequences to the Obligors, or (iii) the adverse regulatory consequences to the Obligors, the Project Facilities or the Development in each case, is or are excessive in relation to the benefit to the Secured Parties of the security afforded thereby.

“Expansion” means a construction contract or contracts with respect to the development of Trains, and related loading, transportation and storage facilities, in addition to the Development then in operation or under construction that contain obligations and liabilities which, in the aggregate, are in excess of $50 million (or equivalent provision in any other Senior Debt Instrument); provided that, for purposes of the indenture, “Indenture Expansion” has the meaning given under the caption “Description of Senior Notes—Incurrence of Senior Debt—Expansions.”

“Expansion Accounts” means the expansion accounts described under the caption “Description of Security Documents—Common Security and Account Agreement—Expansion Accounts.”

“Expansion Construction Account” means the expansion construction account described under the caption “Description of Security Documents—Common Security and Account Agreement—Expansion Accounts.”

“Expansion Disbursement Account” means the expansion disbursement account described under the caption “Description of Security Documents—Common Security and Account Agreement—Expansion Accounts.”

“Expansion Equity Funding Commitment” has the meaning given under the caption “Description of Senior Notes—Expansions—Conditions to Expansion.”

“Expansion Equity Proceeds Account” means the expansion equity proceeds account described under the caption “Description of Security Documents—Common Security and Account Agreement—Expansion Accounts.”

“Expansion Senior Debt” has the meaning given under the caption “Description of Other Indebtedness— Common Terms Agreement—Additional Senior Debt—Expansion Senior Debt;” provided that, for purposes of the indenture,

“Indenture Expansion Senior Debt” has the meaning given under the caption “Description of Senior Notes—Incurrence of Senior Debt—Expansion Senior Debt.”

“Export Authorization” means a long-term, multi-contract authorization issued by the DOE to export LNG from the Corpus Christi Terminal Facility, including the FTA Authorization and Non-FTA Authorization.

“Export Authorization Remediation” has the meaning given under the caption “Description of Senior Notes—Repurchase at the Option of Noteholders—LNG SPA Mandatory Offer.”

“External Train” means one or more Trains, and related storage, loading and other ancillary infrastructure, if any, constructed at or adjacent to the site of, the Development and is not owned by CCH or a Restricted Subsidiary.

“External Train Entity” means the entity undertaking development of the External Train. “Facility Agent” means the facility agent under any Facility Agreement.

“Facility Agreements” means the Term Loan Facility Agreement and any individual loan facility agreements (not including any Indenture or facility agreement for a “term loan B” financing that CCH has elected to treat as an Indenture) evidencing permitted Replacement Senior Debt, Working Capital Debt, PDE Senior Debt and Expansion Senior Debt (and for which the Facility Agents have acceded to the Common Terms Agreement and  to the CSAA), in each case as required thereby, and “Facility Agreement” shall have a corresponding meaning.

“Facility Debt Commitment” means the aggregate principal amount of Loans and letters of credit any Facility Lender is committed to disburse to or issue on behalf of CCH as the borrower under any Facility Agreement.

“Facility Lenders” means the Term Lenders and the lenders under any other Facility Agreements entered into after the Signing Date, and “Facility Lender” shall have a corresponding meaning.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of CCH (unless otherwise provided in the indenture).

“FERC Order” means the Order Granting Authorization Under Section 3 of the Natural Gas Act and Issuing Certificates (149 FERC ¶ 61,283 (2014)) issued December 30, 2014 by FERC pursuant to Section 3 and Section 7 of the Natural Gas Act, granting the applications filed on August 31, 2012, in Docket No. CP12-507-000 and Docket No. CP12-508-000 to site, construct and operate the Corpus Christi Terminal Facility and to construct and operate the Corpus Christi Pipeline.

“Final Maturity Date” means, with respect to each of the Facility Agreements, the date on which all Senior Debt under such Facility Agreement comes due, whether upon acceleration or otherwise.

“Finance Documents” means, together, each of the following documents:

(a)	the Common Terms Agreement;
(b)	the CSAA;
(c)	the individual Facility Agreements;
(d)	any Indenture;
(e)	the Security Documents;
(f)	the Direct Agreements;
(g)	the Senior Notes;
(h)	the Intercreditor Agreement;
(i)	any fee letters with parties providing financing (other than any Equity Funding);
(j)	any Permitted Senior Debt Hedging Instrument;
(k)	the Second Phase Finance Documents; and
(l)

any other document the Intercreditor Agent (acting on the instructions of the Requisite Intercreditor Parties) designates, with the consent of CCH (such consent not to be unreasonably withheld), a Finance Document; provided that, when used with respect to the Facility Lenders, such term shall not include any Indenture or Senior Notes and when used with respect to the Senior Notes, such term shall not include the Common Terms Agreement, Facility Agreement or any other Finance Document to which the Indenture Trustee is not a party or under which security is not intended to be granted for the benefit of the Senior Notes; and provided, further, that for purposes of the indenture, “Finance Document” shall include any other document designated as a Finance Document by CCH and the Security Trustee (on instruction from Requisite Secured Parties).

“First of Month Index” means a price which represents the most commonly traded fixed price at a major trading point and as published by Inside FERC Gas Market Report (“IFERC” or any successor publication widely used to establish index pricing in the US natural gas trading market).

“First Repayment Date,” with respect to the Term Loan Facility Agreement, has the meaning given in the Term Loan Facility Agreement.

“Fitch” means Fitch Ratings, Ltd. or any successor thereto.

“Fixed-Floating Futures Swap” means a contract which entitles the buyer of the contract to pay a fixed price for natural gas and the seller to pay a floating price equal to the final settlement price of the Futures Contract settlement prices. The Fixed-Floating Futures Swap shall be settled financially, via exchange of cash payment at the expiration of the underlying Futures Contract, rather than physically.

“Fixed Projected DSCR” means, for each Quarterly Payment Date during the applicable period beginning no earlier than the First Repayment Date under the Term Loan Facility Agreement, the ratio of:

(a)

the Cash Flow Available for Debt Service projected for such period, calculated solely to reflect (i) the fixed price component under Qualifying LNG SPAs then in effect, which, for the avoidance of doubt, shall not take into account variable costs of the Development related to the variable price component under such Qualifying LNG SPAs, (ii) expected interest and investment earnings paid to the Obligors during such period, (iii) amounts expected to be paid to the Obligors during such period as Business Interruption Insurance Proceeds and (iv) only the fixed expenses that could reasonably be expected to be incurred if the counterparties to the Qualifying LNG SPAs then in effect were not lifting any cargoes from the Development; to

(b)

Senior Debt Obligations projected to be paid in such period (other than (i) pursuant to voluntary prepayments or mandatory prepayments, (ii) Senior Debt due at maturity, (iii) Working Capital Debt, (iv) LC Costs, (v) interest in respect of Senior Debt and Senior Debt Obligations under any Permitted Hedging Instrument in respect of interest rates, in each case projected to be paid prior to the end of the Term Loan Availability Period and (vi) net payable amounts under Permitted Hedging Instruments that are not in respect of interest rates).

provided that, with respect to Section 11 (Restricted Payments) of the Common Terms Agreement, the ratio for calculating Fixed Projected DSCR shall be:

(a)	all of the Cash Flow Available for Debt Service projected for such period; to
(b)

Senior Debt Obligations projected to be paid in such period (other than (i) pursuant to voluntary prepayments or mandatory prepayments, (ii) Senior Debt due at maturity, (iii) Working Capital Debt, (iv) LC Costs, (v) interest in respect of Senior Debt and Senior Debt Obligations under any Permitted Hedging Instrument in respect of interest rates, in each case projected to be paid prior to the end of the Term Loan Availability Period and (vi) net payable amounts under Permitted Hedging Instruments that are not in respect of interest rates).

“Fourth Supplemental Indenture” has the meaning given under the caption “Description of Senior Notes.”

“FTA Authorization” means the DOE/FE Order No. 3164 (2012), as amended by DOE/FE Order No. 3164-A (2014), granting CMI and CCL a long-term, multi-contract Export Authorization to export LNG by vessel from the Corpus Christi Terminal Facility to any country which has, or in the future develops, the capacity to import LNG via ocean-going vessels and with which the United States has, or in the future enters into, a free trade agreement requiring national treatment for trade in natural gas.

“Fundamental Modification” has the meaning given under the caption “Description of Senior Notes— Certain Intercreditor Arrangements—Intercreditor Voting in Common Security and Account Agreement.”

“Futures Contract” means a contract which entitles the buyer of the contract to claim physical delivery of natural gas from the seller at a specified contract delivery point at a specified date in the future and entitles the seller to deliver the physical commodity to the buyer under the same conditions. The price between the buyer and the seller shall be transacted at the price of final settlement on a monthly basis.

“GAAP”, for purposes of the Finance Documents, means generally accepted accounting principles in the jurisdiction in which the relevant party’s financial statements are prepared or International Accounting Standards/International Financial Reporting Standards, as in effect from time to time.

“Gas” means any hydrocarbon or mixture of hydrocarbons consisting essentially of methane and other paraffinic hydrocarbons and non-combustible gases in a gaseous state.

“Gas and Power Supply Services Agreement” has the meaning given under the caption “Description of Material Project Agreements—Gas and Power Supply Services Agreement.”

“Gas Hedge Provider” means any party (other than the Obligors or their Affiliates) that is a party to a Gas Hedging Instrument that is secured pursuant to the Security Documents.

“Gas Hedging Instruments” means Gas swaps, options contracts, futures contracts, options on futures contracts, caps, floors, collars or any other similar arrangements entered into by any Obligor related to movements in Gas prices.

“Gas Sourcing Plan” means the plan set forth in Schedule K (Gas Sourcing Plan) of the Common Terms Agreement, as updated semi-annually by delivery by CCH of an updated plan, and related attachments and exhibits, by CCH to the Intercreditor Agent.

“GE CSA” has the meaning given under the caption “Description of Material Project Agreements—GE Contractual Services Agreement.”

“Global Notes” has the meaning given under the caption “Description of Senior Notes—Book-Entry, Delivery and Form.”

“Government Rule” means any statute, law, regulation, ordinance, rule, judgment, order, decree, directive, requirement of, or other governmental restriction or any similar binding form of decision of or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, including all common law, which is applicable to any Person, whether now or hereafter in effect.

“Governmental Authorities” means all supra-national, federal, state and local authorities or bodies including in each case any and all agencies, branches, departments and administrative and other subdivisions thereof, and all officials, agents and representatives of each of the foregoing, and “Governmental Authority” shall have a corresponding meaning.

“Guarantors ” means CCL, CCP and CCP GP, each of which is a direct or indirect wholly-owned subsidiary of CCH and operated together with CCH as a single unit, and any other subsidiary of CCH that accedes to the CSAA from time to time as permitted under the Finance Documents then in effect as a Guarantor for the benefit of all Senior Creditors, pursuant to Section 11.15 (Additional Guarantors) of the CSAA; provided that, for purposes of the indenture, the term “Guarantors” includes any future Domestic Subsidiaries of CCH which, subject to the provisions described under the caption “Description of Senior Notes—Guarantees of the Notes—Additional Note Guarantees,” guarantee the New Notes.

“Hedging Bank” means a counterparty that has entered into a Permitted Hedging Instrument and that has entered into or that accedes to the CSAA, and:

(a)

as of the date of execution or assignment of any Permitted Hedging Instrument, any of the following: (i) any Senior Creditor as of the date of the Common Terms Agreement or (ii) any Affiliate of any Person listed in the foregoing sub-clause (a)(i) of this definition; or

(b)	as of the date of execution or assignment of any Permitted Hedging Instrument, any of the following:
(i)	any Person who becomes a Senior Creditor after the date of the Common Terms Agreement or
(ii)

any Affiliate of any Person listed in the foregoing sub-clause (b)(i) of this definition, in each case, with a credit rating (or a guarantee from a Person with a credit rating) of at least A- from S&P or Fitch or at least A-3 from Moody’s.

“Hedging Instruments” means:

(a)	Interest Rate Hedging Instruments;
(b)	(i) Gas Hedging Instruments and (ii) Power Hedging Instruments; and
(c)	such other derivative transactions of a similar nature that any Obligor enters into to hedge risks of any commercial nature.

“Hedging Termination Amount” means any Permitted Hedging Liability falling due as a result of the termination of a Permitted Hedging Instrument or of any other transaction thereunder.

“Historical DSCR” means for any period of up to 12 months ending on a Quarterly Payment Date, first measured as of the First Repayment Date under the Term Loan Facility Agreement, the ratio of:

(a)	the Cash Flow Available for Debt Service for such period; to
(b)

Senior Debt Obligations incurred or paid in such period, including on the Payment Date that is the last day of such Historical DSCR period (other than (i) pursuant to voluntary prepayments or mandatory prepayments, (ii) LC Costs, (iii) interest in respect of the Senior Debt and Senior Debt Obligations under Permitted Hedging Instruments in respect of interest rates, in each case paid prior to the end of the Term Loan Availability Period, (iv) net amounts payable under Permitted Hedging Instruments that are not in respect of interest rates, (v) Hedging Termination Amounts and (vi) Working Capital Debt; provided that for any DSCR calculation performed prior to the first anniversary of the First Repayment Date under the Term Loan Facility Agreement the calculation of the numerator and denominator will be based on the number of months elapsed since the First Repayment Date under the Term Loan Facility Agreement).

“Holdco” has the meaning given under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Liquidity and Capital Resources—Capital Resources—Working Capital Facility.”

“Holdco Pledge Agreement” has the meaning given under the caption “Description of Security Documents—Holdco Pledge Agreement.”

“Iberdrola” has the meaning given under the caption “Description of Material Project Agreements— LNG Sale and Purchase Agreements—Trains 1 and 2—Iberdrola SPA.”

“Iberdrola SPA” has the meaning given under the caption “Description of Material Project Agreements— LNG Sale and Purchase Agreements—Trains 1 and 2—Iberdrola SPA.”

“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary whose total assets, as of that date, are less than $5 million and whose total revenues for the most recent 12-month period do not exceed $5 million.

“Impairment” means, with respect to any Permit:

(a)	the rescission, revocation, staying, withdrawal, early termination, cancellation, repeal or invalidity thereof or otherwise ceasing to be in full force and effect;
(b)	the suspension or injunction thereof; or
(c)	the inability to satisfy in a timely manner stated conditions to effectiveness. “Impair” and “Impaired” shall have a corresponding meaning.

“Indebtedness” of any Person, at any date, means:

(a)	all obligations to repay borrowed money;
(b)	all obligations to pay money evidenced by bonds, debentures, notes, banker’s acceptances, loan agreements or other similar instruments;
(c)	all obligations to pay the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business);
(d)	all capital lease obligations of such Person;
(e)	all obligations, contingent or otherwise, issued for the account of such Person, in respect of letters of credit, bank guarantees, surety bonds, letters of guarantee and similar instruments;
(f)	all obligations of such Person under any Hedging Instruments (including any Hedging Termination Amounts);
(g)	all guarantees by such Person of Indebtedness of others;
(h)	any obligations of such Person to purchase or repurchase securities or other property which arises out of or in connection with the sale of the same or substantially similar securities or property;
(i)

all obligations under conditional sale or other title retention agreements related to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of property or are otherwise limited in recourse);

(j)

all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed;

(k)

all obligations to purchase, redeem, retire, defease or otherwise make any payment in respect of any equity interests of such Person or any other Person or any warrants, rights or options to acquire such equity interests, which in the case of redeemable preferred interests, being valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(l)

all Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“indenture” has the meaning given under the caption “Description of Senior Notes.”

“Indenture” means any indenture entered into between CCH and the Indenture Trustee pursuant to which one or more series of Senior Notes will be issued, or, at CCH’s option, a facility agreement for a “term loan B” financing, pursuant to which Senior Debt will be incurred. No reference in any Finance Document to an Indenture or the Senior Notes or a “term loan B” shall mean or imply that entry into an Indenture or issuance of the Senior Notes or entry into a “term loan B” is required. For the avoidance of doubt, if at any time Senior Notes have not been issued or are not outstanding and there is no “term loan B,” any reference to satisfaction of the requirements of any Indenture or Senior Notes or the “term loan B” (and any reference to an Indenture Trustee) shall be ignored.

“Indenture Base Committed Quantity” means not less than 398,697,500 MMBtu per annum, being the quantity of LNG contracted to be sold at plateau production pursuant to the Initial LNG SPAs as at the Notes Issue Date; provided, in each case, that following the full payment of the required amount upon any LNG SPA Mandatory Prepayment and/or LNG SPA Mandatory Offer, the Indenture Base Committed Quantity will be reduced to the quantity of LNG contracted to be sold at plateau production pursuant to the Qualifying LNG SPAs used to calculate the amount of Senior Debt that CCH is not required to repay upon an Indenture LNG SPA Prepayment Event under the caption “Description of Senior Notes—Repurchase at the Option of Noteholders— LNG Mandatory Offer”; provided, further, that upon incurrence of any Expansion Senior Debt, the Indenture Base Committed Quantity shall be increased to take into account the quantity of LNG contracted to be sold at plateau production pursuant to the Qualifying LNG SPAs that have been taken into account in order to incur such Expansion Senior Debt, with such increase becoming effective at financial close of such Expansion Senior Debt.

“Indenture Cash Flow Available for Debt Service” means for any period, the amount that is equal to (a) Cash Flow minus (b) Operation and Maintenance Expenses, in each case for such period; provided that Operation and Maintenance Expenses included in the calculation of Indenture Historical DSCR and Indenture Projected Fixed DSCR will exclude (i) that portion of Operation and Maintenance Expenses arising prior to the Project Completion Date that are Project Costs and, in the case of an Expansion, arising prior to the completion date of such Expansion and that are pre-completion project costs of such Expansion, (ii) that portion of Operation and Maintenance Expenses that are Required Capital Expenditures and (iii) Operation and Maintenance Expenses arising from and after the Project Completion Date or the completion date of an Expansion, as applicable relating to expenditure on items that were, as of the Project Completion Date or the completion date of such Expansion, as applicable, outstanding or punch list items under the EPC Contract (T1/T2) or Expansion engineering, procurement and/or construction contract that are paid out of Senior Debt or Equity Funding.

“Indenture Change of Control” means the Sponsor and its Affiliates together (a) at any time prior to the Project Completion Date shall fail to own, directly or indirectly in the aggregate, more than 50% of the equity ownership interests in CCH, or control, directly or indirectly, more than 50% of the aggregate ordinary voting power of CCH, or (b) on or following the Project Completion Date shall fail to control, directly or indirectly, more than 50% of the aggregate ordinary voting power in CCH.

“Indenture Declared Event of Default” means an Indenture Event of Default which is declared by the Indenture Trustee (acting on behalf of the noteholders in accordance with such Indenture) to be an event of default under an Indenture or is otherwise deemed to have been declared to be an event of default in accordance with the terms of the Indenture; provided that, for purposes of the indenture, “Indenture Declared Event of Default” has the meaning given under the caption “Description of Senior Notes—Declaration of Indenture Declared Event of Default.”

“Indenture Event of Default” means any of the events of default set out in an Indenture and defined as “Indenture Events of Default;” provided that, for purposes of the indenture, “Indenture Event of Default” has the meaning given under the caption “Description of Senior Notes—Events of Default and Remedies—Indenture Events of Default.”

“Indenture Historical DSCR” means for any Calculation Period, the ratio of:

(a)	the Indenture Cash Flow Available for Debt Service for such period; to
(b)

Senior Debt Obligations incurred or paid in such period (other than (i) pursuant to voluntary prepayments or mandatory prepayments, (ii) LC Costs, (iii) interest in respect of the Senior Debt paid prior to the end of the Term Loan Availability Period (or, if no Loans or Senior Debt Commitments remain outstanding, any debt service that was pre-funded by the incurrence of Permitted Senior Debt, one of the use of proceeds of which was expressly for this purpose), (iv) under any Permitted Hedging Instruments in respect of interest rates, in each case paid prior to the end of the Term Loan Availability Period, (v) net payable amounts under Permitted Hedging Instruments that are not in respect of interest rates, (vi) Hedging Termination Amounts, and (vii) Working Capital Debt).

“Indenture Investment Grade” means one long-term unsecured credit rating equal to or better than (a) Baa3 by Moody’s, (b) BBB- by S&P, (c) BBB- by Fitch or (d) any comparable credit ratings by any other nationally recognized statistical rating organizations.

“Indenture Investment Grade LNG Buyer” means an LNG Buyer that:

(a)	has, or has its obligations guaranteed by an entity that has, at least two Indenture Investment Grade ratings;
(b)

has, or has its obligations guaranteed by an entity that has, one Indenture Investment Grade rating and a tangible net worth of at least $4.5 billion per mtpa of LNG committed to be purchased by such LNG Buyer pursuant to its LNG SPA, up to a maximum of $10 billion of tangible net worth; or

(c)

for the purposes of LNG SPAs under the captions “Description of Senior Notes—Covenants Applicable to the Notes—LNG SPA Maintenance,” “Description of Senior Notes—Repurchase at the Option of Noteholders—LNG SPA Mandatory Offer,” or “Description of Senior Notes—Covenants Applicable to the Notes—Restricted Payments,” has all of its obligations under the applicable LNG SPA supported by a letter of credit issued by an Acceptable Bank.

“Indenture LNG SPA Prepayment Event” has the meaning given under the caption “Description of Senior Notes—Repurchase at the Option of Noteholders—LNG SPA Mandatory Offer.”

“Indenture Payment Date” means the indenture payment dates of June 30 and December 31.

“Indenture Payment Default” has the meaning given under the caption “Description of Senior Notes—Events of Default—Indenture Events of Default.”

“Indenture Permitted Development Expenditures” means Development Expenditures that:

(a)	are required by applicable law or regulations, any consent from a Governmental Authority, Industry Standards or Prudent Industry Practice applicable to the Development; or
(b)	are otherwise used for the Development; or
(c)

are incurred in connection and in compliance with the captions “Description of Senior Notes— Covenants Applicable to the Notes—Customary Lifting and Balancing Arrangements” or “Description of Senior Notes—Covenants Applicable to the Notes—Sharing of Project Facilities”; and are funded from (i) Equity Funding not otherwise committed to other expenditure for the Development, (ii) Insurance Proceeds and Condemnation Proceeds to the extent permitted by Article 5 (Insurance and Condemnation Proceeds and Performance Liquidated Damages) of the CSAA or proceeds of dispositions to the extent permitted by Section 12.17 (Sale of Project Property) of the Common Terms Agreement while in effect or any equivalent provision of any other Senior Debt Instrument, (iii) Cash Flow permitted to be used for Operation and Maintenance Expenses (pursuant to clauses (c) and (k) of the definition thereof) or (iv) Expansion Senior Debt permitted to be incurred pursuant to the caption “Description of Senior Notes—Incurrence of Senior Debt—Expansion Senior Debt” or other Indebtedness permitted to be incurred under the caption “Description of Senior Notes—Covenants Applicable to the Notes—Limitation on Indebtedness,” in the case of each of the foregoing sub-clauses (i), (ii) and (iv), which use for the contemplated development could not reasonably be expected to have a Material Adverse Effect.

“Indenture Permitted Hedging Instrument” means a Hedging Instrument entered into by an Obligor in the ordinary course of business and that (i) is with a Hedging Bank, a Gas Hedge Provider or any other party that is a counterparty to a Hedging Instrument, (ii) if secured by the Collateral as a result of accession to the CSAA, is of the type referred to in clause (a) or (b) of the definition of Hedging Instrument and (iii) is entered for non-speculative purposes and is on arm’s-length terms.

“Indenture Permitted Liens” means:

(a)

Liens for taxes not delinquent or being contested in good faith and by appropriate proceedings in relation to which appropriate reserves are maintained and liens for customs duties that have been deferred in accordance with the laws of any applicable jurisdiction;

(b)	deposits or pledges to secure obligations under workmen’s compensation, old age pensions, social security or similar laws or under unemployment insurance;
(c)

deposits or other financial assurances to secure bids, tenders, contracts (other than for borrowed money), leases, concessions, licenses, statutory obligations, surety and appeal bonds (including any bonds permitted under an engineering, procurement and construction contracts), performance bonds and other obligations of like nature arising in the ordinary course of business and cash deposits incurred in connection with Gas purchases;

(d)

mechanics’, workmen’s, materialmen’s, suppliers’, warehouse, Liens of lessors and sublessors or other like Liens arising or created in the ordinary course of business with respect to obligations that are not due or that are being contested in good faith;

(e)

(i) servitudes, easements, rights of way, encroachments and other similar encumbrances burdening the Development’s land that are granted in the ordinary course, imperfections of title on real property, and restrictive covenants, zoning restrictions, licenses or conditions on the grant of real property (in relation to such real property); provided that such servitudes, easements, rights of way, encroachments and other similar encumbrances, imperfections, restrictive covenants, restrictions, licenses or conditions do not materially interfere with the Development as contemplated in the Finance Documents and the Material Project Agreements, and (ii) title exceptions disclosed by any title policy obtained by the Obligors;

(f)	Liens to secure indebtedness permitted as described by paragraphs (h) and (p) under the caption “Description of Senior Notes—Covenants Applicable to the Notes—Limitation on Indebtedness”;
(g)	the Security Interests;
(h)	Liens in the ordinary course of business arising from or created by operation of applicable law or required in order to comply with any applicable law;
(i)	Liens in the ordinary course of business over any assets (the aggregate value of which assets at the time any such Lien is granted does not exceed $100 million);
(j)

contractual or statutory rights of set-off (including netting) granted to CCH’s and/or its Restricted Subsidiaries’ bankers, (i) under any Permitted Hedging Instrument or any Material Project Agreement as long as (A) such Material Project Agreement was in place on the Notes Issue Date but only to the extent permitted by such Material Project Agreement on the Notes Issue Date, (B) such Material Project Agreement was approved by the Intercreditor Agent at a time when at least $1 billion of Loans or Senior Debt Commitments in connection therewith were outstanding or (C) the amount of collateral affected by such Lien does not exceed $15 million in the aggregate with all other Liens permitted under this clause (C); and (ii) that could not reasonably be expected to cause a Material Adverse Effect;

(k)

deposits or other financial assurances to secure reimbursement or indemnification obligations in respect of letters of credit or in respect of letters of credit put in place by CCH and/or its Restricted Subsidiaries and payable to suppliers, service providers, insurers or landlords in the ordinary course of business;

(l)	Liens that are scheduled exceptions to the coverage afforded by the Title Policy;
(m)

legal or equitable encumbrances (other than any attachment prior to judgment, judgment lien or attachment in aid of execution on a judgment) deemed to exist by reason of the existence of any pending litigation or other legal proceeding if the same is effectively stayed or the claims secured thereby are being contested in good faith and by appropriate proceedings and an appropriate reserve has been established in respect thereof in accordance with GAAP;

(n)	the Liens created pursuant to the Real Property Documents;
(o)	Liens by CCH and/or its Restricted Subsidiaries in favor of CCH or any other Restricted Subsidiary, as applicable;
(p)

Liens arising out of judgments or awards not constituting an Indenture Event of Default so long as an appeal or proceeding for review is being prosecuted in good faith and for the payment of which adequate cash reserves, bonds or other cash equivalent security have been provided or are fully covered by insurance (other than any customary deductible); and

(q)	Liens arising from Sharing Arrangements permitted as described under the caption “Description of Senior Notes—Covenants Applicable to the Notes—Sharing of Project Facilities.”

“Indenture Projected Fixed DSCR” means, unless otherwise provided in the indenture (a) for purposes of the covenant described under the caption “Description of Senior Notes—Covenants Applicable to the Notes— Restricted Payments,” during the Calculation Period; and (b) for all other purposes, during the applicable period beginning no earlier than (i) the first Indenture Payment Date to occur after the last guaranteed substantial completion date (as defined in the applicable engineering, procurement and construction contract) with respect to any Trains then in construction, or (ii) if the Date of First Commercial Delivery has occurred with respect to all Trains, the first Indenture Payment Date to occur after the incurrence of Indebtedness, entering into of a Sharing Arrangement, commencement of an LNG SPA Mandatory Offer, or consummation of a merger, consolidation, conversion, continuance or sale, assignment, transfer, lease, conveyance or other disposition of assets, as applicable, the ratio of:

(a)	in all cases other than with respect to Restricted Payments:
(i)

the Indenture Cash Flow Available for Debt Service projected for such period, provided that Cash Flow is calculated solely to reflect (A) the fixed price component under applicable Qualifying LNG SPAs, (B) expected interest and investment earnings paid to CCH and/or its Restricted Subsidiaries during such period and (C) amounts expected to be paid to CCH and/or its Restricted Subsidiaries during such period as Business Interruption Insurance Proceeds and (D) the fixed expenses that could reasonably be expected to be incurred if the counterparties to the Qualifying LNG SPAs were not lifting any cargoes from the Development; provided that the “fixed price component” shall be the price component identified as such in the applicable LNG SPA or such other price component approved by the Intercreditor Agent (at any time when Loans or Senior Debt Commitments remain outstanding) as the fixed price component; to

(ii)

Senior Debt Obligations projected to be paid in such period (other than (A) pursuant to voluntary prepayments or mandatory prepayments, (B) Senior Debt due at maturity, (C) Working Capital Debt, (D) LC Costs, (E) interest in respect of the Senior Debt paid prior to the end of the Term Loan Availability Period (or, if no Loans or Senior Debt Commitments remain outstanding, any debt service that was pre-funded by the incurrence of Permitted Senior Debt, one of the use of proceeds of which was expressly for this purpose), (F) under any Permitted Hedging Instruments in respect of interest rates, in each case paid prior to the end of the Term Loan Availability Period, and (G) net payable amounts under Permitted Hedging Instruments that are not in respect of interest rates).

(b)	in the case of Restricted Payments only:
(i)	the Indenture Cash Flow Available for Debt Service projected for such period; to
(ii)

Senior Debt Obligations projected to be paid in such period (other than (A) pursuant to voluntary prepayments or mandatory prepayments, (B) Senior Debt due at maturity, (C) Working Capital Debt, (D) LC Costs, (E) interest in respect of the Senior Debt paid prior to the end of the Term Loan Availability Period (or, if no Loans or Senior Debt Commitments remain outstanding, any debt service that was pre-funded by the incurrence of Permitted Senior Debt, one of the use of proceeds of which was expressly for this purpose), (F) under any Permitted Hedging Instruments in respect of interest rates, in each case paid prior to the end of the Term Loan Availability Period, and (G) net payable amounts under Permitted Hedging Instruments that are not in respect of interest rates).

“Indenture Qualifying Term” means (a) with respect to the Initial LNG SPAs, a term at least longer than the expected amortization term of the Initial Senior Debt, (b) with respect to any LNG SPA replacing an LNG SPA that was previously a Qualifying LNG SPA, a term at least as long as the remaining term of the Initial LNG SPA it is replacing and (c) with respect to any other Qualifying LNG SPA, the term of such LNG SPA used in relevant Indenture Projected Fixed DSCR calculation when determining the quantum of Senior Debt that could be incurred based on the revenues projected to be generated under such LNG SPA.

“Indenture Required Export Authorization” means, with respect to a Required LNG SPA at any time, (a) the Non-FTA Authorization, (b) the FTA Authorization and (c) any other Export Authorization which CCH designates as an “Indenture Required Export Authorization” pursuant to the indenture, to the extent that at such time, the volumes permitted to be exported under the FTA Authorization, the Non-FTA Authorization or such other Export Authorization, as the case may be, are required in order to enable the sale of such Required LNG SPA’s share of the then-applicable Indenture Base Committed Quantity of LNG in accordance with the terms of such Required LNG SPA. For the avoidance of doubt, the Non-FTA Authorization is an Indenture Required Export Authorization for each of the Initial LNG SPAs in effect on the Notes Issue Date and until otherwise determined in accordance with the provisions described under the caption “Description of Senior Notes— Repurchase at the Option of Noteholders—LNG SPA Mandatory Offer.”

“Indenture Reserve Amount” means, as of any date on and after the Project Completion Date, (a) for any period during which Loans or Senior Debt Commitments are outstanding, the “Reserve Amount” and (b) for any period during which no Loans or Senior Debt Commitments are outstanding, solely the amount required under any Indentures then in effect.

“Indenture Restricted Payment” means (a) any dividend or other distribution by CCH or any of its Restricted Subsidiaries (in cash, property of CCH or such Restricted Subsidiary, securities, obligations, or other property) on, or other dividends or distributions on account of, any portion of any membership interest in CCH or such Restricted Subsidiary (other than dividends or other distributions payable solely to CCH or any of its Restricted Subsidiaries), or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition by CCH or any of its Restricted Subsidiaries of, any portion of any membership interest in CCH and (b) all payments (in cash, property of CCH or such Restricted Subsidiary, securities, obligations, or other property) of principal of, interest on and other amounts with respect to, or other payments on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition by CCH or any of its Restricted Subsidiaries of, any Indebtedness owed by CCH or any of its Restricted Subsidiaries to Holdco or any other Person party to a pledge agreement or any Affiliate thereof, including any Subordinated Debt. Indenture Restricted Payments shall not include (i) payments to the Manager for fees and costs pursuant to Management Services Agreements, (ii) fees and costs payable pursuant to the Gas and Power Supply Services Agreement, (iii) payments to the Operator pursuant to the O&M Agreements, (iv) Permitted Payments (which shall be paid in accordance with Section 4.7 (Cash Waterfall) of the CSAA), (v) amounts paid in accordance with Section 2.7 (Senior Debt/Equity Ratio at Project Completion Date) of the Common Terms Agreement; and (vi) any of the payments in (a) or (b) above (in each case, in cash, property of CCH or such Restricted Subsidiary, securities, obligations, or otherwise) made among any of CCH and its Restricted Subsidiaries.

“Indenture Trustee” means for purposes of the New Notes and the indenture in respect thereof, The Bank of New York Mellon. For purposes of any other Indenture, “Indenture Trustee” means any trustee appointed in the role of indenture trustee under any Indenture or, with respect to a “term loan B” financing that CCH has elected to be treated as an Indenture, any administrative or other facility agent.

“Indenture Working Capital Debt” means senior secured or unsecured Indebtedness (which, if secured, shall constitute Senior Debt), under one or more working capital facilities, for working capital purposes (including in the forms of undrawn commitments, outstanding indebtedness and the issuance of letters of credit from time to time).

“Independent Accountants” means any independent firm of accountants of recognized standing in the relevant jurisdiction.

“Independent Engineer” means Lummus Consultants International LLC or any independent replacement environmental and social and engineering consulting firm selected in accordance with Section 13.2 (Replacement and Fees) of the Common Terms Agreement; provided that, for purposes of the indenture “Independent Engineer” means Lummus Consultants International LLC and any replacement thereof appointed (i) pursuant to the terms of the Common Terms Agreement if Loans or Senior Debt Commitments in connection therewith are outstanding or (ii) if no Loans or Senior Debt Commitments in connection therewith are outstanding, by the Requisite Secured Parties, and if no Indenture Event of Default shall then be Continuing, after consultation with CCH.

“Index Swap” means a contract which entitles the buyer of the contract to pay one index price (e.g. First of Month Index) and entitles the seller to pay a different index price (e.g. the daily average). The index swap is settled financially via exchange of cash payment at the expiration of the underlying Futures Contract.

“Indirect Participants” has the meaning given under the caption “Description of Senior Notes—Depository Procedures.”

“Individual Senior Noteholder Secured Accounts” means the following accounts, which, under the CSAA, CCH assigns and transfers to, and grants to the Security Trustee, for the benefit solely of the applicable Senior Noteholders:

(a)

as security for the Senior Debt Obligations (whether at stated maturity, by acceleration or otherwise) under Senior Notes of any series that is entitled to the proceeds of any mandatory prepayment that have been deposited into a Mandatory Prepayment Senior Notes Account (as described under the caption “Description of Security Documents—Common Security and Account Agreement—Mandatory Prepayment Senior Notes Account(s)”), a first-ranking security interest in such Mandatory Prepayment Senior Notes Account, and all cash, financial assets or other property now or hereafter credited thereto or held therein, and investments (including Authorized Investments) made with or arising out of such funds and all proceeds of the foregoing; and

(b)

who purchase Senior Notes as Replacement Senior Debt, when the proceeds of such purchase are held in escrow pursuant to the CSAA, a first-ranking security interest in the proceeds of such Senior Notes and investments (including Authorized Investments) made with or arising out of such funds that are held in escrow in a Senior Note Disbursement Account.

“Industry Standards” means the technical standards promulgated by the American Petroleum Institute, the American Gas Association, the American Society of Mechanical Engineers, the ASTM (formerly the American Society for Testing and Materials), or the National Fire Protection Association (NFPA).

“Initial Advance” means the first advance of the Term Loans (as defined in the Term Loan Facility Agreement) following the occurrence of May 22, 2018.

“Initial Corpus Christi Terminal Facility” means a liquefaction facility comprised of two Trains, each with a nominal production capacity of approximately 4.5 mtpa, two LNG storage tanks, each with a working capacity of 160,000 cubic meters, and a marine berth, with related onsite and offsite utilities and supporting infrastructure, as such facilities may be repaired and replaced from time to time or modified, changes or expanded as permitted in the Finance Documents.

“Initial LNG SPAs” means the Pertamina SPA, the Endesa SPA No. 1, the Endesa SPA No. 2, the Iberdrola SPA, the Naturgy SPA, the Woodside SPA and the EDF SPA.

“Initial Senior Debt” means the Senior Debt Obligations owing under the Term Loan Facility Agreement; provided that for purposes of the definition of “Qualifying Term” under the Indenture, dated as of May 18, 2016, among CCH, as Issuer, CCL, CCP and CCP GP, as Guarantors and The Bank of New York Mellon, as Trustee, the reference to “Initial Senior Debt” shall mean the Senior Debt outstanding and committed under the Initial Term Loan Facility Agreement.

“Initial Term Loan Facility Agreement” means the Term Loan Facility Agreement, dated as of May 13, 2015.

“Initiating Percentage” means Senior Creditor Group Representatives representing the following percentages of the principal amount of Senior Debt Obligations outstanding during the following periods (or, if no Senior Debt is outstanding, commitments in respect thereof):

(a)	with respect to any Payment Default:
(i)	at least 66.7% prior to 30 days following the occurrence of a Payment Default or the declaration thereof, as the case may be;
(ii)	greater than 50% on or after 30 days and prior to 120 days following the occurrence of a Payment Default or the declaration thereof, as the case may be; and
(iii)

the percentage held by any individual Senior Creditor Group, on or after 120 days following the occurrence of a Loan Facility Event of Default or an Indenture Event of Default (as applicable) or the declaration thereof, as the case may be; and

(b)	with respect to any other Event of Default:
(i)	at least 66.7% on or prior to 30 days following the occurrence of a Loan Facility Event of Default or an Indenture Event of Default (as applicable) or the declaration thereof, as the case may be;
(ii)

greater than 50% on or after 30 days and prior to 180 days following the occurrence of a Loan Facility Event of Default or an Indenture Event of Default (as applicable) or the declaration thereof, as the case may be; and

(iii)

the percentage held by any individual Senior Creditor Group, on or after 180 days following the occurrence of a Loan Facility Event of Default or an Indenture Event of Default (as applicable) or the declaration thereof, as the case may be.

“Insurance Proceeds” means all proceeds of any insurance policies required pursuant to the schedule of minimum insurance in the Common Terms Agreement or otherwise obtained with respect to the Development that are paid or payable to or for the account of the Obligors as loss payee (other than Business Interruption Insurance Proceeds and proceeds of insurance policies relating to third party liability).

“Insurance/Condemnation Proceeds Account” means the insurance/condemnation proceeds account described under the caption “Description of Security Documents—Common Security and Account Agreement— Project Accounts.”

“Intercreditor Agent” means Société Générale as intercreditor agent under the Intercreditor Agreement.

“Intercreditor Agreement” means the Amended and Restated Intercreditor Agreement, dated as of May 22, 2018, among the Intercreditor Agent and each Senior Creditor Group Representative representing Facility Lenders and Hedging Banks, setting forth the appointment of the Intercreditor Agent and setting forth voting and certain intercreditor arrangements among all Facility Lenders and Hedging Banks.

“Interest Rate Hedging Instrument” means interest rate swaps, option contracts, futures contracts, options on futures contracts, caps, floors, collars or any other similar arrangements entered into by CCH related to movements in interest rates.

“International LNG Terminal Standards” means, to the extent not inconsistent with the express requirements of the Common Terms Agreement, the international standards and practices applicable to the design, construction, equipment, operation or maintenance of LNG receiving, exporting, liquefaction and regasification terminals, established by the following (such standards to apply in the following order of priority): (a) a Governmental Authority having jurisdiction over any Obligor, (b) the Society of International Gas Tanker and Terminal Operators (“SIGTTO”) (or any successor body of the same) and (c) any other internationally recognized non-governmental agency or organization with whose standards and practices it is customary for reasonable and prudent operators of LNG receiving, exporting, liquefaction and regasification terminals to comply. In the event of a conflict between any of the priorities noted above, the priority with the alphabetical priority noted above shall prevail.

“International LNG Vessel Standards” means, to the extent not inconsistent with the express requirements of the Common Terms Agreement, the international standards and practices applicable to the ownership, design, equipment, operation or maintenance of LNG vessels established by: (a) the International Maritime Organization, (b) the Oil Companies International Marine Forum, (c) SIGTTO (or any successor body of the same), (d) the International Navigation Association, (e) the International Association of Classification Societies, and (f) any other internationally recognized agency or non-governmental organization with whose standards and practices it is customary for reasonable and prudent operators of LNG vessels to comply. In the event of a conflict between any of the priorities noted above, the priority with the alphabetical priority noted above shall prevail.

“Investment” means, for any Person:

(a)

the acquisition (whether for cash, property of such Person, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including any “short sale” or any other sale of any securities at a time when such securities are not owned by the Person entering into such sale);

(b)

the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding 90 days representing the purchase price of inventory or supplies sold in the ordinary course of business); and

(c)

the entering into of any guarantee of, or other contingent obligation (other than an indemnity which is not a guarantee) with respect to, Indebtedness or other liability of any other Person; provided that Investment shall not include amounts deposited pursuant to the escrow agreement entered with respect to disputed amounts under any engineering, procurement and construction contract then in effect.

“Investment Grade” means two long-term unsecured credit ratings that are equal to or better than (a) Baa3 by Moody’s, (b) BBB- by S&P, (c) BBB- by Fitch, or (d) any comparable credit ratings by any other nationally recognized statistical rating organizations; provided that, for purposes of the indenture, references to “Investment Grade” shall be deemed to be references to “Indenture Investment Grade.”

“Investment Grade LNG Buyer” means an LNG Buyer that (a) is Investment Grade, (b) has its obligations guaranteed by an Investment Grade entity or (c) for the purposes of LNG SPAs in Section 8.1(a) (LNG SPA Maintenance), Section 8.2(a)(i) (LNG SPA Mandatory Prepayment) or Section 11.1 (Conditions to Restricted Payments) of the Common Terms Agreement, has all of its obligations under the applicable LNG SPA supported by a letter of credit issued by an Acceptable Bank; provided that, for purposes of the indenture, references to “Investment Grade LNG Buyer” shall be deemed to be references to “Indenture Investment Grade LNG Buyer.”

“Kinder Morgan Intrastate Firm Gas Transportation Agreement” means the firm gas transportation agreement, dated September 19, 2014, between CCL, Kinder Morgan and Kinder Morgan Tejas, pursuant to which Kinder Morgan Tejas will transport and store certain quantities of Gas on its pipeline system within Texas.

“Knowledge” means, with respect to any of the Obligors, the actual knowledge of any Person holding any of the positions (or successor position to any such position) set forth in a schedule to the Common Terms Agreement; provided that each such Person shall be deemed to have knowledge of all events, conditions and circumstances described in any notice delivered to CCH pursuant to the terms of the Common Terms Agreement or any other Finance Document. “Knowingly” shall have a corresponding meaning.

“La Quinta Ship Channel Franchise” means the La Quinta Ship Channel Franchise, dated March 17, 2015, between Port of Corpus Christi Authority of Nueces County, Texas and CCL.

“LC Costs” means (a) fees, expenses and interest associated with Working Capital Debt and (b) any reimbursement by a Obligor of amounts paid under a letter of credit that is Working Capital Debt for expenditures that if paid by such Obligor directly would have constituted Operation and Maintenance Expenses.

“LC Draw” has the meaning given under the caption “Description of Other Indebtedness—Working Capital Facility.”

“LC Loans” has the meaning given under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Liquidity and Capital Resources—Capital Resources—Working Capital Facility.”

“Legal Defeasance” has the meaning given under the caption “Description of Senior Notes—Legal Defeasance and Covenant Defeasance.”

“Lenders’ Reliability Test” means each operational test described which in each case demonstrates that the Project Facilities overall production during the applicable time periods can meet the applicable minimum cumulative LNG production sales volumes without exceeding a maximum amount of allowable downtime as set forth in Schedule O (Lenders’ Reliability Test Criteria) to the Common Terms Agreement.

“Lien” means any mortgage, pledge, lien, charge, assignment, assignment by way of security, hypothecation or security interest securing any obligation of any Person, any restrictive covenant or condition, right reservation, right to occupy, encroachment, option, easement, servitude, right of way or other imperfection of title or encumbrance (including matters that would be shown on an accurate survey) burdening any real property or any other agreement or arrangement having the effect of conferring security howsoever arising.

“LNG”, for purposes of the Finance Documents, means Gas in a liquid state at or below its boiling point at a pressure of approximately one atmosphere.

“LNG Buyer” means the various buyers under the LNG SPAs entered into with CCL from time to time. “LNG SPA” means the sale and purchase agreements between CCL and various buyers of LNG pursuant to which CCL will sell and the buyers will purchase LNG from CCL.

“LNG SPA Mandatory Offer” has the meaning given under the caption “Description of Senior Notes— Repurchase at the Option of Noteholders—LNG SPA Mandatory Offer.”

“LNG SPA Mandatory Prepayment Amount (CTA Calculation)” has the meaning given under the caption “Description of Senior Notes—Repurchase at the Option of Noteholders—LNG SPA Mandatory Offer.”

“LNG SPA Mandatory Prepayment Amount (CTA/Indenture Calculation)” has the meaning given under the caption “Description of Senior Notes—Repurchase at the Option of Noteholders—LNG SPA Mandatory Offer.”

“LNG SPA Mandatory Offer Amount” has the meaning given under the caption “Description of Senior Notes—Repurchase at the Option of Noteholders—LNG SPA Mandatory Offer.”

“LNG SPA Mandatory Prepayment” has the meaning given under the caption “Description of Other Indebtedness—Common Terms Agreement—LNG SPA Covenants—LNG SPA Mandatory Prepayment.”

“Loan Facility Declared Default” means a Loan Facility Event of Default that is declared to be a default in accordance with the Common Terms Agreement.

“Loan Facility Disbursement Account” means the loan facility disbursement account under the caption “Description of Security Documents—Common Security and Account Agreement—Project Accounts.”

“Loan Facility Event of Default” means any of the events set forth in Section 15.1 (Loan Facility Events of Default) of the Common Terms Agreement or any Obligor events of default under any Facility Agreement. See “Description of Other Indebtedness—Common Terms Agreement—Events of Default.”

“Loans” means the Senior Debt Obligations created under individual Facility Agreements to be made available by the Facility Lenders.

“Majority in Interest of the Senior Creditors” with respect to any Decision at any time means Senior Creditors:

(a)

whose share in the outstanding principal amount of the Senior Debt Obligations and whose undrawn Senior Debt Commitments are more than 50% of all of the outstanding principal amount of the Senior Debt Obligations and all the undrawn Senior Debt Commitments of all the Senior Creditors; or

(b)

if there is no principal amount of Senior Debt Obligations then outstanding, Senior Creditors whose Senior Debt Commitments are more than 50% of the aggregate Senior Debt Commitments of all Senior Creditors.

“Make-Whole Price” has the meaning given under the caption “Description of Senior Notes—Optional Redemption.”

“Management Services Agreements” means the agreements between the Obligors and the Manager for their respective Project Facilities.

“Manager” means Cheniere Energy Shared Services, Inc.

“Mandatory Prepayment Senior Notes Account” means the Mandatory Prepayment Senior Notes Account described under the caption “Description of Security Documents—Common Security and Account Agreement— Project Accounts.”

“Market Consultant” means Wood Mackenzie Limited or any independent replacement marketing consulting firm to be selected in accordance with Section 13.2 (Replacement and Fees) of the Common Terms Agreement.

“Market Terms” means terms consistent with or more favorable to the applicable Obligor (as seller or buyer, as the case may be) than the terms a non-Affiliated seller or buyer, as the case may be, of the relevant product could receive in an arm’s-length transaction based on then-current market conditions for transactions of a similar nature and duration and taking into account such factors as the characteristics of the goods and services, the market for such goods and services (including any applicable regulatory conditions), tax effects of the transaction, the location of the Project Facilities and the counterparties.

“Material Adverse Effect” means a material adverse effect on:

(a)	each Obligor’s ability to perform and comply with its material obligations under each Material Project Agreement then in effect and to which it is a party;
(b)	the Obligors’ ability, taken as a whole, to perform their material obligations under the Finance Documents;
(c)	CCH’s ability to pay its Senior Debt Obligations when due;
(d)

the Security Interests created by or under the relevant Security Documents, taken as a whole in respect of the Obligors or the Development, as relevant including the material impairment of the rights of or benefits or remedies, taken as a whole, available to the Secured Parties; or

(e)	the Obligors’ financial condition and results of operation, on a consolidated basis.

“Material Project Agreements” means:

(a)	the Initial LNG SPAs in each case along with any related parent guarantees;
(b)	the EPC Contract (T1/T2) together with any related guarantees of Bechtel’s obligations;
(c)	the Technology License Agreement (T1/T2);
(d)	the Real Property Documents;
(e)	the Management Services Agreements;
(f)	the O&M Agreements;
(g)	the CCP Pipeline Precedent Agreement;
(h)	the CEI Equity Contribution Agreement;
(i)	the Gas and Power Supply Services Agreement;
(j)	the Export Authorization Letter;
(k)	the Kinder Morgan Intrastate Firm Gas Transportation Agreement;
(l)	the TGP Precedent Agreement;
(m)	the La Quinta Ship Channel Franchise;
(n)	the Construction Agreement for the Corpus Christi Pipeline Project, dated as of November 10, 2016, between CCP, as owner and Associated Pipe Line, as contractor;
(o)	the Construction Agreement for the Corpus Christi Pipeline Project, dated as of November 4, 2016, between CCP, as owner and Sunland, as contractor;
(p)	the Construction Agreement for the Corpus Christi Pipeline Project, dated as of November 3, 2016, between CCP, as owner and Ref-Chem, as contractor;
(q)	the Precedent Agreement for Firm Transportation Service Under Gulf Connector Expansion Project, dated as of December 16, 2015, between CCL and Transco;
(r)	the GE CSA;
(s)	the Precedent Agreement, dated as of June 8, 2015 between CCL and NGPL;
(t)	the Natural Gas Pipeline Company of America LLC (Natural) Transportation Rate Schedule FTS Agreement, dated as of September 24, 2015, between CCL and NGPL;
(u)	the Gas Transportation Agreement, dated as of November 20, 2014, between CCL and TGP;
(v)	the Firm Transportation Negotiated Rate Agreement, dated as of November 20, 2014, between CCL and TGP;
(w)	the Service Agreement, dated as of December 19, 2017, between CCL and Transco;
(x)	the Service Agreement, dated as of February 15, 2018, between CCL and CCP;
(y)	the Negotiated Rate Letter Agreement, dated as of February 15, 2018, between CCL and CCP;
(z)	the Second Phase Material Project Agreements; and
(aa)	any Subsequent Material Project Agreement (upon an Obligor becoming a party to such Subsequent Material Project Agreement).

With respect to any Indenture, Material Project Agreements will have the meaning given in such Indenture. For purposes of the indenture, “Material Project Agreements” has the meaning set forth above, as such list is updated from time to time by CCH in a manner that is not inconsistent with the indenture.

“Modification” means, with respect to any Finance Document, any amendment, supplement, waiver or other modification of the terms and provisions thereof and the term “Modify” shall have a corresponding meaning; provided that with respect to Sections 7.2(b)(ii)(A), (B) and (C) (Modification Approval Levels—Modifications to Other Finance Documents) of the CSAA, the exercise of any option, right or entitlement expressly set forth in  the proviso to each such clause shall not be a Modification.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Naturgy” has the meaning given under the caption “Business—Our Liquefaction Project—Customers.” Naturgy is also referred to as “Gas Natural Fenosa” under certain Finance Documents.

“Naturgy SPA” has the meaning set forth in “Description of Material Project Agreements—LNG Sale and Purchase Agreements—Trains 1 and 2—Naturgy SPA.”

“Net Cash Proceeds” means in connection with any asset disposition, the aggregate cash proceeds received by any Obligor in respect of any asset disposition (including any cash received upon the sale or other disposition of any non-cash consideration received in any asset disposition), net of the direct costs and expenses relating to such asset disposition and payments made to retire Indebtedness (other than the Senior Debt Obligations) required to be repaid in connection therewith, including legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of such asset disposition, taxes paid or payable as a result of such asset disposition, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts reserved for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Non-Base Case Cash Flows” means the amount of all Cash Flows received from sales of LNG made pursuant to LNG SPAs that are not Qualifying LNG SPAs minus the costs of purchasing, storing and transporting Gas attributable to such LNG sales.

“Non-Base Case Restricted Payments” has the meaning given under the caption “Description of Other Indebtedness—Common Terms Agreement—Certain Other Covenants—Restricted Payments.”

“Non-FTA Authorization” means the DOE/FE Order No. 3638, issued on May 12, 2015, granting CMI and CCL long-term, multi-contract Export Authorization to export LNG by vessel from the Corpus Christi Terminal Facility to nations with which the United States has not entered into free trade agreements providing for national treatment for trade in natural gas.

“Non-Recourse Debt” means Indebtedness:

(a)

as to which neither CCH nor any of its Restricted Subsidiaries (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (ii) is directly or indirectly liable as a guarantor or otherwise; and

(b)

as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of CCH or any of its Restricted Subsidiaries (other than the Equity Interests of an Unrestricted Subsidiary).

“Note Guarantee” has the meaning given under the caption “Description of Senior Notes—Guarantees of the Notes.”

“Notes Issue Date” means May 18, 2016.

“Notice of Security Enforcement Action” has the meaning given in Section 6.2(f) (Initiation of Security Enforcement Action—Notice of Security Enforcement Action) of the CSAA.

“NYMEX Natural Gas Futures Contract” means the Futures Contract for natural gas on the New York Mercantile Exchange, Inc., a wholly owned subsidiary of the CME Group Inc, which is used for the physical receipt and/or delivery of gas at the Henry Hub located in Erath, Louisiana.

“O&M Agreements” means the agreements between the Obligors and the Operator for their respective Project Facilities.

“Obligors” means CCH and the Guarantors. The “Obligors” are also referred to as “Loan Parties” or “Securing Parties” in certain Finance Documents.

“Operating Account” means the operating account described under the caption “Description of Security Documents—Common Security and Account Agreement—Pre-Completion Cash Flows.”

“Operating Budget” has the meaning given in Section 10.5(a) (Operating Budget) of the Common Terms Agreement, it being acknowledged and understood that the “Operating Budget” will be comprised of a budget in respect of the Corpus Christi Terminal Facility and a budget in respect of the Corpus Christi Pipeline and that all references in the Finance Documents to the “Operating Budget” shall be to such budgets collectively or to the budget applicable to the Project Facilities that are the subject of the applicable provision, as the context may require; provided that, for purposes of the indenture, “Operating Budget” shall mean any such budget that is maintained by the Obligors from time to time in a manner not inconsistent with any requirements applicable thereto under the indenture.

“Operation and Maintenance Expenses” means, for any period, computed without duplication, in each case, costs and expenses of the Obligors that are contemplated by the then-effective Operating Budget or are incurred in connection with any permitted excess thereunder pursuant to Section 12.3 (Project Construction; Maintenance of Properties) of the Common Terms Agreement including:

(a)	fees and costs of the Manager pursuant to the Management Services Agreements; plus
(b)	amounts payable by the Obligors under a Material Project Agreement then in effect; plus
(c)

expenses for operating the Development and maintaining it in good repair and operating condition payable during such period, including the ordinary course fees and costs of the Operator payable pursuant to the O&M Agreements and fees and costs payable pursuant to the Gas and Power Supply Services Agreement; plus

(d)	LC Costs; plus
(e)	insurance costs payable during such period; plus
(f)	applicable sales and excise taxes (if any) payable or reimbursable by the Obligors during such period; plus
(g)	franchise taxes payable by the Obligors during such period; plus
(h)	property taxes payable by the Obligors during such period; plus
(i)	any other direct taxes (if any) payable by the Obligors to the taxing authority (other than any taxes imposed on or measured by income or receipts) during such period; plus
(j)	costs and fees attendant to the obtaining and maintaining in effect the Permits payable during such period; plus
(k)

expenses for spares and other capital goods inventory, capital expenses related to the construction and start-up of the Project Facilities, maintenance capital expenditures, including those required to maintain the Project Facilities’ capacity; plus

(l)	legal, accounting and other professional fees of the Obligors payable during such period; plus
(m)	Required Capital Expenditures; plus
(n)	the cost of purchase, storage and transportation of Gas and electricity; plus
(o)	all other cash expenses payable by the Obligors in the ordinary course of business.

Operation and Maintenance Expenses shall exclude, to the extent included above: (i) transfers from any Account into any other Account (other than the Operating Account) during such period, (ii) payments of any kind with respect to Restricted Payments during such period, (iii) depreciation for such period, and (iv) except as provided in clauses (j), (k) and (m) above, any capital expenditure.

To the extent amounts are advanced in accordance with the terms of the applicable Senior Debt Instrument, secured Permitted Hedging Instrument or other Indebtedness permitted under the Common Terms Agreement for the payment of such Operation and Maintenance Expenses, the obligation to repay such advances shall itself constitute an Operation and Maintenance Expense.

“Operator” means Cheniere LNG O&M Services, LLC, a limited liability company organized under the laws of the State of Delaware.

“Optimized Cascade Process” has the meaning given in each Applicable EPC Contract. “Original Indenture” has the meaning given under the caption “Description of Senior Notes.”

“Other Approved LNG SPAs” means LNG SPAs between CCL and any LNG Buyer of Supplemental Quantities as long as such LNG SPA has been approved by the Intercreditor Agent (acting on the instruction of Requisite Intercreditor Parties).

“Participants “ has the meaning given under the caption “Description of Senior Notes—Depository Procedures.”

“Payment Date” means each CTA Payment Date and any other date for payment of Senior Debt Obligations (including payment dates for the payment of interest) under or pursuant to any Senior Debt Instrument, including any Indenture, or Permitted Hedging Instrument.

“Payment Default” means any event of default under Section 15.1(a) (Loan Facility Events of Default— Payment Default) of the Common Terms Agreement and any comparable provision in any Senior Debt Instrument then in effect entered into after the date of the CSAA, including an Indenture Payment Default.

“PDE Senior Debt” has the meaning given under the caption “Description of Other Indebtedness—Common Terms Agreement—Additional Senior Debt—PDE Senior Debt.”

“Performance Liquidated Damages” means any liquidated damages resulting from the Project Facilities’ performance that are required to be paid by Bechtel or any other counterparty to a Material Project Agreement for or on account of any diminution to the performance of the Project Facilities.

“Performance Test” has the meaning given to such term in each Applicable EPC Contract.

“Permit” means (a) any authorization, consent, approval, license, lease, ruling, tariff, rate, certification, waiver, exemption, filing, variance, claim, order, judgment or decree of, by or with, (b) any required notice to, (c) any declaration of or with, or (d) any registration by or with, in the cases of the foregoing clauses (a) through (d), any Governmental Authority and then required for the development, construction and operation of the Project Facilities as contemplated in the Finance Documents and the Material Project Agreements then in effect.

“Permitted Business” means (a) the development, construction, operation, expansion, reconstruction, debottlenecking, improvement, maintenance and ownership of the Development or related to or using by-products of the Development, all activity reasonably necessary or undertaken in connection with the foregoing and any activities incidental or related to any of the foregoing, including, the development, construction, operation, maintenance, financing and ownership of any facilities reasonably related to the Development or related to or using by-products of the Development and (b) the buying, selling, storing and transportation of hydrocarbons for use in connection with the Development or related to or using by-products of the Development.

“Permitted Completion Amount” means a sum equal to an amount certified by CCH (and confirmed reasonable by the Independent Engineer) on the Project Completion Date as necessary to pay 150% of the Permitted Completion Costs.

“Permitted Completion Costs” means unpaid Project Costs (including Project Costs not included in the construction budget and schedule delivered on May 22, 2018) that CCH reasonably anticipates will be required for the Project Facilities to pay all remaining costs associated with outstanding Punchlist (as defined in each Applicable EPC Contract) work, retainage, fuel incentive payments, disputed amounts (to the extent such disputed amounts have not been escrowed pursuant to an Applicable EPC Contract), and other costs required under the Applicable EPC Contracts.

“Permitted Development Expenditures” means Development Expenditures that:

(a)	are required by applicable law or regulations, any consent from a Governmental Authority, Industry Standards or Prudent Industry Practice applicable to the Development; or
(b)

are otherwise used for the Development; and are funded from (i) Equity Funding not otherwise committed to other expenditure for the Development, (ii) Insurance Proceeds and Condemnation Proceeds to the extent permitted by Article 5 (Insurance and Condemnation Proceeds and Performance Liquidated Damages) of the CSAA or proceeds of dispositions to the extent permitted by the Common Terms Agreement or any equivalent provision of any other Senior Debt Instrument, (iii) Cash Flow permitted to be used for Operation and Maintenance Expenses (pursuant to clauses (c) and (k) of the definition thereof) or (iv) PDE Senior Debt, Expansion Senior Debt or other Indebtedness permitted to be incurred under the Common Terms Agreement, in the case of each of the foregoing sub-clauses (i), (ii) and (iv), in each case as expressly permitted under the Finance Documents and which use for the contemplated development could not reasonably be expected to have a Material Adverse Effect; provided that, for purposes of the indenture, references to “Permitted Development Expenditures” shall be deemed to be references to “Indenture Permitted Development Expenditures.”

“Permitted Finance Costs” means, for any period, the sum of all amounts of principal, interest, fees and other amounts payable in relation to Indebtedness (other than Senior Debt and other than LC Costs and other amounts payable in relation to Indebtedness that constitute Operation and Maintenance Expenses) permitted by Section 12.14(b) (Limitation on Indebtedness) (including guarantees thereof permitted under Section 12.15 (Guarantees) of the Common Terms Agreement during such period plus all amounts payable during such period pursuant to Permitted Hedging Instruments that are not secured, plus any amounts required to be deposited in margin accounts pursuant to Permitted Hedging Instruments; provided that Permitted Finance Costs will not include funds categorized as Operation and Maintenance Expenses under the last sentence of the definition thereof; provided that, for purposes of the indenture, “Permitted Finance Costs” shall include amounts payable in relation to Indebtedness (other than Senior Debt and other than LC Costs and other amounts payable in relation  to Indebtedness that constitute Operation and Maintenance Expenses) permitted by the indenture, and shall not include funds categorized as Operation and Maintenance Expenses under the exception thereunder for obligations to repay advances in relation to secured Permitted Hedging Instruments or Indebtedness permitted by the indenture.

“Permitted Finance Costs Reserve Account” means the permitted finance costs reserve account described under the caption “Description of Security Documents—Common Security and Account Agreement—Project Accounts.”

“Permitted Hedging Instrument” means a Hedging Instrument entered into by an Obligor in the ordinary course of business and that (i) is with a Hedging Bank, a Gas Hedge Provider, a Power Hedge Provider or any other party that is a counterparty to a Hedging Instrument, (ii) if secured, is of the type referred to in clause (a) or (b) of the definition of Hedging Instrument and (iii) is entered for non-speculative purposes and is on arm’s-length terms; provided that (a) if such Hedging Instrument is a Gas Hedging Instrument, it is for a period not to exceed the three prompt month contracts (or in the case of Basis Swaps, thirty six months) and the aggregate quantum under all (1) Futures Contracts, Fixed-Floating Futures Swaps, NYMEX Natural Gas Futures Contracts and Swing Swaps does not exceed 50 TBtu, (2) Index Swaps does not exceed 23.25 TBtus, and (3) Basis Swaps does not exceed 23.25 TBtus, where the limitations in each of the categories described in sub-clauses (1), (2) and (3) are not aggregated, and (b) if such Hedging Instrument is a Power Hedging Instrument, the aggregate quantum under such Hedging Instrument does not exceed 3,650,000 megawatt hours and each such Hedging Instrument is for a period not to exceed sixty months where the first month is the month in which the power hedging contract is executed; provided, further, that for purposes of the indenture, references to “Permitted Hedging Instrument” shall be deemed to include references to “Indenture Permitted Hedging Instrument.” “Permitted Hedging Instrument” includes any “Permitted Senior Debt Hedging Instrument.”

“Permitted Hedging Liabilities” means all present and future liabilities (actual or contingent) payable or owing by an Obligor under Permitted Hedging Instruments (including the obligation to pay a Hedging Termination Amount) together with:

(a)	any novation, deferral or extension of any of those liabilities;
(b)	any claim for damages or restitution arising out of, by reference to or in connection with any of those liabilities;
(c)

any claim flowing from any recovery by an Obligor or a receiver or liquidator thereof or any other Person of a payment or discharge in respect of any of those liabilities on grounds of preference or otherwise; and

(d)

any amounts (such as post-insolvency interest) which could be included in any of the above but for any discharge, non-provability, unenforceability or non-allowability of the same in any insolvency or other proceedings.

“Permitted Indebtedness” has the meaning given under the caption “Description of Other Indebtedness— Common Terms Agreement—Certain Other Covenants—Limitation on Indebtedness.”

“Permitted Investment” means

(a)	Authorized Investments;
(b)	by way of trade credit in the ordinary course of business;
(c)

as specifically contemplated under the Finance Documents to which the Indenture Trustee is a party or by the terms of a Material Project Agreement as long as (i) such Material Project Agreement was in place on the Notes Issue Date, but only to the extent permitted by such Material Project Agreement on the Notes Issue Date, (ii) such Material Project Agreement was approved by the Intercreditor Agent at a time when at least $1 billion of Loans or Senior Debt Commitments in connection therewith were outstanding or (iii) such Investment does not exceed $15 million in the aggregate with all other Investments permitted under this clause (c)(iii);

(d)	advance payments to contractors in the ordinary course of business on usual commercial terms;

(e)	Investments among and between CCH and/or its Restricted Subsidiaries;
(f)

any Investment by CCH and/or its Restricted Subsidiaries in a Person, if as a result of such investment such Person is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, CCH and/or its Restricted Subsidiaries;

(g)	Investments existing on the Notes Issue Date;
(h)	repurchases of the Senior Notes;
(i)	Investments received as a result of a foreclosure by CCH and/or its Restricted Subsidiaries with respect to any secured investment in default;
(j)

surety and performance bonds and workers’ compensation, utility, lease, tax, performance and similar deposits and prepaid expenses in the ordinary course of business, including cash deposits incurred in connection with Gas purchases;

(k)	any Investment in any Person solely in exchange for the issuance of Equity Interests (other than Equity Interests that constitute Indebtedness) of CCH;
(l)

amounts deposited pursuant to the escrow agreement entered into with respect to disputed amounts under any engineering, procurement and construction contract or another construction contract with respect to development of the Project Facilities as permitted under the Finance Documents;

(m)	advances, deposits and prepayments for purchases of any assets, including any Equity Interests;
(n)	guarantees of Indebtedness pursuant to the captions “Description of Senior Notes—Covenants Applicable to the Notes—Limitation on Indebtedness”;
(o)	Investments pursuant to Permitted Hedging Instruments;
(p)

any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with “Description of Senior Notes—Repurchase at the Option of Noteholders—Asset Sales”;

(q)

any Investments received in compromise or resolution of (i) obligations of trade creditors or customers that were incurred in the ordinary course of business of CCH or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (ii) litigation, arbitration or other disputes with Persons who are not Affiliates;

(r)

(i) advances to or reimbursements of employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business; and (ii) loans or advances to employees made in the ordinary course of business of CCH or any Restricted Subsidiary of CCH in an aggregate principal amount not to exceed $2.5 million at any one time outstanding;

(s)

advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of CCH or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business; and

(t)

other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other investments made pursuant to this clause (t) that are at the time outstanding not to exceed $50 million.

“Permitted Liens” means:

(a)

Liens for taxes not delinquent or being contested in good faith and by appropriate proceedings in relation to which appropriate reserves are maintained and liens for customs duties that have been deferred in accordance with the laws of any applicable jurisdiction;

(b)	deposits or pledges to secure obligations under workmen’s compensation, old age pensions, social security or similar laws or under unemployment insurance;
(c)

deposits or other financial assurances to secure bids, tenders, contracts (other than for borrowed money), leases, concessions, licenses, statutory obligations, surety and appeal bonds (including any bonds permitted under an EPC Contract), performance bonds and other obligations of like nature arising in the ordinary course of business and cash deposits incurred in connection with natural gas purchases;

(d)

mechanics’, workmen’s, materialmen’s, suppliers’, warehouse, Liens of lessors and sublessors or other like Liens arising or created in the ordinary course of business with respect to obligations that are not due or that are being contested in good faith;

(e)

(i) servitudes, easements, rights of way, encroachments and other similar encumbrances burdening the Development’s land that are granted in the ordinary course, imperfections of title on real property, and restrictive covenants, zoning restrictions, licenses or conditions on the grant of real property (in relation to such real property); provided that such servitudes, easements, rights of way, encroachments and other similar encumbrances, imperfections, restrictive covenants, restrictions, licenses or conditions do not materially interfere with the Development as contemplated in the Finance Documents and the Material Project Agreements or have a material adverse effect on the Security Interests, and (ii) title exceptions disclosed by any title insurance commitment or title insurance policy delivered in accordance with the terms of the Common Terms Agreement;

(f)	Liens to secure indebtedness as described by paragraphs (c)(8) and (c)(16) under the caption “Description of Senior Notes—Covenants Applicable to the Notes—Limitation on Indebtedness”;
(g)	the Security Interests;
(h)

Liens in the ordinary course of business arising from or created by operation of applicable law or required in order to comply with any applicable law and that could not reasonably be expected to cause a Material Adverse Effect or materially impair the Development’s use of the encumbered assets;

(i)

Liens in the ordinary course of business over any assets (the aggregate value of which assets at the time any such Lien is granted does not exceed $25 million) that could not reasonably be expected to cause a Material Adverse Effect or materially impair the Development’s use of the encumbered assets;

(j)

contractual or statutory rights of set-off (including netting) granted to the Obligors’ bankers, under any Permitted Hedging Instrument or any Material Project Agreement and that could not reasonably be expected to cause a Material Adverse Effect;

(k)

deposits or other financial assurances to secure reimbursement or indemnification obligations in respect of letters of credit or in respect of letters of credit put in place by an Obligor and payable to suppliers, service providers, insurers or landlords in the ordinary course of business;

(l)	Liens that are scheduled exceptions to the coverage afforded by a Title Policy on May 22, 2018 or later date of amendment of a Title Policy or delivery of a new Title Policy;
(m)

legal or equitable encumbrances (other than any attachment prior to judgment, judgment lien or attachment in aid of execution on a judgment) deemed to exist by reason of the existence of any pending litigation or other legal proceeding if the same is effectively stayed or the claims secured thereby are being contested in good faith and by appropriate proceedings and an appropriate reserve has been established in respect thereof in accordance with GAAP;

(n)	the Liens created pursuant to the Real Property Documents;
(o)	Liens by any Obligor in favor of any other Obligor; and
(p)

Liens arising out of judgments or awards not constituting an Event of Default so long as an appeal or proceeding for review is being prosecuted in good faith and for the payment of which adequate cash reserves, bonds or other cash equivalent security have been provided or are fully covered by insurance (other than any customary deductible); provided that, for purposes of the indenture, references to the term “Permitted Liens” shall be deemed to be references to “Indenture Permitted Liens.”

“Permitted Payments” means, without duplication as to amounts allowed to be distributed under any other provision of the Common Terms Agreement or the indenture:

(a)

payments to an Affiliate of CCH to permit such Affiliate to pay its reasonable accounting, legal and administrative expenses when due, in an aggregate amount not to exceed $5 million per calendar year; and

(b)

the amount necessary for payment to an Affiliate of CCH to enable it to pay its (or for such Affiliate to satisfy any contractual obligation to distribute to its beneficial owners to enable them to pay their) income tax liability with respect to income generated by the Obligors, determined at the highest combined U.S. federal and State of Texas tax rate applicable to an entity taxable as a corporation in both jurisdictions for the applicable period.

“Permitted Refinancing Indebtedness” means any Indebtedness of CCH or any of its Restricted Subsidiaries incurred under clauses (i) or (j) of the definition of “Permitted Indebtedness,” issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of CCH or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness, any amounts deposited in a debt service reserve or similar reserve account in connection with the issuance of such Permitted Refinancing Indebtedness and the amount of all fees and expenses, including premiums and discounts incurred in connection therewith).

“Permitted Senior Debt Hedging Instrument” means a Permitted Hedging Instrument pursuant to sub-clause (ii) of the definition thereof that is secured by and benefits from the CSAA.

“Permitted Senior Debt Hedging Liabilities” means all present and future liabilities (actual or contingent) payable or owing by an Obligor under Permitted Senior Debt Hedging Instruments (including the obligation to pay a Senior Debt Hedging Termination Amount) together with:

(a)	any novation, deferral or extension of any of those liabilities;
(b)	any claim for damages or restitution arising out of, by reference to or in connection with any of those liabilities;
(c)

any claim flowing from any recovery by an Obligor or a receiver or liquidator thereof or any other Person of a payment or discharge in respect of any of those liabilities on grounds of preference or otherwise; and

(d)

any amounts (such as post-insolvency interest) which would be included in any of the above but for any discharge, non-provability, unenforceability or non-allowability of the same in any insolvency or other proceedings.

“Person” means any individual, firm, corporation, partnership, joint venture, association, trust, unincorporated organization, government agency, government or political subdivision thereof or other entity whether enjoying legal personality or not, and includes its successors or permitted assignees.

“Pertamina” has the meaning given under the caption “Business—Our Lieuqfaction Project—Customers.”

“Pertamina SPA” has the meaning given under the caption “Description of Material Project Agreements—LNG Sale and Purchase Agreements—Trains 1 and 2—Pertamina SPA.”

“PetroChina” has the meaning given under the caption “Description of Other Indebtedness—Term Loan Facility.”

“PetroChina DES SPA” has the meaning given under the caption “Description of Other Indebtedness—Common Terms Agreement—LNG SPA Covenants.” The PetroChina DES SPA is also referred to as the “PetroChina DES LNG SPA” under certain Finance Documents.

“PetroChina Direct Agreements” means (a) a Direct Agreement, between PetroChina, CCL, the Security Trustee and CMI UK, with respect to the PetroChina LNG SPA and (b) a Direct Agreement, between PetroChina Guarantor, CCL, the Security Trustee and CMI UK, with respect to the parent guarantee provided in relation to the PetroChina LNG SPA, in each case, in the form attached to the PetroChina DES SPA delivered to the Intercreditor Agent in connection with May 22, 2018.

“PetroChina FOB SPA” has the meaning given under the caption “Description of Other Indebtedness—Term Loan Facility.” The PetroChina FOB SPA is also referred to as the “PetroChina FOB LNG SPA” under certain Finance Documents.

“PetroChina Guarantor” means the guarantor of PetroChina’s obligations under the PetroChina FOB SPA and/or the PetroChina DES SPA, as applicable, in accordance with the terms of the PetroChina FOB SPA and the PetroChina DES SPA, as applicable.

“PLD Excess Proceeds Offer” has the meaning giver under the caption “Description of Senior Notes— Repurchase at the Option of Noteholders—Performance Liquidated Damages.”

“Power Hedge Provider” means any party (other than the Obligors or their Affiliates) that is a party to a Power Hedging Instrument that is secured pursuant to the Security Documents.

“Power Hedging Instruments” means electricity swaps, options contracts, futures contracts, options on futures contracts, caps, floors, collars or any other similar arrangements entered into by any Obligor related to movements in electricity prices.

“Pro Rata Payment” means, in respect of the Senior Debt Obligations, a payment to a Senior Creditor on any date on which a payment of Senior Debt Obligations is made in which:

(a)

the amount of interest paid to such Senior Creditor on such date bears the same proportion to the total amount of interest payments made to all Senior Creditors on such date as (i) the total amount of Senior Debt Obligations for interest due to such Senior Creditor on such date bears to (ii) the total amount of Senior Debt Obligations for interest due to all Senior Creditors on such date;

(b)

the amount of principal paid to such Senior Creditor on such date bears the same proportion to the total amount of principal payments made to all Senior Creditors on such date as (i) the total amount of Senior Debt Obligations for principal due to such Senior Creditor on such date bears to (ii) the total amount of Senior Debt Obligations for principal due to all Senior Creditors on such date, in each case not including any principal payable by way of an acceleration of principal unless each Senior Debt Obligation has been accelerated; and

(c)

fees, commissions, indemnities and all amounts other than interest and principal paid to such Senior Creditor on such date bears the same proportion to the total fees, commissions, indemnities and such other amounts paid to all Senior Creditors on such date as (i) the total Senior Debt Obligations for fees, commissions, indemnities and such other amounts due to such Senior Creditor on such date bears to (ii) the total Senior Debt Obligations for fees, commissions, indemnities and such other amounts due to all Senior Creditors on such date.

If payments cannot be made exactly in such proportion due to minimum required payment amounts and required integral multiples of payments under Senior Debt Instruments, payments made in amounts as near such exactly proportionate amounts as possible shall be deemed to be Pro Rata Payments.

“Project Completion Date” means the date upon which all of the conditions set forth in Section 14.1 (Conditions to Occurrence of the Project Completion Date) of the Common Terms Agreement have been either satisfied, or, in each case, waived by the requisite parties to the Intercreditor Agreement; provided that, for purposes of the indenture, notwithstanding anything to the contrary in any other Senior Debt Instrument, Project Completion Date shall mean the date of satisfaction of the abovementioned conditions with respect only to Train 1 and Train 2. See “Description of Other Indebtedness—Common Terms Agreement—Project Completion Date.”

“Project Costs” means all costs of acquiring, leasing, designing, engineering, developing, permitting, insuring, financing (including closing costs, other fees and expenses, commissions and discounts payable to any purchaser or underwriter of Senior Notes (to the extent such costs are paid from the proceeds of such Senior Notes), insurance costs (including premiums) and interest and interest rate hedge expenses and Secured Party Fees), constructing, installing, commissioning, testing and starting-up (including costs relating to all equipment, materials, spare parts and labor for) the Project Facilities (including the Second Phase Facilities), funding the Senior Debt Service Reserve Account and all other costs incurred with respect to the Development (including the Second Phase Development) in accordance with the construction budget and schedule, including working capital prior to the end of the Term Loan Availability Period, gas purchase, transport and storage costs and pre-Project Completion Date Operation and Maintenance Expenses; provided that Project Costs will exclude any Operation and Maintenance Expenses (other than the portion thereof that is Required Capital Expenditure) for any Train of the Development if the LNG SPA related to such Train has achieved Date of First Commercial Delivery pursuant to the terms of such LNG SPA. On any date on which a determination is being made whether specific sources of funding available to the Obligors are sufficient for the Development to achieve the Project Completion Date by the Date Certain, the Project Costs against which the applicable sources of funding are measured to make this determination will be the remaining Project Costs required to be spent in order to achieve the Project Completion Date as determined as of such determination date based on the then-current construction budget and schedule, including in the case of commissioning costs determined on a net basis consistent with the then-current construction budget and schedule.

“Project Facilities” means the Corpus Christi Terminal Facility and the Corpus Christi Pipeline, as such facilities may be repaired and replaced from time to time or modified, changed or expanded as permitted in the Finance Documents.

“Project Property” means, at any point in time, all Project Facilities, material licenses in respect of the Development, information, data, results (technical, economic, business or otherwise) known and other information that was developed or acquired as a result of Development operations.

“Prudent Industry Practice” means, at a particular time, any of the practices, methods, standards and procedures (including those engaged in or approved by a material portion of the LNG industry) that, at that time, in the exercise of reasonable judgment in light of the facts known at the time a decision was made, could reasonably have been expected to accomplish the desired result consistent with good business practices, including due consideration of the Development’s reliability, environmental compliance, economy, safety and expedition, and which practices, methods, standards and acts generally conform to International LNG Terminal Standards and International LNG Vessel Standards, and solely with respect to Section 12.27 (Gas Transportation Arrangements; Gas Purchase Arrangements) of the Common Terms Agreement and the definition of “Qualified Gas Supplier,” the standard industry practice applicable to the gas supply industry, including providing due consideration of the need for reliable supply and taking into account the credit quality, track record and experience of suppliers, diversity of supply sources, quality of gas supplied and prudent contracting strategy in order to enable the Development to receive the quantum of natural gas required from time to time to meet the obligations of the Obligors under the LNG SPAs.

“Qualified Gas Supplier” means suppliers of Gas reasonably selected from time to time by CCH in accordance with Prudent Industry Practice, including the suppliers listed on Exhibit A to the Gas Sourcing Plan, as updated semi-annually.

“Qualified Transporter” means any Person possessing the requisite FERC Permit or requisite Texas Railroad Commission permit to transport Gas.

“Qualifying LNG SPA” has the meaning given under the caption “Description of Other Indebtedness— Common Terms Agreement—LNG SPA Covenants—LNG SPA Maintenance;” provided that, for purposes of the indenture, “Qualifying LNG SPA” has the meaning given under the caption “Description of Senior Notes—Covenants Applicable to the Notes—LNG SPA Maintenance.” Qualifying LNG SPAs include the Initial LNG SPAs and the Second Phase LNG SPAs.

“Qualifying Term” means (a) with respect to any new LNG SPA that meets the conditions to be, or is approved as, a Qualifying LNG SPA, the term of such LNG SPA used in the Base Case Forecast when determining the quantum of Senior Debt to be incurred based on the revenues projected to be generated under such LNG SPA and (b) with respect to any LNG SPA replacing a Qualifying LNG SPA, a term at least as long as the remaining term of the Qualifying LNG SPA it is replacing; provided that, for purposes of the indenture, references to “Qualifying Term” shall be deemed to be references to “Indenture Qualifying Term.”

“Quarterly Payment Date” means each March 31, June 30, September 30 and December 31.

“Rating Reaffirmation” means, with respect to any matter under the indenture requiring a Rating Reaffirmation, that any two Recognized Credit Rating Agencies that are then rating the New Notes (or, if only one Recognized Credit Rating Agency is then rating the New Notes, such agency) have considered the matter and confirmed that, if implemented (or if such matter is an Indenture Event of Default, if such event continued), they would reaffirm the then current rating or provide a more favorable rating.

“Ready for Start Up” has the meaning given in each Applicable EPC Contract.

“Real Estate” means all real property leases and all land, together with the buildings, structures, parking areas, and other improvements thereon, now or hereafter owned by an Obligor, including all easements, rights-of-way, and similar rights relating thereto and all leases, tenancies, and occupancies thereof.

“Real Property Documents” means, at any time, the documents evidencing the Real Estate owned by the Obligors. As of May 22, 2018, such documents are set forth on Schedule U (Real Property Documents) to the Common Terms Agreement.

“Recognized Credit Rating Agency” means S&P, Fitch, Moody’s, or any successor to S&P, Fitch, Moody’s, so long as such agency is a “nationally recognized statistical rating organization” registered with the SEC.

“Replacement Assets” means (a) non-current assets that will be used or useful in a Permitted Business or (b) substantially all the assets of a Permitted Business or a majority of the voting stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Restricted Subsidiary.

“Replacement Debt Incremental Amounts” means the amount of Senior Debt Obligations under Replacement Senior Debt related to the incurrence of such Replacement Senior Debt that are incremental to the Senior Debt Obligations that would have arisen under the replaced Senior Debt, including incremental interest payable on such Replacement Senior Debt compared to the replaced Senior Debt and the amount of Replacement Senior Debt incurred to pay fees, provisions, costs, expenses and premiums associated with the incurrence of such Replacement Senior Debt.

“Replacement Indenture Qualifying LNG SPA” has the meaning given under the caption “Description of Senior Notes—Covenants Applicable to the Notes—LNG SPA Maintenance.”

“Replacement Senior Debt” has the meaning given under the caption “Description of Other Indebtedness— Common Terms Agreement—Additional Senior Debt—Replacement Senior Debt;” provided that, for purposes of the indenture, “Replacement Senior Debt” has the meaning given under the caption “Description of Senior Notes—Incurrence of Senior Debt—Replacement Senior Debt.”

“Required Capital Expenditures” means capital expenditures required to meet the requirements of any applicable laws and regulations, Permits (or interpretations thereof), or insurance policies, Industry Standards, and Prudent Industry Practice with which the Obligors are obligated to comply under any Material Project Agreement and any other material agreements of the Obligors relating to the Development, including those relating to the environment.

“Required Export Authorization” means, with respect to a Qualifying LNG SPA at any time, (a) the Non-FTA Authorization and (b) the FTA Authorization to the extent that (i) at such time, the volumes permitted to be exported under the FTA Authorization or the Non-FTA Authorization, as the case may be, are required in order to enable the sale of such Qualifying LNG SPA’s share of the then-applicable Base Committed Quantity of LNG in accordance with the terms of such Qualifying LNG SPA and (ii) an objection has not been received in respect of the identification of such Export Authorization as being (or not being) a “Required Export Authorization” pursuant to Section 8.1(b)(iv) (LNG SPA Maintenance) of the Common Terms Agreement. For the avoidance of doubt, the Non-FTA Authorization is a Required Export Authorization for each of the Initial LNG SPAs in effect on May 22, 2018, and until otherwise determined in accordance with Section 8.2(a)(ii) (LNG SPA Mandatory Prepayment) of the Common Terms Agreement.

“Required LNG SPA” has the meaning given under the caption “Description of Other Indebtedness— Common Terms Agreement—LNG SPA Covenants—LNG SPA Maintenance;” provided that, for purposes of the indenture, “Required LNG SPA” means any of the Qualifying LNG SPAs required to be maintained as described under the caption “Description of Senior Notes—Covenants Applicable to the Notes—LNG SPA Maintenance.”

“Requisite Intercreditor Parties” has the meaning given in the Intercreditor Agreement.

“Requisite Secured Parties” means the requisite percentage of Senior Creditors required under the CSAA with respect to a specific Decision in order to make such Decision and provide the required instruction to the Security Trustee.

“Resale Restriction Period” has the meaning given under the caption “Transfer Restrictions.”

“Reservations ” means the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court, the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, re-organization, court schemes, moratorium, administration and other laws generally affecting the rights of creditors, the time barring of claims under any legislation relating to limitation of claims, the possibility that an undertaking to assume liability for or to indemnify a Person against non-payment of stamp duty may be void, defenses of set-off or counterclaim and similar principles, in each case both under New York law and the laws of other applicable jurisdictions and such other qualifications as to matters of law as are contained in the legal opinions provided to the Senior Creditors pursuant to Section 4.1 (Conditions to Second Phase Closing) of the Common Terms Agreement.

“Reserve Amount” means as of any date on and after the Project Completion Date, an amount necessary to pay Senior Debt Obligations projected to be due and payable in the next two (in the case of Quarterly Payment Dates) or one (in the case of semi-annual Payment Dates) Payment Dates (which shall, if not already included, include the Final Maturity Date under any Senior Debt) (assuming that no Event of Default will occur during such period) taking into account, with respect to interest, the amount of interest that would accrue on the aggregate principal amount of Senior Debt outstanding for the covered six month period and only such interest amount after giving effect to any Permitted Hedging Instrument in respect of interest rates then in effect; provided that (a) the Senior Debt Obligations projected to be due and payable for purposes of this calculation shall not include (i) Working Capital Debt; (ii) any voluntary or mandatory prepayment; (iii) commitment fees, front end fees and letter of credit fees; or (iv) Hedging Termination Amounts; and (b) for purposes of the calculation of the scheduled principal payments of the Senior Debt, any final balloon payment of Senior Debt shall not be taken into account and instead only the equivalent of the principal payment on the immediately preceding payment date for payment of principal prior to such balloon payment shall be taken into account; provided that, for purposes of the indenture references to “Reserve Amount” shall be deemed to be references to “Indenture Reserve Amount.”

“Restricted Payment” means (a) any dividend or other distribution by us (in cash, our property, securities, obligations, or other property) on, or other dividends or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition by us of, any portion of any membership interest in us and (b) all payments (in cash, our property, securities, obligations, or other property) of principal of, interest on and other amounts with respect to, or other payments on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition by us of, any Indebtedness owed to Holdco or any other Person party to a pledge agreement or any Affiliate thereof, including any Subordinated Debt. Restricted Payments shall not include payments to the Manager for fees and costs pursuant to Management Services Agreements and fees and costs payable pursuant to the Gas and Power Supply Services Agreement and payments to the Operator pursuant to the O&M Agreements (which shall be paid in accordance with the post-completion cash waterfall, as described under “Description of Security Documents—Common Security and Account Agreement—Post Completion Cash Waterfall”); Permitted Payments (which shall be paid in accordance with the post-completion cash waterfall, as described under “Description of Security Documents—Common Security and Account Agreement—Post-Completion Waterfall); amounts paid for the purpose of maintaining a Senior Debt/Equity Ratio of at least 75:25; and any of the payments in (a) or (b) above (whether in cash, securities, obligations or otherwise) made among any of the Obligors; provided that, for purposes of the indenture, references to “Restricted Payments” shall be deemed to be references to “Indenture Restricted Payment.”

“Restricted Subsidiary” of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary. As of the Notes Issue Date, the only Subsidiaries of CCH constituting Restricted Subsidiaries are each of the Guarantors hereunder.

“Revenue Account” means the revenue account described under the caption “Description of Security Documents—Common Security and Account Agreement—Project Accounts.”

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill Financial, Inc., or any successor thereto.

“SEC” has the meaning given under the caption “Notice to Investors.”

“Second Phase Development” means the development, acquisition, ownership, occupation, construction, equipping, testing, repair, operation, maintenance and use of the Second Phase Facilities and the purchase, storage and sale of Gas and the storage and sale of LNG, the export of LNG from the Second Phase Facilities (and, if the Borrower so elects, the import of LNG to the extent any Obligor has all necessary Permits therefor), the transportation of Gas to the Second Phase Facilities by third parties, and the sale of other services or other products or by-products of the Second Phase Facilities and all activities incidental thereto, in each case in accordance with the Transaction Documents.

“Second Phase Facilities” means one liquefaction Train, with a nominal production capacity of approximately 4.5 mtpa, one LNG storage tank, with a working capacity of 160,000 cubic meters, one marine berth and certain onsite and offsite utilities and supporting infrastructure, as such facilities may be improved, replaced, modified, changed or expanded in accordance with the Finance Documents.

“Second Phase Finance Documents” means:

(a)	the Common Terms Agreement;
(b)	the CSAA;
(c)	the Term Loan Facility Agreement;
(d)	any Security Documents required by the financing of the Second Phase Development;
(e)

the Direct Agreements in respect of the Second Phase Material Project Agreements to the extent such Direct Agreement is required to be delivered pursuant to Section 3.4 (Direct Agreements) of the CSAA;

(f)	the Intercreditor Agreement;
(g)	the PetroChina Direct Agreements; and
(h)	any fee letters with parties providing financing (other than any Equity Funding) in connection with the financing of the Second Phase Development.

“Second Phase LNG SPAs” means:

(a)	the Trafigura SPA;
(b)	the PetroChina FOB SPA;
(c)	the DES-Linked SPA; and
(d)	the EDP SPA.

“Second Phase Material Project Agreements” means:

(a)	the Second Phase LNG SPAs in each case along with any related parent guarantees;
(b)	the EPC Contract (T3), together with any related guarantees of Bechtel’s obligations under such EPC Contract provided by the Guarantor (as defined in the EPC Contract (T3));
(c)	the Technology License Agreement (T3);
(d)	the CEI Equity Contribution Agreement;
(e)	the Precedent Agreement, dated as of February 20, 2018, between CCL and NGPL;
(f)	the Targa Gas Supply Agreement; and
(g)	CMI Security Agreement.

“Secured Accounts” means the Accounts and any escrow account established under the EPC Contracts (and, in each case, all cash and Authorized Investments therein) subject to a Security Interest in favor of the Security Trustee on behalf of the Senior Creditors, excluding the Excluded Accounts.

“Secured Parties” means the Senior Creditors, the Senior Creditor Group Representatives, the Intercreditor Agent, the Security Trustee and the Account Bank.

“Secured Party Fees” means any fees, costs, indemnities, charges, disbursements, liabilities and expenses (including reasonably incurred legal fees and expenses) and all other amounts payable to the Security Trustee, the Intercreditor Agent, the Indenture Trustee or the Account Bank, as applicable, or any of their respective agents and to any Senior Creditor Group Representative.

“Securities Act” has the meaning given on the cover page.

“Security Documents” means the CSAA and any other document, agreement, notice, mortgage, instrument or filing creating and/or perfecting any Lien required to be created or perfected by the CSAA or any other Finance Document and shall include the Holdco Pledge Agreement, any deed of trust or mortgage entered into pursuant to Section 3.2(f) (Security Interests to be Granted by the Securing Parties—Real Property) the CSAA and any patent or trademark security agreement entered into pursuant to Section 3.5(g) (Perfection and Maintenance of Security Interest—Intellectual Property Recording Requirements) of the CSAA.

“Security Enforcement Action” means the exercise by the Security Trustee (or at its direction), following initiation of enforcement action in compliance with Section 6.2 (Initiation of Security Enforcement Action) and Section 6.3 (Conduct of Security Enforcement Action) of the CSAA, of enforcement rights with respect to the Collateral and any of the other enforcement rights (including exercising step-in and other rights with respect to the Direct Agreements entered into pursuant to Section 3.4 (Direct Agreements) of the CSAA) contemplated by the CSAA, the other Security Documents and the Direct Agreements. For the avoidance of doubt, Security Enforcement Action shall not include any action taken by the Security Trustee (or at its direction) in accordance with Section 6.1 (Security Trustee Action Generally) of the CSAA.

“Security Enforcement Action Initiation Request” has the meaning given under the caption “Description of Security Documents—Common Security and Account Agreement—Enforcement of Security Interests— Initiation of Security Enforcement Action.”

“Security Interests” means the Liens created or purported to be created by or pursuant to the Security Documents.

“Security Trustee” means the trustee named under the CSAA as security trustee for the Secured Parties.

“Senior Creditor” means a provider of Senior Debt that benefits from the CSAA, including the Facility Lenders, any Senior Noteholders and each Hedging Bank that is party to the CSAA.

“Senior Creditor Group” means, at any one time, the following, each of which will constitute a separate Senior Creditor Group:

(a)	the Term Lenders under the Term Loan Facility Agreement;
(b)	the Facility Lenders (collectively) under any subsequent Facility Agreement;

(c)	the Senior Noteholders (collectively) under any Indenture;
(d)	each Hedging Bank; and
(e)	any Senior Creditor or group of Senior Creditors, as the case may be, that provides Additional Senior Debt pursuant to a single Senior Debt Instrument entered into after the date of the CSAA.

“Senior Creditor Group Representative” means, with respect to any Senior Creditor Group, the representative of such Senior Creditor Group or the incumbent replacement thereof duly appointed as provided in Section 2.4 (Initial Senior Creditor Group Representative; Replacement or Appointment of Senior Creditor Group Representative) of the CSAA; provided that, in the case of Hedging Banks acting in the capacity as a Senior Creditor Group Representative, such Hedging Bank shall only be entitled to act in such capacity in accordance with Section 7.3 (Hedging Banks) of the CSAA. Each Facility Agent shall at all times be the Senior Creditor Group Representative for the relevant Senior Creditor Group and each Indenture Trustee shall at all times be the Senior Creditor Group Representative for the relevant Senior Noteholders.

“Senior Debt” means the Initial Senior Debt, the Working Capital Debt and Senior Notes under the applicable Senior Debt Instrument existing on May 22, 2018, any other permitted Additional Senior Debt (including such as may be incurred under any Senior Notes or any other Senior Debt Instrument) and debt incurred under the Permitted Senior Debt Hedging Instruments, in each case benefiting from the Security Interests created under and pursuant to the CSAA and incurred from time to time as permitted by the Finance Documents.

“Senior Debt Commitments” means the aggregate principal amount any Senior Creditor is committed to disburse to CCH under any Senior Debt Instrument.

“Senior Debt Hedging Termination Amount” means any Permitted Senior Debt Hedging Liability falling due as a result of the termination of a Permitted Senior Debt Hedging Instrument or of any other transaction thereunder.

“Senior Debt Instrument” means: (a) each Facility Agreement, including with respect to each Facility Agreement, the Common Terms Agreement; (b) any Indenture and any Senior Notes issued pursuant to such Indenture; and (c) any credit agreement, indenture, trust deed, note or other instrument pursuant to which CCH incurs permitted Additional Senior Debt from time to time. For the avoidance of doubt, the term “Senior Debt Instrument” shall not include any Permitted Hedging Instrument (including, for the avoidance of doubt, any Permitted Senior Debt Hedging Instrument).

“Senior Debt Obligations” means CCH’s obligations and the obligations of each Guarantor under its guarantee granted under and pursuant to the CSAA in each case to pay: (a) all principal, interest and premiums on the disbursed Senior Debt; (b) all commissions, fees, reimbursements, indemnities, prepayment premiums and other amounts payable to Senior Creditors under any Senior Debt Instrument; (c) all Permitted Senior Debt Hedging Liabilities under Permitted Hedging Instruments that benefit from the Security Interests; and (d) all Secured Party Fees; in each case whether such obligations are present, future, actual or contingent and including the payment of amounts that would become due under the Senior Debt Instruments but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code.

“Senior Debt Reserve Shortfall” means, as of any date following the Project Completion Date, the excess, if any, of the Reserve Amount over the balance in the Senior Debt Service Reserve Account (including Acceptable Debt Service Reserve LCs earmarked to such account), in each case as of such date.

“Senior Debt Service Reserve Account” means the senior debt service reserve account described under the caption “Description of Security Documents—Common Security and Account Agreement—Cash Waterfall at Completion.”

“Senior Debt/Equity Ratio” means, as of the date of measurement, the ratio of (a) the sum of principal amounts of Senior Debt (excluding any Working Capital Debt and excluding Replacement Debt Incremental Amounts) incurred as of such date or Senior Debt or Senior Debt Commitments projected as of such date to be incurred under the Base Case Forecast, as applicable, to (b) the aggregate amount of Equity Funding applied as of such date towards Project Costs (including any Cash Flow from operations prior to the Project Completion Date applied towards Project Costs) or Equity Funding commitments or Cash Flow from operations projected as of such date to be applied towards Project Costs under the Base Case Forecast (including Equity Funding constituting Cash Flow that is reasonably expected to be received by the Obligors on or prior to the Project Completion Date), as applicable.

“Senior Note Disbursement Account” means the senior note disbursement account described under the caption “Description of Security Documents—Common Security and Account Agreement—Project Accounts.”

“Senior Noteholder” means any holder of Senior Notes (or lenders in the case of a “term loan B” financing that CCH has elected to be treated as an Indenture).

“Senior Notes” means the notes to be issued (or facility agreement to be entered into in the case of a “term loan B” financing that CCH has elected to be treated as an Indenture) pursuant to any Indenture.

“Sharing Arrangement” has the meaning given under the caption “Description of Senior Notes—Covenants Applicable to the Notes—Sharing of Project Facilities.”

“Signing Date” means May 13, 2015.
“Site” means, collectively, each parcel or tract of land upon which any portion of the Project Facilities are or will be located.

“Sponsor” means Cheniere Energy, Inc., a corporation organized under the laws of the State of Delaware.

“Subordinated Debt” means any debt or obligation that ranks subordinate in right of payment to the Senior Debt Obligations, on the basis set forth in a subordination agreement in the form attached to the Common Terms Agreement; provided that, for purposes of the indenture, “Subordinated Debt” means any unsecured debt or obligation that ranks subordinate in right of payment to the New Notes on the basis set forth in a subordination agreement in a form attached to the Common Terms Agreement, and if no Loans or Senior Debt Commitments in connection therewith remain outstanding, in the form attached to the indenture.

“Subsequent Material Project Agreements” means any contract, agreement, letter agreement or other instrument (other than a Real Property Document) to which an Obligor becomes a party after May 22, 2018 that:

(a)	replaces or substitutes for an existing Material Project Agreement;
(b)

with respect to any Gas supply contract between any Obligor and any Gas supplier or any Gas transportation contract between any Obligor and any Qualified Transporter, (i) contains obligations and liabilities that are in excess of $20 million per year and (ii) is for a term that is greater than seven years;

(c)	is a CCP Construction Contract;
(d)

except as provided in clause (b) and (c) above, (i) contains obligations and liabilities that are in excess of $50 million over its term (including after taking into account all amendments, amendments and restatements, supplements, or waivers to any such contract, agreement, letter agreement or other instrument) and (ii) is for a term that is greater than seven years; provided that the following shall not constitute Subsequent Material Project Agreements: (A) any construction contracts entered into following May 22, 2018 (excluding the CCP Construction Contracts covered under clause (c) above), until such time as any Obligor has entered into construction contracts following May 22, 2018 that contain obligations and liabilities which in the aggregate are equal to at least $100 million, (B) any LNG SPAs that are not Qualifying LNG SPAs and any guarantee thereof, (C) prior to the incurrence of any PDE Senior Debt, any contract, agreements, letter agreement or other instrument containing obligations or liabilities of an Obligor which is not effective by its terms unless and until PDE Senior Debt is incurred, and (D) prior to the incurrence of any Expansion Senior Debt following May 22, 2018, any contract, agreement, letter agreement or other instrument containing obligations or liabilities which is not effective by its terms unless and until the Expansion Senior Debt is incurred; or

(e)	is a guarantee provided in favor of any Obligor by a guarantor or a counterparty under a Subsequent Material Project Agreement.

For the purposes of this definition, any series of related transactions shall be considered as one transaction, and all contracts, agreements, letter agreements or other instruments in respect of such transactions shall be considered as one contract, agreement, letter agreement or other instrument, as applicable. Subsequent Material Project Agreements that are executed in a form previously attached to a Material Project Agreement (or Subsequent Material Project Agreement approved by the Intercreditor Agent (acting at the direction of the Requisite Intercreditor Parties)) will not be subject to the prior Intercreditor Agent approval requirements set forth in Section 12.5 (Material Project Agreements) of the Common Terms Agreement; provided that the notice requirements in Section 10.3(o) and 10.3(p) shall apply to such Subsequent Material Project Agreements.

“Subsidiary” means, for any Person, any corporation, partnership, joint venture, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or Controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person and “Subsidiaries” shall have a corresponding meaning.

“Substantial Completion” has the meaning given in each Applicable EPC Contract.

“Successor Guarantor” has the meaning given under the caption “Description of Senior Notes—Covenants Applicable to the Notes—Merger and Liquidation, Sale of All Assets.”

“Supplemental Quantity” means the portion of the Corpus Christi Terminal Facility’s annual LNG production that is in excess of the volumes of LNG committed under the Initial LNG SPAs, the Second Phase LNG SPAs and any other Qualifying LNG SPA; provided that, for purposes of the indenture, “Supplemental Quantity” means the portion of the Corpus Christi Terminal Facility’s annual LNG production that is in excess of the volumes of LNG committed under the Initial LNG SPAs and any other Qualifying LNG SPA constituting the Indenture Base Committed Quantity.

“Swing Swap” means a contract which entitles the buyer of the contract to pay a fixed price for natural gas and the seller to pay the gas daily average at a defined location for a defined period of time. The Swing Swap is settled financially, via exchange of cash payment each day as the gas daily average is settled, rather than physically.

“Targa” means Targa Gas Marketing LLC.

“Targa Gas Supply Agreement” means the agreement with Targa consisting of (a) the Base Contract for Sale and Purchase of Natural Gas, dated as of May 1, 2016, and (b) when executed and delivered, the related transaction confirmation for a daily contract quantity of approximately 100,000 MMBtu.

“Tax Sharing Agreements” means the Tax Sharing Agreement, dated as of May 13, 2015, between the Sponsor and CCP, and the Tax Sharing Agreement, dated as of May 13, 2015, between the Sponsor and CCL, to allocate tax liabilities among the signing entities.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges, including any interest, additions to tax or penalties applicable thereto, imposed by any Governmental Authority or the government of any foreign jurisdiction, or of any political subdivision thereof, including any and all agencies, branches, departments and administrative and other subdivisions thereof, and any payments in lieu of the foregoing.

“Technical Services Agreement” means the technical services agreement, dated as of June 23, 2017, between Corpus Christi Liquefaction Stage II, LLC and Bechtel.

“Technology License Agreement (T1/T2)” means the license agreement between ConocoPhillips and CCL relating to the Optimized Cascade Process for subproject 1 and subproject 2, as defined in the EPC Contract (T1/T2), to be used at the Corpus Christi Terminal Facility.

“Technology License Agreement (T3)” means the license agreement between ConocoPhillips and CCL relating to the Optimized Cascade Process for subproject 3, as defined in the EPC Contract (T3), to be used at the Corpus Christi Terminal Facility.

“Term Lenders” means those Term Lenders identified in Schedule 2.01 of the Term Loan Facility Agreement and each other Person that acquires the rights and obligations of any such Term Lender in accordance with the Term Loan Facility Agreement but excluding any Person that has assigned all of its rights and obligations under the Term Loan Facility Agreement in accordance with the Term Loan Facility Agreement.

“Term Loan Availability Period” means the period commencing on the Initial Advance CP Date and ending on the earliest of: (i) the Project Completion Date, (ii) the date of any cancellation or termination of all of the remaining commitments under the Term Loan Facility Agreement pursuant to the Common Terms Agreement and (iii) the date the Term Lenders terminate their commitments under the Term Loan Facility Agreement upon the occurrence and during the continuance of a Loan Facility Event of Default; provided that, for purposes of the indenture, “Term Loan Availability Period” means the availability period under any then-existing term loan Facility Agreement.

“Term Loan Facility Agent” means Société Générale, as facility agent under the Term Loan Facility Agreement.

“Term Loan Facility Agreement” means the Amended and Restated Term Loan Facility Agreement, dated as of May 22, 2018.

“Texas Utilities Code” means Tex. Util. Code Ann (Vernon 2015).

“TGP Precedent Agreement” means the precedent agreement, dated October 8, 2014, between CCL and TGP pursuant to which TGP will provide firm transportation services.

“Third Party Account Bank” has the meaning given in Section 4.11(a) (Account with Third Party Account Bank) of the CSAA.

“Third Party Investment Account” has the meaning given in Section 4.11(a) (Account with Third Party Account Bank) of the CSAA.

“Third Supplemental Indenture” has the meaning given under the caption “Description of Senior Notes.”

“TIA” has the meaning given under the caption “Description of Senior Notes.”

“Title Company” means Fidelity National Title Insurance Company, First American Title Insurance Company or Stewart Title Guaranty Company.

“Title Policy” means one or more fully paid Loan Policies of Title Insurance (Form T-2) of title insurance as adopted for use in the State of Texas, or a pro forma policy prepared prior to payment for, issuance and delivery of the policy, with completed Schedules A and B, showing the proposed insured, the amount of insurance, the exceptions that are proposed to be placed in the final policies to be issued, and the name of the title insurance company and title insurance agent, including all amendments and endorsements thereto, issued by the Title Company in favor of the Security Trustee, with such coinsurers or reinsurers as may be reasonably required by the Security Trustee, with such policies:

(a)

in the case of the Title Policy delivered in connection with May 22, 2018, in an amount equal to the lesser of the aggregate amount of the Loans and the maximum amount permitted to be insured under Section 2551.301 of the Texas Insurance Code as of May 22, 2018;

(b)

in the case of a Title Policy obtained in connection with an acquisition of Real Estate after May 22, 2018, to the extent that the Obligors are required to obtain such policy in respect of such Real Estate acquisition pursuant to the Common Terms Agreement or CSAA, then:

(x)

in the case such acquisition of Real Estate is for purposes of an Expansion or Development Expenditure to be funded by Loans incurred by the Obligors, the Obligors shall either amend the then- existing Title Policy, replace the then-existing Title Policy with a new Title Policy or, to the extent a tie-in endorsement to the then-existing Title Policy obtained in connection with incurrence of Loans is available and obtained, obtain a separate incremental Title Policy covering the acquired Real Estate, in each case, in an amount equal to the lesser of, when taken together with any other then-existing Title Policy, (i) the aggregate amount of the outstanding principal of, and commitments in respect of, the Loans and (ii) the maximum amount permitted to be insured under Section 2551.301 of the Texas Insurance Code at the time such policy is obtained; and

(y)

in the case of an acquisition of any Real Estate by the Obligors other than in the circumstances described in clause (x) above, the Obligors may (but shall not be required to) amend the then-existing Title Policy or replace the then-existing Title Policy with a new Title Policy in an amount consistent with the terms in clause (x) above or shall obtain a Title Policy covering only such acquired Real Estate in an amount not less than the market value, as reasonably determined by CCH, of such acquired Real Estate;

in each case with respect to such acquired Real Estate, and in form or forms satisfactory to the Security Trustee in all respects, with such policies when taken together insuring as of the date of the recording of the applicable deed of trust required under Section 3.2(f) (Real Property) of the CSAA creating a Lien on the estates and interests in the Real Estate comprising the Corpus Christi Terminal Facility, that such deed of trust is a first and prior Lien on the estates and interests in the real property comprising the Corpus Christi Terminal Facility (to the extent the deed of trust property consists of interests insurable under the terms of such form of title policy) free and clear of all Liens on and defects of title other than Permitted Liens, and containing or providing for, among other items:

(a)	no survey exceptions other than those approved by the Security Trustee;
(b)

the lien exception and pending disbursements clause added to Schedule B as required by Procedural Rule P-8.b.1 of The Basic Manual of Rules, Rates and Forms for the Writing of Title Insurance in the State of Texas; and

(c)

such endorsements and affirmative assurances as the Security Trustee shall reasonably require and which the title insurers are permitted and willing to issue as provided in The Basic Manual of Rules, Rates and Forms for the Writing of Title Insurance in the State of Texas.

“Trafigura” has the meaning given under the caption “Description of Material Project Agreements—LNG Sale and Purchase Agreements—Train 3—Trafigura SPA.”

“Trafigura SPA” has the meaning given under the caption “Description of Material Project Agreements—LNG Sale and Purchase Agreements—Train 3—Trafigura SPA.” The Trafigura SPA is also referred to as the “Trafigura LNG SPA” under certain Finance Documents.

“Train”, for purposes of the Finance Documents, means an LNG liquefaction train.

“Train 1” means LNG Train 1 (as defined in the EPC Contract (T1/T2)).

“Train 2” means LNG Train 2 (as defined in the EPC Contract T1/T2)).

“Train 3” means LNG Train 3 (as defined in the EPC Contract (T3)).

“Transaction Documents” means, collectively, the Finance Documents and the Material Project Agreements.

“Treasury Rate” has the meaning given under the caption “Description of Senior Notes—Optional Redemption.”

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction.

“United States” or “U.S.” means the United States of America.

“Unmatured Event of Default” means an Unmatured Loan Facility Event of Default, Unmatured Indenture Event of Default or a comparable unmatured event of default under any other Senior Debt Instrument entered into after the date of the CSAA.

“Unmatured Indenture Event of Default” means an event that, with the giving of notice, lapse of time or making of a determination, would constitute an Indenture Event of Default.

“Unmatured Loan Facility Event of Default” means a misrepresentation, breach of undertaking or other event or condition that has occurred and that, with the giving of notice or lapse of time or making of a determination, would constitute a Loan Facility Event of Default.

“Unrestricted Subsidiary” means any Subsidiary of CCH that is designated by the Board of Directors of CCH as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(a)	has no Indebtedness other than Non-Recourse Debt;
(b)

except as permitted as described under the caption “Description of Senior Notes—Covenants Applicable to the Notes—Transactions with Affiliates,” is not party to any agreement, contract, arrangement or understanding with CCH or any Restricted Subsidiary of CCH unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to CCH or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of CCH;

(c)

is a Person with respect to which neither CCH nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(d)	has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of CCH or any of its Restricted Subsidiaries.

“US Dollars” and “$” means the currency of the United States.

“Woodside” has the meaning given under the caption “Description of Material Project Agreements—LNG Sale and Purchase Agreements—Trains 1 and 2—Woodside SPA.”

“Woodside SPA” has the meaning given under the caption “Description of Material Project Agreements—LNG Sale and Purchase Agreements—Trains 1 and 2—Woodside SPA.”

“Working Capital Debt” has the meaning given under the caption “Description of Other Indebtedness— Common Terms Agreement;” provided that, for purposes of the indenture, references to “Working Capital Debt” shall be deemed to be references to “Indenture Working Capital Debt.”

“Working Capital Facility Agent” has the meaning given under the caption “Risk Factors—Risks Relating to this Offering and the Notes—The indenture governing the New Notes does not contain the representations and warranties, covenants or events of default contained in the Common Terms Agreement.”

“Working Capital Facility Agreement” has the meaning given under the caption “Description of Other Indebtedness—Working Capital Facility.”

“Working Capital Lenders” has the meaning given in the Working Capital Facility Agreement.

GLOSSARY OF CERTAIN DEFINED TERMS

“144A Senior Notes” has the meaning given under the caption “Prospectus Summary—Terms of the New Notes.”

“2024 Senior Notes” has the meaning given under the caption “Prospectus Summary—Terms of the New Notes.”

“2025 Senior Notes” has the meaning given under the caption “Prospectus Summary—Terms of the New Notes.”

“2027 Senior Notes” has the meaning given under the caption “Prospectus Summary—Terms of the New Notes.”

“3.925% Senior Notes” has the meaning given under the caption “Prospectus Summary—Terms of the New Notes.”

“4.80% Senior Notes” has the meaning given under the caption “Prospectus Summary—Terms of the New Notes.”

“ACQ” means annual contract quantity.

“Amended CMI Base SPA” means the Amended and Restated Base LNG Sale and Purchase Agreement, dated as of November 28, 2014, as amended on June 26, 2015, December 27, 2016, November 9, 2018, and November 14, 2018, between CCL and CMI UK.”

“Associated Pipe Line” has the meaning given under the caption “Description of Material Project Agreements—CCP Construction Contracts—Pipeline Construction Agreement.”

“Bcf” has the meaning given under the caption “Presentation of Information.”

“Bcf/d” has the meaning given under the caption “Presentation of Information.”

“Bcfe” has the meaning given under the caption “Presentation of Information.”

“Bcf/yr” has the meaning given under the caption “Presentation of Information.”

“CAA” has the meaning given under the caption “Risk Factors—Risks Relating to the Completion of Our Liquefaction Facilities and the Development and Operation of Our Business—Failure to obtain and maintain approvals and permits from governmental and regulatory agencies with respect to the design, construction and operation of our facilities and the development and operation of our pipeline could impede operations and construction and could have a material adverse effect on us.”

“CCH Interest Rate Derivatives” has the meaning given under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Quantitative and Qualitative Disclosures About Market Risk—Interest Rate Risk.”

“CCL Management Services Agreement” has the meaning given under the caption “Description of Material Project Agreements—Management Services Agreement between Cheniere Energy Shared Services, Inc. and CCL.”

“CCL O&M Agreement” has the meaning given under the caption “Description of Material Project Agreements—Operation and Maintenance Agreement between Cheniere LNG O&M Services, LLC and CCP.”

“CCLNG” has the meaning given under the caption “Description of Material Project Agreements— Exclusion Zone Agreement and Declaration of Restrictive Covenants.”

“CCP Management Services Agreement” has the meaning given under the caption “Description of Material Project Agreements—Management Services Agreement between Cheniere Energy Shared Services, Inc. and CCP.”

“CCP O&M Agreement” has the meaning given under the caption “Description of Material Project Agreements—Operation and Maintenance Agreement between Cheniere LNG O&M Services, LLC and CCL.”

“CEI Revolving Credit Facility” has the meaning given under the caption “Prospectus Summary—Overview of the Funding Plan for the Liquefaction Project.”

“CFTC” has the meaning given under the caption “Risk Factors—Risks Relating to Our Financial Matters— The regulatory provisions of the Dodd-Frank Act and the rules adopted thereunder and other regulations could adversely affect our ability to hedge risks associated with our business and our operating results and cash flows.”

“CLH” has the meaning given under the caption “Description of Material Project Agreements—Dredge Material Disposal Agreement between CCL and Cheniere Land Holdings, LLC.”

“CMI Collateral” has the meaning given under the caption “Description of Material Project Agreements— LNG Sale and Purchase Agreements—Train 3—DES-Linked SPA—Credit Support.”

“CMI Secured Account” has the meaning given under the caption “Description of Material Project Agreements—LNG Sale and Purchase Agreements—Train 3—DES-Linked SPA—Credit Support.”

“Commodity Exchange Act” means the Commodity Exchange Act, as amended (7 U.S.C. § 1 et seq.). “Compressor Station Agreement” has the meaning given under the caption “Description of Material Project Agreements—CCP Construction Contracts—Compressor Station Construction Agreement.”

“CQP” means Cheniere Energy Partners, L.P.

“CWA” has the meaning given under the caption “Risk Factors—Risks Relating to the Completion of Our Liquefaction Facilities and the Development and Operation of Our Business—Failure to obtain and maintain approvals and permits from governmental and regulatory agencies with respect to the design, construction and operation of our facilities and the development and operation of our pipeline could impede operations and construction and could have a material adverse effect on us.”

“CZMA” has the meaning given under the caption “Business—Governmental Regulations—Environmental Regulation—Coastal Zone Management Act.”

“December 2014 Order” has the meaning given under the caption “Prospectus Summary— Summary of Regulatory Requirements.”

“Dodd-Frank Act” has the meaning given under the caption “Risk Factors—Risks Relating to Our Financial Matters—The regulatory provisions of the Dodd-Frank Act and the rules adopted thereunder and other regulations could adversely affect our ability to hedge risks associated with our business and our operating results and cash flows.”

“DOE” has the meaning given under the caption “Presentation of Information.”

“DOI” has the meaning given under the caption “Business—Governmental Regulations—Environmental Regulation—Protection of Species, Habitats and Wetlands.”

“DOT” has the meaning given under the caption “Business—Governmental Regulation—Federal Energy Regulatory Commission.”

“Downstream SPA” has the meaning given under the caption “Description of Material Project Agreements—Amended CMI Base SPA—Sale and Purchase, Payment and Certain Other Obligations.”

“Dth/d” has the meaning given under the caption “Presentation of Information.”

“Endesa SPAs” has the meaning given under the caption “Description of Material Project Agreements—LNG Sale and Purchase Agreements—Trains 1 and 2—Endesa SPAs.”

“EPA” has the meaning given under the caption “Risk Factors—Risks Relating to the Completion of Our Liquefaction Facilities and the Development and Operation of Our Business—Existing and future environmental and similar laws and governmental regulations could result in increased compliance costs or additional operating costs or construction costs and restrictions.”

“EPAct” has the meaning given under the caption “Risk Factors—Risks Relating to the Completion of Our Liquefaction Facilities and the Development and Operation of Our Business—Our Corpus Christi Pipeline and its FERC gas tariffs is subject to FERC regulation.”

“EPC” has the meaning given under the caption “Presentation of Information.” “ERISA” has the meaning given under the caption “ERISA Considerations.”

“ERISA Similar Laws” has the meaning given under the caption “ERISA Considerations.”

“ESA” has the meaning given under the caption “Business—Governmental Regulations—Environmental Regulation—Protection of Species, Habitats and Wetlands.”

“Export Authorization Letter” has the meaning given under the caption “Description of Material Project Agreements—Export Authorization Letter.”

“FERC” has the meaning given under the caption “Presentation of Information.”

“FOB” has the meaning given under the caption “Presentation of Information.”

“FTA” has the meaning given under the caption “Presentation of Information.”

“FTA countries” has the meaning given under the caption “Presentation of Information.” “full NTP” means a full notice to proceed under the applicable EPC contract.

“FWS” has the meaning given under the caption “Business—Governmental Regulations—Environmental Regulation—Protection of Species, Habitats and Wetlands.”

“GAAP” has the meaning given under the caption “Presentation of Information.”

“GE” has the meaning given under the caption “Description of Material Project Agreements—GE Contractual Services Agreement.”

“GHG” has the meaning given under the caption “Risk Factors—Risks Relating to the Completion of Our Liquefaction Facilities and the Development and Operation of Our Business—Existing and future environmental and similar laws and governmental regulations could result in increased compliance costs or additional operating costs or construction costs and restrictions.”

“Henry Hub” has the meaning given under the caption “Presentation of Information.”

“Interest Rate Derivatives” has the meaning given under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Quantitative and Qualitative Disclosures About Market Risk—Interest Rate Risk.”

“Interest Rate Forward Start Derivatives” has the meaning given under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Quantitative and Qualitative Disclosures About Market Risk—Interest Rate Risk.”

“Kinder Morgan” has the meaning given under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Capital Resources—Construction.”

“Kinder Morgan Tejas” has the meaning given under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Capital Resources—Construction.”

“LIBOR” has the meaning given under the caption “Presentation of Information.”

“Liquefaction Facilities” has the meaning given under the caption “Prospectus Summary—Overview of the Liquefaction Project.”

“Liquefaction Project” has the meaning given under the caption “Prospectus Summary— Overview of the Funding Plan for the Liquefaction Project.”

“Liquefaction Supply Derivatives” has the meaning given under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Quantitative and Qualitative Disclosures About Market Risk—Market and Trading Commodity Price Risk.”

“LNG” has the meaning given under the caption “Presentation of Information.”

“MBTA” has the meaning given under the caption “Business—Governmental Regulations—Environmental Regulation—Protection of Species, Habitats and Wetlands.”

“Metering Station Agreement” has the meaning given under the caption “Description of Material Project Agreements—CCP Construction Contracts—Metering Station Construction Agreement.”

“Midship” has the meaning given under the caption “Description of Material Project Agreements— Precedent Agreement between CCL and Midship Pipeline Company, LLC.”

“MMBtu” has the meaning given under the caption “Presentation of Information.”

“MMBtu/d” has the meaning given under the caption “Presentation of Information.”

“mtpa” has the meaning given under the caption “Presentation of Information.”

“NGA” has the meaning given under the caption “Prospectus Summary—Overview of the Liquefaction Project—Pipeline Facilities.”

“NGPA” has the meaning given under the caption “Risk Factors—Risks Relating to the Completion of Our Liquefaction Facilities and the Development and Operation of Our Business—Our Corpus Christi Pipeline and its FERC gas tariffs are subject to FERC regulation.”

“NGPL” has the meaning given under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Capital Resources—Construction.”

“Non-ERISA Arrangements” has the meaning given under the caption “ERISA Considerations.”

“non-FTA countries” has the meaning given under the caption “Presentation of Information.”

“Order Denying Rehearing” has the meaning given under the caption “Prospectus Summary— Summary of Regulatory Requirements.”

“OTC” has the meaning given under the caption “Risk Factors—Risks Relating to Our Financial Matters— The regulatory provisions of the Dodd-Frank Act and the rules adopted thereunder and other regulations could adversely affect our ability to hedge risks associated with our business and our operating results and cash flows.”

“Outstanding Senior Notes” has the meaning given under the caption “Prospectus Summary— Overview of the Funding Plan for the Liquefaction Project.”

“PCL Guaranty” has the meaning given under the caption “Description of Material Project Agreements— LNG Sale and Purchase Agreements—Train 3—PetroChina FOB SPA.”

“PetroChina Guarantee” has the meaning given under the caption “Description of Material Project Agreements—LNG Sale and Purchase Agreements—Train 3—DES-Linked SPA—Credit Support.”

“PetroChina Payments” has the meaning given under the caption “Description of Material Project Agreements—LNG Sale and Purchase Agreements—Train 3—DES-Linked SPA—Credit Support.”

“PHMSA” has the meaning given under the caption “Risk Factors—Risks Relating to the Completion of Our Liquefaction Facilities and the Development and Operation of Our Business—Pipeline safety integrity programs and repairs may impose significant costs and liabilities on us.”

“Pipeline Construction Agreement” has the meaning given under the caption “Description of Material Project Agreements—CCP Construction Contracts—Pipeline Construction Agreement.”

“Plan Asset Entity” has the meaning given under the caption “ERISA Considerations.”

“Plans” has the meaning given under the caption “ERISA Considerations.”

“Project Entities” has the meaning given under the caption “Prospectus Summary—Overview of Our Corporate Structure.”

“PSD Permit” has the meaning given under the caption “Business—Governmental Regulation—Other Governmental Permits, Approvals and Authorizations.”

“RCRA” has the meaning given under the caption “Risk Factors—Risks Relating to the Completion of Our Liquefaction Facilities and the Development and Operation of Our Business—Existing and future environmental and similar laws and governmental regulations could result in increased compliance costs or additional operating costs or construction costs and restrictions.”

“Ref-Chem” has the meaning given under the caption “Description of Material Project Agreements—CCP Construction Contracts—Metering Station Construction Agreement.”

“Revolving Loans” has the meaning given under the caption “Description of Other Indebtedness—Working Capital Facility.”

“RMC” has the meaning given under the caption “Description of Material Project Agreements—Exclusion Zone Agreement and Declaration of Restrictive Covenants.”

“Section 10/404 Permit” has the meaning given under the caption “Business—Governmental Regulation— Other Governmental Permits, Approvals and Authorizations.”

“SPA” has the meaning given under the caption “Presentation of Information.”

“SPL” has the meaning given under the caption “Risk Factors—Risks Relating to the Completion of Our Liquefaction Facilities and the Development and Operation of Our Business—We are entirely dependent on Cheniere, including employees of Cheniere and its subsidiaries, for key personnel, and a loss of key personnel could have a material adverse effect on our business..”

“Sunland” has the meaning given under the caption “Description of Material Project Agreements—CCP Construction Contracts—Compressor Station Construction Agreement.”

“Supplier” has the meaning given under the caption “Description of Material Project Agreements—Gas and Power Supply Services Agreement.”

“TBtu” has the meaning given under the caption “Presentation of Information.”

“TCEQ” has the meaning given under the caption “Business—Governmental Regulation—Other Governmental Permits, Approvals and Authorizations.”

“Tcf” has the meaning given under the caption “Presentation of Information.”

“Term Loan Facility” means the credit facility entered into between CCH, as borrower, CCL, CCP and CCP GP as guarantors, and the lenders party thereto from time to time as Term Lenders and Société Générale as facility agent.

“TGP” has the meaning given under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Capital Resources—Construction.”

“Train” has the meaning given under the caption “Presentation of Information.”

“Transco” has the meaning given under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Capital Resources—Construction.”

“Tug Services” has the meaning given under the caption “Description of Material Project Agreements—Tug Hosting Agreement between CCL and Corpus Christi Tug Services.”

“USACE” has the meaning given under the caption “Business—Governmental Regulation—Other Governmental Permits, Approvals and Authorizations.”

“Working Capital Facility” has the meaning given under the caption “Prospectus Summary— Overview of the Funding Plan for the Liquefaction Project.”

“Working Capital Loans” has the meaning given under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Capital Resources— Working Capital Facility.”

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

CHENIERE CORPUS CHRISTI HOLDINGS, LLC AND SUBSIDIARIES

AUDITED CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Cheniere Corpus Christi Holdings, LLC

Consolidated Financial Statements

As of December 31, 2019 and 2018

and for the years ended December 31, 2019, 2018 and 2017

DEFINITIONS

As used in this annual report, the terms listed below have the following meanings:

Common Industry and Other Terms

Bcf	billion cubic feet
Bcf/d	billion cubic feet per day
Bcf/yr	billion cubic feet per year
Bcfe	billion cubic feet equivalent
DOE	U.S. Department of Energy
EPC	engineering, procurement and construction
FERC	Federal Energy Regulatory Commission
FTA countries	countries with which the United States has a free trade agreement providing for national treatment for trade in natural gas
GAAP	generally accepted accounting principles in the United States
Henry Hub

the final settlement price (in USD per MMBtu) for the New York Mercantile Exchange’s Henry Hub natural gas futures contract for the month in which a relevant cargo’s delivery window is scheduled to begin

LIBOR	London Interbank Offered Rate
LNG	liquefied natural gas, a product of natural gas that, through a refrigeration process, has been cooled to a liquid state, which occupies a volume that is approximately 1/600th of its gaseous state
MMBtu	million British thermal units, an energy unit
mtpa	million tonnes per annum
non-FTA countries	countries with which the United States does not have a free trade agreement providing for national treatment for trade in natural gas and with which trade is permitted
SEC	U.S. Securities and Exchange Commission
SPA	LNG sale and purchase agreement
TBtu	trillion British thermal units, an energy unit
Train	an industrial facility comprised of a series of refrigerant compressor loops used to cool natural gas into LNG

Abbreviated Legal Entity Structure

The following diagram depicts our abbreviated legal entity structure as of December 31, 2019, including our ownership of certain subsidiaries, and the references to these entities used in this annual report:

Unless the context requires otherwise, references to “CCH,” the “Company,” “we,” “us,” and “our” refer to Cheniere Corpus Christi Holdings, LLC and its consolidated subsidiaries.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Member and Managers of

Cheniere Corpus Christi Holdings, LLC:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Cheniere Corpus Christi Holdings, LLC and subsidiaries (the Company) as of December 31, 2019 and 2018, the related consolidated statements of operations, member’s equity, and cash flows for each of the years in the three-year period ended December 31, 2019, and the related notes (collectively, the consolidated financial statements).  In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2019, in conformity with U.S. generally accepted accounting principles.

Change in Accounting Principle

As discussed in Note 2 to the consolidated financial statements, the Company has changed its method of accounting for income taxes in 2019, 2018, and 2017 due to the adoption of ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks.  Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.  Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that our audits provide a reasonable basis for our opinion.

/s/ KPMG LLP
KPMG LLP

We have served as the Company’s auditor since 2015.

Houston, Texas

February 24, 2020

CHENIERE CORPUS CHRISTI HOLDINGS, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31,
	2019	2018
ASSETS
Current assets
Cash and cash equivalents	$—	$—
Restricted cash	79,741	289,141
Accounts and other receivables	57,712	24,989
Accounts receivable—affiliate	57,211	21,060
Advances to affiliate	115,476	94,397
Inventory	69,179	26,198
Derivative assets	73,809	15,627
Derivative assets—related party	2,623	2,132
Other current assets	14,852	15,217
Other current assets—affiliate	5	633
Total current assets	470,608	489,394

Property, plant and equipment, net	12,507,419	11,138,825
Debt issuance and deferred financing costs, net	14,705	38,012
Non-current derivative assets	61,217	19,032
Non-current derivative assets—related party	1,933	3,381
Other non-current assets, net	55,630	31,709
Total assets	$13,111,512	$11,720,353

LIABILITIES AND MEMBER’S EQUITY
Current liabilities
Accounts payable	$7,290	$16,202
Accrued liabilities	369,980	162,205
Accrued liabilities—related party	2,531	—
Current debt	—	168,000
Due to affiliates	26,900	25,086
Derivative liabilities	46,486	13,576
Other current liabilities	364	—
Other current liabilities—affiliate	519	—
Total current liabilities	454,070	385,069

Long-term debt, net	10,093,480	9,245,552
Non-current derivative liabilities	134,667	8,595
Other non-current liabilities	10,433	—
Other non-current liabilities—affiliate	1,284	—
Commitments and contingencies (see Note 13)
Member’s equity	2,417,578	2,081,137
Total liabilities and member’s equity	$13,111,512	$11,720,353

The accompanying notes are an integral part of these consolidated financial statements.

CHENIERE CORPUS CHRISTI HOLDINGS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

	Year Ended December 31,
	2019	2018	2017
Revenues
LNG revenues	$679,070	$—	$—
LNG revenues—affiliate	726,100	—	—
Total revenues	1,405,170	—	—

Operating costs and expenses (recoveries)
Cost of sales (excluding depreciation and amortization expense shown separately below)	691,301	172	91
Cost of sales—affiliate	3,015	—	—
Cost of sales—related party	85,429	—	—
Operating and maintenance expense (recovery)	242,027	(96)	3,024
Operating and maintenance expense—affiliate	59,319	4,283	2,401
Development expense	596	177	516
Development expense—affiliate	61	—	8
General and administrative expense	6,106	5,263	5,551
General and administrative expense—affiliate	11,352	2,201	1,173
Depreciation and amortization expense	230,780	9,859	892
Impairment expense and loss on disposal of assets	364	20	5,505
Total operating costs and expenses	1,330,350	21,879	19,161

Income (loss) from operations	74,820	(21,879)	(19,161)

Other income (expense)
Interest expense, net of capitalized interest	(278,035)	—	—
Loss on modification or extinguishment of debt	(41,296)	(15,332)	(32,480)
Derivative gain (loss), net	(133,427)	43,105	3,249
Other income (expense)	3,642	392	(260)
Total other income (expense)	(449,116)	28,165	(29,491)

Net income (loss)	$(374,296)	$6,286	$(48,652)

The accompanying notes are an integral part of these consolidated financial statements.

CHENIERE CORPUS CHRISTI HOLDINGS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF MEMBER’S EQUITY

(in thousands)

	Cheniere CCH HoldCo I, LLC	Total Member’s Equity
Balance at December 31, 2016	$1,313,809	$1,313,809
Capital contributions	402,119	402,119
Net loss	(48,652)	(48,652)
Balance at December 31, 2017	1,667,276	1,667,276
Capital contributions	407,575	407,575
Net income	6,286	6,286
Balance at December 31, 2018	2,081,137	2,081,137
Capital contributions	710,737	710,737
Net loss	(374,296)	(374,296)
Balance at December 31, 2019	$2,417,578	$2,417,578

The accompanying notes are an integral part of these consolidated financial statements.

CHENIERE CORPUS CHRISTI HOLDINGS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2019	2018	2017
Cash flows from operating activities
Net income (loss)	$(374,296)	$6,286	$(48,652)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization expense	230,780	9,859	892
Amortization of discount and debt issuance costs	15,953	—	—
Loss on modification or extinguishment of debt	41,296	15,332	32,480
Total losses (gains) on derivatives, net	88,052	(43,128)	(3,158)
Total losses on derivatives, net—related party	957	—	—
Net cash used for settlement of derivative instruments	(29,437)	(7,222)	(50,981)
Impairment expense and loss on disposal of assets	364	20	5,505
Other	1,603	—	—
Changes in operating assets and liabilities:
Accounts receivable	(57,654)	—	—
Accounts receivable—affiliate	(57,203)	—	—
Advances to affiliate	(53,231)	(10,911)	—
Inventory	(36,885)	(24,852)	—
Accounts payable and accrued liabilities	174,471	10,354	152
Accrued liabilities—related party	2,531	—	—
Due to affiliates	15,368	530	1,567
Other, net	3,863	(16,313)	(1,454)
Other, net—affiliate	95	(117)	(667)
Net cash used in operating activities	(33,373)	(60,162)	(64,316)

Cash flows from investing activities
Property, plant and equipment, net	(1,517,162)	(2,962,936)	(1,987,254)
Other	(2,058)	2,669	25,045
Net cash used in investing activities	(1,519,220)	(2,960,267)	(1,962,209)

Cash flows from financing activities
Proceeds from issuances of debt	4,203,550	3,114,800	3,040,000
Repayments of debt	(3,543,757)	(301,455)	(1,436,050)
Debt issuance and deferred financing costs	(16,210)	(45,743)	(23,496)
Debt extinguishment cost	(11,127)	(9,108)	(29)
Capital contributions	710,737	324,517	402,119
Net cash provided by financing activities	1,343,193	3,083,011	1,982,544

Net increase (decrease) in cash, cash equivalents and restricted cash	(209,400)	62,582	(43,981)
Cash, cash equivalents and restricted cash—beginning of period	289,141	226,559	270,540
Cash, cash equivalents and restricted cash—end of period	$79,741	$289,141	$226,559

Balances per Consolidated Balance Sheets:

	December 31,
	2019	2018
Cash and cash equivalents	$—	$—
Restricted cash	79,741	289,141
Total cash, cash equivalents and restricted cash	$79,741	$289,141

The accompanying notes are an integral part of these consolidated financial statements.

CHENIERE CORPUS CHRISTI HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1—ORGANIZATION AND NATURE OF OPERATIONS

CCH is a Houston-based Delaware limited liability company formed in September 2014 by Cheniere to hold its limited partner interest in CCP and its equity interests in CCL and CCP GP.  We are operating and constructing a natural gas liquefaction and export facility (the “Liquefaction Facilities”) and operating a 23-mile natural gas supply pipeline that interconnects the Corpus Christi LNG terminal with several interstate and intrastate natural gas pipelines (the “Corpus Christi Pipeline” and together with the Liquefaction Facilities, the “Liquefaction Project”) near Corpus Christi, Texas, through our subsidiaries CCL and CCP, respectively.  We are currently operating two Trains and are constructing one additional Train for a total production capacity of approximately 15 mtpa of LNG.  The Liquefaction Project, once fully constructed, will contain three LNG storage tanks and two marine berths.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

Our Consolidated Financial Statements have been prepared in accordance with GAAP.  Our Consolidated Financial Statements include the accounts of CCH and its subsidiaries.  All intercompany accounts and transactions have been eliminated in consolidation.

Certain reclassifications have been made to conform prior period information to the current presentation.  The reclassifications did not have a material effect on our consolidated financial position, results of operations or cash flows.

Recent Accounting Standards

We adopted Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842), and subsequent amendments thereto on January 1, 2019 using the optional transition approach to apply the standard at the beginning of the first quarter of 2019 with no retrospective adjustments to prior periods.  This standard requires a lessee to recognize leases on its balance sheet by recording a lease liability representing the obligation to make future lease payments and a right-of-use asset representing the right to use the underlying asset for the lease term.  The adoption of the standard did not materially impact our Consolidated Financial Statements.  Upon adoption of the standard, we recorded right-of-use assets of $8.1 million in other non-current assets, net, and lease liabilities of $0.5 million in other current liabilities—affiliate, $5.2 million other non-current liabilities and $1.2 million in other non-current liabilities—affiliate.

In December 2019, the Financial Accounting Standards Board (“FASB”) issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes.  The new guidance retrospectively eliminates the requirement to allocate the consolidated amount of current and deferred tax expense to entities that are not subject to income tax.  We early adopted this guidance effective December 31, 2019 and recorded a cumulative-effect adjustment to retained earnings of $2.1 million on our subsidiaries’ financial statements, that has been eliminated upon consolidated on our Consolidated Financial Statements.  The provision for income taxes, taxes payable and deferred income tax balances have been retrospectively removed from our subsidiaries’ financial statements.  The deferred tax assets were offset with a full valuation allowance and therefore no cumulative effect adjustment to retained earnings was required on our Consolidated Financial Statements.

Use of Estimates

The preparation of Consolidated Financial Statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the amounts reported in the Consolidated Financial Statements and the accompanying notes.  Management evaluates its estimates and related assumptions regularly, including those related to fair value measurements, revenue recognition, property, plant and equipment, derivative instruments and asset retirement obligations (“AROs”), as further discussed under the respective sections within this note.  Changes in facts and circumstances or additional information may result in revised estimates, and actual results may differ from these estimates.

CHENIERE CORPUS CHRISTI HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Fair Value Measurements

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants.  Hierarchy Levels 1, 2 and 3 are terms for the priority of inputs to valuation approaches used to measure fair value.  Hierarchy Level 1 inputs are quoted prices in active markets for identical assets or liabilities.  Hierarchy Level 2 inputs are inputs that are directly or indirectly observable for the asset or liability,  other than quoted prices included within Level 1.  Hierarchy Level 3 inputs are inputs that are not observable in the market.

In determining fair value, we use observable market data when available, or models that incorporate observable market data.  In addition to market information, we incorporate transaction-specific details that, in management’s judgment, market participants would take into account in measuring fair value.  We maximize the use of observable inputs and minimize our use of unobservable inputs in arriving at fair value estimates.

Recurring fair-value measurements are performed for derivative instruments as disclosed in Note 7—Derivative Instruments.  The carrying amount of restricted cash, accounts receivables and accounts payable reported on the Consolidated Balance Sheets approximates fair value.  The fair value of debt is the estimated amount we would have to pay to repurchase our debt in the open market, including any premium or discount attributable to the difference between the stated interest rate and market interest rate at each balance sheet date.  Debt fair values, as disclosed in Note 10—Debt, are based on quoted market prices for identical instruments, if available, or based on valuations of similar debt instruments using observable or unobservable inputs.  Non-financial assets and liabilities initially measured at fair value include AROs.

Revenue Recognition

We recognize revenues when we transfer control of promised goods or services to our customers in an amount that reflects the consideration to which we expect to be entitled to in exchange for those goods or services.  Revenues from the sale of LNG are recognized as LNG revenues.  See Note 11—Revenues from Contracts with Customers for further discussion of revenues.

Cash and Cash Equivalents

We consider all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Restricted Cash

Restricted cash consists of funds that are contractually or legally restricted as to usage or withdrawal and have been presented separately from cash and cash equivalents on our Consolidated Balance Sheets.

Accounts Receivable

Accounts receivable is reported net of any allowances for doubtful accounts.  We periodically review the collectability on our accounts receivable and recognize an allowance if there is probability of non-collection, based on historical write-off and customer-specific factors.  We did not have an allowance on our accounts receivable as of December 31, 2019 and 2018.

Inventory

LNG and natural gas inventory are recorded at the lower of weighted average cost and net realizable value.  Materials and other inventory are recorded at the lower of cost and net realizable value and subsequently charged to expense when issued.

Accounting for LNG Activities

Generally, we begin capitalizing the costs of our LNG terminal once the individual project meets the following criteria: (1) regulatory approval has been received, (2) financing for the project is available and (3) management has committed to commence construction.  Prior to meeting these criteria, most of the costs associated with a project are expensed as incurred.  These costs primarily include professional fees associated with preliminary front-end engineering and design work, costs of securing necessary regulatory approvals and other preliminary investigation and development activities related to our LNG terminal.

CHENIERE CORPUS CHRISTI HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Generally, costs that are capitalized prior to a project meeting the criteria otherwise necessary for capitalization include: land acquisition costs, detailed engineering design work and certain permits that are capitalized as other non-current assets.  The costs of lease options are amortized over the life of the lease once obtained.  If no land or lease is obtained, the costs are expensed.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost.  Expenditures for construction and commissioning activities, major renewals and betterments that extend the useful life of an asset are capitalized, while expenditures for maintenance and repairs (including those for planned major maintenance projects) to maintain property, plant and equipment in operating condition are generally expensed as incurred.  We realize offsets to LNG terminal costs for sales of commissioning cargoes that were earned or loaded prior to the start of commercial operations of the respective Train during the testing phase for its construction.  We depreciate our property, plant and equipment using the straight-line depreciation method.  Upon retirement or other disposition of property, plant and equipment, the cost and related accumulated depreciation are removed from the account, and the resulting gains or losses are recorded in impairment expense and loss (gain) on disposal of assets.

Management tests property, plant and equipment for impairment whenever events or changes in circumstances have indicated that the carrying amount of property, plant and equipment might not be recoverable.  Assets are grouped at the lowest level for which there is identifiable cash flows that are largely independent of the cash flows of other groups of assets for purposes of assessing recoverability.  Recoverability generally is determined by comparing the carrying value of the asset to the expected undiscounted future cash flows of the asset.  If the carrying value of the asset is not recoverable, the amount of impairment loss is measured as the excess, if any, of the carrying value of the asset over its estimated fair value.  During the year ended December 31, 2017, we recognized $5.5 million of impairment expense related to damaged infrastructure as an effect of Hurricane Harvey.  We did not record any impairments related to property, plant and equipment during the years ended December 31, 2019 and 2018.

Interest Capitalization

We capitalize interest costs during the construction period of our LNG terminal and related assets as construction-in-process.  Upon commencement of operations, these costs are transferred out of construction-in-process into terminal and interconnecting pipeline facilities assets and are amortized over the estimated useful life of the asset.

Regulated Natural Gas Pipelines

The Corpus Christi Pipeline is subject to the jurisdiction of the FERC in accordance with the Natural Gas Act of 1938 and the Natural Gas Policy Act of 1978.  The economic effects of regulation can result in a regulated company recording as assets those costs that have been or are expected to be approved for recovery from customers, or recording as liabilities those amounts that are expected to be required to be returned to customers, in a rate-setting process in a period different from the period in which the amounts would be recorded by an unregulated enterprise.  Accordingly, we record assets and liabilities that result from the regulated rate-making process that may not be recorded under GAAP for non-regulated entities.  We continually assess whether regulatory assets are probable of future recovery by considering factors such as applicable regulatory changes and recent rate orders applicable to other regulated entities.  Based on this continual assessment, we believe the existing regulatory assets are probable of recovery.  These regulatory assets and liabilities are primarily classified in our Consolidated Balance Sheets as other assets and other liabilities.  We periodically evaluate their applicability under GAAP, and consider factors such as regulatory changes and the effect of competition.  If cost-based regulation ends or competition increases, we may have to reduce our asset balances to reflect a market basis less than cost and write off the associated regulatory assets and liabilities.

Items that may influence our assessment are:

•	inability to recover cost increases due to rate caps and rate case moratoriums;
•	inability to recover capitalized costs, including an adequate return on those costs through the rate-making process and the FERC proceedings;
•	excess capacity;
•	increased competition and discounting in the markets we serve; and
•	impacts of ongoing regulatory initiatives in the natural gas industry.

CHENIERE CORPUS CHRISTI HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Natural gas pipeline costs include amounts capitalized as an Allowance for Funds Used During Construction (“AFUDC”).  The rates used in the calculation of AFUDC are determined in accordance with guidelines established by the FERC.  AFUDC represents the cost of debt and equity funds used to finance our natural gas pipeline additions during construction.  AFUDC is capitalized as a part of the cost of our natural gas pipeline.  Under regulatory rate practices, we generally are permitted to recover AFUDC, and a fair return thereon, through our rate base after the natural gas pipelines are placed in service.

Derivative Instruments

We use derivative instruments to hedge our exposure to cash flow variability from interest rate and commodity price risk.  Derivative instruments are recorded at fair value and included in our Consolidated Balance Sheets as assets or liabilities depending on the derivative position and the expected timing of settlement, unless they satisfy criteria for, and we elect, the normal purchases and sales exception.  When we have the contractual right and intend to net settle, derivative assets and liabilities are reported on a net basis.

Changes in the fair value of our derivative instruments are recorded in earnings, unless we elect to apply hedge accounting and meet specified criteria.  We did not have any derivative instruments designated as cash flow or fair value hedges during the years ended December 31, 2019, 2018 and 2017.  See Note 7—Derivative Instruments for additional details about our derivative instruments.

Concentration of Credit Risk

Financial instruments that potentially subject us to a concentration of credit risk consist principally of restricted cash, derivative instruments and accounts receivable.  We maintain cash balances at financial institutions, which may at times be in excess of federally insured levels.  We have not incurred losses related to these balances to date.

The use of derivative instruments exposes us to counterparty credit risk, or the risk that a counterparty will be unable to meet its commitments.  Certain of our commodity derivative transactions are executed through over-the-counter contracts which are subject to nominal credit risk as these transactions are settled on a daily margin basis with investment grade financial institutions.  Collateral deposited for such contracts is recorded within other current assets.  Our interest rate derivative instruments are placed with investment grade financial institutions whom we believe are acceptable credit risks.  We monitor counterparty creditworthiness on an ongoing basis; however, we cannot predict sudden changes in counterparties’ creditworthiness.  In addition, even if such changes are not sudden, we may be limited in our ability to mitigate an increase in counterparty credit risk.  Should one of these counterparties not perform, we may not realize the benefit of some of our derivative instruments.

CCL has entered into fixed price long-term SPAs generally with terms of 20 years with nine third parties and have entered into agreements with Cheniere Marketing International LLP (“Cheniere Marketing”).  CCL is dependent on the respective customers’ creditworthiness and their willingness to perform under their respective SPAs.  See Note 14—Customer Concentration for additional details about our customer concentration.

Debt

Our debt consists of current and long-term secured and unsecured debt securities and credit facilities with banks and other lenders.  Debt issuances are placed directly by us or through securities dealers or underwriters and are held by institutional and retail investors.

Debt is recorded on our Consolidated Balance Sheets at par value adjusted for unamortized discount or premium and net of unamortized debt issuance costs related to term notes.  Debt issuance costs consist primarily of arrangement fees, professional fees, legal fees and printing costs.  If debt issuance costs are incurred in connection with a line of credit arrangement or on undrawn funds, they are presented as an asset on our Consolidated Balance Sheets.  Discounts, premiums and debt issuance costs directly related to the issuance of debt are amortized over the life of the debt and are recorded in interest expense, net of capitalized interest using the effective interest method.  Gains and losses on the extinguishment or modification of debt are recorded in gain (loss) on modification or extinguishment of debt on our Consolidated Statements of Operations.

CHENIERE CORPUS CHRISTI HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Asset Retirement Obligations

We recognize AROs for legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and/or normal use of the asset and for conditional AROs in which the timing or method of settlement are conditional on a future event that may or may not be within our control.  The fair value of a liability for an ARO is recognized in the period in which it is incurred, if a reasonable estimate of fair value can be made.  The fair value of the liability is added to the carrying amount of the associated asset.  This additional carrying amount is depreciated over the estimated useful life of the asset.

We have not recorded an ARO associated with the Corpus Christi Pipeline.  We believe that it is not feasible to predict when the natural gas transportation services provided by the Corpus Christi Pipeline will no longer be utilized.  In addition, our right-of-way agreements associated with the Corpus Christi Pipeline have no stipulated termination dates.  We intend to operate the Corpus Christi Pipeline as long as supply and demand for natural gas exists in the United States and intend to maintain it regularly.

Income Taxes

We are a disregarded entity for federal and state income tax purposes.  Our taxable income or loss, which may vary substantially from the net income or loss reported on our Consolidated Statements of Operations, is included in the consolidated federal income tax return of Cheniere.  Accordingly, no provision or liability for federal or state income taxes is included in the accompanying Consolidated Financial Statements.

Business Segment

Our liquefaction and pipeline business at the Corpus Christi LNG terminal represents a single reportable segment.  Our chief operating decision maker reviews the financial results of CCH in total when evaluating financial performance and for purposes of allocating resources.

NOTE 3—RESTRICTED CASH

Restricted cash consists of funds that are contractually or legally restricted as to usage or withdrawal and have been presented separately from cash and cash equivalents on our Consolidated Balance Sheets.  As of December 31, 2019 and 2018, restricted cash consisted of the following (in thousands):

	December 31,
	2019	2018
Current restricted cash
Liquefaction Project	$79,741	$289,141

Pursuant to the accounts agreement entered into with the collateral trustee for the benefit of our debt holders, we are required to deposit all cash received into reserve accounts controlled by the collateral trustee.  The usage or withdrawal of such cash is restricted to the payment of liabilities related to the Liquefaction Project and other restricted payments.

NOTE 4—ACCOUNTS AND OTHER RECEIVABLES

As of December 31, 2019 and 2018, accounts and other receivables consisted of the following (in thousands):

	December 31,
	2019	2018
Trade receivable	$44,403	$51
Other accounts receivable	13,309	24,938
Total accounts and other receivables	$57,712	$24,989

CHENIERE CORPUS CHRISTI HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

NOTE 5—INVENTORY

As of December 31, 2019 and 2018, inventory consisted of the following (in thousands):

	December 31,
	2019	2018
Natural gas	$6,870	$1,326
LNG	6,103	—
Materials and other	56,206	24,872
Total inventory	$69,179	$26,198

NOTE 6—PROPERTY, PLANT AND EQUIPMENT

As of December 31, 2019 and 2018, property, plant and equipment, net consisted of the following (in thousands):

	December 31,
	2019	2018
LNG terminal costs
LNG terminal and interconnecting pipeline facilities	$10,027,111	$618,547
LNG site and related costs	275,959	44,725
LNG terminal construction-in-process	2,425,226	10,470,577
Accumulated depreciation	(232,451)	(7,416)
Total LNG terminal costs, net	12,495,845	11,126,433
Fixed assets
Fixed assets	19,083	15,534
Accumulated depreciation	(7,509)	(3,142)
Total fixed assets, net	11,574	12,392
Property, plant and equipment, net	$12,507,419	$11,138,825

Depreciation expense was $230.0 million, $9.5 million and $0.8 million during the years ended December 31, 2019, 2018 and 2017, respectively.

We realized offsets to LNG terminal costs of $156.1 million and $48.7 million during the years ended December 31, 2019 and 2018, respectively, that were related to the sale of commissioning cargoes because these amounts were earned or loaded prior to the start of commercial operations of the Liquefaction Project, during the testing phase for its construction.  We did not realize any offsets to LNG terminal costs during the year ended December 31, 2017.

LNG Terminal Costs

LNG terminal costs related to the Liquefaction Project are depreciated using the straight-line depreciation method applied to groups of LNG terminal assets with varying useful lives.  The identifiable components of the Liquefaction Project have depreciable lives between 10 and 50 years, as follows:

Components	Useful life (yrs)
Water pipelines	30
Natural gas pipeline facilities	40
Liquefaction processing equipment	10-50
Other	15-30

CHENIERE CORPUS CHRISTI HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Fixed Assets and Other

Our fixed assets and other are recorded at cost and are depreciated on a straight-line method based on estimated lives of the individual assets or groups of assets.

NOTE 7—DERIVATIVE INSTRUMENTS

We have entered into the following derivative instruments that are reported at fair value:

•

interest rate swaps (“Interest Rate Derivatives”) to hedge the exposure to volatility in a portion of the floating-rate interest payments on our amended and restated credit facility (the “CCH Credit Facility”) and to hedge against changes in interest rates that could impact anticipated future issuance of debt (“Interest Rate Forward Start Derivatives” and, collectively with the Interest Rate Derivatives, “CCH Interest Rate Derivatives”) and

•

commodity derivatives consisting of natural gas supply contracts for the commissioning and operation of the Liquefaction Project (“Physical Liquefaction Supply Derivatives”) and associated economic hedges (collectively, the “Liquefaction Supply Derivatives”).

We recognize our derivative instruments as either assets or liabilities and measure those instruments at fair value.  None of our derivative instruments are designated as cash flow or fair value hedging instruments, and changes in fair value are recorded within our Consolidated Statements of Operations to the extent not utilized for the commissioning process.

The following table shows the fair value of our derivative instruments that are required to be measured at fair value on a recurring basis as of December 31, 2019 and 2018, which are classified as derivative assets, derivative assets—related party, non-current derivative assets, non-current derivative assets—related party, derivative liabilities or non-current derivative liabilities in our Consolidated Balance Sheets (in thousands):

	Fair Value Measurements as of
	December 31, 2019				December 31, 2018
	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Interest Rate Derivatives asset (liability)	$—	$(80,645)	$—	$(80,645)	$—	$18,069	$—	$18,069
Interest Rate Forward Start Derivatives liability	—	(7,582)	—	(7,582)	—	—	—	—
Liquefaction Supply Derivatives asset (liability)	2,383	9,198	35,075	46,656	1,299	2,990	(4,357)	(68)

We value our CCH Interest Rate Derivatives using an income-based approach, utilizing observable inputs to the valuation model including interest rate curves, risk adjusted discount rates, credit spreads and other relevant data.  We value our Liquefaction Supply Derivatives using a market-based approach incorporating present value techniques, as needed, using observable commodity price curves, when available, and other relevant data.

The fair value of our Physical Liquefaction Supply Derivatives is predominantly driven by observable and unobservable market commodity prices and, as applicable to our natural gas supply contracts, our assessment of the associated conditions precedent, including evaluating whether the respective market is available as pipeline infrastructure is developed.  The fair value of our Physical Liquefaction Supply Derivatives incorporates risk premiums related to the satisfaction of conditions precedent, such as completion and placement into service of relevant pipeline infrastructure to accommodate marketable physical gas flow.  As of December 31, 2019 and 2018, some of our Physical Liquefaction Supply Derivatives existed within markets for which the pipeline infrastructure was under development to accommodate marketable physical gas flow.

CHENIERE CORPUS CHRISTI HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

We include a portion of our Physical Liquefaction Supply Derivatives as Level 3 within the valuation hierarchy as the fair value is developed through the use of internal models which incorporate significant unobservable inputs.  In instances where observable data is unavailable, consideration is given to the assumptions that market participants would use in valuing the asset or liability.  This includes assumptions about market risks, such as future prices of energy units for unobservable periods, liquidity, volatility and contract duration.

The Level 3 fair value measurements of natural gas positions within our Physical Liquefaction Supply Derivatives could be materially impacted by a significant change in certain natural gas prices.  The following table includes quantitative information for the unobservable inputs for our Level 3 Physical Liquefaction Supply Derivatives as of December 31, 2019:

	Net Fair Value Asset (in thousands)	Valuation Approach	Significant Unobservable Input	Significant Unobservable Inputs Range
Physical Liquefaction Supply Derivatives	$35,075	Market approach incorporating present value techniques	Henry Hub basis spread	$(0.718) - $0.050
		Option pricing model	International LNG pricing spread, relative to Henry Hub (1)	86% - 191%

(1)	Spread contemplates U.S. dollar-denominated pricing.

Increases or decreases in basis or pricing spreads, in isolation, would decrease or increase, respectively, the fair value of our Physical Liquefaction Supply Derivatives.

The following table shows the changes in the fair value of our Level 3 Physical Liquefaction Supply Derivatives, including those with related parties, during the years ended December 31, 2019, 2018 and 2017 (in thousands):

	Year Ended December 31,
	2019	2018	2017
Balance, beginning of period	$(4,357)	$(91)	$—
Realized and mark-to-market gains (losses):
Included in cost of sales	(82,645)	(9,944)	—
Purchases and settlements:
Purchases	120,755	5,678	(91)
Settlements	1,432	—	—
Transfers out of Level 3 (1)	(110)	—	—
Balance, end of period	$35,075	$(4,357)	$(91)
Change in unrealized losses relating to instruments still held at end of period	$(82,645)	$(9,944)	$—

(1)	Transferred to Level 2 as a result of observable market for the underlying natural gas purchase agreements.

Derivative assets and liabilities arising from our derivative contracts with the same counterparty are reported on a net basis, as all counterparty derivative contracts provide for the unconditional right of set-off in the event of default.  The use of derivative instruments exposes us to counterparty credit risk, or the risk that a counterparty will be unable to meet its commitments in instances when our derivative instruments are in an asset position.  Additionally, counterparties are at risk that we will be unable to meet our commitments in instances where our derivative instruments are in a liability position.  We incorporate both our own nonperformance risk and the respective counterparty’s nonperformance risk in fair value measurements.  In adjusting the fair value of our derivative contracts for the effect of nonperformance risk, we have considered the impact of any applicable credit enhancements, such as collateral postings, set-off rights and guarantees.

CCH Interest Rate Derivatives

CCH has entered into interest rate swaps to protect against volatility of future cash flows and hedge a portion of the variable interest payments on the CCH Credit Facility.

CHENIERE CORPUS CHRISTI HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

In June and July of 2019, we entered into the Interest Rate Forward Start Derivatives to hedge against changes in interest rates that could impact anticipated future issuance of debt by CCH, which is anticipated by the end of 2020.  In November 2019, we settled a portion of the Interest Rate Forward Start Derivatives in conjunction with the prepayment of $1.5 billion of commitments under the CCH Credit Facility.  In June 2018, we settled a portion of the Interest Rate Derivatives in conjunction with the amendment of the CCH Credit Facility.

As of December 31, 2019, we had the following CCH Interest Rate Derivatives outstanding:

	Notional Amounts
	December 31, 2019	December 31, 2018	Effective Date	Maturity Date	Weighted AverageFixed Interest Rate Paid	Variable Interest Rate Received
Interest Rate Derivatives	$4.5 billion	$ 4.0 billion	May 20, 2015	May 31, 2022	2.30%	One-month LIBOR
Interest Rate Forward Start Derivatives	$750 million	—	September 30, 2020	December 31, 2030	2.06%	Three-month LIBOR

The following table shows the fair value and location of our CCH Interest Rate Derivatives on our Consolidated Balance Sheets (in thousands):

	December 31, 2019			December 31, 2018
	Interest Rate Derivatives	Interest Rate Forward Start Derivatives	Total	Interest Rate Derivatives	Interest Rate Forward Start Derivatives	Total
Consolidated Balance Sheet Location
Derivative assets	$—	$—	$—	$10,556	$—	$10,556
Non-current derivative assets	—	—	—	7,918	—	7,918
Total derivative assets	—	—	—	18,474	—	18,474
Derivative liabilities	(31,984)	(7,582)	(39,566)	(7)	—	(7)
Non-current derivative liabilities	(48,661)	—	(48,661)	(398)	—	(398)
Total derivative liabilities	(80,645)	(7,582)	(88,227)	(405)	—	(405)

Derivative asset (liability), net	$(80,645)	$(7,582)	$(88,227)	$18,069	$—	$18,069

The following table shows the changes in the fair value and settlements of our CCH Interest Rate Derivatives recorded in derivative gain (loss), net on our Consolidated Statements of Operations during the years ended December 31, 2019, 2018 and 2017 (in thousands):

	Year Ended December 31,
	2019	2018	2017
Interest Rate Derivatives gain (loss)	$(100,508)	$43,105	$3,249
Interest Rate Forward Start Derivatives loss	(32,919)	—	—

Liquefaction Supply Derivatives

CCL has entered into primarily index-based physical natural gas supply contracts and associated economic hedges to purchase natural gas for the commissioning and operation of the Liquefaction Project.  The remaining terms of the physical natural gas supply contracts range up to eight years, some of which commence upon the satisfaction of certain conditions precedent.

The forward notional for our Liquefaction Supply Derivatives was approximately 3,153 TBtu and 2,854 TBtu as of December 31, 2019 and 2018, respectively, of which 120 TBtu and 55 TBtu, respectively, were for a natural gas supply contract CCL has with a related party.

CHENIERE CORPUS CHRISTI HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

The following table shows the fair value and location of our Liquefaction Supply Derivatives on our Consolidated Balance Sheets (in thousands):

	Fair Value Measurements as of (1)
Consolidated Balance Sheet Location	December 31, 2019	December 31, 2018
Derivative assets	$73,809	$5,071
Derivative assets—related party	2,623	2,132
Non-current derivative assets	61,217	11,114
Non-current derivative assets—related party	1,933	3,381
Total derivative assets	139,582	21,698

Derivative liabilities	(6,920)	(13,569)
Non-current derivative liabilities	(86,006)	(8,197)
Total derivative liabilities	(92,926)	(21,766)

Derivative asset (liability), net	$46,656	$(68)

(1)

Does not include collateral posted with counterparties by us of $4.5 million for such contracts, which are included in other current assets in our Consolidated Balance Sheets as of both December 31, 2019 and 2018.

The following table shows the changes in the fair value, settlements and location of our Liquefaction Supply Derivatives recorded on our Consolidated Statements of Operations during the years ended December 31, 2019, 2018 and 2017 (in thousands):

		Year Ended December 31,
	Consolidated Statements of Operations Location (1)	2019	2018	2017
Liquefaction Supply Derivatives gain	LNG revenues	$227	$—	$—
Liquefaction Supply Derivatives gain(loss)	Cost of sales	45,148	23	(91)
Liquefaction Supply Derivatives loss	Cost of sales—related party	(957)	—	—

(1)

Does not include the realized value associated with derivative instruments that settle through physical delivery.  Fair value fluctuations associated with commodity derivative activities are classified and presented consistently with the item economically hedged and the nature and intent of the derivative instrument.

CHENIERE CORPUS CHRISTI HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Consolidated Balance Sheet Presentation

Our derivative instruments are presented on a net basis on our Consolidated Balance Sheets as described above.  The following table shows the fair value of our derivatives outstanding on a gross and net basis (in thousands):

Offsetting Derivative Assets (Liabilities)	Gross Amounts Recognized	Gross Amounts Offset in the Consolidated Balance Sheets	Net Amounts Presented in the Consolidated Balance Sheets
As of December 31, 2019
Interest Rate Derivatives	$(80,645)	$—	$(80,645)
Interest Rate Forward Start Derivatives	(7,582)	—	(7,582)
Liquefaction Supply Derivatives	145,135	(5,553)	139,582
Liquefaction Supply Derivatives	(98,625)	5,699	(92,926)
As of December 31, 2018
Interest Rate Derivatives	$19,520	$(1,046)	$18,474
Interest Rate Derivatives	(413)	8	(405)
Liquefaction Supply Derivatives	31,770	(10,072)	21,698
Liquefaction Supply Derivatives	(29,996)	8,230	(21,766)

NOTE 8—OTHER NON-CURRENT ASSETS

As of December 31, 2019 and 2018, other non-current assets, net consisted of the following (in thousands):

	December 31,
	2019	2018
Advances and other asset conveyances to third parties to support LNG terminal	$18,703	$18,209
Operating lease assets	7,215	—
Tax-related payments and receivables	3,200	3,783
Information technology service prepayments	3,010	2,435
Advances made under EPC and non-EPC contracts	14,067	—
Other	9,435	7,282
Total other non-current assets, net	$55,630	$31,709

NOTE 9—ACCRUED LIABILITIES

As of December 31, 2019 and 2018, accrued liabilities consisted of the following (in thousands):

	December 31,
	2019	2018
Interest costs and related debt fees	$7,950	$994
Accrued natural gas purchases	132,148	91,910
Liquefaction Project costs	192,215	46,964
Other	37,667	22,337
Total accrued liabilities	$369,980	$162,205

CHENIERE CORPUS CHRISTI HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

NOTE 10—DEBT

As of December 31, 2019 and 2018, our debt consisted of the following (in thousands):

	December 31,
	2019	2018
Long-term debt
7.000% Senior Secured Notes due 2024 (“2024 CCH Senior Notes”)	$1,250,000	$1,250,000
5.875% Senior Secured Notes due 2025 (“2025 CCH Senior Notes”)	1,500,000	1,500,000
5.125% Senior Secured Notes due 2027 (“2027 CCH Senior Notes”)	1,500,000	1,500,000
4.80% Senior Secured Notes due 2039 (“4.80% CCH Senior Notes”)	727,000	—
3.925% Senior Secured Notes due 2039 (“3.925% CCH Senior Notes”)	475,000	—
3.700% Senior Secured Notes due 2029 (“2029 CCH Senior Notes”)	1,500,000	—
CCH Credit Facility	3,282,655	5,155,737
Unamortized debt issuance costs	(141,175)	(160,185)
Total long-term debt, net	10,093,480	9,245,552

Current debt
$1.2 billion CCH Working Capital Facility (“CCH Working Capital Facility”)	—	168,000
Total debt, net	$10,093,480	$9,413,552

Below is a schedule of future principal payments that we are obligated to make, based on current construction schedules, on our outstanding debt at December 31, 2019 (in thousands):

Years Ending December 31,	Principal Payments
2020	$—
2021	134,973
2022	118,507
2023	132,859
2024	4,146,316
Thereafter	5,702,000
Total	$10,234,655

Senior Notes

CCH Senior Notes

In September 2019, we issued an aggregate principal amount of $727 million of the 4.80% CCH Senior Notes in a private placement conducted pursuant to Section 4(a)(2) of the Securities Act.  The 4.80% CCH Senior Notes were issued under an indenture dated as of September 27, 2019 pursuant to a note purchase agreement with the purchasers party thereto and Allianz Global Investors GmbH, as noteholder consultant, originally entered into in June 2019.  In October 2019, we issued an aggregate principal amount of $475 million of the 3.925% CCH Senior Notes in a private placement conducted pursuant to Section 4(a)(2) of the Securities Act.  The 3.925% CCH Senior Notes were issued under an indenture dated October 17, 2019 pursuant to a note purchase agreement with the purchasers party thereto and certain accounts managed by BlackRock Real Assets and certain accounts managed by MetLife Investment Management.  The 4.80% CCH Senior Notes and the 3.925% CCH Senior Notes accrue interest at a fixed rate of 4.80% and 3.925% per annum, respectively, and are fully amortizing according to a fixed sculpted amortization schedule with semi-annual payments of interest starting December 2019 and semi-annual payments of principal starting June 2027.  The 4.80% CCH Senior Notes and the 3.925% CCH Senior Notes have a weighted average life of 15 years.

In November 2019, we issued an aggregate principal amount of $1.5 billion of the 2029 CCH Senior Notes.  The 2029 CCH Senior Notes were issued pursuant to the same indenture governing the 2024 CCH Senior Notes, 2025 CCH Senior Notes and 2027 CCH Senior Notes (together with the 2029 CCH Senior Notes, the "144A CCH Senior Notes").  Borrowings under the 2029 CCH Senior Notes accrue interest at a fixed rate of 3.700% per annum.

The proceeds of the 4.80% CCH Senior Notes, 3.925% CCH Senior Notes and 2029 CCH Senior Notes were used to prepay a portion of the balance outstanding under the CCH Credit Facility, resulting in the recognition of debt modification and extinguishment costs of $38.7 million for the year ended December 31, 2019 relating to the write off of unamortized debt discounts and issuance costs.

CHENIERE CORPUS CHRISTI HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

The 144A CCH Senior Notes, 4.80% CCH Senior Notes and 3.925% CCH Senior Notes (collectively, the “CCH Senior Notes”) are jointly and severally guaranteed by our subsidiaries, CCL, CCP and CCP GP (the “Guarantors”).  The indentures governing each of the CCH Senior Notes contain customary terms and events of default and certain covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to: incur additional indebtedness or issue preferred stock; make certain investments or pay dividends or distributions on membership interests or subordinated indebtedness or purchase, redeem or retire membership interests; sell or transfer assets, including membership or partnership interests of our restricted subsidiaries; restrict dividends or other payments by restricted subsidiaries to us or any of our restricted subsidiaries; incur liens; enter into transactions with affiliates; dissolve, liquidate, consolidate, merge, sell or lease all or substantially all of the properties or assets of us and our restricted subsidiaries taken as a whole; or permit any Guarantor to dissolve, liquidate, consolidate, merge, sell or lease all or substantially all of its properties and assets.  Interest on the CCH Senior Notes is payable semi-annually in arrears.

At any time prior to six months before the respective dates of maturity for each of the CCH Senior Notes, we may redeem all or part of such series of the CCH Senior Notes at a redemption price equal to the “make-whole” price set forth in the appropriate indenture, plus accrued and unpaid interest, if any, to the date of redemption.  At any time within six months of the respective dates of maturity for each of the CCH Senior Notes, we may redeem all or part of such series of the CCH Senior Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the CCH Senior Notes to be redeemed, plus accrued and unpaid interest, if any, to the date of redemption.

Credit Facilities

Below is a summary of our credit facilities outstanding as of December 31, 2019 (in thousands):

	CCH Credit Facility	CCH Working Capital Facility
Original facility size	$8,403,714	$350,000
Incremental commitments	1,565,961	850,000
Less:
Outstanding balance	3,282,655	—
Commitments terminated	6,687,020	—
Letters of credit issued	—	470,784
Available commitment	$—	$729,216

Interest rate on available balance	LIBOR plus 1.75% or base rate plus 0.75%	LIBOR plus 1.25% - 1.75% or base rate plus 0.25% - 0.75%
Weighted average interest rate of outstanding balance	3.55%	n/a
Maturity date	June 30, 2024	June 29, 2023

CCH Credit Facility

In May 2018, we amended and restated the CCH Credit Facility to increase total commitments under the CCH Credit Facility from $4.6 billion to $6.1 billion.  Borrowings are used to fund a portion of the costs of developing, constructing and placing into service the three Trains and the related facilities of the Liquefaction Project and for related business purposes.

The CCH Credit Facility matures on June 30, 2024, with principal payments due quarterly commencing on the earlier of (1) the first quarterly payment date occurring more than three calendar months following the completion of the Liquefaction Project as defined in the common terms agreement and (2) a set date determined by reference to the date under which a certain LNG buyer linked to the last Train of the Liquefaction Project to become operational is entitled to terminate its SPA for failure to achieve the date of first commercial delivery for that agreement.  Scheduled repayments will be based upon a 19-year tailored amortization, commencing the first full quarter after the completion of Trains 1 through 3 and designed to achieve a minimum projected fixed debt service coverage ratio of 1.50:1.

Loans under the CCH Credit Facility accrue interest at a variable rate per annum equal to, at our election, LIBOR or the base rate (determined by reference to the applicable agent’s prime rate), plus the applicable margin.  The applicable margin for LIBOR loans is 1.75% and for base rate loans is 0.75%.  Interest on LIBOR loans is due and payable at the end of each applicable interest period and interest on base rate loans is due and payable at the end of each quarter.  The CCH Credit Facility also requires us to pay a commitment fee at a rate per annum equal to 40% of the margin for LIBOR loans, multiplied by the outstanding undrawn debt commitments.

CHENIERE CORPUS CHRISTI HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Our obligations under the CCH Credit Facility are secured by a first priority lien on substantially all of our assets and our subsidiaries and by a pledge by CCH HoldCo I of its limited liability company interests in us, on a pari passu basis with the CCH Senior Notes and the CCH Working Capital Facility.

Under the CCH Credit Facility, we are required to hedge not less than 65% of the variable interest rate exposure of our senior secured debt.  We are restricted from making certain distributions under agreements governing our indebtedness generally until, among other requirements, the completion of the construction of Trains 1 through 3 of the Liquefaction Project, funding of a debt service reserve account equal to six months of debt service and achieving a historical debt service coverage ratio and fixed projected debt service coverage ratio of at least 1.25:1.00.

The amendment and restatement of the CCH Credit Facility resulted in the recognition of $15.3 million of debt modification and extinguishment costs during the year ended December 31, 2018 relating to the incurrence of third party fees and write off of unamortized debt issuance costs.  We were required to pay certain upfront fees to the agents and lenders under the CCH Credit Facility together with additional transaction fees and expenses in the aggregate amount of $53.3 million during the year ended December 31, 2018.

As part of the capital allocation framework announced by Cheniere in June 2019, we prepaid $152.8 million of outstanding borrowings under the CCH Credit Facility during the year ended December 31, 2019.  The prepayment resulted in the recognition of debt extinguishment costs of $2.6 million for the year ended December 31, 2019.

CCH Working Capital Facility

In June 2018, we amended and restated the CCH Working Capital Facility to increase total commitments under the CCH Working Capital Facility from $350 million to $1.2 billion.  The CCH Working Capital Facility is intended to be used for loans (“CCH Working Capital Loans”) and the issuance of letters of credit for certain working capital requirements related to developing and operating the Liquefaction Project and for related business purposes.  Loans under the CCH Working Capital Facility are guaranteed by the Guarantors.  We may, from time to time, request increases in the commitments under the CCH Working Capital Facility of up to the maximum allowed for working capital under the Common Terms Agreement that was entered into concurrently with the CCH Credit Facility.

Loans under the CCH Working Capital Facility, including CCH Working Capital Loans and loans made in connection with a draw upon any letter of credit (“CCH LC Loans” and collectively, the “Revolving Loans”) accrue interest at a variable rate per annum equal to LIBOR or the base rate (equal to the highest of (1) the prime rate, (2) the federal funds rate plus 0.50% and (3) one month LIBOR plus 0.50%) plus the applicable margin.  The applicable margin for LIBOR Revolving Loans ranges from 1.25% to 1.75% per annum, and the applicable margin for base rate Revolving Loans ranges from 0.25% to 0.75% per annum.  Interest on Revolving Loans is due and payable on the date the loan becomes due.  Interest on LIBOR Revolving Loans is due and payable at the end of each LIBOR period, and interest on base rate Revolving Loans is due and payable at the end of each quarter.

We pay (1) a commitment fee equal to an annual rate of 40% of the applicable margin for LIBOR Revolving Loans on the average daily amount of the excess of the total commitment amount over the principal amount outstanding, (2) a letter of credit fee equal to an annual rate equal to the applicable margin for LIBOR Revolving Loans on the undrawn portion of all letters of credit issued under the CCH Working Capital Facility and (3) a letter of credit fronting fee equal to an annual rate of 0.20% of the undrawn portion of all fronted letters of credit.  Each of these fees is payable quarterly in arrears.

If draws are made upon a letter of credit issued under the CCH Working Capital Facility and we do not elect for such draw (a “CCH LC Draw”) to be deemed a CCH LC Loan, we are required to pay the full amount of the CCH LC Draw on or prior to the business day following the notice of the CCH LC Draw.  A CCH LC Draw accrues interest at an annual rate of 2.00% plus the base rate.

We were required to pay certain upfront fees to the agents and lenders under the CCH Working Capital Facility together with additional transaction fees and expenses in the aggregate amount of $13.8 million during the year ended December 31, 2018.

The CCH Working Capital Facility matures on June 29, 2023 and we may prepay the Revolving Loans at any time without premium or penalty upon three business days’ notice and may re-borrow at any time.  CCH LC Loans have a term of up to one year.  We are required to reduce the aggregate outstanding principal amount of all CCH Working Capital Loans to zero for a period of five consecutive business days at least once each year.

CHENIERE CORPUS CHRISTI HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

The CCH Working Capital Facility contains conditions precedent for extensions of credit, as well as customary affirmative and negative covenants.  Our obligations under the CCH Working Capital Facility are secured by substantially all of our assets and the assets of the Guarantors as well as all of the membership interests in us and the membership interest in each of the Guarantors on a pari passu basis with the CCH Senior Notes and the CCH Credit Facility.

Restrictive Debt Covenants

As of December 31, 2019, we were in compliance with all covenants related to our debt agreements.

Interest Expense

Total interest expense consisted of the following (in thousands):

	Year Ended December 31,
	2019	2018	2017
Total interest cost	$538,677	$451,135	$360,932
Capitalized interest, including amounts capitalized as an Allowance for Funds Used During Construction	(260,642)	(451,135)	(360,932)
Total interest expense, net	$278,035	$—	$—

Fair Value Disclosures

The following table shows the carrying amount and estimated fair value of our debt (in thousands):

	December 31, 2019		December 31, 2018
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
Senior notes (1)	$5,750,000	$6,329,200	$4,250,000	$4,228,750
4.80% CCH Senior Notes (2)	727,000	830,203	—	—
3.925% CCH Senior Notes (2)	475,000	495,291	—	—
Credit facilities (3)	3,282,655	3,282,655	5,323,737	5,323,737

(1)	Includes 144A CCH Senior Notes. The Level 2 estimated fair value was based on quotes obtained from broker-dealers or market makers of these senior notes and other similar instruments.
(2)

The Level 3 estimated fair value was calculated based on inputs that are observable in the market or that could be derived from, or corroborated with, observable market data, including interest rates based on debt issued by parties with comparable credit ratings to us and inputs that are not observable in the market.

(3)

Includes CCH Credit Facility and CCH Working Capital Facility.  The Level 3 estimated fair value approximates the principal amount because the interest rates are variable and reflective of market rates and the debt may be repaid, in full or in part, at any time without penalty.

CHENIERE CORPUS CHRISTI HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

NOTE 11—REVENUES FROM CONTRACTS WITH CUSTOMERS

The following table represents a disaggregation of revenue earned from contracts with customers during the years ended December 31, 2019, 2018 and 2017 (in thousands):

	Year Ended December 31,
	2019	2018	2017
LNG revenues	$678,843	$—	$—
LNG revenues—affiliate	726,100	—	—
Total revenues from customers	1,404,943	—	—
Net derivative gains (1)	227	—	—
Total revenues	$1,405,170	$—	$—

(1)	See Note 7—Derivative Instruments for additional information about our derivatives.

LNG Revenues

We have entered into numerous SPAs with third party customers for the sale of LNG on a free on board (“FOB”) (delivered to the customer at the Corpus Christi LNG terminal) basis.  Our customers generally purchase LNG for a price consisting of a fixed fee per MMBtu of LNG (a portion of which is subject to annual adjustment for inflation) plus a variable fee per MMBtu of LNG equal to approximately 115% of Henry Hub.  The fixed fee component is the amount payable to us regardless of a cancellation or suspension of LNG cargo deliveries by the customers.  The variable fee component is the amount generally payable to us only upon delivery of LNG plus all future adjustments to the fixed fee for inflation.  The SPAs and contracted volumes to be made available under the SPAs are not tied to a specific Train; however, the term of each SPA generally commences upon the date of first commercial delivery of a specified Train.    Additionally, we have agreements with Cheniere Marketing for which the related revenues are recorded as LNG revenues—affiliate.  See Note 12—Related Party Transactions for additional information regarding these agreements.

Revenues from the sale of LNG are recognized at a point in time when the LNG is delivered to the customer, at the Corpus Christi LNG terminal, which is the point legal title, physical possession and the risks and rewards of ownership transfer to the customer.  Each individual molecule of LNG is viewed as a separate performance obligation.  The stated contract price (including both fixed and variable fees) per MMBtu in each LNG sales arrangement is representative of the stand-alone selling price for LNG at the time the contract was negotiated.  We have concluded that the variable fees meet the exception for allocating variable consideration to specific parts of the contract.  As such, the variable consideration for these contracts is allocated to each distinct molecule of LNG and recognized when that distinct molecule of LNG is delivered to the customer.  Because of the use of the exception, variable consideration related to the sale of LNG is also not included in the transaction price.

Fees received pursuant to SPAs are recognized as LNG revenues only after substantial completion of the respective Train.  Prior to substantial completion, sales generated during the commissioning phase are offset against the cost of construction for the respective Train, as the production and removal of LNG from storage is necessary to test the facility and bring the asset to the condition necessary for its intended use.

CHENIERE CORPUS CHRISTI HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Transaction Price Allocated to Future Performance Obligations

Because many of our sales contracts have long-term durations, we are contractually entitled to significant future consideration which we have not yet recognized as revenue.  The following table discloses the aggregate amount of the transaction price that is allocated to performance obligations that have not yet been satisfied as of December 31, 2019 and 2018:

	December 31, 2019		December 31, 2018
	Unsatisfied Transaction Price (in billions)	Weighted Average Recognition Timing (years) (1)	Unsatisfied Transaction Price (in billions)	Weighted Average Recognition Timing (years) (1)
LNG revenues	$33.6	11	$33.9	12
LNG revenues—affiliate	1.0	13	1.0	14
Total revenues	$34.6		$34.9

(1)	The weighted average recognition timing represents an estimate of the number of years during which we shall have recognized half of the unsatisfied transaction price.

We have elected the following exemptions which omit certain potential future sources of revenue from the table above:

(1)	We omit from the table above all performance obligations that are part of a contract that has an original expected duration of one year or less.
(2)

The table above excludes substantially all variable consideration under our SPAs.  We omit from the table above all variable consideration that is allocated entirely to a wholly unsatisfied performance obligation or to a wholly unsatisfied promise to transfer a distinct good or service that forms part of a single performance obligation when that performance obligation qualifies as a series.  The amount of revenue from variable fees that is not included in the transaction price will vary based on the future prices of Henry Hub throughout the contract terms, to the extent customers elect to take delivery of their LNG, and adjustments to the consumer price index.  Certain of our contracts contain additional variable consideration based on the outcome of contingent events and the movement of various indexes.  We have not included such variable consideration in the transaction price to the extent the consideration is considered constrained due to the uncertainty of ultimate pricing and receipt.  Approximately 44% during the year ended December 31, 2019 of our LNG revenues were related to variable consideration received from customers.  All of our LNG revenues—affiliate were related to variable consideration received from customers during the year ended December 31, 2019.

We have entered into contracts to sell LNG that are conditioned upon one or both of the parties achieving certain milestones such as reaching a final investment decision on a certain liquefaction Train, obtaining financing or achieving substantial completion of a Train and any related facilities.  These contracts are considered completed contracts for revenue recognition purposes and are included in the transaction price above when the conditions are considered probable of being met.

CHENIERE CORPUS CHRISTI HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

NOTE 12—RELATED PARTY TRANSACTIONS

Below is a summary of our related party transactions as reported on our Consolidated Statements of Operations for the years ended December 31, 2019, 2018 and 2017 (in thousands):

	Year Ended December 31,
	2019	2018	2017
LNG revenues—affiliate
Cheniere Marketing Agreements	$719,069	$—	$—
Contracts for Sale and Purchase of Natural Gas and LNG	7,031	—	—
Total LNG revenues—affiliate	726,100	—	—

Cost of sales—affiliate
Contracts for Sale and Purchase of Natural Gas and LNG	3,015	—	—

Cost of sales—related party
Natural Gas Supply Agreement	85,429	—	—

Operating and maintenance expense—affiliate
Services Agreements	58,576	3,412	2,075
Land Agreements	743	874	326
Other Agreements	—	(3)	—
Total operating and maintenance expense—affiliate	59,319	4,283	2,401

Development expense—affiliate
Services Agreements	61	—	8

General and administrative expense—affiliate
Services Agreements	11,352	2,201	1,173

We had $26.9 million and $25.1 million due to affiliates as of December 31, 2019 and 2018, respectively, under agreements with affiliates, as described below.

Cheniere Marketing Agreements

CCL has a fixed price SPA with Cheniere Marketing (the “Cheniere Marketing Base SPA”) with a term of 20 years which allows Cheniere Marketing to purchase, at its option, (1) up to a cumulative total of 150 TBtu of LNG within the commissioning periods for Trains 1 through 3 and (2) any excess LNG produced by the Liquefaction Facilities that is not committed to customers under third-party SPAs.  Under the Cheniere Marketing Base SPA, Cheniere Marketing may, without charge, elect to suspend deliveries of cargoes (other than commissioning cargoes) scheduled for any month under the applicable annual delivery program by providing specified notice in advance.  Additionally, CCL has: (1) a fixed price SPA with an approximate term of 23 years with Cheniere Marketing which allows them to purchase volumes of approximately 15 TBtu per annum of LNG and (2) an SPA for 0.85 mtpa of LNG with a term of up to seven years associated with the integrated production marketing gas supply agreement between CCL and EOG Resources, Inc.  As of December 31, 2019 and 2018, CCL had $57.2 million and $21.1 million of accounts receivable—affiliate, respectively, under these agreements.

CHENIERE CORPUS CHRISTI HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Services Agreements

Gas and Power Supply Services Agreement (“G&P Agreement”)

CCL has a G&P Agreement with Cheniere Energy Shared Services, Inc. (“Shared Services”), a wholly owned subsidiary of Cheniere, pursuant to which Shared Services will manage the gas and power procurement requirements of CCL.  The services include, among other services, exercising the day-to-day management of CCL’s natural gas and power supply requirements, negotiating agreements on CCL’s behalf and providing other administrative services.  Prior to the substantial completion of each Train of the Liquefaction Facilities, no monthly fee payment is required except for reimbursement of operating expenses.  After substantial completion of each Train of the Liquefaction Facilities, for services performed while the Liquefaction Facilities is operational, CCL will pay, in addition to the reimbursement of operating expenses, a fixed monthly fee of $125,000 (indexed for inflation) for services with respect to such Train.

Operation and Maintenance Agreements (“O&M Agreements”)

CCL has an O&M Agreement (“CCL O&M Agreement”) with Cheniere LNG O&M Services, LLC (“O&M Services”), a wholly owned subsidiary of Cheniere, pursuant to which CCL receives all of the necessary services required to construct, operate and maintain the Liquefaction Facilities.  The services to be provided include, among other services, preparing and maintaining staffing plans, identifying and arranging for procurement of equipment and materials, overseeing contractors, administering various agreements, information technology services and other services required to operate and maintain the Liquefaction Facilities.  Prior to the substantial completion of each Train of the Liquefaction Facilities, no monthly fee payment is required except for reimbursement of operating expenses.  After substantial completion of each Train of the Liquefaction Facilities, for services performed while the Liquefaction Facilities is operational, CCL will pay, in addition to the reimbursement of operating expenses, a fixed monthly fee of $125,000 (indexed for inflation) for services with respect to such Train.

CCP has an O&M Agreement (“CCP O&M Agreement”) with O&M Services pursuant to which CCP receives all of the necessary services required to construct, operate and maintain the Corpus Christi Pipeline.  The services to be provided include, among other services, preparing and maintaining staffing plans, identifying and arranging for procurement of equipment and materials, overseeing contractors, information technology services and other services required to operate and maintain the Corpus Christi Pipeline.  CCP is required to reimburse O&M Services for all operating expenses incurred on behalf of CCP.

Management Services Agreements (“MSAs”)

CCL has a MSA with Shared Services pursuant to which Shared Services manages the construction and operation of the Liquefaction Facilities, excluding those matters provided for under the G&P Agreement and the CCL O&M Agreement.  The services include, among other services, exercising the day-to-day management of CCL’s affairs and business, managing CCL’s regulatory matters, preparing status reports, providing contract administration services for all contracts associated with the Liquefaction Facilities and obtaining insurance.  Prior to the substantial completion of each Train of the Liquefaction Facilities, no monthly fee payment is required except for reimbursement of expenses.  After substantial completion of each Train, CCL will pay, in addition to the reimbursement of related expenses, a monthly fee equal to 3% of the capital expenditures incurred in the previous month and a fixed monthly fee of $375,000 for services with respect to such Train.

CCP has a MSA with Shared Services pursuant to which Shared Services manages CCP’s operations and business, excluding those matters provided for under the CCP O&M Agreement.  The services include, among other services, exercising the day-to-day management of CCP’s affairs and business, managing CCP’s regulatory matters, preparing status reports, providing contract administration services for all contracts associated with the Corpus Christi Pipeline and obtaining insurance.  CCP is required to reimburse Shared Services for the aggregate of all costs and expenses incurred in the course of performing the services under the MSA.

CHENIERE CORPUS CHRISTI HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Natural Gas Supply Agreement

CCL has entered into a natural gas supply contract to obtain feed gas for the operation of the Liquefaction Project through March 2022 with a related party in the ordinary course of business.  CCL recorded $85.4 million in cost of sales—related party under this contract during the year ended December 31, 2019.  Of this amount, $2.5 million and zero was included in accrued liabilities—related party as of December 31, 2019 and 2018, respectively.  CCL did not have any deliveries during the year ended December 31, 2018 under this contract.  CCL also has recorded derivative assets—related party of $2.6 million and $2.1 million and non-current derivative assets—related party of $1.9 million and $3.4 million as of December 31, 2019 and 2018, respectively, related to this contract.

Agreements with Midship Pipeline

CCL has entered into a transportation precedent agreement and a negotiated rate agreement with Midship Pipeline Company, LLC (“Midship Pipeline”) to secure firm pipeline transportation capacity for a period of 10 years following commencement of the approximately 200-mile natural gas pipeline project which Midship Pipeline is constructing.  In May 2018, CCL issued a letter of credit to Midship Pipeline for drawings up to an aggregate maximum amount of $16.2 million.  Midship Pipeline had not made any drawings on this letter of credit as of December 31, 2019.

Natural Gas Transportation Agreement

Cheniere Corpus Christi Liquefaction Stage III, LLC, a wholly owned subsidiary of Cheniere, has a transportation precedent agreement with CCP to secure firm pipeline transportation capacity for the transportation of natural gas feedstock to the expansion of the Corpus Christi LNG terminal it is constructing adjacent to the Liquefaction Project.  The agreement will have a primary term of 20 years from the service commencement date with right to extend the term for two successive five-year terms.

Contracts for Sale and Purchase of Natural Gas and LNG

CCL has an agreement with Sabine Pass Liquefaction, LLC that allows them to sell and purchase natural gas with each other.  Natural gas purchased under this agreement is initially recorded as inventory and then to cost of sales—affiliate upon its sale, except for purchases related to commissioning activities which are capitalized as LNG terminal construction-in-process.  Natural gas sold under this agreement is recorded as LNG revenues—affiliate.

CCL also has an agreement with Midship Pipeline that allows them to sell and purchase natural gas with each other.  CCL did not have any transactions under this agreement during the year ended December 31, 2019.

Land Agreements

Lease Agreements

CCL has agreements with Cheniere Land Holdings, LLC (“Cheniere Land Holdings”), a wholly owned subsidiary of Cheniere, to lease the land owned by Cheniere Land Holdings for the Liquefaction Facilities.  The total annual lease payment is $0.6 million, and the terms of the agreements range from three to five years.

Easement Agreements

CCL has agreements with Cheniere Land Holdings which grant CCL easements on land owned by Cheniere Land Holdings for the Liquefaction Facilities.  The total annual payment for easement agreements is $0.1 million, excluding any previously paid one-time payments, and the terms of the agreements range from three to five years.

Dredge Material Disposal Agreement

CCL has a dredge material disposal agreement with Cheniere Land Holdings that terminates in 2042 which grants CCL permission to use land owned by Cheniere Land Holdings for the deposit of dredge material from the construction and maintenance of the Liquefaction Facilities.  Under the terms of the agreement, CCL will pay Cheniere Land Holdings $0.50 per cubic yard of dredge material deposits up to 5.0 million cubic yards and $4.62 per cubic yard for any quantities above that.

CHENIERE CORPUS CHRISTI HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Tug Hosting Agreement

In February 2017, CCL entered into a tug hosting agreement with Corpus Christi Tug Services, LLC (“Tug Services”), a wholly owned subsidiary of Cheniere, to provide certain marine structures, support services and access necessary at the Liquefaction Facilities for Tug Services to provide its customers with tug boat and marine services.  Tug Services is required to reimburse CCL for any third party costs incurred by CCL in connection with providing the goods and services.

State Tax Sharing Agreements

CCL has a state tax sharing agreement with Cheniere.  Under this agreement, Cheniere has agreed to prepare and file all state and local tax returns which CCL and Cheniere are required to file on a combined basis and to timely pay the combined state and local tax liability.  If Cheniere, in its sole discretion, demands payment, CCL will pay to Cheniere an amount equal to the state and local tax that CCL would be required to pay if CCL’s state and local tax liability were calculated on a separate company basis.  There have been no state and local taxes paid by Cheniere for which Cheniere could have demanded payment from CCL under this agreement; therefore, Cheniere has not demanded any such payments from CCL.  The agreement is effective for tax returns due on or after May 2015.

CCP has a state tax sharing agreement with Cheniere.  Under this agreement, Cheniere has agreed to prepare and file all state and local tax returns which CCP and Cheniere are required to file on a combined basis and to timely pay the combined state and local tax liability.  If Cheniere, in its sole discretion, demands payment, CCP will pay to Cheniere an amount equal to the state and local tax that CCP would be required to pay if CCP’s state and local tax liability were calculated on a separate company basis.  There have been no state and local taxes paid by Cheniere for which Cheniere could have demanded payment from CCP under this agreement; therefore, Cheniere has not demanded any such payments from CCP.  The agreement is effective for tax returns due on or after May 2015.

Equity Contribution Agreements

Equity Contribution Agreement

In May 2018, we amended and restated the existing equity contribution agreement with Cheniere (the “Equity Contribution Agreement”) pursuant to which Cheniere agreed to provide cash contributions up to approximately $1.1 billion, not including $2.0 billion previously contributed under the original equity contribution agreement.  As of December 31, 2019, we have received $557.9 million in contributions under the Equity Contribution Agreement and Cheniere has posted $585.0 million of letters of credit on our behalf.  Cheniere is only required to make additional contributions under the Equity Contribution Agreement after the commitments under the CCH Credit Facility have been reduced to zero and to the extent cash flows from operations of the Liquefaction Project are unavailable for Liquefaction Project costs.

Early Works Equity Contribution Agreement

In conjunction with the amendment and restatement of the Equity Contribution Agreement, we terminated the early works equity contribution agreement with Cheniere entered into in December 2017.  Prior to termination in May 2018, we had received $250.0 million in contributions from Cheniere under the early works equity contribution agreement.

NOTE 13—COMMITMENTS AND CONTINGENCIES

We have various contractual obligations which are recorded as liabilities in our Consolidated Financial Statements.  Other items, such as certain purchase commitments and other executed contracts which do not meet the definition of a liability as of December 31, 2019, are not recognized as liabilities but require disclosures in our Consolidated Financial Statements.

CHENIERE CORPUS CHRISTI HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

LNG Terminal Commitments and Contingencies

Obligations under EPC Contracts

CCL has a lump sum turnkey contract with Bechtel Oil, Gas and Chemicals, Inc. (“Bechtel”) for the engineering, procurement and construction of Train 3 of the Liquefaction Project.  The EPC contract price for Train 3 of the Liquefaction Project is approximately $2.4 billion, reflecting amounts incurred under change orders through December 31, 2019.  As of December 31, 2019, we have incurred $2.0 billion under this contract.  CCL has the right to terminate each of the EPC contracts for its convenience, in which case Bechtel will be paid (1) the portion of the contract price for the work performed, (2) costs reasonably incurred by Bechtel on account of such termination and demobilization and (3) a lump sum of up to $30 million depending on the termination date.

Obligations under SPAs

CCL has third-party SPAs which obligate CCL to purchase and liquefy sufficient quantities of natural gas to deliver contracted volumes of LNG to the customers’ vessels, subject to completion of construction of specified Trains of the Liquefaction Project.  CCL has also entered into SPAs with Cheniere Marketing, as further described in Note 12—Related Party Transactions.

Obligations under Natural Gas Supply, Transportation and Storage Service Agreements

CCL has physical natural gas supply contracts to secure natural gas feedstock for the Liquefaction Project.  The remaining terms of these contracts range up to 8 years, some of which commence upon the satisfaction of certain events or states of affairs.  As of December 31, 2019, CCL had secured up to approximately 2,999 TBtu of natural gas feedstock through natural gas supply contracts, a portion of which are considered purchase obligations if the certain events or states of affairs are satisfied.

Additionally, CCL has natural gas transportation and storage service agreements for the Liquefaction Project.  The initial terms of the natural gas transportation agreements range up 20 years, with renewal options for certain contracts, and commences upon the occurrence of conditions precedent.  The initial term of the natural gas storage service agreements ranges up to five years.

As of December 31, 2019, CCL’s obligations under natural gas supply, transportation and storage service agreements for contracts in which conditions precedent were met were as follows (in thousands):

Years Ending December 31,	Payments Due (1)
2020	$1,255,512
2021	1,047,335
2022	711,428
2023	591,844
2024	483,856
Thereafter	2,072,188
Total	$6,162,163

(1)

Pricing of natural gas supply contracts are variable based on market commodity basis prices adjusted for basis spread. Amounts included are based on estimated forward prices and basis spreads as of December 31, 2019.  Some of our contracts may not have been negotiated as part of arranging financing for the underlying assets providing the natural gas supply, transportation and storage services.

Services Agreements

CCL and CCP have certain services agreements with affiliates.  See Note 12—Related Party Transactions for information regarding such agreements.

State Tax Sharing Agreement

CCL and CCP have a state tax sharing agreement with Cheniere.  See Note 12—Related Party Transactions for information regarding this agreement.

CHENIERE CORPUS CHRISTI HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Other Commitments

In the ordinary course of business, we have entered into certain multi-year licensing and service agreements, none of which are considered material to our financial position.

Environmental and Regulatory Matters

The Liquefaction Project is subject to extensive regulation under federal, state and local statutes, rules, regulations and laws.  These laws require that we engage in consultations with appropriate federal and state agencies and that we obtain and maintain applicable permits and other authorizations.  Failure to comply with such laws could result in legal proceedings, which may include substantial penalties.  We believe that, based on currently known information, compliance with these laws and regulations will not have a material adverse effect on our results of operations, financial condition or cash flows.

Legal Proceedings

We may in the future be involved as a party to various legal proceedings, which are incidental to the ordinary course of business.  We regularly analyze current information and, as necessary, provide accruals for probable liabilities on the eventual disposition of these matters.  In the opinion of management, as of December 31, 2019, there were no pending legal matters that would reasonably be expected to have a material impact on our operating results, financial position or cash flows.

NOTE 14—CUSTOMER CONCENTRATION

The following table shows customers with revenues of 10% or greater of total revenues from external customers and customers with accounts receivable balances of 10% or greater of total accounts receivable from external customers:

	Percentage of Total Revenues from External Customers			Percentage of Accounts Receivable from External Customers
	Year Ended December 31,			December 31,
	2019	2018	2017	2019	2018
Customer A	57%	—%	—%	38%	—%
Customer B	23%	—%	—%	39%	—%

The following table shows revenues from external customers attributable to the country in which the revenues were derived (in thousands).  We attribute revenues from external customers to the country in which the party to the applicable agreement has its principal place of business.  Substantially all of our long-lived assets are located in the United States.

	Revenues from External Customers
	Year Ended December 31,
	2019	2018	2017
Spain	$451,199	$—	$—
Indonesia	154,584	—	—
United States	73,287	—	—
Total	$679,070	$—	$—

NOTE 15—SUPPLEMENTAL CASH FLOW INFORMATION

The following table provides supplemental disclosure of cash flow information (in thousands):

	Year Ended December 31,
	2019	2018	2017
Cash paid during the period for interest, net of amounts capitalized	$258,491	$104,811	$—
Non-cash capital contribution for conveyance of property, plant and equipment from affiliate	—	83,058	—

The balance in property, plant and equipment, net funded with accounts payable and accrued liabilities (including affiliate) was $186.7 million, $178.3 million and $274.3 million as of December 31, 2019, 2018 and 2017, respectively.

CHENIERE CORPUS CHRISTI HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

NOTE 16—SUPPLEMENTAL GUARANTOR INFORMATION

Our CCH Senior Notes are jointly and severally guaranteed by our subsidiaries, CCL, CCP and CCP GP (each a “Guarantor” and collectively, the “Guarantors”).  These guarantees are full and unconditional, subject to certain customary release provisions including (1) the sale, exchange, disposition or transfer (by merger, consolidation or otherwise) of the capital stock or all or substantially all of the assets of the Guarantors, (2) the designation of the Guarantor as an “unrestricted subsidiary” in accordance with the indentures governing each of the CCH Senior Notes (the “CCH Indentures”), (3) upon the legal defeasance or covenant defeasance or discharge of obligations under the CCH Indentures and (4) the release and discharge of the Guarantors pursuant to the Common Security and Account Agreement.  See Note 10—Debt for additional information regarding the CCH Senior Notes.

CHENIERE CORPUS CHRISTI HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

The following is condensed consolidating financial information for CCH (“Parent Issuer”) and the Guarantors.  We did not have any non-guarantor subsidiaries as of December 31, 2019.

Condensed Consolidating Balance Sheet
December 31, 2019
(in thousands)

	Parent Issuer	Guarantors	Eliminations	Consolidated
ASSETS
Current assets
Cash and cash equivalents	$—	$—	$—	$—
Restricted cash	68,787	10,954	—	79,741
Accounts and other receivables	—	57,712	—	57,712
Accounts receivable—affiliate	—	57,211	—	57,211
Advances to affiliate	—	115,476	—	115,476
Inventory	—	69,179	—	69,179
Derivative assets	—	73,809	—	73,809
Derivative assets—related party	—	2,623	—	2,623
Other current assets	249	14,603	—	14,852
Other current assets—affiliate	—	5	—	5
Total current assets	69,036	401,572	—	470,608

Property, plant and equipment, net	1,330,748	11,176,671	—	12,507,419
Debt issuance and deferred financing costs, net	14,705	—	—	14,705
Non-current derivative assets	—	61,217	—	61,217
Non-current derivative assets—related party	—	1,933	—	1,933
Investments in subsidiaries	11,224,400	—	(11,224,400)	—
Other non-current assets, net	—	55,630	—	55,630
Total assets	$12,638,889	$11,697,023	$(11,224,400)	$13,111,512

LIABILITIES AND MEMBER’S EQUITY
Current liabilities
Accounts payable	$32	$7,258	$—	$7,290
Accrued liabilities	9,488	360,492	—	369,980
Accrued liabilities—related party	—	2,531	—	2,531
Due to affiliates	337	26,563	—	26,900
Derivative liabilities	39,566	6,920	—	46,486
Other current liabilities	—	364	—	364
Other current liabilities—affiliate	—	519	—	519
Total current liabilities	49,423	404,647	—	454,070

Long-term debt, net	10,093,480	—	—	10,093,480
Non-current derivative liabilities	48,661	86,006	—	134,667
Other non-current liabilities	—	10,433	—	10,433
Other non-current liabilities—affiliate	—	1,284	—	1,284

Member’s equity	2,447,325	11,194,653	(11,224,400)	2,417,578
Total liabilities and member’s equity	$12,638,889	$11,697,023	$(11,224,400)	$13,111,512

CHENIERE CORPUS CHRISTI HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Condensed Consolidating Balance Sheet
December 31, 2018
(in thousands)

	Parent Issuer	Guarantors	Eliminations	Consolidated
ASSETS
Current assets
Cash and cash equivalents	$—	$—	$—	$—
Restricted cash	282,248	6,893	—	289,141
Accounts and other receivables	—	24,989	—	24,989
Accounts receivable—affiliate	—	21,060	—	21,060
Advances to affiliate	—	94,397	—	94,397
Inventory	—	26,198	—	26,198
Derivative assets	10,556	5,071	—	15,627
Derivative assets—related party	—	2,132	—	2,132
Other current assets	178	15,039	—	15,217
Other current assets—affiliate	—	634	(1)	633
Total current assets	292,982	196,413	(1)	489,394

Property, plant and equipment, net	1,094,671	10,044,154	—	11,138,825
Debt issuance and deferred financing costs, net	38,012	—	—	38,012
Non-current derivative assets	7,917	11,115	—	19,032
Non-current derivative assets—related party	—	3,381	—	3,381
Investments in subsidiaries	10,194,296	—	(10,194,296)	—
Other non-current assets, net	1	31,708	—	31,709
Total assets	$11,627,879	$10,286,771	$(10,194,297)	$11,720,353

LIABILITIES AND MEMBER’S EQUITY
Current liabilities
Accounts payable	$71	$16,131	$—	$16,202
Accrued liabilities	1,242	160,963	—	162,205
Current debt	168,000	—	—	168,000
Due to affiliates	—	25,086	—	25,086
Derivative liabilities	6	13,570	—	13,576
Total current liabilities	169,319	215,750	—	385,069

Long-term debt, net	9,245,552	—	—	9,245,552
Non-current derivative liabilities	398	8,197	—	8,595

Member’s equity	2,212,610	10,062,824	(10,194,297)	2,081,137
Total liabilities and member’s equity	$11,627,879	$10,286,771	$(10,194,297)	$11,720,353

CHENIERE CORPUS CHRISTI HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Condensed Consolidating Statement of Operations
Year Ended December 31, 2019
(in thousands)

	Parent Issuer	Guarantors	Eliminations	Consolidated
Revenues
LNG revenues	$—	$679,070	$—	$679,070
LNG revenues—affiliate	—	726,100	—	726,100
Total revenues	—	1,405,170	—	1,405,170

Operating costs and expenses
Cost of sales (excluding depreciation and amortization expense shown separately below)	—	691,301	—	691,301
Cost of sales—affiliate	—	3,015	—	3,015
Cost of sales—related party	—	85,429	—	85,429
Operating and maintenance expense	—	242,027	—	242,027
Operating and maintenance expense—affiliate	—	59,319	—	59,319
Development expense	—	596	—	596
Development expense—affiliate	—	61	—	61
General and administrative expense	2,082	4,024	—	6,106
General and administrative expense—affiliate	—	11,352	—	11,352
Depreciation and amortization expense	24,297	206,483	—	230,780
Impairment expense and loss on disposal of assets	—	364	—	364
Total operating costs and expenses	26,379	1,303,971	—	1,330,350

Income (loss) from operations	(26,379)	101,199	—	74,820

Other income (expense)
Interest expense, net of capitalized interest	(278,035)	—	—	(278,035)
Loss on modification or extinguishment of debt	(41,296)	—	—	(41,296)
Derivative loss, net	(133,427)	—	—	(133,427)
Other income	3,387	528	(273)	3,642
Total other income (expense)	(449,371)	528	(273)	(449,116)

Net income (loss)	$(475,750)	$101,727	$(273)	$(374,296)

CHENIERE CORPUS CHRISTI HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Condensed Consolidating Statement of Operations
Year Ended December 31, 2018
(in thousands)

	Parent Issuer	Guarantors	Eliminations	Consolidated
Revenues	$—	$—	$—	$—

Operating costs and expenses (recoveries)
Cost of sales (excluding depreciation and amortization expense shown separately below)	—	172	—	172
Operating and maintenance recovery	—	(96)	—	(96)
Operating and maintenance expense—affiliate	—	4,283	—	4,283
Development expense	—	177	—	177
General and administrative expense	1,513	3,750	—	5,263
General and administrative expense—affiliate	—	2,201	—	2,201
Depreciation and amortization expense	239	9,620	—	9,859
Impairment expense and gain on disposal of assets	—	20	—	20
Total operating costs and expenses	1,752	20,127	—	21,879

Loss from operations	(1,752)	(20,127)	—	(21,879)

Other income (expense)
Loss on modification or extinguishment of debt	(15,332)	—	—	(15,332)
Derivative gain, net	43,105	—	—	43,105
Other income	352	7,952	(7,912)	392
Total other income	28,125	7,952	(7,912)	28,165

Net income (loss)	$26,373	$(12,175)	$(7,912)	$6,286

CHENIERE CORPUS CHRISTI HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Condensed Consolidating Statement of Operations
Year Ended December 31, 2017
(in thousands)

	Parent Issuer	Guarantors	Eliminations	Consolidated
Revenues	$—	$—	$—	$—

Operating costs and expenses
Cost of sales (excluding depreciation and amortization expense shown separately below)	—	91	—	91
Operating and maintenance expense	—	3,024	—	3,024
Operating and maintenance expense—affiliate	—	2,401	—	2,401
Development expense	—	516	—	516
Development expense—affiliate	—	8	—	8
General and administrative expense	1,360	4,191	—	5,551
General and administrative expense—affiliate	—	1,173	—	1,173
Depreciation and amortization expense	13	879	—	892
Impairment expense and gain on disposal of assets	—	5,505	—	5,505
Total operating costs and expenses	1,373	17,788	—	19,161

Loss from operations	(1,373)	(17,788)	—	(19,161)

Other income (expense)
Loss on modification or extinguishment of debt	(32,480)	—	—	(32,480)
Derivative gain, net	3,249	—	—	3,249
Other income (expense)	(265)	15,580	(15,575)	(260)
Total other income (expense)	(29,496)	15,580	(15,575)	(29,491)

Net loss	$(30,869)	$(2,208)	$(15,575)	$(48,652)

CHENIERE CORPUS CHRISTI HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Condensed Consolidating Statement of Cash Flows
Year Ended December 31, 2019
(in thousands)

	Parent Issuer	Guarantors	Eliminations	Consolidated
Cash flows provided by (used in) operating activities	$(237,471)	$250,856	$(46,758)	$(33,373)

Cash flows from investing activities
Property, plant and equipment, net	(242,322)	(1,274,840)	—	(1,517,162)
Investments in subsidiaries	(2,711,350)	—	2,711,350	—
Distributions received from affiliates	1,634,489	—	(1,634,489)	—
Other	—	(2,058)	—	(2,058)
Net cash used in investing activities	(1,319,183)	(1,276,898)	1,076,861	(1,519,220)

Cash flows from financing activities
Proceeds from issuances of debt	4,203,550	—	—	4,203,550
Repayments of debt	(3,543,757)	—	—	(3,543,757)
Debt issuance and deferred financing costs	(16,210)	—	—	(16,210)
Debt extinguishment cost	(11,127)	—	—	(11,127)
Capital contributions	710,737	2,711,350	(2,711,350)	710,737
Distributions	—	(1,681,247)	1,681,247	—
Net cash provided by financing activities	1,343,193	1,030,103	(1,030,103)	1,343,193

Net increase (decrease) in cash, cash equivalents and restricted cash	(213,461)	4,061	—	(209,400)
Cash, cash equivalents and restricted cash—beginning of period	282,248	6,893	—	289,141
Cash, cash equivalents and restricted cash—end of period	$68,787	$10,954	$—	$79,741

Balances per Condensed Consolidating Balance Sheet:

	December 31, 2019
	Parent Issuer	Guarantors	Eliminations	Consolidated
Cash and cash equivalents	$—	$—	$—	$—
Restricted cash	68,787	10,954	—	79,741
Total cash, cash equivalents and restricted cash	$68,787	$10,954	$—	$79,741

CHENIERE CORPUS CHRISTI HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Condensed Consolidating Statement of Cash Flows
Year Ended December 31, 2018
(in thousands)

	Parent Issuer	Guarantors	Eliminations	Consolidated
Cash flows used in operating activities	$(6,854)	$(51,913)	$(1,395)	$(60,162)

Cash flows from investing activities
Property, plant and equipment, net	(555,946)	(2,406,990)	—	(2,962,936)
Investments in subsidiaries	(2,532,266)	—	2,532,266	—
Distributions received from affiliates	67,744	—	(67,744)	—
Other	—	2,669	—	2,669
Net cash used in investing activities	(3,020,468)	(2,404,321)	2,464,522	(2,960,267)

Cash flows from financing activities
Proceeds from issuances of debt	3,114,800	—	—	3,114,800
Repayments of debt	(301,455)	—	—	(301,455)
Debt issuance and deferred financing costs	(45,743)	—	—	(45,743)
Debt extinguishment cost	(9,108)	—	—	(9,108)
Capital contributions	324,517	2,532,266	(2,532,266)	324,517
Distributions	—	(69,139)	69,139	—
Net cash provided by financing activities	3,083,011	2,463,127	(2,463,127)	3,083,011

Net increase in cash, cash equivalents and restricted cash	55,689	6,893	—	62,582
Cash, cash equivalents and restricted cash—beginning of period	226,559	—	—	226,559
Cash, cash equivalents and restricted cash—end of period	$282,248	$6,893	$—	$289,141

Balances per Condensed Consolidating Balance Sheet:

	December 31, 2018
	Parent Issuer	Guarantors	Eliminations	Consolidated
Cash and cash equivalents	$—	$—	$—	$—
Restricted cash	282,248	6,893	—	289,141
Total cash, cash equivalents and restricted cash	$282,248	$6,893	$—	$289,141

CHENIERE CORPUS CHRISTI HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Condensed Consolidating Statement of Cash Flows
Year Ended December 31, 2017
(in thousands)

	Parent Issuer	Guarantors	Eliminations	Consolidated
Cash flows used in operating activities	$(52,633)	$(11,683)	$—	$(64,316)

Cash flows from investing activities
Property, plant and equipment, net	(253,612)	(1,733,642)	—	(1,987,254)
Investments in subsidiaries	(1,720,280)	—	1,720,280	—
Other	—	25,045	—	25,045
Net cash used in investing activities	(1,973,892)	(1,708,597)	1,720,280	(1,962,209)

Cash flows from financing activities
Proceeds from issuances of debt	3,040,000	—	—	3,040,000
Repayments of debt	(1,436,050)	—	—	(1,436,050)
Debt issuance and deferred financing costs	(23,496)	—	—	(23,496)
Debt extinguishment cost	(29)	—	—	(29)
Capital contributions	402,119	1,720,437	(1,720,437)	402,119
Distributions	—	(157)	157	—
Net cash provided by financing activities	1,982,544	1,720,280	(1,720,280)	1,982,544

Net decrease in cash, cash equivalents and restricted cash	(43,981)	—	—	(43,981)
Cash, cash equivalents and restricted cash—beginning of period	270,540	—	—	270,540
Cash, cash equivalents and restricted cash—end of period	$226,559	$—	$—	$226,559

CHENIERE CORPUS CHRISTI HOLDINGS, LLC AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION TO CONSOLIDATED FINANCIAL STATEMENTS

SUMMARIZED QUARTERLY FINANCIAL DATA

(unaudited)

Summarized Quarterly Financial Data—(in thousands)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Year ended December 31, 2019:
Revenues	$106,081	$300,073	$386,559	$612,457
Income (loss) from operations	(25,402)	(43,388)	(90,951)	234,561
Net income (loss)	(71,277)	(188,907)	(272,410)	158,298

Year ended December 31, 2018:
Revenues	$—	$—	$—	$—
Income (loss) from operations	(3,090)	(5,941)	2,345	(15,193)
Net income (loss)	65,692	7,319	24,388	(91,113)

Cheniere Corpus Christi Holdings, LLC

Consolidated Financial Statements

As of June 30, 2020 and December 31, 2019

and for the six months ended June 30, 2020 and 2019

CHENIERE CORPUS CHRISTI HOLDINGS, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in millions)

	June 30,	December 31,
	2020	2019
ASSETS	(unaudited)
Current assets
Cash and cash equivalents	$—	$—
Restricted cash	101	80
Accounts and other receivables	283	58
Accounts receivable—affiliate	—	57
Advances to affiliate	106	115
Inventory	75	69
Derivative assets	108	74
Derivative assets—related party	5	3
Other current assets	24	15
Total current assets	702	471

Property, plant and equipment, net	12,546	12,507
Debt issuance and deferred financing costs, net	13	15
Non-current derivative assets	159	61
Non-current derivative assets—related party	2	2
Other non-current assets, net	73	56
Total assets	$13,495	$13,112

LIABILITIES AND MEMBER’S EQUITY
Current liabilities
Accounts payable	$8	$7
Accrued liabilities	148	370
Accrued liabilities—related party	9	3
Current debt	141	—
Due to affiliates	20	27
Derivative liabilities	223	46
Other current liabilities	2	—
Other current liabilities—affiliate	1	1
Total current liabilities	552	454

Long-term debt, net	10,106	10,093
Non-current derivative liabilities	160	135
Other non-current liabilities	9	11
Other non-current liabilities—affiliate	—	1

Member’s equity	2,668	2,418
Total liabilities and member’s equity	$13,495	$13,112

The accompanying notes are an integral part of these consolidated financial statements.

CHENIERE CORPUS CHRISTI HOLDINGS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions)

(unaudited)

	Six Months Ended June 30,
	2020	2019
Revenues
LNG revenues	$953	$131
LNG revenues—affiliate	234	275
Total revenues	1,187	406

Operating costs and expenses
Cost of sales (excluding items shown separately below)	189	239
Cost of sales—affiliate	8	—
Cost of sales—related party	48	36
Operating and maintenance expense	184	93
Operating and maintenance expense—affiliate	45	21
Operating and maintenance expense—related party	2	—
Development expense	—	1
General and administrative expense	4	3
General and administrative expense—affiliate	10	3
Depreciation and amortization expense	170	79
Total operating costs and expenses	660	475

Income (loss) from operations	527	(69)

Other income (expense)
Interest expense, net of capitalized interest	(189)	(85)
Interest rate derivative loss, net	(233)	(109)
Other income, net	—	3
Total other expense	(422)	(191)

Net income (loss)	$105	$(260)

The accompanying notes are an integral part of these consolidated financial statements.

CHENIERE CORPUS CHRISTI HOLDINGS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF MEMBER’S EQUITY

(in millions)

(unaudited)

Six Months Ended June 30, 2020
	Cheniere CCH HoldCo I, LLC	Total Member’s Equity
Balance at December 31, 2019	$2,418	$2,418
Net loss	(51)	(51)
Balance at March 31, 2020	2,367	2,367
Capital contributions	145	145
Net income	156	156
Balance at June 30, 2020	$2,668	$2,668

Six Months Ended June 30, 2019
	Cheniere CCH HoldCo I, LLC	Total Member’s Equity
Balance at December 31, 2018	$2,081	$2,081
Net loss	(71)	(71)
Balance at March 31, 2019	2,010	2,010
Capital contributions	72	72
Net loss	(189)	(189)
Balance at June 30, 2019	$1,893	$1,893

The accompanying notes are an integral part of these consolidated financial statements.

CHENIERE CORPUS CHRISTI HOLDINGS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(unaudited)

	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities
Net income (loss)	$105	$(260)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	170	79
Amortization of discount and debt issuance costs	10	5
Total losses on derivatives, net	90	98
Total losses (gains) on derivatives, net—related party	(2)	3
Net cash provided by (used for) settlement of derivative instruments	(20)	4
Other	—	1
Changes in operating assets and liabilities:
Accounts receivable	(225)	(39)
Accounts receivable—affiliate	57	(22)
Advances to affiliate	10	(31)
Inventory	(6)	(31)
Accounts payable and accrued liabilities	(67)	134
Accrued liabilities—related party	6	4
Due to affiliates	(2)	6
Other, net	(39)	(4)
Net cash provided by (used in) operating activities	87	(53)

Cash flows from investing activities
Property, plant and equipment, net	(350)	(840)
Other	(2)	(2)
Net cash used in investing activities	(352)	(842)

Cash flows from financing activities
Proceeds from issuances of debt	141	1,372
Repayments of debt	—	(558)
Debt issuance and deferred financing costs	—	(1)
Capital contributions	145	72
Net cash provided by financing activities	286	885

Net increase (decrease) in cash, cash equivalents and restricted cash	21	(10)
Cash, cash equivalents and restricted cash—beginning of period	80	289
Cash, cash equivalents and restricted cash—end of period	$101	$279

Balances per Consolidated Balance Sheet:

June 30,
2020
Cash and cash equivalents	$—
Restricted cash	101
Total cash, cash equivalents and restricted cash	$101

The accompanying notes are an integral part of these consolidated financial statements.

CHENIERE CORPUS CHRISTI HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

NOTE 1—NATURE OF OPERATIONS AND BASIS OF PRESENTATION

We are operating and constructing a natural gas liquefaction and export facility (the “Liquefaction Facilities”) and operating a 23-mile natural gas supply pipeline that interconnects the Corpus Christi LNG terminal with several interstate and intrastate natural gas pipelines (the “Corpus Christi Pipeline” and together with the Liquefaction Facilities, the “Liquefaction Project”) near Corpus Christi, Texas, through our subsidiaries CCL and CCP, respectively.  We are currently operating two Trains and one additional Train is undergoing commissioning for a total production capacity of approximately 15 mtpa of LNG.  The Liquefaction Project, once fully constructed, will contain three LNG storage tanks and two marine berths.

Basis of Presentation

The accompanying unaudited Consolidated Financial Statements of CCH have been prepared in accordance with GAAP for interim financial information and with Rule 10-01 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements and should be read in conjunction with the Consolidated Financial Statements and accompanying notes included in our annual report on Form 10-K for the fiscal year ended December 31, 2019.  In our opinion, all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation, have been included.    Certain reclassifications have been made to conform prior period information to the current presentation.  The reclassifications did not have a material effect on our consolidated financial position, results of operations or cash flows.

Results of operations for the six months ended June 30, 2020 are not necessarily indicative of the results of operations that will be realized for the year ending December 31, 2020.

We are a disregarded entity for federal and state income tax purposes.  Our taxable income or loss, which may vary substantially from the net income or loss reported on our Consolidated Statements of Operations, is included in the consolidated federal income tax return of Cheniere.  Accordingly, no provision or liability for federal or state income taxes is included in the accompanying Consolidated Financial Statements.

Recent Accounting Standards

In March 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting.  This guidance primarily provides temporary optional expedients which simplify the accounting for contract modifications to existing debt agreements expected to arise from the market transition from LIBOR to alternative reference rates.  The optional expedients were available to be used upon issuance of this guidance but we have not yet applied the guidance because we have not yet modified any of our existing contracts for reference rate reform.  Once we apply an optional expedient to a modified contract and adopt this standard, the guidance will be applied to all subsequent applicable contract modifications until December 31, 2022, at which time the optional expedients are no longer available.

NOTE 2—RESTRICTED CASH

Restricted cash consists of funds that are contractually or legally restricted as to usage or withdrawal and have been presented separately from cash and cash equivalents on our Consolidated Balance Sheets.  As of June 30, 2020 and December 31, 2019, we had $101 million and $80 million of current restricted cash, respectively.

Pursuant to the accounts agreement entered into with the collateral trustee for the benefit of our debt holders, we are required to deposit all cash received into reserve accounts controlled by the collateral trustee.  The usage or withdrawal of such cash is restricted to the payment of liabilities related to the Liquefaction Project and other restricted payments.

CHENIERE CORPUS CHRISTI HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

(unaudited)

NOTE 3—ACCOUNTS AND OTHER RECEIVABLES

As of June 30, 2020 and December 31, 2019, accounts and other receivables consisted of the following (in millions):

	June 30,	December 31,
	2020	2019
Trade receivable	$222	$44
Other accounts receivable	61	14
Total accounts and other receivables	$283	$58

NOTE 4—INVENTORY

As of June 30, 2020 and December 31, 2019, inventory consisted of the following (in millions):

	June 30,	December 31,
	2020	2019
Natural gas	$6	$7
LNG	8	6
Materials and other	61	56
Total inventory	$75	$69

NOTE 5—PROPERTY, PLANT AND EQUIPMENT

As of June 30, 2020 and December 31, 2019, property, plant and equipment, net consisted of the following (in millions):

	June 30,	December 31,
	2020	2019
LNG terminal costs
LNG terminal and interconnecting pipeline facilities	$10,164	$10,027
LNG site and related costs	276	276
LNG terminal construction-in-process	2,495	2,425
Accumulated depreciation	(399)	(232)
Total LNG terminal costs, net	12,536	12,496
Fixed assets
Fixed assets	21	19
Accumulated depreciation	(11)	(8)
Total fixed assets, net	10	11
Property, plant and equipment, net	$12,546	$12,507

Depreciation expense was $170 million and $79 million during the six months ended June 30, 2020 and 2019, respectively.

We realized offsets to LNG terminal costs of $82 million during the six months ended June 30, 2019, that were related to the sale of commissioning cargoes because these amounts were earned or loaded prior to the start of commercial operations of the Liquefaction Project, during the testing phase for its construction.  We did not realize any offsets to LNG terminal costs during the six months ended June 30, 2020.

CHENIERE CORPUS CHRISTI HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

(unaudited)

NOTE 6—DERIVATIVE INSTRUMENTS

We have entered into the following derivative instruments that are reported at fair value:

•

interest rate swaps (“CCH Interest Rate Derivatives”) to hedge the exposure to volatility in a portion of the floating-rate interest payments on our amended and restated credit facility (the “CCH Credit Facility”) and to hedge against changes in interest rates that could impact anticipated future issuance of debt (“CCH Interest Rate Forward Start Derivatives” and, collectively with the CCH Interest Rate Derivatives, the “Interest Rate Derivatives”) and

•

commodity derivatives consisting of natural gas supply contracts for the commissioning and operation of the Liquefaction Project (“Physical Liquefaction Supply Derivatives”) and associated economic hedges (collectively, the “Liquefaction Supply Derivatives”).

We recognize our derivative instruments as either assets or liabilities and measure those instruments at fair value.  None of our derivative instruments are designated as cash flow or fair value hedging instruments, and changes in fair value are recorded within our Consolidated Statements of Operations to the extent not utilized for the commissioning process.

The following table shows the fair value of our derivative instruments that are required to be measured at fair value on a recurring basis as of June 30, 2020 and December 31, 2019, which are classified as derivative assets, derivative assets—related party, non-current derivative assets, non-current derivative assets—related party, derivative liabilities or non-current derivative liabilities in our Consolidated Balance Sheets (in millions):

	Fair Value Measurements as of
	June 30, 2020				December 31, 2019
	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
CCH Interest Rate Derivatives liability	$—	$(191)	$—	$(191)	$—	$(81)	$—	$(81)
CCH Interest Rate Forward Start Derivatives liability	—	(102)	—	(102)	—	(8)	—	(8)
Liquefaction Supply Derivatives asset	9	2	173	184	3	10	35	48

We value our Interest Rate Derivatives using an income-based approach utilizing observable inputs to the valuation model including interest rate curves, risk adjusted discount rates, credit spreads and other relevant data.  We value our Liquefaction Supply Derivatives using a market-based approach incorporating present value techniques, as needed, using observable commodity price curves, when available, and other relevant data.

The fair value of our Physical Liquefaction Supply Derivatives is predominantly driven by observable and unobservable market commodity prices and, as applicable to our natural gas supply contracts, our assessment of the associated events deriving fair value, including evaluating whether the respective market is available as pipeline infrastructure is developed.  The fair value of our Physical Liquefaction Supply Derivatives incorporates risk premiums related to the satisfaction of conditions precedent, such as completion and placement into service of relevant pipeline infrastructure to accommodate marketable physical gas flow.  As of June 30, 2020 and December 31, 2019, some of our Physical Liquefaction Supply Derivatives existed within markets for which the pipeline infrastructure was under development to accommodate marketable physical gas flow.

CHENIERE CORPUS CHRISTI HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

(unaudited)

We include a portion of our Physical Liquefaction Supply Derivatives as Level 3 within the valuation hierarchy as the fair value is developed through the use of internal models which incorporate significant unobservable inputs.  In instances where observable data is unavailable, consideration is given to the assumptions that market participants would use in valuing the asset or liability.  This includes assumptions about market risks, such as future prices of energy units for unobservable periods, liquidity, volatility and contract duration.

The Level 3 fair value measurements of natural gas positions within our Physical Liquefaction Supply Derivatives could be materially impacted by a significant change in certain natural gas and international LNG prices.  The following table includes quantitative information for the unobservable inputs for our Level 3 Physical Liquefaction Supply Derivatives as of June 30, 2020:

	Net Fair Value Asset (in millions)	Valuation Approach	Significant Unobservable Input	Range of Significant Unobservable Inputs / Weighted Average (1)
Physical Liquefaction Supply Derivatives	$173	Market approach incorporating present value techniques	Henry Hub basis spread	$(0.546) - $0.172 / $(0.057)
		Option pricing model	International LNG pricing spread, relative to Henry Hub (2)	46% - 158% / 105%

(1)	Unobservable inputs were weighted by the relative fair value of the instruments.
(2)	Spread contemplates U.S. dollar-denominated pricing.

Increases or decreases in basis or pricing spreads, in isolation, would decrease or increase, respectively, the fair value of our Physical Liquefaction Supply Derivatives.

The following table shows the changes in the fair value of our Level 3 Physical Liquefaction Supply Derivatives, including those with related parties, during the six months ended June 30, 2020 and 2019 (in millions):

	Six Months Ended June 30,
	2020	2019
Balance, beginning of period	$35	$(4)
Realized and mark-to-market gains:
Included in cost of sales	134	7
Purchases and settlements:
Purchases	(3)	1
Settlements	5	2
Transfers into Level 3, net (1)	2	—
Balance, end of period	$173	$6
Change in unrealized gains (losses) relating to instruments still held at end of period	$134	$7

(1)	Transferred into Level 3 as a result of unobservable market, or out of Level 3 as a result of observable market, for the underlying natural gas purchase agreements.

Derivative assets and liabilities arising from our derivative contracts with the same counterparty are reported on a net basis, as all counterparty derivative contracts provide for the unconditional right of set-off in the event of default.  The use of derivative instruments exposes us to counterparty credit risk, or the risk that a counterparty will be unable to meet its commitments in instances when our derivative instruments are in an asset position.  Additionally, counterparties are at risk that we will be unable to meet our commitments in instances where our derivative instruments are in a liability position.  We incorporate both our own nonperformance risk and the respective counterparty’s nonperformance risk in fair value measurements.  In adjusting the fair value of our derivative contracts for the effect of nonperformance risk, we have considered the impact of any applicable credit enhancements, such as collateral postings, set-off rights and guarantees.

CHENIERE CORPUS CHRISTI HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

(unaudited)

Interest Rate Derivatives

As of June 30, 2020, we had the following Interest Rate Derivatives outstanding:

	Notional Amounts
	June 30, 2020	December 31, 2019	Term	Weighted Average Fixed Interest Rate Paid	Variable Interest Rate Received
CCH Interest Rate Derivatives	$4.7 billion	$4.5 billion	May 31, 2022 (1)	2.30%	One-month LIBOR
CCH Interest Rate Forward Start Derivatives	$250 million	$250 million	September 30, 2020 (2)	2.05%	Three-month LIBOR
CCH Interest Rate Forward Start Derivatives	$500 million	$500 million	December 31, 2020 (2)	2.06%	Three-month LIBOR

(1)	Represents the maturity date.
(2)	Represents the effective date. These forward start derivatives have terms of 10 years with a mandatory termination date consistent with the effective date.

The following table shows the fair value and location of our Interest Rate Derivatives on our Consolidated Balance Sheets (in millions):

	June 30, 2020			December 31, 2019
	CCH Interest Rate Derivatives	CCH Interest Rate Forward Start Derivatives	Total	CCH Interest Rate Derivatives	CCH Interest Rate Forward Start Derivatives	Total
Consolidated Balance Sheets Location
Derivative liabilities	$(100)	$(102)	$(202)	$(32)	$(8)	$(40)
Non-current derivative liabilities	(91)	—	(91)	(49)	—	(49)
Total derivative liabilities	$(191)	$(102)	$(293)	$(81)	$(8)	$(89)

The following table shows the changes in the fair value and settlements of our Interest Rate Derivatives recorded in interest rate derivative loss, net on our Consolidated Statements of Operations during the six months ended June 30, 2020 and 2019 (in millions):

	Six Months Ended June 30,
	2020	2019
CCH Interest Rate Derivatives loss	$(138)	$(102)
CCH Interest Rate Forward Start Derivatives loss	(95)	(7)

Liquefaction Supply Derivatives

CCL has entered into primarily index-based physical natural gas supply contracts and associated economic hedges to purchase natural gas for the commissioning and operation of the Liquefaction Project.  The remaining terms of the physical natural gas supply contracts range up to 10 years, some of which commence upon the satisfaction of certain conditions precedent.

The forward notional for our Liquefaction Supply Derivatives was approximately 3,094 TBtu and 3,153 TBtu as of June 30, 2020 and December 31, 2019, respectively, of which 91 TBtu and 120 TBtu, respectively, were for a natural gas supply contract CCL has with a related party.

CHENIERE CORPUS CHRISTI HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

(unaudited)

The following table shows the fair value and location of our Liquefaction Supply Derivatives on our Consolidated Balance Sheets (in millions):

	Fair Value Measurements as of (1)
Consolidated Balance Sheets Location	June 30, 2020	December 31, 2019
Derivative assets	$108	$74
Derivative assets—related party	5	3
Non-current derivative assets	159	61
Non-current derivative assets—related party	2	2
Total derivative assets	274	140

Derivative liabilities	(21)	(6)
Non-current derivative liabilities	(69)	(86)
Total derivative liabilities	(90)	(92)

Derivative asset, net	$184	$48

(1)

Does not include collateral posted with counterparties by us of zero and $5 million for such contracts, which are included in other current assets in our Consolidated Balance Sheets as of June 30, 2020 and December 31, 2019, respectively.

The following table shows the changes in the fair value, settlements and location of our Liquefaction Supply Derivatives recorded on our Consolidated Statements of Operations during the six months ended June 30, 2020 and 2019 (in millions):

		Six Months Ended June 30,
	Consolidated Statements of Operations Location (1)	2020	2019
Liquefaction Supply Derivatives loss	LNG revenues	$(10)	$—
Liquefaction Supply Derivatives gain	Cost of sales	153	11
Liquefaction Supply Derivatives gain (loss)	Cost of sales—related party	2	(3)

(1)

Does not include the realized value associated with derivative instruments that settle through physical delivery.  Fair value fluctuations associated with commodity derivative activities are classified and presented consistently with the item economically hedged and the nature and intent of the derivative instrument.

CHENIERE CORPUS CHRISTI HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

(unaudited)

Consolidated Balance Sheets Presentation

Our derivative instruments are presented on a net basis on our Consolidated Balance Sheets as described above.  The following table shows the fair value of our derivatives outstanding on a gross and net basis (in millions):

Offsetting Derivative Assets (Liabilities)	Gross Amounts Recognized	Gross Amounts Offset in the Consolidated Balance Sheets	Net Amounts Presented in the Consolidated Balance Sheets
As of June 30, 2020
CCH Interest Rate Derivatives	$(191)	$—	$(191)
CCH Interest Rate Forward Start Derivatives	(102)	—	(102)
Liquefaction Supply Derivatives	283	(9)	274
Liquefaction Supply Derivatives	(92)	2	(90)
As of December 31, 2019
CCH Interest Rate Derivatives	$(81)	$—	$(81)
CCH Interest Rate Forward Start Derivatives	(8)	—	(8)
Liquefaction Supply Derivatives	145	(5)	140
Liquefaction Supply Derivatives	(98)	6	(92)

NOTE 7—OTHER NON-CURRENT ASSETS

As of June 30, 2020 and December 31, 2019, other non-current assets, net consisted of the following (in millions):

	June 30,	December 31,
	2020	2019
Advances and other asset conveyances to third parties to support LNG terminal	$20	$19
Operating lease assets	7	7
Tax-related payments and receivables	3	3
Information technology service prepayments	3	3
Advances made under EPC and non-EPC contracts	—	14
Contract assets, net	32	—
Other	8	10
Total other non-current assets, net	$73	$56

NOTE 8—ACCRUED LIABILITIES

As of June 30, 2020 and December 31, 2019, accrued liabilities consisted of the following (in millions):

	June 30,	December 31,
	2020	2019
Interest costs and related debt fees	$8	$8
Accrued natural gas purchases	71	132
Liquefaction Project costs	42	192
Other	27	38
Total accrued liabilities	$148	$370

CHENIERE CORPUS CHRISTI HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

(unaudited)

NOTE 9—DEBT

As of June 30, 2020 and December 31, 2019, our debt consisted of the following (in millions):

	June 30,	December 31,
	2020	2019
Long-term debt
7.000% Senior Secured Notes due 2024 (“2024 CCH Senior Notes”)	$1,250	$1,250
5.875% Senior Secured Notes due 2025 (“2025 CCH Senior Notes”)	1,500	1,500
5.125% Senior Secured Notes due 2027 (“2027 CCH Senior Notes”)	1,500	1,500
3.700% Senior Secured Notes due 2029 (“2029 CCH Senior Notes”)	1,500	1,500
4.80% Senior Secured Notes due 2039 (“4.80% CCH Senior Notes”)	727	727
3.925% Senior Secured Notes due 2039 (“3.925% CCH Senior Notes”)	475	475
CCH Credit Facility	3,283	3,283
Unamortized debt issuance costs	(129)	(142)
Total long-term debt, net	10,106	10,093

Current debt
$1.2 billion CCH Working Capital Facility (“CCH Working Capital Facility”)	141	—
Total debt, net	$10,247	$10,093

Credit Facilities

Below is a summary of our credit facilities outstanding as of June 30, 2020 (in millions):

	CCH Credit Facility	CCH Working Capital Facility
Original facility size	$8,404	$350
Incremental commitments	1,566	850
Less:
Outstanding balance	3,283	141
Commitments terminated	6,687	—
Letters of credit issued	—	392
Available commitment	$—	$667
Interest rate on available balance	LIBOR plus 1.75% or base rate plus 0.75%	LIBOR plus 1.25% - 1.75% or base rate plus 0.25% - 0.75%
Weighted average interest rate of outstanding balance	1.93%	1.43%
Maturity date	June 30, 2024	June 29, 2023

Restrictive Debt Covenants

As of June 30, 2020, we were in compliance with all covenants related to our debt agreements.

CHENIERE CORPUS CHRISTI HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

(unaudited)

Interest Expense

Total interest expense, net of capitalized interest consisted of the following (in millions):

	Six Months Ended June 30,
	2020	2019
Total interest cost	$248	$271
Capitalized interest, including amounts capitalized as an Allowance for Funds Used During Construction	(59)	(186)
Total interest expense, net of capitalized interest	$189	$85

Fair Value Disclosures

The following table shows the carrying amount and estimated fair value of our debt (in millions):

	June 30, 2020		December 31, 2019
	Carrying	Estimated	Carrying	Estimated
	Amount	Fair Value	Amount	Fair Value
Senior notes (1)	$5,750	$6,282	$5,750	$6,329
4.80% CCH Senior Notes (2)	727	841	727	830
3.925% CCH Senior Notes (2)	475	502	475	495
Credit facilities (3)	3,424	3,424	3,283	3,283

(1)

Includes 2024 CCH Senior Notes, 2025 CCH Senior Notes, 2027 CCH Senior Notes and 2029 CCH Senior Notes.  The Level 2 estimated fair value was based on quotes obtained from broker-dealers or market makers of these senior notes and other similar instruments.

(2)

The Level 3 estimated fair value was calculated based on inputs that are observable in the market or that could be derived from, or corroborated with, observable market data, including interest rates based on debt issued by parties with comparable credit ratings to us and inputs that are not observable in the market.

(3)

Includes CCH Credit Facility and CCH Working Capital Facility.  The Level 3 estimated fair value approximates the principal amount because the interest rates are variable and reflective of market rates and the debt may be repaid, in full or in part, at any time without penalty.

NOTE 10—REVENUES FROM CONTRACTS WITH CUSTOMERS

The following table represents a disaggregation of revenue earned from contracts with customers during the six months ended  June 30, 2020 and 2019 (in millions):

	Six Months Ended June 30,
	2020	2019
LNG revenues (1)	$963	$131
LNG revenues—affiliate	234	275
Total revenues from customers	1,197	406
Net derivative losses (2)	(10)	—
Total revenues	$1,187	$406

(1)

LNG revenues include revenues for LNG cargoes in which our customers exercised their contractual right to not take delivery but remained obligated to pay fixed fees irrespective of such election.  LNG revenues during the six months ended June 30, 2020 included $336 million in revenues associated with LNG cargoes for which customers have notified us that they will not take delivery, of which $200 million would have otherwise been recognized subsequent to June 30, 2020, if the cargoes were lifted pursuant to the delivery schedules with the customers.  Revenue is generally recognized upon receipt of irrevocable notice that a customer will not take delivery because our customers have no contractual right to take delivery of such LNG cargo in future periods and our performance obligations with respect to such LNG cargo have been satisfied.

CHENIERE CORPUS CHRISTI HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

(unaudited)

(2)	See Note 6—Derivative Instruments for additional information about our derivatives.

Contract Assets

The following table shows our contract assets, net, which are classified as other non-current assets, net on our Consolidated Balance Sheets (in millions):

	June 30,	December 31,
	2020	2019
Contract assets, net	$32	$—

Contract assets represent our right to consideration for transferring goods or services to the customer under the terms of a sales contract when the associated consideration is not yet due.

Transaction Price Allocated to Future Performance Obligations

Because many of our sales contracts have long-term durations, we are contractually entitled to significant future consideration which we have not yet recognized as revenue.  The following table discloses the aggregate amount of the transaction price that is allocated to performance obligations that have not yet been satisfied as of June 30, 2020 and December 31, 2019:

	June 30, 2020		December 31, 2019
	Unsatisfied Transaction Price (in billions)	Weighted Average Recognition Timing (years) (1)	Unsatisfied Transaction Price (in billions)	Weighted Average Recognition Timing (years) (1)
LNG revenues	$32.9	10	$33.6	11
LNG revenues—affiliate	1.0	13	1.0	13
Total revenues	$33.9		$34.6

(1)	The weighted average recognition timing represents an estimate of the number of years during which we shall have recognized half of the unsatisfied transaction price.

We have elected the following exemptions which omit certain potential future sources of revenue from the table above:

(1)	We omit from the table above all performance obligations that are part of a contract that has an original expected delivery duration of one year or less.
(2)

The table above excludes substantially all variable consideration under our SPAs.  We omit from the table above all variable consideration that is allocated entirely to a wholly unsatisfied performance obligation or to a wholly unsatisfied promise to transfer a distinct good or service that forms part of a single performance obligation when that performance obligation qualifies as a series.  The amount of revenue from variable fees that is not included in the transaction price will vary based on the future prices of Henry Hub throughout the contract terms, to the extent customers elect to take delivery of their LNG, and adjustments to the consumer price index.  Certain of our contracts contain additional variable consideration based on the outcome of contingent events and the movement of various indexes.  We have not included such variable consideration in the transaction price to the extent the consideration is considered constrained due to the uncertainty of ultimate pricing and receipt.  Approximately 24% and 46% of our LNG revenues from contracts included in the table above during the six months ended June 30, 2020 and 2019, respectively, were related to variable consideration received from customers.

We may enter into contracts to sell LNG that are conditioned upon one or both of the parties achieving certain milestones such as reaching a final investment decision on a certain liquefaction Train, obtaining financing or achieving substantial completion of a Train and any related facilities.  These contracts are considered completed contracts for revenue recognition purposes and will be included in the transaction price above when the conditions are considered probable of being met.

CHENIERE CORPUS CHRISTI HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

(unaudited)

NOTE 11—RELATED PARTY TRANSACTIONS

Below is a summary of our related party transactions as reported on our Consolidated Statements of Operations for the six months ended June 30, 2020 and 2019 (in millions):

	Six Months Ended June 30,
	2020	2019
LNG revenues—affiliate
Cheniere Marketing Agreements	$228	$275
Contracts for Sale and Purchase of Natural Gas and LNG	6	—
Total LNG revenues—affiliate	234	275

Cost of sales—affiliate
Contracts for Sale and Purchase of Natural Gas and LNG	8	—

Cost of sales—related party
Natural Gas Supply Agreement	48	36

Operating and maintenance expense—affiliate
Services Agreements	45	21

Operating and maintenance expense—related party
Agreements with Midship Pipeline	2	—

General and administrative expense—affiliate
Services Agreements	10	3

We had $20 million and $27 million due to affiliates as of June 30, 2020 and December 31, 2019, respectively, under agreements with affiliates, as described below.

Cheniere Marketing Agreements

CCL has a fixed price SPA with Cheniere Marketing (the “Cheniere Marketing Base SPA”) with a term of 20 years which allows Cheniere Marketing to purchase, at its option, (1) up to a cumulative total of 150 TBtu of LNG within the commissioning periods for Trains 1 through 3 and (2) any excess LNG produced by the Liquefaction Facilities that is not committed to customers under third-party SPAs.  Under the Cheniere Marketing Base SPA, Cheniere Marketing may, without charge, elect to suspend deliveries of cargoes (other than commissioning cargoes) scheduled for any month under the applicable annual delivery program by providing specified notice in advance.  Additionally, CCL has: (1) a fixed price SPA with an approximate term of 23 years with Cheniere Marketing which allows them to purchase volumes of approximately 15 TBtu per annum of LNG and (2) an SPA for approximately 44 TBtu of LNG with a term of up to seven years associated with the integrated production marketing gas supply agreement between CCL and EOG Resources, Inc.  As of June 30, 2020 and December 31, 2019, CCL had zero and $57 million of accounts receivable—affiliate, respectively, under these agreements with Cheniere Marketing.

Services Agreements

Gas and Power Supply Services Agreement (“G&P Agreement”)

CCL has a G&P Agreement with Cheniere Energy Shared Services, Inc. (“Shared Services”), a wholly owned subsidiary of Cheniere, pursuant to which Shared Services will manage the gas and power procurement requirements of CCL.  The services include, among other services, exercising the day-to-day management of CCL’s natural gas and power supply requirements, negotiating agreements on CCL’s behalf and providing other administrative services.  Prior to the substantial completion of each Train of the Liquefaction Facilities, no monthly fee payment is required except for reimbursement of operating expenses.  After substantial completion of each Train of the Liquefaction Facilities, for services performed while

CHENIERE CORPUS CHRISTI HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

(unaudited)

the Liquefaction Facilities is operational, CCL will pay, in addition to the reimbursement of operating expenses, a fixed monthly fee of $125,000 (indexed for inflation) for services with respect to such Train.

Operation and Maintenance Agreements (“O&M Agreements”)

CCL has an O&M Agreement (“CCL O&M Agreement”) with Cheniere LNG O&M Services, LLC (“O&M Services”), a wholly owned subsidiary of Cheniere, pursuant to which CCL receives all of the necessary services required to construct, operate and maintain the Liquefaction Facilities.  The services to be provided include, among other services, preparing and maintaining staffing plans, identifying and arranging for procurement of equipment and materials, overseeing contractors, administering various agreements, information technology services and other services required to operate and maintain the Liquefaction Facilities.  Prior to the substantial completion of each Train of the Liquefaction Facilities, no monthly fee payment is required except for reimbursement of operating expenses.  After substantial completion of each Train of the Liquefaction Facilities, for services performed while the Liquefaction Facilities is operational, CCL will pay, in addition to the reimbursement of operating expenses, a fixed monthly fee of $125,000 (indexed for inflation) for services with respect to such Train.

CCP has an O&M Agreement (“CCP O&M Agreement”) with O&M Services pursuant to which CCP receives all of the necessary services required to construct, operate and maintain the Corpus Christi Pipeline.  The services to be provided include, among other services, preparing and maintaining staffing plans, identifying and arranging for procurement of equipment and materials, overseeing contractors, information technology services and other services required to operate and maintain the Corpus Christi Pipeline.  CCP is required to reimburse O&M Services for all operating expenses incurred on behalf of CCP.

Management Services Agreements (“MSAs”)

CCL has a MSA with Shared Services pursuant to which Shared Services manages the construction and operation of the Liquefaction Facilities, excluding those matters provided for under the G&P Agreement and the CCL O&M Agreement.  The services include, among other services, exercising the day-to-day management of CCL’s affairs and business, managing CCL’s regulatory matters, preparing status reports, providing contract administration services for all contracts associated with the Liquefaction Facilities and obtaining insurance.  Prior to the substantial completion of each Train of the Liquefaction Facilities, no monthly fee payment is required except for reimbursement of expenses.  After substantial completion of each Train, CCL will pay, in addition to the reimbursement of related expenses, a monthly fee equal to 3% of the capital expenditures incurred in the previous month and a fixed monthly fee of $375,000 for services with respect to such Train.

CCP has a MSA with Shared Services pursuant to which Shared Services manages CCP’s operations and business, excluding those matters provided for under the CCP O&M Agreement.  The services include, among other services, exercising the day-to-day management of CCP’s affairs and business, managing CCP’s regulatory matters, preparing status reports, providing contract administration services for all contracts associated with the Corpus Christi Pipeline and obtaining insurance.  CCP is required to reimburse Shared Services for the aggregate of all costs and expenses incurred in the course of performing the services under the MSA.

Natural Gas Supply Agreement

CCL has entered into a natural gas supply contract to obtain feed gas for the operation of the Liquefaction Project through March 2022 with a related party in the ordinary course of business.  CCL recorded $48 million and $36 million in cost of sales—related party during the six months ended June 30, 2020 and 2019, respectively, under this contract.  Of this amount, $8 million and $3 million was included in accrued liabilities—related party as of June 30, 2020 and December 31, 2019, respectively.  CCL also has recorded derivative assets—related party of $5 million and $3 million as of June 30, 2020 and December 31, 2019, respectively, and non-current derivative assets—related party of $2 million as of both June 30, 2020 and December 31, 2019, related to this contract.

Agreements with Midship Pipeline

CCL has entered into a transportation precedent agreement and a negotiated rate agreement with Midship Pipeline Company, LLC (“Midship Pipeline”) to secure firm pipeline transportation capacity for a period of 10 years beginning in May 2020.  In March 2020, we along with CCL, entered into a guaranty agreement whereby we will absolutely and irrevocably guarantee CCL’s obligation under the transportation precedent agreement with Midship Pipeline.  CCL recorded

CHENIERE CORPUS CHRISTI HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

(unaudited)

$2 million in operating and maintenance expense—related party during the six months ended June 30, 2020 and $1 million of accrued liabilities—related party as of June 30, 2020 under this agreement.

Natural Gas Transportation Agreement

Cheniere Corpus Christi Liquefaction Stage III, LLC, a wholly owned subsidiary of Cheniere, has a transportation precedent agreement with CCP to secure firm pipeline transportation capacity for the transportation of natural gas feedstock to the expansion of the Corpus Christi LNG terminal it is constructing adjacent to the Liquefaction Project.  The agreement will have a primary term of 20 years from the service commencement date with right to extend the term for two successive five-year terms.

Contracts for Sale and Purchase of Natural Gas and LNG

CCL has an agreement with Sabine Pass Liquefaction, LLC that allows them to sell and purchase natural gas with each other.  Natural gas purchased under this agreement is initially recorded as inventory and then to cost of sales—affiliate upon its sale, except for purchases related to commissioning activities which are capitalized as LNG terminal construction-in-process.  Natural gas sold under this agreement is recorded as LNG revenues—affiliate.

CCL also has an agreement with Midship Pipeline that allows them to sell and purchase natural gas with each other.

Land Agreements

Lease Agreements

CCL has agreements with Cheniere Land Holdings, LLC (“Cheniere Land Holdings”), a wholly owned subsidiary of Cheniere, to lease the land owned by Cheniere Land Holdings for the Liquefaction Facilities.  The total annual lease payment is $0.6 million, and the terms of the agreements range from three to seven years.

Easement Agreements

CCL has agreements with Cheniere Land Holdings which grant CCL easements on land owned by Cheniere Land Holdings for the Liquefaction Facilities.  The total annual payment for easement agreements is $0.1 million, excluding any previously paid one-time payments, and the terms of the agreements range from three to five years.

Dredge Material Disposal Agreement

CCL has a dredge material disposal agreement with Cheniere Land Holdings that terminates in 2042 which grants CCL permission to use land owned by Cheniere Land Holdings for the deposit of dredge material from the construction and maintenance of the Liquefaction Facilities.  Under the terms of the agreement, CCL will pay Cheniere Land Holdings $0.50 per cubic yard of dredge material deposits up to 5.0 million cubic yards and $4.62 per cubic yard for any quantities above that.

Tug Hosting Agreement

In February 2017, CCL entered into a tug hosting agreement with Corpus Christi Tug Services, LLC (“Tug Services”), a wholly owned subsidiary of Cheniere, to provide certain marine structures, support services and access necessary at the Liquefaction Facilities for Tug Services to provide its customers with tug boat and marine services.  Tug Services is required to reimburse CCL for any third party costs incurred by CCL in connection with providing the goods and services.

State Tax Sharing Agreements

CCL has a state tax sharing agreement with Cheniere.  Under this agreement, Cheniere has agreed to prepare and file all state and local tax returns which CCL and Cheniere are required to file on a combined basis and to timely pay the combined state and local tax liability.  If Cheniere, in its sole discretion, demands payment, CCL will pay to Cheniere an amount equal to the state and local tax that CCL would be required to pay if CCL’s state and local tax liability were calculated on a separate company basis.  There have been no state and local taxes paid by Cheniere for which Cheniere could have demanded payment from CCL under this agreement; therefore, Cheniere has not demanded any such payments from CCL.  The agreement is effective for tax returns due on or after May 2015.

CHENIERE CORPUS CHRISTI HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

(unaudited)

CCP has a state tax sharing agreement with Cheniere.  Under this agreement, Cheniere has agreed to prepare and file all state and local tax returns which CCP and Cheniere are required to file on a combined basis and to timely pay the combined state and local tax liability.  If Cheniere, in its sole discretion, demands payment, CCP will pay to Cheniere an amount equal to the state and local tax that CCP would be required to pay if CCP’s state and local tax liability were calculated on a separate company basis.  There have been no state and local taxes paid by Cheniere for which Cheniere could have demanded payment from CCP under this agreement; therefore, Cheniere has not demanded any such payments from CCP.  The agreement is effective for tax returns due on or after May 2015.

Equity Contribution Agreements

Equity Contribution Agreement

In May 2018, we amended and restated the existing equity contribution agreement with Cheniere (the “Equity Contribution Agreement”) pursuant to which Cheniere agreed to provide cash contributions up to approximately $1.1 billion, not including $2.0 billion previously contributed under the original equity contribution agreement.  As of June 30, 2020, we have received $703 million in contributions under the Equity Contribution Agreement and Cheniere has posted $313 million of letters of credit on our behalf.  Cheniere is only required to make additional contributions under the Equity Contribution Agreement after the commitments under the CCH Credit Facility have been reduced to zero and to the extent cash flows from operations of the Liquefaction Project are unavailable for Liquefaction Project costs.

NOTE 12—CUSTOMER CONCENTRATION

The following table shows customers with revenues of 10% or greater of total revenues from external customers and customers with accounts receivable, net and contract assets, net balances of 10% or greater of total accounts receivable, net and contract assets, net from external customers:

	Percentage of Total Revenues from External Customers		Percentage of Accounts Receivable, Net and Contract Assets, Net from External Customers
	Six Months Ended June 30,		June 30,	December 31,
	2020	2019	2020	2019
Customer A	39%	34%	22%	38%
Customer B	12%	—%	14%	—%
Customer C	17%	—%	12%	39%
Customer D	11%	17%	*	—%
Customer E	*	—%	13%	—%

* Less than 10%

NOTE 13—SUPPLEMENTAL CASH FLOW INFORMATION

The following table provides supplemental disclosure of cash flow information (in millions):

	Six Months Ended June 30,
	2020	2019
Cash paid during the period for interest, net of amounts capitalized	$179	$—

The balance in property, plant and equipment, net funded with accounts payable and accrued liabilities (including affiliate) was $29 million and $269 million as of June 30, 2020 and 2019, respectively.

CHENIERE CORPUS CHRISTI HOLDINGS, LLC

Offer to exchange up to

$1,500,000,000 of 3.700% Senior Secured Notes due 2029

(CUSIP No. 16412X AJ4)

that have been registered under the Securities Act of 1933

for

$1,500,000,000 of 3.700% Senior Secured Notes due 2029

(CUSIP NOS. 16412X AH8 AND U16327 AD7)

that have not been registered under the Securities Act of 1933

THE EXCHANGE OFFER EXPIRES AT 5:00 P.M., NEW YORK

CITY TIME, ON             , 2020, UNLESS WE EXTEND IT

PROSPECTUS

The date of this prospectus is           , 2020.

PART II.	INFORMATION NOT REQUIRED IN PROSPECTUS.
Item 20.	Indemnification of Directors and Officers

Cheniere Corpus Christi Holdings, LLC (“CCH”)

CCH’s limited liability company agreement provides that CCH will generally indemnify officers and managers of CCH against all losses, claims, damages or similar events. CCH’s limited liability company agreement is filed as an exhibit to this registration statement. Subject to any terms, conditions or restrictions set forth in CCH’s limited liability company agreement, Section 18-108 of the Delaware Limited Liability Company Act (the “LLC Act”) empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other person from and against all claims and demands whatsoever.

Corpus Christi Liquefaction, LLC (“CCL”)

CCL’s limited liability company agreement provides that CCL will generally indemnify officers and managers of CCL against all losses, claims, damages or similar events. CCL’s limited liability company agreement is filed as an exhibit to this registration statement. Subject to any terms, conditions or restrictions set forth in CCL’s limited liability company agreement, Section 18-108 of the LLC Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other person from and against all claims and demands whatsoever.

Corpus Christi Pipeline GP, LLC (“CCP GP”)

CCP GP’s limited liability company agreement provides that CCP GP will generally indemnify officers and managers of CCP GP against all losses, claims, damages or similar events. CCP GP’s limited liability company agreement is filed as an exhibit to this registration statement. Subject to any terms, conditions or restrictions set forth in CCP GP’s limited liability company agreement, Section 18-108 of the LLC Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other person from and against all claims and demands whatsoever.

Cheniere Corpus Christi Pipeline, L.P. (“CCP”)

CCP’s limited partnership agreement provides that CCP will generally indemnify officers and managers of CCP GP against all losses, claims, damages or similar events. CCP’s limited partnership agreement is filed as an exhibit to this registration statement. Subject to any terms, conditions or restrictions set forth in CCP’s limited partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever.

Item 21.	Exhibits and Financial Statement Schedules

(a) Exhibits.

The following exhibits are filed as part of this registration statement.

Exhibit No.	Description
3.1	Certificate of Formation of the Company (Incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-4 (SEC File No. 333-215435), filed on January 5, 2017)
3.2

Certificate of Correction to Certificate of Formation of the Company (Incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-4 (SEC File No. 333-215435), filed on January 5, 2017)

3.3

Amended and Restated Limited Liability Company Agreement of the Company (Incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-4 (SEC File No. 333-215435), filed on January 5, 2017)

3.4	Certificate of Formation of CCL (Incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form S-4 (SEC File No. 333-215435), filed on January 5, 2017)
3.5

Amended and Restated Limited Liability Company Agreement of CCL (Incorporated by reference to Exhibit 3.5 to the Company’s Registration Statement on Form S-4 (SEC File No. 333-215435), filed on January 5, 2017)

Exhibit No.	Description
3.6	Certificate of Formation of CCP GP (Incorporated by reference to Exhibit 3.6 to the Company’s Registration Statement on Form S-4 (SEC File No. 333-215435), filed on January 5, 2017)
3.7

Certificate of Correction to Certificate of Formation of CCP GP (Incorporated by reference to Exhibit 3.7 to the Company’s Registration Statement on Form S-4 (SEC File No. 333-215435), filed on January 5, 2017)

3.8

Amended and Restated Limited Liability Company Agreement of CCP GP (Incorporated by reference to Exhibit 3.8 to the Company’s Registration Statement on Form S-4 (SEC File No. 333-215435), filed on January 5, 2017)

3.9	Certificate of Limited Partnership of CCP (Incorporated by reference to Exhibit 3.9 to the Company’s Registration Statement on Form S-4 (SEC File No. 333-215435), filed on January 5, 2017)
3.10

Certificate of Amendment to Certificate of Limited Partnership of CCP (Incorporated by reference to Exhibit 3.10 to the Company’s Registration Statement on Form S-4 (SEC File No. 333-215435), filed on January 5, 2017)

3.11

Amended and Restated Agreement of Limited Partnership of CCP (Incorporated by reference to Exhibit 3.11 to the Company’s Registration Statement on Form S-4 (SEC File No. 333-215435), filed on January 5, 2017)

4.1

Indenture, dated as of May 18, 2016, among the Company, as Issuer, CCL, CCP and CCP GP, as Guarantors, and The Bank of New York Mellon, as Trustee (Incorporated by reference to Exhibit 4.1 to Cheniere’s Current Report on Form 8-K (SEC File No. 001-16383), filed on May 18, 2016)

4.2	Form of 7.000% Senior Secured Note due 2024 (Included as Exhibit A-1 to Exhibit 4.1 above)
4.3

First Supplemental Indenture, dated as of December 9, 2016, among the Company, as Issuer, CCL, CCP and CCP GP, as Guarantors, and The Bank of New York Mellon, as Trustee (Incorporated by reference to Exhibit 4.1 to Cheniere’s Current Report on Form 8-K (SEC File No. 001-16383), filed on December 9, 2016)

4.4	Form of 5.875% Senior Secured Note due 2025 (Included as Exhibit A-1 to Exhibit 4.3 above)
4.5

Second Supplemental Indenture, dated as of May 19, 2017, among the Company, as issuer, CCL, CCP and CCP GP, as Guarantors, and The Bank of New York Mellon, as trustee (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (SEC File No. 333-215435), filed on May 19, 2017)

4.6	Form of 5.125% Senior Secured Note due 2027 (Included as Exhibit A-1 to Exhibit 4.5 above)
4.7

Third Supplemental Indenture, dated September 6, 2019, among the Company, as issuer, CCL, CCP and CCP GP, as guarantors, and The Bank of New York Mellon, as trustee (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (SEC File No. 333-215435), filed on September 12, 2019)

4.8

Indenture, dated as of September 27, 2019, among the Company, as issuer, and CCL, CCP and CCP GP, as guarantors, and the Bank of New York Mellon, as trustee (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (SEC File No. 333-215435), filed on September 30, 2019)

4.9

Indenture, dated as of October 17, 2019, among the Company, as issuer, and CCL, CCP and CCP GP, as guarantors, and The Bank of New York Mellon, as trustee (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (SEC File No. 333-215435), filed on October 18, 2019)

4.10

Fourth Supplemental Indenture, dated as of November 13, 2019, among Cheniere Corpus Christi Holdings, LLC, as issuer, Corpus Christi Liquefaction, LLC, Cheniere Corpus Christi Pipeline, L.P. and Corpus Christi Pipeline GP, LLC, as guarantors, and The Bank of New York Mellon, as trustee. (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (SEC File No. 333-215435), filed on November 13, 2019)

4.11	Form of 3.700% Senior Secured Note due 2029 (Included as Exhibit A-1 to Exhibit 4.11 above)
4.12

Indenture, dated as of August 20, 2020, among Cheniere Corpus Christi Holdings, LLC, as issuer, and Corpus Christi Liquefaction, LLC, Cheniere Corpus Christi Pipeline, L.P. and Corpus Christi Pipeline GP, LLC, as guarantors, and The Bank of New York Mellon, as trustee (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (SEC File No. 333-215435), filed on August 21, 2020)

5.1 **	Opinion of Sidley Austin LLP regarding validity of the New Notes
10.1

Amended and Restated Term Loan Facility Agreement, dated May 22, 2018, among the Company, CCP, CCP GP, CCL, the lenders party thereto from time to time and Société Générale as the Term Loan Facility Agent (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (SEC File No. 333-215435), filed on May 24, 2018)

Exhibit No.	Description
10.2

Amended and Restated Common Terms Agreement, dated May 22, 2018, among the Company, CCP, CCP GP, CCL, Société Générale as Term Loan Facility Agent, The Bank of Nova Scotia as Working Capital Facility Agent, and Société Générale as Intercreditor Agent, and any other facility lenders party thereto from time to time (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (SEC File No. 333-215435), filed on May 24, 2018)

10.3

First Amendment to the Amended and Restated Common Terms Agreement, dated as of November 28, 2018, by and among the Company, CCL, CCP and CCP GP, Société Générale as Term Loan Facility Agent, The Bank of Nova Scotia as Working Capital Facility Agent, each other Facility Agent on behalf of its respective Facility Lenders, and Société Générale as Intercreditor Agent (Incorporated by reference to Exhibit 10.3 to the Company’s Annual Report on Form 10-K (SEC File No. 333-215435), filed on February 26, 2018)

10.4

Second Amendment to the Amended and Restated Common Terms Agreement, dated as of August 30, 2019, by and among the Company, CCL, CCP and CCP GP, Société Générale as Term Loan Facility Agent, The Bank of Nova Scotia as Working Capital Facility Agent, each other Facility Agent on behalf of its respective Facility Lenders, and Société Générale as the Intercreditor Agent (Incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q (SEC File No. 333-215435), filed on October 31, 2019)

10.5

Amended and Restated Common Security and Account Agreement, dated May 22, 2018, among the Company, CCP, CCP GP, CCL, the Senior Creditor Group Representatives, Société Générale as the Intercreditor Agent, Société Générale as Security Trustee and Mizuho Bank, Ltd as the Account Bank. (Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K (SEC File No. 333-215435), filed on May 24, 2018)

10.6

First Amendment to the Amended and Restated Common Security and Account Agreement, dated as of November 28, 2018, by and among the Company, CCL, CCP and CCP GP, the Senior Creditor Group Representatives, Société Générale as Intercreditor Agent for the Facility Lenders and any Hedging Banks, Société Générale as Security Trustee, and Mizuho Bank, Ltd. as Account Bank (Incorporated by reference to Exhibit 10.5 to the Company’s Annual Report on Form 10-K (SEC File No. 333-215435), filed on February 26, 2018)

10.7

Second Amendment to Common Security and Account Agreement, dated as of August 30, 2019, by and among the Company, CCL, CCP, CCP GP, the Senior Creditor Group Representatives, Société Générale as Intercreditor Agent for the Facility Lenders and any Hedging Banks, Société Générale as Security Trustee, and Mizuho Bank, Ltd; as Account Bank (Incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q (SEC File No. 333-215435), filed on October 31, 2019)

10.8

Amended and Restated Pledge Agreement, dated May 22, 2018, among CCH HoldCo I and Société Générale as Security Trustee (Incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K (SEC File No. 333-215435), filed on May 24, 2018)

10.9

Amended and Restated Equity Contribution Agreement, dated May 22, 2018, among the Company and Cheniere (Incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K (SEC File No. 333-215435), filed on May 24, 2018)

10.10

Amended and Restated Working Capital Facility Agreement, dated June 29, 2018, among the Company, CCP, CCP GP, CCL, the lenders party thereto from time to time, the issuing banks party thereto from time to time, the Bank of Nova Scotia as Working Capital Facility Agent, and Société Générale as Security Trustee (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (SEC File No. 333-215435), filed on July 2, 2018)

10.11

Amended and Restated Fixed Price Separated Turnkey Agreement for the Engineering, Procurement and Construction of the Corpus Christi Stage 2 Liquefaction Facility, dated December 12, 2017, by and between CCL and Bechtel Oil, Gas and Chemicals, Inc. (Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a request for confidential treatment.) (Incorporated by reference to Exhibit 10.23 to Amendment No.1 to the Company’s Annual Report on Form 10-K/A (SEC File No. 333-215435), filed on April 27, 2018)

Exhibit No.	Description
10.12

Change orders to the Amended and Restated Fixed Price Separated Turnkey Agreement for the Engineering, Procurement and Construction of the Corpus Christi Stage 2 Liquefaction Facility, dated as of December 12, 2017, between CCL and Bechtel Oil, Gas and Chemicals, Inc.: (i) the Change Order CO-00001 Stage 2 EPC Agreement Revised Table A-2, dated May 18, 2018, (ii) the Change Order CO-00002 Stage 2 EPC Agreement Amended and Restated Attachment C, dated May 18, 2018, (iii) the Change Order CO-00003 Fuel Provisional Sum Adjustment, dated May 24, 2018, (iv) the Change Order CO-00004 Currency Provisional Sum Adjustment, dated May 29, 2018, (v) the Change Order CO-00005 JT Valve Modifications, dated July 10, 2018 and (vi) the Change Order CO-00006 Tank B Soil Conditions, International Building Code, and East Jetty Marine Facility Schedule Acceleration, dated September 5, 2018 (Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a request for confidential treatment.) (Incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q (SEC File No. 333-215435), filed on November 8, 2018)

10.13

Change orders to the Amended and Restated Fixed Price Separated Turnkey Agreement for the Engineering, Procurement and Construction of the Corpus Christi Stage 2 Liquefaction Facility, dated as of December 12, 2017, between CCL and Bechtel Oil, Gas and Chemicals, Inc.: (i) the Change Order CO-00007 Tell-Tale Signs, Additional Tie-Ins, and System Inspection Isometrics, dated October 15, 2018, (ii) the Change Order CO-00008 Insurance Provisional Sum Interim Adjustment, dated November 19, 2018 and (iii) the Change Order CO-00009 Traffic and Logistics Impacts Due to Enforcement of Electronic Logging Devices, dated November 28, 2018 (Portions of this exhibit have been omitted and filed separately with the SEC pursuant to a request for confidential treatment.) (Incorporated by reference to Exhibit 10.28 to the Company’s Annual Report on Form 10-K (SEC File No. 333-215435), filed on February 26, 2019)

10.14

Change orders to the Amended and Restated Fixed Price Separated Turnkey Agreement for the Engineering, Procurement and Construction of the Corpus Christi Stage 2 Liquefaction Facility, dated as of December 12, 2017, between CCL and Bechtel Oil, Gas and Chemicals, Inc.: (i) the Change Order CO-000010 OSHA Handrail Requirement Changes Impact, dated January 25, 2019, (ii) the Change Order CO-00011 Differing Soil Conditions - Train 3, dated March 7, 2019 and (iii) the Change Order CO-00012 Tank B Logo Deletion, dated March 25, 2019 (Portions of this exhibit have been omitted.) (Incorporated by reference to Exhibit 10.20 to the Company’s Quarterly Report on Form 10-Q (SEC File No. 333-215435), filed on May 9, 2019)

10.15

Change orders to the Amended and Restated Fixed Price Separated Turnkey Agreement for the Engineering, Procurement and Construction of the Corpus Christi Stage 2 Liquefaction Facility, dated as of December 12, 2017, between CCL and Bechtel Oil, Gas and Chemicals, Inc.: (i) the Change Order CO-000013 Section 232 Steel and Aluminum Tariffs & Anti-dumping (ADA) and Countervailing Duties (CVD), dated May 2, 2019, (ii) the Change Order CO-00014 Tank B Jump-over Tie-In Interface - Long Lead Items, dated May 2, 2019 and (iii) the Change Order CO-00015 Section 232 Steel and Aluminum Tariffs & Anti-dumping (ADA) and Countervailing (CVD) Q1_2019, dated June 4, 2019 (Portions of this exhibit have been omitted.) (Incorporated by reference to Exhibit 10.20 to the Company’s Quarterly Report on Form 10-Q (SEC File No. 333-215435), filed on August 8, 2019)

10.16

Change orders to the Amended and Restated Fixed Price Separated Turnkey Agreement for the Engineering, Procurement and Construction of the Corpus Christi Stage 2 Liquefaction Facility, dated as of December 12, 2017, between CCL and Bechtel Oil, Gas and Chemicals, Inc.: (i) the Change Order CO-000016 Tank B Jump-over Tie-In (Part 1) and Deletion of East Jetty Shroud, dated August 5, 2019, (ii) the Change Order CO-00017 H2S Removal Skid PSVs Modifications and Revision to Chemical Cleaning Milestones, dated August 5, 2019 and (iii) the Change Order CO-00018 Cold Box Redesign Major Permanent Plant Materials and Ethylene Cold Box’s E-1504 Partial Mockup, dated September 6, 2019 (Portions of this exhibit have been omitted.) (Incorporated by reference to Exhibit 10.50 to the Company’s Quarterly Report on Form 10-Q (SEC File No. 333-215435), filed on November 1, 2019)

10.17

Change orders to the Amended and Restated Fixed Price Separated Turnkey Agreement for the Engineering, Procurement and Construction of the Corpus Christi Stage 2 Liquefaction Facility, dated as of December 12, 2017, between CCL and Bechtel Oil, Gas and Chemicals, Inc.: (i) the Change Order CO-00019 Aircraft Warning Lights, dated September 23, 2019, (ii) the Change Order CO-00020 Section 232 Steel and Aluminum Tariffs & Anti-dumping (ADA) and Countervailing Duties (CVD) Q2_2019, dated October 8, 2019, (iii) the Change Order CO-00021 Spare Transition Joints for Potential Future Cold Box Modifications, dated October 8, 2019, (iv) the Change Order CO-00022 Modification of the Train 3 Methane Cold Box, dated December 6, 2019 and (v) the Change Order Co-00023 Section 232 Steel & Aluminum Tariffs & Anti-dumping (ADA) and Countervailing Duties (CVD) Q3_2019, dated December 10, 2019 (Portions of this exhibit have been omitted.) (Incorporated by reference to Exhibit 10.18 to the Company’s Annual Report on Form 10-K (SEC File No. 333-215435), filed on February 24, 2020)

Exhibit No.	Description
10.18

Change orders to the Amended and Restated Fixed Price Separated Turnkey Agreement for the Engineering, Procurement and Construction of the Corpus Christi Stage 2 Liquefaction Facility, dated as of December 12, 2017, between CCL and Bechtel Oil, Gas and Chemicals, Inc.: (i) the Change Order CO-00024 East Jetty Cooldown Line & Simultaneous Ship Loading, dated January 6, 2020, (ii) the Change Order CO-00025 East Jetty Manual Gas Sampler, dated January 7, 2020, (iii) the Change Order CO-00026 Study for Adding Valve Actuator for E-W Jetty Flow Segregation, dated January 8, 2020, (iv) the Change Order CO-00027 Tank B Isolation of Proposed Fourth In-Tank LNG Pump - Long Lead Items, dated January 8, 2020, (v) the Change Order CO-00028 Tank B Rundown Line (Part I), dated January 31, 2020, (vi) the Change Order CO-00029 9% Nickel and Cryogenic Rebar Provisional Sum Closeout, dated February 18, 2020 and (vii) the Change Order CO-00030 Additional Valve for Isolation in CCL Stage 2 to CCL Stage 3 from Tank B, dated February 18, 2020 (Portions of this exhibit have been omitted) (Incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q (SEC File No. 333-215435), filed on April 29, 2020)

10.19

Operation and Maintenance Agreement, dated as of May 13, 2015, among Cheniere LNG O&M Services, LLC and CCL (Incorporated by reference to Exhibit 10.14 to the Company’s Registration Statement on Form S-4 (SEC File No. 333-215435), filed on January 5, 2017)

10.20

Operation and Maintenance Agreement, dated as of May 13, 2015, among Cheniere LNG O&M Services, LLC and CCP (Incorporated by reference to Exhibit 10.15 to the Company’s Registration Statement on Form S-4 (SEC File No. 333-215435), filed on January 5, 2017)

10.21

LNG Sale and Purchase Agreement (FOB), dated April 1, 2014, between CCL (Seller) and Endesa Generación, S.A. (Buyer) (Incorporated by reference to Exhibit 10.1 to Cheniere’s Current Report on Form 8-K (SEC File No. 001-16383), filed on April 2, 2014)

10.22

LNG Sale and Purchase Agreement (FOB), dated April 7, 2014, between CCL (Seller) and Endesa S.A. (Buyer) (Incorporated by reference to Exhibit 10.1 to Cheniere’s Current Report on Form 8-K(SEC File No. 001-16383), filed on April 8, 2014)

10.23

Assignment and Amendment Agreement, dated April 7, 2014, among Endesa Generación S.A., Endesa S.A. and CCL (Incorporated by reference to Exhibit 10.3 to Cheniere’s Quarterly Report on Form 10-Q (SEC File No. 001-16383), filed on May 1, 2014)

10.24

Amendment No. 1 of LNG Sale and Purchase Agreement (FOB), dated July 23, 2015, between Endesa S.A. (Buyer) and CCL (Seller) (Incorporated by reference to Exhibit 10.9 to Cheniere’s Quarterly Report on Form 10-Q (SEC File No. 001-16383), filed on October 30, 2015)

10.25

Amendment No. 2 of LNG Sale and Purchase Agreement (FOB), dated July 23, 2015, between Endesa S.A. (Buyer) and CCL (Seller) (Incorporated by reference to Exhibit 10.10 to Cheniere’s Quarterly Report on Form 10-Q (SEC File No. 001-16383), filed on October 30, 2015)

10.26

Amended and Restated LNG Sale and Purchase Agreement (FOB), dated March 20, 2015, between CCL (Seller) and PT Pertamina (Persero) (Buyer) (Incorporated by reference to Exhibit 10.5 to Cheniere’s Quarterly Report on Form 10-Q (SEC File No. 001-16383), filed on April 30, 2015)

10.27

Amendment No. 1, dated February 4, 2016, to Amended and Restated LNG Sale and Purchase Agreement (FOB) between CCL and PT Pertamina (Persero), dated March 20, 2015 (Incorporated by reference to Exhibit 10.22 to the Company’s Registration Statement on Form S-4 (SEC File No. 333-215435), filed on January 5, 2017)

10.28

Amendment No. 2 of Amended and Restated LNG Sale and Purchase Agreement, dated June 27, 2019, between CCL and PT Pertamina (Persero) (Incorporated by reference to Exhibit 10.10 to the Company’s Quarterly Report on Form 10-Q (SEC File No. 333-215435), filed on November 1, 2019)

10.29

LNG Sale and Purchase Agreement (FOB), dated June 2, 2014, between CCL (Seller) and Gas Natural Fenosa LNG SL (subsequently assigned to Gas Natural Fenosa LNG GOM, Limited) (Buyer) (Incorporated by reference to Exhibit 10.1 to Cheniere’s Current Report on Form 8-K (SEC File No. 001-16383), filed on June 2, 2014)

10.30

Amendment No. 1 of LNG Sale and Purchase Agreement (FOB), dated February 27, 2018, between CCL (Seller) and Gas Natural Fenosa LNG GOM, Limited (Buyer) (Incorporated by reference to Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q (SEC File No. 333-215435), filed on May 4, 2018)

10.31

Amended and Restated Base LNG Sale and Purchase Agreement (FOB), dated as of November 28, 2014, between CCL and Cheniere Marketing International LLP (Incorporated by reference to Exhibit 10.32 to the Company’s Registration Statement on Form S-4 (SEC File No. 333-215435), filed on January 5, 2017)

Exhibit No.	Description
10.32

Amendment No. 1, dated June 26, 2015, to Amended and Restated Base LNG Sale and Purchase Agreement (FOB), dated as of November 28, 2014, between CCL and Cheniere Marketing International LLP (Incorporated by reference to Exhibit 10.33 to the Company’s Registration Statement on Form S-4 (SEC File No. 333-215435), filed on January 5, 2017)

10.33

Amendment No. 2, dated December 27, 2016, to Amended and Restated Base LNG Sale and Purchase Agreement (FOB), dated as of November 28, 2014, between CCL and Cheniere Marketing International LLP (Incorporated by reference to Exhibit 10.34 to the Company’s Registration Statement on Form S-4 (SEC File No. 333-215435), filed on January 5, 2017)

10.34

LNG Sale and Purchase Agreement (EOG Early IPM), dated December 30, 2019, between CCL (Seller) and Cheniere Marketing (Buyer) (Incorporated by reference to Exhibit 10.34 to the Company’s Annual Report on Form 10-K (SEC File No. 333-215435), filed on February 24, 2020)

10.35

Registration Rights Agreement, dated as of November 13, 2019, among Cheniere Corpus Christi Holdings, LLC and Corpus Christi Liquefaction, LLC, Cheniere Corpus Christi Pipeline, L.P. and Corpus Christi Pipeline GP, LLC, as guarantors, and BofA Securities, Inc., for itself and as representative of the purchasers (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (SEC File No. 333-215435), filed on November 13, 2019)

10.36

Change orders to the Amended and Restated Fixed Price Separated Turnkey Agreement for the Engineering, Procurement and Construction of the Corpus Christi Stage 2 Liquefaction Facility, dated as of December 12, 2017, between CCL and Bechtel Oil, Gas and Chemicals, Inc.: (i) the Change Order CO-00031 Tank B Isolation of Proposed 4th In-Tank LNG Pump (Post Start-Up of Tank B) - EPC, dated April 1, 2020, (ii) the Change Order CO-00032 Train 3 Thermowell Upgrades, dated April 3, 2020, (iii) the Change Order CO-00033 Tank B Rundown Line (Part 2) Development Costs, dated April 29, 2020 and (iv) the Change Order CO-00034 Train 3 UPS Modification of MV Motors, dated May 21, 2020 (Portions of this exhibit have been omitted)

21.1	Subsidiaries of the Company (Incorporated by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K (SEC File No. 333-215435), filed on February 24, 2020)
22.1**	Subsidiary Guarantors and Issuers of Guaranteed Securities and Affiliates Whose Securities Collateralize a Registrant’s Securities
23.1*	Consent of KPMG LLP
23.2**	Consent of Sidley Austin LLP (included in Exhibit 5.1)
24.1*	Powers of Attorney (included on the signature pages hereto)
25.1*	Statement of Eligibility of Trustee on Form T-1 with respect to the Indenture for the New Notes
99.1**	Form of Letter of Transmittal with respect to the Exchange Offer
99.2**	Form of Letter to the Depositary Trust Company Participants regarding the Exchange Offer
99.3**	Form of Letter to Beneficial Owners regarding the Exchange Offer
101.INS	XBRL Instance Document - The instance document does not appear in the interactive data file because its XBRL tags are embedded within the Inline XBRL document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Labels Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

* Filed herewith.

** Previously filed.

(b) Financial Statement Schedule.

Not applicable.

Item 22.	Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference in the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Act;
(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)

That, for the purpose of determining liability of the registrant under the Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(5)

That, for purposes of determining liability of the registrant under the Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 18, 2020.

CHENIERE CORPUS CHRISTI HOLDINGS, LLC

By:	/s/ Zach Davis
Name:	Zach Davis
Title:	President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, Each person whose signature appears below hereby constitutes and appoints Zach Davis and Leonard Travis his or her lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including any and all post-effective amendments, and to file the same with all exhibits thereto and other documents necessary or advisable in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 18, 2020.

Signature	Title
/s/ Zach Davis	Manager, President and Chief Financial Officer (Principal Executive and Financial Officer)
Zach Davis

*	Manager
Aaron Stephenson

*	Manager
Michelle A. Dreyer

/s/ Leonard Travis	Chief Accounting Officer (Principal Accounting Officer)
Leonard Travis

*By:/s/ Leonard Travis

Leonard Travis

as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 18, 2020.

CORPUS CHRISTI LIQUEFACTION, LLC

By:	/s/ Zach Davis
Name:	Zach Davis
Title:	President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, Each person whose signature appears below hereby constitutes and appoints Zach Davis and Leonard Travis his or her lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including any and all post-effective amendments, and to file the same with all exhibits thereto and other documents necessary or advisable in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 18, 2020.

Signature	Title
*	Chief Executive Officer (Principal Executive Officer)
Jack A. Fusco

/s/ Zach Davis	President and Chief Financial Officer (Principal Financial Officer)
Zach Davis

/s/ Leonard Travis	Chief Accounting Officer (Principal Accounting Officer)
Leonard Travis

*By:/s/ Leonard Travis

Leonard Travis

as Attorney-in-Fact

CHENIERE CORPUS CHRISTI HOLDINGS, LLC, its sole member
By:	/s/ Zach Davis
Name:	Zach Davis
Title:	President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 18, 2020.

CHENIERE CORPUS CHRISTI PIPELINE, L.P.

By: CORPUS CHRISTI PIPELINE GP, LLC, its
general partner

By:	/s/ Zach Davis
Name:	Zach Davis
Title:	President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, Each person whose signature appears below hereby constitutes and appoints Zach Davis and Leonard Travis his or her lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including any and all post-effective amendments, and to file the same with all exhibits thereto and other documents necessary or advisable in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 18, 2020.

Signature	Title
*	President (Principal Executive Officer)
Aaron Stephenson

/s/ Zach Davis	Chief Financial Officer (Principal Financial Officer)
Zach Davis

/s/ Leonard Travis	Chief Accounting Officer (Principal Accounting Officer)
Leonard Travis

*By:/s/ Leonard Travis

Leonard Travis

as Attorney-in-Fact

CORPUS CHRISTI PIPELINE GP, LLC, its general partner
By:	/s/ Zach Davis
Name:	Zach Davis
Title:	President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 18, 2020.

CORPUS CHRISTI PIPELINE GP, LLC

By:	/s/ Zach Davis
Name:	Zach Davis
Title:	President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, Each person whose signature appears below hereby constitutes and appoints Zach Davis and Leonard Travis his or her lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including any and all post-effective amendments, and to file the same with all exhibits thereto and other documents necessary or advisable in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 18, 2020.

Signature	Title
/s/ Zach Davis	President and Chief Financial Officer (Principal Executive and Financial Officer)
Zach Davis

/s/ Leonard Travis	Chief Accounting Officer (Principal Accounting Officer)
Leonard Travis

CHENIERE CORPUS CHRISTI HOLDINGS, LLC, its general partner

By:	/s/ Zach Davis
Name:	Zach Davis
Title:	President and Chief Financial Officer